UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑            Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
ARIZONA LAND INCOME CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

The filing fee was computed by multiplying 3,031,125 common shares (the number of shares contemplated to be outstanding following the consummation of the Transactions) by $7.09 (the average high/low price of the common stock as of the close of business on January 31, 2007) and multiplying the total by the SEC mandated multiplier. 3,031,125 x 7.09 x .00003070 = $659.76

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

$659.76

☑	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$2,162.87

	(2)	Form, Schedule or Registration Statement No.:
Schedule 14A

	(3)	Filing Party:
Arizona Land Income Corporation

	(4)	Date Filed:
April 30, 2007

Arizona Land Income Corporation
2999 N. 44th Street, Suite 100
Phoenix, Arizona 85018
(602) 952-6800
To my fellow shareholders of Arizona Land Income Corporation,
     In January 2005, the directors of our company embarked on a journey with an uncertain destination, when they decided that it was in the best interests of our shareholders to pursue strategic alternatives for the company. That journey, which led us to explore numerous conceptual possibilities and engage in discussions with a wide variety of potential strategic partners, has culminated in our presenting to our shareholders proposed transactions that we consider to not only be effective, but an attractive opportunity for our shareholders. Enclosed with this letter are proxy materials dated December 12, 2007, relating to the annual meeting of our shareholders where these transactions will be considered. We anticipate that these proxy materials will be mailed on or about December 12, 2007. The transactions include a collaboration with Jay Shidler and The Shidler Group, so as to expand our company into a substantial west coast office REIT focusing its activities on investment in and operation of high quality office buildings located in Honolulu, San Diego and Phoenix, which are among the most dynamic real estate markets in the United States.
     The quality of the property portfolio that The Shidler Group will be contributing to our company is outstanding. The vision, leadership, skill, and experience that Jay Shidler and his partners bring to us, both in real estate investment and in operations, as well as REIT growth and management, will, in my view, turn our company into a truly significant and great company, and inure to the benefit of the shareholders. It is on that basis that we wholeheartedly support the proposed transactions and recommend that you vote in their favor.
     On a personal note, I truly appreciate the confidence that you have reposed in me over the years. I will continue as a member of the board of directors of the company following the proposed transactions. In that regard, you have my assurance that I will continue to contribute to our company’s ongoing growth and success, and that your thoughts, ideas, and suggestions about our company will always be welcomed by me and passed along by me, to the board at large.
     Thank you again.
Very truly yours,

Thomas Hislop
Chairman

Waterfront Plaza	City Center	Davies Pacific Center
Honolulu, Hawaii	Honolulu, Hawaii	Honolulu, Hawaii

Seville Plaza	First Insurance Center	Sorrento Technology Center
San Diego, California	Honolulu, Hawaii	San Diego, California

PBN Building	City Square	Pan Am Building
Honolulu, Hawaii	Phoenix, Arizona	Honolulu, Hawaii
Pictured above are the nine properties in which ownership interests may be contributed to a newly-formed subsidiary of the successor to Arizona Land Income Corporation if all of the transactions described in this Proxy Statement are approved and consummated. We anticipate that the contributed interests will represent a 7.5% interest in Seville Plaza and a 100% interest in the other properties.

ARIZONA LAND INCOME CORPORATION
NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 14, 2008
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Arizona Land Income Corporation (the “Company”) will be held at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona 85018, at 2:00 p.m. Mountain Time on January 14, 2008. The Annual Meeting will be for purposes of considering the following proposals:

Proposal 1:	To approve the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended (the “Master Agreement”), between the Company and POP Venture, LLC, and the transactions contemplated by the Master Agreement (the “Transactions”), including the Company’s contribution of substantially all of its assets to Pacific Office Properties, L.P., a newly-formed limited partnership of which the Company will be the general partner (the “Operating Partnership”).

Proposal 2:	To approve, as a part of the Transactions, (i) the sale to POP Venture, LLC or its designees of the Common Stock of the Company and/or Common Units of the Operating Partnership for $5 million in cash, as well as (ii) the issuance by the Operating Partnership of its Common Units and Convertible Preferred Units, which may be redeemed in the future for the Common Stock of the Company, upon the contribution to the Operating Partnership of ownership interests in up to eight wholly-owned and one 7.5% owned commercial office properties by POP Venture, LLC.

Proposal 3:	To approve, as a part of the Transactions, the Advisory Agreement between the Company, the Operating Partnership and Pacific Office Management, Inc. (the “Advisory Agreement”).

Proposal 4:	To approve the reincorporation of the Company as a Maryland corporation by merging into a newly-formed wholly-owned subsidiary Maryland corporation (the “Reincorporation”) resulting in, among other things, a change in the Company’s name to Pacific Office Properties Trust, Inc.

Proposal 5:	To approve, as a part of the Reincorporation, the adoption of a Charter and Bylaws with the following sub-proposals:

• 5A—A proposal to approve changing the authorized shares of our Common Stock from 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share, to 200,000,000 shares of our Common Stock, $.0001 par value per share, 200,000 shares of Class B Common Stock, $.0001 par value per share, and 100,000,000 shares of preferred stock, $.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine;

	•	5B—A proposal to approve a provision authorizing the Board of Directors of the Company to hereafter establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of preferred stock of the Company, including the Proportionate Voting Preferred Stock described in the accompanying Proxy Statement;

	•	5C—A proposal to approve the modification of the rights, preferences and powers, and the qualifications, limitations and restrictions, of Class A Common Stock and Class B Common Stock; and

	•	5D—A proposal to approve the classification of the Board of Directors of the Company into three classes, each with a term of three years.

Proposal 6:	To approve the election of four directors to the Board of Directors for one year terms or until their respective successors are elected and qualified.

Proposal 7:	To approve adjournments of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve one or more of the proposals described above.
     The record date for shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on December 7, 2007.
     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON. YOUR PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.
On Behalf of the Board of Directors,

Thomas R. Hislop
Chairman of the Board and Chief Executive
Officer and Treasurer
December 12, 2007

ARIZONA LAND INCOME CORPORATION
2999 North 44th Street
Suite 100
Phoenix, Arizona 85018
(602) 952-6800

PROXY STATEMENT

SOLICITATION OF PROXIES
     This Proxy Statement is being furnished to the shareholders of Arizona Land Income Corporation, an Arizona corporation (which we sometimes refer to as the Company), in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona 85018, at 2:00 p.m. local time on January 14, 2008, and at any adjournment(s) or postponement(s) of such meeting (which we refer to as the Annual Meeting) for the purposes set forth herein and in the accompanying Notice.
     We anticipate mailing the proxy materials on or about December 12, 2007 to those parties who are as of the close of business on December 7, 2007, holders of record of our Class A Common Stock and Class B Common Stock.
     If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting it will be voted as specified in the proxy unless it is properly revoked prior to the Annual Meeting. If no specification is made in the proxy, the shares will be voted for each of the proposals and sub-proposals set forth in this Proxy Statement, for each of the director nominees identified in this Proxy Statement and, at the discretion of the proxy holders with respect to any other matters which may come before the Annual Meeting.
     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and timely delivering a proxy bearing a later date; or (iii) sending written notice of revocation prior to the Annual Meeting to our Secretary, at 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.
     We will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to shareholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or facsimile.

     The Annual Meeting will be held at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona 85018 at 2:00 p.m. Mountain Time on January 14, 2008, for the following purposes:

Proposal 1:	To approve the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended (which we refer to as the Master Agreement), between us and POP Venture, LLC (which we refer to as Pacific Office Contributor), as well as the transactions contemplated by the Master Agreement (which we sometimes call the Transactions), including our contribution of substantially all of our assets to a newly-formed limited partnership, Pacific Office Properties, L.P., of which we will be the general partner (which we refer to as the Operating Partnership).

Proposal 2:	To approve, as a part of the Transactions, (i) the sale of our Common Stock and/or Common Units of the Operating Partnership for $5 million in cash to Pacific Office Contributor or its designees, and (ii) the issuance by the Operating Partnership of its Common Units and Convertible Preferred Units, which may be redeemed in the future for the Common Stock of the Company, upon the contribution to the Operating Partnership of ownership interests in up to eight wholly-owned and one 7.5% owned commercial office properties by Pacific Office Contributor.

Proposal 3:	To approve, as a part of the Transactions, the Advisory Agreement between us (which we refer to as the Advisory Agreement), the Operating Partnership and Pacific Office Management, Inc. (which we refer to as the Advisor).

Proposal 4:	To approve our reincorporation as a Maryland corporation, by merging with a newly-formed wholly-owned subsidiary Maryland corporation (which we sometimes call the Reincorporation) resulting in, among other things, a change in the Company’s name to Pacific Office Properties Trust, Inc.

Proposal 5:	To approve, as part of the Reincorporation, the adoption of a Charter and Bylaws with the following sub-proposals:

• 5A—A proposal to approve changing the authorized shares of our Common Stock from 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share, to 200,000,000 shares of our Common Stock, $.0001 par value per share, 200,000 shares of Class B Common Stock, $.0001 par value per share, and 100,000,000 shares of preferred stock, $.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine;

• 5B—A proposal to approve a provision authorizing the Board of Directors of the Company to hereafter establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of preferred stock of the Company, including the Proportionate Voting Preferred Stock described this Proxy Statement;

• 5C—A proposal to approve the modification of the rights, preferences and powers, and the qualifications, limitations and restrictions, of our Class A

Common Stock and Class B Common Stock; and

• 5D—A proposal to approve the classification of our Board of Directors into three classes, each with a term of three years.

Proposal 6:	To approve the election of four directors to the Board of Directors for one year terms or until their respective successors are elected and qualified.

Proposal 7:	To approve adjournments of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve one or more of the proposals described above.
     Only our shareholders of record at the close of business on December 7, 2007 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. All of our shareholders are cordially invited to attend the meeting in person.
     If our shareholders wish to approve the Transactions, then they must approve Proposal 1 relating to the Transactions and the Master Agreement; Proposal 2 relating to the sale and issuance of a combination of our Common Stock and Common Units and Convertible Preferred Units of the Operating Partnership; Proposal 3 relating to the Advisory Agreement; Proposal 4 relating to the Reincorporation; and Proposal 5 relating to the adoption of the Charter and Bylaws, including each of the related sub-proposals included in Proposal 5.
     WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING AND TIMELY DELIVERING A NEW PROXY WITH A LATER DATE, BY SENDING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE THE PROXY IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Appraisal Rights	151
Limitation of Share Repurchase	152
Dividends and Redemptions	152
Mergers, Consolidations and Transfers of Assets	153
Dissolution	154
PROPOSAL 1 - APPROVAL OF THE MASTER AGREEMENT AND CONTEMPLATED TRANSACTIONS INCLUDING THE CONTRIBUTION OF SUBSTANTIALLY ALL OF OUR ASSETS TO PACIFIC OFFICE PROPERTIES, L.P.	155
Required Vote	155
PROPOSAL 2 - APPROVAL, AS PART OF THE TRANSACTIONS, OF THE SALE AND ISSUANCE OF COMMON STOCK AND CONVERTIBLE PREFERRED AND COMMON UNITS OF PACIFIC OFFICE PROPERTIES, L.P.	156
Required Vote	156
PROPOSAL 3 - APPROVAL, AS PART OF THE TRANSACTIONS, OF THE ADVISORY AGREEMENT	157
Advisor	157
The Advisory Agreement	157
Required Vote	158
PROPOSAL 4 - APPROVAL OF THE REINCORPORATION OF THE COMPANY AS A MARYLAND CORPORATION BY MERGING WITH A NEWLY-FORMED WHOLLY-OWNED SUBSIDIARY MARYLAND CORPORATION	159
Required Vote	159
PROPOSAL 5 - SUB-PROPOSALS 5A-5D: A PROPOSAL TO APPROVE AND ADOPT THE SURVIVING CORPORATION’S CHARTER AND BYLAWS AS A PART OF THE REINCORPORATION	160
SUB-PROPOSAL 5A: CHANGE IN THE NUMBER OF AUTHORIZED SHARES	160
SUB-PROPOSAL 5B: AUTHORIZATION TO ESTABLISH THE RIGHTS AND PREFERENCES OF PREFERRED STOCK	161
SUB-PROPOSAL 5C: AUTHORIZATION TO MODIFY THE RIGHTS AND PREFERENCES OF THE COMMON STOCK	162
SUB-PROPOSAL 5D: CLASSIFICATION OF THE BOARD OF DIRECTORS	164
Required Vote	165
PROPOSAL 6 - ELECTION OF DIRECTORS	166
Information Concerning Directors and Nominees	166
Required Vote	167
PROPOSAL 7 - APPROVAL OF ADJOURNMENTS OF THE ANNUAL MEETING	168
Required Vote	168
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	170
Overview	170
Critical Accounting Policies	170
Historical Results of Operations	173
Comparison of nine months ended September 30, 2007 to nine months ended September 30, 2006	173
Comparison of year ended December 31, 2006 to year ended December 31, 2005	174
Liquidity and Capital Resources	175
Off-Balance Sheet Arrangements	177
Cash Flows	177
Comparison of nine months ended September 30, 2006 to nine months ended September 30, 2005	177
Comparison of year ended December 31, 2006 to year ended December 31, 2005	178
Inflation	178
Newly Issued Accounting Standards	178
Quantitative and Qualitative Disclosure About Market Risk	179
LEGAL PROCEEDINGS	179
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING	179
OTHER MATTERS	180
RESPONSIBILITY FOR INFORMATION	180
WHERE YOU CAN FIND MORE INFORMATION	180
INCORPORATION BY REFERENCE	180
INDEX TO FINANCIAL STATEMENTS

APPENDICES

Appendix A	Master Formation and Contribution Agreement
Appendix B	Charter of Pacific Office Properties Trust, Inc.
Appendix C	Bylaws of Pacific Office Properties Trust, Inc.
Appendix D	Agreement of Limited Partnership of Pacific Office Properties, L.P.
Appendix E	Articles Supplementary of Pacific Office Properties Trust, Inc.
Appendix F	Advisory Agreement with Pacific Office Management, Inc.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS,
THE REINCORPORATION AND THE ANNUAL MEETING
TRANSACTIONS
1. Why am I receiving this document?
          You are receiving the Proxy Statement from us because on December 7, 2007, the record date for the Annual Meeting, you owned shares of Company Common Stock. This Proxy Statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting. It also gives you information concerning matters to assist you in making an informed decision. Additionally, our Board of Directors has approved the Master Agreement between us and Pacific Office Contributor. The Master Agreement provides for Pacific Office Contributor and its affiliates to contribute to the Operating Partnership ownership interests in up to nine office properties (which we refer to as the Contributed Properties), and numerous related transactions. The Master Agreement also requires that we reincorporate as a Maryland corporation by merging with a newly-formed wholly-owned subsidiary Maryland corporation (which we sometimes refer to as the Maryland Subsidiary). The Transactions and the Reincorporation cannot be completed without the approval of our shareholders. This document is the Proxy Statement for our Board of Directors to solicit proxies for the Annual Meeting and obtain these necessary approvals. This Proxy Statement contains important information about the proposed Transactions, the Reincorporation, our director nominees and the Annual Meeting, and you should read it carefully.
2. Why is the Company proposing the Transactions?
          We are proposing to undertake the Transactions because we believe that the Transactions are in the best interests of the Company and our shareholders. Although our current shareholders will only be entitled to benefit from their ownership stakes in the Company’s general partnership interest in the Operating Partnership, we believe that owning a general partnership interest in the Operating Partnership is more attractive than owning 100% of our existing business. For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. On January 24, 2005, we announced that we had engaged Peacock, Hislop, Staley & Given, Inc. (which we sometimes call Peacock), a financial advisor, to assist in developing and evaluating strategic alternatives available to us to enhance shareholder value. Alternatives that were considered included a change of business plan, a merger or sale, a combination of these, or the decision to take no action other than a complete liquidation. We believe that the Transactions are the best alternative available to us. We believe that the Transactions will provide our shareholders with the most value of all available alternatives by:
•	Transforming us into a West Coast office REIT with a strong core office building portfolio of high quality, well-located assets

•	Adding Jay H. Shidler and Dallas Lucas, both recognized leaders in successfully managing and growing public REITs, as our Chairman of the Board and Chief Executive Officer, respectively

i

•	Enabling access to an external advisor management team experienced in the acquisition, redevelopment and management of office properties in the West Coast markets in which we expect to operate following the Transactions and

•	Providing greater opportunities to us in the capital markets for debt and equity financing of our expected future growth.
          We believe that the potential detriments of the Transactions to our shareholders consist primarily of the risks associated with continued ownership of securities of our successor entity following completion of the Transactions. Our shareholders will be subject to the following risks related to consummation of the Transactions:
•	Shareholders will suffer immediate and substantial dilution

•	Our share price may decrease as a result of the anticipated registration in less than two years of at least 47.35 million shares of Common Stock

•	The consideration given for the Contributed Properties by us in the Transactions may exceed their aggregate fair market value

•	We did not obtain any third-party appraisals for any of the Contributed Properties and other assets to be acquired in the Transactions in connection with our negotiation of the Master Agreement, and we did not seek nor did we obtain an opinion of any third party that the Transactions are fair to our shareholders from a financial point of view

•	We will be substantially controlled by Jay H. Shidler who will control the voting power of approximately 95% of our outstanding voting securities

•	We will be prohibited from disposing of or refinancing the Contributed Properties under certain circumstances for ten years after the Transactions are consummated

•	Pro forma financial statements as of September 30, 2007 and for the year ended December 31, 2006 reflect negative results of operations and limited cash and cash equivalents, and there can be no assurance of our ability to pay dividends following the Transactions

•	We have not obtained an opinion of counsel as to our continued REIT status following consummation of the Transactions, and if we fail to remain qualified as a REIT, we will be subject to taxation as a regular corporation and could face substantial tax liability

•	Failure to complete the Transactions, or the contribution of any of the Contributed Properties, could subject us to various fees and expenses (except in the event our shareholders do not approve the Transactions at the Annual Meeting (or any adjournment) in which case termination fees and reimbursable expenses would not be payable to Pacific Office Contributor) and could negatively impact the price of our Common Stock and future business and operations

•	We will incur substantial expenses and payments if the Transactions do not occur, which could discourage other potential parties from proposing or entering into business combinations with us which might otherwise be desirable to our shareholders

•	After the Transactions are completed, holders of our Common Stock will have different rights that may be less advantageous than their current rights

•	We are assuming liabilities, including unknown liabilities, in the Transactions

•	As a result of the Reincorporation, provisions in our Charter and Bylaws, and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our shareholders

•	There will be various conflicts of interest resulting from the relationships among us, our management, the Advisor and other parties

•	Termination of the Advisory Agreement with the Advisor may be costly

•	We will not receive an IRS ruling or an opinion of counsel regarding the tax treatment of the Transactions and

•	There may not be an active market for our Common Stock, which may cause our Common Stock to trade at a discount and make it difficult for you to sell your Common Stock.

          If the Transactions are not approved by our shareholders at the Annual Meeting, or if the Transactions for any other reason are not consummated, we anticipate that our Board of Directors will determine to proceed with the prompt liquidation of the Company, including winding up the Company’s business and distributing of the remaining assets, after payment of all known expenses, to our shareholders. We estimate that the per share amount that would have been received in a liquidation on September 30, 2007 is approximately $2.26. This estimate exceeds our stockholders’ equity at September 30, 2007 and we may not be able to obtain the premium to the book value of our assets that this estimate assumes, or any premium, in the event that we do liquidate the company. Furthermore, this estimate may not reflect all costs incurred in connection with the Transactions or any reserves for potential liabilities deemed appropriate by our Board of Directors in excess of liabilities reflected on our balance sheet at that date. From inception through September 30, 2007, the Company has distributed $18,962,585 in dividends classified as return of capital (including the Special Dividend) and has repurchased 908,975 shares of its common stock at an aggregate purchase price of $3,952,491.
3. Why is the Company proposing the Reincorporation?
          We are proposing to undertake the Reincorporation because we believe that the Reincorporation is in the best interests of the Company and our shareholders. In reaching the decision to approve the Reincorporation, our Board of Directors considered a variety of factors, including the following:
•	The Reincorporation is a requirement under the Master Agreement

•	Maryland law has a body of legislative and case law developed specifically for REITs, including specific statutory validation of REIT share ownership provisions and statutory flexibility on dividends and other distributions

•	Many public REITs today are incorporated in Maryland, and many public REITs have reincorporated in Maryland from various other states and

•	Being governed by Maryland law will bring our governance more in line with that of other REITs.
4. Is the Reincorporation necessary in connection with the Transactions?
          Yes. The Reincorporation must be completed in order to effectuate the other transactions contemplated by the Master Agreement. The Transactions, in their entirety, cannot be consummated unless we become a Maryland corporation through the Reincorporation.
5. What is Pacific Office Contributor contributing in the Transactions?
          Pacific Office Contributor and its affiliates will contribute to the Operating Partnership ownership interests in up to nine Contributed Properties, including rights to manage the day-to-day operations of the one Contributed Property in which a 7.5% interest is owned. As described under the Master Agreement, these Contributed Properties are subject to certain sale restrictions for ten years after the Transactions are consummated. A sale of a Contributed Property which would not provide continued tax deferral to the Pacific Office Contributor is prohibited. Furthermore, if any such sale is foreseeable, we are required to notify Pacific Office Contributor and to cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Internal Revenue Code by any of the equity interest holders of the recipient of the Operating Partnership units.
          We have agreed with Pacific Office Contributor that the aggregate gross asset value of its ownership interests in all nine Contributed Properties, together with related intangible assets, is $562.95 million. The aggregate net asset value of the interests is expected to be approximately $163.51 million at the consummation of the Transactions, without regard to any closing adjustments. The valuations of the ownership interests were determined by negotiation among the parties, and no third party appraisal or fairness opinion was obtained in connection with the negotiations.
          Designees of Pacific Office Contributor (which we refer to as the Subscriber) will invest $5 million in cash through the purchase of equity securities from us or from the Operating Partnership. Other designees of Pacific Office Contributor currently expected to be a single entity unrelated to Pacific Office Contributor (which we refer to as the Other Subscriber) will invest an additional $1.35 million in cash to purchase shares of our Common Stock. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock for up to $3.75 million in the aggregate.
6. What will Pacific Office Contributor receive in the Transactions?
In exchange for the contribution of its interests in the Contributed Properties, Pacific Office Contributor and others designated by it will receive limited partnership interests in and promissory notes from the Operating Partnership. The limited partnership interests will be comprised of Common Units and Convertible Preferred Units with a value equal to the net asset value, following all required adjustments, of up to nine Contributed Properties that are contributed in the Transactions. The Convertible Preferred Units will have fixed rights to annual distributions and priority over Common Units in the event of a liquidation of the Operating Partnership. All of the

Operating Partnership units will become exchangeable for shares of our Common Stock, but no earlier than two years after the Transactions, in the case of the Common Units, and no earlier than three years, in the case of the Preferred Units. Immediately following the Transactions, we expect that Pacific Office Contributor and its designees will hold all of the Operating Partnership’s Convertible Preferred Units outstanding immediately following the Transactions and Common Units, representing approximately 81.75% of all common interests in the Operating Partnership, although the actual percentage will depend upon whether the $5 million subscription is for shares of our Common Stock or Common Units of the Operating Partnership, the number of Contributed Properties actually contributed to the Operating Partnership, the amount of indebtedness encumbering the Contributed Properties and the net effect of required closing adjustments or adjustments for loan escrows or capital improvements. Upon consummation of the Transactions, assuming the immediate exchange of all the Operating Partnership units, Pacific Office Contributor and its related parties will control approximately 95.87% of the total voting power and economic interest in the Company.
     Pacific Office Contributor would own approximately 46,173,693 shares of our Common Stock upon consummation of the Transactions, assuming the net asset value of the contributed property interests is $163.51 million and that all Operating Partnership units are fully exchanged, notwithstanding the prohibition on exchange for at least two years after the Transactions in the case of the Common Units, and for at least three years, in the case of the Preferred Units. Convertible Preferred Units will have a liquidation preference of $25.00 per unit, are initially convertible into 7.1717 Common Units and will comprise 75% of the value of the Units issued in the Transactions. Common Units will comprise 25% of the value of the Units issued in the Transactions and were valued at $2.79, which was the average closing price per share of our Class A Common Stock during the ninety (90) trading days preceding October 3, 2006 minus the per share amount of the Special Dividend, or 13,576,165 Common Units.
     Pacific Office Contributor would also hold promissory notes payable by the Operating Partnership in principal amounts equal to $12 million plus amounts reflecting capital investments made in the Contributed Properties from October 1, 2007 until the consummation of the Transactions. These principal amounts are presently anticipated to be $6.5 million. The promissory notes will accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to an Operating Partnership right of accrual. They will have a five-year maturity, subject to an Operating Partnership option to extend for one additional year. The promissory notes will be payable upon the occurrence of a qualified public offering and will be unsecured obligations of the Operating Partnership.
     The Advisor, an affiliate of Pacific Office Contributor, will receive an annual base management fee of $1.5 million per year and a supplemental management fee, in the event that the aggregate gross asset value, excluding depreciation, of our real property exceeds $1.5 billion. The supplemental management fee is an annual amount equal to one tenth of one percent (0.1%) of the amount by which our aggregate gross asset value exceeds $1.5 billion. The foregoing base management fee and supplemental management fees are subject to reduction based upon the amounts of certain direct costs that we bear. Additionally, the Advisor is entitled to receive real property transaction management fees, based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, for performing real property transaction management services for us. Affiliates of the Advisor will also be entitled

v

to receive property management fees for property management services for all of our properties based on the prevailing market rates for similar services provided on an arms-length basis.
7. What is the Company contributing in the Transactions?
     We will be contributing to the newly formed Operating Partnership substantially all of our assets, including substantially all of the net proceeds we will receive in the event that the $5 million subscription contemplated as part of the Transactions is consummated for shares of our Common Stock rather than for Common Units of the Operating Partnership, and certain of our liabilities. At September 30, 2007, the book value of our assets was approximately $4.14 million. We will not contribute any cash retained for the payment of previously declared dividends and any unpaid liabilities.
     As contemplated in the Master Agreement, we have sold a note receivable in the principal amount of $3,516,852 plus accrued and unpaid interest at December 31, 2006 as well as at the time of our sale of the note. On February 15, 2007, we sold the interest in the note receivable to Peacock, several of whose officers and shareholders are currently our officers and directors, for $3,411,346 plus accrued and unpaid interest, and invested the proceeds from that sale in trading securities. The sales price received represented a discount of approximately 3% from the face value of the note receivable. We also currently own a single real estate asset, the book value of which was approximately $56,000 at September 30, 2007.
8. What will the Company and our shareholders receive in the Transactions?
     We will receive, in return for our contributions to the Operating Partnership, a general partnership interest in the Operating Partnership. We expect our general partnership interest to have an economic interest approximately equal to 18.25% of all Common Units outstanding immediately following the Transactions, although the actual percentage will depend upon the factors described in the answer to question 6. The general partnership interest in the Operating Partnership will be acquired and held by the Company, and will not be individually held by our shareholders. At the Company level, as contemplated by the Master Agreement, a Special Dividend of $1.00 per share was paid to our shareholders on January 26, 2007. We anticipate that we will declare the Second Special Dividend on December 3, 2007, which will be payable on January 15, 2008 to shareholders of record as of December 28, 2007. Shareholders will not receive any consideration from Pacific Office Contributor.
     Our existing shares of our Common Stock will be converted into the same number of shares of a Maryland corporation through the Reincorporation. We will remain a publicly-traded company renamed as Pacific Office Properties Trust, Inc. and we intend for our stock to continue to be listed on the American Stock Exchange or another national securities exchange or interdealer quotation system. A share of newly created Proportionate Voting Preferred Stock will be issued to the Advisor upon consummation of the Transactions. This stock will have voting rights equal to the number of shares of our stock which are issuable upon exchange of those Operating Partnership units that are issued in connection with the Transactions. The Advisor will agree to cast the votes of the stock in direct proportion to the votes that are cast by limited partners in the Operating Partnership holding the applicable partnership units.

     The Subscribers intend to subscribe for $5 million of our Common Stock under the Master Agreement at a price of $5.00 per share. Upon consummation of the Transactions, we estimate that this subscription will account for approximately 32.99% of our Common Stock. The Other Subscriber will subscribe for $1.35 million of our Common Stock at a price of $7.50 per share, which will account for 5.94% of our outstanding Common Stock upon consummation of the Transactions. The shares of our Common Stock retained by our shareholders prior to the Transactions will represent approximately 61.07% of our outstanding Common Stock. Therefore, our shareholders immediately prior to the Transactions will have an economic interest equal to approximately 11.27% of all Common Units outstanding immediately following the consummation of the Transactions.
     Convertible Preferred Unit holders are unable to convert Convertible Preferred Units into Common Units until the second anniversary of the consummation of the Transactions and until an underwritten public offering by us of (at least $75 million) of our Common Stock is consummated. Common Units received upon conversion of Convertible Preferred Units are not exchangeable for Common Stock for one year following the conversion from Convertible Preferred Units. Despite this restriction, if we assume the exchange of all Operating Partnership units immediately after consummation of the Transactions, our shareholders immediately prior to the Transactions would have an economic interest equal to approximately 3.76% of all the Common Stock of the Company.
     As a result of the foregoing, immediately following the consummation of the Transactions, Pacific Office Contributor and its related parties will control, through ownership of our Common Stock and through the voting rights of the Proportionate Voting Preferred Stock, approximately 95.87% of our total voting power. Consequently, it is anticipated that our shareholders immediately prior to the consummation of the Transactions would have the remaining approximately 3.76% of our total voting power.
9. How soon after the Annual Meeting will the Transactions and Reincorporation occur?
     We are working with Pacific Office Contributor to complete the Transactions and the Reincorporation as quickly as possible, and expect to complete the Transactions and the Reincorporation shortly after obtaining the requisite shareholder approval at the Annual Meeting. However, we cannot predict the exact timing of the closing of the Transactions and the Reincorporation because the parties’ obligations to consummate them are subject to various conditions that must be satisfied and are dependent upon third parties. Furthermore, third party conditions differ for some of the Contributed Properties, and not all of the Contributed Properties may be contributed upon consummation of the Transactions as a result.
10.	Will I be able to sell my shares, and what will my dividends be before and after the Transactions close?
     Yes. Neither the Master Agreement nor the Transactions will affect your right to sell or otherwise transfer your shares of our Common Stock. At the Company level, as contemplated by the Master Agreement, a Special Dividend of $1.00 per share was paid to our shareholders on January 26, 2007. We anticipate that we will declare the Second Special Dividend on December 3, 2007, which will be payable on January 15, 2008 to shareholders of record as of December 28, 2007. We do not expect to declare any other dividend until the Transactions are consummated.

Following the Transactions, our Board of Directors will have the discretion to declare dividends in any amount.
11.	What will be the U.S. federal tax consequences of the Transactions for our current shareholders?
     You will not receive any consideration in the Transactions, and it is not anticipated that you will recognize any gain or loss as a result of the Transactions. However, shareholders who received the Special Dividend or the Second Special Dividend will recognize income on the Special Dividend or the Second Special Dividend, just as they would on any other dividend paid by us. Tax matters are complicated, and the tax consequences of the Transactions, the Special Dividend and the Second Special Dividend may vary depending on a shareholder’s particular circumstances.
ANNUAL MEETING
12. When and where is the Annual Meeting?
     The Annual Meeting will be held at our office at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona at 2:00 p.m. Mountain Time, on January 14, 2008.
13.	What votes are required on each of the proposals on which shareholders will be voting at the Annual Meeting?
     Each of six matters identified in the Notice of the Annual Meeting preceding this Proxy Statement is scheduled to be voted on at the Annual Meeting. If any other matter is properly presented for approval at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares in his or her discretion. The votes required to approve each proposal are as follows:

Proposal 1:	To be approved, Proposal 1 must receive a “For” vote from the majority of our outstanding shares of our Common Stock.

Proposal 2:	To be approved, Proposal 2 must receive a “For” vote from the majority of our outstanding shares of our Common Stock.

Proposal 3:	To be approved, Proposal 3 must receive a “For” vote from the majority of our outstanding shares of our Common Stock.

Proposal 4:	To be approved, Proposal 4 must receive a “For” vote from the majority of our outstanding shares of our Common Stock.

Proposal 5:	To be approved, Proposal 5 must receive a “For” vote from the majority of our outstanding shares of our Common Stock, which means that each sub-proposal included in Proposal 5 must receive a “For” vote from such majority.

Proposal 6:	Pursuant to the provisions of the Arizona Business Corporation Act and the Company’s Bylaws, in any election of directors, each shareholder is entitled to cumulative voting at such election. Therefore, under Proposal 6, each shareholder may cast as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. Shareholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, directors must receive the vote of a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of “For” votes, regardless of whether that is a majority.

Proposal 7:	To be approved, Proposal 7 must receive a “For” vote from the majority of the votes cast, either in person or by proxy, at the Annual Meeting, regardless of whether a quorum is present at the Annual Meeting.
14. What are the relevant quorum requirements?
     A quorum of shareholders is necessary to hold a valid meeting. Under our bylaws, a quorum will be present if the holders of at least a majority of the outstanding shares of our Common Stock are represented at the meeting in person or by proxy. On the record date, there were 1,851,025 shares of Class A Common Stock outstanding and 100 shares of Class B Common Stock outstanding. Shares of our Class A Common Stock and Class B Common Stock vote together as a single class. Thus, at least 925,563 shares must be represented in person or by proxy at the annual meeting to have a quorum.
     Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
15. Who is soliciting my proxy?
     Our Board of Directors.

16. How does the Board recommend that I vote?
     Our Board of Directors recommends that shareholders vote at the Annual Meeting “FOR” each of the matters and “FOR” the election of each director nominee identified in this Proxy Statement. If you wish to approve the Transactions, then you must approve Proposal 1 through Proposal 5, including the Reincorporation and each of the related sub-proposals included in Proposal 5.
17. Who is entitled to vote at the Annual Meeting?
     Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on December 7, 2007 will be entitled to notice of the Annual Meeting and will be entitled to vote, together as a single class, at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

18. How and when can I vote my shares?
     You can vote your shares in the manner indicated by the instructions set forth on the proxy card, or you can attend and vote your shares in person at the Annual Meeting.
19. What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
20. What do I need to do now?
     Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or you may vote in person at the Annual Meeting.
21. If my shares are held in “street name” by my broker, will my broker vote my shares for me?
     Your broker may not be permitted to exercise voting discretion with respect to the matters to be acted upon. See question 22 below. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.
22. How are votes counted? What happens if I do not vote?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Withhold Authority” votes, abstentions and broker non-votes. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions will be counted towards the vote total for Proposals 1 through 5, and will have the same effect as “Against” votes. Abstentions have no effect on the outcome of the vote for the election of directors because the election of director nominees only requires a plurality of the vote. Broker non-votes will not be counted for purposes of determining whether any of the proposals are approved, and will have the same effect as “Against” votes on those proposals that must be approved by a majority of our outstanding shares of our Common Stock (Proposals 1 through 5).
     If you are our shareholder and you sign and send in your proxy but do not indicate how you want to vote on the proposals, your proxy will be voted in favor of all of the proposals and for all of the director nominees identified in this Proxy Statement on which a vote will take place at the Annual Meeting. If you do not submit your proxy and do not attend the Annual Meeting, your shares will not count towards a quorum, and if a quorum is present, your shares will have the effect of a vote against Proposals 1 through 5.
     Pursuant to the provisions of the Arizona Business Corporation Act and the Company’s Bylaws, in any election of directors, each shareholder is entitled to cumulative voting at such

x

election. Therefore, under Proposal 6, each shareholder may cast as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. Shareholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of “For” votes, regardless of whether that is a majority.
23. Can I change my vote after I have given my proxy?
     Yes. Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy—you would have to vote at the Annual Meeting in order to revoke your proxy.
24. Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to the mailed proxy materials, our officers and directors may also solicit proxies in person, by telephone, or by other means of communication. Officers and directors will not be paid any additional compensation for soliciting proxies. In addition, we have engaged Georgeson Inc. to assist in the solicitation of proxies for the Annual Meeting and we estimate that we will pay Georgeson Inc. a fee of at least $7,000.00 for the services rendered. We have also agreed to reimburse Georgeson Inc. for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and will indemnify Georgeson Inc. against certain losses, costs and expenses. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
25. How can I find out about the results of the Annual Meeting?
     We intend to publish final voting results in our Form 10-Q for the quarter ended March 31, 2008. We intend to file a Current Report on Form 8-K promptly following consummation of the Transactions and the Reincorporation, if the Transactions and the Reincorporation are approved by our shareholders and subsequently consummated.
OTHER
26.	Who can answer my questions concerning the Transactions, the Reincorporation and the Annual Meeting?
     If you have any questions about any of the proposals on which you are voting, or would like additional copies of this Proxy Statement, without charge, you may call or write to:

Arizona Land Income Corporation
2999 N. 44th Street
Suite 100
Phoenix, Arizona 85018
Attention: Corporate Secretary
Telephone: (602) 952-6824
Facsimile: (602) 952-0924
     You may also obtain additional information about us from documents filed with or furnished to the Securities and Exchange Commission (which we refer to in this Proxy Statement as the SEC), by following the instructions in the section entitled, “Where You Can Find More Information.”
27. Will I receive new stock certificates following the consummation of the Transactions?
     No, your ownership of shares of our Common Stock following the Reincorporation will be automatically reflected in our books, and you will not be required to surrender your existing stock certificates.
28. Will shareholders have dissenters’ rights in relation to the Transactions?
     No. The Arizona Business Corporation Act governs shareholders’ rights in connection with the Transactions. Under the applicable provisions of the Arizona Business Corporation Act, shareholders of a corporation are not entitled to exercise dissenters’ rights if shares of the corporation are registered on a national securities exchange. Consequently, because shares of our Common Stock are listed on the American Stock Exchange, our shareholders will have no right to seek appraisal of their shares of our Common Stock in connection with the Transactions.
29.	Have any shareholders already committed to vote in favor of the Transactions and Reincorporation?
     No. None of our shareholders have entered into agreements with Pacific Office Contributor requiring them to vote their shares in favor of the proposals described in this Proxy Statement, and none of our shareholders have delivered proxies to Pacific Office Contributor entitling it to vote those shares in favor of the Transactions at the Annual Meeting.
30. What are the major risks of proceeding with the Transactions and the Reincorporation?
     We urge you to read and consider carefully risks and uncertainties discussed in the section below entitled “Risk Factors” and elsewhere in this Proxy Statement.
31. What will happen if the Transactions and Reincorporation are not approved?
     We will not proceed with the Transactions or the Reincorporation unless all of Proposals 1 through 5 are approved by our shareholders. If the Transactions are not completed, we will continue to own the assets that we otherwise would have contributed to the Operating Partnership in connection with the Transactions. Pacific Office Contributor also has the ability to terminate the Master Agreement in its sole discretion because the Transactions were not consummated by April

1, 2007. However, subject to any shareholder approval requirements under Arizona law or the rules of the American Stock Exchange, we may engage in one or more alternative transactions with Pacific Office Contributor or we may decide to pursue other strategic partners to acquire all or a portion the assets that we otherwise would have contributed in the Transactions.

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SUMMARY OF THE TRANSACTIONS AND THE REINCORPORATION
     This summary highlights selected information from this Proxy Statement relating to the Transactions (Proposals 1 through 3) and the Reincorporation (Proposals 4 and 5) and related matters, but does not contain all of the information that may be important to you. To better understand the Transactions, the Reincorporation and related matters, you should read this entire document carefully, including the Master Agreement, attached as Appendix A to this Proxy Statement, and the other documents attached as appendices to this Proxy Statement.
     In addition, important business and financial information about us is incorporated by reference in this Proxy Statement. Materials incorporated are being mailed along with this Proxy Statement. You may also obtain copies of our public filings with the Securities and Exchange Commission without charge by following the instructions in the section entitled “Where You Can Find More Information.”
     We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.
The Companies
     The following companies are parties to the Master Agreement:
Arizona Land Income Corporation
     We are a real estate investment trust headquartered in Phoenix, Arizona. We are externally advised by ALI Advisors, Inc. and had a portfolio of real estate and other assets with an aggregate book value of approximately $4.14 million at September 30, 2007.
     We are a publicly traded corporation incorporated in the State of Arizona. Our Common Stock trades on the American Stock Exchange (which we refer to in this Proxy Statement as AMEX) under the symbol “AZL.” Our address is 299 North 44th Street, Suite 100, Phoenix, Arizona 85018, and our telephone number is (602) 952-6800.
POP Venture, LLC (See page 89)
     POP Venture, LLC (which we refer to in this Proxy Statement as Pacific Office Contributor) is a Delaware limited liability company that was formed in September 2006 for the purpose of assembling ownership interests in the Contributed Properties, accumulating and expending capital for and otherwise performing the Transactions, and holding limited partnership units in the Operating Partnership following the Transactions. It is controlled by Jay H. Shidler. The Contributed Properties consist of eight office properties and a 7.5% joint venture interest, including rights to manage day-to-day operations, in one office property, comprising in total approximately 2.4 million square feet of rentable area in the Honolulu, San Diego and Phoenix metropolitan areas.
     Jay H. Shidler ultimately controls a number of affiliated entities doing business as “The Shidler Group.” The Shidler Group is a private long-term investor in commercial real estate that has been in business for 35 years. Currently, The Shidler Group owns and manages commercial properties in Honolulu, San Diego and Phoenix, and maintains offices in Honolulu, San Diego and New York. The Shidler Group has founded three publicly traded real estate investment trusts –

Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The address of Pacific Office Contributor is 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813 and its phone number is (808) 531-3000. More information about The Shidler Group can be found at www.shidler.com, though information on such website is not a part of this Proxy Statement.
Summary of the Transactions (See pages 86-89)
     We entered into the Master Agreement with Pacific Office Contributor on October 3, 2006. The Master Agreement was amended on November 2, 2006, December 9, 2006, March 27, 2007 and November 9, 2007. Pursuant to the Master Agreement, we will form the Operating Partnership in which we will be the sole general partner. We anticipate that the Operating Partnership will become our operating limited partnership or “UPREIT” following its formation and consummation of the Transactions, and we will thereafter conduct substantially all of our operations through the Operating Partnership, except as we may otherwise deem advisable to maintain our qualification as a REIT under the Internal Revenue Code or otherwise. We will be contributing substantially all of our assets and certain liabilities to the Operating Partnership, except for assets needed to pay declared dividends and certain liabilities. Existing shares of our Common Stock will remain outstanding following the Transactions. Following the consummation of the Transactions, we intend to remain a publicly-traded company and intend to be listed on AMEX. However, AMEX rules require us to apply for the continued listing of our Common Stock following the Transactions. We have applied for listing on AMEX under the symbol “PCE” but we cannot assure you that AMEX will approve our listing. If AMEX does not approve our listing, we intend to apply for listing on another national securities exchange. Although Pacific Office Contributor is not a public company, we do not intend that the Transactions will be part of any “going private” transaction or series of transactions.
     Upon consummation of the Transactions contemplated by the Master Agreement, the Operating Partnership will acquire ownership interests in up to nine Contributed Properties which are currently controlled by Pacific Office Contributor. The Operating Partnership will issue, in consideration for the acquired ownership interests, promissory notes, Common Units, each of which will become exchangeable for shares of our Common Stock no earlier than two years after the Transactions and Convertible Preferred Units, which will become exchangeable for shares of our Common Stock no earlier than three years after the Transactions. The actual number of Common Units and Convertible Preferred Units issued will depend upon the net asset value of the contributed property interests at the time the Transactions are consummated, subject to adjustments required by the Master Agreement. The aggregate net asset value of all of the interests in the Contributed Properties including contributed assets is expected to be approximately $163.51 million at the consummation of the Transactions, without regard to any closing adjustments.
     As a part of the Transactions, the Operating Partnership or we will sell, for $5 million in cash, Common Units and/or shares of our Common Stock to the Subscribers, at a price per share or unit of $5.00. Also as part of the Transactions, we will sell, for $1.35 million in cash, shares of our Common Stock to the Other Subscriber, at a price per share of $7.50. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock at a price per share of $7.50, for up to $3.75 million in the aggregate.

     We and the Operating Partnership will execute an Advisory Agreement with the Advisor, an entity owned by Mr. Shidler and certain related parties of The Shidler Group. Under the Advisory Agreement, the Advisor will manage our and the Operating Partnership’s day-to-day operations in accordance with guidelines established by our Board of Directors.
     Following the consummation of the Transactions (assuming the contribution of all nine Contributed Properties) and the Reincorporation, we will be named Pacific Office Properties Trust, Inc., and our structure is expected to be as follows:
     We expect to conduct substantially all of our operations through the Operating Partnership following its formation. As a result, shares of our Common Stock will represent only indirect interests in our general partnership interest in the Operating Partnership. We expect our general partnership interest in the Operating Partnership to have an economic interest approximately equal to 18.25% of all Common Units outstanding immediately following the Transactions, although the actual percentage will depend upon whether the $5 million subscription is made for our Common Stock, the number of Contributed Properties contributed to us upon consummation of the Transactions, the amount of indebtedness encumbering the Contributed Properties and the effect of required closing adjustments. Pacific Office Contributor and its designees will own Common Units representing approximately 81.75% of all Common Unit interests. In addition, Pacific Office Contributor and its designees will own all of the Convertible Preferred Units of the Operating

Partnership. These Convertible Preferred Units will have rights to fixed distributions that are senior to the rights of the Common Units. The Convertible Preferred Units will also have priority over the Common Units (and to the general partnership interest) in the event of a liquidation of the Operating Partnership.
     Common Units and Convertible Preferred Units of the Operating Partnership will not have any right to vote on any matters presented to our shareholders. However, we will issue, as a part of the Transactions, Proportionate Voting Preferred Stock to the Advisor that will have voting rights, voting as a single class with our Common Stock, with a number of votes equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and, following their conversion to Common Units, the Convertible Preferred Units issued in connection with the Transactions. The initial holders of these units will have the contractual right to require the Advisor to vote the Proportionate Voting Preferred Stock as directed by them. We estimate that the $5 million subscription will account for approximately 32.99% of our Common Stock immediately following the Transactions. As a result of the foregoing, immediately following the consummation of the Transactions, Pacific Office Contributor and its related parties will control, either directly or through the Proportionate Voting Preferred Stock, approximately 95.87% of our total voting rights and it is anticipated that our shareholders immediately prior to the consummation of the Transactions would have the remaining approximately 3.76% of the total voting power.
     Upon consummation of the Transactions contemplated by the Master Agreement, Pacific Office Contributor would also receive promissory notes payable by the Operating Partnership in principal amounts equal to $12 million plus amounts reflecting capital investments made in the properties since the Master Agreement was entered. These principal amounts are presently anticipated to be $6.5 million. The promissory notes will accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to an Operating Partnership right of accrual. They will have a five-year maturity, subject to an Operating Partnership option to extend for one additional year. The promissory notes will be payable upon the occurrence of a qualified public offering and will be unsecured obligations of the Operating Partnership.
Special Dividends (See page 103)
     Pursuant to the Master Agreement, a Special Dividend of $1.00 per share was paid to our shareholders on January 26, 2007. We anticipate that we will declare the Second Special Dividend on December 3, 2007, which will be payable on January 15, 2008 to shareholders of record as of December 28, 2007. We have agreed not to declare any other dividend prior to the consummation of the Transactions.
Summary of the Reincorporation (See page 103 and Appendix B and Appendix C)
     As a part of the Transactions, we will reincorporate as a Maryland corporation, by merging with a newly-formed wholly-owned subsidiary Maryland corporation. As a result of this Reincorporation, our name will become “Pacific Office Properties Trust, Inc.,” we will be governed by a new Charter, in the form attached as Appendix B to this Proxy Statement, and new Bylaws, in the form attached as Appendix C to this Proxy Statement, each of which will have provisions materially different from the provisions of our current Charter and Bylaws. These material differences will include:

•	Changing the authorized shares of our Common Stock from 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share, to 200,000,000 shares of our Common Stock, $.0001 par value per share, 200,000 shares of Class B Common Stock, $.0001 par value per share and 100,000,000 shares of preferred stock, $.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine

•	Authorizing our Board of Directors to hereafter establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of our preferred stock, including the Proportionate Voting Preferred Stock described in this Proxy Statement

•	Modifying the rights, preferences and powers, and the qualifications, limitations and restrictions, of our Common Stock

•	Classifying our Board of Directors into three classes, each with a term of three years and

•	Electing not to be subject to the Maryland Control Share Acquisition Act restricting share ownership.
The Master Agreement (See pages 101-113 and Appendix A)
          We entered into the Master Agreement with Pacific Office Contributor on October 3, 2006, and amended the Master Agreement on November 2, 2006, December 9, 2006, March 27, 2007 and November 9, 2007. The Master Agreement sets forth the terms and conditions upon which we would consummate the Transactions and the Reincorporation. The Master Agreement identifies each of the following Contributed Properties:

		RENTABLE	PERCENTAGE
PROPERTY	MARKET	SQ. FT.	OWNERSHIP

Waterfront Plaza	Honolulu	523,691	100.0%
500 Ala Moana Boulevard

Davies Pacific Center	Honolulu	355,792	100.0%
841 Bishop Street

Pan Am Building	Honolulu	211,097	100.0%
1600 Kapiolani Boulevard

First Insurance Center	Honolulu	201,850	100.0%
1100 Ward Avenue

Pacific Business News Building	Honolulu	89,994	100.0%
1833 Kalakaua Avenue

City Center	Honolulu	73,680	100.0%
810 Richards Street

City Square	Phoenix	738,300	100.0%
3800 North Central Avenue
3838 North Central Avenue
4000 North Central Avenue

Sorrento Technology Center	San Diego	63,363	100.0%
10140 Barnes Canyon Road
10180 Barnes Canyon Road

Seville Plaza	San Diego	138,277	7.5%
5469 Kearny Villa Road
5471 Kearney Villa Road
5473 Kearny Villa Road
          In addition, upon consummation of the Transactions, Pacific Office Contributor and its affiliates will grant an option to the Operating Partnership to acquire additional office properties in defined target markets to be identified when the Transactions are consummated. If the Operating Partnership exercises its option, Pacific Office Contributor or its affiliated entities will contribute such additional office properties to the Operating Partnership at contribution values equal to their total net investment, including third party transactional expenses, in consideration for cash or, at the Operating Partnership’s election, Common Units valued at the 90 trading day average closing price per share of the Common Stock. Parcels of real property subject to this option will be prospective or completed acquisitions by Pacific Office Contributor or other affiliates of The Shidler Group identified at closing and consummated no later than June 30, 2008.
          Interests in each of the Contributed Properties will be acquired only if the conditions for their contribution are satisfied and, as a result, one or more of the Contributed Properties may not be contributed. Material conditions for contribution of the Contributed Properties interests include:
•	Execution of required consents of lenders

•	Execution of required consents of tenants-in-common and joint venture partners (which condition has been satisfied as of the date of this Proxy Statement)

•	Confirmation that the contributions are exempt from registration under the Securities Act of 1933 and all applicable state securities “blue sky” laws except for ministerial filings

•	The absence of any material adverse change to the financial condition of the Contributed Properties and confirmation that each Contributed Property is in the same condition as at October 3, 2006, normal wear and tear and damage by fire or other casualty excepted, and operated in substantially the same manner and

•	The requirement that all mortgage indebtedness payments for the Contributed Properties have been made when due and none of such indebtedness is in default as of the consummation of the Transactions.
          Interests in the Contributed Properties will be acquired by the Operating Partnership, and the Operating Partnership will issue, in consideration for the acquired property interests, promissory notes, Common Units and Convertible Preferred Units. The Common and Convertible Preferred Units will become exchangeable for shares of our Common Stock, but no earlier than two years and three years after the Transactions, respectively. The actual number of Common Units and Convertible Preferred Units issued will depend upon the adjusted net asset value of the contributed property interests at the time the Transactions are consummated, which is expected to total approximately $163.51 million for all of the interests in the Contributed Properties. Convertible Preferred Units will have a notional value of $25.00 per unit and will comprise 75% of the value of the Units issued in the Transactions. Common Units will comprise 25% of the value of the Units issued in the Transactions and were valued at $2.79, which was the average closing price per share of our Class A Common Stock during the ninety (90) trading days preceding October 3, 2006 minus the per share amount of the Special Dividend. The aggregate principal amount of the promissory notes received by Pacific Office Contributor depends upon the amount of capital investments made in the Contributed Properties from October 1, 2007 until the consummation of the Transactions, but is expected to be approximately $6.5 million. The promissory notes will be unsecured obligations of the Operating Partnership.
          Pacific Office Contributor estimates that escrows required by the lenders to be maintained for the eight wholly-owned Contributed Properties were approximately $5.29 million as of September 30, 2007.  Pacific Office Contributor will not be reimbursed in the Transactions for any lender-required escrows maintained for any of the Contributed Properties even though Pacific Office Contributor’s rights to these escrows will be transferred upon transfer of its interests in the corresponding Contributed Properties.  The aggregate amount of Pacific Office Contributor’s interests in the lender-required reserves at Closing will only increase the aggregate value of its contribution to the Operating Partnership to a maximum of $163.51 million, the aggregate value estimated for its interests in all of the Contributed Properties under the Master Agreement.  Since we will receive cash in the amount of the lender-required escrows at Closing, we have agreed to limit any possible liability that Pacific Office Contributor may have to us under the Contribution Agreements until the liabilities exceed the aggregate amount of the escrowed cash in which we obtain an interest and which do not increase the net asset value of the contribution.
          Pacific Office Contributor anticipates that capital improvements costing $6.5 million will be made to the Contributed Properties between October 1, 2007 and the consummation of the Transactions. Pacific Office Contributor will not be reimbursed in the Transactions for the costs of any of these capital improvements. Instead, the aggregate costs of any such capital improvements will increase the aggregate value of its contribution to the Operating Partnership. However, this increase in value cannot result in the issuance of Units with a value exceeding $151.51 million. Instead, promissory notes of the Operating Partnership will be issued in a principal amount equal to such excess.
          We have undertaken to perform additional actions under the Master Agreement prior to the consummation of the Transactions, including:
•	Reincorporating in Maryland through a migratory merger, so as to materially amend our charter

•	Renaming ourselves “Pacific Office Properties Trust, Inc.” through the migratory merger

•	Contributing our assets (other than cash reserved to pay certain dividends and accrued liabilities) to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership

•	Selling Common Units and/or shares of our Common Stock to the Subscribers for $5 million and

•	Issuing to the Advisor a share of newly-created Proportionate Voting Preferred Stock.
          As contemplated by the Master Agreement, we have agreed to the forms of a number of additional documents that will be utilized in connection with the Transactions. These agreements are:
•	An Advisory Agreement with the Advisor

•	A Registration Rights Agreement with Pacific Office Contributor and other recipients of the partnership units of the Operating Partnership

•	Our Charter following the Reincorporation (including Articles Supplementary creating the Proportionate Voting Preferred Stock)

•	Our Bylaws following the Reincorporation

•	The Operating Partnership Agreement of the Operating Partnership

•	The Certificate of Formation of the Operating Partnership and

•	Noncompetition Agreements with Jay Shidler and Lawrence Taff.
          None of these documents has been executed by the contemplated parties. Accordingly, the parties may agree to change the provisions of these documents prior to their execution, adoption or filing.
          The Master Agreement contains complex provisions relating to payments, permitted expenses and other adjustments, and the foregoing discussion is intended only as a summary. For further information regarding the Master Agreement, we urge you to review the discussion beginning on page 101 of this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—1. The Master Formation and Contribution Agreement,” as well as the full text of the Master Agreement appearing in Appendix A to this Proxy Statement.
     The Operating Partnership’s Operating Partnership Agreement (See pages 117-125 and Appendix D)
     At the closing of the Transactions, we will become a party to the Agreement of Limited Partnership of the Operating Partnership (which we refer to in this Proxy Statement as the Operating Partnership Agreement) as the sole general partner. We will enter into the Operating Partnership Agreement along with Pacific Office Contributor as part of the Transactions. Upon execution, we will acquire the sole general partnership interest in the Operating Partnership.
     Under the Operating Partnership Agreement, as sole general partner, we generally will have complete responsibility and discretion in the management and operation of the Operating Partnership. We are entering into the Advisory Agreement with the Advisor to manage our day-to-day operations, subject to guidelines established by our Board of Directors as part of the Transactions. Initially, the Operating Partnership’s partnership units will be comprised of Common Units and Convertible Preferred Units. However, as general partner we have the authority to designate additional types of units with such rights and preferences as we determine, including units with distribution rights or rights upon liquidation that are inferior or junior to the Common Units or units with distribution rights or rights upon liquidation that are on parity with, or are superior or prior to, the Convertible Preferred Units. We do not presently intend to apply for the listing of Convertible Preferred Units or Common Units on any exchange or interdealer quotation system.
     Under the Operating Partnership Agreement, each limited partner has the right to redeem its Common Units. This right may be exercised at the election of that limited partner by giving written notice, subject to some limitations. Pacific Office Contributor has agreed, in each of the contribution agreements for the Contributed Properties, not to exercise the redemption rights of the Common Units that it receives until two years after the Transactions are consummated. The consideration for each of the Common Units to be redeemed will equal the fair market value of one share of our Common Stock, subject to adjustment in the event of a stock split or other recapitalization event. The consideration for the Common Units may be paid in cash or, at our discretion, by the issuance of a number of shares of our Common Stock equal to the number of Common Units with respect to which the redemption rights are being exercised, subject to adjustment based on stock splits and other recapitalization events. Common Units received upon conversion of the Convertible Preferred Units are entitled to the same rights of redemption for cash or shares, however, holders of Common Units, as a result of a conversion of Convertible Preferred Units, may not exercise this right of redemption for such Common Units for one year from the date of conversion.
     The Operating Partnership Agreement contains complex provisions relating to allocations, distributions and control, including the conversion of Convertible Preferred Units into Common Units, and the foregoing discussion is intended only as a summary. For further information regarding the Operating Partnership Agreement, we urge you to review the discussion beginning on page 117 of this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—3. The Operating Partnership’s Partnership

Agreement,” and the full text of the Operating Partnership Agreement appearing in Appendix D to this Proxy Statement.
Proportionate Voting Preferred Stock (See pages 103 and 104 and Appendix E)
     Upon consummation of the Transactions, we will issue to the Advisor one share of Proportionate Voting Preferred Stock in return for $2,000. The rights of the Proportionate Voting Preferred Stock will be set out in Articles Supplementary to our Charter in the form attached as Appendix E to this Proxy Statement. The Proportionate Voting Preferred Stock will have no dividend rights and minimal rights to distributions on our liquidation, and will have voting rights, voting as a single class with our Common Stock, with a number of votes equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and, following the conversion into Common Units, the Convertible Preferred Units issued to Pacific Office Contributor and its designees in the Transactions.
Special Rights of Convertible Preferred Units (See pages 119-122 and Appendix E)
     The Operating Partnership will initially have both Common Units and Convertible Preferred Units. The Convertible Preferred Units have complex economic and other rights and entitlements that are not found in the Common Units.
     Convertible Preferred Units are entitled to $25.00 per unit (such amount is referred to in this Proxy Statement as the liquidation preference amount, and it may be adjusted to account for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or other similar change or event), prior to the receipt by Common Units of any amount in the event of a liquidation of the Operating Partnership. Mergers and certain other transactions of the Operating Partnership (but not of the Company) may be treated as liquidations at the option of the individual Convertible Preferred Unit holders.
     The Convertible Preferred Units do not have any right to participate in distributions on Common Units. However, prior to the payment of any distributions on Common Units, holders of Convertible Preferred Units have a contractual right to receive distributions at an annual rate of 2.0% of the liquidation preference. Distributions made on the Convertible Preferred Units are payable quarterly on the last business day of each of March, June, September and December beginning June 30, 2008. If they are not paid, they cumulate and are required to be paid before any future distribution may be made on Common Units.
     Any cash distributions to Common Units (including the general partner interest denominated in units) will be made at, and in amounts determined in, our sole discretion as general partner, and will be paid to us and the limited partners owning Common Units pro rata in accordance with their respective percentage ownership interests.
     Convertible Preferred Units are convertible into Common Units at the option of the holders of the Convertible Preferred Units under certain circumstances and at the Company’s option under other circumstances. Convertible Preferred Unit holders’ rights to convert Convertible Preferred Units into Common Units commence on the later of the second anniversary of the consummation of the Transactions and the date of the public offering by us of our Common Stock, listed for trading on any national securities exchange, in an underwritten offering in which the Company receives net proceeds of more than $75 million. The number of Common Units into which a Convertible

Preferred Unit is convertible shall initially be 7.1717. However, the conversion rate may adjust as a result of a stock split or other capitalization event and will increase if our quarterly dividends or quarterly distributions to Common Units increase above the quarterly dividend and distribution that we first pay following the consummation of the Transactions. If the quarterly dividend exceeds the greater of the amount first paid the conversion rate will increase to the amount determined by multiplying:
•	The conversion rate in effect immediately prior to the close of business on the date fixed for determination of shareholders or unit holders entitled to receive such distribution by

•	a fraction:
o	the numerator of which is the average closing price over the five consecutive trading days prior to the trading day immediately preceding the record date or ex-dividend date for the distribution, and

o	the denominator of which is the difference of the numerator minus the amount by which the quarterly dividend exceeds the initial quarterly dividend.
     The Company may have the right to require holders of Convertible Preferred Units to convert their Convertible Preferred Units into Common Units beginning on the fourth anniversary of the consummation of the Transactions. The Company may exercise this right only in the event that the closing price of our Common Stock during 20 days out of any 30 consecutive trading days is greater than 125% of the amount determined by dividing the liquidation preference amount of the Convertible Preferred Units by the number of Common Units into which Convertible Units are convertible, subject to any adjustment required as a result of a reverse stock or unit split or similar event, and at any time after the consummation of the Transactions a $75 million underwritten public offering of our Common Stock has occurred. As of the date of this Proxy Statement, this conversion price would be $3.49. If we require Convertible Preferred Unit holders to convert their units, they will receive the same number of Common Units that they would receive if they elected to convert their units.
     If a $75 million underwritten public offering of our Common Stock has occurred prior to the fifth anniversary of the consummation of the Transactions, a Convertible Preferred Unit holder may require on the date of the fifth anniversary (but not before or after that date) the Operating Partnership to redeem any outstanding Convertible Preferred Units held by such holder for an amount equaling the aggregate liquidation preference of the outstanding Convertible Preferred Units plus cumulated and accrued and unpaid distributions. Any Convertible Preferred Units so redeemed will be redeemed at our choice for cash, a five-year promissory note at a market interest rate, Common Units or a newly created class of perpetual preferred units with a market distribution rate and an equivalent liquidation preference.
Management and Advisory Agreement (See pages 113-117 and Appendix F)
     Under the Advisory Agreement that we will enter into with the Advisor as a part of the Transactions, the Advisor will have the authority and the obligation to manage our day-to-day operations and the operations of the Operating Partnership in accordance with guidelines established by our Board of Directors. We do not currently have any employees and, although we may hire full-time professionals after consummating the Transactions, we anticipate that we will continue to rely to a significant extent on the facilities and resources of the Advisor to conduct our operations. External management by the Advisor will enable us to take advantage of the experience and reputation of Jay H. Shidler and The Shidler Group and the other executives of the Advisor. The Advisor is a corporation formed under the laws of Delaware for the purpose of this engagement. The Advisor will be owned by Jay H. Shidler, Lawrence J. Taff and certain related parties of The Shidler Group. Jay H. Shidler, will also serve as the Chairman of our Board of Directors and Lawrence J. Taff as our Chief Financial Officer immediately following the Transactions. Dallas Lucas, the Chief Executive Officer and an employee of the Advisor, will serve as our Chief Executive Officer.
     The management team and other affiliates of the Advisor have a significant track record operating entities engaged in the acquisition and operation of real estate assets. Jay H. Shidler and The Shidler Group have founded three publicly traded real estate investment trusts — Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The Shidler Group is a private long-term investor in commercial real estate. Over the past 35 years, through its private and public affiliates, The Shidler Group has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of rentable area. Dallas Lucas brings a wealth of experience in finance, corporate strategy and public real estate to Pacific Office Properties Trust, Inc. Mr. Lucas has served as the Chief Financial Officer of Maguire Properties, Inc. (NYSE: MPG), Crescent Real Estate Equities Company (NYSE: CEI) and Northstar Capital Investments, a privately held real estate investment company. Mr. Lucas was instrumental in the MPG and CEI initial public offerings and in the development of the corporate strategy of Northstar Capital Investments.
     Members of the Advisor’s management team have also overseen the Contributed Properties since the acquisition by affiliates of Pacific Office Contributor of interests in the properties. We believe that the Advisor’s management team’s substantial experience in the real estate industry in general, and with the Contributed Properties in particular, will provide us with a competitive advantage that would not otherwise be available to a company of our size.
     The Advisor’s sole business will be its activities under the Advisory Agreement.
     The Advisory Agreement also requires the Advisor to cast the votes of the Proportionate Voting Preferred Stock in direct proportion to the votes that are cast by limited partners in the Operating Partnership holding the applicable partnership units. The Advisor will agree not to exercise any of its discretion over the voting or to make any recommendations to the holders of the partnership units.
     The Advisory Agreement contains extensive provisions relating to the rights and obligations of the parties and the foregoing discussion is intended only as a summary. For further information regarding the Advisory Agreement, we urge you to review the discussion beginning on page 113 of this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—2. Advisory Agreement,” and the full text of the Advisory Agreement appearing in Appendix F to this Proxy Statement.
Noncompetition Agreements (See pages 130-131)
     Upon consummation of the Transactions, we will enter into Noncompetition Agreements with Jay H. Shidler and Lawrence J. Taff. These agreements limit Messrs. Shidler and Taff’s right to compete with us. The Noncompetition Agreements will prohibit, without our prior written consent, Messrs. Shidler and Taff from investing in certain office properties in any county in which the Contributed Properties are located, our targeted geographic operating region and in any county in which we own an office property. This covenant not to compete does not restrict:
•	Business conducted on our behalf

•	Investments in which Mr. Shidler or Mr. Taff obtained an interest prior to the Transactions

•	Investments in areas in which we do not own office property at the time of such investment

•	Activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their affiliates

•	Investment opportunities considered and rejected by us

•	Activities contemplated by the option to acquire additional properties that Pacific Office Contributor will grant to us at closing and

•	Investments in any entity as long as Mr. Shidler or Mr. Taff do not own more than 4.9% of the entity and are not actively engaged in its management.
     Mr. Shidler’s Noncompetition Agreement will remain in effect as long as Mr. Shidler remains one of our directors or our officer. Mr. Taff’s agreement will remain in effect as long as Mr. Taff remains in his capacity as our officer. Certain executives of the property managers of the Contributed Properties, who are affiliated with The Shidler Group, have agreed with the Advisor to sign similar noncompetition agreements for our benefit. Dallas Lucas’ employment agreement with the Advisor also contains a non-competition covenant. Additionally, we expect to condition the appointment of our other officers such as Russell Beecher, who is intended to be our Chief Investment Officer, on the execution of noncompetition agreements.

Our Directors and Officers Following the Transactions (See pages 62-64)
     Following the consummation of the Transactions, our Board of Directors is expected to be comprised of Jay H. Shidler, Dallas E. Lucas, Thomas R. Hislop, Clay W. Hamlin, Michael J. Brennan, Robert L. Denton and Paul M. Higbee. It is expected that our directors and officers following the Transactions will be:

Name	Age	Position
Jay H. Shidler	61	Chairman of the Board of Directors
Dallas E. Lucas	45	Chief Executive Officer and Director
Thomas R. Hislop	58	Director
Clay W. Hamlin	62	Director
Michael W. Brennan	50	Director
Robert L. Denton	55	Director
Paul M. Higbee	52	Director
Lawrence J. Taff	50	Chief Financial Officer
Russell Beecher	37	Chief Investment Officer
Kimberly F. Aquino	43	Secretary
Termination Provisions of the Master Agreement (See page 112)
     The Master Agreement contains customary termination provisions which, in the event of a termination under certain circumstances, may subject us to liability for the payment of a $300,000 termination fee and reimbursement of up to $500,000 of expenses incurred in trying to complete the Transactions and, in other circumstances, the payment of these expenses as well as Pacific Office Contributor’s expenses in enforcing its rights under the Master Agreement. In the event our shareholders do not approve the Transactions at the Annual Meeting (or any adjournment), we will not be obligated to pay the termination fee or reimburse related expenses. The Master Agreement also includes a provision which permits Pacific Office Contributor to terminate the agreement in its discretion because the Transactions did not close by April 1, 2007.
Reasons for the Transactions (See pages 97-98)
     We are proposing to enter into the Transactions because we believe that the Transactions are in the best interests of the Company and our shareholders. In reaching the decision to approve the Transactions and our entry into the Master Agreement and related agreements and documents, our Board of Directors considered a variety of factors. For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. On January 24, 2005, we announced that we had engaged Peacock, a financial advisor, to assist in developing and evaluating strategic alternatives available to us to enhance shareholder value. Alternatives that were considered included a change of business plan, a merger or sale, a combination of these, or the decision to take no action other than the completion of the liquidation. We believe that the Transactions are the best alternative available to us. We believe that the Transactions will provide our shareholders with the most value of all available alternatives by:

•	Transforming us into a West Coast office REIT with a strong core office building portfolio of high quality, well located assets

•	Adding Jay H. Shidler and Dallas Lucas, both recognized leaders in successfully managing and growing public REITs, as our Chairman of the Board and Chief Executive Officer, respectively

•	Enabling access to an external advisor management team experienced in the acquisition, redevelopment and management of office properties in the West Coast markets in which we expect to operate following the Transactions and

•	Providing greater opportunities in the capital markets for debt and equity.
     Our Board also recognized and considered several negative factors in connection with the proposed Transactions with Pacific Office Contributor, including the following:
•	The complexity of the proposed Transactions and risks associated with the proposed combination of multiple properties in various states under a new corporate and partnership operating structure

•	The prohibition on disposing of or refinancing the Contributed Properties under certain circumstances for ten years after the Transactions are consummated

•	The substantial anticipated costs associated with the Transactions, including legal and accounting fees, that we will have to bear in the event that the proposals in this Proxy Statement pertaining to the Transactions are not approved by our shareholders, in addition to fees and expense reimbursements payable to Pacific Office Contributor if the Transactions are not consummated for reasons other than the failure to obtain shareholder approval

•	The substantial amount of time that consummation of the Pacific Office Contributor proposal will require, combined with the exclusivity provisions of the Master Agreement which prevent us from actively soliciting other transactions and

•	The immediate and substantial dilution that would be suffered by our shareholders upon consummation of the Transactions.

Reasons for the Reincorporation (See page 133)
     We are proposing to undertake the Reincorporation because we believe that the Reincorporation is in our best interests and the best interests of our shareholders. In reaching the decision to approve the Reincorporation, our Board of Directors considered a variety of factors, including:
•	The Reincorporation is a requirement under the Master Agreement

•	Maryland law has a body of legislative and case law developed specifically for REITs, including specific statutory validation of REIT share ownership provisions and statute flexibility on dividends and other distributions

•	Many public REITs today are incorporated in Maryland and many public REITs have reincorporated in Maryland from various other states and

•	Being governed by Maryland law will bring our governance more in line with that of other REITs.
Risk Factors (See pages 19-38)
     The Transactions may not achieve the expected benefits for us and our shareholders because of risks and uncertainties, including those discussed in the section below entitled “Risk Factors,” beginning on page 19, which we urge you to read and consider carefully. Specific risks related to consummation of the Transactions include the following:
•	Shareholders will suffer immediate and substantial dilution

•	Our share price may decrease as a result of the anticipated registration in less than two years of at least 47.35 million shares of Common Stock

•	The consideration given for the Contributed Properties by us in the Transactions may exceed their aggregate fair market value

•	We did not obtain any third-party appraisals for any of the Contributed Properties and other assets to be acquired in the Transactions in connection with our negotiation of the Master Agreement, and we did not seek nor did we obtain an opinion of any third party that the Transactions are fair to our shareholders from a financial point of view

•	We will be substantially controlled by Jay H. Shidler who will control the voting power of over 95% of our outstanding voting securities

•	We will be prohibited from disposing of or refinancing the Contributed Properties under certain circumstances for ten years after the Transactions are consummated

•	Pro forma financial statements as of and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 reflect negative results of operations and limited cash and cash equivalents, we have not recently declared any dividends except for the Special Dividend and the Second Special Dividend, and there can be no assurance of our ability to pay dividends following the consummation of the Transactions

•	We have not obtained an opinion of counsel as to our continued REIT status following consummation of the Transactions, and if we fail to remain qualified as a REIT, we will be subject to taxation as a regular corporation and could face substantial tax liability

•	Failure to complete the Transactions, or the contribution of any of the Contributed Properties, could subject us to various fees and expenses (except in the event our shareholders do not approve the Transactions at the Annual Meeting (or any adjournment) in which case termination fees and reimbursable expenses would not be payable to Pacific Office Contributor) and could negatively impact the price of our Common Stock and future business and operations

•	We will incur substantial expenses and payments if the Transactions do not occur, which could discourage other potential parties from proposing or entering into business combinations with us which might otherwise be desirable to our shareholders

•	We expect to incur significant costs and expenses in connection with the Transactions, which could result in our not realizing some or all of the anticipated benefits of the Transactions

•	After the Transactions are completed, holders of our Common Stock will have different rights that may be less advantageous than their current rights

•	We are assuming liabilities, including unknown liabilities, in the Transactions

•	As a result of the Reincorporation, provisions in our Charter and Bylaws, and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our shareholders

•	There will be various conflicts of interest resulting from the relationships among us, our management, the Advisor and other parties

•	Termination of the Advisory Agreement with the Advisor may be costly

•	We will not receive an IRS ruling or an opinion of counsel regarding the tax treatment of the Transactions and

•	There may not be an active market for our Common Stock, which may cause our Common Stock to trade at a discount and make it difficult for you to sell your Common Stock.
Recommendation of our Board of Directors (See pages 155, 156, 158, 159, 165, 167 and 168)
     Our Board of Directors unanimously approved the Transactions, the Master Agreement, the Reincorporation and related agreements and documents, and unanimously recommends that our shareholders vote “FOR” each of the proposals in this Proxy Statement.
Interests of Directors, Executive Officers and Affiliates (See pages 98-99)
     For the past several years, the Company has been liquidating its loan and land holdings and returning capital to its shareholders through regular and special dividends. In January 2005, the Company engaged Peacock to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Various pre-Transactions executive officers and directors of the Company are also officers of Peacock. The agreement with Peacock called for the Company to pay Peacock a fee of four percent of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts. If the Transactions are closed as presently proposed, Peacock will be paid the capped fee amount of $250,000. For further discussion of interests of our directors, executive officers and affiliates, please see “CERTAIN

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.” As of the date of this Proxy Statement, the Company has not paid a fee to Peacock.
No Appraisal Rights (See page 99)
     Under the applicable provisions of the Arizona Business Corporation Act, shareholders of a corporation are not entitled to exercise dissenters’ rights if shares of the corporation are registered on a national securities exchange. Consequently, because shares of our Common Stock are listed on the American Stock Exchange, our shareholders will have no right to seek appraisal of their shares of our Common Stock in connection with the Transactions.
Annual Meeting
     The Annual Meeting will be held at our office at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona 85018, at 2:00 p.m. Mountain Time, on January 14, 2008. Holders of record of our Common Stock at the close of business on December 7, 2007 will be entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting. On the record date, there were 1,851,025 shares of Class A Common Stock outstanding and 100 shares of Class B Common Stock outstanding. Shares of our Class A Common Stock and Class B Common Stock vote together as a single class and each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

RISK FACTORS
     You should carefully consider all of the risks described below and the other information contained in this Proxy Statement. The risks below relate primarily to the Transactions and the Company following the Transactions. If any of the risks discussed in this Proxy Statement actually occur, our business, financial condition and results of operations could be materially adversely affected.
Risks Relating to the Transactions
Securities eligible for future sale may have adverse effects on our share price.
     Following the Transactions, we will have authorized 200,000,000 shares of our Common Stock, 200,000 shares of Class B Common Stock and 100,000,000 shares of preferred stock, one share of which will be designated Proportionate Voting Preferred Stock.
     The UPREIT will have outstanding Common Units and Convertible Preferred Units issued to Pacific Office Contributor and its designees in the Transactions. These units may be exchanged for shares of our Common Stock. We will be obligated to file, one year and nine months following consummation of the Transactions, a registration statement that would allow shares of our Common Stock issued upon exchange of these units to be sold following effectiveness of the registration statement. We anticipate registering at least 47.35 million shares of our Common Stock in this registration statement. The issuance of these shares of our Common Stock could result in a decrease in the market price of our Common Stock.
Shareholders will suffer immediate dilution.
     Our Common Stock had a book value per share on September 30, 2007 that is expected to be higher than the pro forma book value per share of our Common Stock as of September 30, 2007 after the completion of the Transactions. Holders of our Common Stock will incur immediate dilution of approximately $0.64 per share in book value.
We have not recently paid any ordinary dividends to holders of our Common Stock, and there can be no assurance of our ability to pay dividends after the Transactions.
     Aside from the Special Dividend and the Second Special Dividend and previously paid extraordinary cash dividends, we have not paid any cash dividends on our Common Stock since the fourth quarter of 2006 and we have agreed to cease paying dividends other than the Second Special Dividend. Any dividends on our Common Stock following the consummation of the Transactions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our Board of Directors may deem relevant from time to time. The pro forma consolidated loss from continuing operations and net income of Pacific Office Properties Trust, Inc. were $18.61 million and ($3.12 million), respectively, for the year ended December 31, 2006, and $14.50 million and ($2.92 million), respectively, for the nine months ended September 30, 2007, and its pro forma cash and cash equivalents at September 30, 2007 were $8.94 million. We may not pay dividends for a period of time in the event that our results of operations and capital resources do not provide us with sufficient cash to make the payment of dividends that are permitted under Maryland corporate law or are appropriate in the discretion of our Board of Directors.
We expect to incur significant costs and expenses in connection with the Transactions, which could result in our not realizing some or all of the anticipated benefits of the Transactions.
     We and Pacific Office Contributor are expected to incur significant one-time, pre-tax closing costs in connection with the Transactions. These costs include payments to financial advisors, our external advisor, legal and accounting fees, printing expenses and other related charges incurred and expected to be incurred by both Pacific Office Contributor and us. We expect to incur one-time cash and non-cash costs related to the integration of the Contributed Properties, which cannot be estimated at this time. We estimate that the aggregate expenses incurred by the parties in connection with the Transactions will be approximately $11.00 million, based in part on the closing price of AZL common stock on AMEX on a recent date. There can be no assurance that the costs incurred by both of us in connection with the Transactions will not be higher than expected or that the post-Transactions company will not incur additional unanticipated costs and expenses in connection with the Transactions.
Failure to complete the Transactions, or the contribution of any of the Contributed Properties, could subject us to various fees and expenses and could negatively impact the price of our Common Stock and future business and operations.
     It is possible that the Transactions may not be completed. The parties’ obligations to complete the Transactions are subject to the satisfaction or waiver of specified conditions, some of which are beyond the control of the parties. For example, the Transactions are conditioned on the receipt of the required approvals of our shareholders. If these approvals are not received, the Transactions cannot be completed even if all of the other conditions to the Transactions are satisfied or waived. Furthermore, the contribution of each Contributed Property is subject to closing conditions specific to that property. If these approvals are not received, then the subject Contributed Properties may not be contributed as part of the Transactions. If the Transactions are not completed for any reason, we may be subject to a number of material risks, including the following:

•	We may be required under certain circumstances (but not in the event our shareholders do not approve the Transactions at the Annual Meeting (or any adjournment)) to pay Pacific Office Contributor a termination fee of $300,000 and reimburse Pacific Office Contributor for up to $500,000 of expenses incurred in trying to complete the Transactions and, in other circumstances, reimburse these expenses as well as pay its expenses in enforcing its rights under the Master Agreement

•	The price of our shares of our Common Stock may decline to the extent that the current market price of our shares of our Common Stock reflects a market assumption that the Transactions will be completed and

•	Each company will have incurred substantial costs related to the Transactions, such as legal and accounting fees, which must be paid even if the Transactions are not completed.

     Further, if the Transactions are terminated and our Board of Directors determines to seek another business combination, there can be no assurance that it will be able to find a transaction comparable to or better than the Transactions. In addition, while the Master Agreement is in effect, subject to specified exceptions, we are prohibited from soliciting, initiating, encouraging or entering into any alternative acquisition transactions, such as a merger, sale of assets or other business combination, with any party other than Pacific Office Contributor. Please see “MATERIAL AGREEMENTS AND DOCUMENTS RELATED TO THE TRANSACTIONS—1. The Master Formation and Contribution Agreement — Pre-Closing Covenants.”
We will incur substantial expenses and payments if the Transactions do not occur, which could discourage other potential parties from proposing or entering into business combinations with us which might otherwise be desirable to our shareholders.
     We already have incurred substantial expenses in connection with the Transactions. Neither we nor Pacific Office Contributor can assure you that the Transactions will be consummated. The Master Agreement provides for various termination payments and expense reimbursements by us if Pacific Office Contributor terminates the Master Agreement based on our default, or if we elect to pursue a different proposal. These payments may discourage some third party proposals for business combinations that our shareholders may otherwise find desirable to the extent that a potential acquirer would not be willing to assume these payments.
After the Transactions are completed, holders of our Common Stock will have different rights that may be less advantageous than their current rights.
     Differences in our current Charter and Bylaws and the surviving corporation’s Charter and Bylaws after the Reincorporation will result in changes to the rights of our shareholders. Our current shareholders may conclude that their current rights are more advantageous than those they will have as a result of the Transactions. These differences include:
•	Provisions in the surviving corporation’s Charter and Bylaws and Maryland law that might discourage, delay or prevent a change in control

•	The Board of Directors will have authority to issue preferred stock in one or more series, and establish the terms, preferences and rights of any such series of preferred stock, all without shareholder approval

•	The surviving corporation Charter will not require cumulative voting, therefore, it will be more difficult for a shareholder with a significant minority percentage of outstanding shares to elect representatives to our Board of Directors

•	The ability of the Board of Directors, under Maryland law, to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period without shareholder approval

•	The surviving corporation Bylaws opt out of the Maryland Control Share Acquisition statute

•	The surviving corporation Charter prohibits ownership, directly or indirectly, of more than 4.9% in economic value of the aggregate outstanding shares of stock or 4.9% in economic value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock and

•	The surviving corporation Charter requires every shareholder who owns more than 2% of our outstanding stock to give written notice, within thirty (30) days after the end of each taxable year, setting forth such shareholder’s direct and indirect ownership of our stock.
The consideration given for the Contributed Properties by us in the Transactions may exceed their aggregate fair market value.
     The value of Pacific Office Contributor’s interests in the Contributed Properties were determined through negotiation of the Master Agreement based on the history and prospects of the Contributed Properties, the markets in which they are located and the ability of management and business potential following the consummation of the Transactions. The valuations do not bear any direct relationship to the book value of the Contributed Properties. We did not obtain any third-party appraisals for any of the Contributed Properties and other assets to be acquired in the Transactions in connection with our negotiation of the Master Agreement. There can be no assurance that the value of the consideration paid by us in the Transactions, through the issuance of Convertible Preferred Units and Common Units in the Operating Partnership, will not exceed the fair market value of the interests in the property-owning entities and other assets acquired by us in the Transactions. In addition, value was not determined on a property-by-property basis because, in the view of management, the appropriate basis for valuing the operations of the Contributed Properties is as an ongoing business, rather than as a collection of assets. We did not seek nor did we obtain an opinion of any third party that the Transactions are fair to our shareholders from a financial point of view.
We are assuming liabilities, including unknown liabilities, in the Transactions.
     As part of the Transactions, we will acquire ownership interests in the property-owning entities. Our investment will therefore be subject to the existing liabilities of the property-owning entities, including liabilities in connection with the Contributed Properties, some of which may be unknown or unquantifiable at the time. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Transactions, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise.
We will be prohibited from disposing of or refinancing the Contributed Properties under certain circumstances for ten years after the Transactions are consummated.
     A sale of a Contributed Property which would not provide continued tax deferral to the Pacific Office Contributor is prohibited under the Master Agreement and the contribution agreements for the Contributed Properties for ten years after the Transactions are consummated. These prohibitions may prevent us from selling any Contributed Property when we desire or from obtaining in any disposition the best terms that would otherwise be available to us absent such prohibitions. In addition, we have agreed under the Master Agreement and the contribution agreements for the Contributed Properties for ten years after the Transactions are consummated to not prepay or defease any mortgage indebtedness of the Contributed Properties, other than for concurrent refinancing with non-recourse mortgage debt of equal or greater amount, and to other restrictions on encumbrances on the Contributed Properties. These restrictions impact our ability to refinance indebtedness on the Contributed Properties and will limit our ability to manage our debt structure following the consummation of the Transactions and, as a result, we may be unable to obtain capital resources that would otherwise be available to us. Furthermore, if any such sale or defeasance is foreseeable, we are required to notify Pacific Office Contributor and to cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Internal Revenue Code. These contractual obligations may limit our future operating flexibility and compel us to take actions or undertake transactions that we otherwise would not undertake. If we fail to comply with any of these requirements, we will be liable for a make-whole cash payment to Pacific Office Contributor, the cost of which could be material and could adversely affect our liquidity.
There may not be an active market for our Common Stock, which may cause our Common Stock to trade at a discount and make it difficult for you to sell your Common Stock.
     Prior to the Transactions, our Common Stock traded on AMEX. Although we intend to continue our AMEX listing under the symbol “PCE”, we cannot assure you that our Common Stock will continue to be listed following the Transactions.
     AMEX rules require us to apply for the continued listing of our Common Stock following the Transactions. We have applied for listing on AMEX under the symbol “PCE” but we cannot assure you that AMEX will approve our listing. If AMEX does not approve our listing, we intend to apply for listing on another national securities exchange but we cannot assure you that any national securities exchanges will approve our listing.
     Listing on AMEX or another national securities exchange would not ensure an actual market for our Common Stock. Accordingly, an actual market for our Common Stock may not develop, the market for our Common Stock may not be liquid, the holders of our Common Stock may be unable to sell their shares of our Common Stock, and the prices that may be obtained upon the sale of our Common Stock may be insufficient.
As a result of the Reincorporation, provisions in our Charter and Bylaws, and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our shareholders.
     Certain provisions of Maryland law and our Charter and Bylaws after the Reincorporation could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our Board of Directors, regardless of their performance. These provisions include the following:
     Removal of directors. Our Charter will provide that any director may be removed from office at any time with cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors. Additionally, a director may be removed with or without cause, if the removal of such director is recommended by our Board pursuant to a resolution approved by at least a majority of the total number of directors, calculated as though there are no vacancies on our Board at the time such resolution is presented to our Board and excluding from such total number the director whose removal is sought, and the removal of such director is approved by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors.

     Limitation on shareholder requested special meetings. Our Bylaws will provide that our shareholders have the right to call a special meeting only upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast by our shareholders at such meeting.
     Advance notice provisions for shareholder nominations and proposals. Our Bylaws generally will require shareholders to notify us not less than 120 days and not more than 150 days prior to the anniversary of the date of mailing of the notice for the previous year’s annual meeting in order to nominate individuals for election as directors at, or to bring other business before, any meeting of our shareholders. This provision will limit the ability of our shareholders to make nominations of individuals for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.
     Exclusive authority of our board to amend our Bylaws. Our Bylaws will provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws or to make new Bylaws. Thus, our shareholders will not be able to effect any changes to any of the provisions of our Bylaws, including the provisions referred to above relating to shareholder requested special meetings and advance notice for shareholder nominations and proposals. These Bylaw provisions will limit the ability of potential acquirers to call a special meeting of shareholders, and to make nominations of individuals for election as directors and to introduce other proposals at meetings of our shareholders.
     Preferred Stock. Under our Charter, our Board of Directors will have authority to issue preferred stock from time to time in one or more series, and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our shareholders. The terms, preferences and rights of any series of our preferred stock that becomes outstanding may be utilized to create a shareholder rights plan, may be unattractive to a potential acquirer, or may require a separate vote of the holders of such series of preferred stock to effect a change in control or may be superior to the terms, preferences and rights of holders of our Common Stock. Our Board of Directors will also have the power, without shareholder approval, to reclassify any unissued shares of our Common Stock from time to time in one or more classes or series of stock and to amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
     Duties of directors with respect to unsolicited takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any shareholders’ rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the shareholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
     Ownership Limit. Our Charter generally will prohibit any single shareholder, or any group of affiliated shareholders, from beneficially owning more than 4.9% in economic value or number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock or more than 4.9% in economic value of the aggregate of the outstanding shares of all classes and series of our stock unless our Board of Directors waives or modifies this ownership limit. Jay H. Shidler and certain of the Subscribers will be exempt from their ownership limitations. We have also agreed to grant a limited exemption to Phillip and Linda Barkdoll.
     Maryland Business Combination Act. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested shareholder” or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder became an interested shareholder, and thereafter unless specified criteria are met. An interested shareholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our Charter will elect to be governed by the Maryland Business Combination Act, except with regard to any business combination that is executed pursuant to the Master Agreement or any agreement that is executed pursuant to the Master Agreement or to the extent that the interested shareholder is Jay Shidler or certain of the Subscribers.
     Unsolicited Takeovers. Under certain provisions of Maryland law, as long as a corporation has a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors (both of which we expect to have upon completion of the Transactions), it may elect to be subject to certain statutory provisions which, among other things: (i) automatically classify the members of its board of directors into three classes with staggered terms of office of three years each; and (ii) vest in the board of directors the exclusive power to determine the number of directors and the exclusive power by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws of the corporation provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than until the next annual meeting of directors as would otherwise be the case, and until his or her successor is elected and qualified. The election to be subject to any or all of the foregoing provisions of Maryland law may be made in the charter or bylaws of the corporation or by resolution of the board of directors of the corporation, without shareholder approval. However, our Board of Directors may repeal or modify such a resolution in the future if such repeal or modification is approved by the unanimous vote of our independent directors, and we could then elect to become subject to some or all of the foregoing statutory provisions by resolutions adopted by our Board of Directors.

The partnership units of the Operating Partnership, future offerings of debt, securities and preferred stock may dilute the holdings of our existing shareholders and may adversely affect the market price of our Common Stock.
     In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium term notes, senior or subordinated notes and classes of preferred stock, Convertible Preferred Units or Common Stock. Upon liquidation, holders of our debt securities, holders of our preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our Common Stock. The partnership units issued by the Operating Partnership as part of the Transactions and future equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our Common Stock, or both. If we decide to issue preferred stock in addition to our Proportionate Voting Preferred Stock already issued, it could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their ownership of our Common Stock.
We will not receive an IRS ruling or an opinion of counsel regarding the tax treatment of the Transactions.
     We believe that the consummation of the Transactions will be tax-free events to our shareholders and, therefore, no gain or loss will be recognized by our shareholders as a result of the Transactions. However, we have not obtained a ruling from the IRS or an opinion of legal counsel or tax advisors with respect to the tax consequences of the Transactions, and the IRS could ultimately reach a different conclusion as to the federal income tax consequences of the Transactions. If the Transactions are deemed to taxable events, then our shareholders may recognize taxable gain upon consummation of the Transactions.
Risks Related to Our Business and Properties Following the Transactions
All of our properties will be located in San Diego, Phoenix, and Honolulu, and we will be dependent on the Southern California, Phoenix and Honolulu office markets and economies, and we are therefore susceptible to adverse local regulations and natural disasters in those areas.
     Because all of our properties will be concentrated in San Diego, Phoenix and Honolulu immediately following the Transactions, we will be exposed to greater economic risks than if we owned a more geographically dispersed portfolio. We will be susceptible to adverse developments in the Southern California, Phoenix and Honolulu economic and regulatory environments (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation and other factors) as well as natural disasters that occur in these areas (such as earthquakes, floods and other events). In addition, the State of California is also regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for office space in California. Any adverse developments in the economy or real estate markets in Southern California, Phoenix or Honolulu, or any decrease in demand for office space resulting from the Southern California, Phoenix or Honolulu regulatory or business environments, could adversely impact our financial condition, results of operations, cash flow, the per share trading price of our Common Stock and our ability to satisfy our debt service obligations and to pay dividends to you.
Our operating performance will be subject to risks associated with the real estate industry.
     Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends, as well as the value of our properties. These events include, but are not limited to:
•	Adverse changes in economic and demographic conditions

•	Vacancies or our inability to rent space on favorable terms

•	Adverse changes in financial conditions of buyers, sellers and tenants of properties

•	Inability to collect rent from tenants

•	Competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds

•	Reductions in the level of demand for office space, and changes in the relative popularity of properties

•	Increases in the supply of office space

•	Fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all

•	Increases in expenses, including insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, and our inability to pass on some or all of these increases to our tenants and

•	Changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 (the “ADA”).
     In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties so as to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. There can be no assurance that we can achieve our economic objectives.

We will have a substantial amount of indebtedness outstanding on a consolidated basis following the Transactions, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations.
     As of September 30, 2007, on a pro forma basis, our total consolidated indebtedness would have been approximately $399 million. Our joint venture property is also leveraged and we may incur significant additional debt for various purposes, including the funding of future acquisitions of property.
     Payments of principal and interest on borrowings may leave our property-owning entities with insufficient cash resources to operate our properties and/or pay distributions to us so that we can make distributions to shareholders currently contemplated or necessary to maintain our REIT qualification. Our substantial outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant other adverse consequences, including the following:
•	Our cash flow may be insufficient to meet our required principal and interest payments

•	We may be unable to borrow additional funds as needed or on favorable terms, which could adversely affect our liquidity for acquisitions or operations

•	We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness

•	We may be forced to dispose of one or more of our properties, possibly on disadvantageous terms

•	We will be exposed to interest and future interest rate volatility with respect to indebtedness that is variable rate and

•	Any property-owning entity may default on its obligations and the lenders or mortgagees may foreclose on our properties and execute on any collateral that secures their loans.
If any one of these events were to occur, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and our ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected. In addition, any foreclosure on our properties could create taxable income without accompanying cash proceeds, which could adversely affect our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code.
We will be subject to risks and liabilities unique to joint venture relationships.
     One of the Contributed Properties is a “joint venture” investment in which we will co-own equity with another investor. The business plan for Pacific Office Properties Trust, Inc. contemplates further acquisitions of office properties through joint ventures and sales to institutions of partial ownership of the Contributed Properties that are wholly-owned immediately following the Transactions. Real estate is relatively difficult to sell quickly. We may be unable to realize our investment objectives by a sale of equity at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Joint venture investments, involve certain risks, including:
•	co-members or joint venturers may control or share certain approval rights over major decisions

•	co-members or joint venturers may fail to fund their share of any required capital commitments

•	co-members or joint venturers might have economic or other business interests or goals that are inconsistent with our business interests or goals that would affect our ability to operate the property

•	co-members or joint venturers may have the power to act contrary to our instructions and policies, including our current policy with respect to maintaining our qualification as a real estate investment trust

•	joint venture agreements often restrict the transfer of a member’s or joint venturer’s interest or “buy-sell” or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms

•	disputes between us and our co-members or joint venturers may result in litigation or arbitration that would increase our expenses and divert attention from other elements of our business and result in subjecting the properties owned by the applicable joint venture to additional risk and

•	we may in certain circumstances be liable for the actions of our co-members or joint venturers.
The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and our ability to pay dividends.
The actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience lease roll down from time to time.
     We may be unable to realize our asking rents across the properties in our portfolio because of:
•	Competitive pricing pressure in our submarkets

•	Adverse conditions in the southern California, Phoenix or Honolulu real estate markets

•	General economic downturn and

•	The desirability of our properties compared to other properties in our submarkets.
In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to achieve our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.
We may be unable to renew leases or lease vacant space.
     As of September 30, 2007, leases representing approximately 3.4% and 13.7% of the 2,396,044 rentable square feet of the Contributed Properties were scheduled to expire in the remainder of 2007 and 2008, respectively, and an additional approximately 12.8% of the square footage of the properties was available for lease. These leases may not be renewed, or may be re-leased at rental rates equal to or below existing rental rates. Substantial rent abatements, tenant improvements, early termination rights or below-market renewal options may be offered to attract new tenants or retain existing tenants. Accordingly, portions of our properties may remain vacant for extended periods of time. In addition, some existing leases currently provide tenants with options to renew the terms of their leases at rates that are less than the current market rate or to terminate their leases prior to the expiration date thereof. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted.
Potential losses may not be covered by insurance.
     Our business operations in Southern California, Phoenix and Honolulu are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters such as earthquakes, tsunamis, hurricanes, volcanoes, wind, floods, landslides, drought and fires. These adverse weather conditions and natural disasters could cause significant damage to the properties in our portfolio, the risk of which is enhanced by the concentration of our properties’ locations. Our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies include customary deductibles and limitations on recovery. As a result, we may be required to incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue earthquake or any other insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.
     Furthermore, we do not carry insurance for certain losses, including, but not limited to, losses caused by war or by certain environmental conditions, such as mold or asbestos. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims. If we experience a loss that is uninsured or that exceeds policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.
     In addition, our properties may not be able to be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.
     When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. The presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise. If we become subject to claims in this regard, it could materially affect us and our insurability for such matters.
Terrorism and other factors affecting demand for our properties could harm our operating results.
     The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war may have a negative impact on our operations. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties. In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations.
We face intense competition, which may decrease or prevent increases of the occupancy and rental rates of our properties.
     We compete with a number of developers, owners and operators of office real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.
Because we will own real property, we will be subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.
     Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site.

     These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. Contamination resulting from any of these substances or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using the property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties may have been impacted by contamination from past operations or from off-site sources. As a result, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.
     Although most of the Contributed Properties have been subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify certain liabilities, Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable law, we may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments. Further, these or other environmental studies may not identify all potential environmental liabilities, or that we will not incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.
Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that could significantly reduce the cash available for distribution to our shareholders.
     Under the ADA all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that the Contributed Properties substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of the Contributed Properties to determine our compliance. If one or more of our Contributed Properties or future properties is not in compliance with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.
     In addition, our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we were to fail to comply with these various requirements, we might incur governmental fines or private damage awards. We have received representations and warranties from Pacific Office Contributor as to material compliance of the Contributed Properties with applicable regulatory requirements. However, violations may be discovered following the expiration of these representations and warranties and existing requirements will change and future requirements will require us to make significant unanticipated expenditures. If we incur substantial costs to comply with the ADA or any other regulatory requirements, our financial condition, results of operations, cash flow, market price of our Common Stock and our ability to satisfy our debt service obligations and to pay distributions to our shareholders could be adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.
We may be unable to complete acquisitions that would grow our business and, even if consummated, we may fail to successfully integrate and operate acquired properties.
     We plan to acquire additional properties as opportunities arise. Our ability to acquire properties on favorable terms and successfully integrate and operate them is subject to the following significant risks:
•	We may be unable to acquire desired properties because of competition from other real estate investors with better access to less expensive capital, including other real estate operating companies, publicly traded REITs and investment funds

•	We may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations

•	Competition from other potential acquirers may significantly increase purchase prices

•	We may be unable to generate sufficient cash from operations, or obtain the necessary debt or equity financing to consummate an acquisition on favorable terms or at all

•	We may need to spend more than anticipated amounts to make necessary improvements or renovations to acquired properties

•	We may spend significant time and money on potential acquisitions that we do not consummate

•	We may be unable to quickly and efficiently integrate new acquisitions into our existing operations

•	We may suffer higher than expected vacancy rates and/or lower than expected rental rates and

•	We may acquire properties without any recourse, or with only limited recourse, for liabilities, against the former owners of the properties.
If we cannot complete property acquisitions on favorable terms, or operate acquired properties to meet our goals or expectations, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to you could be adversely affected.
We may be unable to successfully expand our operations into Los Angeles or other new markets in the western United States.
     Each of the risks applicable to our ability to acquire and successfully integrate and operate properties in the markets in which the Contributed Properties are located are also applicable to our ability to acquire and successfully integrate and operate properties in new markets such as Los Angeles. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our investments in new markets. If we are unsuccessful in expanding into new markets, it could adversely affect our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to you.
If we default on the ground leases to which two of the Contributed Properties are subject, our business could be adversely affected.
     Our interests in two of the Contributed Properties will be ground leasehold interests. If we default under the terms of these leases, we may be liable for damages and could lose our leasehold interest in the property. If any of these events were to occur, our business and results of operations would be adversely affected.
Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.
     We will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially and we may be unable to fully recover these increased costs from our tenants. If the property taxes we pay increase and we are unable to fully recover these increased costs form our tenants, our cash flow would be impacted, and our ability to pay expected dividends to our shareholders could be adversely affected.
If we fail to develop and maintain an effective system of integrated internal controls following the Transactions, we may not be able to accurately report our financial results.
     In the past, results relating to each of the Contributed Properties have been reported separately. The Contributed Properties have not had uniform account systems and procedures. In addition, in the past, results for the Contributed Properties were not required to be reported on a GAAP basis. In connection with the operation of Pacific Office Properties Trust, Inc. as a public company, the operations of the Contributed Properties and the company must be reported on a consolidated basis under GAAP. Following the consummation of the Transactions, we expect to consolidate our account function and procedures to enable us to report on a consolidated basis under GAAP. If we fail to implement proper internal controls as required to integrate the Contributed Properties and support our growth, we may be unable to comply with financial reporting and control obligations.
Risks Related to Conflicts of Interest and Certain Relationships
There will be various conflicts of interest resulting from the relationships among us, our management, the Advisor and other parties.
     There are conflicts of interest based on the various elements of the Transactions and there is the potential that various conflicts of interest may exist after the Transactions among us, our management, and the Advisor. These potential conflicts of interest include the following:

•	Certain of our affiliates are also shareholders, directors or officers of the Advisor and may, therefore, benefit from the compensation arrangements relating to the Advisor under the Advisory Agreement, which will not be the result of arm’s-length negotiations

•	The sole director and certain of the officers of the Advisor, and certain of the individuals that we expect to serve as our officers and directors following the consummation of the Transactions, currently are engaged, and in the future will engage, in the management of other business entities and properties in other business activities, resulting in a potential conflict with respect to the allocation of the time of such key personnel of the Advisor

•	Pacific Officer Contributor will grant an option to the Operating Partnership to acquire additional office properties following the consummation of the Transactions. In light of his financial interest in various affiliates of Pacific Office Contributor and his anticipated service to us as Chairman of our Board of Directors, Mr. Shidler may experience a conflict of interest to the extent that the price that the Operating Partnership would pay for any option properties exceeds the market value of such property or properties

•	In the event that the sale by us, following the consummation of the Transactions, of any of the Contributed Properties would be beneficial to us but would negatively impact the tax treatment of Pacific Office Contributor, it is possible that any of our directors or officers with a financial interest in Pacific Officer Contributor may experience a conflict of interest

•	We anticipate that in the registration rights agreement we will enter into upon consummation of the Transactions, we will retain certain rights to defer registration in circumstances where such registration would be detrimental to the Company. It is possible that any of our directors, officers or other affiliates having a financial interest in Pacific Office Contributor or its affiliates receiving registration rights may experience a conflict of interest in circumstances where a registration would be advantageous to such persons, but detrimental to us and

•	Pacific Office Contributor will hold promissory notes payable by the Operating Partnership. Both parties will have rights under these promissory notes, and their exercise of these rights and pursuit of remedies may be affected by their relationship with each other.

     These conflicts may result in terms that are more favorable to our management, the Advisor and/or the Advisor’s affiliates than would have been obtained on an arm’s length basis, and may operate to the detriment of our shareholders.
Termination of the Advisory Agreement with the Advisor may be costly.
     Termination of the Advisory Agreement with the Advisor may be difficult and costly. The Advisory Agreement has a term of ten years. We may terminate the Advisory Agreement earlier (1) for cause at any time upon the affirmative vote of a majority of our independent directors and (2) without cause. If we terminate without cause, we are required to pay the Advisor a termination fee equal to $1 million.

We will be substantially controlled by Jay H. Shidler.
     Jay H. Shidler will be the Chairman of our Board of Directors. Jay H. Shidler will control Common and Convertible Preferred Units of the Operating Partnership representing approximately 95% of our outstanding Common Stock following the Transactions on a fully diluted basis assuming redemption of all the Operating Partnership units in exchange for shares of our Common Stock. Under certain circumstances, the Common and Convertible Preferred Units are redeemable for cash. The Advisor will hold the Proportionate Voting Preferred Stock entitling it to vote on all matters submitted to a vote of our holders. The Advisor will agree to cast those votes in respect of the Proportionate Voting Preferred Stock on any matter in direct proportion to votes that are cast by limited partners of the Operating Partnership holding the partnership units issued in the Transactions. The Proportionate Voting Preferred Stock will represent approximately 94.18% of our voting power immediately following the consummation of the Transactions. Mr. Shidler and certain of the Subscribers will be exempt from the ownership limitations contained in our Charter. Furthermore, even though we will be the general partner of the Operating Partnership, operations and management control will effectively reside in the Advisor under the Advisory Agreement. Therefore, because of his position with us and the Advisor and his ability to effectively vote approximately 95% of our outstanding voting securities, Mr. Shidler will have significant influence over our policies and strategy and the operations and control of our business and the business of the Operating Partnership. The interests of Mr. Shidler in these matters may conflict with the interests of our other shareholders. As a result, Mr. Shidler could cause us or the Operating Partnership to take actions that our other shareholders do not support.
Jay H. Shidler may compete with us and, therefore, may have conflicts of interest with us.
     Upon consummation of the Transactions, we will enter into a Noncompetition Agreement with Jay H. Shidler, who will serve as the Chairman of our Board of Directors following the Transactions. The Noncompetition Agreement for Mr. Shidler will prohibit, without our prior written consent, Mr. Shidler from investing in certain office properties in any county in which the Contributed Properties are located, in our targeted geographic operating region and in any county in which we own an office property. However, this covenant not to compete will not restrict:
•	Business conducted on our behalf

•	Investments in which Mr. Shidler obtained an interest prior to the Transactions

•	Investments in areas in which we do not own office property at the time of such investment

•	Activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their respective affiliates

•	Investment opportunities considered and rejected by us

•	Activities contemplated by the option to require additional properties that Pacific Office Contributor will grant to us at upon consummation of the Transactions and

•	Investments in any entity as long as Mr. Shidler does not own more than 4.9% of the entity and is not actively engaged in the management of such entity.

     It is therefore possible, despite the limitations imposed by his Noncompetition Agreement, that a property in which Mr. Shidler or an affiliate of Mr. Shidler has an interest may compete with us in the future if we were to invest in a property similar in type and in close proximity to that property.
Risks Related to Our Status as a REIT
If we fail to remain qualified as a REIT following the Transactions, we will be subject to taxation as a regular corporation and could face substantial tax liability.
     We presently intend to remain qualified as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, and which are subject to change, potentially with retroactive effect. Even a technical or inadvertent mistake could jeopardize our REIT status. Additionally, we have not obtained an opinion of counsel as to the continued REIT status of the surviving corporation following consummation of the Transactions. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Actions taken by the Operating Partnership may affect our ongoing satisfaction of these tests.
            If we were to fail to qualify as a REIT in any tax year, then:
•	We would not be required to make distributions to our shareholders

•	We would not be allowed to deduct distributions to our shareholders in computing our taxable income

•	We would be subject to federal income tax at regular corporate rates and

•	Any resulting tax liability could be substantial and could require us to borrow money or sell assets to pay such liability, and would reduce the amount of cash available for distribution to shareholders. Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.
Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.
     Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income. Any of these taxes would decrease the amount of cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may in the future hold some of our assets through taxable subsidiary corporations, which (unlike REITs) are taxed on their taxable income, whether or not distributed.

Complying with REIT requirements may force us to borrow to make distributions to shareholders.
     As a REIT, we must generally distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders. If we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.
     From time to time, we may generate taxable income greater than our cash flow available for distribution to shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs or diminish our levels of growth.
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our Common Stock.
     At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a shareholder. REIT dividends, with only very limited exceptions, do not qualify for preferential tax rates, which might cause shares of our Common Stock in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our Common Stock.
REIT restrictions on ownership of our Common Stock may delay or prevent our acquisition by a third party, even if an acquisition is in the best interests of our shareholders.
     In order for us to qualify as a REIT, not more than 50% of the value of our outstanding shares of our Common Stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any taxable year.
     Our Charter will provide that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% in economic value or number of shares, whichever is more restrictive, of our outstanding Common Stock. While these restrictions may prevent any five individuals from owning more than 50% of the shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to shareholders or limit the opportunity for shareholders to receive a premium for their shares if an investor makes purchases of shares of our Common Stock to acquire a block of shares of our Common Stock.
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION
     This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy following consummation of the Transactions. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” “should,” “would,” “could” or the negative of these terms and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on our current views with respect to future events, which views are, in certain instances, based upon information or input received from Pacific Office Contributor regarding its intentions following consummation of the Transactions. All forward-looking statements are based on assumptions and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Also, these forward-looking statements present our estimates and assumptions only as of the date of this Proxy Statement.
     These factors include the risks and uncertainties described in “RISK FACTORS” above in this Proxy Statement and the risks discussed in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

THE CONTRIBUTED PROPERTIES AND EXPECTED BUSINESS OF PACIFIC OFFICE
PROPERTIES TRUST, INC.
Overview
     Following the completion of the Transactions, we will be named Pacific Office Properties Trust, Inc. and will own through the Operating Partnership the ownership interests in the Contributed Properties that were previously controlled by Pacific Officer Contributor.
     The business plan of Pacific Office Properties Trust, Inc. is to acquire, own and operate office buildings in the western United States concentrating initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. We expect to principally focus on acquiring “value-added” office buildings whose potential upside value can be realized through improvements, repositioning, and superior leasing and management.
     Upon the consummation of the Transactions, we will not only acquire ownership interests in up to nine Contributed Properties, but will also adopt The Shidler Group’s institutional joint-venture initiatives, which entail the acquisition of value-added commercial real estate together with institutional co-investors. Following the closing of the Transactions, we will be externally advised by the Advisor, which is owned and managed by Mr. Shidler and certain related parties of The Shidler Group.
     The Contributed Properties include eight 100% owned fee simple and leasehold properties, and one joint venture property in which a 7.5% interest is owned, but whose day-to-day operations are controlled by affiliates of Pacific Office Contributor. The Contributed Properties total approximately 2.4 million rentable square feet and were 87.2% leased as of September 30, 2007. We believe that the Contributed Properties are well positioned to provide ongoing cash flow growth due to their favorable locations and supply and demand conditions in their respective markets.
     Prior to the Transactions, we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the Internal Revenue Code. We believe that owning and operating the Contributed Properties will enable us to continue to satisfy the requirements for taxation as a REIT. As a REIT, we generally are not subject to federal income tax on our taxable income that is distributed to our shareholders and are required to distribute to our shareholders at least 90% of our annual REIT table income (excluding net capital gains).
     The headquarters office of Pacific Office Contributor and the Advisor is located at 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813 and our telephone number is (808) 531-3000. We anticipate that these will become our headquarters office and telephone number following the Transactions.
History
     The Shidler Group. The Shidler Group is a business name utilized by a number of affiliates controlled by Jay H. Shidler. The Shidler Group began in 1972 in Honolulu as a private investor in commercial real estate and has expanded its investment and management operations across the United States. Over the past 35 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of rentable area.

     Central to The Shidler Group’s success has been a disciplined, research-driven approach to evaluating investment concepts and transforming them into profitable, sustainable businesses. The Shidler Group has founded and has been the initial investor in numerous public and private companies. Of these companies, three are successful publicly traded real estate investment trusts, all of which originated as various operations of The Shidler Group.
     In 1993, The Shidler Group formed TriNet Corporate Realty Trust, Inc. (NYSE: TRI) with The Shidler Group’s sale/leaseback and net lease operations. TriNet became one of the largest public owners of office and industrial properties triple net leased to major corporations. In November 1999, TriNet merged with Starwood Financial Trust. The merged entity is currently known as iStar Financial (NYSE: SFI) and is a leading specialty finance company focused on the commercial real estate industry. Mr. Shidler served as Co-Chairman of the Board of Directors of TriNet Corporate Realty Trust, Inc. from its formation in March 1993 to December 1998 and as a Director until its merger with Starwood in November 1999.
     In 1994, The Shidler Group formed First Industrial Realty Trust, Inc. (NYSE: FR) with The Shidler Group’s Midwest industrial operations. First Industrial has gone on to become one of the nation’s largest providers of diversified industrial real estate, reporting a portfolio of 915 industrial properties (inclusive of developments in process) located in 28 states and Canada, as of September 30, 2007. Mr. Shidler currently serves as Chairman of the Board of Directors of First Industrial Realty Trust, Inc. and has served in such capacity since its formation in August 1993.
     Similar to the formation strategy for Pacific Office Properties Trust, Inc., in 1997, The Shidler Group formed Corporate Office Properties Trust (NYSE: OFC) through the contribution of its Mid-Atlantic suburban office operations to, and merger with, Royale Investments, Inc., a small Nasdaq listed real estate investment trust. Concurrent with the merger, Royale formed a new operating partnership, changed its name to Corporate Office Properties Trust and moved its domicile to Maryland. The Shidler Group executives succeeded as its management team including Jay Shidler as the Chairman of the Board of Trustees. Corporate Office Properties Trust is one of the nation’s most successful office REITs. As of September 30, 2007, Corporate Office Properties Trust reported investments in 229 wholly-owned operating properties (inclusive of developments in process), land parcels totaling 1,496 acres and partial ownership interests in a number of other real estate projects. Mr. Shidler currently serves as Chairman of the Board of Trustees of Corporate Office Properties Trust and has served in such capacity since its reincorporation in October 1997.
     Pacific Office Contributor. Pacific Office Contributor was formed in September 2006. It is an affiliate of The Shidler Group. Pacific Office Contributor was formed for the purpose of assembling ownership interests in the Contributed Properties. Pacific Office Contributor will not be a part of the corporate structure of Pacific Office Properties Trust, Inc. or its operations following the Transactions, although it will hold partnership units of the Operating Partnership immediately following the Transactions. Pacific Office Contributor has not engaged in any business activity since its formation other than the issuance of equity interests in exchange for the ownership entities’ equity interests in the Contributed Properties. Accordingly, we believe that a separate discussion of the business of Pacific Office Contributor would not be meaningful.
     Waterfront and Other Contributed Property Interest Owners. Prior to the Transactions, ownership interests in each of the Contributed Properties is held by one or more entities affiliated with Pacific Office Contributor.

For financial accounting reporting purposes, Waterfront is designated the accounting acquirer in the Transactions as it is the entity receiving the largest equity share in the combined entity. The table below reflects the date that the ownership interests in each Contributed Property was acquired.

		DATE	%
PROPERTY	MARKET	ACQUIRED	OWNERSHIP

City Center	Honolulu	December 1985	100%
Pacific Business News Building	Honolulu	February 1996 (1)	100%
Davies Pacific Center	Honolulu	December 2003	100%
Pan Am Building	Honolulu	December 2003	100%
Waterfront Plaza	Honolulu	July 2004	100%
City Square	Phoenix	August 2005	100%
First Insurance Center	Honolulu	December 2005	100%
Sorrento Technology Center	San Diego	December 2005	100%
Seville Plaza	San Diego	December 2005	7.5%

(1)	50.0% interest acquired in February 1996, 16.66% interest in January 2001, and remaining 33.34% interest acquired in October 2004.
Competitive Strengths
     We believe that the operations of the Contributed Properties can be distinguished from other owners and operators of office properties through the following competitive strengths:
     Concentration of High Quality Office Assets in High Growth Markets. Our four existing and target markets of Honolulu, San Diego, Phoenix and Los Angeles are among the most desirable in the United States. According to Torto Wheaton Research (“TWR”) these markets are experiencing strong net absorption and increasing rent levels and, additionally, the long-term demographic trend is favorable to office properties as the outlook is for positive population and job growth in the office sector.
     Strong Internal Growth Prospects. We believe that Pacific Office Properties Trust, Inc. will be able to achieve internal cash flow growth over time through the rollover of existing leases to higher rents, the lease-up of vacant space and the fixed annual rental rate increases included in existing leases.

•	Pacific Office Properties Trust, Inc. will be well positioned to achieve internal growth through the lease-up of existing vacant space in the Contributed Properties. The Contributed Properties’ total occupancy was 87.2% as of September 30, 2007. Pacific Office Contributor has recently repositioned a majority of the Contributed Properties in their respective markets in order to both retain current tenants and attract new ones. Key Contributed Properties have been renovated or refurbished. New and aggressive marketing and leasing programs have been put in place at all of the properties. We expect that these repositioning actions, along with the tightening market conditions in each of our existing markets, will cause average occupancy at the Contributed Properties to increase following the consummation of the Transactions.

•	As of September 30, 2007, the average asking rents in the Contributed Properties’ existing markets represented an approximate 4.7% premium to the Contributed Properties’ average in-place rents.

•	TWR forecasted (as of August 2007) office rents in our existing markets of Honolulu, San Diego and Phoenix to grow through 2012 by 20.3%, 14.3% and 19.7%, respectively. TWR also projected (as of August 2007) growth in office rents in our target market of Los Angeles through 2012 of 29.9%.

     Seasoned and Committed Management Team with a Proven Track Record. The partners of The Shidler Group who will comprise a part of the Advisor’s senior management team have been focused on executing their investment strategy in the existing and target markets for over 25 years. We believe that the Advisor’s extensive acquisition and operating expertise will provide Pacific Office Properties Trust, Inc. with access to superior acquisition sourcing, focused leasing programs, active asset and property management than would be available to Pacific Office Properties Trust, Inc. if it attempted to hire such personnel directly. Mr. Shidler is expected to control, assuming the immediate conversion and redemption for Common Stock of all Operating Partnership units, approximately 95% of our outstanding Common Stock immediately following the consummation of the Transactions. Dallas Lucas, who serves as Chief Executive Officer of the Advisor, brings a wealth of experience in finance, corporate strategy and public real estate to Pacific Office Properties Trust, Inc. Mr. Lucas has served as the Chief Financial Officer of Maguire Properties, Inc. (NYSE: MPG), Crescent Real Estate Equities Company (NYSE: CEI) and Northstar Capital Investments, a privately held real estate investment company. Mr. Lucas was instrumental in the MPG and CEI initial public offerings and the development of the corporate strategy of Northstar Capital Investments.
Growth Strategies for Pacific Office Properties Trust, Inc.
     Following consummation of the Transactions, we anticipate that our Board of Directors will observe the following policies to achieve its goal of increasing cash flow from operations:
Investment Policy
     We expect Pacific Office Properties Trust, Inc. to continue to own and operate office properties within high growth markets that exhibit favorable demand characteristics such as population and job growth and a diverse economic base. We believe that owning office properties in its target markets will allow Pacific Office Properties Trust, Inc. to generate cash flow growth and attractive long-term returns for shareholders. We believe that the Advisor will be able to source properties through The Shidler Group’s network of brokers, owners, and developers, some of which represent 25-year relationships. Further, we expect that the Advisor will employ acquisition strategies that are mainstays of The Shidler Group. Pacific Office Properties Trust, Inc. will also seek to leverage The Shidler Group’s expertise and experience to acquire office properties in joint ventures with institutional co-investors. Joint ventures can provide Pacific Office Properties Trust, Inc. with:
•	Additional capital for investment

•	Shared risk exposure and

•	Fees for asset management, property management, leasing and other services.
Management Policy
     We expect that Pacific Office Properties Trust, Inc. will be externally advised by the Advisor for at least two years following the consummation of the Transactions. An external advisor is believed to be a highly efficient operating structure for a small REIT because it allows the REIT to benefit immediately from an advisor’s existing infrastructure. It is challenging for a company our size, even following the Transactions, to assemble the necessary level of talent to operate effectively. We believe the external advisory structure bridges this constraint.
     Historically, externally advised REITs have also had shareholder and management alignment issues; however, we believe that the interests of the Advisor will be aligned with the shareholders of Pacific Office Properties Trust, Inc. due to the large equity stake in Pacific Office Properties Trust, Inc. held by Mr. Shidler. Furthermore, the base fees of the Advisor have been set pursuant to the Advisory Agreement so that they are a fixed dollar amount until the portfolio reaches a certain size and thereafter grow modestly. Economic benefit will mainly come to the Advisor and its affiliates from Common Stock appreciation and not advisory fees.
Capital Policy
     The anticipated operating platform of Pacific Office Properties Trust, Inc. will focus on structured joint ventures. We believe that these joint ventures may enable Pacific Office Properties Trust, Inc. to:
•	substitute institutional co-investor equity for more dilutive public equity that traditional REITs typically raise through the sequential issuances of common stock and

•	increase the yields on Pacific Office Properties Trust, Inc.’s and co-investor’s equity through the use of higher leverage than is normally used for a public REIT’s consolidated sheet property holdings.
     One of the Contributed Properties is held in such a joint venture as of the date of this Proxy Statement. For this Contributed Property, Pacific Office Contributor will contribute a minority economic interest and the right to manage the day-to-day operations in the Transactions as long as all of the conditions to these contributions have been met.
     In addition, we expect that Pacific Office Properties Trust, Inc. will fund 10% to 20% of the required equity for certain new office properties acquired in the future. We expect the 10% to 20% equity requirements for new acquisitions by Pacific Office Properties Trust, Inc. will be funded with funds from operations, capital raised from selling a portion of equity in entities holding the Contributed Properties and available enterprise level unsecured debt. The balance of the equity investment is expected to be funded, on a transaction-by-transaction basis, by a co-investor. The Shidler Group has pre-existing relationships with a sufficient number of co-investors to provide ample opportunities to fund anticipated acquisitions.
     We believe that Pacific Office Properties Trust, Inc. and the Operating Partnership will have no long-term or rated debt other than an unsecured revolving credit line and short-term “bridge financing” for acquisitions, which is unusual in the industry. Instead, debt relating to the

Contributed Properties will be owed at the property owning entity level. Immediately following the Transactions, this debt will be non-recourse except for one mortgage loan in a $4 million principal amount which is full recourse but short-term and guaranties and indemnitees by the Operating Partnership limited to customary non-recourse covenants for borrower misconduct and any necessary bridge financing, which financing is expected to be refinanced within 12 to 18 months with non-recourse property-specific financing. This debt strategy isolates mortgage liabilities in separate, stand-alone entities, allowing Pacific Office Properties Trust, Inc. to have only its property-specific equity investment at risk. It is expected that the debt on each Contributed Property immediately following the Transactions will be equal to approximately 70% of a property’s agreed value under the Master Agreement and be principally fixed rate. It is expected that Pacific Office Properties Trust, Inc. will be able to employ higher leverage than is customarily used for a public REITs on-balance sheet property holdings and that Pacific Office Properties Trust, Inc. will be able to self-fund through future sales of ownership interests in certain of the Contributed Properties and net cash flow from operations.
Leasing Policy
     Historically, the Contributed Properties have been leased to tenants on both a full service gross and net lease basis. A full service gross lease has a base year expense stop, whereby the tenant pays a stated amount of expenses as part of the rent payment, while future increases (above the base year stop) in property operating expenses are billed to the tenant based on the tenant’s proportionate square footage in the property. The increased property operating expenses billed are reflected in operating expense and amounts recovered from tenants are reflected as tenant recoveries in the statements of income. In a net lease, the tenant is responsible for all property taxes, insurance, and operating expenses. As such, the base rent payment does not include operating expenses, but rather all such expenses are billed to the tenant. The full amount of the expenses for this lease type is reflected in operating expenses, and the reimbursement is reflected in tenant recoveries. We expect Pacific Office Properties Trust, Inc. to emphasize net leases in the future, though we expect some leases will remain gross leased in the future due to tenant expectations and market customs.
Reporting Policies
     As a company subject to the information reporting requirements of the Exchange Act, we currently make available to our shareholders our annual reports, including our audited financial statements. Upon the consummation of the Transactions, we will continue to be subject to these reporting requirements, therefore, we will continue to make available to our shareholders our annual reports and audited financial statements. Additionally, pursuant to these reporting requirements, we will file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.
Other Policies
     We do not expect to have any formal policies regarding investment in real estate mortgages or securities immediately after the Transactions are consummated. All policies will be subject to the interpretation or changes by the Board of Directors of Pacific Office Properties Trust, Inc. without the consent of shareholders.

Overview of Existing and Target Markets
     The Contributed Properties consist of office properties in the Honolulu, San Diego and Phoenix metropolitan areas. The business plan of Pacific Office Properties Trust, Inc. is to initially concentrate its acquisition efforts and operations on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix.
Honolulu Economy
(All information contained in this subsection is derived from the State of Hawaii Department of Business, Economic Development and Tourism (the “DBEDT”).)
     The State of Hawaii is located in the mid-Pacific Ocean approximately 2,400 miles from the west coast of the mainland United States and is comprised of eight major islands. The Island of Oahu, also known as the City and County of Honolulu, is the most populous island in the state containing approximately 70% of Hawaii’s population of 1.3 million people. Honolulu is the center of business, finance and government for Hawaii as well as a center of international trade and travel for the United States and Asia. In addition to Hawaii’s tourism and construction industries and a strong military presence, Hawaii derives a significant portion of its employment through the health care, finance and trade industries.
     Population growth in Hawaii has been steady from 2000 to 2006 with an aggregate increase of 6.1%. According to the U.S. Department of Labor, Bureau of Labor Statistics (“BLS”), as of September 30, 2007, Honolulu had an unemployment rate of 2.6%. Total non-agricultural job growth in Hawaii from year end 2002 to June 30, 2007 has been 9.9%, an annual average growth rate of 2.3%. Hawaii’s gross state product is estimated to have grown 6.2% in 2006, following robust growth rates of 7.5% and 7.8% in 2005 and 2004, respectively.
Honolulu Office Market
(Unless otherwise indicated, all information contained in this subsection is derived from Colliers Monroe Friedlander (“CMF”).)
     The Honolulu office market includes the entire Island of Oahu and is comprised of approximately 15.7 million leasable square feet as of September 30, 2007. Honolulu’s office vacancy rates have fallen from 13.6% at year end 2002 to 6.9% at September 30, 2007. The market is believed to have posted a total of 1.1 million square feet of net absorption from January 1, 2003 through September 30, 2007.

HONOLULU OFFICE MARKET VACANCY RATES
2002-3Q2007
          Source: CMF
     The average full service gross asking rental rate for all office properties rose by 25.7% from $25.68 per square foot at year end 2003 to $32.28 per square foot at September 30, 2007. This reflects an average annual increase in asking rents of 6.9%.
HONOLULU FSG ASKING RENTAL RATES
2003-3Q2007
          Source: CMF
     Driving this momentum has been the state’s robust job growth in the office sector, which, according to the DBEDT, has increased by 13.6% from year end 2002 through June 30, 2007. Honolulu has also not added new office product since 1996 and, to the knowledge of Pacific Office Contributor, there is no new office supply under construction as of the date of this Proxy Statement. As of June 30, 2007, TWR projected office construction of 449,000 square feet, or 2.9% of the current overall market size, will be completed in Honolulu from 2007 through 2012.

San Diego Economy
     San Diego is the southern-most county in the State of California, encompassing more than 4,200 square miles. San Diego is the second largest city in California and the sixth largest county in the nation in terms of population. San Diego’s economy first developed as a military town when it became an important naval base during World War I. Since then, San Diego has turned itself into a major economic engine with its suburbs becoming hubs of research and entrepreneurial activity.
     According to the Economic Research Bureau, San Diego Regional Chamber of Commerce (“SDCC”), San Diego County is home to 3.1 million people with a median age of just 35 years. The BLS reports that San Diego’s unemployment rate at September 30, 2007 was 4.8%. The Los Angeles Economic Development Corporation (“LAEDC”) reports that non-farm employment in San Diego County increased from year end 1996 through year end 2006 by 29.24%, an average annual growth rate of 2.9%.
     The SDCC estimates a 5.3% growth in San Diego’s gross regional product in 2006 after growth rates of 6.3% and 8.1% in 2005 and 2004, respectively.
San Diego Office Market
(Unless otherwise indicated, all information contained in this subsection is derived from CBRE.)
     The San Diego office market includes San Diego County and is comprised of approximately 53.5 million rentable square feet as of September 30, 2007. The market has sustained strong demand over the last three years and its strong real estate fundamentals have spurred recent high levels of construction activity.
     San Diego’s office vacancy rates declined from 11.6% at year end 2002 to 8.9% at year end 2005. The vacancy rate increased to 12.0% at September 30, 2007 largely due to 3.1 million square feet of construction deliveries in 2006 and the first three quarters of 2007 compared to an aggregate of only 350,636 square feet of construction deliveries in the two prior years. The San Diego office market continues to show signs of health with continued positive net absorption and increasing rental rates throughout the first three quarters of 2007.

SAN DIEGO OFFICE MARKET VACANCY RATES
2002-3Q2007
          Source: CB Richard Ellis (“CBRE”)
     Despite higher vacancy rates, San Diego’s rental rates continue to rise. The average full service gross asking rental rate for office space in San Diego rose by 31.7% from $21.60 per square foot at year end 2003 to $28.44 per square foot at September 30, 2007. This reflects an average annual increase in asking rents of 8.4%.
SAN DIEGO AVERAGE FSG ASKING RENTAL RATES
2003-3Q2007
          Source: CBRE
     TWR forecasted as of June 30, 2007 average annual job growth in the office sector of 3.8%, and continued positive net absorption in the San Diego office market through 2012. As of June 30, 2007, TWR projected office construction of 10.9 million square feet, or 20.7% of the current overall market size, will be completed in San Diego from 2007 through 2012.

Phoenix Economy
     Phoenix is located in south-central Arizona, in the middle of what is known as the Valley of the Sun. Centrally located between Los Angeles, San Diego, Denver and Albuquerque, Phoenix serves as a business and distribution hub for the Southwest.
     Phoenix has experienced a consistent economic ascent over the last forty years, growing from a population of approximately 332,000 in 1950 to a robust commercial center of over 3.7 million residents, making it the 14th largest metropolitan statistical area in the nation. The Greater Phoenix Economic Council (“GPEC”) projects Phoenix’s population will grow at more than twice the national rate for the next two decades.
     The Arizona Department of Economic Security (“ADES”) reports that Phoenix’s unemployment rate at September 30, 2007 was 2.9%, significantly lower than the national rate of 4.5% at that date. The ADES also reports that Phoenix’s total non-farm employment increased from year end 2002 through September 30, 2007 by 20.6%, an average annual rate of 4.3%. According to the GPEC, Phoenix’s gross regional product in 2005 reflected growth of 12.5% over 2004, the largest growth rate among the top 20 metropolitan statistical areas.
Phoenix Office Market
(Unless otherwise indicated, all information contained in this subsection is derived from CBRE.)
     The Phoenix office market includes the Phoenix metropolitan statistical area and is comprised of approximately 66.9 million rentable square feet as of September 30, 2007. The Phoenix office market has been experiencing increasing demand and overall positive net absorption over the last three years.
     Phoenix’s overall office vacancy rates fell from 18.8% at year end 2002 to 12.9% at September 30, 2007. The market had a record year in 2006 with 3.2 million square feet of net absorption, which broke the previous record of 3.1 million square feet of net absorption set in 2005. Positive net absorption of 987,000 square feet continued in the first three quarters of 2007.
PHOENIX OFFICE MARKET VACANCY RATES
2002-3Q2007

          Source: CBRE
     While the Phoenix market has shown signs of increasing demand for some time, the average asking rental rate for all office properties has only recently begun to rise, increasing by 34.9% since year end 2004 to $25.67 at September 30, 2007.
PHOENIX AVERAGE FSG ASKING RENTAL RATES
2003-3Q2007
          Source: CBRE/TWR
     TWR forecasted as of June 30, 2007 average annual job growth in the office sector of 5.4% and continual positive net absorption in the Phoenix office market through 2012. As of June 30, 2007, TWR projected office construction of 17.1 million square feet, or 25.8% of the current overall market size, will be completed in Phoenix from 2007 through 2012.
Los Angeles Economy
(All information contained in this subsection is derived from LAEDC.)
     Los Angeles is a leading international gateway city with a large, dynamic and diverse economy. It is widely recognized as the most important financial, trade and cultural center in the western United States. The Los Angeles region is comprised of five major counties totaling over 35,000 square miles. These counties include Los Angeles County and four surrounding counties.
     The Los Angeles region has a diverse economic base that is driven by a robust service sector, including international trade, hospitality and leisure, health care, technology and other professional services. Los Angeles is also widely recognized as the entertainment capital of the world.
     With a population of 18.2 million, the Los Angeles region represents the second largest metropolitan economy in the nation and accounts for more jobs than any U.S. region other than the New York metropolitan area. Los Angeles’ gross regional product is estimated to have grown 7.9% in 2006 after growing 7.4% in 2005.

Los Angeles Office Market
(Unless otherwise indicated, all information contained in this subsection is derived from CBRE.)
     A significant component of the Los Angeles office market is the Los Angeles County office market. The Los Angeles County office market is comprised of approximately 189.4 million rentable square feet as of September 30, 2007.
     Los Angeles County’s overall office vacancy rates have fallen from 14.4% at year end 2002 to 8.9% at September 30, 2007. The Los Angeles County office market has had 12.9 million square feet of net absorption from January 1, 2003 through September 30, 2007.
LOS ANGELES COUNTY OFFICE MARKET VACANCY RATES
2002-3Q2007
          Source: CBRE
     The average full service gross asking rental rate for office space in Los Angeles County rose by 31.4% from $25.20 per square foot at year end 2003 to $33.12 per square foot at September 30, 2007. This reflects an average annual increase in asking rents of 8.4%.

LOS ANGELES COUNTY AVERAGE FSG ASKING RENTAL RATES
2003-3Q2007
          Source: CBRE
     TWR forecasted as of June 30, 2007 average annual job growth in the office sector of 1.6% and positive net absorption in the Los Angeles County office market through 2012. As of June 30, 2007, TWR projected office construction of 23.3 million square feet, or 12.3% of the current overall market size, will be completed in Los Angeles County from 2007 through 2012.
Contributed Properties
     The following tables contain descriptive information about all of the Contributed Properties, including one Contributed Property in which Pacific Office Contributor controls a minority 7.5% ownership interest.

	NO. OF	YEAR BUILT/	RENTABLE	ANNUALIZED	PERCENTAGE
PROPERTY	BUILDINGS	RENOVATED	SQ. FT.	RENT(1)(2)	OWNERSHIP	INTEREST

Waterfront Plaza 500 Ala Moana Boulevard	7	1988/2006	523,691	$15,786,674	100.0%	Leasehold
Honolulu, HI 96813
Davies Pacific Center 841 Bishop Street	1	1972/2006	355,792	10,018,542	100.0%	Fee Simple(3)
Honolulu, HI 96813
Pan Am Building 1600 Kapiolani Boulevard	1	1969/2005	211,097	6,789,996	100.0%	Fee Simple
Honolulu, HI 96814
First Insurance Center 1100 Ward Avenue	1	1960	201,850	6,548,701	100.0%	Fee Simple(4)
Honolulu, HI 96814
Pacific Business News Building 1833 Kalakaua Avenue	1	1964/2006	89,994	1,856,262	100.0%	Fee Simple
Honolulu, HI 96815
City Center 810 Richards Street	1	1964/2005	73,680	1,526,501	100.0%	Leasehold
Honolulu, HI 96813
City Square 3800 North Central Avenue	3	1961/1988	738,300	9,295,283	100.0%	Fee Simple
3838 North Central Avenue		1971/1994
4000 North Central Avenue		1965/2000
Phoenix, AZ 85012
Sorrento Technology Center 10140 Barnes Canyon Road	2	1985	63,363	1,403,132	100.0%	Fee Simple
10180 Barnes Canyon Road San Diego, CA 92121
Seville Plaza 5469 Kearny Villa Road	3	1976/2002	138,277	3,596,669	7.5%	Fee Simple
5471 Kearny Villa Road 5473 Kearny Villa Road San Diego, CA 92123

Total/Weighted Average	20		2,396,044	$56,821,759

(1)	Represents annualized monthly rent under commenced leases as of September 30, 2007. This amount reflects total cash rent before abatements. Abatements committed to as of September 30, 2007 for the 12 months ending September 30, 2008 were $236,399.

(2)	Existing net rents are converted to gross rent by adding estimated annualized operating expense reimbursements to base rents.

(3)	Davies Pacific Center was originally acquired as a leasehold property. Its fee interest was acquired in October 2006.

(4)	Both the leasehold and the leased fee interest in First Insurance Center are being contributed to the Operating Partnership.
     The following table sets forth the occupancy rate and average annualized base rent per rentable square foot for each of the Contributed Properties. The table provides information for each of the Contributed Properties at September 30, 2007 and at December 31 of each of the past five years commencing with the year of the Contributed Property’s acquisition.

	OCCUPANCY RATES(1)						ANNUALIZED RENT PER LEASED SF(3)(4)
PROPERTY	2002	2003	2004	2005	2006	9/30/07(2)	2002	2003	2004	2005	2006	9/30/07

Waterfront Plaza	—	—	90%	87%	96%	93%	—	—	$26.39	$29.52	$29.41	$32.65
Davies Pacific Center	—	—	84%	88%	89%	88%	—	—	25.94	27.25	30.10	31.88
Pan Am Building	—	—	89%	92%	93%	96%	—	—	27.11	28.77	31.60	33.54
First Insurance Center	—	—	—	97%	98%	99%	—	—	—	24.54	30.59	32.77
Pacific Business News Building	82%	81%	82%	81%	76%	71%	21.77	22.18	21.97	24.66	27.65	29.10
City Center	89%	78%	67%	68%	78%	77%	22.84	21.30	21.72	20.46	24.36	26.92
City Square	—	—	—	63%	73%	79%	—	—	—	17.11	18.39	19.19
Sorrento Technology Center	—	—	—	100%	100%	100%	—	—	—	24.90	21.41	22.14
Seville Plaza	—	—	—	94%	90%	87%	—	—	—	21.54	24.93	29.85

Total/Weighted Average	85%	79%	86%	81%	86%	87%	$22.28	$21.79	$25.88	$24.50	$26.24	$28.57

(1)	Based on leases commenced as of September 30, 2007 and at December 31 of each historical year.

(2)	Occupancy includes leases signed as of September 30, 2007 but not commenced.

(3)	Annualized Rent Per Leased SF represents annualized gross rent divided by total leased square feet.

(4)	Annualized rent for existing net rents are converted to gross rent by adding estimated expense reimbursements to base rents.
Tenant Diversification
     The following table provides information on the ten largest tenants, by annualized rent, in the Contributed Properties as a portfolio:

						% OF TOTAL
		LEASE	RENTABLE	% OF	ANNUALIZED	ANNUALIZED
TENANT	INDUSTRY	EXPIRATION	SQ. FT.	TOTAL RSF	RENT(1) (2)	RENT

First Insurance Company of Hawaii Ltd.	Insurance	02/28/18	109,155	4.6%	$3,994,785	7.0%
AZ Dept of Economic Security	Government	06/30/12	98,933	4.1%	1,859,820	3.3%
Hawaii Insurance Consultants, Ltd	Insurance	12/31/12	74,249	3.1%	2,335,131	4.1%
Straub Clinic & Hospital	Health Care	01/31/08	52,653	2.2%	1,329,436	2.3%
Fujitsu Transaction Solutions, Inc.	Technology	12/31/10	37,886	1.6%	825,780	1.5%
McCorriston Miho Miller Mukai	Legal Services	12/31/11	34,543	1.4%	678,425	1.2%
Aloha Airlines, Inc.	Transportation	10/14/10	34,336	1.4%	1,027,676	1.8%
AT&T Corp.	Communications	06/30/10	26,160	1.1%	1,053,463	1.9%
Information Systems Laboratories, Inc.	Technology	11/30/11	25,477	1.1%	577,352	1.0%
Maricopa County	Government	07/31/10	24,878	1.0%	442,703	0.8%

Top 10 Tenants By Annualized Rent			518,270	21.6%	$14,124,570	24.9%

(1)	Represents annualized monthly rent under commenced leases as of September 30, 2007.

(2)	Annualized rent for existing net rents are converted to gross rent by adding estimated annualized expense reimbursements to base rents.
     The following tables contain information about tenants who occupy more than 10% of any Contributed Property as of September 30, 2007. Two of the Contributed Properties have no tenant that occupies more than 10% of the rentable square footage. No tenant occupies more than 10% of the aggregate rentable square footage of all Contributed Properties:
Waterfront Plaza

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Hawaii Insurance Consultants, Ltd.	Insurance	12/31/12	Yes	74,249	14.2%	$2,335,131	14.8%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	Hawaii Insurance Consultants has an option to extend its term for two 5-year periods, with base rent set at an agreed upon negotiated base rental rate of 95% of the fair market rental rate at the time of the extension.

(3)	Represents annualized monthly gross rent at September 30, 2007.

Pan Am Building

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Royal State Financial Corp.	Insurance	10/31/11	Yes	21,893	10.4%	$689,411	10.2%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	Royal State Financial Corp. has an option to extend its term for two 5-year periods at fair market rent.

(3)	Represents annualized monthly gross rent at September 30, 2007.

First Insurance Center

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Straub Clinic & Hospital	Healthcare	01/31/08	Yes	52,653	26.1%	$1,329,436	20.3%

First Insurance Co. of Hawaii, Ltd.	Insurance	02/28/18	Yes	109,155	54.1%	$3,994,785	61.0%

Total				161,808	80.2%	$5,324,221	81.3%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	Straub Clinic & Hospital has an option to extend its term for two 5-year periods, with base rent set at an agreed upon negotiated base rental rate not to exceed 90% of the fair market rental rate at the time of the extension; First Insurance Company of Hawaii has an option to extend its term for three 10-year periods, with base rent set at an agreed upon negotiated base rental rate of 95% of the fair market rental rate at the time of the extension.

(3)	Represents annualized monthly gross rent at September 30, 2007.

Pacific Business News Building

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Business Journal Publications, Inc.	Media &	09/30/09	Yes	9,632	10.7%	$265,843	14.3%
Publishing

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	Business Journal Publications has an option to extend its term for 5 years at 95% of the fair market rent at the time of extension.

(3)	Represents annualized monthly gross rent at September 30, 2007.

City Center

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

State of HI Dept. of Human Services	Government	03/31/09	Yes	12,911	17.5%	$283,526	18.6%

Clifford Projects	Architectural Services	02/29/16	Yes	11,444	15.5%	$339,984	22.3%

Total				24,355	33.1%	$623,509	40.8%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	State of Hawaii, Dept. of Human Services has an option to extend its term for 4 years and 11 months at fair market rent; Clifford Projects has an option to extend its term for 5 years at fair market rent.

(3)	Represents annualized monthly gross rent at September 30, 2007.

City Square

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Arizona Dept. of Economic Security	Government	06/30/12	Yes	98,933	13.4%	$1,859,820	20.0%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	The Arizona Dept. of Economic Security has an option to extend its term for 5 years at fair market rent.

(3)	Represents annualized monthly gross rent at September 30, 2007.

Sorrento Technology Center

	INDUSTRY/			TOTAL	% OF		% OF
	PRINCIPAL	LEASE	RENTAL	LEASED	RENTABLE	ANNUALIZED	ANNUALIZED
TENANT	BUSINESS	EXPIRATION(1)	OPTION(2)	SQ. FT.	SQ. FT.	RENT(3)	RENT

Information Systems Laboratories	Technology	11/30/11	Yes	25,477	40.2%	$577,352	41.1%

Fujitsu	Technology	12/31/10	Yes	37,886	59.8%	$825,780	58.9%

Total				63,363	100.0%	$1,403,132	100.0%

(1)	Expiration dates assume no exercise of renewal, extension or termination options.

(2)	Information Systems Laboratories has an option to extend its term for 5 years at the higher of fair market rent or a 3.5% increase above the tenant’s rent at expiration. Fujitsu has an option to extend its term for 5 years at fair market rent.

(3)	Represents annualized monthly gross rent at September 30, 2007.

Lease Expirations
     The following table sets forth a summary schedule of the lease expirations for leases in place as of September 30, 2007 for all Contributed Properties including the one that is 7.5% controlled by Pacific Office Contributor. The information set forth in the table assumes that tenants exercise no renewal options or early termination rights.

			EXPIRING		ANNUALIZED			ANNUALIZED
	NO. OF		SF AS A		RENT AS A	ANNUALIZED	ANNUALIZED	RENT
YEAR OF	LEASES		% OF	ANNUALIZED	% OF	RENT PER	RENT AT	PER RSF AT
LEASE EXPIRATION	EXPIRING	RSF	TOTAL	RENT(1)(2)	TOTAL	LEASED SF(3)	EXPIRATION	EXPIRATION(4)

Available For Lease		306,307	12.8%
2007	135	80,331	3.4%	2,433,681	4.3%	$30.30	3,028,533	$37.70
2008	129	327,850	13.7%	9,026,683	15.9%	27.53	9,992,495	30.48
2009	95	256,460	10.7%	7,253,120	12.8%	28.28	7,830,565	30.53
2010	96	369,770	15.4%	11,200,794	19.7%	30.29	11,247,252	30.42
2011	68	300,329	12.5%	7,741,260	13.6%	25.78	9,132,065	30.41
2012	55	358,274	15.0%	9,591,533	16.9%	26.77	12,167,517	33.96
2013	8	55,909	2.3%	1,804,097	3.2%	32.27	1,594,444	28.52
2014	3	10,892	0.5%	346,677	0.6%	31.83	377,835	34.69
2015	6	65,820	2.7%	1,571,763	2.8%	23.88	1,575,621	23.94
Thereafter	18	162,540	6.8%	5,852,153	10.3%	36.00	6,918,990	42.57
Signed Leases Not Commenced	8	100,890	4.2%	—	—	—	—	—
Building Management Use	3	672	0.0%	—	—	—	—	—

Portfolio Total/Weighted Average	624	2,396,044	100.0%	56,821,759	100.0%	$28.57	63,865,318	$32.11

(1)	Represents annualized monthly rent under commenced leases as of September 30, 2007. This amount reflects total cash rent before abatements.

Abatements committed to as of September 30, 2007 for the 12 months ending September 30, 2008 were $236,399.

(2)	Existing net rents are converted to gross rent by adding estimated annualized operating expense reimbursements to base rents.

(3)	Represents annualized rent divided by leased square feet.

(4)	Represents annualized rent at expiration divided by leased square feet.

Ground Leased Contributed Properties
     The land underlying two of the Contributed Properties, Waterfront Plaza and City Center, is currently leased. These ground leases provide substantially all of the rights of a fee owner. However, there are obligations under the ground leases to the fee owners that would not exist if the interests in these Contributed Properties were owned in fee simple. The Pacific Office Contributor affiliates owning these Contributed Properties do not have the right to purchase the land subject to the ground leases. The following table presents minimum lease payment information for each of the ground leases as of September 30, 2007:

		MINIMUM PAYMENT DUE BY PERIOD
		LESS THAN	2-3	4-5	MORE THAN
PROPERTY	TOTAL	1 YEAR	YEARS	YEARS	5 YEARS

Waterfront Plaza	$223,174,384	$1,738,105	$4,004,279	$4,256,000	$213,176,000

City Center (2)	$9,675,426	$279,231	$588,123	$630,012	$8,178,061

Total	$232,849,810	$2,017,336	$4,592,402	$4,886,012	$221,354,061

(1)	Lease term expires in 2060. The annual rental obligations reset on January 1, 2036, January 1, 2041, January 1, 2046, January 1, 2051, and January 1, 2055 in an amount equal to 8.0% of the fair market value of the land. We have estimated the minimum future rental payments after 2035 to be an amount equal to the annual rent for 2035.

(2)	Lease term expires May 31, 2035. Ground lease also imposes obligation to pay 3% of tenant revenues collected, other than operating expense reimbursements. On June 1, 2016 and 2026 the annual rental obligation will reset to an amount equal to 6% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. For the period prior to June 1, 2016, we have only included the base rent component in the minimum future payments. For the period after June 1, 2016 we estimated the annual minimum future rental payments to be an amount equal to the base rent paid for the immediately preceding 12 month-period.
Indebtedness
     The following table sets forth information relating to the material borrowings with respect to the Contributed Properties as of September 30, 2007. Unless otherwise indicated in the footnotes to the table, each loan requires monthly payments of interest only and a balloon payment at maturity:

	PRINCIPAL	INTEREST		MATURITY		BALANCE DUE AT		PREPAYMENT/
PROPERTY	BALANCE	RATE		DATE		MATURITY DATE		DEFEASANCE

City Center (1)	$3,982,758	7.5%		8/15/08		$3,840,903		(2)
Davies Pacific Center	95,000,000	5.86%		11/11/16		95,000,000		(3)
First Insurance Center	38,000,000	5.735%		1/1/16		38,000,000		(4)
First Insurance Center	14,000,000	5.395%		1/6/16		14,000,000		(5)
Pacific Business News Building (6)	11,965,694	6.98%		4/6/10		11,612,544		(7)
Pan Am Building	60,000,000	6.17%		8/11/16		60,000,000		(8)
Waterfront Plaza	100,000,000	6.3735%		9/11/16		100,000,000		(9)
Waterfront Plaza	11,000,000	6.3735%		9/11/16		11,000,000		(10)
City Square	27,500,000	5.5772%		9/1/10		27,500,000		(11)
City Square	24,420,988	LIBOR + 2.35%		9/1/10		28,500,000	(12)	(13)
Sorrento Technology Center (14)	11,800,000	5.75	%(15)	1/11/16	(15)	11,800,000		(16)
Seville Plaza (17)	24,650,000	6.432%		1/1/11		24,650,000		(18)

(1)	Requires monthly principal and interest payments of $37,931.

(2)	Loan is prepayable, subject to prepayment premium equal to greater of 2% of amount prepaid or yield maintenance.

(3)	Loan is prepayable, after second anniversary of its securitization, subject to prepayment premium equal to greater of (a) 1% of amount prepaid or (b) yield maintenance. No premium due after August 11, 2016.

(4)	Loan is prepayable subject to a prepayment premium in an amount equal to the greater of 3% of outstanding principal amount or yield maintenance. No premium due after October 1, 2015. Loan may also be defeased after earlier of December 2008 or two years after the “start-up date” of the loan, if securitized.

(5)	Loan is not prepayable until October 6, 2015; however, loan may be defeased after earlier of August 2009 and two years after the “start-up date” of the loan, if securitized. No premium is due upon prepayment.

(6)	Requires monthly principal and interest payments of $81,335.

(7)	Loan may not be prepaid until February 6, 2010. No premium is due upon prepayment. Loan may be defeased after the earlier of September 2008 or two years after the “start-up date” of the loan, if securitized.

(8)	Loan may be prepaid following second anniversary of its securitization subject to a prepayment premium equal to greater of 1% of principal balance of loan or yield maintenance. No premium is due after May 11, 2016.

(9)	Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016. Loan may also be defeased after the date that is two years from the “start-up date” of the loan, if securitized.

(10)	Loan may be prepaid subject to payment of a yield maintenance-based prepayment premium; no premium is due after June 11, 2016.

(11)	Loan may not be prepaid until June 1, 2010. Loan may be defeased at any time after the earlier of October 1, 2008 or the date that is two years after the “start-up date” of the loan, if securitized.

(12)	Assumes entire loan amount is advanced.

(13)	Loan may be prepaid subject to payment of a fee in amount of $285,000 (until August 21, 2008) or $142,000 (after that date).

(14)	From and after January 11, 2010, requires monthly principal and interest payments in the amount of $68,862.

(15)	Although the maturity date is January 11, 2036, January 11, 2016 is the anticipated repayment date because the interest rate adjusts as of January 11, 2016 to greater of 7.75% or treasury rate plus 70 basis points, plus 2.7%.

(16)	No prepayment is permitted prior to October 11, 2016. Loan may be defeased after the earlier of December 15, 2009 or second anniversary of the “start-up date” of the loan, if securitized.

(17)	Current percentage ownership for this property is 7.5%; stated loan amount, however, applies to 100% of the property, rather than only 7.5% interest.

(18)	No prepayment permitted prior to July 11, 2010. Any prepayment is subject to payment of prepayment premium in an amount equal to greater of 1% of amount of prepayment or yield maintenance. Loan may also be defeased from December 12, 2005 and ending on earlier of December 12, 2008 or second anniversary of the “start-up date” of the loan, if securitized.

Tax and Depreciation
     The following table contains additional information about taxation and depreciation of all of the Contributed Properties, including one Contributed Property in which Pacific Office Contributor controls a minority 7.5% ownership interest. The average annualized depreciation rate is 2.88%.

	FEDERAL TAX BASIS			PROPERTY TAXES
	ADJUSTED	LIFE			2006
	9/30/2007	CLAIMED	METHOD(1)	2006	TAX RATE (%)

Waterfront Plaza	$62,787,210	39 years	Straight line	$1,142,071	1.10
Davies Pacific Center	$46,297,676	39 years	Straight line	$761,396	1.10
Pan Am Building	$20,909,353	39 years	Straight line	$456,057	1.10
First Insurance Center	$32,415,969	39 years	Straight line	$261,158	1.10
Pacific Business News Building	$4,797,599	39 years	Straight line	$125,096	1.10
City Center	$1,045,859	39 years	Straight line	$129,132	1.10
	$2,502,336	31.5 years	Straight line
City Square	$16,258,302	39 years	Straight line	$1,036,034	2.59
	$72,739	5 years	Double Declining
Sorrento Technology Center	$2,243,605	39 years	Straight line	$155,129	1.11
	$203,090	5 years	Double Declining
Seville Plaza (3)	$13,358,805	39 years	Straight line	$290,136	1.11
	$1,129,865	5 years	Double Declining

(1)	Depreciation method and life claimed for each property and component thereof are determined by reference to the IRS-mandated method for depreciating assets placed into service after 1986, known as the Modified Accelerated Cost Recovery System.

(2)	Taxes paid for period May 15, 2006 through December 31, 2006.

(3)	Percentage ownership for this property is 7.5%. Stated amounts apply to 100% of the property, rather than only 7.5% interest.
     In addition, at September 30, 2007, we have depreciable building, land and tenant improvements with an aggregate tax basis of approximately $31.66 million and depreciable furniture, fixtures and equipment associated with the Contributed Properties with an aggregate tax basis of approximately $5.27 million. Depreciation on the building, land and tenant improvements is computed on the straight line and double declining balance methods over the claimed life of such property, which is between five and 39 years. Depreciation on furniture, fixtures and equipment is computed on the double declining balance method over the claimed life of such property, which is either five or seven years.

Regulation
General
     The Contributed Properties are subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements. Pacific Office Contributor believes that each of the properties has the necessary permits and approvals to operate its business.
Americans With Disabilities Act
     The Contributed Properties must comply with Title III of the ADA to the extent that such properties are “public accommodations” as defined by the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although Pacific Office Contributor believes that the Contributed Properties in the aggregate substantially comply with present requirements of the ADA, Pacific Office Contributor has not conducted a comprehensive audit or investigation of all of the Contributed Properties to determine compliance, and Pacific Office Contributor is aware that some particular properties may currently be in non-compliance with the ADA. Noncompliance with the ADA could result in the incurrence of additional costs to attain compliance. The obligation to make readily achievable accommodations is an ongoing one, and continual assessment of the properties will be required.
Environmental Matters
     Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties have been (or may have been) affected by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation, management and development of real properties, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.
     Although most of the Contributed Properties have been subjected to Phase I assessments, they are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable laws or regulations, we may elect to conduct no investigation, remedy or amelioration of the liabilities disclosed in the Phase I assessments may be made.

Insurance
     Pacific Office Contributor carries comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the Contributed Properties under a blanket insurance policy. Pacific Office Contributor believes the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, the insurance coverage may not be sufficient to fully cover losses. Pacific Office Contributor does not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Some of the policies, like those covering losses due to terrorism, earthquakes and floods, are insured subject to limitations involving substantial self insurance portions and significant deductibles and co-payments for such events. In addition, many of the Contributed Properties are located in an area subject to an increased risk of earthquakes. While Pacific Office Contributor presently carries earthquake insurance on its properties, the amount of our earthquake insurance coverage may not be sufficient to fully cover losses from earthquakes. We may reduce or discontinue earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. Also, if destroyed, we may not be able to rebuild certain of our properties due to current zoning and land use regulations. In addition, our title insurance policies may not insure for the current aggregate market value of the Contributed Properties, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. See “RISK FACTORS — Risks Related to Our Business and Properties Following the Transactions — Potential losses may not be covered by insurance.”
Competitive Factors
     We compete with a number of developers, owners and operators of office and commercial real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to you may be adversely affected.
Employment
     The Contributed Properties have no employees and its ownership entities have historically contracted for property management services for all of the Contributed Properties from property management service providers affiliated with The Shidler Group. Therefore, there were no employees.

MANAGEMENT OF PACIFIC OFFICE PROPERTIES TRUST, INC.
Directors and Executive Officers
     After the Reincorporation, the size of our Board of Directors will be four to nine members. On the effective date of the Reincorporation, the Board of Directors is expected to consist of seven members. We expect that Messrs. Hamlin, Brennan, Denton and Higbee will be “independent directors” within the meaning of the listing standards of AMEX.
     The following table sets forth certain information concerning our anticipated directors and executive officers following the consummation of the Transactions.

Name	Age	Position
Jay H. Shidler	61	Chairman of the Board of Directors
Dallas E. Lucas	45	Chief Executive Officer and Director
Thomas R. Hislop	58	Director
Clay W. Hamlin	62	Director
Michael W. Brennan	50	Director
Robert L. Denton	55	Director
Paul M. Higbee	52	Director
Lawrence J. Taff	50	Chief Financial Officer
Russell Beecher	37	Chief Investment Officer
Kimberly F. Aquino	43	Secretary
     The following is a biographical summary of the experience of our anticipated directors and executive officers.
     Jay H. Shidler will be the Chairman of the Board of Directors. Mr. Shidler is the Founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and has been the initial investor in numerous public and private companies. Among these companies, three are highly successful public real estate investment trusts — TriNet Corporate Realty Trust, Inc. (formerly NYSE: TRI), the first public triple-net lease REIT and now merged with iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), one of the nation’s largest providers of diversified industrial real estate, and Corporate Office Properties Trust (NYSE: OFC), consistently ranked as one of the nation’s best performing REITs. Mr. Shidler serves as Chairman of the Board of Directors of First Industrial Realty Trust, Inc. and Chairman of the Board of Trustees of Corporate Office Properties Trust.
     Dallas E. Lucas will be our Chief Executive Officer and a member of our Board of Directors. Since 2002, Mr. Lucas served as Executive Vice President and Chief Financial Officer of Maguire Properties (NYSE: MPG), a REIT focused on the office market of Southern California. From 1998 to 2002, Mr. Lucas served as the Director, Vice President and Chief Financial Officer of NorthStar Capital Investment Corp., a $2.5 billion privately held REIT. From 1993 to 1998, Mr. Lucas was the Senior Vice President and Chief Financial Officer of Crescent Real Estate Equities Company (NYSE: CEI). Mr. Lucas was instrumental in the MPG and CEI initial public offerings and the development of the corporate strategy of Northstar Capital Investments. Mr. Lucas began his career as an auditor with Arthur Andersen & Company in 1984 and left the firm as an audit manager in 1993 to join Crescent. Mr. Lucas is a CPA and received a bachelor’s degree in business administration from the University of Oklahoma.
     Thomas R. Hislop will be a member of our Board of Directors upon the consummation of the Transactions. Mr. Hislop served as Chairman of the Board and Chief Executive Officer of Arizona Land Income Corporation since 1988. Mr. Hislop is Chief Executive Officer and a director of Peacock, where he has been engaged in various capacities since that company’s inception in 1989. Prior to that Mr. Hislop was a director of Young, Smith & Peacock since 1967.
     Clay W. Hamlin, III will be a member of our Board of Directors. Mr. Hamlin is Vice Chairman of the Board of Trustees of Corporate Office Properties Trust (NYSE: OFC), which he co-founded in 1997. Mr. Hamlin joined The Shidler Group in 1989 as Managing Partner of The Shidler Group’s Mid-Atlantic region, which was contributed to, and merged with, Royale Investments, Inc. to become Corporate Office Properties Trust in 1997. Mr. Hamlin served as Chief Executive Officer of Corporate Office Properties Trust from 1997 through 2005. Bringing over 35 years of real estate experience, Mr. Hamlin is also an attorney, a CPA and holds an MBA from the Wharton School.
     Michael W. Brennan will be a member of our Board of Directors. Mr. Brennan has been President and Chief Executive Officer of First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, since 1998. Mr. Brennan joined The Shidler Group as its principal acquisitions executive in 1986 and was named Partner of its Mid-West region in 1988. Mr. Brennan has 25 years of real estate experience during which he has orchestrated over $10 billion of industrial real estate transactions. Mr. Brennan holds a bachelor’s degree in finance from the University of Notre Dame.
     Robert L. Denton will be a member of our Board of Directors. Mr. Denton is a Managing Partner with The Shidler Group and the resident principal in its New York office responsible for directing the implementation of The Shidler Group’s new investment vehicles. Prior to joining The Shidler Group in 1994, Mr. Denton co-founded Providence Capital, Inc., a private investment bank and served in key positions at First Pacific U.S. Securities, Ltd., Jefferies & Company and Booz Allen & Hamilton, Inc. Mr. Denton graduated with a B.S. in Economics from the University of Pennsylvania and received his MBA from the Wharton School.
     Paul M. Higbee will be a member of our Board of Directors. Mr. Higbee has over 28 years of experience as an investment banker and investor. From September 2001 to present, Mr. Higbee has been a partner of G.C. Andersen Partners, LLC, a merchant banking firm engaged in private equity investments and investment banking for middle-market companies. Mr. Higbee serves on the boards of several portfolio companies. Prior to joining GC Andersen Partners, Mr. Higbee was a Managing Director of Deutsche Banc Alex. Brown, having joined Bankers Trust in 1996. From 1990 to 1996, Mr. Higbee was a Managing Director at PaineWebber, and from 1981 to 1990, he worked at Drexel Burnham Lambert. Mr. Higbee started his career at Shearson Loeb Rhoades. Mr. Higbee received an A.B. in Economics from Princeton University and an MBA from the Wharton School.

     Lawrence J. Taff will be our Chief Financial Officer. Mr. Taff is a Managing Partner with The Shidler Group responsible for overseeing financial management and Hawaii property operations. Prior to his joining The Shidler Group in 1995, Mr. Taff was a Tax Partner with the international accounting firm, Arthur Andersen LLP, where he was responsible for real estate consulting as well as tax compliance and consulting. Mr. Taff is a CPA and received a bachelor’s degree in accounting from California Polytechnic University.
     Russell Beecher will be our Chief Investment Officer. Mr. Beecher is also Director of Acquisitions for The Shidler Group. Mr. Beecher has over 13 years experience in acquisitions throughout the western region. Prior to joining The Shidler Group, Mr. Beecher served as Investment Director/Vice President Acquisitions — Dispositions for Principal Financial and was instrumental in leading that company to its current position as the fourth largest real estate advisor in the nation. Mr. Beecher graduated with a B.S. degree in finance from the Iowa State University and received his MBA from the University of Iowa.
     Kimberly F. Aquino will be our Secretary. Ms. Aquino is currently Senior Vice President of The Shidler Group responsible for administering new investment vehicles. Since joining The Shidler Group in 1991, Ms. Aquino has been integral to the development of several of The Shidler Group’s ventures including the founding and public offering of The Shidler Group’s real estate investment trusts. Prior to joining The Shidler Group, Ms. Aquino managed the national and international referral network at a large real estate brokerage firm.
CONFLICTS OF INTEREST WITHIN PACIFIC OFFICE PROPERTIES TRUST, INC.
     Following the consummation of the Transactions, we will be subject to various conflicts of interest arising out of our relationship with the Advisor and our other affiliates. The conflicts of interest that may be material include:
•	conflicts related to the compensation arrangements between the Advisor, certain of our affiliates and us

•	conflicts with respect to the allocation of the time of the Advisor and its key personnel

•	conflicts resulting from agreements between us and the Advisor

•	conflicts with respect to our potential exercise of options to purchase additional properties from Pacific Office Contributor

•	conflicts with respect to our potential future sale of the Contributed Properties

•	conflicts with respect to the grant of registration rights to certain of our affiliates and

•	conflicts related to promissory notes issued by us and held by Pacific Office Contributor.

     The foregoing conflicts of interest are discussed below.

Advisory Agreement with Pacific Office Management, Inc.
     As part of the Transactions, we will enter into the Advisory Agreement with the Advisor pursuant to which the Advisor, an entity owned by Mr. Shidler and certain related parties of The Shidler Group, will have the authority and the obligation to manage our day-to-day operations and the operations of the Operating Partnership in accordance with guidelines established by our Board of Directors. We anticipate that we will rely to a significant extent on the facilities and resources of the Advisor to conduct our operations. Jay H. Shidler, a shareholder and the sole director of the Advisor, will serve as the Chairman of our Board of Directors and Lawrence Taff, a shareholder and officer of the Advisor, will serve as our Chief Financial Officer immediately following the Transactions. Dallas Lucas, the Chief Executive Officer and an employee of the Advisor, will serve as our Chief Executive Officer.
For performing services under the Advisory Agreement, the Advisor will receive:

•	an annual base management fee of $1.5 million per year, which is payable in arrears on a quarterly basis, and a supplemental management fee, also payable in arrears, in the event that the aggregate gross asset value, excluding depreciation, of our real property (whether or not fully reflected in our financial statements) exceeds $1.5 billion. The supplemental management fee is an annual amount equal to one tenth of one percent (0.1%) of the amount by which our aggregate gross asset value exceeds $1.5 billion. These management fees will be reduced by up to 50% of direct expenses incurred by us to certain other service providers, such as our independent registered public accountants, in the conduct of our business and

•	real property transaction management fees for performing real property transaction management services for us, including all origination, underwriting, acquisition, capitalization and disposition services performed on our behalf. All real property transaction management fees payable to the Advisor are required to be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and must be approved by a majority of our directors who are not our employees or employees of the Advisor.
     Although the Advisor may provide some or all of the required functions and personnel itself soon after the consummation of the Transactions, it is anticipated that the Advisor will subcontract some of its advisory obligations to one or more affiliates of the Advisor immediately following the consummation of the Transactions, as permitted under the Advisory Agreement. Because Mr. Shidler and related parties of The Shidler Group own the Advisor, any affiliate of the Advisor will also be an affiliate of Mr. Shidler and The Shidler Group. In addition we will enter into or retain existing property management agreements for each of our properties with an affiliate of the Advisor designated by the Advisor under which the affiliate will be entitled to receive fees for property management services. All property management fees for newly executed agreements are required to be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and will require the prior written approval of a majority of independent directors. We believe that the property management fees payable under existing property management agreements are similarly market rate. These fees aggregated approximately $2.67 million for the year ended December 31, 2006 and approximately $2.18 million for the nine months ended September 30, 2007.

     All agreements and arrangements, including those relating to payments under the Advisory Agreement, between us and the Advisor or any of its affiliates will not be the result of arm’s-length negotiations. However, compensation to our Advisor and its affiliates will be approved by a majority of our independent directors and terms of future transactions with the Advisor shall be no less favorable to us than terms that we believe we could obtain from unaffiliated entities providing similar services as an ongoing activity in the same geographical location.
     For further information regarding the Advisory Agreement, we urge you to review the discussion beginning on page 113 of this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—2. Advisory Agreement,” and the full text of the Advisory Agreement appearing in Appendix F to this Proxy Statement.
Competition for Management Time
     The sole director and certain of the officers of the Advisor, and certain of the individuals that we expect to serve as our officers and directors following the consummation of the Transactions, currently are engaged, and in the future will engage, in the management of other business entities and properties in other business activities. Specifically, as disclosed elsewhere in this proxy statement, Jay H. Shidler will serve as the Chairman of our Board of Directors and Lawrence J. Taff will serve as our Chief Financial Officer immediately following the consummation of the Transactions. Upon consummation of the Transactions, we will enter into Noncompetition Agreements with Messrs. Shidler and Taff, which will limit, but not eliminate, their respective right to compete with us. The Noncompetition Agreements will prohibit, without our prior written consent, Messrs. Shidler and Taff from investing in certain office properties in any county in which the Contributed Properties are located, our targeted geographic operating region and in any county in which we own an office property. However, this covenant not to compete does not restrict, among other things,
•	Investments in which Mr. Shidler or Mr. Taff obtained an interest prior to the Transactions

•	Investments in areas in which we do not own office property at the time of such investment

•	Activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their affiliates

•	Investment opportunities considered and rejected by us
     Each of Mr. Shidler and Mr. Taff will devote only as much of their time to our business as they, in their judgment, determine is reasonably required.
     In addition, as disclosed elsewhere in this proxy statement, immediately following the consummation of the Transactions, it is anticipated that the Advisor will subcontract some or all of its advisory obligations to one or more affiliates of the Advisor, as permitted under the Advisory Agreement. The affiliates of the Advisor that are expected to subcontract these advisory obligations currently are engaged, and in the future will engage, in the management of other business entities and properties in other business activities.

     As a result, certain of the officers, directors and affiliates of the Advisor and certain of our officers and directors following the consummation of the Transactions may experience conflicts of interest in allocating business time, services, and functions among our business and the various other business ventures in which any of them are or may become involved.
Rights and Obligations of the Company and Pacific Office Contributor under the Master Agreement
     Pursuant to the terms of the Master Agreement, upon consummation of the Transactions, Pacific Office Contributor will grant an option to the Operating Partnership to acquire additional office properties located in defined target markets and to be identified when the Transactions are consummated. If the Operating Partnership exercises its option for any property, Pacific Office Contributor or its affiliated entities will contribute such additional office properties to the Operating Partnership at contribution values equal to their total net investment, including third party transactional expenses, in consideration for cash or, at the Operating Partnership’s election, Common Units valued at the 90 trading day average closing price per share of the Common Stock. Parcels of real property subject to this option will be prospective or completed acquisitions by Pacific Office Contributor or other affiliates of The Shidler Group identified at closing and consummated no later than June 30, 2008.
     Any additional office properties will be contributed to the Operating Partnership at contribution values equal to their total net investment, including third party transactional expenses. The market value of any of the office properties that is or might become a possible acquisition target may differ from the total net investment by Pacific Office Contributor or its affiliated entities in that property. As a result, and in light of his financial interest in various affiliates of Pacific Office Contributor and his anticipated service to us as Chairman of our Board of Directors, it is possible that Mr. Shidler may experience a conflict of interest with respect to the contribution of additional properties to the Operating Partnership by such affiliates.
     In addition, as described in the Master Agreement, the Contributed Properties contributed to us by Pacific Office Contributor as part of the Transactions are subject to certain sale restrictions for ten years after the Transactions are consummated. A sale of a Contributed Property which would not provide continued tax deferral to Pacific Office Contributor requires us to notify Pacific Office Contributor and to cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Internal Revenue Code by any of the equity interest holders of the recipient of the Operating Partnership units. In the event that the sale by us of any of the Contributed Properties would be beneficial to us but would negatively impact the tax treatment of Pacific Office Contributor, it is possible that any of our directors with a direct or financial interest in Pacific Office Contributor, including Mr. Shidler, may experience a conflict of interest.
     Pacific Office Contributor would also hold promissory notes payable by the Operating Partnership in principal amounts equal to $12 million plus amounts reflecting capital investments made in the properties since the Master Agreement was entered. These principal amounts are presently anticipated to be $6.5 million. The promissory notes will accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to an Operating Partnership right of accrual. They will have a five-year maturity, subject to an Operating Partnership option to extend for one additional year. The promissory notes will be unsecured obligations of the Operating Partnership.

Since both parties will have rights under these promissory notes, their exercise of these rights and pursuit of remedies may be affected by their relationship with each other.
Registration Rights Agreement with Pacific Office Contributor and other recipients of the partnership units of the Operating Partnership
     Upon consummation of the Transactions, we will agree in a registration rights agreement to file a registration statement covering the resale of the 1,180,000 shares of our Common Stock that will be sold to the Subscribers and the Other Subscriber upon consummation of the Transactions, the up to 500,000 additional shares of Common Stock that may be purchased by designees of Pacific Office Contributor pursuant to options granted to them as part of the Transactions and the 46,170,645 shares that are issuable upon redemption of the Operating Partnership units that we anticipate issuing as part of the Transactions. We will agree to file this registration statement no later than one year and nine months following consummation of the Transactions. Pacific Office Contributor and its affiliates will agree not to sell any of the shares of our Common Stock acquired upon redemption of the Operating Partnership units until at least the second anniversary of the consummation of the Transactions. We will also grant Pacific Office Contributor and its affiliates rights to sell their shares of our Common Stock in subsequent offerings by us of our securities in an offering registered under the Securities Act.
     We anticipate that in any registration rights agreement we execute, we will retain certain rights to defer registration in circumstances where such registration would be detrimental to the Company. Because certain affiliates of Mr. Shidler are expected to be recipients of registration rights, it is possible that any of our directors, officers or other affiliates having a financial interest in Pacific Office Contributor or its affiliates may experience a conflict of interest in circumstances where a registration would be advantageous to such persons, but detrimental to us.
Policies to Address Conflicts
     As described above, we may be subject to conflicts of interest relating to compensation arrangements with the Advisor, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of certain of our affiliates. We expect that additional conflicts of interest will arise between us and our directors, officers and employees in the future.
     Following the consummation of the Transactions, it is expected that our Board of Directors will adopt written policies and procedures to address these and other potential conflicts of interest. While such policies and procedures would be adopted at the discretion of our Board of Directors, we anticipate that some or all of the following policies and procedures will be adopted to address potential conflicts of interest. When adopted, these policies and procedures will be made available on our website.
Policies

•	Transactions with a conflict of interest would be required to be approved by the Audit Committee of our Board of Directors or any other committee of our Board comprised solely of independent directors designated by our Board.

•	When determining whether to approve, ratify, disapprove or reject any transaction, the designated committee will be required to consider all relevant factors, including the commercial reasonableness of the transaction, the materiality of the direct or indirect interest in the transaction of any party experiencing the conflict of interest, whether the transaction may involve an actual or the appearance of a conflict of interest, and the impact of the transaction on any director’s independence, as defined under AMEX listing standards and in any corporate governance guidelines adopted by our Board.

•	The relevant committee will approve or ratify only those transactions that it determines in good faith are in the best interests of the Company and its stockholders.

Procedures

•	Each director, director nominee, executive officer and employee must promptly notify another senior executive officer in writing of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.

•	Any proposed transaction that may present a conflict of interest may be referred to the Board’s Audit Committee or any other committee of the Board comprised solely of independent directors designated by the Board.

•	If the party participating in the reported transaction is a director or an immediate family member of a director, then the director should not participate in any deliberations or decisions regarding the reported transaction.

•	If the relevant committee determines that the reported transaction presents a conflict of interest, then such committee will review, approve, disapprove or ratify the transaction.

•	If the reported transaction was not approved in advance or if a reported transaction was not determined to present a conflict of interest at the time it was entered into but thereafter presents a conflict of interest, the transaction must be presented to the relevant committee for ratification. If the transaction is not ratified by the relevant committee, then the Company should take all reasonable actions to attempt to terminate the Company’s participation in the transaction.

•	The Company may perform an annual search of its accounts payable, accounts receivable and other databases to identify any other potential transactions that may present conflicts of interest.
MANAGEMENT OF ARIZONA LAND INCOME CORPORATION
Directors and Executive Officers
     The Company’s Bylaws provide that a majority of the Board of Directors must not be affiliated, directly or indirectly, with ALI Advisor, Inc. and must not perform any other services for the Company, except as a director of the Company (“Unaffiliated Directors”). Certain information regarding each of the Company’s Directors is set forth below.
     Thomas R. Hislop, age 58, has served as Chairman of the Board (and, in that capacity, as Chief Executive Officer) of the Company since September 22, 1988, and as Chief Financial Officer and Treasurer of the Company since its inception. Mr. Hislop is Chief Executive Officer and a director of Peacock, where he has been employed since that company’s inception in 1989. Prior to that date, Mr. Hislop was a director of Young, Smith & Peacock, Inc. (“YSP”), where he was employed from 1967 to 1989.
     Robert L. Blackwell, age 84, has served as an Unaffiliated Director of the Company since May 12, 1992. Mr. Blackwell has extensive experience in managing assets for various trusts, and is currently self-employed as a manager of various trust portfolios. He has been involved with real estate in Arizona for more than twenty-five years. Mr. Blackwell is a native of Kansas. He is a graduate of the University of Kansas and has resided in Arizona since 1957.
     Burton P. Freireich, age 82, has served as an Unaffiliated Director of the Company since September 9, 1991. Mr. Freireich is currently retired. Prior to retirement, Mr. Freireich was an owner of News-Suns Newspaper from 1960 to 1984. Mr. Freireich is a graduate of the University of Illinois and has resided in Arizona since 1950.
     David W. Miller, age 59, has served as an Unaffiliated Director of the Company since March 2004. Mr. Miller served as Secretary of the Company from September 22, 1988 to March 2004. Mr. Miller has served as Managing Director, Chief Financial Officer and Secretary of Peacock since June 1989. Prior to that date, Mr. Miller served in various capacities with YSP, where he was employed from 1971 until he joined Peacock.
     Officers are elected annually by the Company’s Board of Directors and serve at the discretion of the Board. Information regarding the Company’s current executive officers who are not also Directors of the Company is set forth below.
     Barry W. Peacock, age 70, has served as the Company’s President since its inception in 1988 until his resignation on November 12, 2007 to pursue other interests. Mr. Peacock is Chairman of the Board of Peacock, a position he has held since the inception of that company in June 1989. Mr. Peacock served as a senior executive with YSP Holdings from 1964 until June 1989, and most recently as Managing Director–Municipal Bonds.
     Larry P. Staley, age 64, has served as the Company’s Vice President since its inception in 1988 and as its Secretary since March 2004. Mr. Staley is Vice Chairman of the Board of Peacock, a position he has held since June 1989. Prior to that date, Mr. Staley served in various capacities with YSP Holdings, where he was employed from 1973 until he joined Peacock in 1989.
Meetings of The Board of Directors
     During 2006, the Board of Directors met on four occasions. All members of the Board attended more than 75% of the meetings which occurred during their term as directors and more than 75% of the meetings of the committees to which they were assigned.
Committees of The Board of Directors
     The Company maintains an Audit Committee of the Board of Directors, comprised of the Company’s Unaffiliated Directors, Messrs. Freireich, Blackwell and Miller. The Audit Committee reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. It also meets with management and the independent auditor to review the results and scope of the audit and the services provided by the independent auditor. The Audit Committee held two meetings during the fiscal year ended December 31, 2006. In addition, at least one member of the Audit Committee meets telephonically with the independent auditor prior to the filing of each quarterly report with the Securities and Exchange Commission. The Audit Committee met on February 28, 2006, in connection with the independent audit conducted by Epstein, Weber & Conover, P.L.C., the Company’s independent public accountants (“EWC”), of the Company’s operations through December 31, 2006. See “Report of Audit Committee” and “Appointment of Independent Auditor” herein.
     The Company’s Board of Directors has adopted a written charter for the Audit Committee. The charter was amended and revised in 2004 to incorporate the mandates of the Sarbanes-Oxley Act of 2002 and to comply with the rules promulgated thereunder by the Securities and Exchange Commission and the American Stock Exchange. The Company’s Board of Directors has determined that all of the Unaffiliated Directors are “independent” under the rules of AMEX, as well as the special standards established by the SEC for members of audit committees. The Company’s Board has further determined that Mr. Miller is the independent director who meets the qualifications of an “audit committee financial expert” in accordance with the rules and regulations promulgated by the SEC.
     The Company does not maintain a compensation committee, nor does it maintain a standing nominating committee of the Board of Directors. The Board of Directors of the Company appointed a nominating committee comprised solely of the Unaffiliated Directors for the sole purpose of making recommendations to the Board concerning the selection of director nominees to stand for election at the Annual Meeting. Upon making its proposals concerning such nominees to the Board of Directors, the nominating committee was dissolved.
     The Company’s Board of Directors has not established a standing nominating committee, nor has it adopted a nominating committee charter, because only the Company’s Unaffiliated Directors, who comprise a majority of the Board and who are each independent, select and recommend director nominees. The Company will consider director nominees recommended by shareholders, but does not solicit the names of potential nominees from shareholders. When identifying and evaluating director nominees, regardless of whether such nominees are proposed by shareholders, the Unaffiliated Directors serving as the ad hoc nominating committee take into account the existing resources and needs of the Company as well as the business and personal experiences of such nominees. Shareholders wishing to submit director nominee recommendations to the Company must follow the procedures set forth in the discussion under “Submission of Shareholder Proposals.”
Audit Committee and Audit Committee Financial Expert
     The Company maintains an Audit Committee of the Board of Directors, comprised of the Company’s Unaffiliated Directors, Messrs. Freireich, Blackwell and Miller. The Company’s Board of Directors has determined that all of the Unaffiliated Directors are “independent” under the rules of The American Stock Exchange, as well as the special standards established by the Securities and Exchange Commission for members of audit committees. The Company’s Board has further determined that Mr. Miller is the independent director who meets the qualifications of an “audit committee financial expert” in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.

Code of Conduct and Ethics
     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all Company personnel. In addition, the Company’s Board has adopted a Supplemental Code of Ethics applicable to the Company’s Chairman of the Board (who, in that capacity, acts as the Company’s Chief Executive Officer) and the Company’s senior financial officers. The Company believes that each code substantially conforms with the code of ethics required by the rules and regulations of the Securities and Exchange Commission. The Company will provide a copy of its Code of Business Conduct and Ethics and/or its Supplemental Code of Ethics upon request made by writing to the Company at its principal executive offices at 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.
Report of The Audit Committee
     As contemplated by its charter, the Company’s Audit Committee (the “Committee”) has reviewed and discussed the Company’s audited financial statements with management. Additionally, the Committee has discussed with EWC, the Company’s independent auditor for 2006, the matters that are required to be discussed by Statement on Auditing Standards 61, “Communication with Audit Committees” (as may be modified or supplemented), and matters regarding the quality of the Company’s financial reporting. EWC has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions With Audit Committees” (as may be modified or supplemented), and the Committee discussed with EWC that firm’s independence.
     In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the 2006 fiscal year for filing with the Securities and Exchange Commission.
     The foregoing report is submitted by Messrs. Freireich, Blackwell and Miller who constitute the Audit Committee.
Auditor Independence
     The Audit Committee of the Board of Directors has engaged EWC as the principal accounting firm to be utilized by the Company during the 2006 fiscal year. The following table presents fees billed for professional audit services rendered by Epstein, Weber & Conover P.L.C. for the fiscal years ended December 31, 2005 and 2006.

CATEGORY	2006	2005
Audit Fees	$17,925	$18,310
Audit-Related Fees	0	0
Tax Fees	3,980	9,315
All Other Fees	0	0

Total	$21,905	$27,625

     The tax fees set forth in the above table, which were approved in advance by the Company’s Audit Committee, include tax compliance services provided in relation to U.S. federal, state and local taxes. The policy of the Company’s Audit Committee is to approve expenditures for audit or non-audit services at the time such services are proposed.
     The Board of Directors anticipates that representatives of EWC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate shareholder questions.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required for those persons, the Company believes that all directors, executive officers, and greater-than-10% beneficial owners have complied with all Section 16(a) filing requirements applicable to such persons or entities during the 2006 fiscal year.
EXECUTIVE COMPENSATION
Executive Compensation
     The Company has no salaried employees. The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2006 of the Chief Executive Officer:

Summary Compensation Table

Nonqualified
						Non-Equity	Deferred
Name and					Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total(1)
Thomas R. Hislop	2006	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	The Company has no salaried employees. However, under an advisory agreement with the ALI Advisor, Inc. ( “ALI”), the Company pays ALI a servicing fee for servicing the Company’s first mortgage loans. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF ARIZONA LAND INCOME CORPORATION” set forth elsewhere herein. Mr. Hislop is Treasurer, Vice President and a director of ALI and functions as its Chief Executive Officer. Mr. Hislop received no salary from ALI in 2006 and no servicing fee was paid to ALI in 2006.

Director Compensation
     In return for their services as Unaffiliated Directors of the Company, Messrs. Freireich, Blackwell and Miller receive an annual fee of $10,000, a meeting fee of $400 for each meeting of the Board of Directors attended, and a fee of $100 for each meeting of the Board conducted by telephone. Mr. Hislop does not receive compensation for his services as a Director of the Company. The Company reimburses all Directors for expenses incurred in connection with their duties as Directors of the Company.

					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
Name	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Robert L. Blackwell	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600
Burton P. Freireich	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600
David W. Miller	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of November 5, 2007, certain information concerning beneficial ownership of the Company’s Class A Common Stock by (i) each director, (ii) each executive officer, (iii) all of the Company’s directors and executive officers as a group, and (iv) each person known to the Company to own beneficially more than 5% of the Company’s Class A Common Stock:

	Amount and Nature of	Percent of Class A
Name	Beneficial Ownership(1)	Common Stock
Directors and Executive Officers:
Thomas R. Hislop (2)	7,700	*
Burton P. Freireich	125,000	6.8%
Robert L. Blackwell (3)	4,000	*
David W. Miller (4)	1,500	*
Barry W. Peacock (5)	0	—
Larry P. Staley (6)	10,000	*
All directors and executive officers as a group (6 persons)	148,200	8.0%

5% Holders:
Phillip and Linda Barkdoll (7)	125,000	6.8%

Unless otherwise noted, the address of each person named in the table is 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.

*	Less than 1%.

(1)	The inclusion herein of any shares of common stock does not constitute an admission of beneficial ownership of such shares, but is included in accordance with rules of the Securities and Exchange Commission.

(2)	Includes 1,500 shares held in retirement accounts; 400 shares held in custodian accounts; 4,800 shares held in The Hislop’s Family Trust dated August 5, 2005 of which Mr. Hislop is co-trustee; and 1,000 shares held in the Carol Cain Trust of which Mr. Hislop is trustee.

(3)	Includes 2,900 shares held in the Robert L. and Beverly Blackwell Family Trust, and 1,100 shares held in Mr. Blackwell’s Individual Retirement Account.

(4)	Includes 500 shares held in a custodial account for Mr. Miller’s daughter for which account Mr. Miller serves as custodian.

(5)	Mr. Peacock served as President of the Company prior to his resignation on November 12, 2007.

(6)	Includes 10,000 shares held in the Staley Family Trust dated July 15, 2005 of which Mr. Staley is co-trustee.

(7)	Shares held by the Barkdoll Family Trust, of which Mr. and Mrs. Barkdoll are the trustees and sole beneficiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF ARIZONA
LAND INCOME CORPORATION
Advisory Agreement with ALI Advisor, Inc.
     We are currently advised by ALI Advisor, Inc. (“ALI”) and expect to continue to be so advised until the consummation of the Transactions. Our advisory agreement with ALI will be terminated in connection with the consummation of the Transactions, and we will enter into a new advisory agreement with a new advisor, as is more fully discussed in this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—2. The Advisory Agreement.” Thomas Hislop, our current Chairman of the Board and Chief Executive Officer, is Vice President, Treasurer and a director of ALI. Barry Peacock, a member of our Board of Directors, is President, Chief Executive Officer and a director of ALI. Larry Staley, our current Vice President, is Secretary and a director of ALI. Under our advisory agreement with ALI, we pay ALI a servicing fee for servicing our first mortgage loans, all of which as of the date of this Proxy Statement have been paid in full. Messrs. Hislop, Peacock and Staley collectively own all of the issued and outstanding stock of ALI Advisor, Inc. The servicing fee is payable quarterly and equals 1/16 of 1% of (i) the aggregate outstanding loan balance of the first mortgage loans in our mortgage loan portfolio, and (ii) the recorded value of property acquired by us through foreclosure, as of the first day of each fiscal quarter. During 2005, the Company paid ALI aggregate servicing fees of $10,345 and during 2006 the Company did not pay any servicing fee.
     We have also agreed to pay ALI an advisory fee for aiding us in developing investment policies and analyzing and recommending investments to us. The advisory fee would be payable in any quarter at the end of which the shareholders’ cumulative return on capital investment as of the end of such quarter exceeds 12.7%, and the amount of the fee, when payable, would equal 30% of our available cash in excess of that necessary to provide shareholders with a cumulative return on capital investment in excess of 12.7%. We have not accrued or paid this advisory fee to ALI.
     We have also agreed to reimburse ALI quarterly for other expenses incurred in servicing our first mortgage loans, such as legal, accounting and transfer agent fees and copying and mailing costs incurred in preparing and mailing periodic reports to shareholders. To date, we have not reimbursed ALI for any such expenses. In lieu of paying any such fees, we and ALI have agreed that we would reimburse ALI for its actual expenses incurred in connection with advising us, provided that the maximum amount reimbursed may not exceed $20,000, and the Master Agreement limits all payments by us to ALI to a maximum of $20,000 in aggregate.
     Our advisory agreement with ALI expired by its own terms on June 13, 1991. However, we and ALI have agreed to continue to operate as if the terms and conditions of the advisory agreement are still in effect prior to consummation of the Transaction.
Retention of and Sale of Promissory Note to Peacock, Hislop, Staley & Given, Inc.
     Mr. Hislop and David W. Miller are each members of the Company’s pre-Transaction Board of Directors and Messrs. Hislop and Staley are also executive officers of the

Company and Mr. Peacock was an executive officer of the Company until November 12, 2007. Each of these individuals is also a shareholder of Peacock. For the past several years, the Company has been liquidating its loan and land holdings and returning capital to its shareholders through regular and special dividends. In January 2005, the Company engaged Peacock to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. The engagement with Peacock entailed an effort by Peacock to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. The Transactions are a product of the engagement. Under this engagement, the Company will pay Peacock a fee of 4.0% of the transaction value (but in no event more than $250,000) upon the successful completion of its efforts. In connection with the consummation of the Transactions, the Company will pay to Peacock the capped fee amount of $250,000.
     Additionally, the Company sold its interest in a note receivable to Peacock, following the solicitation of bids to purchase the note receivable. The sale of the note was a requirement of the Master Agreement. The Special Committee of our Board of Directors, initially formed in April 2005 for the purpose of evaluating strategic alternative for us, oversaw the solicitation process and sale of the note. The Special Committee was composed of Messrs. Blackwell and Freireich, members of the Audit Committee who are Unaffiliated Directors. The Special Committee considered and approved Peacock’s engagement to procure bids for the sale of the note and Peacock’s participation in the bidding process, which provided a mechanism for satisfying our obligation under the Master Agreement in the event that no other bidder was forthcoming. On behalf of the Company, Peacock contacted more than ten individuals and entities believed by Peacock to be potentially interested in purchasing a note receivable secured by unimproved land, based upon prior transactions known to Peacock, and community banks and larger banks thought to have interest in the area. Each potential bidder was informed by Peacock that the minimum price, as required by the Master Agreement, was 95% of the face value of the note. The Company invited those contacted to submit written bids to purchase the note receivable. On the first date bids would be accepted, Peacock submitted a sealed written bid to a third party (the Company’s outside counsel) to hold pending the bid submission deadline. A total of two bids were submitted, one of which was the Peacock bid. Peacock presented the higher bid of $3,411,346 plus accrued and unpaid interest. The principal amount of the note receivable was $3,516,852 plus accrued and unpaid interest at December 31, 2006 as well as at the time of our sale of the note, which occurred in January 2007. The sales price received represented a discount of approximately 3% from the face value of the note receivable. Following a report from Peacock on the bidding process and its results and advice from counsel, the Special Committee approved the sale to Peacock. The proceeds from the note receivable were subsequently invested in trading securities.
Company Policy Regarding Related Person Transactions
     In April 2004, the Company’s Board of Directors adopted a Code Of Business Conduct and Ethics as well as a Supplemental Code of Ethics for Chief Executive Officer and Senior Financial Officers. Both codes set forth Company policies and procedures relating to transactions with related persons. Transactions in which both the Company and any of its directors or executive officers (or members of their immediate families) are or will be parties must receive the written approval of the Audit Committee. The transactions described above between ALI and the Company were entered into before the codes were adopted, and were approved when entered into by the Company’s Unaffiliated Directors. The sale of the Company’s mortgage note receivable described above did not follow the standard Company policy for related party transactions. The solicitation process and sale of the note was approved by a Special Committee, organized by the

Board of Directors, rather than the Audit Committee. The Special Committee was composed of Unaffiliated Directors. The Audit Committee did not approve the solicitation process or sale of the note because Mr. Miller, a member of the Audit Committee, is affiliated with Peacock and therefore would have had a direct pecuniary interest in the outcome of the transaction.
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our Common Stock by individuals who hold such Common Stock as a capital asset (within the meaning of section 1221 of the Internal Revenue Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations (except as discussed under “—Taxation of Shareholders—Tax-Exempt Shareholders”) or dealers in securities. Except as discussed under “—Taxation of Shareholders—Non-U.S. Shareholders,” this summary also does not address persons who are not U.S. Shareholders (as defined herein).
     This summary is based on current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING OR CONTINUING THEIR INVESTMENT IN OUR STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
General
     We believe that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, that the consummation of the Transactions will not cause us to cease to qualify as a REIT, and that our proposed method of operation, as described in this Proxy Statement and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. However, we have not obtained a ruling from the IRS or an opinion of legal counsel or tax advisor with respect to the effect of the Transactions on our REIT status. Furthermore, our continued qualification and taxation as a REIT will depend upon our ability to meet, on a continuous basis, through actual annual operating results: (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership requirements, and (iv) various other qualification tests (discussed below) imposed by the Internal Revenue Code. No assurance can be given that we actually will satisfy such tests on a continuous basis. See “—Failure to Qualify,” below.
     The following is a general summary of the material Internal Revenue Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These are highly technical and complex provisions that have received only limited administrative and judicial interpretation and that are subject to change, potentially with retroactive effect.
     In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:
•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains

•	We will be subject to the “alternative minimum tax” on our undistributed items of tax preference

•	If we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure or otherwise on default of a lease of such property or a loan secured by such property

•	If we have net income from prohibited transactions, such income will be subject to tax at a rate of 100%. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to tax at a rate of 100% on the product of (a) the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability

•	If we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions

•	If we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset or any other property in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten-year period beginning on the date we acquire the asset, then the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest corporate rate

•	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below and

•	If it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts.

Requirements for Qualification
The Internal Revenue Code defines a REIT as a corporation, trust, or association:

•	That is managed by one or more trustees or directors

•	The beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest

•	That would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code

•	That is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code

•	The beneficial ownership of which is held by 100 or more persons

•	No more than 50% of the value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of each taxable year

•	That meets certain other tests, described below, regarding the composition of its income and assets and

•	Whose taxable year is the calendar year.
     The first four requirements must be satisfied during the entire taxable year, and the fifth requirement must be satisfied during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. We will be treated as satisfying the sixth requirement for any taxable year for which we comply with certain regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or upon exercising reasonable due diligence would not have known, that we failed to satisfy such condition.
     We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. Failure to do so will subject us to a fine. In addition, certain restrictions on the transfer of our shares, imposed by our Charter, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.
     Finally, in order to maintain our status as a REIT, we must continue to use the calendar year as our taxable year.
     Income Tests. To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).
     Rents received by a REIT from tenants (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property” subject to certain restrictions, including:
•	The amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales)

•	Except for certain qualified lodging facilities leased to a taxable REIT subsidiary (described below), the REIT or a direct or indirect owner of 10% or more of the REIT may not own, directly or constructively, 10% or more of the tenant (a “Related Party Tenant”)

•	The amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease and

•	The REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below), or (ii) an “independent contractor” that satisfies certain stock ownership restrictions and is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service provided is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”
     If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Internal Revenue Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect, and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “—General,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.
     Asset Tests. To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:
•	At least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed for these purposes to be secured) by real property, (b) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five years) public debt offering, (c) stock in other REITs, and (d) cash, cash items and Government securities

•	No more than 20% of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below) and

•	Except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) most partnership interests and certain debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets, (ii) we may not own more than 10% of any one issuer’s outstanding voting securities, and (iii) we may not own more than 10% of the total value of any one issuer’s outstanding securities.
     We will own all of our assets and conduct all of our operations through the Operating Partnership which, in turn, will own interests in various entities holding the Contributed Properties. Treasury regulations provide that a REIT which is a partner in a partnership is deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and is deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership is retained in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of the Operating Partnership are treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section, so long as the Operating Partnership is treated as a partnership for federal income tax purposes.
     A partnership that is a “publicly traded partnership” (as defined in the Internal Revenue Code) is generally treated as a corporation, with certain exceptions. Treasury regulations provide safe harbors under which specified transfers and redemptions of partnership interests are disregarded in determining whether interests in a partnership are publicly traded, as well as a “two percent” safe harbor under which transfers and redemptions that are not disregarded (because they do not qualify for any other safe harbor) will not cause a partnership to be treated as publicly traded in any year in which they do not exceed, in the aggregate, 2% of the outstanding partnership interests held by partners other than the general partner (if the general partner’s partnership interest exceeds 10%). The Operating Partnership will not necessarily qualify for any of these safe harbors, but we nevertheless do not believe that the Operating Partnership will be considered to be a publicly traded partnership under the Internal Revenue Code. However, even if the Operating Partnership were to be considered a publicly traded partnership, it still would not be treated as a corporation for income tax purposes provided at least 90% of its annual gross income consists of “qualifying income,” which, as defined in the Internal Revenue Code, is substantially similar to the types of income that we are permitted to earn as a REIT. Based on the anticipated nature of the Operating Partnership’s income and our ability under the partnership agreement to operate the Operating Partnership in a manner that is consistent with maintaining our REIT status and the Operating Partnership’s tax status as a partnership, we expect the Operating Partnership to qualify as a partnership for federal income tax purposes even if it were to be considered a publicly traded partnership.
     We may hold assets (or provide services to tenants) through one or more “taxable REIT subsidiaries.” To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must file a joint election on Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, we will be subject to a tax equal to 100% on certain items of income and expense that are not allocated between us and the taxable REIT subsidiary on an arm’s length basis.

The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.
     We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as a “qualified REIT subsidiary.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary of ours will be treated as a qualified REIT subsidiary if we own all of the subsidiary’s stock, provided that we do not elect to treat the subsidiary as a taxable REIT subsidiary. We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.
     If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.
     We also will not lose our status as a REIT if we violate the asset tests described above (i) as a result of more than 5% of our total assets being invested in the securities of one issuer, or (ii) as a result of holding more than 10% (by vote or by value) of the securities of any one issuer, under the following circumstances. First, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within six months after the end of the quarter in which we identify the failure, then we will not lose our REIT status. Second, if the value of the assets that cause the violation exceeds the foregoing value threshold, we will nevertheless maintain our REIT status provided that (i) our failure to satisfy the 5% or 10% tests was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within six months after the end of the quarter in which we identify the failure, and (iv) we pay a “penalty tax.” The penalty tax is equal to the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. This second rule also applies if less than 75% of our total assets are represented by real estate or if more than 20% of our total assets are represented by the securities of one or more taxable REIT subsidiaries.
     Annual Distribution Requirements. To qualify as a REIT, we must also distribute to our shareholders dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income, if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year, and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.
     To the extent we fail to distribute 100% of our net capital gain or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.
     We intend to make timely distributions sufficient to meet the foregoing annual distribution requirements. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.
     Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount of any deduction taken for such dividend.
     Failure to Qualify. If we otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation. The immediately preceding sentence does not apply to violations of the income tests described above or violations of the asset tests for which special relief rules (described above) are provided.
     If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.
     For any year in which we fail to qualify as a REIT, we will not be required to make distributions to our shareholders. Any distributions we do make will not be deductible by us, and generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Internal Revenue Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation.
Taxation of Shareholders
     U.S. Shareholders. As used in this section, the term “U.S. Shareholder” means a holder of our Common Stock who, for United States federal income tax purposes, is:
•	A citizen or resident of the United States

•	A domestic corporation

•	An estate whose income is subject to United States federal income taxation regardless of its source or

•	A trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.
     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a shareholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our Common Stock.
     Dividends. As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income and will be ineligible for the corporate dividends received deduction. Except in very limited circumstances, such distributions also will not qualify for the new lower rate applicable to certain dividends paid to individuals. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
     Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.
     We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder (i) will include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) may claim, as a refundable tax credit, its proportionate share of the taxes paid by us. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our stock by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain.

     Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s stock as to which the distributions were made, and will reduce the adjusted basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).
     Shareholders may not claim any net operating losses or net capital losses that we generate on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.
     To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of specified percentages of our stock in which they are requested to disclose the actual owners of the shares, i.e., the persons required to include the dividends paid by us in their gross income. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A U.S. Shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
     Sale of Stock. When a U.S. Shareholder sells or otherwise disposes of our stock, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the stock for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the stock for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of stock that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains. Limitations are imposed on the deductibility of capital losses.
     Backup Withholding. We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies that it is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability.

     Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income (“UBTI”) if received by a tax-exempt entity. Based on that ruling, dividend income from our stock generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its stock as “debt financed property” within the meaning of the Internal Revenue Code. Similarly, gain from selling our stock generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its stock as “debt financed property.”
     Notwithstanding the above paragraph, if we are a “pension-held REIT,” then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI if earned by the pension trust directly. A qualified pension trust is any trust described in section 401(a) of the Internal Revenue Code that is exempt from tax under section 501(a) of the Internal Revenue Code. In general, we will be treated as a “pension-held REIT” only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our stock, or one or more qualified pension trusts, each of which owns more than 10% of our stock, hold in the aggregate more than 50% of our stock), and (b) we would not qualify as a REIT if we had to treat our stock owned by a qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust’s multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in our Charter, we do not expect to be classified as a pension-held REIT.
     Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(17) and (c)(20), respectively, of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI unless they comply with certain set-aside or reserve requirements.
Non-U.S. Shareholders
     The rules governing the U.S. federal income taxation of shareholders (which we call “non-U.S. Shareholders”) who or which are nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that are not subject to U.S. federal income taxation, are complex, and no attempt will be made herein to provide a summary of those rules.
Other Tax Consequences
     We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws on them.
THE TRANSACTIONS
     On October 3, 2006 we entered into the Master Agreement with Pacific Office Contributor. We amended this agreement on November 2, 2006, December 9, 2006, March 27, 2007 and November 9, 2007. Pursuant to the Master Agreement, we will form the Operating Partnership, an umbrella “UPREIT” partnership in which we will be the sole general partner.

     Upon consummation of the Transactions contemplated by the Master Agreement, the Operating Partnership will acquire the ownership interests in the Contributed Properties that are contributed in the Transactions. Interests in each of these properties will be acquired only if the conditions for their contribution are satisfied, and one or more of the Contributed Properties may not be contributed as a result. The Operating Partnership will issue, in consideration for the acquired property interests, Common Units, which will become exchangeable for shares of our Common Stock no earlier than two years after the Transactions, Convertible Preferred Units, which will become exchangeable for shares of our Common Stock no earlier than three years after the Transactions, and promissory notes in principal amounts equal to $12 million plus amounts reflecting capital investments made in the properties since the Master Agreement was entered. The actual number of Common Units and Convertible Preferred Units issued will depend upon the adjusted net asset value of the contributed property interests at the time the Transactions are consummated, which is expected to total approximately $163.51 million for the interests in all of the Contributed Properties. We will be contributing substantially all of our assets and certain liabilities to the Operating Partnership and we will receive in return the sole general partner interest in the Operating Partnership.
     As a part of the Transactions either the Operating Partnership or we will sell Common Units or shares of our Common Stock to the Subscribers for $5 million. Pacific Office Contributor has indicated that the Subscribers expect to subscribe for Common Stock for all $5 million of their commitment pursuant to the requirements of the Master Agreement. The related person’s subscription price per share or unit is $5.00 instead of the originally negotiated amount of $2.79. This revised subscription price was determined by the parties in light of and in response to the increase in the price of our Common Stock following the announcement of the Transactions. Also as part of the Transactions, we will sell, for $1.35 million in cash, shares of our Common Stock to the Other Subscriber, at a price per share of $7.50. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock at a price per share of $7.50, for up to $3.75 million in the aggregate.
     We and the Operating Partnership will execute an Advisory Agreement with the Advisor, another entity affiliated with The Shidler Group, pursuant to which the Advisor will manage our and the Operating Partnership’s day-to-day operations. Upon consummation of the Transactions, we will issue to the Advisor one share of Proportionate Voting Preferred Stock, no par value, in return for $2,000. The rights of such Proportionate Voting Preferred Stock will be set out in Articles Supplementary to our Charter in the form attached as Appendix C to this Proxy Statement. The Proportionate Voting Preferred Stock will have no dividend rights and minimal rights to distributions on our liquidation and will have voting rights, voting with our Common Stock, equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and Convertible Preferred Units issued in connection with the Transactions.
     Pursuant to the Master Agreement, a Special Dividend of $1.00 per share was paid to our shareholders on January 26, 2007. We anticipate that we will declare the Second Special Dividend on December 3, 2007, which will be payable on January 15, 2008 to shareholders of record as of December 28, 2007. We have agreed not to declare any other dividend until the Transactions are consummated.

     As a part of the Transactions, we will reincorporate as a Maryland corporation, by merging with a newly-formed wholly-owned subsidiary Maryland corporation. As a result of this Reincorporation, we will obtain a new Charter, in the form attached as Appendix B to this Proxy Statement, with terms and conditions materially different from the terms and conditions of our current Charter. These material differences include:
•	Changing the authorized shares of our Common Stock from 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share, to 200,000,000 shares of our Common Stock, $.0001 par value per share, 200,000 shares of Class B Common Stock, $.0001 par value per share, 100,000,000 shares of preferred stock, $.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine

•	Authorizing our Board of Directors to establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of our preferred stock, including the Proportionate Voting Preferred Stock described in this Proxy Statement

•	Modifying the rights, preferences and powers, and the qualifications, limitations and restrictions, of our Common Stock

•	Classifying our Board of Directors of the Company into three classes, each with a term of three years and

•	Adopting a provision by which we elect not to be subject to the Maryland Control Share Acquisition Act restricting share ownership.
     We have undertaken to perform additional actions under the Master Agreement prior to the consummation of the Transactions, including:
•	Renaming ourselves “Pacific Office Properties Trust, Inc.” through the Reincorporation

•	Contributing all of our assets after payment of the Second Special Dividend and any permitted dividends and our accrued liabilities to the Operating Partnership in return for a general partner interest in the Operating Partnership

•	Selling Common Units or shares of our Common Stock to the Subscribers for $5 million

•	Selling shares of our Common Stock to the Other Subscriber for $1.35 million

•	Granting options to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock for up to $3.75 million and

•	Issuing to the Advisor a share of newly-created Proportionate Voting Preferred Stock.
     The Master Agreement requires us to agree to the forms of a number of additional agreements within 30 days after the signing of the Master Agreement. These agreements are:
•	An Advisory Agreement with Advisor

•	A Registration Rights Agreement with Pacific Office Contributor and certain other recipients of the partnership units of the Operating Partnership

•	Our Charter following the Reincorporation

•	Our Bylaws following the Reincorporation

•	The Operating Partnership Agreement of the Operating Partnership

•	The Certificate of Formation of the Operating Partnership and

•	Noncompetition Agreements with Jay Shidler and Lawrence Taff.
The Companies that are Parties to the Transactions
     The following companies are parties to the Master Agreement:
Arizona Land Income Corporation
     The Company is a real estate investment trust headquartered in Phoenix, Arizona. It is externally advised by ALI Advisors, Inc. and currently has a portfolio of real estate and other assets aggregating approximately $4.14 million as of September 30, 2007.
     We are a publicly traded corporation incorporated in the State of Arizona. Our Common Stock trades on AMEX under the symbol, “AZL.” Our address is 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018, and our telephone number is (602) 952-6800.
POP Venture, LLC
     Pacific Office Contributor is a Delaware limited liability company that was formed in September 2006. It is an affiliate of Jay H. Shidler and The Shidler Group. Pacific Office Contributor controls ownership interests in nine office properties, each property consisting of one or more office buildings and, in aggregate, comprising approximately 2.4 million square feet of office space in the Honolulu, Hawaii, San Diego, California and Phoenix, Arizona metropolitan areas.
     The Shidler Group is a private long-term investor in commercial real estate that has been in business for 35 years. Currently, The Shidler Group, through its affiliates, owns and manages commercial properties in Honolulu, Los Angeles, San Diego and Phoenix, and maintains offices in Honolulu, San Diego and New York. The Shidler Group has founded three publicly traded real estate investment trusts – Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The address of Pacific Office Contributor is 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813 and its phone number is (808) 531-3000. More information about The Shidler Group can be found at www.shidler.com, though information on such website is not a part of this Proxy Statement.
Pacific Office Properties Trust, Inc.
     Pacific Office Properties Trust, Inc. is the Maryland corporation that will result from the Reincorporation. Through its general partnership interest in the Operating Partnership, Pacific Office Properties Trust, Inc. will, through the Operating Partnership, succeed to all of our existing business and assets and all of Pacific Office Contributor’s interest in the Contributed Properties. Following consummation of the Transactions and the Reincorporation, it is planned that Pacific

Office Properties Trust, Inc. will own and operate office buildings in the Western U.S., initially focusing on properties in the Honolulu, San Diego, Los Angeles, and Phoenix metropolitan areas.
Pacific Office Properties, L.P.
     The Operating Partnership is a Delaware limited partnership that we will form as part of the Transactions. In the Transactions, the Operating Partnership will acquire the contributed ownership interests in the Contributed Properties and all of the existing business and assets relating to the Contributed Properties that are transferred. In the Transactions, the Operating Partnership will issue a general partnership interest to us in consideration for the assets that we contribute and will issue limited partnership interests designated Common Units and Convertible Preferred Units to Pacific Office Contributor and its designees in consideration for the contributed ownership interests in the Contributed Properties as well as related intangible assets. We anticipate that the Operating Partnership will become our operating limited partnership or UPREIT following its formation and consummation of the Transactions and we will thereafter conduct substantially all of our operations through the Operating Partnership, except as we may otherwise deem advisable to maintain our qualification as a REIT under the Internal Revenue Code or otherwise.
     We expect our general partnership interest to have an economic interest approximately equal to 18.25% of all Common Units outstanding immediately following the Transactions, although the actual percentage will depend upon the number of Contributed Properties actually contributed in the Transactions, the amount of indebtedness encumbering the Contributed Properties and the effect of required adjustments at Closing. Immediately following the Transactions, we expect Pacific Office Contributor and its designees to hold all of the Convertible Preferred Units and approximately 81.75% of all Common Units outstanding immediately following the Transactions.
Pacific Office Management, Inc.
     The Advisor is a Delaware corporation that will be owned by Mr. Shidler and certain related parties of The Shidler Group and formed for the purposes described in this Proxy Statement. We and the Operating Partnership will execute an Advisory Agreement with Pacific Office Management, Inc., pursuant to which that advisory entity will manage the day-to-day operations of Pacific Office Properties Trust, Inc. and the Operating Partnership. The Advisory Agreement will require Pacific Office Management, Inc. to manage our business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by our Board of Directors.
     Upon consummation of the Transactions, we will issue to Pacific Office Management, Inc. one share of Proportionate Voting Preferred Stock, no par value, in return for $2,000. The Proportionate Voting Preferred Stock will have no dividend rights and minimal rights to distributions on our liquidation and will have voting rights, voting with our Common Stock, equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and, following conversion into Common Units, Convertible Preferred Units issued in connection with the Transactions. The Advisor will agree in the Advisory Agreement to cast the votes of the Proportionate Voting Preferred Stock in direct proportion to the votes that are cast by limited partners in Advisor holding the applicable partnership units. The Operating Partnership will also agree in the Advisory Agreement not to exercise any of its discretion over the voting or to make any recommendations to the holders of the Operating Partnership units.

     The Advisor will agree in the Advisory Agreement that its sole business will be the performance of services under the Advisory Agreement. It will also agree to cause its subcontractors to execute noncompetition agreements for our benefit.
Background of the Transactions
     In December 2004, we were contacted by two individuals regarding a proposed transaction whereby the individuals would become our new advisor and change our business. We invited and received a written proposal from these individuals. Our directors considered the proposal and alternatives thereto, including our liquidation, at meetings of our Board of Directors.
     On January 18, 2005, we engaged Peacock as our financial advisor in an effort to help us develop and analyze strategic alternatives available to us to enhance shareholder value, including a change of our business plan, a merger or sale, a combination of these, or the decision to take no action other than the completion of our liquidation. Peacock subsequently contacted over 50 possible candidates to solicit their interest in a potential transaction with us.
     Peacock and our management continued to meet with the individuals who made the December 2004 proposal and their financial advisor, a national investment banking firm. Consequently, in April 2005 the Company received a proposal regarding a transaction from a to-be-formed entity, “US Mortgage and REIT Investors.”
     On January 26, 2005, our Chairman, Mr. Hislop, was contacted by another national investment banking firm, resulting in a January 28, 2005 conference call among representatives of Peacock, us, another bidder and its financial advisor. The parties discussed a potential transaction in which we would be effectively acquired by the interested party but this party did not pursue further discussions with us.
     Representatives of Peacock approached numerous other investment banking firms active in the REIT industry to invite proposals from them or their clients. Only one responded with a proposed merger transaction that it subsequently did not pursue.
     Representatives of Peacock also contacted numerous local, regional and national law firms. One firm responded with a possible Tucson, Arizona based candidate for a merger. However, we had previously interacted with the candidate and both parties had concluded that there was not a possibility of a mutually satisfactory transaction.
     Peacock also approached numerous real estate owners and investors concerning a possible transaction with us, including several individual investors who hold or manage significant real estate interests in the Phoenix, Arizona metropolitan area. Peacock also contacted the national association of mini storage operators and discussed that association advising its members of our availability as a possible transaction vehicle. Several meetings and discussions occurred between Peacock and various of these aforementioned parties, resulting in only a single proposal.
     On March 28, 2005, we postponed the date of our 2005 annual meeting of shareholders to provide us with additional time to consider strategic alternatives available to us.
     Sixteen other interested parties contacted Peacock or us with interest in a transaction prior to April 2005. By April 2005, all of the above contacts and conversations resulted in seven proposals that were presented to a Special Committee of our Board of Directors for review and direction. After discussion and deliberation, the Special Committee determined that none of the proposals were acceptable as presented, but that some might be worthy of consideration if they were to conform with a set of criteria that the Special Committee developed in conjunction with management. The Board of Directors directed Peacock to provide the following criteria to the proposing parties:
•	An acknowledgment that the cash held by us immediately prior to closing the proposed transaction would be paid out to our shareholders in the form of a dividend

•	An understanding that the proposed new management or advisor would purchase for cash or with acceptable assets new shares of our Common Stock: (i) at a premium to the then book value per share, as determined in accordance with generally accepted accounting principles and not reflecting a discounted value of the note receivable held by us; (ii) in an amount such that the total premium to our book value would be at least $500,000; and (iii) for total proceeds of not less than $1 million

•	The proposed new management or advisor would have demonstrated experience in the real estate or REIT industry in general and/or experience managing the asset class described in the proposed business plan

•	The proposed new management or advisor would be able to demonstrate to the satisfaction of the Special Committee the capability to provide or raise the capital necessary to finance the proposed business plan and

•	Any consideration paid directly to our shareholders to acquire any of their shares would be paid in cash.
     Peacock provided the criteria in writing to proposing parties. It was determined that several proposing parties were unable to meet the criteria, and several other suitors decided that they would not pursue a possible transaction subject to the criteria, and discussions were terminated with such parties.
     One of the foregoing parties changed its name to Patient Safety Technologies, Inc. (AMEX:PST) (“PST”) and subsequently made a public statement that it was making a stock and cash offer to acquire 51% of our capital stock, notwithstanding that its proposal did not meet the criteria set forth by the Special Committee. The Board of Directors decided not to respond to the announcement until a formal offer was submitted to us. After further discussions between PST’s financial advisor and Peacock, PST ceased its interest in a transaction with us and made a public announcement so stating.
     Peacock continued discussions with US Mortgage and REIT Investors for several more weeks until ultimately both parties concluded that the Special Committee’s criteria could not be satisfied by US Mortgage and REIT Investors. Discussions were terminated in July 2005.
     On November 28, 2005, Peacock met with the chief executive officer of an entity controlling partnerships owning retail shopping centers in Arizona or a neighboring state to explore the possibility of a merger. Peacock briefed our management on these discussions and all parties agreed that the concept should be pursued. Over the next two months, we and Peacock supplied further information to the controlling entity and met to discuss a possible transaction structure and timing. The entity decided not to pursue a transaction with us and discussions ended in early February 2006.
     By the end of 2005, our Special Committee and our Board of Directors determined to begin work toward our ultimate dissolution and liquidation of our assets because we had not received a credible proposal relating to a potential transaction. We nevertheless secured an agreement with Peacock to continue to review any acquisition proposals or any other strategic transaction that could enhance shareholder value.
     On February 15, 2006, representatives of Peacock and our management met with a purchaser of distressed real estate on an opportunistic basis to discuss a possible transaction with us. This party discussed the possibility of using us as a vehicle in which to raise capital and continue to make purchases of distressed real estate. After discussions between the parties, it was determined that approval by our Board of Directors that such a plan would be unlikely to satisfy the criteria adopted for proposed transactions, and discussions were terminated by the parties.
     Representatives of the Company met with another corporation on several occasions to discuss possible transactions. In March of 2006, when Peacock informed the other corporation that, after discussions with our management, representatives of Peacock believed that our Board of Directors would not favor a merger with the other corporation on the terms under discussion and discussions thereupon ceased.
     On April 18, 2006, Mr. Hislop was contacted by representatives of Credit Suisse Securities (USA) LLC (“Credit Suisse”), at the direction of The Shidler Group, indicating interest in evaluating a strategic transaction with us. On April 21, 2006, we were provided a written presentation of strategy and background on The Shidler Group.
     On May 4, 2006, Mr. Hislop spoke with representatives of Credit Suisse by telephone, and expressed our interest in pursuing further discussions regarding a strategic transaction. On May 25, 2006, Mr. Hislop again spoke with representatives of Credit Suisse about The Shidler Group and potential transaction terms.
     Conversations commenced in mid-July 2006 between Peacock and Mr. Stuart Tanz, an executive of a large retail REIT then in the process of being acquired. The individual bidder (who proposed to form a new entity to participate in the transactions), representatives of Peacock and our representatives met via teleconference on July 26, 2006, and the individual bidder discussed his background and that of the REIT of which he was then an executive. The individual bidder was interested in making an investment in us, becoming our new advisor, changing our business plan to become a shopping center REIT, and raising additional capital to support this plan. Peacock and our management determined that this concept was an attractive opportunity for consideration and encouraged the individual and his financial advisors to set forth a formal proposal.
     On July 27, 2006, we received a detailed non-binding proposal from an affiliate of The Shidler Group containing some of the essential terms of a strategic transaction with an affiliate of The Shidler Group.
     On July 31, 2006, the individual bidder submitted a preliminary proposal to us. On August 1, 2006, Peacock, Tom Hislop, the individual bidder and his financial advisor held a conference call to discuss the preliminary proposal submitted by the individual bidder. Peacock and Mr. Hislop encouraged the individual bidder to make certain changes and clarifications to the proposal in order for it to be more in line with our Board of Director’s previously stated goals and transaction criteria. The individual bidder agreed to consider these requests and respond with a revised proposal. On August 2, 2006, the individual bidder submitted a revised term sheet to the Company via Peacock.
     On August 7, 2006, we received due diligence materials requested by us from The Shidler Group. Our officers and representatives of Peacock evaluated these materials.
     On August 10, 2006, our Board of Directors held a meeting in which it reviewed the current status, our financial condition, potential value obtainable by shareholders from our liquidation, and valuation considerations and considered the proposal we had received from the affiliate of The Shidler Group, and from the individual bidder as discussed above. At the time of the meeting, our estimated liquidation value was approximately $3.42 per share. Mr. Hislop made a presentation to the Board regarding a potential transaction involving an affiliate of The Shidler Group in the form reflected in the term sheet presented by The Shidler Group as well as the potential transaction proposed by the individual bidder. Representatives from Peacock discussed Peacock’s preliminary analysis of both potential transactions. Members of the Board asked various questions regarding the proposed terms, including the proposed respective ownership percentages of our existing shareholders and of affiliates of The Shidler Group. Representatives of Peacock and of our legal counsel, Bryan Cave LLP, then engaged in additional discussion with the Board regarding their preliminary analysis of various components of the proposed transactions. The Board also discussed the ability to pursue the transaction with The Shidler Group and one or more alternative transactions concurrently. It was noted that The Shidler Group proposal required us to agree to negotiate exclusively with them as a condition to further negotiations. Peacock recommended The Shidler Group proposal and the Board gave its approval for us to pursue exclusive transaction negotiations with The Shidler Group and to enter into a mutual confidentiality agreement with obligations of exclusivity with an affiliate of The Shidler Group. In its consideration of The Shidler Group’s request that its agreement with the Company be exclusive, the Board considered both objective factors, including the economic terms set forth in the two offers and in subsequent meetings with the bidders, as well as subjective factors relating to the probability that each proposed transaction would be successfully consummated. Specific consideration was given to the following factors:
•	Under the Tanz proposal, Tanz or a group to be formed by Tanz would purchase 2 million newly issued shares of our common stock for $7.0 million, or $3.50 per share, which at the time represented a small premium to the book value of our shares ($3.42) and a discount to the 90-day average trading price of our shares ($3.92). The Shidler Group proposed to purchase $5.0 million of our shares at the 90-day average trading price, which the Board determined was a reasonable premium to book value per share.

•	The Tanz group proposed to take over the management of the Company and then seek to identify, acquire and finance the acquisition of, and operate retail shopping center properties in the western United States. By contrast, The Shidler Group proposed to cause an affiliated entity to contribute a portfolio of owned properties to the Company in a transaction structure that The Shidler Group affiliates had implemented in prior transactions with other parties.

•	The Shidler Group proposal permitted us to make regular dividends and to make any special dividend payments to our shareholders necessary to meet federal income tax requirements. The Tanz proposal required that we have a specified amount of assets at closing and that amount would have materially restricted our ability to pay pre-closing dividends to our shareholders.

•	The Shidler Group demonstrated to the Board that it had sufficient resources to consummate the initial transactions between it and the Company and that it had established contacts and relationships with capital market sources such that it was likely to be able to execute the business plan it proposed post-transaction. The Tanz group had sufficient resources for the initial transaction, but did not have identified investment banking relationships sufficient to give the Board of Directors comfort about the Tanz group’s longer term access to capital needed to execute its proposed post-transaction business plan.
     The group made suggestions regarding changes to the proposed terms that would be beneficial to us and our shareholders. Our Board also reconstituted the Special Committee to evaluate and to negotiate the potential transactions with an affiliate of The Shidler Group.
     On August 14, 2006, Mr. Hislop and representatives of Peacock engaged in a conference call meeting with Jay Shidler and other representatives of The Shidler Group, representatives of Credit Suisse, and representatives of legal counsel to The Shidler Group, Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP. During this call, the parties negotiated changes to the terms proposed by the affiliate of The Shidler Group on July 27, 2006. Among other things, Mr. Hislop indicated that we would need to have the right, following the time that any definitive agreement was executed among the parties, to pay a special dividend to our existing shareholders in the amount of $1.00 per share.
     On August 17, 2006, we executed a mutual confidentiality agreement with an affiliate of The Shidler Group. This agreement required that we negotiate exclusively with the affiliate of The Shidler Group for a period of 60 days following the execution of the agreement. Thereafter, each party and their respective legal counsel and financial advisors conducted due diligence on the other party.
     On August 29, 2006, The Shidler Group presented us with a draft Master Agreement. From this date through October 3, 2006, representatives of Bryan Cave LLP, and members of our management negotiated the provisions of the Master Agreement as well as the structure of a possible transaction with representatives of The Shidler Group and its legal counsel. During the period of negotiation of these agreements, our management briefed individual members of our Board from time to time concerning the progress and substance of the negotiations, and received feedback from the Board members.
     On September 28, 2006, the Special Committee held a meeting at which the members of the Special Committee discussed the status of the transaction with Mr. Hislop, Peacock and our legal counsel. Bryan Cave described the provisions of the Master Agreement, a copy of which had previously been distributed to each member of the Special Committee. Peacock representatives provided an updated overview of their analysis of the transaction. The members of the Special Committee asked numerous questions regarding the Master Agreement and the proposed transaction. The Special Committee discussed the provisions of the Master Agreement, including the obligation to negotiate and execute additional definitive documents within 30 days after executing the Master Agreement, and the conditions to the closing of the transactions. The Special Committee also discussed the proposed structure of the transactions, including our right to declare the Special Dividend. Following further discussion, the Special Committee authorized our management to enter into the Master Agreement, subject to any additional changes that management deemed appropriate.
     On October 3, 2006, Mr. Hislop, Mr. Shidler and other of our representatives and representatives of The Shidler Group, Peacock and Credit Suisse met in Phoenix, Arizona. Negotiations of the Master Agreement were concluded at this meeting and this agreement was executed between the parties.
     The Master Agreement required the parties to agree to the forms of numerous documents necessary for the Transactions by November 2, 2006 and to execute a separate contribution agreement for each Contributed Property by November 2, 2006. The required contribution agreements and the forms of all of the required documents were negotiated between October 3, 2006 and November 2, 2006. During the period of negotiation of these agreements, our management briefed individual members of our Board of Directors from time to time concerning the progress and substance of the negotiations.
     On November 2, 2006 a contribution agreement for each Contributed Property was executed. The forms of all of the required documents were also agreed although the parties reserved the right to make subsequent changes to such forms. In addition, our management and our legal counsel negotiated an amendment to the Master Agreement with representatives of The Shidler Group and its legal counsel in light of the increase in the market price of our Common Stock between October 3 and November 2 from $3.76 per share to $7.61 per share. This amendment increased the agreed price per share for the $5 million subscription for shares of our Common Stock or Common Units of the Operating Partnership from $2.79 per share or unit to $5.00 per share or unit. This subscription price increase more equitably allocates the benefits of the increased market price between Pacific Office Contributor and our existing shareholders.
     On December 9, 2006, we agreed with Pacific Office Contributor to further amend the Master Agreement. The Master Agreement originally contemplated that Pacific Office Contributor’s interest in any escrows required by lenders of mortgage indebtedness on the Contributed Properties would increase the value of the contribution made by Pacific Office Contributor and would therefore increase the number of Common and Convertible Preferred Units issuable to it upon consummation of the Transactions. Pacific Office Contributor determined that the aggregate amount of lender-required escrows for the eight wholly-owned Contributed Properties was approximately $10.3 million as of September 30, 2006. We agreed in the amendment that the increase in the contribution values from the lender-required escrows would only increase the total net asset value of Pacific Office Contributor’s contributions up to $165 million, the estimated net asset value of the Contributed Properties when the Master Agreement was executed. Since we will benefit from the cash in the lender-required escrows at Closing, we agreed to limit any possible liability Pacific Office Contributor may have to us under agreements conveying the Contributed Properties unless the liabilities exceed the aggregate amount of the transferred lender-required escrows that do not increase the net asset value of the contribution. We also agreed in the amendment not to authorize any further dividends until the Transactions are consummated, agreed to the record and payment dates for the Special Dividend and agreed to change certain rights of the

Convertible Preferred Units and certain terms and conditions by which Pacific Office Contributor will grant an option to the UPREIT to acquire additional office properties in defined target markets to be identified at Closing.
     On March 27, 2007, we agreed with Pacific Office Contributor to further amend the Master Agreement to reflect the hiring of certain individuals to serve as executive officers of Pacific Office Properties Trust, Inc. following the consummation of the Transactions and to modify certain terms of the Convertible Preferred Units.
     On November 9, 2007, we agreed with Pacific Office Contributor to further amend the Master Agreement to allow for the declaration and payment of the Second Special Dividend in order to maintain compliance with the REIT requirements and to make other material amendments. We agreed that the Surviving Corporation Common Stock could be listed on a national securities exchange other than AMEX. We also agreed to remove from the transaction an interest in an office property originally contemplated to be contributed in addition to the nine Contributed Properties. The Master Agreement originally fixed the gross asset value of the Contributed Properties at approximately $568 million, subject to adjustments and prorations. We agreed in the amendment that the gross asset values attributable to the Contributed Properties, subject to adjustments and prorations, was $562.95 million. We also agreed that the value of Pacific Office Contributor’s contribution in the Transactions would be increased by the amount of its expenses for capital improvements on the Contributed Properties since October 1, 2007. This increased contribution value cannot increase the value of Units issued in the Transactions beyond $151.51 million; excess contributions would be compensated through promissory notes of the Operating Partnership in the same amount. Additionally, we substituted a promissory note of the Operating Partnership in the principal amount of $12 million for Units by the same amount. We also agreed to sell, for $1.35 million in cash, shares of our Common Stock to the Other Subscriber, at a price per share of $7.50. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock at a price per share of $7.50, for up to $3.75 million in the aggregate.
Reasons for the Transactions
     We are proposing to enter into the Transactions because we believe that the Transactions are in the best interests of the Company and our shareholders. In reaching the decision to approve the Transactions and our entry into the Master Agreement and related agreements and documents, our Board of Directors considered a variety of factors. For the past several years, we have been liquidating our mortgage loan and land holdings and returning capital to our shareholders through regular and special dividends. On January 24, 2005, we announced that we had engaged Peacock to assist in developing and evaluating strategic alternatives available to us to enhance shareholder value. Alternatives that were being considered included a change of business plan, a merger or sale, a combination of these, or the decision to take no action other than the completion of the liquidation. In addition, we believe that the Transactions and the Reincorporation will:
•	Transform us into a West Coast office REIT with a strong core portfolio

•	Add Jay H. Shidler and Dallas Lucas, both recognized leaders in successfully managing and growing public REITs, as our Chairman of the Board and Chief Executive Officer, respectively

•	Add an external advisor management team experienced in the acquisition, redevelopment and management of office properties in the relevant West Coast markets and

•	Provide greater access to the capital markets for debt and equity.
     Our Board also recognized and considered several negative factors in connection with the proposed Transactions with Pacific Office Contributor, including the following:
•	The complexity of the proposed Transactions and risks associated with the proposed combination of multiple properties in various states under a new corporate and partnership operating structure

•	The prohibition on disposing of or refinancing the Contributed Properties under certain circumstances for ten years after the Transactions are consummated

•	The substantial anticipated costs associated with the Transactions, including legal and accounting fees, that we will have to bear in the event that the proposals in this Proxy Statement pertaining to the Transactions are not approved by our shareholders, in addition to fees and expense reimbursements payable to Pacific Office Contributor if the Transactions are not consummated for reasons other than the failure to obtain shareholder approval

•	The substantial amount of time that consummation of The Shidler Group proposal will require, combined with the exclusivity provisions of the Master Agreement which prevent us from actively soliciting other transactions and

•	The immediate and substantial dilution that would be suffered by our shareholders upon consummation of the Transactions.

Interests of Directors, Executive Officers and Affiliates
     For the past several years, the Company has been liquidating its loan and land holdings and returning capital to its shareholders through regular and special dividends. In January 2005, the Company engaged Peacock to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Various pre-Transactions executive officers and directors of the Company are also officers of Peacock. The agreement with Peacock called for the Company to pay Peacock a fee of 4% of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts. If the Transactions are consummated as presently proposed, Peacock will be paid the capped fee amount of $250,000. For further discussion of interests of our directors, executive officers and affiliates in Peacock, please see “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.” As of the date of this Proxy Statement, the Company has not paid a fee to Peacock.
     Additionally, the Company sold its interest in a note receivable to Peacock, following the solicitation of bids to purchase the note receivable. The sale of the note was a requirement of the Master Agreement. The Special Committee of our Board of Directors, initially formed in April 2005 for the purpose of evaluating strategic alternative for us, oversaw the solicitation process and sale of the note. The Special Committee was composed of Messrs. Blackwell and Freireich, members of the Audit Committee who are Unaffiliated Directors. The Special Committee

considered and approved Peacock’s engagement to procure bids for the sale of the note and Peacock’s participation in the bidding process, which provided a mechanism for satisfying our obligation under the Master Agreement in the event that no other bidder was forthcoming. On behalf of the Company, Peacock contacted more than ten individuals and entities believed by Peacock to be potentially interested in purchasing a note receivable secured by unimproved land, based upon prior transactions known to Peacock, and community banks and larger banks thought to have interest in the area. Each potential bidder was informed by Peacock that the minimum price, as required by the Master Agreement, was 95% of the face value of the note. The Company invited those contacted to submit written bids to purchase the note receivable. On the first date bids would be accepted, Peacock submitted a sealed written bid to a third party (the Company’s outside counsel) to hold pending the bid submission deadline. A total of two bids were submitted, one of which was the Peacock bid. Peacock presented the higher bid of $3,411,346 plus accrued and unpaid interest. The principal amount of the note receivable was $3,516,852 plus accrued and unpaid interest at December 31, 2006 as well as at the time of our sale of the note, which occurred in January 2007. The sales price received represented a discount of approximately 3% from the face value of the note receivable. Following a report from Peacock on the bidding process and its results and advice from counsel, the Special Committee approved the sale to Peacock. The proceeds from the note receivable were subsequently invested in trading securities.
No Appraisal Rights
     The Arizona Business Corporation Act governs shareholders’ rights in connection with the Transactions. Under the applicable provisions of the Arizona Business Corporation Act, shareholders of a corporation are not entitled to exercise dissenters’ rights if shares of the corporation are registered on a national securities exchange. Consequently, because shares of our Common Stock are listed on the American Stock Exchange, our shareholders will have no right to seek appraisal of their shares of our Common Stock in connection with the Transactions.
Accounting Policies Relating to the Transactions
     The Transactions will be treated as a purchase by Waterfront for financial accounting reporting purposes. This means that Waterfront will record all assets acquired and all liabilities assumed at their estimated fair values at the time the Transactions are completed.
     In particular, the fair value of the real estate acquired is allocated to land, building and improvements, above-market and below-market leases and other value of in-place leases, based in each case on their fair values.
     The fair value of land, building and improvements and fixtures and equipment is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and improvements based on management’s determination of relative fair values of these assets. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods, considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions.

     In allocating the purchase price to the fair value of the above-market and below-market in-place leases, the values are based on the difference between the current in-place lease rent and a management estimate of current market rents. Below-market lease values are recorded as part of the deferred revenue and amortized into rental revenue over the non-cancelable periods of the respective leases including any periods covered by a bargain lease renewal. Above-market leases are recorded as part of real estate and amortized as a direct charge against rental revenue over the non-cancelable primary portion of the respective leases.
     The aggregate value of acquired in-place lease intangibles is measured by the excess of (i) the purchase price paid for a property over (ii) the estimated fair value of the property as if vacant, determined as set forth above. The value of the in-place lease intangibles is amortized to expense over the remaining non-cancelable periods of the respective leases.
Certain United States Federal Income Tax Consequences
     The following discussion summarizes the material United States federal income tax consequences of the Transactions to individuals who hold such Common Stock as a capital asset (within the meaning of section 1221 of the Internal Revenue Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations or dealers in securities or to persons who are not U.S. shareholders.
     In general, we believe that the Transactions will not have any direct, immediate federal income tax consequences to holders of our Common Stock except with respect to the Special Dividend and Second Special Dividend. However, because the consummation of the Transactions will alter the structure of our operations, the Transactions could affect the federal income tax consequences of holding our Common Stock in the future. Please see “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”
     Our shareholders generally will recognize income for federal tax purposes as a result of the Special Dividend and Second Special Dividend. The amount and character of such income will depend on a number of factors, as more fully discussed under “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of Shareholders—U.S. Shareholders—Dividends.”
     This summary is based on current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU, IF ANY, RESULTING FROM THE TRANSACTIONS.
Regulatory Approvals
     We do not believe that any material federal or state regulatory approvals, filings or notices are required by us in connection with the Transactions, other than filings required under federal and state securities laws.

MATERIAL AGREEMENTS AND DOCUMENTS RELATED TO THE TRANSACTIONS
     This section contains summaries of the principal terms and conditions of the material agreements and other material documents related to the Transactions listed below:
1. Master Agreement
2. Pacific Office Properties, L.P. Partnership Agreement
3. The Advisory Agreement
4. Contribution Agreements
5. Registration Rights Agreement and
6. Noncompetition Agreements.
     We encourage you to read the appendices to this Proxy Statement in their entirety. These appendices include complete copies of the Master Agreement (Appendix A), the Pacific Office Properties, L.P. Partnership Agreement (Appendix D) and the Advisory Agreement (Appendix F). The summaries below are qualified by the actual terms and conditions set forth in these appendices. While we believe that these summaries cover the material provisions of the relevant documents, these summaries may not contain all of the information that you believe to be important.
1. The Master Formation And Contribution Agreement
     This section of the Proxy Statement describes selected portions of the Master Agreement. The Master Agreement serves as the primary document describing the steps necessary to complete the Transactions, including the approval of our shareholders of these Transactions.
Contribution of Assets to the Operating Partnership
     By Pacific Office Contributor and Pacific Office Contributor: The Master Agreement obligates Pacific Office Contributor or its affiliates to enter into contribution agreements with the Company for each of the Contributed Properties. The Company has entered into a contribution agreement with Pacific Office Contributor for each of the Contributed Properties. Pacific Office Contributor is obligated to contribute its ownership interests in the identified entities holding interests in the Contributed Properties and Pacific Office Contributor will contribute certain other assets such as engineering reports, feasibility studies, contract rights, market statistics and other intangibles, in return for promissory notes and Common Units and Convertible Preferred Units of the Operating Partnership.
     The value of the contributions will be established under each Contribution Agreement prior to the consummation of the Transactions. Upon consummation of the Transactions this value is expected to be approximately $163.51 million for the interests of all Contributed Properties. The escrows required by the lenders to be maintained for the eight wholly-owned Contributed Properties was approximately $5.29 million as of September 30, 2007.  Pacific Office Contributor will not be reimbursed in the Transactions for any lender-required escrows maintained for any of the Contributed Properties even though Pacific Office Contributor’s rights to these escrows will be transferred upon transfer of its interests in the corresponding Contributed Properties.  The aggregate amount of Pacific Office Contributor’s interests in the lender-required reserves at Closing will only increase the aggregate net asset value of the contribution to the Operating Partnership to $163.51 million, the aggregate value estimated for its interests in all of the Contributed Properties according to the Master Agreement as amended.  Since we will receive cash in the amount of the lender-

required escrows at Closing, we have agreed to limit any possible liability that Pacific Office Contributor may have to us under the Contribution Agreements until the liabilities exceed the aggregate amount of the escrowed cash in which we obtain an interest and which do not increase the net asset value of the contribution because of the $163.51 million limitation on such increases.
     Pacific Office Contributor anticipates that capital improvements costing $6.5 million will be made to the Contributed Properties between October 1, 2007 and the consummation of the Transactions. Pacific Office Contributor will not be reimbursed in the Transactions for the costs of any of these capital improvements. Instead, the aggregate costs of any such capital improvements will increase the aggregate value of its contribution to the Operating Partnership. However, this increase in value cannot result in the issuance of Units with a value exceeding $151.51 million. Instead, promissory notes of the Operating Partnership will be issued in a principal amount equal to such excess.
     In exchange for the Contributed Properties and related contributed assets, Pacific Office Contributor and its designees will receive Common Units in the Operating Partnership comprising twenty-five percent (25%) and Convertible Preferred Units in the Operating Partnership comprising seventy-five percent (75%) of the value of the Units issued in the Transactions, a promissory note in the principal amount of $12 million and any promissory notes relating to capital improvements. Common Units were valued at $2.79, which was equal to the average closing price of our Common Stock for its 90 trading days prior to the date of the Master Agreement minus the Special Dividend of $1.00, all subject to adjustment to reflect any changes in our capitalization prior to the consummation of the Transactions. Convertible Preferred Units will have a per unit value of $25.00, which is the amount of their liquidation preference. The promissory notes will accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to an Operating Partnership right of accrual. They will have a five-year maturity, subject to an Operating Partnership option to extend for one additional year. The promissory notes will be unsecured obligations of the Operating Partnership.
     By Us: We will contribute all of our assets to the Operating Partnership as of the Closing Date except for cash paid in the Special Dividend, the Second Special Dividend and cash reserves for our accrued liabilities in return for a general partner interest in the Operating Partnership.
Reverse Stock Split and Charter Amendments
     If requested by Pacific Office Contributor, we will effectuate an up to one-for-two reverse stock split of our shares of our Common Stock and amend our Charter and Bylaws to have provisions consistent with those which will exist as a result of the Reincorporation. The Charter and Bylaws are more thoroughly described at “PROPOSAL 5—SUB-PROPOSALS 5A-5D: A PROPOSAL TO APPROVE AND ADOPT THE SURVIVING CORPORATION’S CHARTER AND BYLAWS AS A PART OF THE REINCORPORATION.”
Sale of Assets
     We will not sell any of our assets on or before the date the Transactions are consummated.

Declaration of Special Dividends
     Pursuant to the Master Agreement, a Special Dividend of $1.00 per share was paid to our shareholders on January 26, 2007. We anticipate that we will declare the Second Special Dividend on December 3, 2007, which will be payable on January 15, 2008 to shareholders of record as of December 28, 2007. We have agreed not to declare any other dividend until the Transactions are consummated.
Reincorporation
     We will merge with and into the Maryland Subsidiary, with the Maryland Subsidiary being the surviving corporation. Our separate legal existence will terminate, and the surviving corporation will assume all of our and the Maryland Subsidiary’s assets, rights, liabilities, duties and obligations. All references to “us,” “we” and other terms of like import shall be deemed to refer to the surviving corporation immediately following the effective time of the merger unless the context indicates otherwise. Our name shall then become “Pacific Office Properties Trust, Inc.” Each share of our Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Reincorporation will be automatically converted into one share of our Common Stock and Class B Common Stock, respectively, of the surviving corporation and the shares of the Maryland Subsidiary issued and outstanding prior to the merger will be extinguished and have no further force and effect.
     You will not be required to exchange your stock certificates for certificates representing shares of our Common Stock or Class B Common Stock, as the case may be, in the surviving corporation as a result of the Reincorporation. Please see “THE REINCORPORATION—Comparison of Shareholder Rights” for a discussion of the terms of our resulting Charter and Bylaws, and “MANAGEMENT” for a discussion of our resulting Board of Directors and executive officers.
Arrangements with Advisors
     Upon consummation of the Transactions, we will terminate the advisory arrangements with Peacock, Hislop, Staley & Given, Inc. and ALI Advisor, Inc. and pay them accrued and unpaid fees and out-of-pocket costs not to exceed $250,000 and $20,000, respectively. We and the Operating Partnership will also enter into an Advisory Agreement with Pacific Office Management, Inc. whereby it will manage substantially all of the business and operations of both us and the Operating Partnership. See “—2. The Advisory Agreement” for a more complete description of this Advisory Agreement and Appendix F for the agreement itself.
Proportionate Voting Preferred Stock
     Upon consummation of the Transactions, we will issue to the Advisor one share of Proportionate Voting Preferred Stock, no par value, in return for $2,000. The rights of such Proportionate Voting Preferred Stock will be set out in Articles Supplementary to our Charter as described in “THE REINCORPORATION—Comparison of Shareholder Rights—Stock.” The Proportionate Voting Preferred Stock will have no dividend rights and minimal rights to distributions on our liquidation and will have voting rights, voting with our Common Stock, equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and, after conversion into Common Units, Convertible Preferred Units, each as issued in connection with the Transactions.
Sale of our Common Stock
     As a part of the Transactions, the Operating Partnership and we will sell, for $5 million in cash, Common Units and/or shares of our Common Stock to the Subscribers, at a price per share or unit of $5.00, subject to adjustment to reflect any changes in capitalization. Pacific Office Contributor has indicated that its designated persons expect to subscribe for Common Stock for all $5 million of their commitment. Also as part of the Transactions, we will sell, for $1.35 million in cash, shares of our Common Stock to the Other Subscriber, at a price per share of $7.50. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock at a price per share of $7.50, for up to $3.75 million in the aggregate.
Registration Rights
     We will enter into a Registration Rights Agreement with Pacific Office Contributor and certain of its affiliates; a description of which is contained under “—5. Registration Rights Agreement.”
Closing and Closing Date
     The Closing is the closing of the Transactions and the Closing Date is the date at which all the Transactions are consummated. The Transactions are subject to approval by our shareholders and other conditions.
Representations and Warranties
     The Master Agreement contains representations and warranties by us relating to:
•	Our corporate organization and related matters

•	The authorization, execution, delivery, performance and enforceability of the Master Agreement and consummation of the Transactions

•	Our reports and financial statements filed with the SEC

•	Our capital structure

•	The absence of pending or threatened litigation which would adversely affect our ability to perform the Master Agreement or consummate the Transactions

•	Our corporate documents

•	Our compliance with existing laws

•	No defaults under agreements or laws resulting from our execution of the Master Agreement or consummation of the Transactions

•	Our compliance with applicable environmental laws

•	Our status as a REIT under the Internal Revenue Code

•	Our tax returns and other tax matters

•	Our disclosure controls and procedures

•	Absence of undisclosed liabilities except as set forth in our Form 10-Q for the quarter ending June 30, 2006

•	Absence of undisclosed adverse changes in our business between December 31, 2005 and the date of the Master Agreement except as disclosed in our filings with the SEC

•	Qualification of the Reincorporation as a tax free reorganization under Section 368(a) of the Internal Revenue Code

•	No interested party transactions between us and our affiliates except as set forth in the Master Agreement and

•	The accuracy of our disclosures to Pacific Office Contributor.
     The Master Agreement contains representations and warranties by Pacific Office Contributor relating to:
•	Its organization and related matters

•	The authorization, execution, delivery, performance and enforceability of the Master Agreement and consummation of the Transactions

•	The organization of certain of its affiliates and related matters

•	Its power and authority to perform the Transactions

•	The title and physical condition of each Contributed Property

•	The compliance with existing laws regarding each Contributed Property

•	The absence of pending or threatened material adverse litigation including administrative actions against the fee simple owner or ground lessee of any Contributed Property or affecting the operation or ownership of any Contributed Property

•	The absence of defaults under any agreements and laws resulting from the execution of the Master Agreement or consummation of the Transactions which would have a material adverse effect and related matters

•	Compliance with applicable environmental laws

•	The absence of liabilities of the entities for which Pacific Office Contributor will contribute interests in the Transactions

•	Classification of each entity for which Pacific Office Contributor will contribute interests in the Transactions as a partnership or disregarded entity for federal income tax purposes rather than an entity taxable as a corporation

•	The tax returns of each of the entities for which Pacific Office Contributor will contribute interests in the Transactions and related tax matters and

•	The accuracy of disclosures by Pacific Office Contributor regarding Contributed Properties or the Transactions.
     Pacific Office Contributor makes no other warranties of any kind, express or implied, and the contribution of the Contributed Properties is on a strict “as-is” basis.
Pre-Closing Covenants
     During the period from October 3, 2006 through the closing of the Transactions, we agree that we will:
•	Use commercially reasonably efforts to agree to the forms of agreements contemplated by the Master Agreement

•	Maintain and operate our properties and business as currently operated except for entering agreements to liquidate our non-cash assets

•	Use commercially reasonable efforts to comply with applicable governmental requirements

•	Notify Pacific Office Contributor promptly if we become aware of anything prior to the Closing which makes any of our representations and warranties not true in any material respect

•	Not amend our Charter and Bylaws except with respect to a reverse stock split, Reincorporation or the interim charter amendments contemplated in the Master Agreement or enter into employment, consulting, advisory or similar agreements

•	Not incur any indebtedness other than current accounts payable in the ordinary course of business

•	Timely file all required reports under the Exchange Act

•	Use commercially reasonable efforts to cause the shares of the surviving corporation’s Common Stock to be listed on AMEX or any other national securities exchange or interdealer quotation system

•	Cause the Operating Partnership to be formed and cause the performance of the Transactions to be approved by the Operating Partnership and related matters and

•	Cause the Maryland Subsidiary to be formed and cause the performance of the Transactions to be approved by the Maryland Subsidiary and related matters.

     We also agree that we will not solicit, encourage or facilitate inquiries or proposals, enter into agreements with or initiate or participate in discussions with any person in connection with any proposed transaction which would result in a change of control transaction other than as contemplated in the Master Agreement (“Acquisition Proposal”). However, prior to the approval of the Transactions by our shareholders, if we receive an unsolicited bona fide written Acquisition Proposal which our Board of Directors determines, in its good faith judgment, taking into account the advice of our outside counsel, is more favorable to our shareholders from a financial point of view and is reasonably likely to be completed without undue delay, we are permitted to furnish information and enter into discussions with such person with respect to such Acquisition Proposal. As part of the process, we will be required, among other things, to notify Pacific Office Contributor and allow Pacific Office Contributor to make a counterproposal.
     During the period from October 3, 2006 through the closing of the Transactions, Pacific Office Contributor agrees that it will:
•	Use commercially reasonable efforts to agree to the forms of agreement contemplated by the Master Agreement

•	Notify us promptly if it becomes aware of anything prior to Closing which makes any of its representations and warranties not true in any material respect and

•	Use commercially reasonable efforts to cause the shares of the surviving corporation’s Common Stock to be listed on AMEX or any other national securities exchange or interdealer quotation system.

     We have agreed that each of the holders of the Contributed Properties may, on or prior to Closing, distribute all cash and assets of such holder to Pacific Office Contributor and its affiliates other than the Contributed Properties.
Contributed Properties
     At Closing, title to the Contributed Properties is to be good and marketable, and the Contributed Properties are to be free of all material liens except for certain permitted exceptions such as:
•	Real estate taxes and assessments not yet due and payable

•	Covenants, restrictions and the like which are not violated by existing improvements or the current use and operation of a Contributed Property or, if violated, do not materially impair the Contributed Property’s value and result in the forfeiture or reversion of title

•	Zoning and similar laws which are not currently violated or, if violated, do not materially impair the Contributed Property’s value or do not result in a forfeiture or reversion of title

•	Any imperfection of title which does not affect the current use of a Contributed Property, render title to such Contributed Property unmarketable or uninsurable and materially impair the value of such Contributed Property

•	Existing mortgage debt

•	Leases with respect to the Contributed Properties and

•	As otherwise noted in any applicable contribution agreement.
     From and after October 3, 2006, Pacific Office Contributor will not take any action, or fail to take any action, outside of the ordinary course of its business, which would cause the Contributed Properties to be subject to any material title exceptions or objections except for permitted exceptions as summarized above.
Risk of Loss
     We and Pacific Office Contributor each have the right to exclude a Contributed Property from the contribution transactions contemplated by the Master Agreement if, prior to the consummation of the Transactions:
•	Condemnation proceedings are commenced against all or any material portion of the Contributed Property if condemnation materially and adversely affects the value of the Contributed Property and

•	The Contributed Property is damaged by an uninsured casualty where repair will be $500,000 or more.
     If such Contributed Property is not excluded, insurance proceeds or any condemnation award for the property will be part of the assets that Pacific Office Contributor contributes in the Transactions.
Exclusion of Selected Contributed Properties
     If the interests in a particular Contributed Property cannot be contributed as of the Closing due to an inability to obtain any consents or estoppel certificates from a holder of the Contributed Property’s mortgage indebtedness, any tenant-in-common or joint venture partner, Pacific Office Contributor has the right to exclude from Closing the interests in the Contributed Property from the Transactions with a corresponding reduction in the units of the Operating Partnership received at Closing. If Pacific Office Contributor exercises this right, it may also:
•	Contribute such interest no later than 120 days after Closing as long as the required consents and estoppel certificates are obtained

•	Retain, operate and dispose of its interest in the Contributed Property notwithstanding any non-competition agreement with the Operating Partnership or

•	Enter into a master lease or synthetic equivalent (i.e., a “Swap Deal” or a “Synthetic Contribution”) whereby the Operating Partnership, as master lessee or synthetic contributor, would pay annual net rents or other cash payments to Pacific Office Contributor’s affiliate equal to the amount of distributions it would have received had it contributed its interests in the Contributed Property to the Operating Partnership at Closing, and under which Pacific Office Contributor would pay to Operating Partnership an amount equal to the net cash flow the Contributed Properties. The parties would also have put and call rights to subsequently cause the contribution of the Contributed Property to the Operating Partnership in exchange for common and Convertible Preferred Units subject to obtaining the required consents and estoppel certificates.
Conditions Precedent to Closing
     Neither we nor Pacific Office Contributor will be obligated to consummate the Transactions unless the following conditions have been satisfied by the Closing or are waived by both of us:
•	No judicial or administrative order (other than an order sought by one of the parties to the Master Agreement) has been entered and is in force which would prevent the consummation of the Transactions

•	The obligations to consummate the Transactions have not been terminated under the Master Agreement

•	The Transactions and the Master Agreement have been approved by our shareholders

•	The surviving corporation’s Common Stock has been approved by AMEX or any other national securities exchange or interdealer quotation system for listing subject only to the Reincorporation or AMEX or any other national securities exchange or interdealer quotation system advises the parties that such listing is not subject to approval

•	Except as provided in the preceding discussion regarding the exclusion of selected Contributed Properties, the required consents of lenders, tenants-in-common and joint venture partners have been obtained and

•	The contributions are exempt from registration under the Securities Act and all applicable state securities “blue sky” laws except for ministerial filings.
     In addition, Pacific Office Contributor will not be obligated to consummate the Transactions unless the following conditions have been satisfied by the Closing or are waived by Pacific Office Contributor:
•	We have complied with and performed in all material respects all of our covenants under the Master Agreement

•	All brokers and intermediaries with outstanding claims against us have provided releases satisfactory to Pacific Office Contributor

•	There has been no material adverse change to our financial condition, operations, business or in the number of our record and beneficial shareholders or that would materially and adversely affect our ability or the ability of the Operating Partnership or the surviving corporation after the Reincorporation to consummate the Transactions

•	Our Common Stock has not ceased to be listed either on AMEX or on any other national securities exchange or interdealer quotation system

•	Our representations and warranties (which are summarized earlier in this Section) remain true as of the Closing except as otherwise contemplated by the Master Agreement

•	The Operating Partnership is duly organized and its limited partnership agreement has been duly adopted

•	The Reincorporation has occurred

•	The filing setting forth the rights, privileges and preferences of the Proportionate Voting Preferred Stock has been made with and accepted by the State of Maryland Department of Assessments and Taxation

•	Pacific Office Contributor and its affiliates have delivered all documents required of them under the Master Agreement and otherwise to consummate the Transactions and

•	We have executed and delivered all documents contemplated under the Master Agreement or as necessary or desirable to consummate the Transactions.
     We will not be obligated to consummate the Transactions unless the following conditions have been satisfied by the Closing or are waived by us:
•	Pacific Office Contributor has complied with and performed in all material respects all of its covenants under the Master Agreement

•	There has been no material adverse change to the financial condition, operations, business of Pacific Office Contributor, Pacific Office Contributor affiliates and the Contributed Properties, taken as a whole, or that would materially and adversely affect the ability of Pacific Office Contributor and Pacific Office Contributor affiliates, taken as a whole, to consummate the Transactions

•	Each Contributed Property is in the same condition as at October 3, 2006, normal wear and tear and damage by fire or other casualty (to be handled as summarized above) excepted, and operated in substantially the same manner

•	All mortgage indebtedness payments for the Contributed Properties have been made when due and none of such indebtedness is in default as of the Closing

•	No Pacific Office Contributor affiliate has any indebtedness other than mortgage indebtedness covering the Contributed Properties, current accounts payable and other obligations subject to proration at the Closing under the Master Agreement

•	Pacific Office Contributor’s representations and warranties (which are summarized earlier in this Section) remain true as of the Closing and

•	Pacific Office Contributor has executed and delivered all documents contemplated under the Master Agreement or as necessary or advisable to consummate the Transactions.

Post-Closing Obligations and Rights
     We have agreed to certain obligations regarding the Contributed Properties for ten years following the Closing, in order to help preserve the intended tax consequences of the Transactions for Pacific Office Contributor. For ten years following the Closing, we have agreed to not, and to cause the Operating Partnership to not:

•	Sell the Contributed Properties (or ownership interests in Pacific Office Contributor affiliates or successors) other than pursuant to a tax-deferred exchange in compliance with Section 1031 of the Internal Revenue Code and any acquired replacement properties (or ownership interests therein) other than pursuant to such Section 1031

•	Prepay or defease any mortgage indebtedness of the Contributed Properties other than for concurrent refinancing with non-recourse mortgage debt of equal or greater amount

•	Subject any of the Contributed Properties to cross-default or cross-collateralization with other assets of the Operating Partnership and

•	Provide any guaranty or additional collateral for any of the assumed debt encumbering the Contributed Properties.
     For ten years following the Closing, we have also agreed to, and to cause the Operating Partnership to:
•	Promptly replace any Contributed Properties that are condemned or lost to casualty

•	Provide, in the event of an unavoidable loss of mortgage indebtedness allocable as basis to any Contributed Properties, an opportunity for Pacific Office Contributor to replace such indebtedness for tax basis purposes with a surrogate for lost basis in the form of a liquidation-based guaranty of sufficient quantity of the Operating Partnership payables and obligations outstanding at any time and

•	Provide, if the Operating Partnership is unable to comply with the foregoing parameters, a make-whole cash payment by the Operating Partnership to Pacific Office Contributor members in an amount as specified in the Master Agreement.
     In addition to the above, whenever any sale or defeasance of a Contributed Property (or membership interest or other ownership interests in Pacific Office Contributor affiliates or their successors) is foreseeable, or a condemnation or casualty has occurred or is in process (in the case of a condemnation), the Operating Partnership is obligated to promptly notify the affected Pacific Office Contributor members and provide them with an opportunity to provide input as to strategy for perpetuating tax deferral.
     Upon consummation of the Transactions, Pacific Office Contributor and its affiliates will grant an option to the Operating Partnership to acquire additional office properties in our target markets that have been and may be subsequently identified after the signing of the Master Agreement. If the Operating Partnership exercises its option, Pacific Office Contributor or its affiliated entities will contribute such additional office properties to the Operating Partnership at contribution values equal to their total net investment, including third party transactional expenses, in consideration for cash or, at the Operating Partnership’s election, Common Units valued at the 90 trading day average closing price per share of the Common Stock. Parcels of real property subject to this option will be prospective or completed acquisitions by Pacific Office Contributor or other affiliates of The Shidler Group identified at Closing and consummated no later than June 30, 2008.
     At Closing, Pacific Office Contributor may elect to pay for any closing costs allocable to it in cash or, alternatively, elect to have the Operating Partnership pay the costs. If the Operating Partnership pays the costs for Pacific Office Contributor, Common and Convertible Preferred Units with a value corresponding to the amount of the costs paid will be reduced from the number of units issued to Pacific Office Contributor.
Termination and Liabilities
     At any time prior to the Closing, the Master Agreement can be terminated by:
•	The mutual written consent of Pacific Office Contributor and us

•	Either Pacific Office Contributor or us if there is a court order preventing consummation of the Transactions (other than an order sought by either of us) or any governmental action occurs which makes consummation of the Transactions illegal or materially and adversely economically burdensome to any parties to the Master Agreement (and the burdened party elects to terminate)

•	By Pacific Office Contributor if the Closing is not on or prior to April 1, 2007

•	By us if we receive a superior Acquisition Proposal as summarized earlier in this Section and the procedures with respect to such proposal as summarized earlier in this Section have been satisfied or

•	By Pacific Office Contributor if we notify Pacific Office Contributor that we have received an Acquisition Proposal which our Board of Directors has determined is likely to lead to such a superior Acquisition Proposal.
     In the event of termination, no party is relieved from liability for its willful breach of the Master Agreement and its own costs incurred with respect to costs agreed upon by each party prior to such termination.
     In the event of termination due to a superior Acquisition Proposal, Pacific Office Contributor, as its exclusive remedy, shall receive $300,000 from us, plus an amount equal to its costs in seeking the consummation of the Transactions (which costs are capped at $500,000). If we otherwise default in our performance under the Master Agreement, Pacific Office Contributor, as its exclusive remedy, may either seek specific performance from us or terminate the Master Agreement and be reimbursed by us for its damages, including the costs in seeking the consummation of the Transactions (with the $500,000 cap) and the out-of-pocket expenses in enforcing its rights under the Master Agreement. If Pacific Office Contributor defaults in its performance under the Master Agreement, we, as our exclusive remedy, may either seek specific performance by Pacific Office Contributor or receive $300,000 from Pacific Office Contributor. In the event our shareholders do not approve the Transactions at the Annual Meeting (or any adjournment), we will not be obligated to pay the termination fee or reimburse related expenses.

Miscellaneous
     The Master Agreement also contains provisions regarding the deliveries to be made by the parties as a condition to closing the Transactions, the closing charges, pro rations and adjustments, due diligence, restrictions on press releases and public disclosures and other provisions which are not summarized in the discussion. Shareholders are encouraged to review the Master Agreement in its entirety for its exact terms and conditions.
2. The Advisory Agreement
The Advisory Agreement
     We and the Operating Partnership will enter into an Advisory Agreement with the Advisor, under which the Advisor agrees to provide us with advice and services necessary to operate our business. Our executive officers will not be our employees. We do not currently have any employees and, although we may hire full-time professionals after consummating the Transactions, we anticipate that we will continue to rely to a significant extent on the facilities and resources of the Advisor to conduct our operations.
     The Advisory Agreement requires the Advisor to manage our business affairs in conformity with the policies and guidelines that are approved and monitored by our Board of Directors.
     The Advisor’s sole business will be its activities under the Advisory Agreement. In addition, the Advisor agrees to take reasonable steps to ensure that all of its officers, directors, managers and subcontractors agree not to compete with us or utilize any of our confidential information to our detriment.
Management Services
     The Advisor will be responsible for our day-to-day operations and performing (or causing to be performed) such services and activities relating to our assets and operations as may be appropriate, but subject to the supervision of our Board of Directors. The Advisor’s activities are expected to include:
•	Providing executive and administrative personnel, office space and office services required in rendering services to us

•	Monitoring our leases, mortgages and debt obligations, the payment of our debt and obligations, the payment of dividends or distributions to our shareholders and maintenance of appropriate back-office infrastructure to perform such administrative functions

•	Periodically reviewing the investment criteria and parameters for our investments, borrowings and operations for the approval of our Board of Directors

•	Counseling us in connection with policy decisions to be made by our Board of Directors

•	Using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be reasonable and customary and within any budgeted parameters

•	Advising us as to our capital structure and capital raising activities

•	Coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners

•	Communicating on our behalf with the holders of any of our equity or debt securities

•	Handling and resolving all claims, disputes or controversies in which we may be involved, or to which we may be subject, arising out of our day to day operations

•	Evaluating and recommending to our Board of Directors potential hedging activities

•	Investigating, analyzing and selecting possible investment opportunities for us and analyzing possible investment opportunities for us

•	Assisting us in developing criteria for investment commitments that are specifically tailored to our investment objectives

•	Engaging and supervising, on our behalf and at our expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments

•	Supervising on our behalf the affiliates of the Advisor who provide property management services pursuant to the property management agreements

•	Investing or reinvesting any money of ours, including investing in short-term investments pending investment in long-term investments

•	Recommending to us the payment of fees, expenses, dividends and disbursements

•	Monitoring the operating performance of the investments and providing periodic reports with respect thereto to our Board of Directors

•	Causing us to obtain credit facilities or other financings consistent with the guidelines adopted by our Board of Directors

•	Causing us to obtain insurance covering such risks, with such insurers and on such terms as we may reasonably determine and

•	Recommending to us qualified accountants and legal counsel.
     The Advisor will be responsible for assisting us in complying with regulatory requirements applicable to us, including:
•	Preparing of all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Securities Exchange Act

•	Making required tax filings and reports, including soliciting shareholders for required information to the extent provided by the REIT provisions of the Internal Revenue Code

•	Maintaining our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code

•	Maintaining our exclusion from status as an investment company under the Investment Company Act

•	Qualifying to do business in applicable jurisdictions

•	Obtaining and maintaining all appropriate licenses and

•	Complying with all other applicable laws.
     The Advisor does not assume any responsibility other than to render the services required under the Advisory Agreement and is not responsible for any action of our Board of Directors in following or declining to follow the Advisor’s advice or recommendations. Neither the Advisor, nor its shareholders, directors and officers are liable to us, to any subsidiary of ours, to our directors, to our shareholders, or to any subsidiary’s shareholders for acts performed in accordance with and pursuant to the Advisory Agreement, except by reason of acts constituting bad faith, willful and malicious misconduct, gross negligence or violation of law. Under the Advisory Agreement, we agree to indemnify the Advisor, its shareholders, directors and officers for losses arising from acts of the Advisor arising from or in any way connected with the performance of its obligations under the Advisory Agreement, except for misconduct or the POP Advisor’s breach of a material term of the Advisory Agreement, which constitutes willful and malicious misconduct, gross negligence or violation of laws but excluding claims by the Advisor’s employees relating to the terms and conditions of their employment. The Advisor has agreed to indemnify us, our directors and officers for losses arising from acts of the Advisor that were not in good faith and reasonably believed by the POP Advisor to be within the scope of the authority granted to the POP Advisor under the Advisory Agreement, and any material breach of the Advisory Agreement that constitutes willful and malicious misconduct, gross negligence or violation of law.
Term and Termination
     The Advisory Agreement will have a ten-year term. However, it will be terminable earlier by us in any event and terminable earlier by the Advisor for cause. We have the right to terminate the Advisory Agreement with or without cause at any time upon thirty (30) days prior written notice to the Advisor by the vote of a majority of our directors who are not our employees or employees of the Advisor. The Advisor has the right to terminate the Advisory Agreement upon thirty (30) days’ prior written notice of termination to us in the event that we are in default of any material term of the Advisory Agreement if such default continues for a period of thirty (30) days after written notice. In the event of any early termination, other than for cause, of the Advisory Agreement, we will be required to pay the Advisor a termination fee equal to $1,000,000 plus all accrued and unreimbursed expenses. In the event that the Advisory Agreement is terminated for cause, we have the right to offset any direct damages caused by the actions giving rise to such termination for cause against any termination fee.
Assignment
     Neither we nor the Advisor may assign our rights or obligations under the Advisory Agreement without the consent of the other party. However, the Advisor may assign the Advisory

Agreement to an affiliate, without our consent. In addition to the property management agreements, the Advisor is also permitted to subcontract or assign certain of its duties under the Advisory Agreement to any affiliate of the Advisor or third party provider, as long as the Advisor discloses the terms of any sub-contracting arrangement to the Board of Directors upon its request.
Management Fees
     Because we currently have no employees and do not anticipate having any employees in the near future, we will rely to a significant extent on the facilities and resources of the Advisor to conduct our operations. For performing services under the Advisory Agreement, the Advisor will receive a base management fee and may receive supplemental management fees and real property transaction management fees calculated as described below.
     Base Management Fee. The Advisor will receive an annual base management fee of $1.5 million per year, which is payable in arrears on a quarterly basis.
     Supplemental Management Fee. In addition to the base management fee, the Advisor is entitled to receive a supplemental management fee, which is also payable in arrears, in the event that the aggregate gross asset value, excluding depreciation, of our real property (whether or not fully reflected in our financial statements) exceeds $1.5 billion. The supplemental management fee is an annual amount equal to one tenth of one percent (0.1%) of the amount by which our aggregate gross asset value exceeds $1.5 billion.
     The foregoing base management fee and supplemental management fees will be reduced by up to 50% of their amounts by the amount of the direct costs that we bear for services for which we are the primary service obligee, including auditing fees, legal fees, internal controls costs and directors and officers’ liability insurance premiums.
     Real Property Transaction Management Fees. Additionally, the Advisor is entitled to receive real property transaction management fees for performing real property transaction management services for us, including all origination, underwriting, acquisition, capitalization and disposition services performed on our behalf. All real property transaction management fees payable to the Advisor are required to be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and must be approved by a majority of our directors who are not our employees or employees of the Advisor.
Expenses
     The Advisor will be responsible for all costs incident to the performance of its duties under the Advisory Agreement, including compensation of its employees, rent for facilities, performance of duties with respect to the Proportionate Voting Preferred Stock and other overhead expenses. We will be responsible for all direct expenses for services for which we are the primary service obligee, including auditing fees, legal fees, internal controls costs and directors and officers’ liability insurance premiums, but the advisory fees payable by us will be reduced for these costs as described above.

Proportionate Voting Preferred Stock
     Upon consummation of the Transactions, we will issue to the Advisor, for $2,000 in cash, one share of our Proportionate Voting Preferred Stock, which will entitle the Advisor to vote on all matters for which our common shareholders are entitled to vote. The number of votes that the Advisor will be entitled to cast from its Proportionate Voting Preferred Stock will initially equal the total number of shares of our Common Stock issuable upon exchange of the Common Units and, upon conversion into Common Units, the Convertible Preferred Units of the Operating Partnership issued in connection with the Transactions. As the Common Units and, upon conversion, the Convertible Preferred Units of the Operating Partnership are exchanged for shares of our Common Stock, the number of votes attaching to the Proportionate Voting Preferred Stock will be decreased by an equivalent amount. The Advisor will agree to cast its votes in respect of the Proportionate Voting Preferred Stock in proportion to the votes it receives from the appropriate limited partners in the Operating Partnership. The Proportionate Voting Preferred Stock will not be entitled to any regular or special dividend payments.
Property Management Agreements
     The Operating Partnership will enter into separate property management agreements with affiliates of the Advisor, designated by the Advisor for each of our properties, pursuant to which the affiliates of the Advisor shall be entitled to receive fees for property management services. All property management fees payable to the affiliates of the Advisor are required to be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located and requires the prior written approval of a majority of our directors who are not our employees or employees of the Advisor. We believe that the Advisor will elect to have these property management services provided by affiliates of the Advisor that are currently providing the services for these properties, but the Advisor is not obligated to do so. The Operating Partnership may maintain existing property management agreements to service the properties to extent the Advisor so consents.
     The Advisory Agreement also contains additional provisions which are not summarized in this discussion. Shareholders are encouraged to review the Advisory Agreement in its entirety for its exact terms and conditions.
3. The Operating Partnership’s Operating Partnership Agreement
Organization
     The Operating Partnership will be formed in connection with the Transactions with us as the sole general partner. We will enter into the agreement of limited partnership of the Operating Partnership along with Pacific Office Contributor and any of its affiliates that are contributing property to the Operating Partnership as part of the Transactions. Upon execution, we will acquire the sole general partnership interest in the Operating Partnership and will contribute substantially all of our assets to the Operating Partnership except for any cash paid or retained to pay the Second Special Dividend and our accrued liabilities. We anticipate that the Operating Partnership will become our operating limited partnership, or UPREIT, following its formation and consummation of the Transactions, and we will thereafter conduct substantially all of our operations through the Operating Partnership, except as we may otherwise deem advisable to maintain our qualification as a REIT under the Internal Revenue Code or otherwise. Material terms of the Operating Partnership’s Operating Partnership Agreement are described below.
Management By General Partner and Advisor
     Under the partnership agreement, we generally have complete responsibility and discretion in the management and operation of the Operating Partnership, as its sole general partner, including the ability to cause the Operating Partnership to enter into certain major transactions. No limited partner has the right to take part in the operation or management of the Operating Partnership’s business by virtue of being a holder of the Operating Partnership units. We are the tax matters partner of the Operating Partnership, and we have the authority to make tax elections under the Internal Revenue Code on behalf of the Operating Partnership. We are not obligated to consider the interests of the limited partners separately from the interests of our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. Pursuant to the Advisory Agreement between us and the Advisor, and subject to the oversight of our Board of Directors, the Advisor will manage our business, including our management and operation of the Operating Partnership.
     However, we cannot merge the Operating Partnership or consummate another similar transaction if the Common Units are converted or exchanged for partnership interests or other securities of another operating partnership in an UPREIT or similar structure without the affirmative vote of both (i) the holders of at least a majority of the percentage interests of both the Common Units and the Convertible Preferred Units (excluding our interest), voting together as a single class, and (ii) the holders of at least a majority of the Convertible Preferred Units, unless upon consummation of the transaction the holders of Common Units receive shares of stock or other equity securities of the parent REIT with rights not materially inferior to the rights of the Common Stock. In addition, Convertible Preferred Unit holders may elect to treat any merger or similar transaction as a liquidation event entitling them to the liquidation preferences described below.
     The Operating Partnership’s Operating Partnership Agreement also requires that the business of the Operating Partnership be conducted in such a manner that will permit us to be classified as a REIT under Sections 856 through 860 of the Internal Revenue Code. In addition, the Operating Partnership will be prohibited from taking any action that in our judgment:
•	Could adversely affect our ability to continue to qualify as a REIT

•	Could subject us to any additional taxes under Internal Revenue Code Section 857 or Internal Revenue Code Section 4981

•	Could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership

•	Could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by us pursuant to any of our agreements or applicable laws and regulations.
     The Operating Partnership is obligated to reimburse us for all amounts we spend in connection with the Operating Partnership’s business, including:

•	Expenses relating to our ownership and management of the Operating Partnership

•	Management fees owing to the Advisor, and fees or compensation owing to directors, officers and employees and

•	Expenses of our being a public company.
Limited Partnership Units
     Limited partnership interests in the Operating Partnership are denominated in partnership units. Initially, Operating Partnership units will be comprised of Common Units and Convertible Preferred Units. However, we have the authority to issue additional types of units with such rights and preferences as we determine, including units with distribution rights or rights upon liquidation that are inferior or junior to the Common Units or units with distribution rights or rights upon liquidation that are in parity with or are superior or prior to the Convertible Preferred Units. We do not presently intend to apply for the listing of Convertible Preferred Units or Common Units on any exchange or automated quotation system.
General Partnership Interest
     Our general partnership interest will be denominated in Common Units and, if appropriate in the future, Convertible Preferred Units in order to reflect our relative economic interest in the Operating Partnership. Under the Master Agreement, our initial capital contribution shall be equal to the book value of the assets contributed. At September 30, 2007, the book value of our assets was approximately $4.14 million. Our general partnership interest includes the right to participate in the distributions of the Operating Partnership to Common Unit holders in a percentage equal to the quotient obtained by dividing (a) the number of shares of our Common Stock outstanding by (b) the sum of shares of our Common Stock outstanding plus the number of shares of our Common Stock for which the outstanding Common Units of the Operating Partnership may be redeemed. It is anticipated that Pacific Office Contributor and its designees will be issued approximately 13,575,000 Common Units in the Operating Partnership subject to adjustments and any excluded properties. We therefore expect to have an interest approximately equal to 18.25% of all Common Units outstanding immediately following the Transactions. We will not have an interest in any Convertible Preferred Units outstanding immediately following the Transactions. The number of the Common Units that we hold will generally correspond to the number of shares of our Common Stock outstanding.
Rights to Convert Convertible Preferred Units into Common Units
     Convertible Preferred Units are convertible into Common Units at the option of the holders of the units under certain circumstances and at our option under other circumstances.
     Convertible Preferred Unit holders’ rights to convert Convertible Preferred Units into Common Units commence on the later of the second anniversary of the consummation of the Transactions and the date of the public offering by us of our Common Stock, listed for trading on any national securities exchange, in a $75 million underwritten offering of our Common Stock. The number of Common Units into which a Convertible Preferred Unit is convertible shall initially be 7.1717. However, this number may adjust as a result of a stock split or other capitalization event and will increase if our quarterly dividends or quarterly distributions to Common Unit holders of the Operating Partnership increase above the quarterly dividend and distribution that we first pay to holders of our Common Stock following the consummation of the Transactions. If the quarterly dividend exceeds the greater of the amount first paid, the conversion rate will increase to the amount determined by multiplying:
•	The conversion rate in effect immediately prior to the close of business on the date fixed for determination of shareholders or unit holders entitled to receive such distribution by

•	a fraction:
o	the numerator of which is the average closing price over the five consecutive trading days prior to the trading day immediately preceding the record date or ex-dividend date for the distribution, and

o	the denominator of which is the difference of the numerator minus the amount by which the quarterly dividend exceeds the initial quarterly dividend.
     The Company may have the right to require holders of Convertible Preferred Units to convert their Convertible Preferred Units into Common Units beginning on the fourth anniversary of the consummation of the Transactions. The Company may exercise this right only in the event that the closing price of our Common Stock during 20 days out of any 30 consecutive trading days is greater than 125% of the amount determined by dividing the liquidation preference amount of the Convertible Preferred Units by the number of Common Units into which Convertible Units are convertible, subject to any adjustment required as a result of a reverse stock or unit split or similar event and at any time after the consummation of the Transactions a $75 million underwritten offering of our Common Stock has occurred. As of the date of this Proxy Statement, this conversion price would be $3.49. If we require Convertible Preferred Unit holders to convert their units, they will receive the same number of Common Units that they would receive if they elected to convert their units.
Allocations
     Profits and losses of the Operating Partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the limited partners in accordance with the respective accumulating distribution rights and percentage interests of the partners in the Operating Partnership. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and the Treasury regulations promulgated thereunder, which may require allocations that are not in accordance with percentage interests in various circumstances.
Distributions
     Convertible Preferred Units are entitled to distributions upon any distribution on the Common Units at an annual rate of 2.0% of the liquidation preference amount per annum. The Convertible Preferred Unit distributions are payable quarterly on the last business day of each March, June, September and December beginning June 30, 2008. If they are not paid, they cumulate and are required to be paid before any further distributions may be made on Common

Units, on Common Units. The Convertible Preferred Units do not have any right to participate in distributions on Common Units.
     Any cash distributions to Common Units (including the general partner interest denominated in units) will be in amounts determined by us in our sole discretion, to us and the limited partners owning Common Units pro rata in accordance with their respective percentage ownership interests.
     Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to us and the limited partners. The Convertible Preferred Units will rank prior to the Common Units in a liquidation and have a per unit liquidation value of $25.00 (subject to adjustment in the event of recapitalizations) plus any accumulated and unpaid dividends per unit. After payment in full of all liquidation preferences, any remaining assets of the Operating Partnership will be distributed to us and the limited partners holding Common Units in accordance with the respective percentage interests of the partners.
Redemption Rights
     Under the partnership agreement, each limited partner has the right to redeem its Common Units. This right may be exercised at the election of that limited partner by giving written notice, subject to some limitations. Pacific Office Contributor has agreed in each of the contribution agreements for the Contributed Properties not to exercise the redemption rights of the Common Units that it receives until two years after the Transactions are consummated.
     The purchase price for each of the Common Units to be redeemed will equal the fair market value of one share of our Common Stock, calculated as the average of the daily closing prices for the ten consecutive trading days immediately preceding the date of determination or, if no closing price is available, the fair market value as determined in good faith by our Board of Directors. The purchase price for the Common Units may be paid in cash or, in our discretion, by the issuance of a number of shares of our Common Stock equal to the number of Common Units with respect to which the rights are being exercised, subject to adjustment based on stock splits and other recapitalization events. Common Units received upon conversion of the Convertible Preferred Units are entitled to the same rights of redemption for cash or shares, however, holders of Common Units, as a result of the conversion of Convertible Preferred Units, may not exercise this right of redemption for such Common Units for one year from the date of conversion.
     However, we cannot elect to pay a redemption in shares of our Common Stock if we could not issue stock to the redeeming partner in satisfaction of the redemption (regardless of whether we would in fact do so instead of paying cash) because of the ownership limitations contained in our charter, or if the redemption would cause us to violate the REIT requirements. The relevant sections of our charter generally prohibit direct or indirect ownership of more than 4.9% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock or 4.9% by value of our outstanding stock. Our charter provisions further prohibit any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT. In addition, no limited partner may exercise the redemption right:

•	For fewer than 500 Common Units or, if a limited partner holds fewer than 500 Common Units, all of the Common Units held by such limited partner

•	Unless permitted by us, more than once each fiscal quarter or

•	If we determine that allowing such redemption may cause the Operating Partnership to be treated as a publicly traded partnership.
     The number of shares of our Common Stock issuable and the cash amount payable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.
     The Operating Partnership may redeem the Convertible Preferred Units for cash at any time after the consummation of the Transactions if necessary to preserve our REIT status or at any time after the aggregate economic interests of the limited partners in the Operating Partnership’s assets are less than 1%.
     If on the fifth anniversary of the consummation of the Transactions (but not before or after that date) a $75 million underwritten offering of our Common Stock has occurred, a Convertible Preferred Unit holder may require the Operating Partnership to redeem any outstanding Convertible Preferred Units held by such holder for an amount equaling the aggregate liquidation preference of the outstanding Convertible Preferred Units plus cumulated and accrued and unpaid distributions. Any Convertible Preferred Units so redeemed will be redeemed at our choice for cash, a five-year promissory note at a market interest rate, Common Units or a newly created class of perpetual preferred units with a market distribution rate and an equivalent liquidation preference.
Capital Contributions and Borrowings
     The partnership agreement provides that, if we determine that the Operating Partnership requires additional funds, we may:
•	On behalf of the Operating Partnership, accept additional capital contributions from existing partners or other persons

•	Cause the Operating Partnership to borrow funds from a financial institution or other person

•	Borrow such funds from a lending institution or other person and subsequently lend such funds to the Operating Partnership or

•	Directly lend funds to the Operating Partnership.
     Under the partnership agreement, we are obligated to contribute the proceeds of any offering of our stock as additional capital to the Operating Partnership. The Operating Partnership is also authorized to issue partnership interests to existing partners or other persons on terms and conditions determined in our sole discretion. The Operating Partnership is authorized to issue partnership interests for less than fair market value only if we conclude in good faith that such issuance is in both the Operating Partnership’s and our best interests.

Amendments
     Generally, we, as the general partner of the Operating Partnership, may not amend the partnership agreement without the consent of the holders of the majority of the limited partnership interest, except that without the consent of any limited partner we may amend the agreement to:
•	Add to our obligations or surrender our rights, as general partner, under the agreement for the benefit of the limited partners

•	Reflect the issuance of additional partnership units or the admission, substitution or withdrawal of partners or the termination or the Operating Partnership in accordance with the partnership agreement

•	Cure any ambiguity in or correct or supplement any provision not inconsistent with law or another provision of the partnership agreement

•	Satisfy requirements or guidelines under federal or state law

•	Reflect changes that are reasonably necessary for us, as general partner, to satisfy the REIT requirements or reflect the transfer of partnership interests from us, as general partner, to a subsidiary of ours

•	Modify the manner in which capital accounts are computed (but only to the extent set forth in the partnership agreement or in order to comply with the requirements of the Internal Revenue Code and the Treasury regulations promulgated thereunder) or

•	Issue additional partnership interests in the Operating Partnership.
     We may not, without the consent of each limited partner adversely affected thereby, make any amendment to the partnership agreement that would (1) convert a limited partnership interest into a general partner interest or modify the limited liability of a limited partner, (2) alter the distribution rights or the allocations described in the agreement, or (3) modify the redemption rights of any units.
Exculpation and Indemnification of the General Partner
     The partnership agreement of the Operating Partnership provides that neither we, as general partner, nor any of our directors or officers are liable to the Operating Partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, our director or our officer acted in good faith.
     In addition, the partnership agreement requires the Operating Partnership to indemnify and hold harmless us, as general partner, our directors, officers, employees and any other person we designate, from and against any and all claims relating to the operations of the Operating Partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	The act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty

•	The indemnitee actually received an improper personal benefit in money, property or services or

•	In the case of any criminal proceeding, for an unlawful act or omission for which the indemnitee had reasonable cause to believe was unlawful.
     No indemnitee may subject any partner of the Operating Partnership to personal liability with respect to this indemnification obligation.
Term
     The Operating Partnership will continue until dissolved upon:
•	The general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership) or a decree of judicial dissolution under Delaware law

•	The sale or other disposition of all or substantially all the assets of the Operating Partnership

•	The existence of only one limited partner for a period of 90 days or

•	An election by us, in our sole discretion, in our capacity as the general partner, to dissolve the Operating Partnership.
Transferability of Interests
     The partnership agreement provides that we may not sell, assign, transfer, pledge or otherwise dispose of our general partner interest without the consent of the holders of a majority of the limited partnership interests, except for transfers:
•	To a qualified REIT subsidiary of ours or
•	In connection with our merger into another entity, if the surviving entity contributes substantially all of its assets to the Operating Partnership.
     Except for certain transfers and assignments to family members of individual limited partners, the partnership agreement prohibits the transfer of the limited partners’ Operating Partnership units without our consent, which consent may be withheld in our sole and absolute discretion. In addition, the partnership agreement contains other restrictions on transfer of the Operating Partnership units if, among other things, we determine that such transfer:
•	May require registration of the limited partnership units or regulation of the Operating Partnership under federal or state securities laws

•	May cause us to fail to comply with the REIT rules under the Internal Revenue Code

•	May cause the Operating Partnership to be treated as a publicly traded partnership or to be taxable as an association under the Internal Revenue Code

•	May result in the termination of the Operating Partnership or

•	May result in adverse consequences under ERISA.
     The partnership agreement also contains additional provisions which are not summarized in the discussion. Shareholders are encouraged to review the partnership agreement in its entirety for its exact terms and conditions.
4. Contribution Agreements
     We have entered into nine separate contribution agreements with Pacific Office Contributor regarding its or its affiliates ownership interests in and rights to control the day-to-day operations of each of the up to nine Contributed Properties which will be contributed to the Operating Partnership in return for Common Units and Convertible Preferred Units of the Operating Partnership. References to Pacific Office Contributor shall include its affiliates. The following summarizes the material provisions of the contribution agreements. Each contribution agreement is in the same general form, though individual agreements differ immaterially to reflect, among other things, different forms of ownership by Pacific Office Contributor and different legal and physical characteristics of each Contributed Property. Additional terms and conditions for each contribution are contained in the Master Agreement as described in the summary of the Master Agreement contained above as Part 1 of this section and the complete Master Agreement attached as Appendix A to this Proxy Statement.
Contribution and Consideration
     Under each contribution agreement, Pacific Office Contributor agrees to convey to us its interest in an entity which owns, directly or indirectly, in whole or in part, the particular Contributed Property. As a condition to consummating the Transactions, each contribution agreement will be conveyed by us to the Operating Partnership. We have agreed with Pacific Office Contributor that the aggregate gross asset value of all of the ownership interests in the Contributed Properties, together with related intangible assets, is $562.95 million. At Closing, we will agree with Pacific Office Contributor as to the allocation of the gross asset value between the nine Contributed Properties. Each contribution agreement describes the particular Contributed Property as well as the method of calculating the number of Common Units and Convertible Preferred Units of the Operating Partnership to be received by Pacific Office Contributor and its designees. In addition, the contribution agreement relating to City Square will provide that the aggregate value of Common Units and Convertible Preferred Units will be reduced by the principal amount of a promissory note and that the Operating Partnership shall issue a promissory note in the principal amount of $12 million. Additionally, the aggregate costs incurred by Pacific Office Contributor for capital improvements to the Contributed Properties from October 1, 2007 until consummation of the Transactions will increase the aggregate value of its contribution to the Operating Partnership.
     Prior to consummating the Transactions, each holder of an ownership interest in a Contributed Property (or an entity-owning a Contributed Property) and any other recipient of the Operating Partnership units will receive a questionnaire and representation letter containing certain information we reasonably request in connection with the issuance of the Operating Partnership units. If, based on the advice of our securities counsel, we reasonably believe that the issuance may not be exempt from the registration requirements of the Securities Act or comply with applicable securities, tax and other legal rules, agreements, or constraints applicable to us or the Operating Partnership, we will notify Pacific Office Contributor. If the reason for the notice is that a proposed recipient of the Operating Partnership units is not an “accredited investor” as defined in Regulation D as promulgated by the Securities Act, that person’s interest shall be redeemed by Pacific Office Contributor at no cost to us or the Operating Partnership. Subject to the terms of the Master Agreement, if our notice is delivered for another reason, the contribution agreement will terminate.
     The parties to each contribution agreement intend that, except to the extent any portion of the consideration for the particular Contributed Property consists of cash, the transfer of the Contributed Property in exchange for the Operating Partnership units, will result in non-recognition of gain or loss under Section 721 of the Internal Revenue Code. The parties agree to cooperate in facilitating such tax treatment.
Restrictions on Conversion and Sale
     The recipients of the Operating Partnership common and preferred units agree that they will not redeem any of the Common Units received by them for shares of our Common Stock for two years following the date of the Closing. The Convertible Preferred Units are not directly convertible into our shares of our Common Stock and, as discussed under “—3. The Operating Partnership’s Partnership Agreement—Rights to Convert Convertible Preferred Units into Common Units” are not convertible into Common Units for at least two years and Common Units obtained upon exchange must be held for at least 1 year before they are exchanged for Common Stock. After these holding periods expire, their sales of shares of our Common Stock received on conversion of Common Units will be subject to Rule 144 as promulgated by the SEC under the Securities Act. Rule 144 contains various restrictions on the resale of securities which have not been registered under the Securities Act such as the availability of adequate current public information about us, requirements as to the length of time shares must be held before resale and limitations on the volume of shares that can be sold. These and certain other limitations will not apply to shares of our Common Stock sold for the account of a person who is not an affiliate of us at the time of sale and during the preceding three months as long as the shares have been held for at least two years. However, the recipients of the Operating Partnership units will have the benefit of the Registration Rights Agreement summarized below. Registration of sales by recipients of the Operating Partnership units would enable them to sell without being subject to the restrictions of Rule 144.
Restrictions on Contributed Property Sale and Liability Prepayments
     As described under “Master Formation and Contribution Agreement—Post Closing Obligations and Rights” above, for a period of ten years after the Closing, certain restrictions and affirmative covenants will apply to us and the Operating Partnership. Notwithstanding these provisions, our obligations and the obligations of the Operating Partnership to comply with those restrictions and affirmative covenants will be subject to our fiduciary and statutory obligations to all partners in the Operating Partnership and all of our shareholders. If, during this ten-year period, a sale of a Contributed Property which will not provide tax deferral to the contributor of the Contributed Property is considered likely, we must notify the contributor and cooperate with it in considering strategies to defer or mitigate the recognition of gain under the Internal Revenue Code by any of the equity interest holders of the recipient of the Operating Partnership units.
Project Conveyance Requirements
     All of the interests of Pacific Office Contributor in any Contributed Property will be conveyed at the Closing and, prior to the Closing, the contributor will provide us a title commitment and survey with respect to the Contributed Property. At the time of the contribution, the Contributed Property must be free and clear of all liens, covenants, restrictions, easements and other title exceptions or objections except for the permitted exceptions which are described in the Contribution Agreement.
Representations and Warranties
     The contributor and the recipient(s) of the Operating Partnership units with respect to the Contributed Property make representations and warranties to us as of the date of the applicable contribution agreement and as of the date of the consummation of the contribution as to:
•	The ownership of the interest being conveyed

•	The accuracy of the descriptive information concerning the Contributed Property

•	Title to the Contributed Property

•	The accuracy of the items delivered by the contributor

•	The fact that neither the execution of the contribution agreement nor the Closing of the Transactions causing a default or being subject to approval under any agreements or laws applicable to the Contributed Property or Pacific Office Contributor affiliate except where such default or lack of approval would not have a material adverse effect

•	The nature of the contracts relating to the Contributed Property

•	The physical condition of the Contributed Property

•	The compliance of the Contributed Property with applicable laws and regulations

•	The existence of litigation

•	The existence of insurance

•	The authority of the contributor

•	Environmental matters

•	Leases pertaining to the Contributed Property

•	The rent roll of the Contributed Property

•	The status of the contributor as a “United States Person” under Section 1445(f)(3) of the Internal Revenue Code

•	Condemnation

•	Truthfulness of representations and warranties and information delivered with respect to the Contributed Property

•	Investment representations

•	Equity ownership of each property-owning entity and

•	Tax-related issues.
     No other warranties, express or implied, are made by the contributor.
     We represent and warrant to the contributor of the Contributed Property as of the date of the applicable agreement and as of the Closing as to:
•	Our organization and related matters

•	Our power and authority to execute the contribution agreement and consummate the Transactions and

•	Enforceability of the contribution agreement against us.
     Unless expressly provided otherwise in the contribution agreement, the representations and warranties survive for 120 days after the Closing. We will be required to file suit within such 120-day period if we believe there has been a breach by the contributor of its representations and warranties to us.
Contributor’s Pre-Closing Covenants
     The contributor makes various pre-closing covenants to us regarding:
•	Insurance

•	Pre-closing expenses

•	Non-assignability by it of the contribution agreement, except as permitted by the Master Agreement

•	Notification regarding material changes to the Contributed Property or material adverse occurrences regarding its representations and warranties and

•	Continued availability to us, for two years after the Closing, of records in order to comply with our SEC reporting obligations.

Additional Conditions to Closing
     In addition to other conditions in the applicable contribution agreement, our obligation to close the Transactions are subject to additional provisions which must be met regarding:
•	The physical condition of the Contributed Property

•	Correctness of payments and lack of default under mortgage indebtedness

•	Ownership of each property-owning entity

•	Absence of bankruptcy proceedings regarding Pacific Office Contributor and the Contributed Property

•	Continued truthfulness of contributor’s representations and warranties

•	Performance of contributor’s covenants

•	Completion of the Transactions under the Master Agreement and

•	Consent of lenders.
     In addition to other conditions in the contribution agreement, the contributor’s obligations to close the Transactions are subject to additional provisions which must be met regarding:
•	Consent of lenders

•	Transfer of certain guarantees and/or indemnities for certain third parties in connection with the mortgage indebtedness encumbering the Contributed Property whereby, as part of the contribution of the membership interest to the Operating Partnership, the Operating Partnership will assume, to the extent possible, the obligations of the guarantors under those guarantees/indemnities and, regardless of transfer, indemnification by the Operating Partnership of the guarantors of any loss suffered as a result of post-closing acts or omissions

•	Organization of the Operating Partnership

•	Continued truthfulness of our representations and warranties

•	Performance of our covenants and

•	Completion of the Transactions under the Master Agreement.
Miscellaneous
     The contribution agreements contain a number of additional provisions regarding, among other things, the deliveries to be made upon consummation of the contribution, closing adjustments, closing expenses, remedies on default, brokerage and the like. Each contribution agreement also discusses the procedure to be followed if the membership interest regarding the Contributed Property cannot be contributed upon the closing date that the Transactions are consummated, and reference is made to the discussion of the Master Agreement under “—The Master Formation and Contribution Agreement—Exclusion of Selected Contributed Properties” and the corresponding Section 17 of the Master Agreement attached as Appendix A to this Proxy Statement.
5. Registration Rights Agreement
     Upon consummation of the Transactions, we will agree in a registration rights agreement to file a registration statement covering the resale of approximately 47.28 million shares comprising the shares issued for $6.35 million in cash to the Subscribers and the Other Subscriber as a part of the Transactions and shares issuable upon redemption of the Operating Partnership units that we anticipate issuing as part of the Transactions, following the two-year lock-up period applicable to those shares. We will also agree to include in this registration statement any of the up to 500,000 shares of Common Stock purchased by designees of Pacific Office Contributor pursuant to the options granted to them as part of the Transactions. We will agree to file this registration statement no later than one year and nine months following consummation of the Transactions. Pacific Office Contributor and its affiliates will agree not to sell any of the shares of our Common Stock acquired upon redemption of any the Operating Partnership units until the second anniversary of the consummation of the Transactions. We will also grant Pacific Office Contributor and its affiliates rights to sell their shares of our Common Stock in subsequent offerings by us of our securities in an offering registered under the Securities Act.
6. Noncompetition Agreements
     Upon consummation of the Transactions, we will enter into Noncompetition Agreements with Jay H. Shidler, who will serve as the Chairman of our Board of Directors and Lawrence J. Taff, who will serve as our Chief Financial Officer following the Transactions. Dallas Lucas’s employment agreement with the Advisor also contains a non-competition covenant. James C. Reynolds, James R. Ingebritsen and Matthew J. Root have agreed with the Advisor to sign similar noncompetition agreements for our benefit. Additionally, we expect to condition the appointment of other officers on the execution of similar noncompetition agreements. The Noncompetition Agreements for Mr. Shidler and Mr. Taff are substantially in the same form. These agreements limit Messrs. Shidler and Taff’s right to compete with us. The Noncompetition Agreements will prohibit, without our prior written consent, Messrs. Shidler and Taff from investing in certain office properties in any county in which the Contributed Properties are located, our targeted geographic operating region and in any in which county we own an office property. This covenant not to compete does not restrict:
•	Business conducted on our behalf

•	Investments in which Mr. Shidler or Mr. Taff obtained an interest prior to the Transactions

•	Investments in areas in which we do not own office property at the time of such investment

•	Activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their respective affiliates

•	Investment opportunities considered and rejected by us

•	Activities contemplated by the option to acquire additional properties that Pacific Office Contributor will grant to us at Closing and

•	Investments in any entity as long as Mr. Shidler or Mr. Taff do not own more than 4.9% of the entity and are not actively engaged in the management of such entity.
     In the event of a breach of a Noncompetition Agreement, and if we and Mr. Shidler or Mr. Taff are unable to resolve the dispute within 30 days after a written notice of breach is sent, the aggrieved party may pursue legal and equitable remedies. Messrs. Shidler and Taff have agreed in the Noncompetition Agreement that we may obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of the Noncompetition Agreement to the extent that the law allows. Mr. Shidler’s Noncompetition Agreement remains in effect as long as Mr. Shidler remains one of our directors or our officer. Mr. Taff’s agreement will remain in effect as long as Mr. Taff remains in his capacity as our officer.
     In addition, as a condition to the Advisory Agreement, we will take reasonable steps to ensure that the Advisor, its officers, directors, managers and subcontractors agree not to compete with us or utilize any of our confidential information to our detriment.

THE REINCORPORATION
Method of Reincorporation
     The Reincorporation will be effected by our merging into our newly-formed wholly-owned Maryland subsidiary pursuant to an agreement and plan of merger (the “Merger Agreement”). On the effective date of the Reincorporation, the surviving corporation will succeed to all of our assets and liabilities of, and possess all of our rights and powers and will continue to operate our business under the name, “Pacific Office Properties Trust, Inc.” (which we sometimes refer to as the Surviving Corporation). The Reincorporation will change our legal domicile and make other changes of a legal nature. The material changes are described below.
Effect of Reincorporation on our Common Stock
     As part of the Transactions and pursuant to the Merger Agreement the Reincorporation will result in each share of our Class A Common Stock issued and outstanding immediately prior to the Reincorporation being converted into one share of the Surviving Corporation Common Stock. Each share of our Class B Common Stock issued and outstanding immediately prior to the Reincorporation will be converted into one share of the Surviving Corporation Class B Common Stock. Our shareholders will not be required to exchange certificates evidencing our Class A or Class B Common Stock for certificates representing Surviving Corporation Common Stock or Class B Common Stock upon consummation of the Reincorporation.
Organizational Documents
     The Reincorporation includes the implementation of a new Charter, in the form attached hereto as Appendix B (the “Surviving Corporation Charter”), and Bylaws, in the form attached hereto as Appendix C (the “Surviving Corporation Bylaws”), for the Surviving Corporation to replace our Charter (the “Company Charter”) and our Bylaws (the “Company Bylaws”). As a Maryland corporation, we will be subject to the Maryland General Corporation Law (the “MGCL”). The Company is currently subject to the Arizona Business Corporation Act (the “ABCA”). Differences between the Surviving Corporation Charter and Surviving Corporation Bylaws, on the one hand, and the Company Charter and the Company Bylaws, on the other hand, must be viewed in part in the context of the differences between the MGCL and the ABCA. Please see “—Comparison of Shareholder Rights” for a discussion of the material differences.
Post-Reincorporation Management
     Under the Surviving Corporation Charter, the size of the board of directors of the Surviving Corporation will be four to nine members. On the effective date of the Reincorporation, two of the directors will be Jay H. Shidler and Thomas R. Hislop; and the other directors will be Robert L. Denton, Clay W. Hamlin, Paul M. Higbee and Michael J. Brennan, all of whom will be “independent directors” within the meaning of such term under AMEX rules and regulations and Dallas E. Lucas who will be our Chief Executive Officer following the consumation of the Transactions. From and after the effective date of the Reincorporation, Jay H. Shidler shall be the Chairman of the board of directors of the Surviving Corporation. Additionally, on the effective date of the Reincorporation, the officers of the Surviving Corporation will include Dallas E. Lucas as the Chief Executive Officer, Lawrence J. Taff as Chief Financial Officer and Assistant Secretary, Russell Beecher as Chief Investment Officer and Kimberly F. Aquino as Secretary.

Federal Income Tax Consequences of the Reincorporation
     We believe that the Reincorporation will be a tax-free reorganization under the Internal Revenue Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of stock of the Company as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Surviving Corporation. Each former holder of stock of the Company will have the same basis in the stock of the Surviving Corporation received by such holder pursuant to the Reincorporation as such holder has in the stock of the Company held by such holder at the time of the Reincorporation. Each shareholder’s holding period with respect to the Surviving Corporation stock will include the period during which such holder held the corresponding Company stock, provided the latter was held by such holder as a capital asset at the time of the Reincorporation. The Company has not obtained a ruling from the IRS or an opinion of legal counsel or tax advisor with respect to the tax consequences of the Reincorporation, and the IRS could ultimately reach a different conclusion as to the federal income tax consequences of the Reincorporation. Shareholders are urged to consult their own tax advisors as to the federal, state, local and foreign tax consequences, if any, of the Reincorporation.
Principal Reasons for Reincorporating in Maryland
     Our Board of Directors believes that Reincorporation is in the best interests of the Company and its shareholders for several reasons including:
•	The Reincorporation is a condition precedent to the other aspects of the Transactions

•	Many public REITs today are incorporated in Maryland and many public REITs have reincorporated in Maryland from various other states

•	Maryland has developed a body of legislation and case law developed specifically for REITs, including specific statutory validation of REIT share ownership provisions and statute flexibility on dividends and other distributions and

•	Being governed by Maryland law will bring our governance more in line with that of other REITs.
Comparison of Shareholder Rights
     The following is a summary of certain material differences between the rights you currently have as a shareholder of the Company and the rights you will have, if the Reincorporation is approved by our shareholders, as a shareholder of the Surviving Corporation. These differences arise in part from the differences between Arizona law governing business corporations, including the ABCA, and Maryland law governing business corporations, including the MGCL. Additional differences arise from the Company’s and the Surviving Corporation’s organizational documents. After completion of the Reincorporation, the rights of the Company shareholders will be governed by the Surviving Corporation Charter (including the articles supplementary, which set forth the terms of the Proportionate Voting Preferred Stock), the Surviving Corporation Bylaws and Maryland law. The Company’s shareholders are urged to read the full text of the Surviving Corporation Charter and the Surviving Corporation Bylaws. The following description of the material provisions of the Surviving Corporation Charter and the Surviving Corporation Bylaws is

qualified in its entirety by reference to those documents, which are incorporated by reference. Although it is impractical to compare all of the aspects in which Arizona law and Maryland law and the Company’s and the Surviving Corporation’s governing instruments differ with respect to shareholders’ rights, the following discussion summarizes certain significant differences between them.
Stock
     The Company’s authorized stock consists of 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share. No shares of preferred stock of the Company have been authorized. The Class A and Class B Common Stock are identical in all respects, except that in the event of a liquidation the Class B Common Stock will not be entitled to any portion of the Company’s assets, which will be allocated and distributed to the holders of the Class A Common Stock.
     The Surviving Corporation will be authorized to issue 300,200,000 shares of stock, consisting of 200,000,000 shares of our Common Stock, par value $.0001 per share, 200,000,000 of which are shares of our Common Stock and 200,000 of which are shares of Class B Common Stock, and 100,000,000 shares of preferred stock, par value $.0001 per share. The aggregate par value of all authorized shares of stock is $30,000. Our Board of Directors, without any action by the Surviving Corporation shareholders, may amend the Surviving Corporation Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The Common Stock and Class B Common Stock are identical in all respects, except that in the event of liquidation the Class B Common Stock will not be entitled to any portion of our assets, which will be allocated and distributed to the holders of the Common Stock. Our Board of Directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations on dividends or other distributions, qualifications or terms or conditions of redemption of the stock. Additionally, under the MGCL, the Board may authorize the amendment of the Surviving Corporation Charter, with the approval of a majority of the Board and without shareholder approval, to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period.
Voting Rights
     Under Arizona law, unless the charter provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. The Company Charter provides that shares of our Class A Common Stock and Class B Common Stock vote together as a single class, except where a class vote is required under Arizona law, and each share is entitled to one vote on each matter to be voted upon by our shareholders.
     Under Maryland law, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Under the Surviving Corporation Charter, shares of our Common Stock and Class B Common Stock would vote together as a single class and each share is entitled to one vote on each matter to be voted upon by our shareholders.

     As a part of the Transactions, our Board of Directors will classify from the Surviving Corporation’s unissued shares of preferred stock, and cause us to issue, one share of Proportionate Voting Preferred Stock, which will be entitled to vote on all matters for which our shareholders will be entitled to vote. The number of shares of the Proportionate Voting Preferred Stock may be increased only by resolution approved by all of the members of our Board of Directors. The holder of the Proportionate Voting Preferred Stock will not be entitled to any regular or special dividend, including any dividend or distribution declared or paid with respect to the shares of our Common Stock or any other class or series of our stock. No transfer of the share of Proportionate Voting Preferred Stock may occur without our prior approval. The number of votes that the Proportionate Voting Preferred Stock will be entitled to cast initially will equal the number of shares of our Common Stock issuable upon the redemption of the Common Units and the number of Convertible Preferred Units following conversion to Preferred Units, issued in connection with the Transactions. As those Operating Partnership units are redeemed, the number of votes that the Proportionate Voting Preferred Stock will be entitled to cast will be decreased by an equivalent number. Any shares of Proportionate Voting Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever will cease to be outstanding and will become authorized but unissued shares of preferred stock, without designation as to class or series until such shares are once more classified and designated. In the event of any liquidation, dissolution or winding up of the affairs of the Surviving Corporation, before any of our assets are distributed, paid or set aside for the holders of any equity securities ranking junior to the Proportionate Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Surviving Corporation, we will pay to the holders of shares of Proportionate Voting Preferred Stock, out of our assets legally available for distribution to our shareholders, the sum of $.01 per share for each share of Proportionate Voting Preferred Stock held by each such holder.
Matters Relating to Directors and Officers
     Number of Directors
     Arizona law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the charter, or permits the bylaws or the charter to provide that the number of directors may vary within a specified range, the exact number to be determined by the shareholders or the board of directors. The Company Bylaws require that a majority of the Board of Directors be composed of unaffiliated directors. Unaffiliated directors are directors who are not affiliated with the Company’s advisor, underwriter or sponsor and do not perform any other services for the Company except in their capacity as a director. The duties of the unaffiliated directors entail (i) supervising the Company’s relationship with its advisor; (ii) determining the compensation of the advisor; (iii) determining the reasonableness of the total fees and expenses of the Company; (iv) reviewing the Company’s investment policies and administrative procedures; (v) reviewing the Company’s borrowing policies; and (vi) ensuring the delivery of the annual report to the shareholders. The Company currently has four directors, three of whom are unaffiliated directors.
     Maryland law provides that each Maryland corporation must have at least one director, with the number specified in or fixed in accordance with the charter or bylaws of the corporation. The Surviving Corporation Charter provides for no less than four directors and no more than nine directors. The Surviving Corporation Charter fixes the initial number of directors at seven. Neither the Surviving Corporation Charter nor the Surviving Corporation Bylaws contain obligations on the Surviving Corporation to have unaffiliated directors or special obligations on such directors.
     Elections; Classified Board of Directors
     Arizona law permits, but does not require, the adoption of a classified board of directors with staggered terms. Additionally, in the event of the adoption of a classified board, Arizona law requires that each class have at least three directors. The Company Charter currently does not provide for a classified board of directors.
     Maryland law permits, but does not require, a Maryland corporation to provide for a classified board of directors in its charter or bylaws. The Surviving Corporation Charter currently provides for a classified board of directors. The Surviving Corporation Charter states that the two Class I directors will hold office for an initial term expiring at the 2009 annual meeting of shareholders, the three Class II directors will hold office for an initial term expiring at the 2010 annual meeting of shareholders and the two Class III directors will hold office for an initial term expiring at the 2011 annual meeting of shareholders. At each annual meeting of shareholders, the successors to the class of directors whose term expires will be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. See “—Anti-Takeover Measures—Classified Board.” The names and initial terms of office of the persons who are to serve as directors until their successors are elected and qualify are:

Name	Initial Term to Expire
Robert L. Denton	2009 Annual Meeting of Shareholders
Thomas R. Hislop	2009 Annual Meeting of Shareholders
Dallas Lucas	2010 Annual Meeting of Shareholders
Clay W. Hamlin	2010 Annual Meeting of Shareholders
Paul M. Higbee	2010 Annual Meeting of Shareholders
Michael W. Brennan	2011 Annual Meeting of Shareholders
Jay H. Shidler	2011 Annual Meeting of Shareholders

     Cumulative Voting for Directors
     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes for each share which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Under Arizona law, cumulative voting in the election of directors is mandatory.
     Maryland law provides that the charter may include a provision for cumulative voting in the election of directors and the terms on which cumulative voting rights may be exercised. The Surviving Corporation Charter does not provide for cumulative voting in the election of directors. Therefore, it will be more difficult for a shareholder with a significant minority percentage of outstanding shares to elect representatives to our Board of Directors.

     Vacancies
     The Company Bylaws provide that any vacancy may be filled by a majority of the directors then in office, provided that the number of directors then in office is not less than a quorum of the whole board. Under Arizona law, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. In the case of unaffiliated directors, the remaining unaffiliated director(s) will nominate an individual who, if elected, would qualify as an unaffiliated director and the vacancy will be filled by a majority vote of the directors.
     Any vacancy on the Board of Directors of the Surviving Corporation may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred.
     Indemnification of Directors and Officers
     The Company Charter provides that directors and officers will be indemnified against any liability incurred in connection with any proceeding in which the director or officer is involved in as a party by reason of the fact that the director or officer was acting on behalf of the Company, except where expressly prohibited by law. If the director or officer is entitled to indemnification of only a portion, but not all, of any liabilities, the Company will indemnify the director or officer to the maximum extent for such portion of the liabilities. The termination of a proceeding by judgment, order, settlement, conviction or plea does not, of itself, create a presumption that the director or officer is not entitled to indemnification. The Company will not indemnify a director or officer for any liability incurred in a proceeding initiated or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. The Company will pay the expenses incurred in good faith by a director or officer in advance of the final disposition of a proceeding upon receipt of an undertaking to repay such amount if it is determined that the director or officer is not entitled to be indemnified by the Company.
     Under Arizona law, unless limited by the corporation’s charter, to the extent that an officer or director has been successful in the defense of a proceeding incurred in the exercise of his duties on behalf of a corporation, he must be indemnified by the corporation for reasonable expenses incurred. Expenses may be paid in advance of the final disposition of a suit upon receipt of the claimant’s written affirmation of good faith belief that he has met the statutory standard of conduct and undertaking to repay such amount if he is not entitled to mandatory indemnification and it is ultimately determined that he did not meet the statutory standard of conduct. Special rules apply to “outside directors” who are neither officers, employees nor 5% shareholders. Unless (i) limited by the corporation’s charter or (ii) a court has determined before payment that an outside director failed to meet the statutory standard of conduct, an outside director must be indemnified against liability and his expenses must be paid in advance of a final disposition upon receipt from such outside director of a written affirmation of his good faith belief that he has met the statutory standard of conduct and an undertaking to repay the advance if it is ultimately determined that he did not meet such standard.

     Unless ordered by a court that the person is entitled to mandatory indemnification, or that such person is entitled to indemnification whether or not he has met the statutory standard of conduct or has been adjudged liable (in which case court ordered indemnification is limited to reasonable expenses), indemnification may be made under Arizona law only upon determination that the person has met the statutory standard of conduct. This determination is made by (i) a majority vote of the directors not at the time parties to the proceeding; (ii) special legal counsel appointed by majority vote of such disinterested directors, or, if there are no disinterested directors, by majority vote of the board of directors; or (iii) by the shareholders, provided that shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination. Arizona law does not limit a corporation’s power to further indemnify and advance expenses to employees, agents or officers who are not acting as directors, provided that in the case of such non-director officers, indemnification may not be provided for (x) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (y) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.
     In Maryland, reasonable expenses may be advanced to a director, or to an officer, employee, or agent who is not a director to the same extent that they may be advanced to a director unless limited by the charter. Advances to directors, officers, employees, and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors, or by contract. The director, officer, employee, or agent must give to the corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking providing that if it is ultimately determined that the standard of conduct has not been met, said director, officer, employee, or agent will repay the amount advanced.
     Under Maryland law, unless limited by the charter, indemnification is mandatory if a director or officer has been successful on the merits or otherwise in the defense of any proceeding arising from his service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permitted unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     Maryland law also provides that, where indemnification is permissible, it must be authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of care described above. Such determination must be made by (i) the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) special legal counsel selected by the board of directors or a committee of the board by vote as set forth in clause (i) or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority vote of the full board of directors in which directors who are parties may participate; or (iii) a vote of the shareholders.
     In addition, Maryland law provides that a corporation may not indemnify a director or advance expenses for a proceeding brought by that director against the corporation, except for a proceeding brought to enforce indemnification, or unless the charter, bylaws, resolution of the board of directors, or an agreement approved by the board of directors expressly provides otherwise.
     The Surviving Corporation Charter provides that we will indemnify our current and former directors and officers, including the advancement of expenses under procedures permitted or required by applicable law, unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event of any amendment to the MGCL permitting provide broader indemnification rights than are currently set forth in the Surviving Corporation Charter, such rights would be provided to the fullest extent required or permitted by the MGCL as so amended). The Surviving Corporation Charter also provides that we may indemnify, including the advancement of expenses under procedures permitted or required by applicable law, our current and former employees and agents as may be authorized by the board of directors in the specific case and permitted by applicable law or the Surviving Corporation Bylaws. However, we will not indemnify any indemnitee in connection with a proceeding initiated by such indemnitee unless such proceeding was authorized by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, or where such proceeding is to enforce rights to indemnification or in a contract approved by the Board of Directors pursuant to a resolution approved by a majority of directors then in office.
     Exculpation of Directors and Officers
     The Company Charter provides, as permitted under Arizona law, that no director will be personally liable to the Company or its shareholders for money damages for any action taken or any failure to take any action as a director except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) authorizing the unlawful payment of a dividend or other distribution or purchase of Company stock; or (iv) an intentional violation of criminal law.
     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Surviving Corporation Charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
     Removal of Directors
     Under Arizona law, a director may be removed with or without cause, unless the charter provide they may be removed only for cause, by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting in an election for all members of the affected class of directors. The Company Charter does not provide that directors may be removed only for cause.
     Maryland law provides that, unless otherwise provided in the charter, the shareholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, except if a corporation has cumulative voting for the election of directors and less than the entire board is to be removed, a director may not be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there is more than one class of directors, at an election of the class of directors of which he is a member. Unless otherwise provided in the charter of the corporation, if the directors have been divided into classes, a director may not be removed without cause.
     The Surviving Corporation Charter provides that any director may be removed from office at any time (i) with cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors; or (ii) with or without cause, if (a) the removal of such director is recommended by the Board of Directors pursuant to a resolution approved by at least a majority of the total number of directors, calculated as though there are no vacancies on the Board of Directors at the time such resolution is presented to the Board of Directors and excluding from such total number the director whose removal is sought; and (b) the removal of such director is approved by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors.
     Special Resolutions
     The Surviving Corporation Charter provides that the Board of Directors may designate any of its resolutions to be “special resolutions.” Resolutions that are designated as special resolutions may not be modified or revoked by the Board of Directors unless any such modification or revocation is approved by the affirmative vote of at least 80% of the number of directors that would be on the Board of Directors assuming no vacancies. The Company Charter does not contain a comparable provision.
Shareholder Power to Call Special Meeting
     Under Arizona law, a special meeting of shareholders may be called by the board of directors or the person or persons authorized to do so by the charter or bylaws. Arizona law further provides that special meetings of the shareholders of a corporation that has a class of equity securities registered is subject to section 15(d) of the Exchange Act (“issuing public corporations”), which the Company does, may be called by (i) the president; (ii) the secretary; (iii) two or more directors; (iv) a person authorized in the charter or bylaws; or (v) a shareholder or shareholders holding 10% or more of the voting power of all shares, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares. Additionally, the Company Bylaws designate and authorize the chairman of the board, the president and any vice president to call special meetings of shareholders.
     Under Maryland law, a special meeting may be called by (i) the president; (ii) the board of directors; or (iii) any person designated in the charter or bylaws. Maryland law provides that special meetings of the shareholders may also be called by the secretary of the corporation upon the written request of shareholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting. However, unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, the secretary is not required to call a special meeting if the matter to be considered at the meeting is substantially the same as a matter considered at a special meeting during the preceding 12 months. The charter or bylaws may increase or decrease the percentage of votes shareholders must possess to request a special meeting, provided that the percentage may not be greater than a majority of the votes entitled to be cast at the meeting. Under the Surviving Corporation Bylaws, shareholders may call a special meeting upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting. Additionally, the Surviving Corporation Bylaws allow for the chief executive officer to call special meetings of shareholders.
Actions by Written Consent of Shareholders
     Under Arizona law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Arizona law provides that action by written consent is permitted so long as all of the shares outstanding and entitled to vote on the matter provide consent in writing.
     Under Maryland law, shareholders may act without a meeting if a consent in writing or by electronic transmission, which describes the action, is given by each shareholder entitled to vote on the matter or, if authorized by the charter of the corporation, by the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a shareholders’ meeting if the corporation gives notice of the action to each holder of the class of stock not later than 10 days after the effective time of the action.
     The Surviving Corporation Charter and Bylaws provide that any action permitted to be taken at a meeting of shareholders may be taken without a meeting if there is filed with the records of the shareholders’ meetings a written consent, which sets forth the action and is signed by shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a shareholders’ meeting. While we are a public company required to file reports under the Securities Exchange Act, we will provide notice of such action to our shareholders pursuant to a Schedule 14C information statement that will be filed with the SEC.
Advance Notice Requirement for Shareholder Proposals and Director Nominations
     There is no specific statutory requirement under Arizona law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting.

However, federal securities laws generally provide that shareholder proposals which the proponent wishes to include in the corporation’s proxy materials must be received not less than 120 days in advance of the first anniversary date of the proxy statement released in connection with the previous year’s annual meeting.
     Maryland law provides that the corporation’s charter or bylaws may require any shareholder proposing a nominee for election as a director or any other matter for consideration at a meeting of the shareholders to provide advance notice of the nomination or proposal to the corporation of not more than 90 days before the date of the meeting, or, in the case of an annual meeting, 90 days before the first anniversary of the preceding year’s annual meeting or the mailing date of the notice of the preceding year’s annual meeting. The charter or bylaws may specify another time.
     The Surviving Corporation Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to our Secretary. Under the Surviving Corporation Bylaws, to be timely, notice generally must have been delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting.
Anti-Takeover Measures
     Arizona courts have yet to decide on the validity of “poison pill defenses” (such as shareholder rights plans) thus rendering their effectiveness in Arizona less certain. Under Maryland law, the board of directors of a corporation may, in its sole discretion, set the terms and conditions of rights, options or warrants under a shareholder rights plan and issue rights, options or warrants under a shareholder rights plan to designated persons.
     As discussed below, certain provisions of the Surviving Corporation Charter could be considered to be anti-takeover measures. Although the Board of Directors does not have knowledge that any attempts to gain control of the Company or, after the Reincorporation, the Surviving Corporation, are being contemplated, numerous differences between Arizona and Maryland law, effective without additional action by us, could have a bearing on unapproved takeover attempts.
     Classified Board
     A significant effect of a classified board of directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified board will also make it more difficult for shareholders to effect a change in control of the board of directors, even if such a change in control is sought due to dissatisfaction with the performance of the directors.
     The existence of a classified board may deter so-called “creeping acquisitions” in which a person or group seeks to acquire: (i) a controlling position without paying a control premium to the selling shareholders; (ii) a position sufficient to exert control over the corporation through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the corporation of the block at a premium, or an exchange of the block for assets of the corporation. Faced with a classified board of directors, such a person or group would have to assess carefully its ability to control or influence the corporation. If free of the necessity to act in response to an immediately threatened change in control, the board of directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.
     We believe that the staggered three-year terms, with the election of approximately one-third of our directors each year, will help to assure the continuity and stability of our long-term policies in the future and permit it to more effectively represent the interests of all shareholders, since approximately two-thirds of our directors at any given time will have prior experience as directors of the Surviving Corporation. The division of directors into three classes will have the effect of making it more difficult to change the overall composition of the board. Our Board of Directors, however, believes that the benefits of maintaining continuity on the board outweighs this effect.
     Business Combinations
     Arizona law contains a “business combinations” statute, which provides that, subject to certain exceptions specified therein, an issuing public corporation may not engage in any “business combination” or vote, consent or otherwise act to authorize a subsidiary of the issuing public corporation to engage in any business combination with respect to, proposed by or on behalf of or pursuant to any agreement, arrangement or understanding with any “interested shareholder” of the issuing public corporation or any affiliate or associate of the interested shareholder for a three-year period following the date that such shareholder becomes an interested shareholder unless prior to such acquisition date a committee of the board of directors, formed in the manner described in the business combinations statute, approved either the business combination or the transaction, which resulted in the shareholder becoming an interested shareholder. We are currently an issuing public corporation within the meaning of the Arizona business combination provision.
     After such three-year period, the issuing public corporation may engage in such transactions only if (i) prior to the acquisition date, the board of directors of the issuing public corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) the business combination is approved by the affirmative vote of the shareholders holding a majority of the voting power of all shares, excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder; or (iii) the business combination meets certain conditions relating to price and form of consideration.
     The Arizona business combinations statute provides that the committee of the board shall be comprised of all of the “disinterested” directors of the issuing public corporation, except that if there are no disinterested directors the board of directors must select three or more disinterested persons to be committee members. A director or person is disinterested if the director or person is not an interested shareholder, an affiliate or associate of an interested shareholder or a present or former officer or employee of the issuing public corporation or of an affiliate or associate of the issuing public corporation or of the interested shareholder or of any affiliate or associate of the interested shareholder. For purposes of the business combinations provision, an interested shareholder is defined to include (i) any person that is the owner of 10% or more of the voting power of the outstanding shares of the issuing public corporation; or (ii) any affiliate or associate of the issuing public corporation that at any time within the three-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the issuing public corporation. An issuing public corporation may amend its charter or bylaws, with the approval of shareholders holding a majority of the outstanding voting power of all shares, excluding shares beneficially owned by an interested shareholder whose share acquisition date is prior to the effective date of such amendment, from the restrictions imposed under the business combinations provision.
     The Company Charter provides that the affirmative vote of at least two-thirds of the holders of the issued and outstanding voting stock of the Company is required to approve a business combination with an interested shareholder. This requirement is unnecessary if (i) the business combination is approved by a vote of two-thirds of the directors who were members of the board of directors immediately before the date on which the interested shareholder in question became an interested shareholder (“continuing directors”); (ii) all other shareholders are given reasonable opportunity before the consummation of the business combination to receive or obtain the right to receive, as a result of the business combination, cash or other consideration, the per share fair market value which will not be less than the greatest of (a) the highest price paid by the interested shareholder in acquiring the shares of the Company; (b) the per share book value of the same class of the Company stock at the time of the business combination, to be determined by an independent appraisal; (c) the highest sale or bid price per share during the twenty-four (24) months preceding the consummation of the business combination; and (d) an amount which bears the same or greater percentage relationship to the market price of the same class of stock immediately prior to the announcement of the business combination as the highest per share price paid in (a) bore to the market price of the same class of stock immediately prior to the commencement of the acquisition of the Company’s stock by such interested shareholder. Without the approval of three-quarters of the continuing directors, the interested shareholder cannot (i) make any material change in the Company’s business or capital structure; (ii) receive the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by the Company; (iii) make or cause any change in the Company’s Charter, the Company’s Bylaws, the membership of the board of directors or any committee; or (iv) acquire any newly issued treasury securities of the Company.
     Maryland law prohibits a business combination between a corporation and any interested shareholder or any affiliate of an interested shareholder for five years following the most recent date upon which the shareholder became an interested shareholder. A business combination includes a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Generally, an interested shareholder is anyone who owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than shares owned by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied.

     The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder. However, the Surviving Corporation Charter elects to be governed by the Maryland business combination provisions, except that these provisions will not apply to any business combination that is effected pursuant to the Master Agreement, or pursuant to any agreement that is executed and delivered pursuant to the Master Agreement or to the extent that the interested shareholder in such business combination is Mr. Shidler.
     Control Share Acquisitions
     Arizona law contains a control share acquisitions statute that generally provides that if any person or group of persons (a “purchasing person”) acquires shares of an issuing public corporation that, when added to all other shares of the issuing public corporation beneficially owned by the purchasing person, would result in the percentage of the corporation’s voting power that the purchasing person is entitled to exercise, or direct the exercise, being increased above certain specified levels (one-fifth, one-third or a majority) of the shares of the corporation, then the purchasing person will not have the right to vote the shares in excess of that level, except for the election of directors (the “excess shares”) unless such voting rights are approved by the holders of a majority of the voting power of all shares, excluding all shares beneficially owned by the purchasing person or its affiliates or associates or by any officer or director of the issuing public corporation. In addition, unless otherwise provided in the charter or in bylaws approved by the shareholders, the issuing public corporation may call for redemption of all but not less than all of the excess shares at a redemption price equal to the market value of the shares at the time the call of redemption is given if either (i) the purchasing person fails to deliver certain written information to the issuing public corporation by the tenth day after crossing the specified level; or (ii) the shareholders vote not to accord voting rights to such shares. The purchasing person must give the approvals described above each time such shareholder seeks to acquire the power to vote shares at the next level.
     Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock as to which the acquiring person, officers of the corporation, and employees of the corporation who are directors of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of directors. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.
     A person who has made or proposes to make a “control share acquisition,” upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within fifty (50) days of such demand to consider the voting rights of the shares.

     If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any special meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition. The “control share acquisition” statute does not apply to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or the bylaws of the corporation.
     The Surviving Corporation Bylaws state that the control share acquisition statute of the MGCL will not apply to any acquisition by any person of stock of the Surviving Corporation. However, the exemption from the control share acquisition provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon a repeal, will apply to any prior or subsequent control share acquisition.
     Title 3, Subtitle 8 of the MGCL
     Subtitle 8 of Title 3 of the MGCL allows publicly held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:
•	Officers or employees of the corporation

•	Persons seeking to acquire control of the corporation

•	Directors, officers, affiliates or associates of any person seeking to acquire control or

•	Nominated or designated as directors by a person seeking to acquire control.
     Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of articles supplementary.
     Subtitle 8 provides that a Maryland corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:
•	A classified board

•	A two-thirds vote requirement for removing a director

•	A requirement that the number of directors be fixed only by vote of the directors

•	A requirement that a vacancy on the board be filled only by the majority vote of the remaining directors and for the remainder of the full term of the class in which the vacancy occurred or

•	A majority requirement for the calling of a special meeting of shareholders.
     Pursuant to Subtitle 8, the Surviving Corporation has elected to provide that vacancies on its board of directors may be filled only by the remaining directors and for the remainder of the full term of the class in which the vacancy occurred.
     The ABCA does not contain a comparable provision.
     Ownership Limitations and Restrictions on Transfer
     The Company Charter provides that whenever the Board of Directors deems it reasonably necessary to protect the Company’s REIT status, the Board of Directors may require a statement from each proposed transferee of shares of the Company that sets forth the number of shares already owned by the transferee. The Board of Directors, in its sole discretion, may refuse to transfer the proposed shares if it believes in good faith that the Company’s REIT status is jeopardized. Additionally, the Company’s Charter prohibits any group of five or fewer persons or entities from collectively owning, directly or indirectly, more than 50% of the outstanding stock of the Company. In the event that any group of five or fewer persons or entities own, directly or indirectly, more than 50% of the outstanding stock of the Company then any shares of our Common Stock in excess of the 50% limit will be deemed “excess shares.” However, this ownership limitation is not applicable to the acquisition of shares by an underwriter with the purpose of distributing such shares in a public offering. All excess shares may be redeemed by the Company by mailing a written notice of redemption to the holder or holders of the excess shares. The redemption price to be paid for the excess shares shall be equal to (i) the average of the high and low sales price of the shares on the last business day prior to the redemption date on the exchange such shares are listed; or (ii) if such shares are not listed, the average of the highest and lowest asked prices on such business day as reported by the National Quotation Bureau Incorporated or similar organization; or (iii) if not determinable under (i) or (ii), by the board’s good faith determination. The acquisition of any of the Company’s shares that would result in the disqualification of the Company as a REIT is automatically null and void. All persons or entities who own 5% or more of the Company’s outstanding Common Stock must file with the Company an affidavit setting forth their direct and indirect ownership of the Company stock.
     The Surviving Corporation Charter provides that no person or entity, other than Mr. Shidler, certain of the Subscribers or any individual as designated by the Surviving Corporation Charter or the board (“excepted individuals”), may own, directly or indirectly, more than 4.9% in economic value of our aggregate outstanding shares of stock or 4.9% in economic value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of our Common Stock (“ownership limit”). This ownership limit is not applicable to the acquisition of shares by an underwriter with the purpose of distributing such shares in a public offering. The Surviving Corporation Charter requires every shareholder who owns more than 2% of our outstanding stock to give written notice, within thirty (30) days after the end of each taxable year, setting forth such shareholder’s direct and indirect ownership of our stock.

     If any transfer of our shares results in any person or entity owning more than the ownership limit (“prohibited owner”), then the number of shares of stock of which otherwise would cause such prohibited owner to violate the ownership limit will automatically be transferred to a charitable beneficiary. The transfer of such shares will be deemed to have been transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. The trustee will be appointed by us, and will be a person unaffiliated with the Surviving Corporation and the prohibited owner. The prohibited owner will not have any economic benefit, rights to dividends or distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in trust. The trustee will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary.
     The excepted individuals are subject to an ownership limitation, the requirements of which will be established by the Board of Directors. The Board of Directors may from time to time increase the ownership limit and the ownership limitation of the excepted individuals. No person or entity may own, directly or indirectly, our shares of stock that would result in us failing to qualify as a REIT. Additionally, no shareholder may transfer our shares of the stock if the result of such transfer is ownership of our stock by less than 100 shareholders. To the extent a transfer of shares of stock results in ownership by less than 100 shareholders, such shares of stock will be transferred to that number of trusts, each having a distinct trustee and a charitable beneficiary or beneficiaries that are distinct from those of each other trust, such that there is no violation. In the event the Board of Directors determines a proposed transfer or transfer will or has violated any of the aforementioned ownership limitations or transfer restrictions, the Board of Directors will take action it deems advisable to refuse to give effect to or to prevent such transfer.
     Duties of Directors
     Arizona law provides that, in discharging the duties of the position of director with respect to corporate takeovers covered by the business combinations and control share provisions, a director of an issuing public corporation shall consider the long-term as well as the short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation.
     Maryland law requires a director of a Maryland corporation to perform his duties as a director (including his duties as a member of a committee of the board on which he serves): (i) in good faith; (ii) in a manner he reasonably believes to be in the best interests of the corporation; and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law provides that a person who performs his duties in accordance with the above standard has no liability by reason of being or having been a director of a corporation. An act of a director is presumed to satisfy the standard.
     In addition, the MGCL provides protection for Maryland corporations against unsolicited takeovers by protecting the board of directors with regard to actions taken in a takeover context. The MGCL provides that the duties of directors will not require them to:
•	Accept, recommend or respond to any proposal by a person seeking to acquire control

•	Make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act

•	Elect to be subject to any or all of the “elective provisions” of Title 3, Subtitle 8 of the MGCL or

•	Act or fail to act solely because of (i) the effect the act or failure to act may have on an acquisition or potential acquisition of control or (ii) the amount or type of consideration that may be offered or paid to shareholders in an acquisition.
     The MGCL also provides that an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under the MGCL to a higher duty or greater scrutiny than is applied to any other act of a director. This provision creates a Maryland rule that is less exacting than case law in many other jurisdictions which imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context and shifts the burden of proof to the board to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.
     Issuance of Additional Shares
     The Company Charter does not address the issuance of additional shares, but Arizona law allows a corporation’s board of directors to issue shares from the corporation’s authorized shares without shareholder approval. The Surviving Corporation Charter allows the Board of Directors to authorize the issuance of shares of our stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board deems advisable. Following the effectiveness of the proposed Reincorporation, our shares of authorized and unissued Common Stock and preferred stock could (within the limits imposed by applicable law) be issued in one or more transactions, or could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Surviving Corporation. The Board of Directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations on dividends or other distributions, qualifications or terms or conditions of redemption of the stock. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of our existing shares of our Common Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Surviving Corporation.
     We offer no assurances that the Board of Directors will not adopt further anti-takeover measures available under Maryland law (some of which may not require shareholder approval). Moreover, the availability of such measures under Maryland law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of our shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders in the Surviving Corporation compared with the rights of shareholders of the Company.

Amendment of Charter and Bylaws
     Under Arizona law a corporation may amend its charter at any time to add or change a provision that is required or permitted in the charter or to delete a provision that is not required in the charter. The Company Charter may be repealed, altered or amended at any time. However, the Company’s Charter provisions relating to (i) business combinations; (ii) transfer restrictions and redemption rights; (iii) indemnification and limitation of liability of directors and officers; and (iv) amendment or repeal of the charter or the bylaws cannot be repealed, altered or amended without the affirmative vote of less than two-thirds of the issued and outstanding stock of the Company. The Company Bylaws may be repealed, altered or amended, and new bylaws may be adopted, at any time, by the Board of Directors or by the holders of at least a majority in interest of the outstanding stock of the Company. Bylaw provisions relating to (i) the general powers and vacancies of directors; (ii) the duties of the unaffiliated directors; (iii) the composition of the Executive Committee and other committees; or (iv) prohibited investments and activities, cannot, however, be repealed, altered or amended without the affirmative vote of less than two-thirds of the issued and outstanding stock of the Company.
     Maryland law provides that a corporation may amend its charter. The Surviving Corporation has reserved the right to make any amendment from time to time to the Surviving Corporation Charter, including any amendment altering the terms or contract rights, as expressly set forth in the Surviving Corporation Charter, of any shares of outstanding stock.  Except as otherwise provided in the Surviving Corporation Charter and except for those amendments permitted to be made without shareholder approval under Maryland law, such as certain reverse stock splits, any amendment to the Surviving Corporation Charter is valid only if approved by our shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Surviving Corporation Charter provides that the Surviving Corporation’s Board of Directors may amend the Surviving Corporation Charter without shareholder approval to increase or decrease the aggregate number of shares or the number of shares of any class or series that the Surviving Corporation has authority to issue. Maryland law provides that the power to alter and repeal the bylaws is vested with the shareholders except to the extent the charter or the bylaws vest such power with the corporation’s board of directors. The Surviving Corporation Bylaws provide that the board of directors will have the exclusive power to adopt, alter, amend, restate or repeal the bylaws, however, no alteration, amendment or repeal of indemnification provisions of the bylaws may affect the right of any person entitled to indemnification arising, and in connection with conduct, prior to such alteration, amendment or repeal. Any adoption, alteration, amendment, restatement or repeal of the bylaws must be approved by a majority of the Board of Directors.
Inspection of Shareholder Lists
     Arizona law provides that any shareholder holding shares for at least six months or the holder of a beneficial interest of 5% or more of the outstanding stock has a right to inspect the corporation’s records during regular business hours of the corporation’s principal office, if the shareholder gives written notice at least five business days before the date of inspection. The records include excerpts from minutes, accounting records of the corporation and shareholder lists. Arizona law also provides that any shareholder has a right to inspect the corporation’s shareholder list in anticipation of a noticed shareholder meeting.

     Under Maryland law, shareholders of a Maryland corporation, irrespective of how long they have held stock, may inspect and copy, during usual business hours, the bylaws, minutes of the proceedings of the shareholders, annual statements of affairs, and voting trust agreements on file at the corporation’s principal office. If a shareholder makes a written request, the shareholder may obtain a statement showing all stock and securities issued by the corporation within the previous twelve months. In addition, a person who has owned for at least six months at least 5% of the outstanding stock of any class of the corporation may inspect and copy the corporation’s books of account and stock ledger during usual business hours, and may make a written request for a statement of the corporation’s affairs.
Appraisal Rights
     Arizona law grants to shareholders the right to dissent and obtain appraisal rights for their shares in the case of (i) consummation of a plan of merger if the shareholder is entitled to vote on the merger or the corporation is a subsidiary that is merged with its parent; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (iii) a sale or exchange by a corporation of all or substantially all of its property and assets not made in the usual and regular course of its business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of a sale be distributed to the shareholders in accordance with their respective interest within one year after the date of sale; (iv) an amendment of the charter that materially adversely affects rights in respect of a dissenter’s shares; and (v) any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws or a resolution of the board of directors provides for dissenter’s rights. Notwithstanding the foregoing, unless the corporation’s charter provides otherwise, the holders of shares listed on a national securities exchange or held of record by at least 2,000 shareholders do not have the right to dissent from such corporate action. The Company Charter does not provide otherwise.
     Under Maryland law, shareholders have the right to dissent and to demand and to receive payment of the fair value of their stock in the event of (i) a merger or consolidation; (ii) a share exchange; (iii) a transfer of assets in a manner requiring shareholder approval; (iv) an amendment to the charter altering contract rights of outstanding stock, as expressly set forth in the charter, and substantially adversely affecting the shareholder’s rights (unless the right to do so is reserved in the charter); or (v) certain business combinations with interested shareholders which are subject to or exempted from the Maryland business combination statute (as discussed above) and in connection with the approval of voting rights of certain shareholders under the Maryland control share acquisition statute. Except with respect to certain business combinations and in connection with appraisal and dissenter’s rights existing as a result of the Maryland control share statute, the right to demand and receive payment of fair value does not apply to (a) stock listed on a national securities exchange or a national market system security designated on an interdealer quotation system by the National Association of Securities Dealers, Inc., or designated for trading on the NASDAQ Small Cap Market; (b) stock of the successor in a merger (unless the merger alters the contract rights of the stock or converts the stock in whole or in part into something other than stock of the successor, cash or other interests); (c) stock that is not entitled (other than because the transaction is a merger between the corporation and a 90% or more owned subsidiary) to be voted on the transaction or the shareholder did not own the shares of stock on the record date for determining shareholders entitled to vote on the transaction; (d) the charter provide that the holders of the stock are not entitled to exercise the rights of an objecting shareholder; or (e) stock of an open-end investment company registered with the SEC under the Investment Company Act of 1940 and the stock is valued in the transaction at its net asset value. Except in the case of appraisal and dissenter’s rights existing as a result of the Maryland control share acquisition statute, these rights are available only when the shareholder files with the corporation a timely, written objection to the transaction, and does not vote in favor of the transaction. In addition, the shareholder must make a demand on the successor corporation for payment of the stock within 20 days of the acceptance of articles by the Maryland State Department of Assessments and Taxation.
     Because the Company’s Common Stock is currently listed on the American Stock Exchange, appraisal rights will not be available under Arizona law to the Company shareholders in connection with the Reincorporation in Maryland. We anticipate that our Common Stock will continue to be listed on the American Stock Exchange following the Transactions. Additionally, the Surviving Corporation Charter states that shareholders will not be entitled to exercise any rights of an objecting shareholder provided for under Maryland law unless the Board of Directors, upon affirmative vote of a majority of the entire Board of Directors, determines that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Surviving Corporation would otherwise be entitled to exercise such rights.
Limitation of Share Repurchase
     Under Arizona law, an issuing public corporation may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of the issuing public corporation for more than the “average market price” of the shares if the shares have been beneficially owned by the beneficial owner for less than three years unless either (i) the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of a majority in interest of the outstanding shares excluding shares beneficially owned by the beneficial owner, its affiliates or associates or by any officer or director of the issuing public corporation; or (ii) the issuing public corporation makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may be converted. Maryland law does not contain a similar provision.
Dividends and Redemptions
     Under Arizona law, the directors of every corporation are permitted, subject to the charter, to make distributions to shareholders unless, after giving effect to such a distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution. Dividends are payable at the discretion of our Board of Directors on shares of our Class A Common Stock and Class B Common Stock.
     A Maryland corporation generally may make distributions to its shareholders unless, after giving effect to the distribution, the corporation would not be able to pay its debts as they come due in the ordinary course of business or the corporation’s total assets would be less than its total liabilities, plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights on dissolution are superior to those receiving the distribution. Dividends on the Common Stock and Class B Common Stock of the Surviving Corporation shall be payable at the discretion of its Board of Directors. We anticipate that dividends shall be paid to the extent required for us to maintain our status as a real estate investment trust, but we shall not be obligated to do so. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”
Mergers, Consolidations and Transfers of Assets
     The Company may merge, enter into a share exchange or sell, lease, exchange or otherwise dispose of all or substantially all of its property only if such action is approved by the Board of Directors and, except as described below, by the affirmative vote of a majority of all the votes entitled to be cast on the matter by that voting group. Approval of a merger by shareholders is not required if:
•	(i) the charter of the surviving corporation does not differ from its charter before the merger; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights immediately after the effective date of the merger; and (iii) the number of shares of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the effective time of the merger or

•	The merger is between the Company and a subsidiary in which the Company owns at least 90% of the outstanding shares of each class of stock.
     Shareholder approval is not required for the transfer of any or all of the Company’s property to a corporation all the shares of which are owned by the Company.
     The Surviving Corporation may merge, consolidate or sell, lease, exchange or otherwise transfer all or substantially all of its assets only if such action is approved by the Board of Directors and, except as described below, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Approval of a merger by shareholders is not required if:
•	(i) the merger does not reclassify or change the terms of any class or series of shares that is outstanding immediately before the merger becomes effective or otherwise amend the charter and (ii) the number of shares of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the effective time of the merger or

•	The merger is between the Surviving Corporation and a 90%-or-more owned subsidiary and (i) the charter of the successor is not amended in the merger other than to change its name, the name or other designation or the par value of any class or series of its stock or the aggregate par value of its stock and (ii) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged.

     Shareholder approval is not required for the transfer of all or substantially all of the Surviving Corporation’s assets to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the Surviving Corporation.
Dissolution
     Under Arizona law, after the board of directors has recommended dissolution to the shareholders, shareholders entitled to vote may approve the proposal by a majority in interest of the outstanding shares unless the charter requires a greater vote. The Company Charter does not require a greater vote.
     Under Maryland law, a proposal for dissolution recommended by a majority of the entire board of directors must be approved by shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, unless the corporation provides in its charter for approval of such dissolution by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The Surviving Corporation Charter requires that a dissolution of the Surviving Corporation be approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
     The foregoing discussion is an attempt to summarize the material differences in the Company Charter and Bylaws and the Surviving Corporation Articles and Bylaws as well as the corporation laws of Arizona and Maryland and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to copies of those documents as well as the ABCA and the MGCL.

PROPOSAL 1 — APPROVAL OF THE MASTER AGREEMENT AND CONTEMPLATED TRANSACTIONS INCLUDING THE CONTRIBUTION OF SUBSTANTIALLY ALL OF OUR ASSETS TO PACIFIC OFFICE PROPERTIES, L.P.
     On October 3, 2006, we entered into the Master Agreement with Pacific Office Contributor. In order to consummate the Transactions contemplated by the Master Agreement, we require, among other things, the approval of our shareholders, authorizing the Master Agreement and the various Transactions contemplated therein, each of which have been described in greater detail in preceding sections of this Proxy Statement.
     If authorized by our shareholders, we will, pursuant to the Master Agreement, contribute substantially all of our assets, other than cash paid or retained to pay the Second Special Dividend and certain liabilities, excluding any accrued liabilities, to the Operating Partnership in return for a general partner interest in the Operating Partnership. At September 30, 2007, the book value of our assets was $4.14 million. Following consummation of the Transactions, we would be the sole general partner of the Operating Partnership. Prior to the date of this contribution, we will be using commercially reasonable efforts to sell substantially all of our assets (other than cash and cash equivalents). The limited partnership interests of the Operating Partnership will be comprised of Common Units and Convertible Preferred Units, which have fixed rights to annual distributions and priority over Common Units in the event of a liquidation of the Operating Partnership. The limited partnership interests in the Operating Partnership will be held by Pacific Office Contributor and its affiliates. We expect our general partnership interest to have an economic interest approximately equal to 18.25% of all Common Units outstanding immediately following the Transactions, although the actual percentage will depend upon the amount of indebtedness encumbering the Contributed Properties and the effect of required prorations at Closing. Following the consummation of the Transactions, the Operating Partnership will continue to carry on Pacific Office Contributor’s and our existing businesses using our combined assets.
Required Vote
     To be approved, Proposal One must receive a “For” vote from the majority of all of our outstanding shares of our Common Stock, voting together as a single class, either in person or by proxy, with respect to Proposal One.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE.

PROPOSAL 2 — APPROVAL, AS PART OF THE TRANSACTIONS, OF THE SALE AND ISSUANCE OF COMMON STOCK AND CONVERTIBLE PREFERRED AND COMMON UNITS OF PACIFIC OFFICE PROPERTIES, L.P.
     If approved by our shareholders, as part of the Transactions, Pacific Office Contributor and its related persons will contribute their ownership interests in the entities holding up to nine Contributed Properties to the Operating Partnership in return for a promissory note and Operating Partnership Common Units equal to 25% and Convertible Preferred Units equal to 75% of the value of the Units issued in the Transactions. The actual number of Common Units and Convertible Preferred Units will depend upon the net asset value of the contributed interests in the Contributed Properties upon consummation of the Transactions (expected to be $163.51 million for the interests in all Contributed Properties as of the consummation of the Transactions without regard to any closing adjustments.
     If we receive the necessary approvals from our shareholders and consummate the Transactions, upon consummation of the Transactions, we also will issue to the Subscribers Operating Partnership Common Units and/or shares of our Common Stock and the Other Subscriber shares of our Common Stock for an aggregate consideration of $5 million and $1.35 million, respectively. The price per Common Unit or share of our Common Stock will be $5.00 for the Subscribers, subject to adjustment to reflect any changes in our capitalization, and $7.50 per share for the Other Subscriber. Pacific Office Contributor has indicated that the Subscribers expect to subscribe for Common Stock for all $5 million of their commitment. We anticipate that we will contribute all of the net proceeds of these subscriptions to the Operating Partnership, which is expected to be used to pay our expenses in connection with the Transactions, for working capital and for general corporate purposes. Additionally, we will grant options that are exercisable for three months after the Transactions are consummated to designees of Pacific Office Contributor to purchase up to 500,000 additional shares of our Common Stock at a price per share of $7.50, for up to $3.75 million in the aggregate.
Required Vote
     To be approved, Proposal Two must receive a “For” vote from the majority of all of our outstanding shares of our Common Stock, voting together as a single class, either in person or by proxy, with respect to Proposal Two.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL 3 — APPROVAL, AS PART OF THE TRANSACTIONS, OF THE ADVISORY AGREEMENT
Advisor
     We have chosen to be externally managed by the Advisor to take advantage of the experience and reputation of our management team. The Advisor is a corporation formed under the laws of Delaware for the purpose of this engagement. The Advisor will be owned by Jay H. Shidler and certain related parties of The Shidler Group. Jay H. Shidler, will serve as the Chairman of our Board of Directors immediately following the Transactions, and Lawrence J. Taff will serve as our Chief Financial Officer. Dallas Lucas, the Chief Executive Officer and an employee of the Advisor, will serve as our Chief Executive Officer.
     The senior management team of the Advisor has a significant track record operating publicly traded real estate investment trusts as well as other entities engaged in the acquisition and operation of real estate assets. Jay Shidler and The Shidler Group have founded three publicly traded real estate investment trusts – Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The Shidler Group is a private long-term investor in commercial real estate. Over the past 35 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leasable area. The Advisor’s management team has also overseen the nine properties contributed to the Operating Partnership in the Transactions since their acquisition by affiliates of The Shidler Group. We believe that our management’s substantial experience in the real estate industry in general and with respect to contributed office properties in particular will provide us with a competitive advantage that would not otherwise be available to a company of our size. Dallas Lucas brings a wealth of experience in finance, corporate strategy and public real estate to Pacific Office Properties Trust, Inc. Mr. Lucas has served as the Chief Financial Officer of Maguire Properties, Inc. (NYSE: MPG), Crescent Real Estate Equities Company (NYSE: CEI) and Northstar Capital Investments, a privately held real estate investment company. Mr. Lucas was instrumental in the MPG and CEI initial public offerings and the development of the corporate strategy of Northstar Capital Investments.
     Through its broad experience, the Advisor’s senior management team has established a vast network of contacts and relationships in the office industry, including relationships with operators, financiers, commercial real estate brokers and other key industry participants. We intend to capitalize on the deal-sourcing opportunities that we believe the Advisor’s management team brings to us as a result of their combined investment and acquisition experience.
     The executive offices of the Advisor are located at 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813.
The Advisory Agreement
     With the approval of our shareholders, we and the Operating Partnership will enter into an Advisory Agreement with the Advisor under which the Advisor has agreed to provide us with advice and services necessary to operate our business. Our executive officers are employed by the Advisor; these individuals are not our employees. We do not currently have any employees and, although we may hire full-time professionals after consummating the Transactions, we anticipate that we will continue to rely to a significant extent on the facilities and resources of the Advisor to conduct our operations.
     The Advisory Agreement contains extensive provisions relating to the rights and obligations of the parties and the foregoing discussion is intended only as a summary. For further information regarding the Master Agreement, we urge you to review the discussion beginning on page 113 of this Proxy Statement under “MATERIAL AGREEMENTS AND DOCUMENTS RELATING TO THE TRANSACTIONS—2. The Advisory Agreement,” and the full text of the Advisory Agreement appearing in Appendix F to this Proxy Statement.
Required Vote
     To be approved, Proposal Three must receive a “For” vote from the majority of all of our outstanding shares of our Common Stock, voting together as a single class, either in person or by proxy, with respect to Proposal Three.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL 4 — APPROVAL OF THE REINCORPORATION OF THE COMPANY AS A MARYLAND CORPORATION BY MERGING WITH A NEWLY-FORMED WHOLLY-OWNED SUBSIDIARY MARYLAND CORPORATION
     With the approval of our shareholders, we will merge into a newly-formed wholly-owned subsidiary Maryland corporation. If our shareholders approve this proposal and this Reincorporation is effected, our separate legal existence will terminate, and the Surviving Corporation will assume all of our and the Maryland Subsidiary’s assets, rights, liabilities, duties and obligations. The name of the Surviving Corporation will then become “Pacific Office Properties Trust, Inc.” Each share of our Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Reincorporation will be automatically converted into one share of Common Stock and Class B Common Stock, respectively, of the Surviving Corporation and the shares of the Maryland Subsidiary issued and outstanding prior to the merger will be extinguished and have no further force and effect. You will not be required to exchange your stock certificates for certificates representing shares of Common Stock or Class B Common Stock, as the case may be, in the Surviving Corporation as a result of the Reincorporation. For more information please see “THE REINCORPORATION.”
Required Vote
     The approval of the Reincorporation from Arizona to Maryland requires, under the ABCA, the affirmative vote, in person or by proxy, of the holders of a majority of our outstanding shares, voting together as a single class.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

PROPOSAL 5 — SUB-PROPOSALS 5A-5D: A PROPOSAL TO APPROVE AND ADOPT THE SURVIVING CORPORATION’S
CHARTER AND BYLAWS AS A PART OF THE REINCORPORATION.
          In connection with the Reincorporation, subject to the approval of our shareholders, we would adopt a new Charter and Bylaws to implement a number of changes to our current charter and bylaws, as described below. Under this Proposal Five you will be asked to consider and vote to approve and adopt the Surviving Corporation’s Charter and Bylaws.
          In order to comply with applicable “unbundling” rules of the SEC relating to proxy statements, we are presenting Sub-Proposals 5A through 5D to our shareholders as separate proposals for approval. As a matter of state law, only the approval of the Reincorporation, (Proposal Four), is required. However, because we are required to present the sub-proposals separately and because the differences between the Company Charter and the Surviving Corporation Charter and the Company Bylaws and Surviving Corporation Bylaws are considered to be integral parts of the Reincorporation, the approval of Proposal Five and each of the Sub-Proposals 5A through 5D is a condition to consummation of the Reincorporation and consummation of the Reincorporation is a condition to the consummation of the Transactions. Accordingly, a vote against Proposal Five or any of the related Sub-Proposals 5A through 5D is effectively a vote against the Transactions.
Sub-Proposal 5A: A proposal to approve changing the authorized shares of our Common Stock of the Company from 10,000,000 shares of Class A Common Stock, no par value per share, and 10,000 shares of Class B Common Stock, no par value per share, to 200,000,000 shares of our Common Stock, $.0001 par value per share, 200,000 shares of Class B Common Stock, $.0001 par value per share, and 100,000,000 shares of preferred stock, $0.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine.
          Article VI, Section 6.1 of the Surviving Corporation Charter will include provisions that authorize the issuance of 300,200,000 shares of stock, consisting of 200,200,000 shares of our Common Stock, par value $.0001 per share, 200,000,000 of which will be shares of our Common Stock and 200,000 of which will be shares of Class B Common Stock. In addition, our Board of Directors, without any action by the Surviving Corporation shareholders, will be empowered to amend the Surviving Corporation Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The Company Charter authorizes us to issue 10,000,000 shares of Class A Common Stock, no par value, and 100 shares of Class B Common Stock, no par value. If the Surviving Corporation Charter is adopted, the newly authorized shares would be available for issuance without further shareholder action, except as required by the MGCL and the regulations of the American Stock Exchange or other stock exchange upon which our Common Stock is listed.
          Any authorized but unissued shares of our Common Stock will be available for general corporate purposes, including but not limited to, possible issuance as stock dividends, in mergers or acquisitions, in a future underwritten or other public or private offering, or under a stock-based employee benefit plan. Additionally, the increase in authorized Common Stock will provide a supply of shares of our Common Stock for our use in the event of redemptions of the Operating Partnership units. Initially, partnership units will be comprised of Common Units and Convertible

Preferred Units, although we have the authority to designate additional types of units. Under the partnership agreement, each limited partner (other than us and any of our subsidiaries that may hold limited partner interests) has the right to redeem their Common Units, subject to some limitations. The redemption price for each of the Common Units to be redeemed will equal the fair market value of one share of our Common Stock. The redemption price for the Common Units may be paid in cash or, at our discretion, by the issuance of a number of shares of our Common Stock equal to the number of Common Units with respect to which the rights are being exercised, subject to adjustment based on stock splits and other recapitalization events.
          An increase in the authorized number of shares of our Common Stock and our preferred stock may prevent unsolicited and unwanted takeovers. The availability for issuance of additional shares of our Common Stock and preferred stock will discourage, or make more difficult, efforts to obtain control of the Surviving Corporation because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our Board of Directors to delay or impede a merger, tender offer, or proxy contest that it determines is not in our best interests by causing such additional authorized shares to be issued to holders who might side with our Board of Directors in opposing such a takeover or change in control.
          The holders of our Common Stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current shareholders do not have a prior right to purchase any additional shares in connection with a new issuance of stock in order to maintain their proportionate ownership of our Common Stock. Accordingly, if our Board of Directors elects to issue additional shares of our Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current shareholders.
Sub-Proposal 5B: A proposal to approve a provision authorizing the Board of Directors of the Company to hereafter establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of the preferred stock of the Company, including the Proportionate Voting Preferred Stock described in this Proxy Statement.
          Article VI, Section 6.1 of the Surviving Corporation Charter will include provisions that authorize the issuance of 100,000,000 shares of preferred stock, $.0001 par value per share. In addition, our Board of Directors, without any action by the Surviving Corporation shareholders, will be empowered to amend the Surviving Corporation Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Additionally, Article VI, Section 6.3 of the Surviving Corporation Charter authorizes our Board of Directors to classify and reclassify any unissued shares of preferred stock and establish the rights, preference and powers, and the qualifications, limitations and restrictions, of the preferred stock. The Company Charter does not authorize any shares of preferred stock nor does it authorize the Board of Directors to create or provide for any series of preferred stock.
          As a part of the Transactions, our Board of Directors will be required to classify from the Surviving Corporation’s unissued shares of preferred stock and cause us to issue to the Advisor, pursuant to the requirements of the Advisory Agreement, one share of Proportionate Voting Preferred Stock, which will be entitled to vote on all matters for which holders of our Common Stock will be entitled to vote. The rights of the Proportionate Voting Preferred Stock will be set out in Articles Supplementary to the Surviving Corporation Charter in the form attached as Appendix E to this Proxy Statement and will not require the further approval of our shareholders. The Proportionate Voting Preferred Stock will have no dividend rights and minimal rights to distributions on our liquidation and will have voting rights, voting with our Common Stock, with a number of votes equal to the total number of shares of our Common Stock issuable upon exchange of the Common Units and, upon conversion to Common Units, Convertible Preferred Units to be issued in connection with the Transactions.
          The authorized shares of our preferred stock may prevent unsolicited and unwanted takeovers. The availability for issuance of additional shares of stock will discourage, or make more difficult, efforts to obtain control of the Surviving Corporation because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our Board of Directors to delay or impede a merger, tender offer, or proxy contest by adopting a shareholder rights plan by causing the additional authorized but unissued shares to be issued to holders who might side with our Board of Directors in opposing the takeover or change in control.
          The holders of our Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current shareholders do not have a prior right to purchase any additional shares in connection with a new issuance of stock in order to maintain their proportionate ownership of our Common Stock. Accordingly, if our Board of Directors elects to issue shares of preferred stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current shareholders.
Sub-Proposal 5C: A proposal to approve the modification of the rights, preferences and powers, and the qualifications, limitations and restrictions, of Class A Common Stock and Class B Common Stock.
          Certain provisions of the Surviving Corporation Charter and the Surviving Corporation Bylaws include provisions that will modify material rights, preferences and powers, and the qualifications, limitations and restrictions, of our Common Stock from the rights that holders of shares of Class A Common Stock and Class B Common Stock currently have under the Company Charter and the Company Bylaws.
          Cumulative Voting
          The Surviving Corporation Charter will not provide for cumulative voting in the election of directors. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Although the Company Charter does not specifically address cumulative voting, under the ABCA, cumulative voting in the election of directors is mandatory.
          Ownership Limitations and Restrictions on Transfer
          Article VII of the Surviving Corporation Charter will provide that no person or entity, other than the excepted individuals, may own, directly or indirectly, more than 4.9% in economic value of our aggregate outstanding shares of stock or 4.9% in economic value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of our Common Stock. The

Surviving Corporation Charter will require every shareholder who owns more than 2% of our outstanding stock to give written notice, within thirty (30) days after the end of each taxable year, setting forth such shareholder’s direct and indirect ownership of our stock. The Board of Directors will have authority to increase the ownership limit or any ownership limitation on the excepted individuals. The Surviving Corporation will also provide that no person or entity may own, directly or indirectly, our shares of stock that would result in us failing to qualify as a REIT. Additionally, no shareholder will be able to transfer our shares of the stock if the result of such transfer is ownership of our stock by less than 100 shareholders. In the event that the Board of Directors determines a proposed transfer or transfer will or has violated any of the aforementioned ownership limitations or transfer restrictions, the Board of Directors may take action it deems advisable to refuse to give effect to or to prevent such transfer. These provisions of the Surviving Corporation Charter are intended to ensure that the Surviving Corporation maintains its REIT status.
          The Company Charter also includes ownership limitations and restrictions on transfer of shares of the Company that are intended to preserve REIT status but these have different terms. Our Board of Directors, in its sole discretion, may refuse to transfer the Company shares if it believes in good faith that the Company’s REIT status is jeopardized. Additionally, the Company Charter prohibits any group of five or fewer persons or entities from collectively owning, directly or indirectly, more than 50% of the outstanding stock of the Company. The acquisition of any the Company shares that would result in the disqualification of the Company as a REIT is automatically null and void. All persons or entities who own 5% or more of our outstanding Common Stock must file with the Company an affidavit setting forth their direct and indirect ownership of the Company’s stock.
          Shareholders Right to Amend Charter and Bylaws
          Article VIII of the Surviving Corporation will reserve the right to make any amendment from time to time to the Surviving Corporation Charter, including any amendment altering the terms or contract rights of any shares of outstanding stock. Except as otherwise provided in the Surviving Corporation Charter and except for those amendments permitted to be made without shareholder approval under the MGCL (such as certain reverse stock splits) any amendment to the Surviving Corporation Charter must be approved by the shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Surviving Corporation Charter provides that the Surviving Corporation’s Board of Directors may amend the Surviving Corporation Charter without shareholder approval to increase or decrease the aggregate number of shares or the number of shares of any class or series that the Surviving Corporation has authority to issue. In addition, the Board of Directors may classify and reclassify any unissued shares of preferred stock and establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of preferred stock. Article IX of the Surviving Corporation Bylaws will provide that the Board of Directors will have the exclusive power to adopt, alter, amend, restate or repeal the bylaws. However, no alteration, amendment or repeal of indemnification provisions of the Surviving Corporation Bylaws may affect the right of any person entitled to indemnification arising, and in connection with conduct, prior to such alteration, amendment or repeal. Any adoption, alteration, amendment, restatement or repeal of the Surviving Corporation Bylaws must be approved by a majority of the Board of Directors.
          The Company Charter may generally be repealed, altered or amended at any time to add or change a provision that is required or permitted in the charter or to delete a provision that is not required in the charter. Under the ABCA, amendments generally only require approval by a majority of the votes cast by the shareholders unless the amendment creates appraisal rights, in which event approval by a majority of all votes entitled to be cast is required. However, the Company’s Charter provisions relating to (i) business combinations; (ii) transfer restrictions and redemption rights; (iii) indemnification and limitation of liability of directors and officers; and (iv) amendment or repeal of the charter or the bylaws cannot be repealed, altered or amended without the affirmative vote of less than two-thirds of the issued and outstanding stock of the Company. The Company Bylaws may be repealed, altered or amended, and new bylaws may be adopted, at any time, by the Board of Directors or by the holders of at least a majority in interest of the outstanding stock of the Company. Bylaw provisions relating to (i) the general powers and vacancies of directors; (ii) the duties of the unaffiliated directors; (iii) the composition of the Executive Committee and other committees; or (iv) prohibited investments and activities, cannot, however, be repealed, altered or amended without the affirmative vote of less than two-thirds of the issued and outstanding stock of the Company.
          Number of Directors
          Article V, Section 5.1 of the Surviving Corporation Charter fixes the initial number of directors at seven. The number may be subsequently increased or decreased to no less than four directors and no more than nine directors as provided in the Surviving Corporation Bylaws. The Company Charter provides that the number of directors may be fixed as provided in the Company Bylaws with no limit on such number.
Sub-Proposal 5D: A proposal to approve the classification of the Board of Directors of the Company into three classes, each with a term of three years.
          Article V, Section 5.1 of the Surviving Corporation Charter will include provisions requiring our Board of Directors to be divided into three classes, with each class holding office for a term expiring at the third succeeding annual meeting of shareholders. The Company Charter does not require a classified board of directors. In addition, Article V, Section 5.9 of the Surviving Corporation Charter will provide that any director may be removed from office at any time (i) with cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors; or (ii) with or without cause, if (a) the removal of such director is recommended by the Board of Directors pursuant to a resolution approved by at least a majority of the total number of directors, calculated as though there are no vacancies on the Board of Directors at the time such resolution is presented to the Board of Directors and excluding from such total number the director whose removal is sought; and (b) the removal of such director is approved by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors. The Company Charter does not contemplate the removal of directors.
          A significant effect of a classified board of directors is to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, the additional classes will also make it more difficult for shareholders to effect a change in control of our Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the directors.

          The existence of a classified board may deter so-called “creeping acquisitions” in which a person or group seeks to acquire: (i) a controlling position without paying a control premium to the selling shareholders; (ii) a position sufficient to exert control over the corporation through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the corporation of the block at a premium, or an exchange of the block for assets of the corporation. Faced with a classified board of directors, such a person or group would have to assess carefully its ability to control or influence the corporation. If free of the necessity to act in response to an immediately threatened change in control, the board of directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.
          We believe that the staggered three-year terms, with the election of approximately one-third of our directors each year, will help to assure the continuity and stability of our long-term policies in the future and permit it to more effectively represent the interests of all shareholders, since approximately two-thirds of our directors at any given time will have prior experience as directors of the Surviving Corporation. The division of directors into three classes will have the effect of making it more difficult to change the overall composition of the board. Our Board of Directors, however, believes that the benefits of maintaining continuity on the board outweighs the negatives of this effect. Furthermore, we believe that the Board of Directors, together with our shareholders, can utilize the without-cause removal mechanism of the charter to remove any director deemed recalcitrant or entrenched due to the three-year term.
Required Vote
          To be approved, Proposal Five and Sub-Proposals 5A-5D must receive a “For” vote from the majority of all of our outstanding shares of our Common Stock, voting together as a single class, either in person or by proxy, with respect to Proposal Five.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FIVE INCLUDING EACH OF SUB-PROPOSALS 5A-5D.

PROPOSAL 6 – ELECTION OF DIRECTORS
          At the Annual Meeting, four directors are to be elected to serve a one-year term or until their successors are duly elected and qualified. The Company’s Bylaws provide that a majority of the Board of Directors must not be affiliated, directly or indirectly, with ALI Advisor, Inc., and must not perform any other services for the Company, except as a director of the Company.
          Pursuant to the provisions of the Arizona Business Corporation Act and the Company’s Bylaws, in any election of directors, each shareholder is entitled to cumulative voting at such election. Therefore, each shareholder may cast as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. Shareholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of “For” votes, regardless of whether that is a majority.
          Burton P. Freireich, Robert Blackwell and David W. Miller currently serve as the Company’s Unaffiliated Directors. The present terms of Messrs. Freireich, Blackwell and Miller will expire at the Annual Meeting. Messrs. Freireich, Blackwell and Miller have been unanimously nominated for re-election as directors. Mr. Thomas R. Hislop, the Company’s Chairman of the Board, has also been unanimously nominated for re-election as a director. Mr. Hislop’s term also expires at the Annual Meeting. Each of the nominees has consented to serve as a director if elected. Each of the elected directors will serve a term that will conclude upon the consummation of the Reincorporation if it is consummated. If the Reincorporation is not consummated, the nominees will serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified.
          The shares represented by the enclosed proxy will be voted for the election as directors of the four nominees named above, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other persons as may be determined by the holders of such proxy. The four nominees receiving the highest number of votes cast at the Annual Meeting will be elected.
Information Concerning Directors and Nominees
          Thomas R. Hislop, age 58, has served as Chairman of the Board (and, in that capacity, as Chief Executive Officer) of the Company since September 22, 1988, and as Vice President, Chief Financial Officer and Treasurer of the Company since its inception. Mr. Hislop is Chief Executive Officer and a director of Peacock, Hislop, Staley & Given, Inc., where he has been employed since that company’s inception in 1989. Prior to that date, Mr. Hislop was a director of YSP, where he was employed from 1967 to 1989.
          Robert L. Blackwell, age 84, has served as an Unaffiliated Director of the Company since May 12, 1992. Mr. Blackwell has extensive experience in managing assets for various trusts, and is currently self-employed as a manager of various trust portfolios. He has been involved with real estate in Arizona for more than twenty-five years. Mr. Blackwell is a native of Kansas. He is a graduate of the University of Kansas and has resided in Arizona since 1957.

          Burton P. Freireich, age 81, has served as an Unaffiliated Director of the Company since September 9, 1991. Mr. Freireich is currently retired. Prior to retirement, Mr. Freireich was an owner of News-Suns Newspaper from 1960 to 1984. Mr. Freireich is a graduate of the University of Illinois and has resided in Arizona since 1950.
          David W. Miller, age 58, has served as an Unaffiliated Director of the Company since March 2004. Mr. Miller served as Secretary of the Company from September 22, 1988 to March 2004. Mr. Miller has served as Managing Director, Chief Financial Officer and Secretary of Peacock since June 1989. Prior to that date, Mr. Miller served in various capacities with YSP, where he was employed from 1971 until he joined Peacock.
Required Vote
          Under Proposal 6, each shareholder may cast as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. Shareholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of “For” votes, regardless of whether that is a majority.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES LISTED IN PROPOSAL SIX.

PROPOSAL 7 – APPROVAL OF ADJOURNMENTS OF THE ANNUAL MEETING
          If we fail to receive a sufficient number of votes to approve one or more of the proposals described above, we may propose to adjourn the Annual Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies. We currently do not intend to propose adjournment at the Annual Meeting if there are sufficient votes to approve the proposals described above.
Required Vote
          If approval of the proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, Proposal Seven must receive a “For” vote from the majority of our outstanding shares of our Common Stock, voting either in person or by proxy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL SEVEN.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
          The following discussion should be read in conjunction with the historical financial statements and related notes of the entity indirectly owing of Waterfront Plaza referred to as Waterfront. For financial accounting reporting purposes, Waterfront is designated the accounting acquirer in the Transactions as it is the entity receiving the largest equity share in the combined entity.
Overview
          Waterfront’s income is primarily comprised of rental revenues generated from the lease of office and retail space at its sole property, the Waterfront Plaza, which we refer to in this section as the Property. The amount of rental revenue Waterfront generates depends principally on maintaining occupancy at currently leased space and leasing currently available space and space available from lease terminations. The Property was approximately 92.7% leased as of September 30, 2007. As of September 30, 2007, in addition to approximately 38,000 rentable square feet of available space, representing 7.3% of the Property’s rentable square footage, leases representing 1.6% of the Property’s rentable square footage are scheduled to expire during the three months ending December 31, 2007 and leases representing 14.0% of the rentable square footage are scheduled to expire during the 12 months ending December 31, 2008. The leases scheduled to expire in the three months ending December 31, 2007 and in the twelve months ending December 31, 2008 represent approximately 2.2% and 14.8%, respectively of the Property’s total annualized rent. Waterfront’s ability to re-lease space and to increase rents will be affected by economic and competitive conditions in its market, the desirability of its available office space and other factors described under “Risk Factors.”
          Waterfront’s operating expenses generally consist of maintenance costs, utilities, property and ad valorem taxes, and insurance. Historically, Waterfront has leased space to tenants on both a full service gross and net lease basis. In the case of net leases, operating expenses are paid by Waterfront and reimbursed by tenants, or, in the case of full service gross leases, increases in these expenses over tenants’ base years are paid by Waterfront and reimbursed by tenants. Pacific Office Properties Trust, Inc. is expected to emphasize triple net leases in the future, though it expects some leases will remain gross leased in the future due to tenant expectations and market customs.
          General and administrative expenses were immaterial for all periods presented in the accompanying Waterfront financial statements. Property management is contracted to an entity affiliated with The Shidler Group. Property management fees are included in operating expenses rather than general and administrative expenses. The amount of property taxes Waterfront pays in the future may increase substantially from what Waterfront has paid in the past.
Critical Accounting Policies
          This discussion and analysis of the historical financial condition and results of operations of Waterfront is based upon the accompanying financial statements of Waterfront, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses in the reporting period. Actual amounts may differ from these estimates and assumptions. A summary of significant accounting policies has been provided in note 2 to the financial statements of Waterfront included elsewhere in this Proxy Statement. Summarized below are those accounting policies that require material subjective or complex judgments and that have the most significant impact on Waterfront’s financial conditions and results of operations. These estimates have been evaluated on an ongoing basis, based upon information currently available and on various assumptions that management believes are reasonable as of the date hereof. In addition, other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of the results of operations and financial conditions to those of other companies.
          Investment in Real Estate. Under SFAS No. 141, Business Combinations, Waterfront’s acquisition in July 2004 of the Property has been accounted for utilizing the purchase method. Estimates of future cash flows and other valuation techniques were used to allocate the purchase price of the property between land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above-market and below-market leases, and acquired above and below market ground leases. Initial valuations were subject to change until such information was finalized no later than 12 months from the acquisition date. Each of these estimates requires a great deal of judgment, and some of the estimates involve complex calculations. These allocation assessments have a direct impact on results of operations because if management were to allocate more value to land, there would be no depreciation with respect to such amount. If management were to allocate more value to the buildings as opposed to allocating to the value of tenant leases, this amount would be recognized as an expense over a much longer period of time, since the amounts allocated to buildings are depreciated over the estimated lives of the buildings whereas amounts allocated to tenant leases are amortized over the terms of the leases.
          The fair values of tangible assets are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land, where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.
          Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized below-market lease amounts are included in “Below market lease value” as a liability in the combined balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
          The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to:

•	the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any)

•	the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance and other operating expense)

•	the value associated with lost rental revenue from existing leases during the assumed lease-up period and

•	the value associated with any other inducements to secure a tenant lease.

          The value assigned to acquired in-place leases is amortized over the life of the related lease.
          The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. Waterfront’s lenders have required it to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the balance sheet of Waterfront.
          The values allocated to land, buildings, site improvements, tenant improvements, and in-place leases are depreciated on a straight-line basis using estimated lives of 5 to 42 years for buildings, 15 years for site improvements, and the respective lease term for tenant improvements and in-place leases. The values of above-market and below-market leases are amortized over the life of the related lease and recorded as either an increase (for below-market leases) or a decrease (for above-market leases) to rental income. The values allocated to acquired in-place leases are depreciated and amortized over the remaining noncancelable term of the lease. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term (including option periods) or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
          Impairment of Long-Lived Assets. As required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), management assesses the potential for impairment of its long-lived assets, including real estate properties, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate carrying value is reduced to fair value and impairment loss is recognized.
          Revenue Recognition. Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria must be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. All leases are classified as operating leases. For all lease terms exceeding one year, rental income is recognized on a straight-line basis over the terms of the leases. Deferred rent receivables represent rental revenue recognized on a straight-line basis in excess of billed rents.

Reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred. In addition, Waterfront records a capital asset for leasehold improvements constructed that are reimbursed by tenants, with the offsetting side of this accounting entry recorded to deferred revenue which is included in accounts payable, accrued expenses and tenant security deposits. The deferred revenue is amortized as additional rental revenue over the life of the related lease.
          Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
          Lease termination fees, which are included in rental income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and Waterfront has no continuing obligation to provide services to such former tenants.
          Other income on the Waterfront statement of operations generally includes income incidental to the operations of Waterfront and is recognized when earned.
          Monitoring of Rents and Other Receivables. Waterfront maintains an allowance for estimated losses that may result from the inability of tenants to make required payments. If a tenant fails to make contractual payments beyond any allowance, Waterfront may recognize bad debt expense in future periods equal to the amount of unpaid rent and deferred rent. Waterfront generally does not require collateral or other security from its tenants, other than security deposits or letters of credit. If estimates of collectability differ from the cash received, the timing and amount of reported revenue could be impacted.
Historical Results of Operations
          Waterfront currently operates one business segment: the ownership and operation of office and, to a lesser extent, retail real estate. This includes the rental of office and retail space and the provision of other tenant services including parking and storage space rental.
Comparison of nine months ended September 30, 2007 to nine months ended September 30, 2006
          Revenues
          Total Revenues. Total revenues increased by $1.49 million, or 11.1%, to $14.96 million for the nine months ended September 30, 2007 compared to $13.47 million for the nine months ended September 30, 2006. The increase was attributable to increased occupancy, expansion in both office and parking rental rates, and higher expense reimbursements.
          Rental Revenues. Rental revenues include rental revenues and percentage rent on the retail space contained within the office building. Rental revenues increased by $0.15 million, or 1.6%, to $9.29 million for the nine months ended September 30, 2007 compared to $9.14 million for the nine months ended September 30, 2006. The increase was attributable to increased rental rates.
          Parking Revenues. Parking revenues increased by $0.38 million, or 24.1%, to $1.96 million for the nine months ended September 30, 2007 compared to $1.58 million for the nine months ended September 30, 2006. The increase was attributable to a significant increase in parking rates in the marketplace.

          Expense Reimbursements. Expense reimbursements increased by $1.02 million, or 39.2%, to $3.62 million for the nine months ended September 30, 2007 compared to $2.60 million for the nine months ended September 30, 2006. The increase was attributable to increases in real property tax and repair and maintenance expenses. In addition, all new leases contracted during the nine month period ended September 30, 2007 were net leases versus full service gross leases. The conversion from full service gross leases to net leases resulted in reimbursements of expenses being reported separately as expense reimbursements rather than included in rental revenues.
          Other Operating Income. Other operating income includes lease termination income and tenant service fees. Other operating income decreased by $0.07 million, or 43.8% to $0.09 million for the nine months ended September 30, 2007 compared to $0.16 million for the nine months ended September 30, 2006.
          Expenses
          Property Operating Expenses. Property operating expenses increased by $2.51 million, or 31.8%, to $10.41 million for the nine months ended September 30, 2007 compared to $7.90 million for the nine months ended September 30, 2006. The increase was attributable to higher real property tax, and repair and maintenance, and ground lease expenses.
          Interest Expense. Interest expense decreased $0.08 million, or 1.5%, to $5.42 million for the nine months ended September 30, 2007 compared to $5.50 million for the nine months ended September 30, 2006. The decrease was primarily attributable to the $2.15 million one-time defeasance cost incurred in August 2006 associated with refinancing the mortgage indebtedness on the Property, partially offset by additional interest paid due to the $39.40 million increase in the principal amount of indebtedness as a result of the refinancing.
          Depreciation and Amortization. Depreciation and amortization expense increased $0.09 million, or 2.9%, to $3.23 million for the nine months ended September 30, 2007 compared to $3.14 million for the nine months ended September 30, 2006. The increase was attributable to additional improvements placed in service.
          General and Administrative. General and administrative expense increased $0.24 million to $0.27 million for the nine months ended September 30, 2007 compared to $0.03 million for the nine months ended September 30, 2006. The higher expense was due to amounts expended in preparation of the impending Transactions.
Comparison of year ended December 31, 2006 to year ended December 31, 2005
          Revenues
          Total Revenues. Total revenues increased by $2.14 million, or 12.8%, to $18.87 million for the year ended December 31, 2006 compared to $16.73 million for the year ended December 31, 2005. Rents and expense reimbursements increased during this period due to increased occupancy and expansion in both office and parking rental rates.
          Rental Revenues. Rental revenues include rental revenues and percentage rent on the retail space contained within the office building. Rental revenues increased by $0.24 million, or 2.0%, to $12.33 million for the year ended December 31, 2006 compared to $12.09 million for the year ended December 31, 2005. The increase is primarily attributable to higher occupancy and increased rental rates on lease renewals.
          Parking Revenues. Parking revenues increased by $0.47 million, or 26.3%, to $2.26 million for the year ended December 31, 2006 compared to $1.79 million for the year ended December 31, 2005. The increase was due to higher occupancy and a significant increase in parking rates in the Honolulu office market.
          Expense Reimbursements. Expense reimbursements increased by $1.36 million, or 49.8%, to $4.09 million for the year ended December 31, 2006 compared to $2.73 million for the year ended December 31, 2005. The increase was due to significant increases in recoverable expenses due to real property tax, insurance, and utility rate increases, higher occupancy, and a conversion of leases from full service gross leases to net leases.
          Other Operating Income. Other operating income increased by $0.06 million, or 50%, to $0.18 million for the year ended December 31, 2006 compared to $0.12 million for the year ended December 31, 2005. The increase was due to higher occupancy resulting in additional service fees.
          Expenses
          Property Operating Expenses. Property operating expenses increased by $1.62 million, or 16.2%, to $11.59 million for the year ended December 31, 2006 compared to $9.97 million for the year ended December 31, 2005. The increase was due to real property tax costs, insurance, and higher utility.
          Interest Expense. Interest expense increased $3.3 million, or 72.5%, to $7.85 million for the year ended December 31, 2006 compared to $4.55 million for the year ended December 31, 2005. The increase was primarily attributable to the $2.15 million one-time defeasance cost incurred in August 2006 associated with refinancing the mortgage indebtedness on the Property and by additional interest paid due to the $39.40 million increase in the principal amount of indebtedness as a result of the refinancing.
          Depreciation and Amortization. Depreciation and amortization expense decreased $0.16 million, or 3.6%, to $4.24 million for the year ended December 31, 2006 compared to $4.40 million for the year ended December 31, 2005. The decrease was due to assets relating to tenant leases that were completely written off in the year ended December 31, 2005.
          General and Administrative. General and administrative costs increased $0.19 due to the impending Transactions for the year ended December 31, 2006. No cost had been incurred for this purpose in the year ended December 31, 2005.
Liquidity and Capital Resources
          Analysis of Liquidity and Capital Resources
          Waterfront has financed the acquisition of its property and property improvements through the use of long-term secured mortgage debt.

          Waterfront expects that its short-term liquidity needs will consist primarily of funds necessary to pay operating expenses, interest expense and scheduled principal payments on its debt, capital expenditures and ground lease payments.
          Waterfront considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. At times, the amounts of cash may exceed the maximum amount insured by the FDIC. Cash and cash equivalents were $3.47 million at September 30, 2007. Cash and cash equivalents excluded restricted cash and short-term investments.
          Restricted cash includes deposits held by Waterfront’s mortgage lender. These deposits constitute additional collateral for the loan and escrows and reserves for:
•	the timely payment of real estate taxes, insurance premiums and ground lease rent

•	performance of certain capital expenditures at the Property and

•	payment of leasing brokerage commissions, tenant improvement costs and rent concessions
          Restricted cash and cash equivalents were $1.46 million at September 30, 2007.
          Waterfront’s long-term liquidity needs consist primarily of funds necessary to pay for capital expenditures, and repayment of indebtedness at maturity. It is not expected that there will be sufficient funds on hand to cover all of these long-term cash requirements. Pacific Office Contributor expects these will be funded with funds from operations, capital raised from selling equity interests and, if available, enterprise level unsecured debt.
          For the years ended December 31, 2006 and 2005 and the nine months ended September 30, 2007, Waterfront’s capital expenditures per weighted average square foot were $5.57. Waterfront plans to spend $1.575 million on capital improvement projects during the twelve months ending September 30, 2008. The weighted average per square foot cost of these projects is expected to be $2.95.
          For the years ended December 31, 2006 and 2005 and the nine months ended September 30, 2007, Waterfront’s average leasing costs including tenant improvements and leasing commissions were approximately $13.51 per square foot. For the twelve months ending September 30, 2008, anticipated leasing costs including tenant improvements and leasing commissions for Waterfront is approximately $26.15 per square foot.
          Commitments
          The following table sets forth Waterfront’s contractual obligations and commitments on a pro forma basis as of September 30, 2007 that will be outstanding after the Transactions:

(in 000s)	PAYMENT DUE BY PERIOD
	LESS THAN	2-3	4-5	MORE THAN
CONTRACTUAL OBLIGATIONS	1 YEAR	YEARS	YEARS	5 YEARS	TOTAL

Long-term debt obligations	$—	$—	$—	$111,000	$111,000
Interest on long-term debt obligations	7,173	14,346	14,346	28,298	64,163
Minimum ground lease payments	1,738	4,004	4,256	213,176	223,174
Purchase commitments related to capital expenditures associated with tenant improvements and other purchase obligations	1,177	—	—	—

Total	$10,088	$18,350	$18,602	$352,474	$398,337

          Indebtedness
          The following table sets forth certain information with respect to the indebtedness outstanding as of September 30, 2007.

($ in 000s)				BALANCE DUE
	PRINCIPAL	INTEREST	MATURITY	AT MATURITY
PROPERTY	BALANCE	RATE	DATE	DATE

Waterfront Plaza	$100,000	6.2065%	9/11/16	$100,000
Waterfront Plaza	11,000	7.8916%	9/11/16	11,000

Total	$111,000	6.3735%		$111,000

          Waterfront’s indebtedness is secured by its owned property. Waterfront had no direct or indirect guarantees of indebtedness as of September 30, 2007 and December 31, 2006, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.
Off-Balance Sheet Arrangements
          Waterfront had no arrangement at September 30, 2007 that were “off-balance sheet arrangements” within the meaning of SEC rules.
Cash Flows
Comparison of nine months ended September 30, 2007 to nine months ended September 30, 2006
          Cash and cash equivalents were $3.47 million and $6.25 million, respectively, at September 30, 2007 and 2006. Restricted cash includes deposits held by Waterfront’s lender. The balances of restricted cash were $1.46 million and $3.34 million at September 30, 2007 and 2006, respectively.
          Net cash used by operating activities increased $2.12 million to $(2.47) million for the nine months ended September 30, 2007 compared to $(0.35) million of cash used by operating activities for the nine months ended September 30, 2006. The increase is attributable to non-recurring costs incurred in connection with the proposed Transactions.

          Net cash used by investing activities increased $4.52 million to $(1.42) million for the nine months ended September 30, 2007 compared to $3.10 million for the nine months ended September 30, 2006. The increase is due to a reduction in real property investment activities and an increase in cash received from restricted cash accounts held by lenders.
          Net cash provided by financing activities increased $0.06 million to $2.81 million for the nine months ended September 30, 2007 compared to $2.75 million for the nine months ended September 30, 2006. The increase relates entirely to increased equity contributions received by Waterfront to fund the costs associated with the proposed Transactions.
Comparison of year ended December 31, 2006 to year ended December 31, 2005
          Cash and cash equivalents were $4.55 million and $0.75 million, respectively, at December 31, 2006 and 2005. Restricted cash includes deposits held by Waterfront’s lender. The balances of restricted cash were $1.86 million and $9.1 million at December 31, 2006 and 2005, respectively.
          Net cash used by operating activities increased $6.71 million to $(5.60) million for the year ended December 31, 2006 compared to $1.11 million of cash provided by operating activities for the year ended December 31, 2005. $3.23 million or 48.0% of the increase is attributable to non-recurring costs incurred in connection with the proposed Transactions. The remaining increase was primarily attributable to the $2.15 million one-time defeasance cost incurred in August 2006 associated with refinancing the mortgage indebtedness on the Property and by additional interest paid due to the $39.40 million increase in the principal amount of indebtedness as a result of the refinancing.
          Net cash provided by investing activities increased $5.68 million to $3.76 million for the year ended December 31, 2006 compared to $(1.92) million used in investing activities for the year ended December 31, 2005. The increase is attributable to restricted cash that was released when the mortgage indebtedness was re-financed.
          Net cash provided by financing activities increased $4.91 million to $5.63 million for the year ended December 31, 2006 compared to $0.73 million for the year ended December 31, 2005. The increase was attributable to the re-financing of the mortgage indebtedness in August 2006. There were no borrowing activities for the year ended December 31, 2005.
Inflation
          Substantially all of Waterfront’s office leases provide for separate real property tax and operating expense escalations. In addition, most of the leases provide for fixed rent increases. Pacific Office Contributor believes that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above. Pacific Office Contributor does not believe that inflation has had a material impact on the historical financial position or results of operations of Waterfront.
Newly Issued Accounting Standards
          In April 2006, the FASB issued a FASB Staff Position, or FSP, which addresses how a reporting enterprise should determine the variability to be considered in applying FIN 46. The variability that is considered in applying FIN 46 affects the determination of (a) whether the entity is a variable interest entity, or VIE, (b) which interests are variable interests in the entity, and (c) which party, if any, is the primary beneficiary of the VIE. That variability will affect any calculation of expected losses and expected residual returns, if such a calculation is necessary. Pacific Office Contributor does not believe that the adoption of this standard will have a material effect on the financial statements of Waterfront.
          In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, or FIN 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. For private companies, FIN 48 is effective for fiscal years beginning after December 15, 2008, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. Pacific Office Contributor does not believe it will have a material impact on the financial statements of Waterfront.
Quantitative and Qualitative Disclosure About Market Risk
          The Property is located in Honolulu. Therefore, it is exposed to greater economic risks than if it owned a more geographically dispersed portfolio. It will be susceptible to adverse developments in the economy and real estate markets in Honolulu, any decrease in demand for office space resulting from Honolulu regulatory or business environments, could adversely impact the financial condition, results of operations, cash flow of Waterfront.
          For fixed rate debt such as Waterfront’s borrowing, changes in interest rates generally affect the fair value of the debt, but not earnings or cash flows. The interest rate risk and changes in fair market value of fixed rate debt generally do not have a significant impact on Waterfront until the debt is refinanced.
          Waterfront is not subject to foreign currency risk.
LEGAL PROCEEDINGS
          From time to time, the Pacific Office Contributor’s affiliates have been party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of its business. The Pacific Office Contributor’s affiliates are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on its business, financial condition or results of operation if determined adversely to it.
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
          Shareholder proposals intended to be presented at our next Annual Meeting must be received within a reasonable time before we begin to print and mail our proxy materials and must meet all the other requirements as specified in the Bylaws.

OTHER MATTERS
          Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters at the discretion of the person or persons named in the accompanying proxy form.
RESPONSIBILITY FOR INFORMATION
          We have provided all information contained in this Proxy Statement with respect to the Company. Pacific Office Contributor provided certain information contained in this Proxy Statement regarding Pacific Office Contributor, The Shidler Group, and the Contributed Properties under the captions “The Contributed Properties and Expected Business of Pacific Office Properties Trust, Inc.,” “Contributed Properties,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings,” “Waterfront Balance Sheets,” “Waterfront Statements of Operations,” “Waterfront Statement of Changes in Owners’ Deficit,” “Waterfront Statements of Cash Flows,” “Waterfront Notes to Combined Financial Statements,” “Waterfront Schedule III Combined Real Estate and Accumulated Depreciation,” “Combined Properties I Balance Sheets,” “Combined Properties I Statements of Operations,” “Combined Properties I Statement of Changes in Owners’ Deficit,” “Combined Properties I Statements of Cash Flows,” “Combined Properties I Notes to Combined Financial Statements,” “Combined Properties I Schedule III Combined Real Estate and Accumulated Depreciation,” “Combined Properties II Balance Sheets,” “Combined Properties II Statements of Operations,” “Combined Properties II Statement of Changes in Owners’ Deficit,” “Combined Properties II Statements of Cash Flows,” “Combined Properties II Notes to Combined Financial Statements” and “Combined Properties II Schedule III Combined Real Estate and Accumulated Depreciation.” No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in this Proxy Statement (including any supplement hereto) to vote on the matters described herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement. Neither the mailing of this Proxy Statement to shareholders nor the completion of the Transactions will create any implication to the contrary.
WHERE YOU CAN FIND MORE INFORMATION
          The Company files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Anything that the Company files with the SEC may be read and copied at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1- 800-732-0330 for further information on the public reference rooms. Our SEC filings should also be available to the public from commercial document retrieval services and at the web site that the SEC maintains at http://www.sec.gov.
INCORPORATION BY REFERENCE
          We “incorporate by reference” into this Proxy Statement the information we have filed with the SEC, which means that we can disclose important information to you by referring you to documents and delivering copies of these documents to you along with the Proxy Statement. The information incorporated by reference is an important part of this Proxy Statement. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC on March 31, 2006 (File No. 001-09900)

•	our Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on April 2, 2007 (File No. 001-09900) and

•	our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, filed with the SEC on November 14, 2007 (File No. 001-09900).

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

INDEX TO FINANCIAL STATEMENTS

Waterfront Partners OP, LLC – Historical Financial Statements:

Report of Independent Registered Public Accounting Firm	184

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 (audited)	185

Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	186

Consolidated Statements of Changes in Owners’ Equity (Deficit) for the nine months ended September 30, 2007 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	187

Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	188

Notes to Consolidated Financial Statements	189

Schedule III Real Estate and Accumulated Depreciation	201

Combined Entities I (Davies Pacific Center, Pan Am Building, City Center, PBN Building) – Historical Financial Statements:

Report of Independent Registered Public Accounting Firm	203

Combined Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006 and 2005 (audited)	204

Combined Statements of Operations for the nine months ended September 30, 2007 and 2006 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	205

Statement of Changes in Owners’ Combined Deficit for the nine months ended September 30, 2007 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	206

Combined Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited) and for the years ended December 31, 2006 and 2005 (audited)	207

Notes to Combined Financial Statements	208

Schedule III Combined Real Estate and Accumulated Depreciation	220

Combined Entities II (City Square, First Insurance Center, Sorrento Technology Center, Seville Plaza minority interest) – Historical Financial Statements:

Report of Independent Registered Public Accounting Firm	222

Combined Balance Sheets as of September 30, 2007 and December 31, 2006 (audited)	223

Combined Statements of Operations for the nine months ended September 30, 2007 (audited) and 2006 (unaudited) and for the year ended December 31, 2006 (audited)	224

Statements of Changes in Owners’ Combined Deficit for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (audited)	225

Combined Statements of Cash Flows for the nine months ended September 30, 2007 (audited) and 2006 (unaudited) and for the year ended December 31, 2006 (audited)	226

Notes to Combined Financial Statements	227

Schedule III Combined Real Estate and Accumulated Depreciation	239

Pacific Office Properties Trust, Inc – Pro Forma Condensed Consolidated Financial Information:

Introduction to Unaudited Pro Forma Consolidated Financial Statements	241

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 (presented as if Transactions were consummated on September 30, 2007)	245

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2007 (presented as if Transactions were consummated on January 1, 2006)	246

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 (presented as if Transactions were consummated on January 1, 2006)	247

Notes to the Unaudited Pro Forma Consolidated Financial Statements	248

Report of Independent Registered Public Accounting Firm
To the Principals of Waterfront Partners OP, LLC
Honolulu, Hawaii
We have audited the accompanying consolidated balance sheets of Waterfront Partners OP, LLC (Waterfront) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in owners’ equity (deficit) and cash flows for the years then ended. Our audits also included the financial statement schedule III – real estate and accumulated depreciation of Waterfront. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Waterfront as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
/s/ McGladrey & Pullen, LLP
Pasadena, California
November 16, 2007

Waterfront Partners, OP, LLC
Consolidated Balance Sheets
(in thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006	2005
	(unaudited)
Assets
Net investments in real estate	$60,362	$61,171	$60,674
Cash and cash equivalents	3,468	4,547	748
Restricted cash	1,460	1,864	9,122
Accounts receivable, net	1,505	1,586	1,344
Deferred financing costs	1,170	1,266	440
Intangible assets, net	7,159	7,682	8,797
Deferred acquisition costs	5,371	2,834	—
Other assets	593	1,305	68

Total Assets	$81,088	$82,255	$81,193

Liabilities
Mortgage notes payable	$111,000	$111,000	$71,600
Accounts payable and accrued expenses	1,179	1,204	1,283
Security deposits	685	699	529
Other liabilities	888	351	465
Below market lease value	1,877	2,014	2,375

Total Liabilities	$115,629	$115,268	$76,252

Owners’ Consolidated Equity (Deficit)	(34,541)	(33,013)	4,941

Total Liabilities and Owners’ Consolidated Equity (Deficit)	$81,088	$82,255	$81,193

See notes to consolidated financial statements

Waterfront Partners, OP, LLC
Consolidated Statements of Operations
(in thousands)

	NINE MONTHS ENDED		YEARS ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Revenues
Rental	$9,287	$9,140	$12,332	$12,088
Parking	1,959	1,581	2,261	1,790
Expense reimbursements	3,620	2,596	4,089	2,728
Other operating income	89	155	184	120

Total revenues	$14,955	$13,472	$18,866	$16,726

Expenses
Property operating	$10,407	$7,901	$11,586	$9,974
Interest	5,419	5,502	7,847	4,554
Depreciation and amortization	3,228	3,138	4,238	4,396
General and administrative	274	28	431	244

Total expenses	$19,328	$16,569	$24,102	$19,168

Income (Loss) before interest and dividend income	$(4,373)	$(3,097)	$(5,236)	$(2,442)
Interest and dividend income	37	57	99	57

Net Income (Loss)	$(4,336)	$(3,040)	$(5,137)	$(2,385)

See notes to consolidated financial statements

Waterfront Partners, OP, LLC
Consolidated Statements of Changes in Owners’ Equity (Deficit)
(in thousands)

OWNERS’
EQUITY
(DEFICIT)

Owners’ equity, December 31, 2004	$6,601
Contributions	725
Net Loss	(2,385)

Owners’ equity, December 31, 2005	4,941
Contributions	7,268
Distributions	(40,085)
Net Loss	(5,137)

Owners’ deficit, December 31, 2006	(33,013)
Contributions (unaudited)	2,808
Net Loss (unaudited)	(4,336)

Owners’ deficit, September 30, 2007 (unaudited)	$(34,541)

See notes to consolidated financial statements

Waterfront Partners, OP, LLC
Consolidated Statements of Cash Flows
(in thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Operating activities
Net loss	$(4,336)	$(3,040)	$(5,137)	$(2,385)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation	2,051	1,906	2,620	2,700
Amortization	1,177	1,233	1,618	1,696
Below market lease amortization	(137)	(282)	(361)	(303)
Retirement of leasing commissions	24	—	—	—
Changes in operating assets and liabilities
Accounts receivable	81	212	(242)	(623)
Deferred acquisition costs	(2,537)	(320)	(2,834)	—
Other assets	712	(533)	(1,237)	19
Accounts payable and accrued expenses	(25)	274	(79)	102
Other liabilities	523	201	56	(93)

Net cash (used) provided by operating activities	$(2,467)	$(349)	$(5,596)	$1,113

Investing activities
Acquisition and improvement of real estate	$(1,242)	$(2,343)	$(3,117)	$(1,288)
Leasing commissions paid	(581)	(338)	(379)	(326)
(Increase) decrease in restricted cash	403	5,784	7,258	(302)

Net cash provided (used) by investing activities	$(1,420)	$3,103	$3,762	$(1,916)

Financing activities
Proceeds from mortgage notes payable	$—	$111,000	$111,000	$—
Repayment of mortgage notes payable	—	(71,600)	(71,600)	—
Deferred costs	—	(923)	(950)	—
Equity contributions	2,808	4,360	7,268	725
Distributions	—	(40,085)	(40,085)	—

Net cash provided by financing activities	$2,808	$2,752	$5,633	$725

Increase (decrease) in cash and cash equivalents	$(1,079)	$5,506	$3,799	$(78)
Balance at beginning of period	4,547	748	748	826

Balance at end of period	$3,468	$6,254	$4,547	$748

Supplemental cash flow information
Interest paid	$5,384	$5,734	$7,449	$4,523

See notes to consolidated financial statements

Waterfront Partners, OP, LLC
Notes to Consolidated Financial Statements
Nine months ended September 30, 2007 and 2006 (unaudited)
Years ended December 31, 2006 and 2005 (audited)
(Dollar amounts in thousands)
1. Organization and Ownership
     Waterfront Plaza is a seven-building office complex (the “Waterfront Property”) located in Honolulu and is owned by five separate LLCs as tenants in common (the “Waterfront TICs”). Each of the Waterfront TICs is owned in turn by a separate LLC: WFP Mezzanine A, LLC; WFP Mezzanine B, LLC; WFP Mezzanine C, LLC; WFP Mezzanine D, LLC; and WFP Mezzanine E, LLC (together, “WFP Mezzanine LLCs”). All of the ownership interests in WFP Mezzanine LLCs are owned by one limited liability company, Waterfront Partners OP, LLC (“Waterfront”). The Waterfront Property was originally acquired in July 2004 by the underlying principals of Waterfront under different organization. The ownership was restructured in its current form in August 2006 to facilitate the mortgage refinancing of the Waterfront Property. Jay Shidler owns 56.25% of Waterfront. Principals of affiliated entities operating under the business name “The Shidler Group” and the executive employees of their affiliates will be collectively referred to as “Management” throughout these Notes.
     The consolidated financial statements for Waterfront were previously included as part of the combined group described as the Shidler Predecessor. The combined financial statements for the Shidler Predecessor were included in a revised preliminary proxy statement for Arizona Land Income Corporation (“AZL”) filed with the Securities and Exchange Commission (“SEC”) on April 30, 2007. Subsequently, the Master Agreement described below with AZL was renegotiated resulting in Waterfront being the entity receiving the largest equity share in the combined entity and being designated the accounting acquirer in the transactions contemplated by the Master Agreement (the “Transactions”). The historical financial statements of the accounting acquirer, Waterfront, are now presented separately. (Also see Note 9.)
     Pursuant to a Master Formation and Contribution Agreement, dated October 3, 2006 between AZL and POP Venture, LLC (“POP Contributor”), as amended (the “Master Agreement”), it is intended that AZL will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of, Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the Transactions contemplated by the Master Agreement, ownership interests in up to nine office properties (“Contributed Properties”), including the Waterfront Property, will be contributed to the Operating Partnership. For financial accounting reporting purposes, the Transactions will be treated as an acquisition by Waterfront of the Operating Partnership.
     The ownership interests in the Contributed Properties have an agreed upon fair value of approximately $562.95 million and are subject to secured indebtedness estimated to be approximately $399.44 million at September 30, 2007. POPT will be contributing substantially all of its assets to the Operating Partnership and will become the Operating Partnership’s general partner. In addition, designees of POP Contributor expected to be a part of or affiliated with Management will be purchasing 1,000,000 shares of common stock of POPT for $5 million. Designees of POP Contributor expected to be a single entity unrelated to Management, will purchase 180,000 common shares for $1.35 million. Upon completion of the Transactions, the Operating Partnership will be owned 18.25% by POPT and 81.75% by POP Contributor.

     Following and subject to the consummation of the Transactions, substantially all of the future operations of POPT are expected to be carried out through the Operating Partnership except as otherwise deemed advisable for continued qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code. The Operating Partnership will consolidate the ownership and operations of the Contributed Properties; provide a vehicle for future acquisitions; and preserve the tax advantages for certain participants by allowing the REIT to continue to qualify as a real estate investment trust for U.S. federal income tax purposes.
     POPT will be externally advised by Pacific Office Management, Inc. (the “Advisor”), an entity owned and controlled by Mr. Shidler and certain related parties of The Shidler Group. The Advisor will receive an annual base management fee of $1,500.
     Property management, leasing, construction management, and financing services will continue to be provided by affiliates of The Shidler Group as directed by the Advisor. The fees for these services, if new agreements are executed, will be market rate compensation based upon the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located and will require the prior written approval of a majority of POPT’s independent directors.
2. Summary of Significant Accounting Policies
Basis of Presentation
     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of Waterfront on a historical cost basis. All significant intercompany balances have been eliminated in consolidation.
Principles of Consolidation
     Waterfront represents a consolidation of entities holding interests in real estate that are commonly owned and managed.
Unaudited Consolidated Interim Financial Information
     The consolidated interim financial information of Waterfront for the nine months ended September 30, 2007 and 2006, and as of September 30, 2007, is unaudited. The unaudited consolidated interim financial information has been prepared on the same basis as the annual financial statements and, in the opinion of Management, reflects all adjustments, consisting only of normal recurring adjustments necessary to present fairly the results of operations and cash flows of Waterfront for the nine months ended September 30, 2007 and 2006, and the financial position of Waterfront as of September 30, 2007. Operating results for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year of 2007 or 2006, or any other future period.
Use of Estimates in the Consolidated Financial Statements
     The preparation of the consolidated financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions are used by Management in determining the useful lives of real estate properties and the initial valuations and underlying allocations of purchase price in connection with real estate property acquisitions. Actual results may differ from those estimates.
Revenue Recognition
     Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectability is reasonably assured.
     All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the leases. Straight line rent receivable represents rental revenue recognized on a straight-line basis in excess of billed rents and this amount is included in “Accounts receivable, net” on the balance sheets. Where Management has determined that collectability is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred.
     Rental revenue from parking operations and month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
     Lease termination fees, which are included in other operating income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and Waterfront has no continuing obligation to provide services to such former tenants.
     Other operating income on Waterfront’s consolidated statements of operations generally includes income incidental to the operations of the Waterfront Property and is recognized when earned.
Income Taxes
     Federal and state income taxes are the ultimate responsibility of the individual members and, accordingly, no provision has been made for such income taxes in the accompanying financial statements.
Cash and Cash Equivalents
     Management considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. Restricted cash and short-term investments are excluded from cash and cash equivalents for the purpose of preparing the consolidated statements of cash flows. At times, the amounts of cash held in financial institutions may exceed the maximum amount insured by the FDIC. Management does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Restricted Cash
     Restricted cash includes escrow accounts held by lenders.

Real Estate Properties
     Depreciation
     Land, buildings and improvements, and furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method for financial reporting purposes. Buildings and improvements are depreciated over their estimated useful lives which range from 5 to 42 years. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
     Acquisitions
     Under SFAS No. 141, Business Combinations, acquisitions are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition.
     Estimates of future cash flows and other valuation techniques are used to allocate the acquisition cost of acquired properties among land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases, and acquired above- and below-market ground leases. Initial valuations are subject to change until such information is finalized, but no later than 12 months from the acquisition date.
     The fair values of real estate assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land and, where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the Waterfront Property.
     Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized above-market lease amounts are reflected in “Intangible assets from real estate acquisitions, net” in the combined balance sheets and amortized as a decrease to rental revenue over the remaining terms of the respective leases. Capitalized below-market lease amounts are reflected as “Below market lease value” liabilities in the balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
     The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance, and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease. The value assigned to acquired in-place leases is amortized over the lives of the related leases.
     Impairment
     As required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), Management assesses the potential for impairment of its long-lived assets, including real estate properties, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate carrying value is reduced to fair value and impairment loss is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the years ended December 31, 2006 and 2005 or the nine months ended September 30, 2007.
Repairs, Maintenance and Major Improvements
     The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. The lender has required the Waterfront Property to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the consolidated balance sheet.
Tenant Receivables
     Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowance for uncollectible accounts. An allowance for uncollectible accounts is made when collection of the full amounts is no longer considered probable. There are allowances for uncollectible accounts for each period presented which are not significant. Tenant receivables are included in “Accounts receivable, net” on the accompanying consolidated balance sheets.
Deferred Financing Costs
     Deferred financing costs include fees and costs incurred in conjunction with long-term financings and are amortized over the terms of the related debt using a method that approximates the interest method. Deferred financing costs, net of accumulated amortization, were $1,170, $1,266, and $440 at September 30, 2007 and December 31, 2006 and 2005, respectively. Upon repayment of the underlying debt agreement, any amortized costs are written off in the period of repayment. For the year ended December 31, 2006, Waterfront expensed $358 of deferred finance costs related to early retirement of debt obligations. The expense is included in “Interest” in the statement of operations.
Guarantees
     Waterfront has no direct or indirect guarantees of indebtedness as of December 31, 2006, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.

Fair Value of Financial Instruments
     Waterfront follows SFAS No. 107, Disclosures about the Fair Value of Financial Instruments which requires the disclosure of the fair value of financial instruments for which it is practicable to estimate the value. Waterfront does not hold or issue financial instruments for trading purposes. Management considers the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses to approximate fair value due to the short maturity of these instruments. Waterfront has estimated the fair value of the mortgage notes payable utilizing present value techniques. At December 31, 2006, the carrying amount and estimated fair value of the mortgage notes payable were $111,000 and $111,290, respectively.
Recent Accounting Pronouncements
     FIN 48
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The effective date of FIN 48 for all non-public entities has been deferred to periods beginning after December 15, 2008. Since Waterfront is not subject to corporate taxation, Management does not believe the adoption of this standard will have any material impact on the financial statements.
3. Minimum Future Rental Revenues
     The Waterfront Property leases space to tenants primarily under non-cancelable, fixed-term operating leases, which generally contain provisions for a base rent plus reimbursement for all taxes (including property tax), insurance, maintenance and other operating costs associated with the leased property.
     Future minimum lease payments by tenants under non-cancelable operating leases as of December 31, 2006 were expected to be as follows:

For the year ending:

2007	$10,543
2008	6,926
2009	5,931
2010	4,030
2011	2,175
Thereafter	4,863

Tenant Concentrations
     For the year ended December 31, 2006 and the nine month periods ended September 30, 2007 and 2006, one tenant represented approximately 15% and 16% of Waterfront’s total rental revenue, respectively. For the year ended December 31, 2005, two tenants represented approximately 25% in the aggregate of Waterfront’s total rental revenue.
4. Investments in Real Estate and Acquisitions
Investments in Real Estate
     Waterfront had the following investments in real estate at December 31, 2006 and 2005, and September 30, 2007:

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006	2005
	(unaudited)
Land and Land Improvements	$452	$452	$423
Building and Building Improvements	61,179	60,803	59,568
Tenant Improvements	6,590	5,888	4,402
Furniture, Fixtures and Equipment	729	569	202

Investments in Real Estate	68,950	67,712	64,595
Less: Accumulated Depreciation	(8,588)	(6,541)	(3,921)

Net Investments in Real Estate	$60,362	$61,171	$60,674

     Amortization of the acquisition cost allocated to intangible assets and liabilities for the years ended December 31, 2006 and 2005, and nine months ended September 30, 2007 and 2006 was as follows:

			YEARS ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Amortization of below market ground lease value	$48	$48	$64	$64
(included in depreciation and amortization expense)
Amortization of lease in place value	$604	$604	$806	$806
(included in depreciation and amortization expense)
Amortization of leasing commissions	$281	$337	$443	$569
(included in depreciation and amortization expense)
Amortization of legal & marketing costs	$34	$56	$71	$104
(included in depreciation and amortization expense)
Amortization of below market tenant lease value	$(137)	$(282)	$(361)	$(303)
(included as an increase to rental revenue)

     As of September 30, 2007, Waterfront weighted average amortization period on intangible assets was 15.00 years, and the weighted average amortization period on intangible liabilities was 3.42 years.
     As of December 31, 2006, scheduled amortization of existing intangible assets, excluding leasing commissions of $593, and liabilities from the acquisition of the Waterfront Property is as follows:

	INTANGIBLE	INTANGIBLE
	ASSETS	LIABILITIES

2007	$1,282	$176
2008	1,092	249
2009	846	229
2010	632	242
2011	436	238
Thereafter	2,801	880

	$7,089	$2,014

5. Deferred Acquisition Costs
     In connection with the Transactions, certain accounting, legal, and other costs directly related to the business combination were incurred by affiliates of The Shidler Group on behalf of Waterfront. In accordance with SFAS No. 141, Business Combinations, these costs have been capitalized as deferred acquisition costs. Total capitalized deferred acquisition costs were $2,834 as of December 31, 2006 and $5,371 as of September 30, 2007. A portion of the costs incurred on behalf of Waterfront were determined to be not directly related to the Transactions and have been expensed. The amounts expensed totaled $394 for the year ended December 31, 2006 and $271 for the nine months ended September 30, 2007 and have been included as general and administrative expenses.
6. Mortgage Notes Payable

	OUTSTANDING AS OF
	SEPT. 30, 2007	DEC. 31, 2006	DEC. 31, 2005
	(unaudited)
Mortgage note payable in monthly installments of interest only at 6.3735% through September 11, 2016, with balloon payment of $111,000 due at maturity.	$111,000	$111,000	$—

Mortgage note payable in monthly installments of interest only at 6.0% through re-finance date in August 2006.	—	—	67,600

Mezzanine loan payable in monthly installments of interest only at LIBOR plus 2.5% through April 30, 2005 and LIBOR plus 8.5% thereafter through August 1, 2005. Loan was repaid on May 1, 2006.	—	—	4,000

Total	$111,000	$111,000	$71,600

7. Commitments and Contingencies
Minimum Future Ground Rents
     Waterfront has a ground lease agreement for the Waterfront Property. The following table indicates the future minimum ground lease payments as of December 31, 2006:

WATERFRONT
PLAZA

For the year ending:
2007	$1,738
2008	1,738
2009	2,015
2010	2,128
2011	2,128
Thereafter	214,772

$224,519

     The Waterfront Property’s ground lease expires December 31, 2060. The annual rental obligation resets on January 1, 2036, 2041, 2046, 2051, and 2056 to an amount equal to 8.0% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. Accordingly, Management has estimated the minimum future rental payments after 2035 to be an amount equal to the annual rent for 2035.
Contingencies
     The Waterfront Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance, subject to deductibles and other customary limitations on recoveries. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Waterfront’s consolidated financial position, results of operations or cash flows.
Concentration of Credit Risk
     The Waterfront Property is located in Honolulu. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the market in which the tenants operate.
     Financial instruments that subject Waterfront to credit risk consist primarily of cash, accounts receivable, deferred rents receivable, and interest rate contracts. Waterfront maintains its cash and cash equivalents and restricted cash on deposit and enters into interest rate contracts with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum amount; and, to date, Waterfront has not experienced any losses on its invested cash. Restricted cash held by its lender is held in accounts maintained at major financial institutions. Management performs ongoing credit evaluations of its tenants for potential credit losses.
Conditional Asset Retirement Obligations
     FIN 47
     Waterfront follows FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company’s control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. Based on the age of the construction, the Waterfront Property may contain non-friable asbestos. If the Waterfront Property undergoes major renovations or is demolished, certain environmental regulations are in place, which specify the manner in which the asbestos, if present, must be handled and disposed. No major renovation or demolition of the Waterfront Property is contemplated at the present time. As of September 30, 2007, the obligation to remove the asbestos from the Waterfront Property has indeterminable settlement dates and, therefore, Management is unable to reasonably estimate the fair value of the conditional asset retirement obligation.
Waterfront Plaza Ground Lease
     The ground lease of the Waterfront Property contains a surrender clause that provides the lessor with the right to require the lessee, at its own expense, to raze and remove all improvements from the leased premises. The requirement to remove the improvements is contingent on the lessor’s decision at the time the ground lease expires. At the current time, the highest and best use for the land is for its current use as improved with commercial office buildings. Accordingly, Management believes that it is improbable that the ground lessor will require the removal of the existing improvements.
Purchase Commitments
     Waterfront is required by certain leases and loan agreements to complete tenant and building improvements. As of December 31, 2006, this amount was projected to be $817.
Restaurant Row Theatre Venture Lease Termination
     On October 29, 2007, Waterfront, through the Waterfront TICs, entered into a Termination of Lease Agreement with Restaurant Row Theatre Venture which leases 21,541 square feet at the Waterfront Property. The Termination of Lease Agreement requires Waterfront to terminate the lease within one year of the agreement date with 70 days advance written notice to the tenant. This Termination of Lease Agreement is contingent upon consent by both the tenant’s and Waterfront’s lenders.
8. Related Party Transactions
     Waterfront paid amounts to affiliated entities for services provided relating to leasing, property management, and property acquisition underwriting, and property financing. The fees paid are summarized on the table below for the indicated periods:

	SEPTEMBER 30,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Property Management Fees	$571	$526	$806	$997
Leasing Commissions	124	160	160	109
Property Acquisition Fees	—	12	14	—
Property Financing Fees	8	39	39	7

Total	$703	$737	$1,019	$1,113

     Leasing commissions are capitalized as deferred leasing costs and included in intangible assets, net in the consolidated balance sheets. These costs are amortized over the life of the related lease.
     Property management fees are calculated as 3% of the rental cash receipts collected by the Waterfront Property, plus the payroll costs of on-site employees and are included in property operating expenses in the consolidated statements of operations.
     Property acquisition underwriting fees are capitalized and included as investment in real estate in the consolidated balance sheets.
     Property financing fees are capitalized and included as deferred financing costs in the consolidated balance sheets. These costs are amortized over the term of the related loan.
     Waterfront leases commercial office space to affiliated entities. The annual rents from these leases totaled $52 and $63 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.
9. Change in Reporting Entity
     The consolidated financial statements for Waterfront were previously included as part of the combined group described as the Shidler Predecessor. The combined financial statements for the Shidler Predecessor were included in a revised preliminary proxy statement for Arizona Land Income Corporation filed with the Securities and Exchange Commission on April 30, 2007. The Shidler Predecessor consisted of 11 entities owning eight properties and two 7.5% joint venture interests. The financial statements for these entities were combined due to their common management, consistent with Accounting Research Bulletin 51, Consolidated Financial Statements. In those combined statements, City Square was determined to be the accounting acquirer as that entity was receiving the largest equity share in the combined entity.
     Subsequently, Management renegotiated the Master Agreement with AZL, which resulted in the City Square members receiving a note receivable and less equity in the combined entity and U.S. Bank Center being removed from the Transactions. Management then concluded that Waterfront, the entity now receiving the largest equity share in the combined entity, should be designated as the accounting acquirer in the Transactions. The financial statements of the accounting acquirer, Waterfront, are now presented separately.
     Further, Management concluded that the remaining entities, excluding U.S. Bank Center which was removed from the contributed portfolio, should be treated as acquired entities by Waterfront. These entities could be combined, due to their common management, to meet the SEC S-X Rule 3-05 requirements. Since we do not have comparable periods for all the entities, the entities have been divided into two separate portfolios based on length of ownership and comparable audited Financial Statements presented. Separate combined financial statements, Combined Entities I and Combined Entities II, were prepared for the entities being acquired by Waterfront.
     The table below reconciles the net loss for Waterfront, Combined Entities I, and Combined Entities II to the total net loss previously reported for the Shidler Predecessor:

	YEARS ENDED DECEMBER 31,
	2006	2005

Waterfront	$(7,971)	$(2,385)
Combined Entities I	(10,682)	(7,197)
Combined Entities II	(4,010)	(1,284)
U.S. Bank Center	(244)	—

Shidler Predecessor	$(22,907)	$(10,866)

Waterfront Partners, OP, LLC
Schedule III
Consolidated Real Estate and Accumulated Depreciation
December 31, 2006
(in thousands)

					COSTS	GROSS AMOUNTS AT WHICH CARRIED
			INITIAL COSTS		CAPITALIZED	AT DECEMBER 31, 2006						DEPRECIABLE
				BLDG. and	SUBSEQUENT TO		BLDG. and		ACCUMULATED	DATE	DATE	LIFE
PROPERTY NAME	LOCATION	ENCUMBRANCES	LAND	IMP.(A)	ACQUISITION	LAND	IMP.(A)	TOTAL	DEPRECIATION	BUILT(B)	ACQUIRED	(YEARS)

Waterfront Plaza	Hawaii	$111,000	$—	$63,068	$4,644	$—	$67,712	$67,712	$6,541	1987	2004	5-42

Total		$111,000	$—	$63,068	$4,644	$—	$67,712	$67,712	$6,541

(A)	Includes building and improvements, land improvements, furniture, fixtures and equipment.

(B)	Represents the year in which the property was first placed in service.

Waterfront Partners, OP, LLC
Schedule III
Consolidated Real Estate and Accumulated Depreciation
For the Two Years Ended December 31, 2006
(in thousands)
     The following is a reconciliation of real estate and accumulated depreciation:

	2006	2005

Real Estate Properties:
Balance, beginning of year	$64,595	$63,307
Improvement	3,117	1,288

Balance, end of year	$67,712	$64,595

Accumulated depreciation:
Balance, beginning of year	$3,921	$1,221
Depreciation	2,620	2,700

Balance, end of year	$6,541	$3,921

Report of Independent Registered Public Accounting Firm
To the Principals of the companies in Combined Entities I
Honolulu, Hawaii
We have audited the accompanying combined balance sheets of the entities referred to herein as Combined Entities I (see Note 1), as of December 31, 2006 and 2005, and the related combined statements of operations, changes in owners’ combined deficit and cash flows for the years then ended. Our audits also included the financial statement schedule III – combined real estate and accumulated depreciation. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Combined Entities I as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
/s/ McGladrey & Pullen, LLP
Pasadena, California
November 16, 2007

Combined Entities I
Combined Balance Sheets
(in thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006	2005
	(unaudited)
Assets
Net investments in real estate	$100,533	$101,182	$100,648
Cash and cash equivalents	5,437	5,557	1,141
Restricted cash	1,747	3,610	3,130
Accounts receivable, net	2,110	2,487	2,231
Deferred financing costs	1,512	1,666	796
Intangible assets, net	5,456	6,353	7,558
Other assets	1,207	485	163

Total Assets	$118,002	$121,340	$115,667

Liabilities
Mortgage notes payable	$170,949	$171,162	$96,663
Accounts payable and accrued expenses	2,038	2,865	1,927
Security deposits	1,098	1,074	933
Other liabilities	48,707	43,941	48,522
Below market lease value	1,883	2,077	2,352

Total Liabilities	$224,675	$221,119	$150,397

Owners’ Combined Deficit	(106,673)	(99,779)	(34,730)

Total Liabilities and Owners’ Combined Deficit	$118,002	$121,340	$115,667

See notes to combined financial statements

Combined Entities I
Combined Statements of Operations
(in thousands)

	NINE MONTHS ENDED		YEARS ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Revenues
Rental	$8,688	$7,960	$10,788	$9,588
Parking	2,737	2,432	3,269	3,011
Expense reimbursements	7,050	6,446	9,207	7,923
Other operating income	112	245	256	105

Total revenues	$18,587	$17,083	$23,520	$20,627

Expenses
Property operating	$9,839	$9,198	$12,446	$11,601
Interest	11,430	9,621	15,749	10,388
Depreciation and amortization	4,464	4,472	5,986	5,878
General and administrative	16	66	93	53

Total expenses	$25,749	$23,357	$34,274	$27,920

Income (Loss) before interest and dividend income	$(7,162)	$(6,274)	$(10,754)	$(7,293)
Interest and dividend income	66	55	72	96

Net Income (Loss)	$(7,096)	$(6,219)	$(10,682)	$(7,197)

See notes to combined financial statements

Combined Entities I
Statements of Changes in Owners’ Combined Deficit
(in thousands)

OWNERS’
COMBINED
DEFICIT

Owners’ combined deficit, December 31, 2004	$(27,159)
Contributions	1,314
Distributions	(1,688)
Net Income (Loss)	(7,197)

Owners’ combined deficit, December 31, 2005	(34,730)
Contributions	2,200
Distributions	(56,567)
Net Income (Loss)	(10,682)

Owners’ combined deficit, December 31, 2006	(99,779)
Contributions (unaudited)	202
Net Income (Loss) (unaudited)	(7,096)

Owners’ combined deficit, September 30, 2007 (unaudited)	$(106,673)

See notes to combined financial statements

Combined Entities I
Combined Statements of Cash Flows
(in thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,		YEARS ENDED DECEMBER 31,
	2007	2006	2006	2005

	(unaudited)	(unaudited)
Operating activities
Net loss	$(7,096)	$(6,219)	$(10,682)	$(7,197)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	3,244	3,122	4,221	4,015
Amortization	1,220	1,350	1,765	1,863
Below market lease amortization	(193)	(202)	(275)	(237)
Retirement of tenant improvements	—	98	114	—
Retirement of leasing commissions	21	—	—	—
Changes in operating assets and liabilities
Accounts receivable	377	553	(255)	(844)
Other assets	(723)	(505)	(321)	26
Accounts payable and accrued expenses	(827)	143	938	683
Other liabilities	204	75	87	31

Net cash used by operating activities	$(3,773)	$(1,585)	$(4,408)	$(1,660)

Investing activities
Acquisition and improvement of real estate	$(2,594)	$(3,485)	$(4,870)	$(4,233)
Leasing commissions paid	(186)	(164)	(305)	(421)
(Increase) decrease in restricted cash	1,863	135	(480)	(1,293)

Net cash used by investing activities	$(917)	$(3,514)	$(5,655)	$(5,947)

Financing activities
Proceeds from mortgage notes payable	$—	$60,000	$155,000	$12,250
Repayment of mortgage notes payable	(214)	(28,961)	(80,501)	(8,906)
Deferred costs	(4)	(673)	(1,126)	(252)
Repayment of capital lease	—	—	(10,000)	—
Related party loans	4,586	3,885	5,473	4,459
Equity contributions	202	2,200	2,200	1,314
Distributions	—	(29,126)	(56,567)	(1,688)

Net cash provided by financing activities	$4,570	$7,325	$14,479	$7,177

Increase (decrease) in cash and cash equivalents	$(120)	$2,226	$4,416	$(430)
Balance at beginning of period	5,557	1,141	1,141	1,571

Balance at end of period	$5,437	$3,367	$5,557	$1,141

Supplemental cash flow information
Interest paid	$7,920	$5,005	$9,947	$6,181

See notes to combined financial statements

Combined Entities I
Notes to Combined Financial Statements
Nine month periods ended September 30, 2007 and 2006 (unaudited)
Years ended December 31, 2006 and 2005 (audited)
(Dollar amounts in thousands)
1. Organization and Ownership
     Combined Entities I is not a legal entity. It is the name used for an aggregation for accounting purposes of the combined ownership and operation of four office properties acquired before 2005, which are known as Davies Pacific Center, Pan Am Building, City Center, and PBN Building, all of which are located in Honolulu, Hawaii. Jay Shidler owns approximately 40% of Combined Entities I. Principals of affiliated entities operating under the business name “The Shidler Group” and the executive employees of their affiliates will be collectively referred to as “Management” throughout these Notes.
     Pursuant to a Master Agreement, Arizona Land Income Corporation (“AZL”) will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of, Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the Transactions contemplated by the Master Agreement, ownership interests in up to nine office properties (Contributed Properties), including the ownership interests in the four properties aggregated as Combined Entities I, will be contributed to the Operating Partnership.
     The table below reflects the dates that the ownership interest in the Combined Entities I properties were acquired:

		DATE	%
PROPERTY	MARKET	ACQUIRED	OWNERSHIP

City Center	Honolulu	December 1985	100%
Pacific Business News Building	Honolulu	February 1996 (1)	100%
Davies Pacific Center	Honolulu	December 2003	100%
Pan Am Building	Honolulu	December 2003	100%

(1) 50.0% interest acquired in February 1996, 16.66% interest in January 2001, and remaining 33.34% interest acquired in October 2004.
2. Summary of Significant Accounting Policies
Basis of Presentation
     The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of Combined Entities I on a historical cost basis. All significant intercompany balances and transactions have been eliminated in combination.
Principles of Combination
     Combined Entities I represents a combination of certain entities holding interests in real estate that are commonly owned and managed. Due to their common management, and consistent with Accounting Research Bulletin 51, Consolidated Financial Statements, these financial statements present the separate entities which own the properties on a combined basis.

Unaudited Interim Financial Information
     The interim financial information of Combined Entities I for the nine months ended September 30, 2007 and 2006, and as of September 30, 2007, is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual financial statements and, in the opinion of Management, reflects all adjustments, consisting only of normal recurring adjustments necessary to present fairly the results of operations and cash flows of Combined Entities I for the nine months ended September 30, 2007 and 2006, and the financial position of Combined Entities I as of September 30, 2007. Operating results for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year of 2007 or 2006, or any other future period.
Use of Estimates in Combined Financial Statements
     The preparation of combined financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions are used by Management in determining the useful lives of real estate properties and the initial valuations and underlying allocations of purchase price in connection with real estate property acquisitions. Actual results may differ from those estimates.
Revenue Recognition
     Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectability is reasonably assured.
     All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the leases. Straight line rent receivable represents rental revenue recognized on a straight-line basis in excess of billed rents and this amount is included in “Accounts receivable, net” on the combined balance sheets. Where Management has determined that collectability is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred.
     Rental revenue from parking operations and month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
     Lease termination fees, which are included in other operating income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and Combined Entities I has no continuing obligation to provide services to such former tenants.
     Other operating income on Combined Entities I statements of operations generally includes income incidental to the operations of Combined Entities I and is recognized when earned.

Income Taxes
     The entities combined into Combined Entities I are limited liability companies. Under applicable federal and state income tax rules, the allocated share of net income or loss from the entities is reportable on the income tax returns of the respective partners and members. Accordingly, no income tax provision is included in the accompanying combined financial statements.
Cash and Cash Equivalents
     Management considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. Restricted cash and short-term investments are excluded from cash and cash equivalents for the purpose of preparing the combined statements of cash flows.
     Combined Entities I maintains cash balances in various banks. At times, the amounts of cash held in financial institutions may exceed the maximum amount insured by the FDIC. Management does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Restricted Cash
     Restricted cash includes escrow accounts held by lenders.
Real Estate Properties
     Depreciation
     Land, buildings and improvements, and furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method for financial reporting purposes. Buildings and improvements are depreciated over their estimated useful lives which range from 18 to 46 years. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
     Acquisitions
     Under SFAS No. 141, Business Combinations, acquisitions are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition.
     Estimates of future cash flows and other valuation techniques are used to allocate the acquisition cost of acquired properties among land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases, and acquired above- and below-market ground leases. Initial valuations are subject to change until such information is finalized, but no later than 12 months from the acquisition date.
     The fair values of real estate assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land, and where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.

     Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized above-market lease amounts are reflected in “Intangible assets from real estate acquisitions, net” in the combined balance sheets and amortized as a decrease to rental revenue over the remaining terms of the respective leases. Capitalized below-market lease amounts are reflected as “Below market lease value” liabilities in the combined balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
     The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease. The value assigned to acquired in-place leases is amortized over the lives of the related leases.
     Impairment
     As required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), Management assesses the potential for impairment of its long-lived assets, including real estate properties, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate carrying value is reduced to fair value and impairment loss is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the years ended December 31, 2006 and 2005 or the nine months ended September 30, 2007.
Repairs, Maintenance and Major Improvements
     The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. Various lenders have required Combined Entities I to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the balance sheet of Combined Entities I.
Tenant Receivables
     Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowance for uncollectible accounts. An allowance for uncollectible accounts is made when collection of the full amounts is no longer considered probable. There are allowances for uncollectible accounts for each period presented which are not significant. Tenant receivables are included in “Accounts receivable, net” on the accompanying combined balance sheets.

Deferred Financing Costs
     Deferred financing costs include fees and costs incurred in conjunction with long-term financings and are amortized over the terms of the related debt using a method that approximates the interest method. Deferred financing costs, net of accumulated amortization, were $1,512, $1,666, and $796 at September 30, 2007 and December 31, 2006 and 2005, respectively. Upon repayment of the underlying debt agreement, any amortized costs are written off in the period of repayment. For the year ended December 31, 2006, Combined Entities I expensed $433 of deferred finance costs related to early retirement of debt obligations. The expense is included in “Interest” in the 2006 statement of operations.
Guarantees
     Combined Entities I records a liability using expected present value measurement techniques for guarantees entered into or modified subsequent to December 31, 2002 in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). The note payable secured by the City Center property has been guaranteed by several related parties of The Shidler Group. Combined Entities I had no other direct or indirect guarantees of indebtedness as of December 31, 2006, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.
Fair Value of Financial Instruments
     Combined Entities I follows SFAS No. 107, Disclosures about the Fair Value of Financial Instruments which requires the disclosure of the fair value of financial instruments for which it is practicable to estimate the value. Combined Entities I does not hold or issue financial instruments for trading purposes. Management considers the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses to approximate fair value due to the short maturity of these instruments. Combined Entities I has estimated the fair value of its mortgage notes payable utilizing present value techniques. At December 31, 2006, the carrying amount and estimated fair value of the mortgage notes payable were $171,162 and $174,446, respectively.
Recent Accounting Pronouncements
     FIN 48
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The effective date of FIN 48 for all non-public entities has been deferred to periods beginning after December 15, 2008. Since Combined Entities I entities are not subject to corporate taxation, Management does not believe the adoption of this standard will have any material impact on the combined financial statements of Combined Entities I.

3. Minimum Future Rental Revenues
     Combined Entities I leases space to tenants primarily under non-cancelable, fixed-term operating leases, which generally contain provisions for a base rent plus reimbursement for all taxes (including property tax), insurance, maintenance and other operating costs associated with the leased property.
     Expected future minimum lease payments by tenants under non-cancelable operating leases as of December 31, 2006 were as follows:

AS OF
For the year ending:	DECEMBER 31, 2006

2007	$9,879
2008	8,642
2009	7,092
2010	5,087
2011	2,649
Thereafter	3,210
Tenant Concentrations
     For the years ended December 31, 2006 and 2005, and the nine month periods ended September 30, 2007 and 2006 (unaudited), no single tenant exceeded 10% of Combined Entities I total rental revenue.
4. Investments in Real Estate and Acquisitions
Investments in Real Estate
     Combined Entities I had the following investments in real estate at December 31, 2006 and 2005, and September 30, 2007 (unaudited):

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006	2005

Land and Land Improvements	$26,456	$26,456	$26,426
Building and Building Improvements	81,003	79,978	77,582
Tenant Improvements	13,927	12,601	11,771
Furniture, Fixtures and Equipment	2,638	2,425	1,699

Investments in Real Estate	124,024	121,460	117,478
Less: Accumulated Depreciation	(23,491)	(20,278)	(16,830)

Net Investments in Real Estate	$100,533	$101,182	$100,648

Acquisition of Real Estate
     During the period beginning January 1, 2005 and ending September 30, 2007, Combined Entities I did not acquire any new properties.

     Amortization of the acquisition cost allocated to intangible assets and liabilities for the years ended December 31, 2006 and 2005, and nine months ended September 30, 2007 and 2006 was as follows:

			YEARS ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006	2005

	(unaudited)	(unaudited)
Amortization of lease in place value	$631	$631	$842	$842
(included in depreciation and amortization expense)
Amortization of leasing commissions	$117	$184	$234	$303
(included in depreciation and amortization expense)
Amortization of legal & marketing costs	$58	$107	$136	$210
(included in depreciation and amortization expense)
Amortization of below market tenant lease value	$(193)	$(202)	$(275)	$(237)
(included as an increase to rental revenue)

     As of September 30, 2007, Combined Entities I weighted average amortization period on intangible assets was 6.06 years, and the weighted average amortization period on intangible liabilities was 3.70 years.
     As of December 31, 2006, scheduled amortization of existing intangible assets, excluding leasing commissions and parking license agreement of $2,808, and liabilities from real estate acquisitions was as follows:

	INTANGIBLE	INTANGIBLE
	ASSETS	LIABILITIES

2007	$1,061	$248
2008	890	229
2009	611	151
2010	412	138
2011	215	105
Thereafter	356	1,206

	$3,545	$2,077

5. Mortgage Notes Payable

	OUTSTANDING AS OF			INTEREST RATE AT	MATURITY
PROPERTY	SEPT 30, 2007	DEC. 31, 2006	DEC. 31, 2005	SEPT. 30, 2007	DATE	AMORTIZATION

	(unaudited)
City Center	$3,983	$4,103	$4,249	7.5000%	08/15/08	183 months
Davies Pacific Center (1)	95,000	95,000	51,624	5.8600%	11/11/16	Interest Only
Pacific Business News Building	11,966	12,059	12,169	6.9800%	04/06/10	360 months
Pan Am Building (2)	60,000	60,000	28,621	6.1700%	08/11/16	Interest Only

Total	$170,949	$171,162	$96,663

(1)	Secured note payable was refinanced in October 2006, stated interest rate, maturity date, and amortization shown here are for the new loan.

(2)	Secured note payable was refinanced in July 2006, stated interest rate, maturity date, and amortization shown here are for the new loan.

     The lenders’ recourse for notes payable, with the exception of City Center (see Note 2, Guarantees, regarding the guaranty for this loan), is the secured property and, in some instances, cash reserve accounts. The scheduled maturities of mortgages and notes payable as of September 30, 2007 and December 31, 2006 are as follows:

	AS OF	AS OF
	SEPTEMBER 30, 2007	DECEMBER 31, 2006

2007	$74	$4,230
2008	4,075	133
2009	146	146
2010	11,654	11,653
2011	—	—
Thereafter	155,000	155,000

	$170,949	$171,162

6. Commitments and Contingencies
Minimum Future Ground Rents
     Combined Entities I has a ground lease agreement for the City Center property. The following table indicates the future minimum ground lease payments as of December 31, 2006:

CITY
CENTER

For the year ending:
2007	$272
2008	282
2009	292
2010	302
2011	312
Thereafter	8,419

$9,879

     The City Center ground lease expires May 31, 2035. The annual rent is a combination of a base rent amount plus 3% of base rental income. On June 1, 2016 and 2026, the annual rental obligation will reset to an amount equal to 6% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. For the period prior to June 1, 2016, we have only included the base rent component in the minimum future payments. For the period after June 1, 2016, Management estimated the annual minimum future rental payments to be an amount equal to the rent paid for the immediately preceding 12-month period.
Davies Pacific Center Ground Lease
     Combined Entities I acquired the Davies Pacific Center as a fee simple property on December 19, 2003. Concurrent with the purchase, Combined Entities I entered into a sale leaseback arrangement where it sold the land to an unrelated party for $10,000 and entered into a ground lease to December 31, 2063. Combined Entities I had an option to acquire the leased fee interest from the ground lessor for

$10,000. Concurrent with the closing of a new loan encumbering Davies Pacific Center in October 2006, Combined Entities I exercised its option and acquired the leased fee interest for $10,030, thus terminating the ground lease.
Contingencies
     Combined Entities I is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance, subject to deductibles and other customary limitations on recoveries. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Combined Entities I’s financial position and results of operations or cash flows.
Concentration of Credit Risk
     Combined Entities I operating properties are located in Honolulu, Hawaii. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the markets in which the tenants operate.
     Financial instruments that subject Combined Entities I to credit risk consist primarily of cash, accounts receivable, deferred rents receivable, and interest rate contracts. Combined Entities I maintains its cash and cash equivalents and restricted cash on deposit with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum amount; and, to date, Combined Entities I has not experienced any losses on its invested cash. Restricted cash held by lenders is held by those lenders in accounts maintained at major financial institutions. Management performs ongoing credit evaluations of its tenants for potential credit losses.
Conditional Asset Retirement Obligations
     FIN 47
     Combined Entities I follows FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company’s control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. Based on the age of the construction, properties in Combined Entities I portfolio may contain non-friable asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos, if present, must be handled and disposed. No major renovation or demolition of any of the Combined Entities I properties is contemplated at the present time. As of September 30, 2007, the obligations to remove the asbestos from these properties have indeterminable settlement dates and, therefore, Management is unable to reasonably estimate the fair value of the conditional asset retirement obligation.
     City Center Ground Lease
     The ground lease of City Center contains a surrender clause that provides the lessor with the right to require the lessee, at its own expense, to raze and remove all improvements from the leased premises if the lessee has not complied with certain other provisions of the ground lease. These provisions require the lessee to: (1) only make significant improvements or alterations to the building under the supervision of a licensed architect and/or structural engineer with lessor’s written approval, (2) comply with the Americans with Disabilities Act of 1990, and (3) comply with all federal, state, and local laws regarding the handling and use of hazardous materials. The requirement to remove the improvements is contingent first on the lessee’s failure to comply with the terms of the lease and second upon the cost of compliance with the lease exceeding the estimated value of the improvements.
     The existence of an obligation in this situation is within the control of the City Center ownership entity. The property has been determined to be in substantial compliance with the Americans with Disabilities Act of 1990, all work is supervised by licensed professionals, and Management is not aware of any violations of laws regarding the handling or use of hazardous materials. If the City Center fails to satisfy any of these requirements in the future, the obligation is still subject to the lessor’s decision to require the improvements to be removed. Management believes that it is improbable that there will ever be an obligation to retire the City Center improvements pursuant to this provision.
Purchase Commitments
     Combined Entities I is required by certain leases and loan agreements to complete tenant and building improvements. As of December 31, 2006, this amount is projected to be $2,176.
7. Related Party Transactions
     Combined Entities I paid amounts to affiliated entities for services provided relating to leasing, property management, and property acquisition underwriting, and property financing. The fees paid are summarized in the table below for the indicated periods:

	SEPTEMBER 30,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Property Management Fees	$1,045	$800	$1,223	$1,224
Leasing Commissions	74	100	100	172
Property Acquisition Fees	16	18	27	—
Property Financing Fees	7	29	34	5

Total	$1,142	$947	$1,384	$1,401

     Leasing commissions are capitalized as deferred leasing costs and included in intangible assets, net in the combined balance sheets. These costs are amortized over the life of the related lease.
     Property management fees are calculated as a percentage of the rental cash receipts collected by the properties (ranging from 2.0% to 4.0%), plus the payroll costs of on-site employees and are included in property operating expenses in the combined statements of operations.
     Property acquisition underwriting fees are capitalized and included as investment in real estate in the combined balance sheets.
     Property financing fees are capitalized and included as deferred financing costs in the combined balance sheets. These costs are amortized over the term of the related loan.

     Combined Entities I leases commercial office space to affiliated entities. The annual rents from these leases totaled $343 and $249 for the years ended December 31, 2006 and 2005, respectively.
     Two related parties of The Shidler Group loaned funds to the entity that owns the City Center property. As of September 30, 2007, the outstanding principal was $19,972 and accrued interest was $28,071. This loan is not secured by the property and is included in “Other liabilities” on the combined balance sheets. This obligation is not being transferred to the Operating Partnership as part of the Transactions.
     Receivables of $470 owed by related parties to Combined Entities I as of December 31, 2005 were fully paid during 2006.
8. Entities Holding Ownership Interests in Property
     Combined Entities I will be contributing all its ownership interests in four office properties to the Operating Partnership. Combined Entities I ownership interests come from its membership interests in the entities listed in the following table for each of the Contributed Properties. Each of the entities listed in the following table are the direct or indirect owners of the fee simple or leasehold interests in the Contributed Properties.

PROPERTY	LEGAL ENTITY

Davies Pacific Center	DPC Mezzanine, LLC

Pan Am Building	Pan Am Mezzanine I, LLC
Pan Am Mezzanine II, LLC
Pan Am Mezzanine III, LLC
Pan Am Mezzanine IV, LLC

PBN Building	PBN Office, LLC

City Center	City Center, LLC

9. Change in Reporting Entity
     The financial statements for Combined Entities I were previously included as part of the combined group described as the Shidler Predecessor. The combined financial statements for the Shidler Predecessor were included in a revised preliminary proxy statement for Arizona Land Income Corporation filed with the Securities and Exchange Commission (“SEC”) on April 30, 2007. The Shidler Predecessor consisted of 11 entities owning eight properties and two 7.5% joint venture interests. The financial statements for these entities were combined due to their common management, consistent with Accounting Research Bulletin 51, Consolidated Financial Statements. In those combined statements, City Square was determined to be the accounting acquirer as that entity was receiving the largest equity share in the combined entity.
     Subsequently, Management renegotiated the Master Agreement with AZL, which resulted in the City Square members receiving a note receivable and less equity in the combined entity and U.S. Bank

Center being removed from the Transactions contemplated by the Master Agreement. Management then concluded that Waterfront, the entity now receiving the largest equity share in the combined entity, should be designated as the accounting acquirer in the Transactions contemplated by the Master Agreement. The financial statements of the accounting acquirer, Waterfront, are now presented separately.
     Further, management concluded that the remaining entities, excluding U.S. Bank Center which was removed from the contributed portfolio, should be treated as acquired entities by Waterfront. These entities could be combined, due to their common management, to meet the SEC S-X Rule 3-05 requirements. Since we do not have comparable periods for all the entities, the entities have been divided into two separate portfolios based on length of ownership and comparable audited financial statements presented. Separate combined financial statements, Combined Entities I and Combined Entities II, were prepared for the entities being acquired by Waterfront.
     The table below reconciles the net loss for Waterfront, Combined Entities I, and Combined Entities II to the total net loss previously reported for the Shidler Predecessor:

	YEARS ENDED DECEMBER 31,
	2006	2005

Waterfront	$(7,971)	$(2,385)
Combined Entities I	(10,682)	(7,197)
Combined Entities II	(4,010)	(1,284)
U.S. Bank Center	(244)	—

Shidler Predecessor	$(22,907)	$(10,866)

Combined Entities I
Schedule III
Combined Real Estate and Accumulated Depreciation
December 31, 2006
(in thousands)

					COSTS	GROSS AMOUNTS AT WHICH CARRIED
			INITIAL COSTS		CAPITALIZED	AT DECEMBER 31, 2006							DEPRECIABLE
				BLDG. and	SUBSEQUENT TO		BLDG. and		ACCUMULATED	DATE	DATE		LIFE
PROPERTY NAME	LOCATION	ENCUMBRANCES	LAND	IMP.(A)	ACQUISITION	LAND	IMP.(A)	TOTAL	DEPRECIATION	BUILT(B)	ACQUIRED		(YEARS)

City Center	Hawaii	$4,103	$—	$7,284	$8,979	$—	$16,263	$16,263	$8,108	1964	1985		5-39
Pacific Business News Building	Hawaii	12,059	4,044	3,752	4,255	4,069	7,982	12,051	2,386	1964	1996	(C)	5-39
Davies Pacific Center	Hawaii	95,000	15,125	40,812	4,661	15,155	45,443	60,598	6,526	1972	2003		3-34
Pan Am Building	Hawaii	60,000	6,706	23,154	2,688	6,706	25,842	32,548	3,258	1969	2003		4-46

Total		$171,162	$25,875	$75,002	$20,583	$25,930	$95,530	$121,460	$20,278

(A)	Includes building and improvements, land improvements, furniture, fixtures and equipment.

(B)	Represents the year in which the property was first placed in service.

(C)	50% interest acquired in February 1996, 16.66% interest in January 2001, and remaining 33.34% interest acquired in October 2004.

Combined Entities I
Schedule III
Combined Real Estate and Accumulated Depreciation
For the Years Ended December 31, 2006 and 2005
(in thousands)
     The following is a reconciliation of real estate and accumulated depreciation:

	2006	2005

Real Estate Properties:
Balance, beginning of year	$117,478	$113,245
Acquisition	—	—
Improvement	4,870	4,233
Disposition of property	(888)	—

Balance, end of year	$121,460	$117,478

Accumulated depreciation:
Balance, beginning of year	$16,830	$12,815
Depreciation	4,221	4,015
Disposition of property	(773)	—

Balance, end of year	$20,278	$16,830

Report of Independent Registered Public Accounting Firm
To the Principals of the companies in Combined Entities II
Honolulu, Hawaii
We have audited the accompanying combined balance sheets of the entities referred to herein as Combined Entities II (see Note 1), as of September 30, 2007 and December 31, 2006, and the related combined statements of operations, changes in owners’ combined deficit and cash flows for the nine months ended September 30, 2007 and the year ended December 31, 2006. Our audits also included the financial statement schedule III – combined real estate and accumulated depreciation. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Combined Entities II as of September 30, 2007 and December 31, 2006, and the results of their operations and their cash flows for the nine months ended September 30, 2007 and the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
/s/ McGladrey & Pullen, LLP
Pasadena, California
November 16, 2007

Combined Entities II
Combined Balance Sheets
(in thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006

Assets
Net investments in real estate	$92,153	$92,972
Investment in joint ventures	263	277
Cash and cash equivalents	2,835	1,556
Restricted cash	2,085	3,341
Accounts receivable, net	2,686	2,658
Deferred financing costs	1,419	1,655
Intangible assets, net	10,843	10,975
Other assets	382	133

Total Assets	$112,666	$113,567

Liabilities
Mortgage notes payable	$115,721	$114,160
Accounts payable and accrued expenses	2,066	2,295
Security deposits	752	721
Other liabilities	318	664
Below market lease value	2,408	2,903

Total Liabilities	$121,265	$120,743

Owners’ Combined Deficit	(8,599)	(7,176)

Total Liabilities and Owners’ Combined Deficit	$112,666	$113,567

See notes to combined financial statements

Combined Entities II
Combined Statements of Operations
(in thousands)

	NINE MONTHS ENDED		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006
	(unaudited)
Revenues
Rental	$10,988	$10,556	$14,316
Parking	1,388	933	1,335
Expense reimbursements	2,953	2,301	3,339
Other operating income	86	39	39

Total revenues	$15,415	$13,829	$19,029

Expenses
Property operating	$8,102	$6,860	$9,794
Interest	5,356	5,017	6,826
Depreciation and amortization	4,758	4,588	6,213
General and administrative	85	141	298

Total expenses	$18,301	$16,606	$23,131

Income (Loss) before joint venture and interest and dividend income	$(2,886)	$(2,777)	$(4,102)
Income (loss) from joint venture	(14)	(30)	(32)
Interest and dividend income	117	46	124

Net Income (Loss)	$(2,783)	$(2,761)	$(4,010)

See notes to combined financial statements

Combined Entities II
Statements of Changes in Owners’ Combined Deficit
(in thousands)

OWNERS’
COMBINED
DEFICIT

Owners’ combined deficit, December 31, 2005	$(1,811)
Contributions	3,540
Distributions	(4,895)
Net Income (Loss)	(4,010)

Owners’ combined deficit, December 31, 2006	(7,176)
Contributions	1,555
Distributions	(195)
Net Income (Loss)	(2,783)

Owners’ combined deficit, September 30, 2007	$(8,599)

See notes to combined financial statements

Combined Entities II
Combined Statements of Cash Flows
(in thousands)

	NINE MONTHS ENDED		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006

	(unaudited)
Operating activities
Net loss	$(2,783)	$(2,761)	$(4,010)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	2,967	2,784	3,788
Amortization	1,791	1,804	2,425
Below market lease amortization	(493)	(460)	(617)
Loss from joint venture	14	30	32
Changes in operating assets and liabilities
Accounts receivable	(28)	(265)	(1,175)
Other assets	(249)	(166)	(16)
Accounts payable and accrued expenses	(228)	(19)	(52)
Other liabilities	(316)	412	901

Net cash provided by operating activities	$675	$1,359	$1,276

Investing activities
Acquisition and improvement of real estate	$(2,188)	$(5,030)	$(8,720)
Leasing commissions paid	(1,424)	(1,420)	(1,486)
Sale of real estate	40	—	—
Decrease in restricted cash	1,255	748	1,382

Net cash used by investing activities	$(2,317)	$(5,702)	$(8,824)

Financing activities
Proceeds from mortgage notes payable	$1,561	$3,389	$4,373
Equity contributions	1,555	1,740	3,540
Distributions	(195)	(4,850)	(4,895)

Net cash provided by financing activities	$2,921	$279	$3,018

Increase (decrease) in cash and cash equivalents	$1,279	$(4,064)	$(4,530)
Balance at beginning of period	1,556	6,086	6,086

Balance at end of period	$2,835	$2,022	$1,556

Supplemental cash flow information
Interest paid	$5,574	$5,134	$6,643

See notes to combined financial statements

Combined Entities II
Notes to Combined Financial Statements
Nine months ended September 30, 2007 (audited) and 2006 (unaudited)
Year ended December 31, 2006 (audited)
(Dollar amounts in thousands)
1. Organization and Ownership
     Combined Entities II is not a legal entity. It is the name used for an aggregation for accounting purposes of the combined ownership and operation of three office properties acquired in 2005, known as City Square, First Insurance Center, and Sorrento Technology Center, and a 7.5% minority interest in the property known as Seville Plaza. Jay Shidler owns approximately 28% of Combined Entities II. Principals of affiliated entities operating under the business name “The Shidler Group” and the executive employees of their affiliates will be collectively referred to as “Management” throughout these Notes.
     Pursuant to a Master Agreement, Arizona Land Income Corporation (“AZL”) will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of, Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the Transactions contemplated by the Master Agreement, ownership interests in up to nine office properties (Contributed Properties), including the ownership interests in the properties aggregated as Combined Entities II, will be contributed to the Operating Partnership.
     The table below reflects the dates that the ownership interest in the Combined Entities II properties were acquired:

		DATE	%
PROPERTY	MARKET	ACQUIRED	OWNERSHIP

City Square	Phoenix	August 2005	100%
First Insurance Center	Honolulu	December 2005	100%
Sorrento Technology Center	San Diego	December 2005	100%
Seville Plaza	San Diego	December 2005	7.5%
2. Summary of Significant Accounting Policies
Basis of Presentation
     The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of Combined Entities II on a historical cost basis. All significant intercompany balances and transactions have been eliminated in combination.
Principles of Combination
     Combined Entities II represents a combination of certain entities holding interests in real estate that are commonly owned and managed. Due to their common management, and consistent with Accounting Research Bulletin 51, Consolidated Financial Statements, these financial statements present the separate property entities which own the properties on a combined basis.

Unaudited Interim Financial Information
     The interim financial information of Combined Entities II for the nine months ended September 30, 2006 is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual financial statements and, in the opinion of Management, reflects all adjustments, consisting only of normal recurring adjustments necessary to present fairly the results of operations and cash flows of Combined Entities II for the nine months ended September 30, 2006. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year of 2006, or any other future period.
Use of Estimates in Combined Financial Statements
     The preparation of combined financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions are used by Management in determining the useful lives of real estate properties and the initial valuations and underlying allocations of purchase price in connection with real estate property acquisitions. Actual results may differ from those estimates.
Revenue Recognition
     Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectability is reasonably assured.
     All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the leases. Straight line rent receivable represents rental revenue recognized on a straight-line basis in excess of billed rents and this amount is included in “Accounts receivable, net” on the combined balance sheets. Where Management has determined that collectability is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred.
     Rental revenue from parking operations and month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
     Lease termination fees, which are included in other operating income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and Combined Entities II has no continuing obligation to provide services to such former tenants.
     Combined Entities II recognizes gains on sales of real estate pursuant to the provisions of the Statement of Financial Accounting Standards (SFAS) No. 66, Accounting for Sales of Real Estate (SFAS No. 66). The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, gain recognition is deferred and the continued operations of the property are accounted for by applying the finance, installment or cost recovery method.
     Other operating income on Combined Entities II statements of operations generally includes income incidental to the operations of Combined Entities II and is recognized when earned.
Income Taxes
     The entities combined into Combined Entities II are limited liability companies. Under applicable federal and state income tax rules, the allocated share of net income or loss from the entities is reportable on the income tax returns of the respective partners and members. Accordingly, no income tax provision is included in the accompanying combined financial statements other than the annual taxes and fees imposed on limited liability companies by the State of California. California imposes an annual tax of $.8 per year on limited liability companies doing business in the state. In addition to the annual tax, every limited liability company must also pay a fee based on total annual income. The minimum fee is $.9 and the maximum fee is $11.8 per annum. Only one of the Combined Entities II entities, the entity holding interests in Sorrento Technology Center, is subject to the California tax and fee. The amounts paid have been included in “General and administrative” expenses.
Cash and Cash Equivalents
     Management considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. Restricted cash and short-term investments are excluded from cash and cash equivalents for the purpose of preparing the combined statements of cash flows.
     Combined Entities II maintains cash balances in various banks. At times, the amounts of cash held in financial institutions may exceed the maximum amount insured by the FDIC. Management does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Restricted Cash
     Restricted cash includes escrow accounts held by lenders.
Real Estate Properties
     Depreciation
     Land, buildings and improvements, and furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method for financial reporting purposes. Buildings and improvements are depreciated over their estimated useful lives which range from 18 to 40 years. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
     Acquisitions
     Under SFAS No. 141, Business Combinations, acquisitions are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition.

     Estimates of future cash flows and other valuation techniques are used to allocate the acquisition cost of acquired properties among land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases, and acquired above- and below-market ground leases. Initial valuations are subject to change until such information is finalized, but no later than 12 months from the acquisition date.
     The fair values of real estate assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land, and where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the property.
     Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized above-market lease amounts are reflected in “Intangible assets from real estate acquisitions, net” in the combined balance sheets and amortized as a decrease to rental revenue over the remaining terms of the respective leases. Capitalized below-market lease amounts are reflected as “Below market lease value” liabilities in the combined balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
     The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease. The value assigned to acquired in-place leases is amortized over the lives of the related leases.
     Impairment
     As required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), Management assesses the potential for impairment of its long-lived assets, including real estate properties, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate carrying value is reduced to fair value and impairment loss is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the nine months ended September 30, 2007 or for the year ended December 31, 2006.

Repairs, Maintenance and Major Improvements
     The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. Various lenders have required Combined Entities II to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the balance sheet of Combined Entities II.
Tenant Receivables
     Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowance for uncollectible accounts. An allowance for uncollectible accounts is made when collection of the full amounts is no longer considered probable. There are allowances for uncollectible accounts for each period presented which are not significant. Tenant receivables are included in “Accounts receivable, net” on the accompanying combined balance sheets.
Deferred Financing Costs
     Deferred financing costs include fees and costs incurred in conjunction with long-term financings and are amortized over the terms of the related debt using a method that approximates the interest method. Deferred financing costs, net of accumulated amortization, were $1,419 and $1,655 at September 30, 2007 and December 31, 2006, respectively. Upon repayment of the underlying debt agreement, any amortized costs are written off in the period of repayment.
Real Estate Joint Ventures
     Combined Entities II is the managing member in a joint venture investment and follows the consensus of the FASB Emerging Issues Task Force, or EITF, regarding Issue No. 04-05 (EITF 04-05), Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. The guidance in EITF 04-05 provides a framework for addressing the question of when a general partner should consolidate a limited partnership. The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in FIN 46(R), Consolidation of Variable Interest Entities, or (2) the limited partners possess the substantive participating rights similar to the rights described in Issue 96-16, Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Stockholders have Certain Approval or Veto Rights. The limited members in Combined Entities II’s limited liability company discussed in Note 5, Investments in Real Estate Joint Ventures, possess substantive participating rights and, accordingly, the investments in these joint ventures are accounted for using the equity method of accounting. The joint venture investment was initially recorded at cost in the combined financial statements and, since Combined Entities II is the managing member, its share of the profits and losses is recognized under the equity method of accounting in the combined statements of operations and as additions to or reductions of the joint venture investment.
Guarantees
     Combined Entities II records a liability using expected present value measurement techniques for guarantees entered into or modified subsequent to December 31, 2002 in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including

Indirect Guarantees of Indebtedness of Others (FIN 45). Combined Entities II had no other direct or indirect guarantees of indebtedness as of December 31, 2006, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.
Fair Value of Financial Instruments
     Combined Entities II follows SFAS No. 107, Disclosures about the Fair Value of Financial Instruments which requires the disclosure of the fair value of financial instruments for which it is practicable to estimate the value. Combined Entities II does not hold or issue financial instruments for trading purposes. Management considers the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses to approximate fair value due to the short maturity of these instruments. Combined Entities II has estimated the fair value of its mortgage notes payable utilizing present value techniques. At September 30, 2007, the carrying amount and estimated fair value of the mortgage notes payable were $115,721 and $115,431, respectively.
Recent Accounting Pronouncements
     FIN 48
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The effective date of FIN 48 for all non-public entities has been deferred to periods beginning after December 15, 2008. Since Combined Entities II entities are not subject to corporate taxation, Management does not believe the adoption of this standard will have any material impact on the combined financial statements of Combined Entities II.
3. Minimum Future Rental Revenues
     Combined Entities II leases space to tenants primarily under non-cancelable, fixed-term operating leases, which generally contain provisions for a base rent plus reimbursement for all taxes (including property tax), insurance, maintenance, and other operating costs associated with the leased property.
     Expected future minimum lease payments by tenants under non-cancelable operating leases as of September 30, 2007 were as follows:

AS OF
For the year ending:	SEPTEMBER 30, 2007

2007	$3,303
2008	12,296
2009	10,995
2010	9,692
2011	7,512
2012	4,807
Thereafter	15,406
Tenant Concentrations
     For the year ended December 31, 2006, and the nine month period ended September 30, 2006 (unaudited), one tenant represented approximately 17% of Combined Entities II total rental revenue. For the nine month period ended September 30, 2007 (audited), two tenants represented approximately 27% in the aggregate of Combined Entities II total rental revenue.
4. Investments in Real Estate and Acquisitions
Investments in Real Estate
     Combined Entities II had the following investments in real estate at December 31, 2006, and September 30, 2007:

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006

Land and Land Improvements	$24,308	$24,339
Building and Building Improvements	63,174	61,729
Tenant Improvements	12,080	11,425
Furniture, Fixtures and Equipment	127	48

Investments in Real Estate	99,689	97,541
Less: Accumulated Depreciation	(7,536)	(4,569)

Net Investments in Real Estate	$92,153	$92,972

     Effective January 1, 2007, the City Square buildings are being depreciated over 40 years as the buildings’ remaining useful life was projected to be greater than originally estimated at acquisition. Prior to this date, the building was being depreciated over 18 years. The effect of the change in depreciable life reduced depreciation expense by $447 for the nine months ended September 30, 2007.
Acquisition of Real Estate
     During the period beginning January 1, 2006 and ending September 30, 2007, Combined Entities II did not acquire any new properties.

     Amortization of the acquisition cost allocated to intangible assets and liabilities for the year ended December 31, 2006, and nine months ended September 30, 2007 and 2006 was as follows:

			YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2007	2006	2006
	(unaudited)

Amortization of below market ground lease value (included in depreciation and amortization expense)	$4	$4	$6
Amortization of lease in place value (included in depreciation and amortization expense)	$707	$734	$976
Amortization of leasing commissions (included in depreciation and amortization expense)	$472	$577	$755
Amortization of legal & marketing costs (included in depreciation and amortization expense)	$106	$157	$203
Amortization of below market tenant lease value (included as an increase to rental revenue)	$(493)	$(460)	$(617)
     As of September 30, 2007, Combined Entities II weighted average amortization period on intangible assets was 10.45 years, and the weighted average amortization period on intangible liabilities was 5.74 years.
     As of September 30, 2007, scheduled amortization of existing intangible assets, excluding leasing commissions of $2,714, and liabilities from real estate acquisitions was as follows:

	INTANGIBLE	INTANGIBLE
	ASSETS	LIABILITIES

2007	$398	$175
2008	1,485	503
2009	1,352	430
2010	1,068	339
2011	743	172
2012	581	136
Thereafter	2,502	653

	$8,129	$2,408

5. Investments in Real Estate Joint Ventures
     In December 2005, Combined Entities II acquired for $307, a 7.5% minority interest in an LLC owning the office building known as Seville Plaza located in San Diego, California. Combined Entities II manages the day-to-day operations of Seville Plaza; however, the majority members have significant participating rights and must consent to all significant decisions concerning Seville Plaza. Accordingly, these interests are accounted for using the equity method of accounting.

Balance, December 31, 2005	$309
Equity in net loss – year ended December 31, 2006	(32)

Balance, December 31, 2006	277
Equity in net loss – period ended September 30, 2007	(14)

Balance, September 30, 2007	$263

6. Mortgage Notes Payable

	OUTSTANDING AS OF		INTEREST RATE AT	MATURITY
PROPERTY	SEPT 30, 2007	DEC. 31, 2006	SEPT 30, 2007	DATE	AMORTIZATION

First Insurance Center	$38,000	$38,000	5.7350%	01/01/16	Interest Only
First Insurance Center	14,000	14,000	5.3950%	01/06/16	Interest Only
City Square	27,500	27,500	5.5772%	09/01/10	Interest Only
City Square (1)	24,421	22,860	LIBOR + 2.35	09/01/10	Interest Only
Sorrento Technology Center	11,800	11,800	5.7500%	01/11/16	Interest Only

Total	$115,721	$114,160

(1)	30 Day LIBOR is capped at 5% until September 2008.
     The lenders’ recourse for notes payable is the secured property and, in some instances, cash reserve accounts. The scheduled maturities of mortgages and notes payable as of September 30, 2007 and December 31, 2006 are as follows:

	AS OF	AS OF
	SEPTEMBER 30, 2007	DECEMBER 31, 2006

2007	$—	$—
2008	—	—
2009	—	—
2010	51,921	50,360
2011	—	—
2012	—	—
Thereafter	63,800	63,800

	$115,721	$114,160

7. Interest Rate Cap Agreement
     On August 18, 2005, Combined Entities II purchased an interest rate cap agreement from a reputable financial institution on $28,500 of Combined Entities II’s debt. The agreement caps interest paid at 5% until September 2008. The difference between the book value and the fair market value of the interest rate cap agreement at December 31, 2006 and September 30, 2007, was not significant.
     Combined Entities II’s cost of the interest rate cap is included in deferred charges and is amortized as interest expense over the life of the agreement.

8. Commitments and Contingencies
Contingencies
     Combined Entities II is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance, subject to deductibles and other customary limitations on recoveries. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Combined Entities II financial position and results of operations or cash flows.
Concentration of Credit Risk
     Combined Entities II operating properties are located in Honolulu, San Diego, and Phoenix. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the markets in which the tenants operate.
     Financial instruments that subject Combined Entities II to credit risk consist primarily of cash, accounts receivable, deferred rents receivable, and interest rate contracts. Combined Entities II maintains its cash and cash equivalents and restricted cash on deposit and enters into interest rate contracts with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum amount; and to date, Combined Entities II has not experienced any losses on its invested cash. Restricted cash held by lenders is held by those lenders in accounts maintained at major financial institutions. Management performs ongoing credit evaluations of its tenants for potential credit losses.
Conditional Asset Retirement Obligations
     FIN 47
     Combined Entities II follows FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company’s control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. Based on the age of the construction, properties in Combined Entities II portfolio may contain non-friable asbestos. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which the asbestos, if present, must be handled and disposed. No major renovation or demolition of any of Combined Entities II properties is contemplated at the present time. As of September 30, 2007, the obligations to remove the asbestos from these properties have indeterminable settlement dates and, therefore, Management is unable to reasonably estimate the fair value of the conditional asset retirement obligation.
Purchase Commitments
     Combined Entities II is required by certain leases and loan agreements to complete tenant and building improvements. As of September 30, 2007, this amount is projected to be $4,789.

9. Related Party Transactions
     Combined Entities II paid amounts to affiliated entities for services provided relating to leasing, property management, and property acquisition underwriting, and property financing. The fees paid are summarized in the table below for the indicated periods:

	SEPTEMBER 30,
	2007	2006	2006
	(unaudited)
Property Management Fees	$564	$460	$638
Leasing Commissions	178	181	161
Property Acquisition Fees	5	—	4
Property Financing Fees	1	6	7

Total	$748	$647	$810

     Leasing commissions are capitalized as deferred leasing costs and included in intangible assets, net in the combined balance sheets. These costs are amortized over the life of the related lease.
     Property management fees are calculated as a percentage of the rental cash receipts collected by the properties (ranging from 2.0% to 4.0%), plus the payroll costs of on-site employees and are included in property operating expenses in the combined statements of operations.
     Property acquisition underwriting fees are capitalized and included as investment in real estate in the combined balance sheets.
     Property financing fees are capitalized and included as deferred financing costs in the combined balance sheets. These costs are amortized over the term of the related loan.
     Combined Entities II leases commercial office space to operating companies owned by related parties of The Shidler Group. The annual rents from these leases totaled $98 and $28 for the year ended December 31, 2006 and the nine month period ended September 30, 2007.
     Receivables of $739 owed by related parties to Combined Entities II as of December 31, 2005 were fully paid during 2006.
10. Entities Holding Ownership Interests in Property
     Combined Entities II will be contributing all its ownership interests in four office properties to the Operating Partnership. Combined Entities II ownership interests come from its membership interests in the entities listed in the following table for each of the Contributed Properties. Each of the entities listed in the following table are the direct or indirect holders of the ownership interests in the Contributed Properties.

PROPERTY	LEGAL ENTITY

First Insurance Center	Pacific Office Properties Trust (Ward Avenue), LLC 101 Park Avenue (1100 Ward), LLC

City Square	Pacific Office Properties Trust/Mezzanine, LLC

Sorrento Technology Center	Pacific Office Properties Trust/Sorrento Tech, LLC

Seville Plaza Joint Venture Interest	Pacific Office Properties/Seville Mezzanine Partners, LLC

11. Change in Reporting Entity
     The financial statements for Combined Entities II were previously included as part of the combined group described as the Shidler Predecessor. The combined financial statements for the Shidler Predecessor were included in a revised preliminary proxy statement for Arizona Land Income Corporation filed (“AZL”) with the Securities and Exchange Commission (“SEC”) on April 30, 2007. The Shidler Predecessor consisted of 11 entities owning eight properties and two 7.5% joint venture interests. The financial statements for these entities were combined due to their common management, consistent with Accounting Research Bulletin 51, Consolidated Financial Statements. In those combined statements, City Square was determined to be the accounting acquirer as that entity was receiving the largest equity share in the combined entity.
     Subsequently, Management renegotiated the Master Agreement with AZL, which resulted in the City Square members receiving a note receivable and less equity in the combined entity and U.S. Bank Center being removed from the Transactions contemplated by the Master Agreement. Management then concluded that Waterfront, the entity now receiving the largest equity share in the combined entity, should be designated as the accounting acquirer in the Transactions contemplated by the Master Agreement. The financial statements of the accounting acquirer, Waterfront, are now presented separately.
     Further, management concluded that the remaining entities, excluding U.S. Bank Center which was removed from the contributed portfolio, should be treated as acquired entities by Waterfront. These entities could be combined, due to their common management, to meet the SEC S-X Rule 3-05 requirements. Since we do not have comparable periods for all the entities, the entities have been divided into two separate portfolios based on length of ownership and comparable audited Financial Statements presented. Separate combined financial statements, Combined Entities I and Combined Entities II, were prepared for the entities being acquired by Waterfront.
     The table below reconciles the net loss for Waterfront, Combined Entities I, and Combined Entities II to the total net loss previously reported for the Shidler Predecessor:

	YEARS ENDED DECEMBER 31,
	2006	2005

Waterfront	$(7,971)	$(2,385)
Combined Entities I	(10,682)	(7,197)
Combined Entities II	(4,010)	(1,284)
U.S. Bank Center	(244)	—

Shidler Predecessor	$(22,907)	$(10,866)

Combined Entities II
Schedule III
Combined Real Estate and Accumulated Depreciation
September 30, 2007
(in thousands)

					COSTS	GROSS AMOUNTS AT WHICH CARRIED
			INITIAL COSTS		CAPITALIZED	AT SEPTEMBER 30, 2007						DEPRECIABLE
				BLDG. and	SUBSEQUENT TO		BLDG. and		ACCUMULATED	DATE	DATE	LIFE
PROPERTY NAME	LOCATION	ENCUMBRANCES	LAND	IMP.(A)	ACQUISITION	LAND	IMP.(A)	TOTAL	DEPRECIATION	BUILT(B)	ACQUIRED	(YEARS)

City Square	Arizona	$51,921	$10,664	$22,042	$9,281	$10,624	$31,363	$41,987	$4,665	1961/'65/'71	2005	2-40
Sorrento Technology Center	California	11,800	4,891	8,184	723	4,891	8,907	13,798	726	1984	2005	5-35
First Insurance Center	Hawaii	52,000	7,189	34,910	1,805	7,189	36,715	43,904	2,145	1983	2005	5-41

Total		$115,721	$22,744	$65,136	$11,809	$22,704	$76,985	$99,689	$7,536

(A)	Includes building and improvements, land improvements, furniture, fixtures and equipment.

(B)	Represents the year in which the property was first placed in service.

Combined Entities II
Schedule III
Combined Real Estate and Accumulated Depreciation
For the Nine Months Ended September 30, 2007
and Year Ended December 31, 2006
(in thousands)
The following is a reconciliation of real estate and accumulated depreciation:

	SEPTEMBER 30,
	2007	2006

Real Estate Properties:
Balance, beginning of year	$97,541	$88,821
Improvement	2,188	8,720
Disposition of property	(40)	—

Balance, end of period	$99,689	$97,541

Accumulated depreciation:
Balance, beginning of year	$4,569	$783
Depreciation	2,967	3,786

Balance, end of period	$7,536	$4,569

Pacific Office Properties Trust, Inc.
Introduction to
Unaudited Pro Forma Consolidated Financial Statements
     The unaudited pro forma consolidated financial statements of Pacific Office Properties Trust, Inc. (“POPT”) as of and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are derived from the financial statements of Arizona Land Income Corporation (“AZL”), Waterfront, Combined Entities I and Combined Entities II (the properties owned directly or indirectly by Waterfront, Combined Entities I and Combined Entities II will be hereafter referred to as the Contributed Properties). The Contributed Properties are located in Honolulu, San Diego, and Phoenix.
     Pursuant to the Master Agreement entered into between AZL and POP Venture, LLC (an affiliate of Jay Shidler), AZL will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the Transactions contemplated by the Master Agreement, ownership interests in the Contributed Properties will be contributed to the Operating Partnership in exchange for common and convertible preferred partnership units and promissory notes. The ownership interests in the Contributed Properties have an agreed upon fair value of approximately $563 million and are subject to secured indebtedness estimated to be approximately $399 million. In arriving at the agreed upon fair value, POP Venture, LLC and AZL considered standard value indicators including income capitalization approach, discounted cash flow approach and sales comparable approach. In addition, the agreed upon fair value amounts are consistent with the valuations used by the institutional lenders providing the secured indebtedness associated with the properties.
     The property contributors are expected to receive 13,576,165 common units, representing 25% of the value of the units issued in the Transactions, 4,545,300 convertible preferred units representing 75% of the value of the units issued in the Transactions, and promissory notes in the principal amount of $12 million and in amounts reflecting capital investments made in the Contributed Properties from October 1, 2007 until the consummation of the Transactions. In addition, designees of POP Contributor expected to be a part of or affiliated with Management will be purchasing 1,000,000 shares of common stock of POPT for $5 million. Designees of POP Contributor expected to be a single entity unrelated to Management, will purchase 180,000 common shares for $1.35 million.
     AZL will be contributing substantially all of its assets to the Operating Partnership in return for its general partnership interest in the Operating Partnership. Upon the completion of the Transactions, the Operating Partnership will be owned 18.25% by POPT (AZL’s successor) and 81.75% by POP Venture, LLC.
     These pro forma statements are presented as if the Transactions, including the purchase of 1,180,000 shares of POPT common stock for $6.35 million, had occurred on September 30, 2007 for the consolidated balance sheet and on January 1, 2006 for the pro forma consolidated statements of operations.
     Our pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical combined financial statements of the Contributed Properties and related notes thereto included elsewhere in this Proxy Statement. The adjustments to our pro forma consolidated financial statements are based on available information and assumptions that we consider reasonable. Our pro forma consolidated financial statements do not purport to (1) represent our financial position that would have actually resulted had the Transactions, including the $6.35 million stock subscription occurred on September 30, 2007, (2) represent the results of our operations that would have actually occurred had the Transactions, including the $6.35 million stock subscription, or the acquisition of properties and property interests occurred on January 1, 2006, or (3) project our financial position or results of operations as of any future date or for any future period, as applicable.
     Upon the consummation of the Transactions, the Operating Partnership will hold and operate the assets respectively being contributed by AZL and the Contributed Properties, and to thereafter continue the respective operations of the properties. Upon the consummation of the Transactions, the Operating Partnership will own the eight commercial real estate properties and one joint venture investment that was previously owned directly or indirectly by Jay Shidler and related parties of The Shidler Group. POPT will be the sole general partner of the Operating Partnership and will own 18.25% of the common unit interest. As determined under EITF 04-05, Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partners and the Limited Partners has Certain Rights, POPT will consolidate the assets, liabilities, and results of operations of the Operating Partnership. POPT will be externally advised by Pacific Office Management, Inc. (the “Advisor”), an entity owned and controlled by Jay Shidler and related parties of The Shidler Group. The Advisor will receive an annual base management fee of $1,500,000.
     Upon the consummation of the Transactions, POPT will issue one share of Proportionate Voting Preferred Stock. The share of Proportionate Voting Preferred Stock will entitle the Advisor to vote on all matters for which the common shareholders are entitled to vote. The number of votes that the Advisor will be entitled to cast will initially equal the total number of common shares issuable upon exchange of the common and convertible preferred units issued in connection with the Transactions. Mr. Shidler, through his ownership of POPT common stock, Operating Partnership common units and convertible preferred units, and ownership of the Advisor, will directly and indirectly own a controlling interest in POPT. Therefore, the transaction is being accounted for as a reverse acquisition.
     Mr. Shidler owns a 56.25% controlling interest in Waterfront, the designated accounting acquirer. Mr. Shidler does not own a controlling interest in the other Contributed Properties but does have a controlling interest in POP Venture, LLC, which entity has the power to direct the transfer of the Contributed Properties to the Operating Partnership and which, upon the consummation of the Transactions, will hold the common and convertible preferred partnership units issued in exchange for the contribution of the Contributed Properties to the Operating Partnership. Upon the consummation of the Transactions, including the $6.35 million stock subscription, Jay Shidler will control Common Stock of POPT and Common and Convertible Preferred Units of the Operating Partnership representing approximately 95% of POPT’s Common Stock on a fully diluted basis assuming redemption of all the Operating Partnership units for shares of Common Stock.
     In accordance with SFAS No. 141, Business Combinations (SFAS 141), the entity with the largest amount of equity (Waterfront) has been designated as the acquiring entity in the business combination and its assets and liabilities have been recorded at historical cost. Mr. Shidler owns 56.25% of Waterfront and is its controlling member. For financial accounting purposes, Waterfront is acquiring the Operating Partnership. The consolidated pro forma balance sheet presented is for POPT. POPT, as the controlling general partner, consolidates the Operating Partnership. Since Waterfront is receiving a limited partnership interest in the Operating Partnership, its historical operating deficit is carried over to the combined entity and is included in the minority interest.

     The non-Shidler interests in the acquired properties are recorded at the estimated fair value of the acquired assets and assumed liabilities corresponding to their ownership interests. Mr. Shidler’s transfer of his interests in the acquired properties to the accounting acquirer he controls is deemed to be a transfer under common control. In accordance with EITF 90-5, Mr. Shidler’s interests in the acquired properties are recorded at his historical cost. For some of the interests being transferred by Mr. Shidler, the secured nonrecourse indebtedness exceeds the asset basis. Since Mr. Shidler has no guarantee or commitment for any of these obligations nor does he intend to provide further financial support to the investment, in accordance with APB 18, his historical cost basis in these interests is zero.
     The common units and convertible preferred units will be the only two outstanding classes of limited partnership interests of the Operating Partnership following the Transactions. The convertible preferred units have rights to fixed distributions that are senior to the distribution rights of the common units and will have priority over the common units in the event of a liquidation of the operating partnership. The convertible preferred units are convertible into common units in the ratio of 7.1717 common units per convertible preferred unit. The convertible preferred units may not be converted into common units until after the second anniversary of the Transactions and have certain other restrictions. POPT may force the conversion of the convertible preferred units to common units after the fourth anniversary of the Transactions and under certain other circumstances. The common units issued to the Contributed Property owners may be redeemed at the election of the unit holder after the second anniversary of the Transactions. Common units received upon conversion of convertible preferred units may not be redeemed for one year following conversion. The redemption price for a common unit is equal to the fair value of a common share. POPT may elect to pay the redemption price in cash or issue common shares for the common units to be redeemed.
     The price of the common stock determined in accordance with EITF 99-12 was $5.10 per unit. The fair value of a convertible preferred unit was estimated by management to be $37.31 after taking into account the common stock price determined under EITF 99-12 ($5.10) and various other factors that determine the value of a convertible security. The combination of these fair values for the common and convertible preferred units ($239 million) plus the liabilities being assumed of $399 million resulted in total consideration to be received in the Transactions of $638 million which is in excess of the identifiable assets being contributed of $563 million. Accordingly, Management determined that $53 million of this difference relating to the units to be issued to parties other than the accounting acquirer and its controlling member ($43 million) and capitalized transaction costs ($10 million) should be recorded as goodwill.
     The goodwill associated with the common units ($15.45 million) was calculated by multiplying the difference between the share price determined under EITF 99-12 ($5.10) and the agreed upon price of $2.79 by the estimated number of common units to be issued to non-Waterfront, non-Shidler parties in the Transactions (6,689,325). The goodwill associated with the convertible preferred units ($27.57 million) was determined by multiplying the difference between the fair value ($37.31) and the liquidation value ($25.00) by the estimated number of convertible preferred units that will be issued to non-Waterfront, non-Shidler parties in the Transactions (2,239,586). The convertible preferred and common unit goodwill is recorded as a credit to minority interest.
     The recording of the “non-Waterfront, non-Shidler” interests at their estimated fair value and the recording of the goodwill results in a net increase in the asset value of approximately $193 million (a $216 million increase in the assets, offset by an $11 million increase to the below market lease liability and a $12 million promissory note issued in the Transaction). The Contributed Property’s combined deficit of approximately $115 million is offset by the $193 million basis adjustment and a $48 million liability that is not being assumed by POP Venture, LLC, resulting in net equity of $126 million. The net equity is allocated between the minority interest - preferred units and minority interest — common units based on the relative fair values of the securities. The total common equity in the Operating Partnership, is then re-balanced between the limited partner (the property contributors) and the general partner (POPT) based on their respective ownership of the Operating Partnership.
     The fair value of the assets and liabilities acquired will be allocated in accordance with SFAS 141. The fair values of tangible assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land, building, and tenant improvements based on relevant information obtained in connection with the acquisition of these interests. The estimated fair values of acquired in-place at-market leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the fair value of leasing commissions and legal costs that would be incurred to lease this property to this occupancy level. Additionally, the time period over which such occupancy level would be achieved is evaluated and an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period is included. Above-market and below-market in-place lease values are recorded as an asset or liability based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease.

Pacific Office Properties Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2007
(in thousands)

	ARIZONA
	LAND				ACQUISITION OF	OTHER		CONSOLIDATING
	INCOME		COMBINED	COMBINED	COMBINED	PRO FORMA		PRO FORMA		PRO FORMA
	CORPORATION	WATERFRONT	ENTITIES I	ENTITIES II	ENTITIES I & II	ADJUSTMENTS		ADJUSTMENTS		CONSOLIDATED
	(A)	(A)	(A)	(A)	(B)
Assets
Net investments in real estate	$56	$60,362	$100,533	$92,153	$163,415	$—		$—		$416,519
Investment in joint venture	—	—	—	263	—	—		—		263
Cash and cash equivalents	603	3,468	5,437	2,835	—	(9,206	) (C)	5,802	(F)	8,939
Restricted cash	—	1,460	1,747	2,085	—	—		—		5,292
Accounts receivable, net	—	1,505	2,110	2,686	—	—		—		6,301
Deferred costs	—	1,170	1,512	1,419	—	—		—		4,101
Intangible assets on real estate acquisitions, net	—	7,159	5,456	10,843	9,671	—		—		33,129
Deferred acquisition costs		5,371				(5,371	) (D)
Other assets	3,486	593	1,207	382	—	—		—		5,668
Goodwill	—	—	—	—	43,022	10,114	(D)	—		53,136

Total Assets	$4,145	$81,088	$118,002	$112,666	$216,108	$(4,463)		$5,802		$533,348

Liabilities
Mortgage notes payable	$—	$111,000	$170,949	$115,721	$—	$—		$—		$397,670
Accounts payable & accrued expenses	42	1,179	2,038	2,066	—	—		—		5,325
Security deposits	—	685	1,098	752	—	—		—		2,535
Other liabilities	—	888	48,707	318	(36,043)	—		—		13,870
Below market lease value	—	1,877	1,883	2,408	11,107	—		—		17,275

Total Liabilities	$42	$115,629	$224,675	$121,265	$(24,936)	$—		$—		$436,675

										—
Minority Interest – Preferred Units	$—	$—	$—	$—	$89,309	$(18,935	) (E)	$—		$70,374	(E)
Minority Interest – Common Units	—	—	—	—	36,463	(20,069	) (E)	5,105	(G)	21,499	(E)

Stockholders’ Equity
Common stock	$185	$—	$—	$—	$—	$—		$118		$303
Additional paid in capital	21,671	—	—	—	—	—		(17,174	) (H)	4,497
Accumulated earnings/(deficit)	(17,753)	(34,541)	(106,673)	(8,599)	115,272	34,541		17,753		—

Total Stockholders’ Equity	$4,103	$(34,541)	$(106,673)	$(8,599)	$115,272	$34,541		$697		$4,800

Total Liabilities and Equity	$4,145	$81,088	$118,002	$112,666	$216,108	$(4,463)		$5,802		$533,348

See introduction and notes to the financial statements

Pacific Office Properties Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2007
(in thousands except share and per share amounts)

	ARIZONA
	LAND				ACQUISITION OF		OTHER		CONSOLIDATED
	INCOME		COMBINED	COMBINED	COMBINED		PRO FORMA		PRO FORMA		PRO FORMA
	CORPORATION	WATERFRONT	ENTITIES I	ENTITIES II	ENTITIES I & II		ADJUSTMENTS		ADJUSTMENTS		CONSOLIDATED

Revenues
Rental revenues	$—	$9,287	$8,688	$10,988	$1,780	(I)	$—		$—		$30,743
Parking revenues	—	1,959	2,737	1,388	—		—		—		6,084
Expense reimbursements	—	3,620	7,050	2,953	—		—		—		13,623
Other operating income	176	89	112	86	—		—		—		463

Total revenues	$176	$14,955	$18,587	$15,415	$1,780		$—		$—		$50,913

Expenses
Property operating	$—	$10,407	$9,839	$8,102	$—		$—		$—		28,348
Interest	—	5,419	11,430	5,356	(3,531	) (K)	630	(L)	—		19,304
Depreciation and amortization	—	3,228	4,464	4,758	3,689	(J)	—		—		16,139
AZL merger transaction costs	181	—	—	—	—		—		(181	) (N)	—
General and administrative	118	274	16	85	—		—		1,125	(M)	1,618

Total expenses	$299	$19,328	$25,749	$18,301	$158		$630		$944		$65,409

Income (loss) from continuing operations	(123)	(4,373)	(7,162)	(2,886)	1,622		(630)		(944)		(14,496)
Gain on Sale of Properties	—	—	—	—	—		—		—		—
Income/(loss) from joint ventures	—	—	—	(14)	—		—		—		(14)
Interest and dividend income	—	37	66	117	—		—		—		220

Income (loss) before minority interests	(123)	(4,336)	(7,096)	(2,783)	1,622		(630)		(944)		(14,290)

Loss allocated to Minority Interests	—	—	—	—	—		—		—		11,371	(O)

Net income (loss) before taxes	(123)	(4,336)	(7,096)	(2,783)	1,622		(630)		(944)		(2,919	) (O)
Income Taxes	—	—	—	—	—		—		—		—

Net income (loss)	$(123)	$(4,336)	$(7,096)	$(2,783)	$1,622		$(630)		$(944)		$(2,919)

Pro forma basic earnings (loss) per share (unaudited)	$(0.07)										$(0.96)

Pro forma weighted average common shares outstanding – basic (unaudited)	1,851,125										3,031,125

See introduction and notes to the financial statements

Pacific Office Properties Trust, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2006
(in thousands except share and per share amounts)

	ARIZONA
	LAND				ACQUISITION OF		OTHER		CONSOLIDATED
	INCOME		COMBINED	COMBINED	COMBINED		PRO FORMA		PRO FORMA		PRO FORMA
	CORPORATION	WATERFRONT	ENTITIES I	ENTITIES II	ENTITIES I & II		ADJUSTMENTS		ADJUSTMENTS		CONSOLIDATED

Revenues
Rental revenues	$—	$12,332	$10,788	$14,316	$2,350	(P)	$—		$—		$39,786
Parking revenues	—	2,261	3,269	1,335	—		—		—		6,865
Expense reimbursements	—	4,089	9,207	3,339	—		—		—		16,635
Other operating income	445	184	256	39	—		—		—		924

Total revenues	$445	$18,866	$23,520	$19,029	$2,350		$—		$—		$64,210

Expenses
Property operating	$32	$11,586	$12,446	$9,794	$—		$—		$—		$33,858
Interest	—	7,847	15,749	6,826	(4,087	) (R)	(1,141	) (S)	—		25,194
Depreciation and amortization	—	4,238	5,986	6,213	4,858	(Q)	(40	) (T)	—		21,255
AZL merger transaction costs	105	—	—	—	—		—		(105	) (V)	—
General and administrative	186	431	93	298	—		—		1,500	(U)	2,508

Total expenses	$323	$24,102	$34,274	$23,131	$771		$(1,181)		$1,395		$82,815

Income (loss) from continuing operations	122	(5,236)	(10,754)	(4,102)	1,579		1,181		(1,395)		(18,605)
Gain on Sale of Properties	3,568	—	—	—	—		—		—		3,568
Income/(loss) from joint ventures	—	—	—	(32)	—		—		—		(32)
Interest and dividend income	—	99	72	124	—		—		—		295

income (loss) before allocation to minority interests	3,690	(5,137)	(10,682)	(4,010)	1,579		1,181		(1,395)		(14,774)

Loss allocated to Minority Interests	—	—	—	—	—		—		—		11,663	(W)

Net income before taxes	3,690	(5,137)	(10,682)	(4,010)	1,579		1,181		(1,395)		(3,111	) (W)
Income Taxes	(8)	—	—	—	—		—		—		(8)

Net income (loss)	$3,682	$(5,137)	$(10,682)	$(4,010)	$1,579		$1,181		$(1,395)		$(3,119)

Pro forma basic earnings (loss) per share (unaudited)	$1.99										$(1.03)

Pro forma weighted average common shares outstanding – basic (unaudited)	1,851,125										3,031,125

See introduction and notes to the financial statements

Pacific Office Properties Trust, Inc.
Notes to the Unaudited Pro Forma
Consolidated Financial Statements
(Dollar amounts in thousands except share and per share amounts)
1. Adjustments to the unaudited pro forma combined balance sheet as of September 30, 2007.
     (A) Reflects the unaudited balance sheets of Arizona Land Income Corporation (“AZL”), Waterfront and Combined Entities I as of September 30, 2007, and the audited combined balance sheet of Combined Entities II as of September 30, 2007.
     (B) Management determined that for purposes of Statement of Financial Accounting Standard No. 141, Business Combinations, the properties owned and operated by related parties of The Shidler Group were not under common control. Therefore, the entity with the largest amount of equity (Waterfront) has been designated as the acquiring entity in the business combination and its assets and liabilities have been recorded at historical cost. Jay Shidler is the controlling member of Waterfront. The non-Shidler interests in the acquired properties are recorded at the estimated fair value of the acquired assets and assumed liabilities corresponding to their ownership interests. Mr. Shidler’s transfer of his interests in the acquired properties to the accounting acquirer he controls is deemed to be a transfer under common control. In accordance with EITF 90-5, Mr. Shidler’s interests in the acquired properties are recorded at his historical cost. For some of the transferred interests, the secured nonrecourse indebtedness exceeds the asset basis. Since Mr. Shidler has no guarantee or commitment for any of these obligations nor does he intend to provide further financial support to the investment, his historical cost basis in these interests is zero.
     The following pro forma adjustments are necessary to reflect the acquisition of the non-Waterfront interests and related allocation of purchase price. The allocation of purchase price is based on Management’s preliminary estimates and is subject to change based on the final determination of the fair value of assets acquired and liabilities assumed:

		ALLOCATION OF
	COMBINED	PURCHASE PRICE
	ENTITIES I & II	BASED ON	PRO
	SEPTEMBER 30, 2007	ESTIMATED	FORMA
(in 000s)	BALANCE SHEET	FAIR VALUE	ADJUSTMENT

Net investments in real estate	$192,686	$356,101	$163,415	(1)
Investment in joint venture	263	263	—
Cash and cash equivalents	8,272	8,272	—
Restricted cash	3,832	3,832	—
Accounts receivable, net	4,796	4,796	—
Deferred costs	2,931	2,931	—
Intangible assets on real estate acquisitions, net	16,299	25,970	9,671	(1)
Other assets	1,589	1,589	—
Goodwill	—	43,022	43,022	(4)

Total Assets	$230,668	$446,776	$216,108

Mortgage notes payable	$286,670	$286,670	$—
Accounts payable and accrued expenses	4,104	4,104	—
Security deposits	1,850	1,850	—
Other liabilities	49,025	982	(36,043	) (2)
Below market lease value	4,291	15,398	11,107	(1)

Total Liabilities	$345,940	$309,004	$(24,936)

Minority interests	$—	$97,831	$89,309	(3)
Additional paid in capital	—	39,941	36,463	(3)
Stockholders’ equity (deficiency)	(115,272)	—	115,272

Total Liabilities and Stockholders’ Equity	$230,668	$446,776	$216,108

Total Increase in Assets			$216,108
Total Decrease in Liabilities			24,936

Total Increase in Minority Interest			$241,044

(1)	These pro forma adjustments, which total $241,044, are primarily the result of recording the appropriate interest in real estate properties and related intangibles at fair market value as discussed above.

The fair value of tangible assets acquired is determined by valuing the property as if it were vacant, applying methods similar to those used by independent appraisers to value income-producing property. The resulting value is then allocated to land, buildings, tenant improvements, and furniture, fixtures and equipment based on Management’s determination of the relative fair value of these assets. The assumptions used in the allocation of fair values to assets acquired are based on Management’s best estimates at the time of evaluation.

Fair value is assigned to above- and below-market leases based on the differences between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases.

The aggregate value of other acquired intangible assets consists of acquired in-place leases and tenant relationships. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place leases (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance and other operating expenses); and (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period.

(2)	Represents the elimination of a loan payable, including accrued interest of $48,043, relating to the City Center property owed to Management, not being assumed by the Operating Partnership as part of the Transactions net of the $12,000 promissory note issued in the Transactions.

(3)	The historical combined deficit of the acquired properties $115,272 is offset by the pro forma adjustment of $241,044. The resulting positive balance of $125,772 is reclassified to minority interest based on the relative fair value of the securities in the bundled transaction. The relative fair value of the common and convertible preferred units is 28.991% and 71.009%, respectively.

(4)	Represents goodwill based on the fair value of the consideration received (common and convertible preferred units being issued and the $12,000 promissory note) less the fair value of the net assets (tangible and intangible assets acquired less debt assumed) exchanged in the Transactions. The goodwill associated with the excess fair value of the common units was calculated by multiplying the difference between the share price as determined by EITF 99-12 ($5.10) and $2.79 (the fair value per common unit for the net assets being acquired in the Transaction in accordance with the agreements) by the estimated number of common units that will be issued to parties in the Transactions that will be recognized at fair value (those other than Waterfront and its controlling member, Jay Shidler) (6,689,325).

The convertible preferred units have a fair value per convertible preferred unit for the net assets being acquired in the Transactions of $25.00. The fair value of a convertible preferred unit was estimated by management to be $37.31 after taking into account the common stock price determined in accordance with EITF 99-12 ($5.10) and various other factors that determine the value of a convertible security. The goodwill associated with the convertible preferred units was determined by multiplying the difference between the fair value of the security ($37.31) and the fair value per convertible preferred unit for the net assets ($25.00) by the estimated number of convertible preferred units that will be issued to parties in the Transactions that will be recognized at fair value (those other than Waterfront and its controlling member, Jay Shidler) (2,239,586).
     (C) Represents the distribution of estimated operating cash balances to the predecessor partners of the transferred entities.
     (D) Represents the estimated costs directly related to the Transactions that were incurred by POP Venture, LLC on behalf of the accounting acquirer. The total includes $5,371 that was previously capitalized as deferred acquisition costs. The identifiable assets being acquired in the transactions were recorded at their estimated fair value. Accordingly, the additional costs are capitalized as goodwill.
     (E) Reflects the allocation of the contributed equity based on the issuance proceeds from the bundled transaction be allocated to the two classes of equity (common and convertible preferred units) based on their relative fair value of the securities in accordance with EITF 99-12. The EITF 99-12 value of the common and convertible preferred units is $69,238 (13,576,165 units multiplied by $5.10 per share) and $169,585 (4,545,300 units multiplied by $37.31 per share). The contributed equity is the acquired entities’ equity after fair value adjustments and distributions of cash to the partners. Mr. Shidler’s historical cost basis in his interests in Waterfront and the acquired entities aggregates to a deficit balance. Since there is no requirement to restore the deficit, the portion of the deficit balance allocable to the convertible preferred units ($14,095) is reclassified to the common units. Limited Partner equity is allocated between the common and convertible preferred units as follows:

		CONVERTIBLE
	COMMON	PREFERRED
	UNITS	UNITS	TOTAL

Contributed Equity	$36,463	$89,309	$125,772

Waterfront accumulated deficit reclassification	(10,014)	(24,527)	(34,541)
Reclassification of Sponsor’s deficit capital account	(8,761)	8,761	—
Other pro forma adjustments	(1,294)	(3,169)	(4,463)

Total Adjustments	(20,069)	(18,935)	(39,004)

Pre-Adjusted Equity	$16,394	$70,374	$86,768

     (F) Reflects the following adjustment to cash and cash equivalents and stockholder’s equity:

(in 000s)
(unaudited)

Stockholders’ Equity	$4,103

Proceeds from Stock Subscription	$6,350
Less: AZL transaction costs	(548)

Net Adjustment to Cash	$5,802

Pre-Adjusted Stockholders’ Equity	$9,905

     (G) In accordance with EITF 94-2, limited partner common unit equity is combined with the general partner common equity and is rebalanced based on relative general partner and limited partner common unit ownership percentages. The common equity was allocated 18.25% to the general partner common unit holders or REIT common shares and 81.75% to the limited partner common unit holders based on their relative ownership interests in the Operating Partnership.

	PARTNER	PARTNER
	COMMON	COMMON
	UNITS	UNITS	TOTAL

Pre-Adjusted Equity	$16,394	$9,905	$26,299

Total Pre-Adjusted Equity	$26,299	$26,299
Ownership Interest	81.75%	18.25%	100.00%

Re-balanced Equity	$21,499	$4,800	$26,299

Re-balancing Adjustment	$5,105	$(5,105)	$—

     (H) Reflects the following adjustment to additional paid-in capital:

(in 000s)
(unaudited)

Proceeds from stock subscription (partial)	$6,232
Equity Re-balancing Adjustment	(5,105)
Reclassification of AZL accumulated deficit	(17,753)
AZL transaction costs	(548)

Net Adjustment	$(17,174)

     In connection with the Transactions, certain employees of the Advisor will be granted fully vested indirect ownership interests in the Operating Partnership. These interests have a fair value of $4,200. The value of these interests will be expensed as compensation in the first period following the completion of the Transactions. The one-time charge associated with the granting of these interests has been excluded from the unaudited pro forma consolidated statements of operations.

     Management expects to incur a total of approximately $11,000 of costs in connection with the Transactions. Approximately $7,000 of Transaction costs that will be paid prior to the completion of the Transactions, with the remaining $4,000 being paid at closing. These costs have been paid by Jay Shidler and The Shidler Group related parties. These costs are shown as an expense of the accounting acquirer (Waterfront). Management determined that a portion of these costs was allocable to Waterfront. The costs allocable to Waterfront have been capitalized as noted in (D) above. The Transaction costs are a non-recurring expense associated with the Transactions and have been eliminated from the unaudited pro forma consolidated statements of operations.
2. Adjustments to the unaudited pro forma combined statement of operations for the nine month period ended September 30, 2007.
     (I) Represents the amortization into rental income of the purchase accounting adjustments related to the acquisition of Combined Entities I and Combined Entities II allocated to below-market rent leases.
     (J) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to the acquisition of Combined Entities I and Combined Entities II. These amounts were determined based on Management’s evaluation of the estimated useful lives of real estate properties and the intangibles. The following useful lives were used to determine the pro forma adjustments. Management considered the length of time a real estate property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life, in determining the lives.

Building and improvements	18 to 46 years
Tenant improvements	Remaining lease term
Furnitures, fixtures, and equipment	3 to 7 years
Lease intangibles	Remaining lease term
     (K) Represents the elimination of interest expense related to the City Center loan that is not assumed in the Transactions.
     (L) Represents nine months of interest expense on the $12,000 note payable to POP Venture, LLC relating to the acquisition of the City Square property.
     (M) Represents the base management fee paid to the Advisor (annual fee pro-rated for nine months).
     (N) Represents the elimination of merger transaction costs incurred by AZL.

     (O) The loss before minority interests is increased by the pro-rated preferred distribution to the preferred unitholders ($1,704). The resulting loss of $15,994 is then allocated between the minority interest (limited partner) and the general partner based on their relative ownership of the Operating Partnership.
3. Adjustments to the unaudited pro forma combined statement of operations for the year ended December 31, 2006.
     (P) Represents the amortization into rental income of the purchase accounting adjustments related to the acquisition of Combined Entities I and Combined Entities II allocated to below-market rent leases.
     (Q) Represents the additional depreciation expense and amortization of intangibles as a result of the purchase accounting adjustments related to the acquisition of Combined Entities I and Combined Entities II. These amounts were determined based on Management’s evaluation of the estimated useful lives of real estate properties and the intangibles. The following useful lives were used to determine the pro forma adjustments. Management considered the length of time a real estate property had been in existence, the maintenance history as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life, in determining the lives.

Building and improvements	18 to 46 years
Tenant improvements	Remaining lease term
Furnitures, fixtures, and equipment	3 to 7 years
Lease intangibles	Remaining lease term
     (R) Represents the elimination of interest expense related to the City Center loan that is not assumed in the Transactions.
     (S) Represents additional interest expense attributable to the larger secured note payables on the Davies Pacific Center, Waterfront Plaza, and Pan Am Building properties $4,553, the elimination of the non-recurring defeasance costs associated with the Davies Pacific Center, Waterfront Plaza, and Pan Am Building $5,176, the elimination of interest expense related to the Davies Pacific Center capitalized land lease $1,358 (the Davies Pacific Center land was acquired in October 2006 with a portion of the new loan proceeds. The land has been treated as if acquired and the loan has been treated as if incurred on January 1, 2006), and additional interest expense of $840 on the $12,000 note payable to POP Venture, LLC relating to the acquisition of the City Square Property.
     (T) Represents reduced amortization expense related to deferred loan costs associated with the refinanced loans for Davies Pacific Center, Waterfront Plaza, and Pan Am Building that are being amortized over a ten year loan term versus a five year term for the loans that they replaced.

     (U) Represents the base management fee paid to the Advisor.
     (V) Represents the elimination of transaction costs incurred by AZL.
     (W) The loss before minority interests is increased by the preferred distribution to the preferred unitholders ($2,273). The resulting loss of $17,047 is then allocated between the minority interest (limited partner) and the general partner based on their relative ownership of the Operating Partnership.

Appendix A

MASTER FORMATION AND CONTRIBUTION AGREEMENT
between
ARIZONA LAND INCOME CORPORATION
and
POP VENTURE, LLC
Dated as of October 3, 2006

i

Schedules

Schedule 2A	POP Affiliates
Schedule 2B	POP Properties
Schedule 2C	Terms and Conditions of Preferred Units

Exhibits

Exhibit A	Management Advisory Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Surviving Corporation Articles
Exhibit D	Surviving Corporation By-laws
Exhibit E	UPREIT Agreement
Exhibit F	UPREIT Certificate
Exhibit G	Non-Competition Agreement

ii

     THIS MASTER FORMATION AND CONTRIBUTION AGREEMENT is dated as of October 3, 2006 by and between ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”). All terms not otherwise defined in this Agreement shall have the meanings set forth in Section 2 below.
     1. PURPOSE. AZL and POP have entered into this Agreement for the purpose of setting forth the terms of the Transactions pursuant to which the parties shall create an “UPREIT” subsidiary limited partnership of AZL. The UPREIT shall acquire from POP, or the POP Members designated by POP, the Contributed Interests in the POP Affiliates in exchange for Common Units and Preferred Units. AZL and the UPREIT shall thereafter operate under the name “Pacific Office Properties” and through the POP Affiliates, shall directly or indirectly own, in full or in part and in fee simple or leasehold interests, commercial office properties. On the terms and subject to the conditions set forth herein, the parties agree to execute and deliver such additional agreements and undertake such additional actions as further provided herein, including:
•	Forming a Delaware limited partnership to serve as the UPREIT;

•	Authorizing a one-for-two reverse stock split of common stock and amendments to the charter of AZL;

•	Reincorporating AZL in Maryland;

•	Entering into an agreement with Advisor pursuant to which Advisor shall manage substantially all of the business and operations of the UPREIT and AZL;

•	Selling substantially all of the assets of AZL and declaring a special dividend of $1.00 per share to the shareholders of AZL;

•	Selling Common Units of the UPREIT or shares of common stock of AZL to affiliates of POP for $5 million;

•	Issuing a share of preferred stock of AZL to the Advisor on behalf of holders of Common Units and Preferred Units with voting rights at AZL; and

•	Obtaining all necessary approvals of the shareholders of AZL at a duly convened special meeting of the shareholders of AZL.
     2. DEFINITIONS.
     As used in this Agreement, the following terms shown have the meanings set forth in this Section 2.
     “Adjusted Per Share Value” shall mean the difference of (x) the average closing price per share of AZL Common Stock reported in the consolidated transaction reporting system during the ninety (90) trading days immediately preceding the date of this Agreement (but in no event less than $3.75 nor more than $4.00) minus (y) the amount of the Special Dividend; all subject to adjustment in the event of the Reverse Stock Split or any other change in the capitalization of AZL or the Surviving Corporation.
     “Advisor” shall mean Pacific Office Management, Inc., a corporation to be incorporated in the State of Delaware.

     “Advisory Agreement” shall mean all oral and written agreements and other contractual or other similar arrangements between AZL and AZLA or between AZL and AZLB, pursuant to which AZLA or AZLB has provided or may hereafter provide services to AZL prior to the Closing.
     “Affiliate” shall mean with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified and shall have such additional meaning as such term has under SEC Rule 12b-2.
     “Agreement” shall mean this Master Formation and Contribution Agreement.
     “AMEX” shall mean the American Stock Exchange.
     “AZL Common Stock” shall mean the Class A common stock, no par value, of AZL, which is listed on the AMEX.
     “AZL Material Adverse Effect” shall mean an effect that would reasonably be expected to be material and adverse to the financial condition, business, or results of operations of AZL, or to the number of beneficial or record shareholders of AZL Common Stock, or that would materially and adversely affect the ability of AZL, the UPREIT or the Surviving Corporation to consummate the Transactions.
     “AZLA” shall mean Peacock, Hislop, Staley & Given, Inc., an Arizona corporation.
     “AZLB” shall mean ALI Advisor, Inc., an Arizona corporation.
     “Closing” shall mean the closing of the Transactions.
     “Closing Date” shall mean the date at which all of the Transactions are consummated.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Common Units” shall mean common partnership units of the UPREIT. The Common Units will have a distribution yield equal to the dividend yield of Surviving Corporation Common Stock (anticipated to have the Initial Dividend Yield immediately following Closing) and will be exchangeable into shares of AZL Common Stock initially on a one-for-one basis (subject to adjustment), provided that holders of Common Units issued at the Closing may not exchange their Common Units into shares of AZL Common Stock prior to the second anniversary of the Closing. The Common Units otherwise will have the rights, preferences, terms and conditions set forth in the UPREIT Agreement.
     “Contributed Assets” shall mean certain tangible and intangible assets, including engineering reports, feasibility studies, contract rights, market studies and other intangibles owned by POP, all of which shall be contributed by POP to the UPREIT at Closing.
     “Contributed Interests” shall mean the POP Membership Interests to be contributed by POP, or the POP Members designated by POP, to the UPREIT at Closing in exchange for Common Units and Preferred Units.
     “Contribution Agreements” shall mean all of the Contribution Agreements (each in a form reasonably agreed among AZL, POP and the executing POP Members (if different than POP)) executed between AZL and POP, or the POP Members designated by POP, within thirty (30) days after the execution of this Agreement; and each Contribution Agreement shall relate to the particular POP Property that is owned, directly or indirectly, fully or in part and whether in fee simple or through a ground lease,

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by the POP Affiliate in which such POP Member(s) own membership interests. AZL shall be an intended third party beneficiary to each Contribution Agreement. “Contribution Agreement” shall mean any one (1) of the Contribution Agreements.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exchange Act Filing” shall mean any report, form, schedule or other documents requested to be filed or filed with the SEC pursuant to the Exchange Act.
     “Gross Asset Value” shall mean the value of each POP Property set forth in the Contribution Agreement for such POP Property (provided that, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property, such value shall reflect only the percentage (of the total) economic interests in such POP Property that is owned by one or more POP Affiliates and represented by the Contributed Interests relating to such POP Property). For example, Gross Asset Value would equal $10 million if the POP Property had a value of $100 million and the Contributed Interest of the POP Affiliate was ten percent (10%) of the ownership interests in such POP Property.
     “Independent Director” shall mean a director of the Surviving Corporation who meets the independence requirements set forth in the rules of AMEX (whether or not he or she meets the requirements of SEC Rule 10A-3).
     “Initial Dividend Yield” shall mean the annual divided yield set by the Board of Directors of the Surviving Corporation for the first quarterly dividend following Closing and is anticipated by the parties to be an annual amount equal to six percent (6%) of the Adjusted Per Share Value.
     “Knowledge” shall mean, in the case of AZL, the actual knowledge of any of Thomas R. Hislop, Larry P. Staley or Barry W. Peacock, and, in the case of POP, the actual knowledge of any of Jay H. Shidler, Lawrence J. Taff or James C. Reynolds.
     “Management Advisory Agreement” shall mean the agreement in the form attached as Exhibit A or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement, to be entered into at Closing among Surviving Corporation, the UPREIT and Advisor, pursuant to which Advisor will provide to and on behalf of Surviving Corporation: (a) entity administration services, (b) asset management services and (c) investment and capital management services.
     “Maryland Subsidiary” shall mean a corporation to be incorporated in the State of Maryland as a wholly-owned subsidiary of AZL.
     “Members Instrument” shall mean the instrument required under each Contribution Agreement to be executed by each POP Member(s) at Closing in order to convey his or her Contributed Interests in the applicable POP Affiliate.
     “Mortgage Prepayment” shall mean the payment in the amount of $1,783,208.79, received by AZL on July 1, 2006 from the maker of the mortgage note receivable held by AZL.
     “Net Asset Value” shall mean, for each POP Property (or Contributed Interest, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property), the amount equal to (a) the difference between (i) the Gross Asset Value minus (ii) the amount, including accrued and unpaid interest, of the POP Properties

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Indebtedness encumbering such POP Property at Closing, as adjusted by (b) the net adjustments for the Closing prorations contemplated by this Agreement and the applicable Contribution Agreement.
     “Permitted Common Dividends” shall mean regular quarterly dividends declared (whether or not paid) with respect to AZL Common Stock (and expressly excluding the Special Dividend), which regular quarterly dividends shall not exceed $0.10 per share in the aggregate for any calendar quarter beginning with the quarter ended September 30, 2006.
     “Person” shall mean any individual, trust or entity of any nature.
     “POP Affiliates” shall mean, collectively, the entities identified on Schedule 2A. “POP Affiliate” shall mean any one (1) of the POP Affiliates.
     “POP Material Adverse Effect” shall mean an effect that would reasonably be expected to be material and adverse to the financial condition, business, or results of operations of POP, the POP Affiliates and the POP Properties, taken as a whole, or that would materially and adversely affect the ability of POP and the POP Affiliates, taken as a whole, to consummate the Transactions.
     “POP Members” shall mean the members of the POP Affiliates holding the Contributed Interests prior to Closing, as more particularly identified, with each of their respective POP Membership Interests, on schedules delivered by POP at closing. “POP Member” shall mean any one (1) of the POP Members.
     “POP Membership Interests” shall mean all of the limited liability company membership interests held by the POP Members in the POP Affiliates.
     “POP Operating Agreements” shall mean collectively, the limited liability company operating agreements of the POP Affiliates. “POP Operating Agreement” shall mean any one (1) of the POP Operating Agreements.
     “POP Properties” shall mean, collectively, the properties identified on Schedule 2B. “POP Property” shall mean any one (1) of the POP Properties. As will be addressed in more detail in the relevant Contribution Agreement: (a) certain POP Affiliates directly or indirectly own certain of the POP Properties in fee simple; (b) certain POP Affiliates directly or indirectly own leasehold interests in certain of the POP Properties; (c) certain POP Affiliates directly or indirectly own less than one hundred percent (100%) of certain POP Properties, in a tenancy-in-common with an unrelated third party; (d) certain POP Affiliates directly or indirectly own less than one hundred percent (100%) of certain POP Properties in a joint venture relationship with an unrelated third party; and (e) certain POP Affiliates directly or indirectly own a POP Property through a condominium. In the case of all of (c), (d) and (e), however, the POP Affiliates directly or indirectly hold day-to-day operational control over the relevant POP Properties.
     “POP Properties Indebtedness” shall mean, for any POP Property, the unpaid mortgage debt secured by such POP Property (it being understood, however, that the collateral for such indebtedness may, depending on the POP Property in question, be a lien encumbering fee simple title, a leasehold estate or an ownership interest in a condominium); provided that, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property, such amount shall reflect only that percentage of the indebtedness equal to the percentage ownership represented by such Contributed Interests relating to such POP Property. By way of example, the POP Properties Indebtedness would equal $10 million if the POP Property was encumbered with $100 million of indebtedness and the interest of the POP Affiliate was ten percent (10%) of the ownership interests in such POP Property. The POP Properties Indebtedness is expected to aggregate approximately $403,000,000 at Closing.

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     “Preferred Units” shall mean convertible preferred partnership units of the UPREIT, each with terms and conditions of the Preferred Units described on Schedule 2C.
     “Pursuit Costs” are all out-of-pocket professional and other costs and expenses incurred in connection with all document preparation, negotiation, due diligence, regulatory approval and other actions or undertakings, incident to, in preparation for or in anticipation of this Agreement, the consummation of the Transactions, whether with respect to the POP Properties, the UPREIT, the Maryland Subsidiary or otherwise, up to a maximum amount of Five Hundred Thousand Dollars ($500,000).
     “Registration Rights Agreement” shall mean the Master Registration Rights Agreement in the form attached as Exhibit B or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement, to be entered into at Closing among AZL and the POP Members, pursuant to which AZL shall give the POP Members certain registration rights (commonly known as “demand” and “piggyback” registration rights) with respect to AZL Common Stock.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Shareholder Approval” shall mean the approval and adoption by the shareholders of AZL of this Agreement and the Transactions, all in satisfaction of the requirements of the Arizona Business Corporation Act, the Articles of Incorporation and By-laws of AZL, SEC Rule 14a-4(a)(3) and applicable AMEX rules.
     “Special Dividend” shall mean a dividend with respect to AZL Common Stock in the amount of $1.00 per share, which shall, to the extent possible, constitute a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code.
     “Superior Proposal” shall mean any bona fide, written and unsolicited acquisition proposal made by a Person that is not an Affiliate of AZL, AZLA or AZLB for a transaction which would result in (a) the shareholders of AZL immediately preceding the consummation of such transaction ceasing to hold at least a majority of the voting equity securities in the surviving or resulting Person of such transaction or (b) AZL ceasing to hold all or substantially all of AZL’s assets, taken as a whole, in either case in exchange for consideration consisting solely of cash or securities traded on a registered national securities exchange or a combination thereof and not subject to a financing contingency and otherwise on terms that the Board of Directors of AZL determines, in its good faith judgment (and taking into account all of the terms and conditions of such acquisition proposal, including any break-up fees, expense reimbursement provisions, conditions to consummation, the ability of the Person making the acquisition proposal to finance the transaction, timing of the closing thereof, as well as any revisions to the terms of the Transactions or this Agreement proposed by POP after being notified pursuant to Section 14.7) and after consultation with Bryan Cave LLP, are more favorable to AZL’s shareholders from a financial point of view than the Transactions (after taking into account any revised terms thereof) and is reasonably likely to be completed without undue delay.
     “Surviving Corporation” shall mean the corporation surviving the merger of AZL with and into the Maryland Subsidiary.
     “Surviving Corporation Articles” shall mean the Articles of Incorporation in the form attached hereto as Exhibit C or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement, of the Surviving Corporation.

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     “Surviving Corporation By-laws” shall mean the By-laws in the form attached hereto as Exhibit D or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement, of the Surviving Corporation.
     “Surviving Corporation Class B Common Stock” shall mean the Class B common stock of the Surviving Corporation, which shall not be listed on the AMEX.
     “Surviving Corporation Common Stock” shall mean the common stock of the Surviving Corporation, which shall be listed on the AMEX.
     “Title Insurance Company” shall mean First American Title Insurance Company.
     “Transactions” shall mean collectively all of the transactions and corporate actions contemplated by this Agreement, including the Exhibits hereto.
     “UPREIT” shall mean Pacific Office Properties L.P., a Delaware limited partnership to be formed, and whose sole general partner shall be AZL and which will be the operating partnership or “umbrella partnership” in AZL’s umbrella partnership real estate investment trust structure. “UPREIT” shall also include (a) any entity or entities controlled by the UPREIT or AZL and designated by the UPREIT to acquire any of the Contributed Interests, and (b) any directly or indirectly wholly owned subsidiary entities of Pacific Office Properties, L.P. designated by Pacific Office Properties, L.P., to enter into agreements relating to real estate or to own real estate for and on behalf of Pacific Office Properties, L.P. excluding all Taxable REIT Subsidiaries (as defined in Section 856(l) of the Code).
     “UPREIT Agreement” shall mean the limited partnership agreement of the UPREIT in the form attached hereto as Exhibit E or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement.
     “UPREIT Certificate” shall mean the certificate of formation of the UPREIT in the form attached hereto as Exhibit F or, if such form is not so attached, as agreed by the parties within thirty (30) days following the date of this Agreement.
     3. SHAREHOLDER APPROVAL.
          3.1 Shareholders Meeting. AZL, acting through its Board of Directors, shall, subject to, and in accordance with, applicable law, (i) promptly and duly call, give notice of, convene and hold as soon as practicable, a meeting of the holders of AZL Common Stock and Class B Common Stock (the “Shareholders Meeting”) for the purpose of voting to approve and adopt this Agreement and the Transactions, all in satisfaction of the requirements of SEC Rule 14a-4(a)(3); (ii) recommend approval and adoption of this Agreement and the Transactions by the shareholders of AZL and include in the proxy statement such recommendation and (iii) take all reasonable action to solicit and obtain such approval.
          3.2 Filing of Proxy Statement. As promptly as practicable following the date of this Agreement, AZL shall file a preliminary proxy statement for the Shareholders Meeting, which proxy statement shall satisfy the requirements of Section 3.1 of this Agreement and of SEC Schedule 14A. AZL shall use its commercially reasonable efforts to ensure that such proxy statement is finalized such that a definitive proxy statement can be filed no later than thirty (30) days after the filing of the preliminary proxy statement. In advance of filing the preliminary proxy statement, AZL shall provide POP with a copy of the preliminary proxy statement and provide an opportunity to comment thereon, and thereafter shall promptly advise POP of any material communication received by AZL or its advisors from the SEC with respect to the preliminary proxy statement. The description of POP, POP Affiliates, POP Members

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and POP Properties and of the terms and conditions of this Agreement contained in the preliminary proxy statement shall be provided by POP. Each of AZL and POP shall cooperate and shall instruct their respective agents, attorneys and accountants to cooperate in the preparation and filing of the preliminary and final proxy statements. Each of POP and AZL agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the proxy statement and any supplement thereto will, at the date of mailing to AZL’s shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which such statement is made, not misleading. Each of POP and AZL further agrees that if it shall become aware, prior to the Shareholders Meeting, of any information that would cause any of the statements in the proxy statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof.
          3.3 Mailing of Proxy Statement. AZL, as promptly as practicable following the satisfaction of the requirements of Section 3.2, shall cause the definitive proxy statement relating to the Shareholders Meeting mailed to its shareholders in satisfaction of the requirements of the Exchange Act, AMEX and Arizona Business Corporation Act.
     4. CONTRIBUTION.
          4.1 Formation. AZL shall form the UPREIT immediately prior to Closing by filing the UPREIT Certificate with the Delaware Secretary of State and adopting the UPREIT Agreement. AZL shall be the sole general partner of the UPREIT.
          4.2 POP Members Contribution. Pursuant to the terms of this Agreement and pursuant to the Contribution Agreements, the UPREIT will acquire the Contributed Interests and Contributed Assets subject to and in accordance with the terms of the Contribution Agreements. As a result, the UPREIT will acquire (fully or in part) direct or indirect ownership of the POP Properties, as more specifically described in the respective Contribution Agreement for each POP Property.
          4.3 Agreed Value. AZL and POP have agreed that the aggregate Gross Asset Values, including the value attributable to the Contributed Assets, is $568,000,000 (prior to deducting the aggregate amount of the POP Properties Indebtedness), subject to the prorations and adjustments provided in the applicable Contribution Agreement, or as otherwise provided herein.
          4.4 Aggregate Unit Issuance. As consideration for the contribution of the Contributed Interests and the Contributed Assets to the UPREIT, POP and the POP Members shall receive, or direct the issuance, in the aggregate, of Common Units having a value equal to twenty five percent (25%), and Preferred Units equal to seventy-five percent (75%), of an amount equal to the aggregate Net Asset Values (which would be approximately $165,000,000 on the date hereof). For the purposes of this Section, Common Units shall have a per unit value equal to the Adjusted Per Share Value. For the purposes of this Section, Preferred Units shall have a per unit value of $25.00.
          4.5 Allocation Among POP Members. The Common Units and Preferred Units issuable at Closing shall be allocated as designated by POP based upon a schedule prepared by POP and delivered at Closing.
          4.6 General Partner’s Contribution. Pursuant to the terms of this Agreement, at Closing, AZL shall contribute to the UPREIT all of its assets as of the Closing Date (including any AZL Assets that have not been sold prior to the Closing Date) except for any cash reserved for the payment of

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the Special Dividend, any Permitted Common Dividends or any accrued liabilities of AZL. In consideration for such contribution, AZL shall acquire a general partner interest in the UPREIT and become the sole general partner of the UPREIT and shall be deemed to have made a contribution to the UPREIT in an amount equal to the book value of the assets so contributed. Thereafter, AZL shall have the rights, duties, privileges and obligations as the holder of the general partner interest and as the general partner of the UPREIT and be subject to the terms and conditions of the UPREIT Certificate and the UPREIT Agreement. AZL’s general partner interest at any particular time shall be equal to the quotient obtained by dividing (i) the total number of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock outstanding as of such time, by (ii) the sum of (A) the total number of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock outstanding as of such time, plus (B) the total number of shares of Surviving Corporation Common Stock into which Common Units outstanding as of such time are exchangeable.
          4.7 Intended Tax Treatment. The parties acknowledge that, except to the extent that any or all of POP and the POP Members receive any cash in consideration for the Contributed Interests or the Contributed Assets, the parties intend for the transfer of the Contributed Interests and the Contributed Assets in exchange for Common Units and Preferred Units to result in no current recognition (i.e., a deferral) of gain or loss for federal income tax purposes pursuant to Section 721 of the Code (such treatment, the “Intended Tax Treatment”). The parties shall cooperate in all reasonable respects with POP and the POP Members to facilitate such treatment. Without limiting the generality of the foregoing sentence, the UPREIT and AZL shall be responsible for costs associated with any Internal Revenue Service audit made directly of either or both of the UPREIT and AZL relating to their respective operations.
          4.8 Termination for Tax Purposes. Because the contribution of the Contributed Interests may cause certain POP Affiliates to terminate for federal income tax purposes under Section 708(b) of the Code, the parties to this Agreement agree that the Contribution Agreements with respect to POP Membership Interests in such POP Affiliates shall provide that the POP Members shall have the right and obligation to file any final tax returns for such POP Affiliates. The parties intend that the foregoing contribution section shall not terminate or liquidate the POP Affiliates under the laws of their jurisdiction of formation for any other purpose and that each POP Affiliate shall continue to exist after Closing, with each POP Affiliate continuing to own its interest in the POP Property owned by such POP Affiliate prior to Closing but with the UPREIT as the sole member of each POP Affiliate as of the Closing Date.
     5. REVERSE STOCK SPLIT AND CHARTER AMENDMENTS.
     AZL shall obtain authority at the Shareholders Meeting to effectuate an up to one-for-two reverse stock split of the AZL Common Stock (the “Reverse Stock Split”) in the discretion of AZL, and to amend the Articles of Incorporation and By-laws of AZL (the “Interim Charter Amendments”) to have provisions consistent with the provisions of the Surviving Corporation Articles and the Surviving Corporation By-laws (provided that the name of AZL shall not be changed). If so requested by POP, AZL shall consummate the Reverse Stock Split and effectuate any Interim Charter Amendments prior to the Reincorporation Effective Time. If so requested by POP, AZL shall consummate the Reverse Stock Split following the Reincorporation Effective Time.
     6. SALE OF ASSETS AND DIVIDENDS.
          6.1 Sale of Assets. AZL shall use its commercially reasonable efforts (including, in its discretion, by engaging AZLA to act on its behalf) to sell on or after (and not before) the later of (x) January 15, 2007 and (y) the Closing Date, for cash, all of its assets (other than cash and cash equivalents)

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(“AZL Assets") in arms’-length transactions (provided that transactions with Affiliates of AZL or AZLA shall not be prohibited provided that they are on terms at least as favorable to AZL as those that could be obtained in an arms’-length transaction, but at no less than the greater of ninety-five percent (95%) of (a) the balance sheet carrying value of the asset or (b) the par value of the note receivable, as such terms are specifically and individually approved by the Board of Directors of AZL). In the event that AZL engages AZLA to act on its behalf in order to sell the AZL Assets, AZL may pay a fee to AZLA in consideration of its services provided that (a) such fee may only be paid upon the consummation of a sale of AZL Assets to an unrelated third party; and (b) the aggregate amount of such fee shall not exceed a sum equal to one percent (1.0%) of the price at which the AZL Assets are sold to a third party.
          6.2 Discharge of Accrued Brokerage Commission. AZL shall, prior to the Closing Date, pay and discharge in full all unpaid commissions owed (whether or not then due) by AZL to one or more brokers or other intermediaries in connection with its sale of assets prior to the Closing (including any sales of assets prior to the date of this Agreement). In consideration for such payments, AZL shall receive from each broker or other intermediary an instrument evidencing the full release and discharge of such obligations.
          6.3 Declaration of Special Dividend. AZL, acting through its Board of Directors, shall, prior to December 31, 2006, declare the Special Dividend to its shareholders of record prior to the Closing, which Special Dividend shall, to the extent possible, constitute a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code and shall be used to entirely offset AZL’s net capital gain and other taxable income (if any), arising from the Mortgage Prepayment.
          6.4 Restrictions on Dividends. From and after the date hereof through the Closing Date, other than the Special Dividend and any Permitted Common Dividends, AZL shall not make, declare, pay or set aside for payment any dividend payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, or directly or indirectly adjust, split, combine, reclassify, redeem, purchase or otherwise acquire any shares of its capital stock.
     7. REINCORPORATION.
          7.1 Incorporation and Merger. AZL shall cause the Maryland Subsidiary to be incorporated in the State of Maryland prior to the Shareholders Meeting. Promptly following the Shareholders Meeting, if Shareholder Approval is obtained, AZL shall file or cause to be filed an agreement and plan of merger (or articles of merger if permitted in such jurisdiction) to be filed with the Secretary of State of the State of Arizona and the Department of Assessments and Taxation of the State of Maryland. Pursuant to such agreement and plan of merger:
(a)	AZL shall be merged (the “Reincorporation”) with and into the Maryland Subsidiary and the separate corporate existence of AZL shall thereupon cease, and the Maryland Subsidiary shall be the Surviving Corporation;

(b)	the name of the Surviving Corporation shall be “Pacific Office Properties Trust, Inc.;”

(c)	the Articles of Incorporation of the Surviving Corporation shall be the Surviving Corporation Articles; and

(d)	the By-Laws of the Surviving Corporation shall be the Surviving Corporation By-laws.

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          7.2 Consequence of Merger. At and after the effectiveness of the Reincorporation (the “Reincorporation Effective Time”), the Surviving Corporation shall be governed by the laws of the State of Maryland. The assets of AZL and the Maryland Subsidiary shall transfer to, vest in, and devolve on the Surviving Corporation without further act or deed. Furthermore the Surviving Corporation shall be liable for all the debts and obligations of AZL and the Maryland Subsidiary. At and after the Reincorporation Effective Time, the Reincorporation shall have the further effects as set forth in Section 10-1107 of the Arizona Business Corporation Act and Section 3-114 of the Maryland General Corporation Law.
          7.3 Board of Directors. Under the Surviving Corporation Articles, the size of the Board of Directors of the Surviving Corporation shall be five (5) to seven (7) members. Effective as of the Closing Date, three (3) of the Directors will be Jay H. Shidler, Thomas R. Hislop and Robert Denton; two (2) to four (4) of the Directors shall be nominated by POP and shall be Independent Directors. From and after the Closing Date, Jay H. Shidler shall be the Chairman of the Board of Directors of AZL.
          7.4 Executive Officers. Effective as of the Closing Date, the officers of the Surviving Corporation shall include Jay H. Shidler as Chief Executive Officer and President, Lawrence J. Taff as Chief Financial Officer and Assistant Secretary and Kimberly F. Aquino as Secretary. At Closing, AZL will enter into a Non-Competition Agreement with Messrs. Shidler and Taff, in the form set forth as Exhibit G. The powers, duties and responsibilities of the officers of the Surviving Corporation shall be as set forth in the Surviving Corporation By-laws or as established by the Board of Directors of Surviving Corporation.
          7.5 Effect on Capital Stock. Subject to the provisions of this Agreement, on the Closing Date, automatically by virtue of the Reincorporation and without any action on the part of any Person:
(a)	AZL Common Stock. Each share of AZL Common Stock issued and outstanding immediately prior to the Reincorporation shall be converted into one (1) share of the Surviving Corporation Common Stock. Shareholders of AZL shall not be required to exchange certificates evidencing AZL Common Stock for certificates evidencing Surviving Corporation Common Stock upon consummation of the Reincorporation.

(b)	AZL Class B Common Stock. Each share of AZL Class B Common Stock issued and outstanding immediately prior to the Reincorporation shall be converted into one (1) share of the Surviving Corporation Class B Common Stock. Shareholders of AZL shall not be required to exchange certificates evidencing AZL Class B Common Stock for certificates evidencing Surviving Corporation Class B Common Stock upon consummation of the Reincorporation.

(c)	Maryland Subsidiary Common Stock. Each share of common stock of the Maryland Subsidiary issued and outstanding immediately prior to the Closing Date shall be extinguished and have no further force or effect.
          7.6    Intended Tax Treatment. The parties intend that the Reincorporation shall qualify as “reorganization” under Section 368(a) of the Code.

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     8. ARRANGEMENTS WITH ADVISOR.
          8.1 Termination of AZLA Engagement. At Closing, AZL shall pay to AZLA all accrued and unpaid fees and out of pocket costs due under any applicable Advisory Agreement through Closing (including any entered into pursuant to Section 6.1), in the amount not to exceed $250,000. In consideration for such payment, AZLA shall terminate, relinquish and release all claims against AZL and all rights (if any) for present and future payments including, compensation and reimbursement under, any applicable Advisory Agreement, including any other compensation in connection with the Transactions.
          8.2 Termination of AZLB Engagement. At Closing, AZL shall pay to AZLB all accrued and unpaid fees and out of pocket costs due under any applicable Advisory Agreement through Closing, in the amount not to exceed $20,000. In consideration for such payment, AZLB shall terminate, relinquish and release all claims against AZL and all rights (if any) for present and future payments including, compensation and reimbursement under, any applicable Advisory Agreement, including any other compensation in connection with the Transactions.
          8.3 Engagement of Advisor. At Closing, AZL shall execute and deliver the Management Advisory Agreement, and POP shall cause said agreement to be executed and delivered by Advisor. The UPREIT and AZL shall engage Advisor to manage substantially all of their business and operations. The Management Advisory Agreement shall have a term of ten (10) years, subject to early termination upon the payment of a termination fee in the amount of $1,000,000, plus accrued and unreimbursed expenses, and subject to the other terms and conditions set forth in such agreement. Pursuant to the Management Advisory Agreement, Advisor shall provide the following services to AZL and the UPREIT:
(a)	Corporate Management: Advisor will administer and operate the Surviving Corporation as a publicly traded real estate investment trust, inclusive of all tax and public company compliance activities, for a predetermined “Base Fee” of $1,500,000 per annum, plus reimbursement of certain third party costs and expenses incurred on behalf of the Surviving Corporation by Advisor as to which the Surviving Corporation is the primary obligor. This fee shall be subject to upward adjustment, based on the growth in size and scope of the Surviving Corporation and the resulting increases in responsibilities incurred by the Advisor, on the basis of a “Supplemental Fee” over and above the Base Fee, equal to the product of (x) 0.1% times (y) the aggregate value of the consolidated gross asset value of the Surviving Corporation in excess of $1.5 billion.

(b)	Investment Management. Advisor will manage the origination, underwriting, acquisition, capitalization and disposition functions for the Surviving Corporation in consideration for specific investment management fees.

(c)	Property Management. Advisor will provide all property management and leasing functions for all properties held and operated by the UPREIT in consideration for property-specific property management fees.
Advisor shall have the right, on behalf of the UPREIT, to engage third party brokers, contractors, leasing agents and others to assist it in performing the above services, and shall additionally have the right to utilize the staff, facilities and resources of various Affiliates of POP.
          8.4 Proportionate Voting Preferred Stock. At Closing, AZL shall authorize, issue, sell and convey to Advisor in consideration for $2,000 paid in cash, one (1) share of Voting Preferred

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Stock, no par value per share, in the Surviving Corporation which will be authorized in Articles Supplementary to the Surviving Corporation Articles (the “Proportionate Voting Preferred Stock”). The Proportionate Voting Preferred Stock shall have voting rights, voting together as a single class with Surviving Corporation Common Stock, equal to the total number of shares of Surviving Corporation Common Stock issuable upon exchange of the Common Units and Preferred Units issued to the POP Members pursuant to the Transactions. As Common Units and Preferred Units are exchanged by the Surviving Corporation at the option of a POP Member for Surviving Corporation Common Stock, the number of votes attaching to the Proportionate Voting Preferred Stock will decrease by a proportionate amount. The Management Advisory Agreement shall provide that on all matters, the Advisor shall cast votes in respect to the Proportionate Voting Common Stock as, and in amounts, directed by the POP Members and their permitted transferees. The Proportionate Voting Preferred Stock shall have no dividend rights and de minimis rights to distributions upon liquidation and shall be redeemable at the election of the Surviving Corporation at such time as the Management Advisory Agreement is terminated and the Surviving Corporation becomes self-advised.
     9. SUBSCRIPTION AND REGISTRATION RIGHTS.
          9.1 Subscription. At the Closing, AZL shall sell to POP, POP Affiliates, POP Members or other affiliates of POP Common Units and Surviving Corporation Common Stock, as elected by POP, for an aggregate purchase price of $5,000,000 and a price per Common Unit or share of Surviving Corporation Common Stock equal to the Adjusted Per Share Value. The purchase price shall be payable in immediately available funds at Closing.
          9.2 Registration Rights. AZL shall enter into the Registration Rights Agreement at Closing with recipients of Common Units and Preferred Units. Under the Registration Rights Agreement, AZL shall grant the recipients of Common Units and Preferred Units demand and piggyback registration rights with respect to Surviving Corporation Common Stock, which rights shall not require the Surviving Corporation to cause to be effective under the Securities Act a registration statement prior to the second anniversary of the Closing Date.
     10. CLOSING.
     Closing shall take place on the Closing Date, commencing at 10:00 a.m. Central Time at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, 333 West Wacker Drive, Chicago, Illinois 60606, or at such other place as AZL and POP shall agree, but shall be deemed effective as of 12:01 a.m. Eastern Time on the Closing Date.
     11. REPRESENTATIONS AND WARRANTIES OF POP.
     POP hereby represents and warrants to AZL, which representations and warranties shall be true and correct on the date hereof and at Closing.
          11.1 Authority. POP is a limited liability company duly organized and in good standing under the laws of its jurisdiction of organization. POP has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the Transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of POP. This Agreement is the valid and binding obligation of POP, enforceable against POP in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines of general application.

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          11.2 Authority of POP Affiliates. Each POP Affiliate is a limited liability company duly organized and in good standing under the laws of its jurisdiction of organization, and is authorized to do business in the state in which the POP Property directly or indirectly owned (whether fully or in part) by such POP Affiliate is located, except to the extent such failure to qualify would not have a POP Material Adverse Effect. The copy of the POP Operating Agreement of each POP Affiliate delivered, or to be delivered, to AZL is true, correct and complete in all material respects as of the date delivered. Each POP Affiliate has all necessary power and authority to perform the Transactions contemplated by this Agreement. Except for the Members Instruments, the execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of each POP Affiliate, except as set forth in any Contribution Agreement.
          11.3 Title and Physical Condition. One or more POP Affiliates (on a direct or an indirect basis) holds (fully or in part) fee simple or leasehold title to each POP Property, as described in further detail in the Contribution Agreements. To the Knowledge of POP, and except as otherwise provided in the Contribution Agreements, there is no existing patent or latent structural or other physical defect or deficiency in the condition of any POP Property, or any component or portion thereof, that would have a POP Material Adverse Effect.
          11.4 Compliance with Existing Laws. To POP’s Knowledge (i) no POP Property is in violation of any material building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the POP Property or any part thereof, and (ii) the fee simple owner or ground lessee of each POP Property possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of the POP Property owned or ground leased, as the case may be, by it in the manner in which it is currently being operated, except, in each case where such violation or failure would not have a POP Material Adverse Effect.
          11.5 Litigation. No litigation is pending or, to POP’s Knowledge, threatened, including administrative actions or orders relating to governmental regulations, against the fee simple owner or ground lessee of any POP Property or affecting the use, operation or ownership of any POP Property or any part thereof as contemplated herein, except, in any case, such as would not have a POP Material Adverse Effect.
          11.6 No Defaults. To the Knowledge of POP, neither the execution of this Agreement nor the consummation of the Transactions will: (i) subject to any approval that may be required under any or all of the POP Properties Indebtedness, the POP Operating Agreements, and any tenancy-in-common or joint venture agreement to which a POP Property may be subject, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which any POP Affiliate is a party or by which any POP Affiliate or any POP Property is bound, (ii) subject to any approval required under any or all of the POP Properties Indebtedness, the POP Operating Agreement, and any tenancy-in-common or joint venture agreement to which a POP Property may be subject, violate any restriction, requirement, covenant or condition to which any POP Affiliate is subject or by which any POP Affiliate or any POP Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to any POP Affiliate, or (iv) result in the cancellation of any contract or lease pertaining to any POP Property; except in any instance in any of (i) — (iv) such as would not have a POP Material Adverse Effect.
          11.7 Environmental Matters. POP has no Knowledge of any release, discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the

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Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within any POP Property that would have a POP Material Adverse Effect. To POP’s Knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of any POP Property that would have a POP Material Adverse Effect.
          11.8 POP Affiliate Liabilities. Except for (i) the POP Property Indebtedness, (ii) any tenancy-in-common or joint venture agreement to which a POP Property may be subject, and (iii) any accrued liabilities and obligations of the POP Affiliate which are subject to Closing prorations pursuant to this Agreement, to the Knowledge of POP, no POP Affiliate shall have any material liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, except for the claims and liabilities described in the preceding sentence or otherwise described or disclosed in this Agreement (including the Schedules and Exhibits hereto), no POP Affiliate has, to the Knowledge of POP, received notice of, as of the date of execution of this Agreement, nor has any Knowledge of any basis for any, claim against (or liability of) the POP Affiliate arising from the business done, transactions entered into or other events occurring prior to the Closing Date, which will not be discharged by the POP Affiliate before the Closing Date.
          11.9 Classified as Partnership or Disregarded Entity for Tax Purposes. Each POP Affiliate is, and at all times has been, properly administered and dealt with as a partnership or has been a disregarded entity for federal income tax purposes, and not as a “corporation”, “association” or “publicly traded partnership” taxable as a corporation.
          11.10 Taxes. To the Knowledge of POP, each POP Affiliate has timely filed with the appropriate taxing authorities all returns (including without limitation informational returns and other material information) in respect of Federal, State and local taxes (collectively “Taxes”) required to be filed through the date hereof (and for which an extension has not been obtained) and will timely file any such returns required to be filed (i) on or prior to the Closing Date and (ii) with respect to all periods ending on or before the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All material Taxes of each POP Affiliate in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, or will be subject to Closing proration pursuant to this Agreement and, to the Knowledge of POP, each POP Affiliate has no material liability for Taxes in excess of the amounts so paid. All material Taxes that each POP Affiliate has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority and no material deficiencies for Taxes of any POP Affiliate have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or threatened audits, investigations or claims for or relating to any material additional liability to any POP Affiliate in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of POP, is likely to result in a material additional liability for Taxes. To the Knowledge of POP, there are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of any POP Affiliate. No POP Member is a person other than a United States person within the meaning of Section 7701 of the Code.
          11.11 Disclosure. To the Knowledge of POP, none of this Agreement, or any of the schedules, exhibits, agreement, documents, certificates or other items prepared or supplied to AZL by, or on behalf of, POP with respect to the POP Properties or the Transactions contain any untrue statements of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. To the Knowledge of POP, there is no fact that POP has not disclosed to AZL in writing and

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of which it has Knowledge that has had or would reasonably be anticipated to have a POP Material Adverse Effect. Copies of all documents referred to herein or in the schedules hereto have been delivered or made available to AZL, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.
          11.12 No Other Representation or Warranty. Except as expressly set forth in this Section 11, POP makes no express or implied warranty of any kind whatsoever. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND EXCEPT TO THE LIMITED AND SPECIFIC EXTENT PROVIDED HEREIN OR IN ANY CONTRIBUTION AGREEMENT TO THE CONTRARY, CONTRIBUTION OF THE POP PROPERTIES IS ON A STRICT “AS-IS” BASIS.
     12. OBLIGATIONS OF POP PENDING CLOSING.
     From and after the date of this Agreement through the Closing Date, POP covenants and agrees as follows:
          12.1 Preparation of Exhibits. POP shall use commercially reasonable efforts to agree to the forms of agreement contemplated to be attached as exhibits to this Agreement, such agreements to contain customary and other commercially reasonable terms and conditions.
          12.2 Changes in Representations. POP shall notify AZL promptly if it becomes aware of any occurrence prior to the Closing Date that would make any of its representations, warranties or covenants contained herein not true in any material respect.
          12.3 Listing Application. POP shall use its commercially reasonable efforts to cause the shares of Surviving Corporation Common Stock to be listed for trading on the AMEX.
     13. REPRESENTATIONS AND WARRANTIES OF AZL.
     AZL hereby represents and warrants to POP, which representations and warranties are true and correct on the date hereof, and at Closing, as follows:
          13.1 Authority of AZL. AZL is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is duly authorized to do business and own properties in all jurisdictions in which it does business and owns properties. AZL has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the Transactions contemplated by this Agreement. Except for the AZL Shareholder Approval, the execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of AZL. This Agreement is the valid and binding obligation of AZL, enforceable against AZL in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines of general application.
          13.2 Exchange Act Reporting. AZL has made all Exchange Act Filings required to be made under the Exchange Act. All such Exchange Act Filings made by AZL are in all material respects true, correct and complete and complied, and all documents required to be filed by AZL with the SEC after the date hereof and prior to the Closing will comply, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder. None of AZL’s Exchange Act Filings contained, and shall not contain, any untrue statement of a material fact or omitted, or shall omit, to state any material fact required to be stated therein or necessary to make the

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statements therein, in light of the circumstances under which they were made, or shall be made, not misleading. The financial statements of AZL included in AZL’s Exchange Act Filings fairly present, and will fairly present, the financial position of AZL, as at the respective dates thereof and the results of operations and cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
          13.3 AZL Common Stock. All shares of AZL Common Stock exchangeable for Common Units issued in connection with the Transactions will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All issued and outstanding shares of AZL Common Stock were issued in compliance with, or in transactions exempt from, the registration requirements of applicable federal and state securities laws. The authorized capital stock of AZL consists of 10,000,000 shares of AZL Common Stock and 10,000 shares of Class B Common Stock, no par value. There are issued and outstanding 1,851,025 shares of AZL Common Stock and 100 shares of Class B Common Stock. All such outstanding shares are fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of AZL. All dividends on the capital stock of AZL that have been authorized or declared prior to the date hereof have been paid in full. The AZL Common Stock was owned as of September 7, 2006 by 57 shareholders of record and, to the Knowledge of AZL, beneficially owned by at least 1,000 holders.
          13.4 Litigation. AZL is not a party to any, and there are no pending or, to AZL’s Knowledge, threatened legal, administrative, or arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AZL or any of its assets that, individually or in the aggregate (i) would delay or prevent AZL from performing its obligations hereunder, or (ii) would adversely affect the ability of AZL to consummate the Transactions contemplated hereby.
          13.5 Corporate Documents. The copies of the articles of incorporation of AZL and by-laws of AZL, the copy of any and all Advisory Agreements, and the copies of all other books and records of AZL delivered, or to be delivered to POP, are true, correct and complete copies thereof as of the date delivered. AZL has no employees. There are no outstanding obligations under any employment agreement, consulting agreement, advisory agreement or similar agreement, employee benefit plan, stock option purchase or other equity plan or employee benefit or perquisite other than any Advisory Agreement.
          13.6 Compliance with Existing Laws. To AZL’s Knowledge, AZL is in compliance in all material respects in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses including the Sarbanes-Oxley Act of 2002. To AZL’s Knowledge, AZL possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of its business in the manner in which it is currently being operated by AZL.
          13.7 No Defaults. Neither the execution of this Agreement nor the consummation of the Transactions will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which AZL is a party or by which AZL or any of its assets are bound, (ii) violate any restriction, requirement, covenant or condition to which AZL is subject or by which AZL or any of its assets are bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to AZL, (iv)

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result in the cancellation of any contract or lease pertaining to any of AZL’s assets or (v) result in any increase in amounts due, paid or payable (including any fee for termination) to AZLA or AZLB under any Advisory Agreement. As of the date of this Agreement, AZL is not a party to any confidentiality or standstill agreement with a Person that has made, or has indicated that it intends to make, an Acquisition Proposal.
          13.8 Environmental Matters. AZL has no Knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within any POP Property or any contiguous real estate. To AZL’s Knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the property of AZL.
          13.9 Taxes. AZL is, and at all times during its existence has been, a “real estate investment trust” within the meaning of Section 856(a) of the Code. AZL has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including (but not limited to) any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any Tax arising from “redetermined rents,” “redetermined deductions” and “excess interest” described in Section 857(b)(7) of the Code. No event has occurred, and no condition or circumstance exists, which (i) presents a material risk that any Tax described in the preceding sentence will be imposed upon AZL, or (ii) presents a material risk that the Company will fail to qualify as a real estate investment trust within the meaning of Section 856(a) of the Code. AZL has neither taken nor omitted to take any action that could result in a successful challenge to its status as a real estate investment trust by the Internal Revenue Service, and no such challenge is pending or threatened. AZL and each predecessor of AZL have timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of AZL in respect of periods ending on or before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and AZL has no material liability for Taxes in excess of the amounts so paid. All Taxes that AZL has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of AZL’s federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of AZL have been claimed, proposed or assessed by any taxing or other governmental authority against AZL. There are no pending or, to the Knowledge of AZL, threatened audits, investigations or claims for or relating to any material additional liability to the AZL in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of AZL or its counsel, is likely to result in a material additional liability for Taxes. To the Knowledge of AZL, there are no liens for Taxes (other than for current taxes not yet due and payable) on any of the assets of AZL. The payment of the Special Dividend by AZL will create a corporate level tax deduction for AZL that will eliminate any and all of its federal income tax liability otherwise arising out of its receipt of the Mortgage Prepayment, and will effectively transfer such federal income tax liability to its shareholders.
          13.10 Disclosure Controls and Procedures. None of AZL’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under

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the exclusive ownership and direct control of AZL. AZL has systems of internal accounting controls effective in providing reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, such internal controls:
(a)	maintain records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of AZL;

(b)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of AZL are being made only in accordance with authorizations of management and directors of AZL; and

(c)	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the AZL’s assets that could have a material effect on the financial statements.
          13.11 Absence of Undisclosed Liabilities. Except for items for which reserves have been established in AZL’s audited consolidated balance sheets contained in AZL’s Form 10-QSB for its quarterly period ending June 30, 2006 and which do not reflect any overstated assets, AZL has not incurred, and is not legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors) on AZL. AZL has not knowingly made nor shall make any representation or covenant in any agreement pursuant to which any loans or other assets have been or will be sold by AZL that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.
          13.12 Absence of Certain Changes or Events. Except as disclosed in AZL’s Exchange Act Filings, between December 31, 2005 and the date of this Agreement, (a) AZL has conducted its business only in the ordinary course and, (b) there has not been any change that has a AZL Material Adverse Effect.
          13.13 Qualification as Reorganization. AZL has not taken or agreed to take any action or failed to take any action that would reasonably be expected to prevent the Reincorporation from qualifying as a reorganization within the meaning of Section 368(a) of the Code. To the Knowledge of AZL, there is no fact, condition or other circumstance that would reasonably be expected to prevent the Reincorporation from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
          13.14 AZL Affiliated Transactions. Except for the agreements and arrangements referred to in Sections 6.1, 8.1 and 8.2, no officer, director, employee, shareholder or Affiliate of AZL or any Person related by blood or marriage to any such Person, is a party to any contract, agreement, arrangement, commitment or transaction with AZL or has any interest in any property, right or asset owned or used by AZL. All of such contracts, agreements, arrangements, commitments and transactions are on terms that are no less favorable to AZL than the terms that could be obtained from an unrelated third party.
          13.15 Disclosure. To the Knowledge of AZL, none of this Agreement, or any of the schedules, exhibits, agreement, documents, certificates or other items prepared or supplied to POP by, or

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on behalf of, AZL with respect to AZL or the Transactions contain any untrue statements of a material fact or omit a material fact necessary to make each statement contained herein or therein no misleading. To the Knowledge of AZL, there is no fact that AZL has not disclosed to POP in writing and of which it has Knowledge that has had or would reasonably be anticipated to have a AZL Material Adverse Effect. Copies of all documents referred to herein or in the schedules hereto have been delivered or made available to POP, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder.
     14. OBLIGATIONS OF AZL PENDING CLOSING.
     From and after the date of this Agreement through the Closing Date, AZL covenants and agrees as follows:
          14.1 Preparation of Exhibits. AZL shall use commercially reasonable efforts to agree to the forms of agreement contemplated to be attached as exhibits to this Agreement, such agreements to contain customary and other commercially reasonable terms and conditions.
          14.2 Maintenance and Operation of AZL Properties and AZL Business. AZL shall continue to own the properties owned by it and to operate its business as a real estate investment trust as AZL’s business is currently operated. Without limiting the generality of the foregoing, AZL shall (i) comply with all requirements applicable to real estate investment trusts under Section 856 of the Code; (ii) not take any action, or fail to take any action, if such action or failure could reasonably be expected to result in the termination of AZL’s status as a real estate investment trust within the meaning of Section 856(a) of the Code; (iii) vigorously monitor, enforce and fully exercise all of its rights with respect to “Excess Shares” as defined in its Articles of Incorporation and (iv) diligently deploy its assets and earn income consistent with all of the asset and income tests applicable to real estate investment trusts set forth in Section 856 of the Code. Notwithstanding the foregoing AZL shall not take any action, conduct any business or enter into any agreement or transaction except as expressly required by this Agreement without the prior written consent of POP.
          14.3 Government Requirements. AZL shall use its commercially reasonable efforts to comply with governmental requirements applicable to AZL.
          14.4 Changes in Representations. AZL shall notify POP promptly if it becomes aware of any occurrence prior to the Closing Date that would make any of its representations or warranties contained herein not true in any material respect.
          14.5 Obligations as to AZL Documents. AZL shall not, without POP’s prior written consent, amend the articles of incorporation or by-laws of AZL except pursuant to the Reincorporation, Reverse Stock Split or Interim Charter Amendment or any Advisory Agreement, or enter into any employment, consulting, advisory or similar agreements or any other agreement material to AZL.
          14.6 No Other Indebtedness. AZL shall not incur any indebtedness, other than current accounts payable in the ordinary course of its business.
          14.7 Acquisition Proposals.
     (i) AZL shall not, at any time prior to the Closing or the termination of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of

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transactions involving or affecting AZL (or its securities or assets) that, if effected, would constitute a change of control of AZL within the meaning of such term under the Exchange Act, or would result in the acquisition, directly or indirectly, of substantially all of the assets of AZL or a liquidation, dissolution, recapitalization, merger or consolidation of AZL (each, an “Acquisition Proposal”), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal; provided, however that AZL shall not be restricted from selling its assets as and to the extent contemplated by and in all respects consistent with Section 5 of this Agreement.
     (ii) Notwithstanding Section 14.7(i), nothing shall prevent AZL, prior to the approval of the Transactions by the shareholders of AZL pursuant to the Arizona Business Corporation Act (the “ABCA Approval”), from furnishing non-public information (that is not confidential information of POP) to, or entering into discussions or negotiations with, any Person (other than an Affiliate of AZL, AZLA or AZLB) in connection with an unsolicited bona fide written Acquisition Proposal received from such Person (other than an Affiliate of AZL, AZLA or AZLB) prior to the ABCA Approval, so long as prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, (a) the Board of Directors of AZL determines in its good faith judgment, after consultation with Bryan Cave LLP, that such Acquisition Proposal is likely to lead to a Superior Proposal, taking into account any revisions to the terms of the Transactions or this Agreement proposed by POP after being notified pursuant to this Section 14.7, (b) AZL is not then in breach of this Agreement, and (c) AZL enters into, and receives from such Person, an executed confidentiality agreement, which agreement shall not prohibit AZL from providing any information regarding the Acquisition Proposal to POP and which shall contain the same restrictions with respect to an Acquisition Proposal as those to which POP is subject pursuant to the confidentiality agreement into which it has entered with AZL. Nothing contained in this Agreement shall prevent the Board of Directors of AZL from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal.
     (iii) AZL further agrees that it shall (a) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) provide notice to POP (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal and set forth the material terms thereof and shall include copies of any written materials that are a part of such Acquisition Proposal upon request by POP) of its receipt of any Acquisition Proposal, or of its receipt of any request for information relating to AZL or for access to the properties, books or records of AZL by any Person that has made, or to AZL’s knowledge intends to make, an Acquisition Proposal, (b) promptly (and in any event within 24 hours) keep POP informed of the status and any change in the terms of any such Acquisition Proposal or request (including any material amendments or proposed material amendments (including copies thereof upon request by POP)) and (c) promptly (and in any event within 24 hours of such determination) advise POP that AZL’s Board of Directors has determined that such Acquisition Proposal is likely to lead to a Superior Proposal. If POP, within five (5) business days after receiving all information required for any event described in clause (a) or (b), proposes to modify the terms and conditions of this Agreement or the Transactions contemplated herein so that such Acquisition Proposal ceases to constitute a Superior Proposal (and during such time AZL shall negotiate in good faith with POP if POP indicates a desire to negotiate with AZL), then AZL shall no longer be entitled to act pursuant to Section 14.7(ii) and shall thereafter perform all of its obligations under this Agreement unless such other

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Person subsequently makes another Acquisition Proposal that satisfies the requirements of Section 14.7(ii).
     (iv) AZL will, and AZL will cause the officers, directors, employees, investment bankers, consultants and other agents of AZL to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any parties with respect to any Acquisition Proposal. AZL agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which AZL is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.
          14.8 Exchange Act Filings. AZL shall make all Exchange Act Filings on a timely basis. All such Exchange Act Filings shall be true, correct and complete and shall comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder.
          14.9 Listing Application. AZL shall use its commercially reasonable efforts to cause the shares of Surviving Corporation Common Stock to be listed for trading on the AMEX.
          14.10 Operations of UPREIT. AZL shall cause the performance of the Transactions to be approved and duly authorized by all necessary action of the UPREIT. AZL shall cause the UPREIT to be duly formed and to duly adopt the UPREIT Agreement and at all times following its formation to be a wholly owned subsidiary of AZL and to not engage in any business activities or conduct any operations other than in connection with the Transactions.
          14.11 Operations of Maryland Subsidiary. AZL shall cause the performance of the Transactions to be approved and duly authorized by all necessary action of the Maryland Subsidiary and the Surviving Corporation. AZL shall cause the Maryland Subsidiary to be duly organized and at all times following its formation until the Reincorporation to be a wholly owned subsidiary of AZL and to not engage in any business activities or conduct any operations other than in connection with the Reincorporation.
     15. POP PROPERTIES.
          15.1 Marketable Title. At Closing, the POP Properties shall be free and clear of all material liens, covenants, restrictions, easements, encumbrances, and other title exceptions or objections excepting, however, the Permitted Exceptions (hereinafter defined). Title to the POP Properties at Closing shall be good and marketable and as such will be insured by the Title Insurance Company at regular rates for regular risks, with such endorsements as the POP Members shall reasonably require.
          15.2 Permitted Exceptions. As to each POP Property, the “Permitted Exceptions” are:
     (i) real estate taxes and assessments not yet due and payable;
     (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of the POP Property, or if so violated that the same do not materially impair the value of the POP Property and that the violation of the same will not result in a forfeiture or reversion of title;

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     (iii) zoning laws, ordinances and regulations, building codes and other governmental laws, regulations, rules and orders affecting such POP Property, provided that the same are not violated by existing improvements or the current use and operation of the POP Property, or if so violated that the same do not materially impair the value of the POP Property or that such violation will not result in a forfeiture or reversion of title;
     (iv) any minor imperfection of title which (1) does not affect the current use, operation or enjoyment of an POP Property, (2) does not render title to such POP Property unmarketable or uninsurable, and (3) does not materially impair the value of the POP Property;
     (v) the POP Properties Indebtedness encumbering such POP Property;
     (vi) any leases with respect to such POP Property; and
     (vii) as noted in any applicable Contribution Agreement.
          15.3 No Subsequent Exception. From and after the date of this Agreement, POP shall not take any action, or fail to take any action, outside of the ordinary course of its business that would cause title to the POP Properties to be subject to any material title exceptions or objections, other than the Permitted Exceptions.
     16. RISK OF LOSS.
     If prior to Closing (i) condemnation proceedings are commenced against all or any material portion of the POP Properties (other than a condemnation which does not materially and adversely affect the value of the POP Properties), or (ii) if any POP Property is damaged by an uninsured casualty to the extent that the cost of repairing such damage shall be Five Hundred Thousand Dollars ($500,000) or more based on the good faith estimate of an independent contractor selected by POP, then POP and AZL shall have the right, upon notice in writing to the other party delivered within forty five (45) days after actual notice of such condemnation or fire or other casualty, to delete such POP Property from this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other with respect to such POP Property. If such POP Property is not deleted in the event of fire or other casualty or condemnation not giving rise to a right to terminate this Agreement, all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period prior to Closing or, of the condemnation award, as the case may be, shall be a part of the Closing.
     17. EXCLUSION OF SELECTED POP PROPERTIES.
     If any POP Membership Interest(s) cannot be contributed as of the Closing Date due to the inability to obtain any requisite consent or estoppel certificate by any holder of POP Properties Indebtedness, or any tenant-in-common or joint venture partner, then POP shall have the right to delete from the Closing such POP Membership Interest and the POP Property encumbered by such POP Properties Indebtedness or tenancy-in-common or joint venture agreement, and to otherwise consummate the Transactions contemplated by this Agreement at the Closing with a corresponding reduction in the units of the UPREIT issued at Closing. In the event POP exercises such right, POP shall have the further right with respect to each such POP Membership Interest to:
(a)	contribute such POP Membership Interest(s) to the UPREIT as if originally a part of the contribution pursuant to this Agreement, provided that all requisite consents and estoppel certificates by holders of POP Properties Indebtedness, or

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any tenant-in-common or joint venture partner, to which such POP Property is subject are obtained and POP provides AZL notice of the exercise of this right no later than one hundred twenty (120) days following the Closing;

(b)	authorize the retention of such POP Property(s) by the POP Affiliate(s) then in possession, and thereafter such POP Affiliate(s) shall have the right to continue to own, operate and dispose of its respective interest in such POP Property(s) notwithstanding any non-competition agreement of the POP Affiliate with the UPREIT; or

(c)	cause the UPREIT and the applicable POP Affiliate(s) to enter into a master lease of such POP Affiliate’s respective interest in such POP Property(s), under which the applicable POP Affiliate, as master lessor, shall receive annual net rent in the amount of the UPREIT distributions that would have been paid to holders of the Common and Preferred Units that would have been issued upon contribution of the applicable POP Property. Under any such master lease, the POP Affiliate and the UPREIT shall, subject to the consent of any holder of POP Properties Indebtedness secured by such POP Property (or the consent of any tenant-in-common under a tenancy-in-common agreement, or a joint venture partner under a joint venture agreement, as the case may be), respectively, have put and call rights, at the agreed value of the POP Membership Interest with respect to the POP Property under this Agreement, to respectively cause the UPREIT to acquire and the POP Member to contribute the POP Membership Interests in respect of such POP Property in exchange for UPREIT Common and Preferred Units as if originally a part of the contribution pursuant to this Agreement.
     18. MUTUAL CONDITIONS PRECEDENT.
     Neither POP nor AZL will be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been satisfied prior to or at the Closing, unless waived by POP and AZL:
          18.1 No Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Transactions shall have been entered by any court or administrative body and shall remain in full force and effect (other than order sought by any of the parties to this Agreement).
          18.2 No Termination. The obligations to consummate the Transactions shall not have been terminated pursuant to the terms of this Agreement.
          18.3 Shareholder Approval. This Agreement and the Transactions shall have received Shareholder Approval.
          18.4 AMEX Listing. The Surviving Corporation Common Stock shall have been approved for listing on AMEX subject only to consummation of the Reincorporation or AMEX shall have advised the parties that such listing is not subject to approval.
          18.5 Consent of Lenders, Tenants-In-Common and Joint Venture Partners. Subject to Section 17 and only to the extent required under the loan documents relating to the POP Properties Indebtedness, each of the holders of the POP Properties Indebtedness shall have executed a written consent and estoppel certificate (the “Indebtedness Documents”) approving the conveyance of

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the Contributed Interests to the UPREIT, and stating that there has not been, and there does not currently exist any default under the POP Properties Indebtedness of such Lender; and to the extent required, each tenant-in-common or joint venture partner holding an interest in a POP Property shall have consented to the assignment of the POP Affiliate’s interest in such POP Property (collectively, “Partner Consents”).
          18.6 Private Placement. The Contribution contemplated by Section 4 hereof shall be exempt from registration under the Securities Act and all applicable blue sky laws except for ministerial filings required in the State of New York and California.
     19. CONDITIONS PRECEDENT TO OBLIGATIONS OF POP.
     The obligations of the POP to consummate the Transactions by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by POP:
(a)	AZL shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by AZL at or prior to the Closing Date.

(b)	AZLA, AZLB and any brokers or other intermediaries with outstanding claims shall have provided to AZL or the Surviving Corporation a release of claims in form and substance satisfactory to POP.

(c)	From and after the date hereof, there shall have been no AZL Material Adverse Effect.

(d)	The AZL Common Stock shall not have been delisted from AMEX, and AMEX shall not have notified AZL that it has failed to satisfy any criteria which must be met in order to continue the listing of the AZL Common Stock on AMEX.

(e)	The representations and warranties set forth in Section 13 shall be true and accurate on and as of the Closing Date, except as otherwise required by this Agreement, with the same force and effect as if they had been made at the Closing Date.

(f)	The UPREIT will be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and the UPREIT Agreement shall have been duly adopted and in full force and effect.

(g)	The Reincorporation shall have been consummated.

(h)	Articles Supplementary setting forth rights, privileges and preferences of the Proportionate Voting Preferred Stock shall have been filed with, and accepted by the Department of Assessments and Taxation of the State of Maryland.

(i)	All consents and approvals necessary under all of the POP Properties Indebtedness documents shall have been obtained.

(j)	The POP Members shall have delivered all documents required to be delivered by the POP Members under this Agreement and otherwise to consummate the Transactions.

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(k)	AZL shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by AZL or caused to be executed by AZL or as necessary or desirable to consummate the Transactions.
     20. CONDITIONS PRECEDENT TO OBLIGATIONS OF AZL.
     The obligations of AZL to consummate the Transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by AZL.
(a)	POP shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by POP at or prior to the Closing Date.

(b)	From and after the date hereof, there shall have been no POP Material Adverse Effect.

(c)	Each POP Property shall be in the same order and condition as at the date of this Agreement, normal wear and tear and damage by fire or other casualty (subject to Section 16) excepted, and shall have been operated between the date of this Agreement and the Closing Date in substantially the same manner as agreed prior to the date of this Agreement of the normal, including the purchase and replacement of fixtures and equipment, and maintenance and repairs so that such POP Property shall be, except for normal wear and tear and damage by fire or other casualty (subject to Section 16 is), in substantially the same condition on the Closing Date as on the date hereof.

(d)	All payments required to be made under the POP Properties Indebtedness shall have been made when due between the date hereof and the Closing Date; and none of the POP Properties Indebtedness shall be in default as of the Closing Date.

(e)	No POP Affiliate shall have any indebtedness, other than the POP Properties Indebtedness, current accounts payable in the day-to-day operation of the POP Properties and other obligations subject to Closing proration pursuant to this Agreement.

(f)	The representations and warranties set forth in Section 11 shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

(g)	POP, the POP Affiliates and POP Members shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by the POP Members or caused to be executed by POP, the POP Affiliates, and POP Members or as necessary or desirable to consummate the Transactions.
     21. DELIVERIES BY POP.
     At Closing, POP shall deliver, or cause the delivery of, the following documents:

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(a)	Members Instruments executed by each POP Member.

(b)	An assignment executed by POP of all right, title and interest of POP in and to the Contributed Assets.

(c)	A release from each POP Member releasing the POP Affiliates and the UPREIT (and its designee(s)) from any obligations and liabilities with respect to the original formation of the POP Affiliates, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date.

(d)	A joinder of the UPREIT Agreement executed by each POP Member or its designated recipients of Preferred Units and Common Units.

(e)	A certification of non-foreign status as required by the Code executed by each POP Member.

(f)	The Registration Rights Agreement executed by each POP Member or its designated recipients of Preferred Units and Common Units.

(g)	The Management Advisory Agreement executed by Advisor.

(h)	An option granted by POP and any affiliated entities designated by POP exercisable by the UPREIT to cause POP or such affiliated entities to contribute to the UPREIT at values equal to their cost in consideration for Common Units and Preferred Units of the UPREIT (or, at the option of the UPREIT to sell to the UPREIT for cash in the same amount), those parcels of real property identified as of the Closing, as being the subject matter of (i) an outstanding and unaccepted offer by POP (or such designated affiliated entities); or (ii) an accepted offer from POP (or such designated affiliated entities) as to which the subject purchase transaction has not yet closed; or (iii) an acquisition by POP (or such designated affiliated entities) after the date of this Agreement and prior to or within an agreed time after the Closing.

(i)	Indebtedness Documents executed by each holder of POP Properties Indebtedness, and Partner Consents.

(j)	An original letter executed by the POP Affiliates advising the tenants of the POP Properties of the change in control and management of the POP Properties and directing that rents and other payments thereafter be sent to the UPREIT or as UPREIT may direct.

(k)	Possession of the POP Properties from the POP Affiliates in the condition required by this Agreement and the keys therefor.

(l)	All such documents and instruments (including, without limitation, an accredited investor’s questionnaire from each of the POP Members for the purposes of confirming accredited investor status) as may be reasonably required to allow the UPREIT to comply with federal and state securities law requirements with respect to the issuance of the Common Units and Preferred Units.

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(m)	Such other documents and items (customarily delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or relating to the Transactions to reasonably effect the purposes of this Agreement or consummate the Transactions (including any of the foregoing required by the Title Insurance Company).
     22. AZL PERFORMANCE AND DELIVERIES BY AZL.
     At the Closing, AZL shall deliver, or cause the delivery of the following documents:
(a)	A certificate from the Surviving Corporation’s transfer agent attesting to the registration of the Common Units and the Preferred Units in the names of the POP Members on the books and records of the UPREIT.

(b)	The Registration Rights Agreement executed by the Surviving Corporation.

(c)	A written confirmation of the termination of any and all Advisory Agreements to which AZLA is party and release of all claims by AZLA, in form and substance satisfactory to POP.

(d)	A written confirmation of the termination of any and all Advisory Agreements to which AZLB is party and release of all claims by AZLB, in form and substance satisfactory to POP.

(e)	The written release of all claims by all brokers or other intermediaries utilized by AZL or the Surviving Corporation, in form and substance satisfactory to POP.

(f)	The Management Advisory Agreement, executed by the Surviving Corporation and the UPREIT.

(g)	The joinders to the UPREIT Agreement executed by the POP Members, each counter-executed by the UPREIT.

(h)	Evidence of the contribution by AZL of all of its assets (except for any reserve in the amount of a previously declared and unpaid dividend) to the UPREIT.

(i)	Instruments and agreements of assumption by the UPREIT of the POP Properties Indebtedness reasonably requested by any holder of POP Properties Indebtedness.

(j)	Instruments and agreements of assumption or indemnification by the UPREIT of any environmental or “carve-out” obligations of any POP Affiliate under the POP Properties Indebtedness.

(k)	Such other documents and items (customarily in delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or relating to the Transactions to reasonably effect the purposes of this Agreement or to consummate the Transactions.

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     23. CLOSING CHARGES; PRORATIONS AND ADJUSTMENTS.
          23.1 All title examination charges, title insurance premium, survey costs, environmental assessment charges, notary fees and other such third party charges relating to the Transactions shall be paid by the Surviving Corporation, but if such amounts are customarily paid by a seller in a substantial commercial transaction in the jurisdiction in which the applicable POP Property is located, the value of the contribution deemed made by the POP Members with respect to such POP Property shall be reduced in the corresponding amount and the number of Common and Preferred Units issuable to the POP Members shall be correspondingly reduced.
          23.2 Although POP and AZL intend that no real estate transfer or recording fees or taxes will be due in connection with the contribution of the POP Membership Interests, if it is finally determined that such taxes are due and payable in connection herewith, such real estate transfer or recording fees or taxes shall be paid by the party who customarily pays such costs in a substantial commercial transaction in such jurisdiction.
          23.3 The POP Members and AZL shall each pay their own due diligence costs and legal, brokerage, lenders, investment banking and accounting costs and fees related to the Transaction and preparation of this Agreement and all documents required to settle the transaction contemplated hereby; provided, however, AZL shall cause the UPREIT to pay all documented third party investment banking and other transaction costs incurred by POP and POP Affiliates and payable at the Closing; when such payment is made, the value of the contribution deemed made by the POP Members shall be reduced in the corresponding amount and the number of Common and Preferred Units issuable to the POP Members shall be correspondingly reduced.
          23.4 With respect to each of the POP Properties, as of the 12:01 a.m. on the Closing Date, there shall be apportioned between the POP Affiliate formerly owning (whether fully or in part) an interest in such POP Property and the UPREIT (1) rent under all leases of POP Properties, including, but not limited to, ground leases (2) interest under all of the POP Properties Indebtedness, (3) taxes, insurance and operating expenses of such POP Property to the extent borne by the owning POP Affiliate, (4) payments with respect to the items listed in the preceding clause (3) that are received from tenants to the extent prepaid (including all security deposits) or paid in arrears to the owning POP Affiliate, (5) deposits, and (6) other matters customarily prorated in substantial commercial real estate transactions involving office properties in the respective jurisdictions in which the POP Properties are located. All management agreements between the POP Affiliates and POP (or any affiliate) shall be terminated as of the Closing Date, and all fees due under such agreements through Closing shall be paid by the POP Affiliate. Any amounts due pursuant to this Section 23.4 shall be paid in cash at the Closing. To the extent that the amount of the items to be adjusted are not reasonably ascertainable as of the Closing Date, such as tenant chargebacks or collections for tenant reimbursements, they shall be adjusted promptly after the determination of the amount thereof.
          23.5 The POP Affiliates shall be reimbursed for any escrows maintained under any of the POP Properties Indebtedness and assigned to the UPREIT, which reimbursement shall increase the value of the contribution deemed made by the POP Members and the number of Common and Preferred Units issuable to the POP Members shall be correspondingly increased.
          23.6 It is acknowledged and agreed that, on or prior to the Closing, the POP Affiliates may distribute to the POP Members all cash and assets of each such POP Affiliate other than the POP Properties.

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     24. PARTNERSHIP LIABILITIES AND SALES OF POP PROPERTIES.
          24.1 For a period of ten (10) years following the Closing, the Surviving Corporation shall not, and shall cause the UPREIT to not:
(a)	sell the POP Properties (or membership interests or other equity interests in the POP Affiliates or successors thereto) other than pursuant to a tax-deferred exchange effectuated in compliance with Section 1031 of the Internal Revenue Code, and shall refrain from selling any acquired replacement properties (or membership interests therein) other than pursuant to Section 1031;

(b)	defease or prepay any of the POP Properties Indebtedness other than for purposes of concurrent refinancing of those assets with non-recourse mortgage debt of equal or greater amount;

(c)	subject any of the POP Properties to cross-default or cross-collateralization with other assets of the UPREIT; and

(d)	provide any guaranty or additional collateral for any of the assumed debt encumbering the POP Properties.
          24.2 For a period of ten (10) years following the Closing, the Surviving Corporation shall and shall cause the UPREIT to:
(a)	promptly replace any POP Properties that are condemned or lost to casualty;

(b)	provide, in the event of an unavoidable loss of mortgage indebtedness allocable as basis to any POP Properties, whether through transfer of ownership of an POP Property to a taxable subsidiary of the Surviving Corporation or otherwise, an opportunity for the POP Members in question to replace such indebtedness for tax basis purposes with a surrogate for lost basis in the form of a liquidation-based guaranty of a sufficient quantity of UPREIT payables and obligations outstanding at any time; and

(c)	provide, in the event of an inability of the UPREIT to comply with the above parameters, a make-whole cash payment by the UPREIT to the POP Members in the full amount of all state and federal tax obligations incurred by them pursuant to special allocations of built-in gain made to them as a result of the sale, defeasance or failure of replacement of a contributed POP Property (or membership interests or other equity interests in the POP Affiliates or successors thereto), in the full amount of the resulting state and federal tax obligations of the POP Members (at the maximum personal rate), plus a gross-up payment sufficient to defray the state and federal taxes applicable to such make-whole payment.
          24.3 Without limitation of the above, at such time as any sale or defeasance of a POP Property (or membership interests or other equity interests in the POP Affiliates or successors thereto) is foreseeable, or a condemnation or casualty has occurred or is in process (in the case of a condemnation), the UPREIT shall promptly notify the relevant POP Members of such known facts, and shall provide them with full disclosure of the operative circumstances, and an opportunity to provide input with respect to the determination of the strategy for perpetuating tax deferral.

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     25. NOTICES.
     All notices and other communications under this Agreement shall be addressed as follows, shall be sent by a reputable national overnight delivery service, given in person or sent by facsimile and shall be deemed given one (1) business day after delivery and acceptance by such reputable national overnight delivery service and be deemed given upon receipt if (b) given in person; or (c) sent by facsimile for which the transmitting facsimile machine generates evidence of complete transmission in each case addressed as follows:

If to AZL:

Arizona Land Income Corporation
2999 N. 44th Street
Suite 100
Phoenix, Arizona 85018
Attention: Mr. Thomas Hislop
Facsimile: (602) 952-0924

with a copy to:

Bryan Cave LLP
Two North Central Avenue
Suite 2200
Phoenix, Arizona 85004
Attention: Mr. Joseph Richardson
Facsimile: (602) 716-8454
If to POP:

POP Venture, LLC
c/o The Shidler Group
841 Bishop Street
Suite 1700
Honolulu, Hawaii 96813
Attention: Mr. Jay H. Shidler
Facsimile: (808) 533-4700

and

POP Venture, LLC
c/o The Shidler Group
9 West 57th Street
Suite 1670
New York, New York 10019
Attention: Mr. Robert Denton
Facsimile: (212) 688-3473

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with a copy to:

through June 30, 2007:

Barack Ferrazzano Kirschbaum
Perlman & Nagelberg LLP
333 West Wacker Drive
Suite 2700
Chicago, Illinois 60606
Attention: Howard A. Nagelberg, Esq.
Facsimile: (312) 984-3150

after June 30, 2007:

Barack Ferrazzano Kirschbaum
Perlman & Nagelberg LLP
200 West Madison Street
Suite 3900
Chicago, Illinois 60606
Attention: Howard A. Nagelberg, Esq.
Facsimile: (312) 984-3150
     26. DUE DILIGENCE.
     Upon reasonable notice and subject to applicable laws relating to the exchange of information, AZL shall afford to the officers, employees, accountants, counsel and other representatives of POP, access, during normal business hours during the period commencing on the date hereof and prior to the Closing, to all of AZL’s properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, and, during such period, AZL shall make available to POP all information concerning AZL’s businesses and properties as POP may reasonably request and shall provide POP with such assistance as POP may reasonably request in planning and implementing the Transactions.
     27. NO PUBLIC DISCLOSURE.
     Subject to compliance with federal and state securities law disclosure requirements, AZL and the POP agree that no press releases or other public disclosures shall be made by AZL (or any person or entity affiliated with or controlled by AZL) or POP (or any person or entity affiliated with or controlled by any POP Member) regarding the Transactions without the prior written approval of AZL and POP.
     28. TERMINATION; DEFAULT.
          28.1 At any time prior to the Closing Date, this Agreement may be terminated (1) by mutual written consent of AZL and POP; (2) by AZL or POP if (A) there shall be any order in effect preventing consummation of the transactions contemplated by this Agreement (other than an order sought by any of the parties), or (B) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity that makes consummation of the transactions contemplated by this Agreement illegal, or the economic effect of which would be materially and adversely burdensome to any party to this Agreement or, in the case of any POP Affiliate, or its POP Members (and the party so burdened may

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elect to terminate); (3) by POP if the Closing Date is not on or prior to April 1, 2007; (4) by AZL, if (i) AZL has complied with the provisions of Section 14.7, (ii) AZL’s Board of Directors shall have determined, in its good faith judgment and after consultation with Bryan Cave LLP, that AZL has received a Superior Proposal and that it would be in the best interests of AZL’s shareholders to pursue such Superior Proposal, and (iii) AZL shall have paid to POP, in immediately available funds, the amount contemplated in Section 28.3(b); provided, however, that AZL may not terminate this Agreement pursuant to this Section 28.1(4) until the expiration of five (5) business days after all information regarding the Superior Proposal referenced in this Section 28.1(4) has been delivered to POP as required pursuant to Section 14.7; or (5) by POP, if, after the date hereof, AZL notifies POP pursuant to Section 13.7(iii)(c) that AZL has received an Acquisition Proposal that AZL’s Board of Directors has determined is likely to lead to a Superior Proposal.
          28.2 If this Agreement shall be terminated as provided in Section 28.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto to any other party, except that nothing set forth herein shall relieve a party hereto from liability for its willful breach of this Agreement or its own costs incurred with respect to costs agreed upon by each party prior to such termination. If this Agreement is terminated, each party hereto agrees to return or destroy all documents and other information received from any other party hereto as soon as practicable after the termination of this Agreement.
          28.3 Notwithstanding anything contained in this Section 28 or elsewhere in this Agreement to the contrary,
(a)	subject to (b) hereof, if AZL defaults in the performance of any of AZL’s obligations under this Agreement, POP shall, as its sole and exclusive remedy, have the right either (A) to seek specific performance of this Agreement by AZL, or (B) terminate the Agreement and receive from AZL an amount equal to its damages, including its Pursuit Costs, and its out-of-pocket expenses incurred in enforcing its rights under this Agreement.

(b)	if this Agreement is terminated by either party pursuant to Section 28.1(4) or 28.1(5), POP shall have, as its sole and exclusive remedy, the right to be paid by AZL an amount equal to Three Hundred Thousand Dollars ($300,000) plus an amount equal to its Pursuit Costs, and AZL shall pay such amount as liquidated damages and the sole and exclusive remedy of POP with no action for damages other than such amount.

(c)	if POP defaults in the performance of any of the obligations of POP under the Agreement, AZL shall, as its sole and exclusive remedy, have the right either (A) to seek specific performance of this Agreement by POP or (B) to be paid Three Hundred Thousand Dollars ($300,000) by POP Members and POP, and, upon such election by AZL, POP shall pay to AZL Three Hundred Thousand Dollars ($300,000) as liquidated damages and the sole and exclusive remedy of AZL, with no action for damages other than Three Hundred Thousand Dollars ($300,000).
     29. MISCELLANEOUS.
          29.1 Entire Agreement. This Agreement (together with its Exhibits and Schedules) constitutes the entire understanding between the parties with respect to the Transactions, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written

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agreements, understandings, letters of intent and proposals, in each case with respect to the Transactions, are hereby superseded and rendered null and void and of no further force and effect. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
          29.2 Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by POP or AZL or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Illinois for observance thereof.
          29.3 Conditions Precedent. The waiver of any particular condition precedent to either party’s obligations hereunder shall not constitute the waiver of any other. POP and AZL shall each have the right, in its sole and absolute discretion, to waive any Condition Precedent for its benefit contained in this Agreement.
          29.4 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both POP and AZL have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.
          29.5 Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement may be brought in any federal court located in the Chicago, Illinois metropolitan area, if federal jurisdiction is available, and, otherwise, in any state court located in such metropolitan area; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Illinois courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
          29.6 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.
          29.7 Certain Securities Matters. No sale of units in the UPREIT is intended by the parties by virtue of their execution of this Agreement. Any sale of units in the UPREIT referred to in this Agreement will occur, if at all, upon Closing.
          29.8 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

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          29.9 Calculation of Time Periods. Notwithstanding anything to the contrary contained in this Agreement, any period of time provided for in this Agreement that is intended to expire on or prior to the Closing Date, but that would extend beyond the Closing Date if permitted to run its full term, shall be deemed to expire upon Closing.
          29.10 Benefit. This Agreement is for the benefit only of the parties hereto, the POP Affiliates, the POP Members, the UPREIT and their respective nominees, successors, beneficiaries and permitted assignees and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.
          29.11 No Survival. Except as otherwise explicitly set forth in this Agreement, all representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Closing) shall not survive the Closing.
          29.12 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.
          29.13 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.
*****

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company

By:	POP FUNDING, its managing member

	By:	JHS MANAGER, LLC, its manager

	By:	/s/ Jay H. Shidler

Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation

By:	/s/ Thomas R. Hislop

	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President and Chief Financial Officer

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Schedule 2A
POP Affiliates
WFP Mezzanine A, LLC, a Delaware LLC
WFP Mezzanine B, LLC, a Delaware LLC
WFP Mezzanine C, LLC, a Delaware LLC
WFP Mezzanine D, LLC, a Delaware LLC
WFP Mezzanine E, LLC, a Delaware LLC
STIRR Davies, LLC, a Delaware LLC
Pan Am Mezzanine I, LLC, a Delaware LLC
Pan Am Mezzanine II, LLC, a Delaware LLC
Pan Am Mezzanine III, LLC, a Delaware LLC
Pan Am Mezzanine IV, LLC, a Delaware LLC
Pacific Office Properties Trust (Ward Avenue), LLC, a Delaware LLC
PBN Office, LLC, a Delaware LLC
City Center, LLC, a Hawaii LLC
Pacific Office Properties Trust / Mezzanine, LLC, a Delaware LLC
POP / USB Partners, LLC, a Delaware LLC
Pacific Office Properties Trust/Sorrento Tech, LLC, a Delaware LLC
Pacific Office Properties / Seville Mezzanine Partners, LLC, a Delaware LLC
101 Park Avenue (1100 Ward), LLC, a Delaware LLC

Schedule 2B
POP Properties
Waterfront Plaza
500 Ala Moana Boulevard
Honolulu, Hawaii 96813
Davies Pacific Center
841 Bishop Street
Honolulu, Hawaii 96813
Pam Am Building
1600 Kapiolani Boulevard
Honolulu, Hawaii 96815
First Insurance Center
1100 Ward Avenue
Honolulu, Hawaii 96814
Pacific Business News Building
1833 Kalakaua Avenue
Honolulu, Hawaii 96815
City Center
810 Richards Street
Honolulu, Hawaii 96813
City Square
3800 North Central Avenue
3838 North Central Avenue
4000 North Central Avenue
Phoenix, Arizona 85012
U.S. Bank Center
101 North First Avenue
Phoenix, Arizona 85003
Sorrento Technology Center
10140 Barnes Canyon Road
10180 Barnes Canyon Road
San Diego, California 92121
Seville Plaza
5469 Kearny Villa Road
5471 Kearney Villa Road
5473 Kearny Villa Road
San Diego, California 92123

Schedule 2C
Terms and Conditions of Preferred Units

Issuer	UPREIT.

Liquidation Preference Per Unit	$25.00.

Maturity Date	Perpetual unless earlier converted, redeemed or repurchased.

Ranking	Preferred Units shall be senior and shall have preference and priority to the Surviving Corporation Common Stock and Common Units of the UPREIT with respect to dividends, distributions and liquidation.

In addition, the Preferred Units shall be, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Surviving Corporation and the UPREIT:
(i) junior to all existing and future debt obligations of the UPREIT;
(ii) on a parity with any other classes or series of preferred securities issued out of the UPREIT; and
(iii) junior to all existing and future liabilities of any subsidiary of the Surviving Corporation and the UPREIT.

Distribution and Payment Dates	Cumulative, commencing on the date of issuance and payable in arrears

Cash distribution yield is as follows:
(i) two percent (2%) of the liquidation preference beginning on, and continuing until the day prior to the first (1st) anniversary of, the Closing Date;
(ii) three percent (3%) of the liquidation preference beginning on the first (1st) anniversary of, and continuing until the day prior to the second (2nd) anniversary of, the Closing Date;
(iii) four percent (4%) of the liquidation preference beginning on the second (2nd) anniversary of, and continuing until the day prior to the third (3rd) anniversary of, the Closing Date;
(iv) five percent (5%) of the liquidation preference beginning on the third (3rd)

anniversary of the Closing Date and continuing thereafter.

Conversion Rights	Holders may surrender their Preferred Units, in integral multiples of $25.00 principal amount, for conversion into Common Units at any time after (a) the second anniversary of the Closing and (b) the consummation of a public offering of Surviving Corporation Common Stock in an amount equal to or greater than $75,000,000.

The initial conversion premium is twenty-five percent (25%) and the initial conversion rate for the Preferred Units is 7.1717 Common Units per $25.00 of liquidation preference of Preferred Units. This is equivalent to an initial conversion price of approximately $3.49 per Preferred Unit (assuming the Special Dividend is declared), subject to customary anti-dilution protections in the event of any changes in the capital structure of AZL, including but not limited to, the Reverse Stock Split.

Redemption	The Preferred Units are not redeemable by the Surviving Corporation for cash and are not redeemable by the Surviving Corporation until the fifth anniversary date of the issuance.

If the closing price of the Surviving Corporation Common Stock exceeds one hundred twenty-five percent (125%) of the conversion price for twenty (20) trading days out of thirty (30) consecutive trading days, at any time after the fifth anniversary date of the Closing, the Surviving Corporation will have the option to exercise a conversion right, requiring the holder to convert their Preferred Units into Common Units using the specified conversion ratio mentioned herein.

Preservation of REIT Status	The UPREIT may redeem the Preferred Units for cash at any time after the commencement date of this offering if necessary to preserve the REIT status of the Surviving Corporation.

Purchase of Preferred Units at Option of Holder	On fifth anniversary of the Closing Date, a Preferred Unit holder may require the Surviving Corporation to purchase any outstanding Preferred Units for the following consideration selected by the Surviving Corporation in its sole discretion:
(i) cash at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(ii) a five (5)-year note at market interest rate at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date.

Form and Denomination	The Preferred Units will be issued in minimum denominations of $25.00 and any integral multiple of $25.00.

Conversion Rate Adjustments	The conversion rate will be adjusted for all cash dividends or distributions to all or substantially all holders of shares of the Surviving Corporation Common Stock or holders of Common Units in excess of the Initial Dividend Yield. Conversion rate adjustment is based on the following formula:

R1= R	x	M

(M – C)

where,

R1= the adjusted conversion rate;

R = the conversion rate in effect immediately prior to the time of determination (as defined below);

M = the average sale price for the five (5) consecutive trading days prior to the trading day immediately preceding the ex-dividend date for the distribution; and

C = the amount in cash per share the Surviving Corporation distributes to holders of the Surviving Corporation Common Stock and UPREIT Common Units in excess of the amount that would have been payable under the Initial Dividend Yield.

The conversion rate will also be equitably adjusted for dividends or distributions to all or substantially all holders of shares of the Surviving Corporation Common Stock payable in shares of the Surviving Corporation Common Stock or other capital stock or distributions to all or substantially all holders of Common Units payable in Common Units or other partnership units.

AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT
     This AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 2, 2006, is entered into by and between, ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”).
     A. The parties hereto have entered into that certain Master Formation and Contribution Agreement, dated as of October 3, 2006 (the “Master Agreement”).
     B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Master Agreement.
     C. The Master Agreement provides that POP, POP Affiliates, POP Members or other affiliates shall invest $5,000,000 in cash for Common Units and Surviving Corporation Common Stock at the Adjusted Per Share Value. The Master Agreement also provides that AZL and POP shall use commercially reasonable efforts to agree, within 30 days following the date of the Master Agreement, to the forms of the Management Advisory Agreement, Registration Rights Agreement, Surviving Corporation Articles, Surviving Corporation By-laws, UPREIT Agreement, UPREIT Certificate and Non-Competition Agreement. The Master Agreement also identifies as “POP Affiliates” the entities in which the Contributed Interests shall be acquired by the UPREIT from POP, or the POP Members designated by POP, in exchange for Common Units and Preferred Units.
     D. The market price of the Class A common stock of AZL on the trading date immediately preceding the date of this Amendment substantially exceeded the Adjusted Per Share Value. The parties desire to amend the terms of the Master Agreement to alter the subscription rights of POP, POP Affiliates, POP Members or other affiliates of POP under the Master Agreement in order to more equitably allocate the benefits of the foregoing between POP, POP Affiliates, POP Members or other affiliates of POP, on the one hand, and the existing shareholders of AZL, on the other hand.
     E. The parties have agreed to the forms of the Management Advisory Agreement, Registration Rights Agreement, Surviving Corporation Articles, Surviving Corporation By-laws, UPREIT Agreement, UPREIT Certificate and Non-Competition Agreement.
     F. The parties have agreed to substitute one entity for another as a “POP Affiliate” effective the date hereof.
     G. The parties hereto desire to amend and modify the Master Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Master Agreement may be referred to as the “Agreement.”

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment to Section 9.1 of the Master Agreement. Section 9.1 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“9.1 Subscription. At the Closing, AZL shall sell to POP, POP Affiliates, POP Members or other affiliates of POP Common Units and Surviving Corporation Common Stock, as elected by POP, for an aggregate purchase price of $5,000,000 and a price per Common Unit or share of Surviving Corporation Common Stock equal to $5.00. The purchase price shall be payable in immediately available funds at Closing.”
     2. Form of Management Advisory Agreement. The Management Advisory Agreement shall be substantially in the form attached hereto as Exhibit A, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Management Advisory Agreement” shall be deemed to refer to the Management Advisory Agreement referenced in this Amendment.
     3. Form of Registration Rights Agreement. The Registration Rights Agreement shall be substantially in the form attached hereto as Exhibit B, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Registration Rights Agreement” shall be deemed to refer to the Registration Rights Agreement referenced in this Amendment.
     4. Form of Surviving Corporation Articles. The Surviving Corporation Articles shall be substantially in the form attached hereto as Exhibit C, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “Surviving Corporation Articles” shall be deemed to refer to the Surviving Corporation Articles referenced in this Amendment.
     5. Form of Surviving Corporation By-laws. The Surviving Corporation By-laws shall be substantially in the form attached hereto as Exhibit D, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “Surviving Corporation By-laws” shall be deemed to refer to the Surviving Corporation By-laws referenced in this Amendment.
     6. Form of UPREIT Agreement. The UPREIT Agreement shall be substantially in the form attached hereto as Exhibit E, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Agreement” shall be deemed to refer to the UPREIT Agreement referenced in this Amendment.
     7. Form of UPREIT Certificate. The UPREIT Certificate shall be substantially in the form attached hereto as Exhibit F, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Certificate” shall be deemed to refer to the UPREIT Certificate referenced in this Amendment.
     8. Form of Non-Competition Agreement. The Non-Competition Agreement shall be substantially in the form attached hereto as Exhibit G, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Non-Competition Agreement” shall be deemed to refer to the Non-Competition Agreement referenced in this Amendment.
     9. Substitution of POP Affiliate. The parties have agreed to substitute, effective 12:01 a.m. on the date hereof, DPC Mezzanine, LLC, a Delaware limited liability company (“DPC”), for STIRR Davies, LLC, a Delaware limited liability company (“STIRR Davies”), as a “POP Affiliate”. Upon and following the effectiveness of such substitution, all references in the Master Agreement to “POP Affiliate” shall mean and include DPC and shall no longer mean or include STIRR Davies. Such substitution shall have no effect upon the meaning of “POP Affiliate” prior to the effectiveness of such substitution.
     10. Additional Terms.
          (i) The Agreement. All references in the Master Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Amendment.
          (ii) Amendment and the Master Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Master Agreement, and the Master Agreement and this Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Master Agreement shall remain in full force and effect.
          (iii) Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
*****

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company

By:	POP FUNDING, its managing member

	By:	JHS MANAGER, LLC, its manager

		By:	/s/ Jay H. Shidler

Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation

By:	/s/ Thomas R. Hislop

	Name:		Thomas R. Hislop
	Title:		Chairman of the Board, Vice President and Chief Financial Officer

SECOND AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT
     This SECOND AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of December 9, 2006, is entered into by and between, ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”).
     A. The parties hereto have entered into that certain Master Formation and Contribution Agreement, dated as of October 3, 2006, and that certain Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated November 2, 2006 (such agreement, as so amended, the “Master Agreement”).
     B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Master Agreement.
     C. The Master Agreement provides that various prorations and adjustments shall be made at Closing and that, in certain instances, such adjustments may increase the total consideration payable to the POP Members by AZL.
     D. The Master Agreement governs AZL’s right to declare and pay dividends on AZL Common Stock.
     E. The parties have agreed to revised forms of UPREIT Agreement and Noncompetition Agreement.
     F. The parties hereto desire to amend and modify the Master Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Master Agreement may be referred to as the “Agreement.”
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Modification of “Permitted Common Dividends.” The term “Permitted Common Dividends,” and all references thereto shall be stricken from the Agreement and the provisions of the Agreement shall henceforth be interpreted mutatis mutandis without such term. For the avoidance of doubt, AZL shall not declare or pay any dividends with respect to AZL Common Stock other than the Special Dividend of $1.00 per share prior to Closing.
     2. Amendment to Section 6.3 of the Master Agreement. Section 6.3 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

     “6.3 Declaration of Special Dividend. AZL, acting through its Board of Directors, shall, on December 1, 2006, declare the Special Dividend of $1.00 per share in favor of and for the benefit of its shareholders of record as of January 5, 2007, which Special Dividend shall (i) be paid on January 26, 2007, (ii) constitute, to the extent possible, a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code and (iii) be formally designated in accordance with such section of the Code as being applicable to and shall be first applied to entirely offset AZL’s net capital gain and other taxable income (if any) arising from the Mortgage Prepayment and other taxable income for the fiscal year ended December 31, 2006.”
     3. Amendment to Section 21(h) of the Master Agreement. Section 21(h) of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“An option (a) granted by POP (and all affiliates of POP, which shall be referred to as POP for the purposes of this Section 21(h)) and (b) exercisable by the UPREIT to cause POP to contribute to the UPREIT those parcels of real property (i) identified as of the Closing as being the subject matter of a prospective or completed acquisition by POP and (ii) as to which the closing of such acquisition shall have been completed prior to or after the Closing, but not later than December 31, 2007 (collectively, the “Option Properties”). The foregoing option granted by POP to the UPREIT shall provide the UPREIT with the right to acquire the Option Properties by the payment to POP of an “Option Properties Contribution Value” equal to the net investment incurred by POP in the acquisition and, if applicable, the financing, joint venturing and sale of the Option Properties in question, inclusive of all transaction fees, costs and expenses and associated tax liabilities incurred by POP allocable to the Option Properties. The Option Properties Contribution Value shall be paid to POP, at the option of the UPREIT, in cash or Common Units or shares of AZL Common Stock (such Common Units or Common Stock being each valued at an amount equal to the average closing price per share of AZL Common Stock reported in the consolidated transaction reporting system during the ninety (90) trading days immediately preceding the applicable exercise of the option by the UPREIT). The remaining terms of the contribution of any Option Property shall be substantially as set forth in the Contribution Agreements, except that the UPREIT shall have thirty (30) days following the exercise of its option with respect to any Option Property to conduct a due diligence investigation and to terminate such agreement and option without damages if the results of such due diligence investigation are not satisfactory to the UPREIT in its sole discretion.
     The exercise by the UPREIT of its option as to any given Option Property tendered by POP shall be made within a period of thirty (30) days following such tender, and such tender shall be made by POP within thirty (30) days after the later of (i) the date on which POP acquires the subject Option Property or (ii) the Closing Date. In addition, prior to tendering any Option Property to the UPREIT, POP shall be entitled to finance the Option Property

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with secured mortgage debt, “sell-down” its equity position in the Option Property by forming a joint venture with a financial partner, and/or sell or otherwise completely dispose of properties acquired with Option Properties as a part of a portfolio acquisition (“Divested Properties”). POP shall be entitled to tender its then existing equity ownership interest in the Option Properties to the UPREIT subject to such mortgage financing and/or such joint venture relationship and to tender Option Properties portfolios to the UPREIT which have been diminished by the divestiture of Divested Properties. Any net profit realized by POP on a cash basis in connection with an equity sell-down of an Option Property or the sale of a Divested Property shall be transferred to the UPREIT, in the form of a reduction of the contribution price. Notwithstanding anything set forth above to the contrary, any exercise of the option by the UPREIT shall require that the consummation of its acquisition of the subject Option Property take place not later than sixty (60) days following such exercise, unless and to the extent consummation is delayed through no fault of the UPREIT. Notwithstanding anything herein contained or implied, any Option Property that becomes subject to the option granted hereunder by virtue of having been identified as of the Closing as a transaction in process, but which has not actually been acquired by POP on or prior to December 31, 2007, shall, as of the close of business on December 31, 2007, cease to be subject to the option described herein.
     4. Amendment to Section 23 of the Master Agreement. Section 23 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
     “23.1 All title examination charges, title insurance premiums, survey costs, environmental assessment charges, notary fees and other such third party charges relating to the Transactions shall be paid by the Surviving Corporation, but if such amounts are customarily paid by a seller in a substantial commercial transaction in the jurisdiction in which the applicable POP Property is located, then such amounts shall be paid or reimbursed (as the case may be) at Closing by the POP Members.
     23.2 Although POP and AZL intend that no real estate transfer or recording fees or taxes will be due in connection with the contribution of the POP Membership Interests, if it is finally determined that such taxes are due and payable in connection herewith, such real estate transfer or recording fees or taxes shall be paid by the party who customarily pays such costs in a substantial commercial transaction in such jurisdiction.
     23.3 The POP Members and AZL shall each pay their own due diligence costs and legal, brokerage, lenders, investment banking and accounting costs and fees related to the Transactions and the preparation of this Agreement and all documents required to settle the Transactions contemplated hereby.
     23.4 In the event that a POP Member is obligated to directly pay (or reimburse AZL for) any amount pursuant to any of the foregoing subsections of

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this Section 23, such POP Member may elect in its sole discretion to pay (or reimburse) any or all of such amounts in cash at Closing or alternatively to elect to have such amount paid on its behalf, in cash, by the Surviving Corporation, and in such latter event the value of the contribution deemed made by such POP Member with respect to such POP Property shall be reduced by the corresponding amount paid on its behalf by AZL, and the number of Common and Preferred Units issuable to such POP Member shall be correspondingly reduced.
     23.5 With respect to each of the POP Properties, as of 12:01 a.m. on the Closing Date, there shall be apportioned between, on the other hand, the POP Affiliate formerly owning, as the case may be, either 100% or a lesser percentage of the ownership interests in such POP Property and the UPREIT (1) rent under all leases of POP Properties, including, but not limited to, ground leases (2) interest under all of the POP Properties Indebtedness, (3) taxes, insurance and operating expenses of such POP Property to the extent borne by the owning POP Affiliate, (4) payments with respect to the items listed in the preceding clause (3) that are received from tenants to the extent prepaid (including all security deposits) or paid in arrears to the owning POP Affiliate, (5) deposits, and (6) other matters customarily prorated in substantial commercial real estate transactions involving office properties in the respective jurisdictions in which the POP Properties are located. Notwithstanding the foregoing, with respect to POP Properties as to which the Contributing POP Affiliate owns partial (as opposed to 100%) ownership interests, the foregoing prorations shall be adjusted on pro rata basis reflecting such partial ownership. Any amounts due pursuant to this Section 23.5 shall be paid in cash at the Closing. To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the Closing Date, such as tenant chargebacks or collections for tenant reimbursements, they shall be adjusted promptly after the determination of the amount thereof.
     23.6 The POP Members shall not be reimbursed for any escrows maintained under any of the POP Properties Indebtedness (“Escrowed Loan Reserves”), and any Escrowed Loan Reserves shall result in the increase of the aggregate Net Asset Values of the contribution deemed to be made by the POP Members (and the number of Common and Preferred Units issuable to the POP Members) but in no event in excess of $165 million in the aggregate and shall otherwise be treated as Contributed Assets; provided that, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property, such amount shall reflect only that percentage of the Escrowed Loan Reserves equal to the percentage ownership represented by such Contributed Interests relating to such POP Property. The Escrowed Loan Reserves are estimated by POP, to its knowledge, to have been approximately $10.3 million at September 30, 2006 in the aggregate for the eight Contributed Properties the ownership interests in which are 100% owned by the POP Members as of the date hereof.

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     23.7 It is acknowledged and agreed that, on or prior to the Closing, the POP Affiliates may distribute to the POP Members all cash and assets of each such POP Affiliate other than the POP Properties.
     23.8 In consideration for the agreements set forth in Sections 23.6 and 23.7, AZL hereby agrees that POP shall have no liability to AZL or any of its successors or assigns, or to any person or entity claiming by, through or on behalf of AZL, arising out of this Agreement, or any agreement or documents executed and delivered in connection with this Agreement (including, but not limited to, the Contribution Agreements), for any purported losses, damages, liabilities or expenses incurred or to be incurred by AZL, whether directly or via purported diminution in value of the POP Properties (“AZL Losses”) until the foregoing exceed in an aggregate amount equal to any Escrowed Loan Reserves (other than any amount of such reserves that have the effect of increasing the aggregate Net Asset Values).
     5. Amendment to Schedule 2C of the Master Agreement. Schedule 2C of the Master Agreement is hereby amended to delete and replace in its entirety the following terms and descriptions:

“Distribution and Payment Dates	Cumulative, commencing on the date of issuance and payable in arrears

Cash distribution yield is as follows:
(i) one percent (1%) of the liquidation preference beginning on, and continuing until the day prior to the first (1st) anniversary of, the Closing Date;
(ii) two percent (2%) of the liquidation preference beginning on the first (1st) anniversary of, and continuing until the day prior to the second (2nd) anniversary of, the Closing Date;
(iii) three percent (3%) of the liquidation preference beginning on the second (2nd) anniversary of, and continuing until the day prior to the third (3rd) anniversary of, the Closing Date; and
(iv) four percent (4%) of the liquidation preference beginning on the third (3rd) anniversary of the Closing Date and continuing thereafter.

5

Purchase of Preferred Units at Option of Holder	On the fifth anniversary of the Closing Date, a Preferred Unit holder may require the Surviving Corporation to purchase any outstanding Preferred Units for the following consideration selected by the Surviving Corporation in its sole discretion:
(i) cash at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(ii) a five (5)-year note at market interest rate at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(iii) such number of fully paid and non-assessable Common Units with a value (determined from the trailing 10-day average of the closing prices of AZL Common Stock preceding such date) equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date.”
     6. Form of UPREIT Agreement. The UPREIT Agreement shall be substantially in the form attached hereto as Exhibit A, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Agreement” shall be deemed to refer to the UPREIT Agreement referenced in this Amendment.
     7. Form of Non-Competition Agreement. The Non-Competition Agreement shall be substantially in the form attached hereto as Exhibit B, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to

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the term “Non-Competition Agreement” shall be deemed to refer to the Non-Competition Agreement referenced in this Amendment.
     8. Omnibus Amendment to Contribution Agreements. Each of the Contribution Agreements is hereby amended, without the need for any further action by any party, to conform such agreements to the provisions of this Agreement.
     9. Additional Terms.
          (i) The Agreement. All references in the Master Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Amendment.
          (ii) Amendment and the Master Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Master Agreement, and the Master Agreement and this Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Master Agreement shall remain in full force and effect.
          (iii) Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
*****

7

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company

By:	POP FUNDING, its managing member

	By:	JHS MANAGER, LLC, its manager

		By:	/s/ Jay H. Shidler

Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation

By:	/s/ Thomas R. Hislop

	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President and Chief Financial Officer

8

THIRD AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER
FORMATION AND CONTRIBUTION AGREEMENT
     This THIRD AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of March 27, 2007, is entered into by and between, ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”).
     A. The parties hereto have entered into that certain Master Formation and Contribution Agreement, dated as of October 3, 2006, that certain Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated November 2, 2006 and that certain Second Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated December 9, 2006 (such agreement, as so amended, the “Master Agreement”).
     B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Master Agreement.
     C. The parties hereto have agreed to certain changes in the executive officers of the Surviving Corporation as well as changes in the terms of the Preferred Units.
     D. The parties hereto desire to amend and modify the Master Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Master Agreement may be referred to as the “Agreement.”
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment to Section 7.4 of the Master Agreement. Section 7.4 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
     “7.4 Executive Officers. Effective as of the Closing Date, the officers of the Surviving Corporation shall include Dallas E. Lucas as Chief Executive Officer, Lawrence J. Taff as Chief Financial Officer and Assistant Secretary, Russell Beecher as Chief Investor Officer and Kimberly F. Aquino as Secretary. At Closing, AZL will enter into a Non-Competition Agreement with Messrs. Shidler and Taff, in the form set forth as Exhibit G. The powers, duties and responsibilities of the officers of the Surviving Corporation shall be as set forth in the Surviving Corporation By-laws or as established by the Board of Directors of Surviving Corporation.

     2. Amendment to Schedule 2C of the Master Agreement. Schedule 2C of the Master Agreement is hereby amended to delete and replace in its entirety the following terms and descriptions:
Terms and Conditions of Preferred Units

Issuer	UPREIT.

Liquidation Preference Per Unit	$25.00.

Maturity Date	Perpetual unless earlier converted, redeemed or repurchased.

Ranking	Preferred Units shall be senior and shall have preference and priority to the Surviving Corporation Common Stock and Common Units of the UPREIT with respect to liquidation, dividends and distributions.

In addition, the Preferred Units shall be, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Surviving Corporation and the UPREIT:
(i) junior to all existing and future debt obligations of the UPREIT;
(ii) on a parity with or junior to any other classes or series of preferred securities issued out of the UPREIT; and
(iii) junior to all existing and future liabilities of any subsidiary of the Surviving Corporation and the UPREIT.

Distribution Rate and Payment Dates	Two percent (2%) of the liquidation preference per annum, cumulative, commencing on the date of issuance and payable quarterly in arrears.

Conversion Rights	Holders may surrender their Preferred Units, in integral multiples of $25.00 principal amount, for conversion into Common Units at any time after (a) the second anniversary of the Closing and (b) the consummation of a public offering of Surviving Corporation Common Stock in an amount equal to or greater than $75,000,000 (“QPO”).

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The initial conversion premium is twenty-five percent (25%) and the initial conversion rate for the Preferred Units is 7.1717 Common Units per $25.00 of liquidation preference of Preferred Units. This is equivalent to an initial conversion price of approximately $3.49 per Preferred Unit (assuming the Special Dividend is declared), subject to customary anti-dilution protections in the event of any changes in the capital structure of AZL, including but not limited to, the Reverse Stock Split.

Common Units received upon conversion of the Preferred Units shall have the same rights of redemption for cash or shares of Surviving Corporation Common Stock as other Common Units. However, the holders of Common Units so acquired may not exercise their redemption rights for such Common Units for one year following conversion from Preferred Units. As a result, Common Stock shall be issuable in exchange for Common Units obtained from conversion of Preferred Units no earlier than the third anniversary of the Closing.

Redemption	The Surviving Corporation will have the option to exercise a conversion right, requiring the holder to convert their Preferred Units into Common Units using the specified conversion ratio mentioned herein if (i) at any time after the fourth anniversary date of the Closing, the closing price of the Surviving Corporation Common Stock exceeds one hundred twenty-five percent (125%) of the conversion price for twenty (20) trading days out of thirty (30) consecutive trading days, and (ii) at any time after Closing, a QPO has occurred.

Preservation of REIT Status	The UPREIT may redeem the Preferred Units for cash at any time after the commencement date of this offering if necessary to preserve the REIT status of the Surviving Corporation.

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Purchase of Preferred Units at Option of Holder	On the fifth anniversary of the Closing Date, if a QPO has occurred on or prior to such fifth anniversary, a Preferred Unit holder may require the Surviving Corporation to purchase any outstanding Preferred Units for the following consideration selected by the Surviving Corporation in its sole discretion:

(i) cash at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(ii) a five (5)-year note at market interest rate at a price equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(iii) such number of fully paid and non-assessable Common Units with a value determined from the trailing 10-day average of the closing prices of Surviving Corporation Common Stock preceding such date (but in no case less than $1.00) equal to one hundred percent (100%) of the aggregate liquidation preference of the Preferred Units being offered plus accrued and unpaid distributions, if any, up to, but excluding, the purchase date; or
(iv) such number of perpetual preferred units, each with a market distribution rate and with a liquidation preference equal to the liquidation preference of a Preferred Unit, equal to the sum of (A) the number of Preferred Units being offered plus (B) a number equal to the quotient, rounded to the nearest whole number, of the aggregate amount of accrued and unpaid distributions on the Preferred Units being offered, divided by the liquidation preference amount of a single unit.

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For the avoidance of doubt, in no event will the Surviving Corporation be obligated to purchase the Preferred Units for cash.

Form and Denomination	The Preferred Units will be issued in minimum denominations of $25.00 and any integral multiple of $25.00.

Conversion Rate Adjustments	The conversion rate will be adjusted for all cash dividends or distributions to all or substantially all holders of shares of the Surviving Corporation Common Stock or holders of Common Units in excess of the Initial Dividend Amount. The “Initial Dividend Amount” is the per quarter amount set by the board of directors of the Surviving Corporation for the first quarterly dividend on the Surviving Corporation Common Stock declared following the Closing Date, subject to certain adjustments. Conversion rate adjustment is based on the following formula:

Rl = R × M

(M — C)
where,

Rl = the adjusted conversion rate;

R = the conversion rate in effect immediately prior to the time of determination (as defined below);

M = the average sale price for the five (5) consecutive trading days prior to the trading day immediately preceding the ex-dividend date for the distribution; and

C = the amount in cash per share the Surviving Corporation distributes to holders of the Surviving Corporation Common Stock and UPREIT Common Units in excess of the amount that would have been payable under the Initial Dividend Amount.

The conversion rate will also be equitably adjusted for dividends or distributions to all or substantially all holders of shares of the

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Surviving Corporation Common Stock payable in shares of the Surviving Corporation Common Stock or other capital stock or distributions to all or substantially all holders of Common Units payable in Common Units or other partnership units.
     3. Form of UPREIT Agreement. The UPREIT Agreement shall be substantially in the form attached hereto as Exhibit A, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Agreement” shall be deemed to refer to the UPREIT Agreement referenced in this Amendment.
     4. Form of Advisory Agreement. The Advisory Agreement shall be substantially in the form attached hereto as Exhibit B, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “Advisory Agreement” shall be deemed to refer to the Advisory Agreement referenced in this Amendment.
     5. Additional Terms.
          (i) The Agreement. All references in the Master Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Amendment.
          (ii) Amendment and the Master Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Master Agreement, and the Master Agreement and this Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Master Agreement shall remain in full force and effect.
          (iii) Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
*****

6

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company
By:	POP FUNDING, its managing member

	By:	JHS MANAGER, LLC, its manager

		By:	/s/ Jay H. Shidler
Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation
By:	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President and Chief Financial Officer

7

FOURTH AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER
FORMATION AND CONTRIBUTION AGREEMENT
     This FOURTH AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 9, 2007, is entered into by and between, ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”).
     A. The parties hereto have entered into that certain Master Formation and Contribution Agreement, dated as of October 3, 2006, that certain Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated November 2, 2006, that certain Second Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated December 9, 2006 and that certain Third Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement dated March 27, 2007 (such agreement, as so amended, the “Master Agreement”).
     B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Master Agreement.
     C. The parties hereto have agreed to certain changes in the composition of properties contributed and consideration paid in the contemplated transactions and certain other material changes.
     D. The parties hereto desire to amend and modify the Master Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Master Agreement may be referred to as the “Agreement.”
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment to Certain Terms in Section 2 of the Master Agreement. The following terms contained in Section 2 of the Master Agreement are hereby deleted and replaced in their entirety with the following, respectively:
““Contribution Agreements” shall mean all of the Contribution Agreements (each in a form reasonably agreed among AZL, POP and the executing POP Members (if different than POP)) executed between AZL and POP, or the POP Members designated by POP, within thirty (30) days after the execution of this Agreement, each as amended by the Master Amendment to Contribution Agreements dated as of even date herewith; and each Contribution Agreement shall relate to the particular POP Property that is owned, directly or indirectly, fully or in part and whether in fee simple or through a ground lease, by the POP Affiliate in which such POP Member(s) own membership interests. AZL shall be an intended third party beneficiary to each Contribution Agreement.

“Contribution Agreement” shall mean any one (1) of the Contribution Agreements.
“Net Asset Value” shall mean, for each POP Property (or Contributed Interest, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property), the amount equal to (a) the difference between (i) Gross Asset Value minus (ii) the amount, including accrued and unpaid interest, of the POP Properties Indebtedness encumbering such POP Property at Closing, as adjusted by (b) the net adjustments for the closing costs that POP elects, at its discretion pursuant to Section 23.4, not to settle in cash.
“POP Properties Indebtedness” shall mean, for any POP Property, either or both, as the case may be, (a) the unpaid mortgage debt secured by such POP Property (it being understood, however, that the collateral for such indebtedness may, depending on the POP Property in question, be a lien encumbering fee simple title, a leasehold estate or an ownership interest in a condominium) and (b) the unpaid mezzanine debt secured by a collateral assignment of indirect ownership interests in such POP Property; provided that, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property, such amount shall reflect only that percentage of the indebtedness equal to the percentage ownership represented by such Contributed Interests relating to such POP Property. By way of example, the POP Properties Indebtedness would equal $10 million if the POP Property was encumbered with $100 million of indebtedness and the interest of the POP Affiliate was ten percent (10%) of the ownership interests in such POP Property.”
“Surviving Corporation Common Stock” shall mean the common stock of the Surviving Corporation, which shall be listed on an Exchange.
“Title Insurance Company” shall mean First American Title Insurance Company or one or more additional title insurance companies with national operations.”
     2. Amendment to Section 2 of the Master Agreement. Section 2 of the Master Agreement is hereby amended by adding to the end of the current text therein:
““Aggregate Contribution Value” shall mean the sum of (a) the aggregate Net Asset Values plus (b) the amount, if any, pursuant to Section 23.6 of Escrowed Loan Reserves plus (c) the Capital Investment Value.
“Capital Investment” shall mean any costs or expenses incurred or funded in connection with or relating to the leasing (including but not limited to the costs and expenses described in Schedule 2D to the Master Agreement) or improvement of, in or on any portion of a POP Property where the cost or expense so incurred or funded is required or permitted in accordance with GAAP to be capitalized and to be depreciated or amortized over its useful life.

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“Capital Investment Value” shall mean the aggregate of all Capital Investments incurred or funded by, or on behalf of, the owner of a given POP Property from October 1, 2007 through the Closing Date in connection with any Capital Investments at that POP Property.
“Exchange” shall mean any national securities exchange or any inter-dealer quotation system of a registered national securities association within the meaning of the Exchange Act.
“GAAP” shall mean generally accepted accounting principles in the United States of America.
“Net Capital Investment Amount” shall mean the positive difference, if any, between (i) the Aggregate Contribution Value minus (ii) $163,510,000. For the avoidance of doubt, the difference shall be deemed to be zero if the difference between the Aggregate Contribution Value minus $163,510,000 is a negative number.
“Second Special Dividend” shall mean a dividend with respect to AZL Common Stock in an amount per share to be determined by AZL, in connection with, and subject to the approval of POP, which amount shall not be less than the minimum amount necessary to enable AZL to satisfy the requirements of Sections 857 and 4981 of the Code, and which dividend shall, to the extent possible, constitute a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code.”
     3. Amendment to Section 4.3 of the Master Agreement. Section 4.3 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“4.3 Agreed Value. AZL and POP have agreed that the aggregate Gross Asset Values, including the value attributable to the Contributed Assets, is $562,955,000.”
     4. Amendment to Section 4.4 of the Master Agreement. Section 4.4 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“4.4 Aggregate Consideration. As consideration for the contribution of the Contributed Interests and the Contributed Assets to the UPREIT, POP shall receive, or direct the issuance, in the aggregate, of the following:
(x)	Common Units having a value equal to twenty five percent (25%), and Preferred Units equal to seventy-five percent (75%), of an amount equal to the difference of (A) the Aggregate Contribution Value minus (B) $12,000,000 minus (C) the Net Capital Investment Amount, if any

(y)	a promissory note of the UPREIT (the “Principal Note”) in the principal amount of $12,000,000 with the other material terms as set forth on Exhibit H attached hereto and

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(z)	if the Net Capital Investment Amount exceeds zero, promissory notes of the UPREIT (the “Investment Notes”) in an aggregate principal amount equal to the Net Capital Investment Amount and with the other material terms as set forth on Exhibit H attached hereto.
The Investment Notes shall be in individual principal amounts and shall be allocated in proportion to the Capital Investment Value for any POP Property relative to the aggregate Capital Investment Values. For the purposes of this Section, Common Units shall have a per unit value equal to the Adjusted Per Share Value. For the purposes of this Section, Preferred Units shall have a per unit value of $25.00.”
     5. Deletion of Section 4.5 of the Master Agreement. Section 4.5 of the Master Agreement is hereby deleted in its entirety.
     6. Amendment to Section 4.6 of the Master Agreement. Section 4.6 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“4.6 General Partner’s Contribution. Pursuant to the terms of this Agreement, at Closing, AZL shall contribute to the UPREIT all of its assets as of the Closing Date (including any AZL Assets that have not been sold prior to the Closing Date) except for any cash reserved for the payment of the Second Special Dividend or any accrued liabilities of AZL. In consideration for such contribution, AZL shall acquire a general partner interest in the UPREIT and become the sole general partner of the UPREIT and shall be deemed to have made a contribution to the UPREIT in an amount equal to the book value of the assets so contributed. Thereafter, AZL shall have the rights, duties, privileges and obligations as the holder of the general partner interest and as the general partner of the UPREIT and be subject to the terms and conditions of the UPREIT Certificate and the UPREIT Agreement. AZL’s general partner interest at any particular time shall be equal to the quotient obtained by dividing (i) the total number of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock outstanding as of such time, by (ii) the sum of (A) the total number of shares of Surviving Corporation Common Stock and Surviving Corporation Class B Common Stock outstanding as of such time, plus (B) the total number of shares of Surviving Corporation Common Stock into which Common Units outstanding as of such time are exchangeable.”
     7. Amendment to Section 6.1 of the Master Agreement. Section 6.1 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “6.1 Sale of Assets. AZL shall not sell any of its assets (“AZL Assets”) on or before the Closing Date without the prior consent of POP.”
     8. Amendment to Section 6.3 of the Master Agreement. Section 6.3 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

4

          “6.3 Declaration of Special Dividend and Second Special Dividend.
(a)	AZL, acting through its Board of Directors, shall, on December 1, 2006, declare the Special Dividend of $1.00 per share in favor of and for the benefit of its shareholders of record as of January 5, 2007, which Special Dividend shall (i) be paid on January 26, 2007, (ii) constitute, to the extent possible, a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code and (iii) be formally designated in accordance with such section of the Code as being applicable to and shall be first applied to entirely offset AZL’s net capital gain and other taxable income (if any) arising from the Mortgage Prepayment and other taxable income for the fiscal year ended December 31, 2006.
(b)	AZL, acting through its Board of Directors, shall, on December 3, 2007, declare the Second Special Dividend in favor of and for the benefit of its shareholders of record as of December 28, 2007, which the Second Special Dividend shall (i) be paid on January 15, 2008, (ii) constitute, to the extent possible, a “capital gain dividend” within the meaning of Section 857(b)(3)(C) of the Code and (iii) be formally designated in accordance with such section of the Code as being applicable to and shall be first applied to entirely offset AZL’s net capital gain and other taxable income (if any) for the fiscal year ended December 31, 2007.”
     9. Amendment to Section 6.4 of the Master Agreement. Section 6.4 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “6.4 Restrictions on Dividends. From and after the date hereof through the Closing Date, other than the Special Dividend and the Second Special Dividend, AZL shall not make, declare, pay or set aside for payment any dividend payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, or directly or indirectly adjust, split, combine, reclassify, redeem, purchase or otherwise acquire any shares of its capital stock.”
     10. Amendment to Section 9.1 of the Master Agreement. Section 9.1 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “9.1 Subscription. At the Closing, AZL shall sell to individual(s) or entity(ies) designated by POP Common Units and Surviving Corporation Common Stock, as elected by such individual(s) or entity(ies), for an aggregate purchase price of $5,000,000 and a price per Common Unit or share of Surviving Corporation Common Stock equal to $5.00; subject to adjustment in the event of the Reverse Stock Split or any other change in the capitalization of AZL or the Surviving Corporation. The purchase price shall be payable in immediately available funds at Closing.”
     11. Amendment to Section 9 of the Master Agreement. Section 9 of the Master Agreement is hereby amended by adding to the end of the current subsections therein:

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          “9.3 Subscription. At the Closing, AZL shall sell to individual(s) or entity(ies) designated by POP Surviving Corporation Common Stock for an aggregate purchase price of $1,350,000 and a price per share of Surviving Corporation Common Stock equal to $7.50; subject to adjustment in the event of the Reverse Stock Split or any other change in the capitalization of AZL or the Surviving Corporation. The purchase price shall be payable in immediately available funds at Closing.”
     12. Amendment to Section 12.3 of the Master Agreement. Section 12.3 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “12.3 Listing Application. POP shall use its commercially reasonable efforts to cause the shares of Surviving Corporation Common Stock to be listed for trading on an Exchange.”
     13. Amendment to Section 14.9 of the Master Agreement. Section 14.9 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “14.9 Listing Application. AZL shall use its commercially reasonable efforts to cause the shares of Surviving Corporation Common Stock to be listed for trading on an Exchange.”
     14. Amendment to Section 18.4 of the Master Agreement. Section 18.4 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “18.4 Exchange Listing. The Surviving Corporation Common Stock shall have been approved for listing on an Exchange subject only to consummation of the Reincorporation.”
     15. Amendment to Section 21(h) of the Master Agreement. Section 21(h) of the Master Agreement is hereby deleted and replaced in its entirety with the following:
“An option (a) granted by POP (and all affiliates of POP, which shall be referred to as POP for the purposes of this Section 21(h)) and (b) exercisable by the UPREIT to cause POP to contribute to the UPREIT those parcels of real property (i) identified as of the Closing as being the subject matter of a prospective or completed acquisition by POP and (ii) as to which the closing of such acquisition shall have been completed prior to or after the Closing, but not later than June 30, 2008 (collectively, the “Option Properties”). The foregoing option granted by POP to the UPREIT shall provide the UPREIT with the right to acquire the Option Properties by the payment to POP of an “Option Properties Contribution Value” equal to the net investment incurred by POP in the acquisition and, if applicable, the financing, joint venturing and sale of the Option Properties in question, inclusive of all transaction fees, costs and expenses and associated tax liabilities incurred by POP allocable to the Option Properties. The Option Properties Contribution Value shall be paid to POP, at the option of the UPREIT, in cash or Common Units or shares of AZL

6

Common Stock (such Common Units or Common Stock being each valued at an amount equal to the average closing price per share of AZL Common Stock reported in the consolidated transaction reporting system during the ninety (90) trading days immediately preceding the applicable exercise of the option by the UPREIT). The remaining terms of the contribution of any Option Property shall be substantially as set forth in the Contribution Agreements, except that the UPREIT shall have thirty (30) days following the exercise of its option with respect to any Option Property to conduct a due diligence investigation and to terminate such agreement and option without damages if the results of such due diligence investigation are not satisfactory to the UPREIT in its sole discretion.
          The exercise by the UPREIT of its option as to any given Option Property tendered by POP shall be made within a period of thirty (30) days following such tender, and such tender shall be made by POP within thirty (30) days after the later of (i) the date on which POP acquires the subject Option Property or (ii) the Closing Date. In addition, prior to tendering any Option Property to the UPREIT, POP shall be entitled to finance the Option Property with secured mortgage debt, “sell-down” its equity position in the Option Property by forming a joint venture with a financial partner, and/or sell or otherwise completely dispose of properties acquired with Option Properties as a part of a portfolio acquisition (“Divested Properties”). POP shall be entitled to tender its then existing equity ownership interest in the Option Properties to the UPREIT subject to such mortgage financing and/or such joint venture relationship and to tender Option Properties portfolios to the UPREIT which have been diminished by the divestiture of Divested Properties. Any net profit realized by POP on a cash basis in connection with an equity sell-down of an Option Property or the sale of a Divested Property shall be transferred to the UPREIT, in the form of a reduction of the contribution price. Notwithstanding anything set forth above to the contrary, any exercise of the option by the UPREIT shall require that the consummation of its acquisition of the subject Option Property take place not later than sixty (60) days following such exercise, unless and to the extent consummation is delayed through no fault of the UPREIT. Notwithstanding anything herein contained or implied, any Option Property that becomes subject to the option granted hereunder by virtue of having been identified as of the Closing as a transaction in process, but which has not actually been acquired by POP on or prior to June 30, 2008, shall, as of the close of business on June 30, 2008, cease to be subject to the option described herein.”
     16. Amendment to Section 22 of the Master Agreement. Section 22 of the Master Agreement is hereby amended by adding to the end of the current text therein:
(l)	The Principal Note, executed by the UPREIT.

(m)	The Investment Notes, each executed by the UPREIT.

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(n)	Options granted by AZL to individual(s) or entity(ies) designated by POP, which shall be exercisable for a period of three months following the Closing, to acquire up to 500,000 shares of Surviving Corporation Common Stock in the aggregate at a price per share of Surviving Corporation Common Stock equal to $7.50; subject to adjustment in the event of the Reverse Stock Split or any other change in the capitalization of AZL or the Surviving Corporation.
     17. Amendment of Section 23.6 of the Master Agreement. Section 23.6 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
          “23.6 The POP Members shall not be reimbursed for the balances remaining, as of the Closing Date, in any escrows that exist, as of October 1, 2007, and are maintained pursuant to the requirements of the POP Properties Indebtedness (“Escrowed Loan Reserves”), and any Escrowed Loan Reserves shall be added to the aggregate Net Asset Values; provided that the sum of Escrowed Loan Reserves and Net Asset Values shall not exceed $163,510,000 in the aggregate and shall otherwise be treated as Contributed Assets; provided further that, in the case of any POP Property for which the Contributed Interests are less than one hundred percent (100%) of the ownership interests in such POP Property, such amount shall reflect only that percentage of the Escrowed Loan Reserves equal to the percentage ownership represented by such Contributed Interests relating to such POP Property. The Escrowed Loan Reserves are estimated by POP, to its knowledge, to have been approximately $5,290,000 at September 30, 2007 in the aggregate for the eight Contributed Properties the ownership interests in which are 100% owned by the POP Members as of the date hereof.”

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     18. Amendment to Section 25 of the Master Agreement. Section 25 of the Master Agreement is hereby deleted and replaced in its entirety with the following:
     “25. NOTICES. All notices and other communications under this Agreement shall be addressed as follows, shall be sent by a reputable national overnight delivery service, given in person or sent by facsimile and shall be deemed given one (1) business day after delivery and acceptance by such reputable national overnight delivery service and be deemed given upon receipt if (b) given in person; or (c) sent by facsimile for which the transmitting facsimile machine generates evidence of complete transmission in each case addressed as follows:
     If to AZL:
Arizona Land Income Corporation
2999 N. 44th Street
Suite 100
Phoenix, Arizona 85018
Attention: Mr. Thomas Hislop
Facsimile: (602) 952-0924
with a copy to:
Squire, Sanders & Dempsey LLP
40 N. Central Avenue
Suite 2700
Phoenix, Arizona 85004
Attention: Joseph Richardson, Esq.
Facsimile: (602) 253-8129
     If to POP:
POP Venture, LLC
c/o The Shidler Group
841 Bishop Street
Suite 1700
Honolulu, Hawaii 96813
Attention: Mr. Jay H. Shidler
Facsimile: (808) 533-4700
and
POP Venture, LLC
c/o The Shidler Group
9 West 57th Street
Suite 1670
New York, New York 10019
Attention: Mr. Robert Denton
Facsimile: (212) 688-3473

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with a copy to:
Barack Ferrazzano Kirschbaum
     & Nagelberg LLP
200 West Madison Street
Suite 3900
Chicago, Illinois 60606
Attention: Howard A. Nagelberg, Esq.
Facsimile: (312) 984-3150
     19. Amendments to Schedules 2A and 2B of the Master Agreement. Schedule 2A of the Master Agreement is hereby amended to delete “POP / USB Partners, LLC, a Delaware LLC” from such schedule. Schedule 2B of the Master Agreement is hereby amended to delete “U.S. Bank Center, 101 North First Avenue, Phoenix, Arizona 85003” from such schedule.
     20. Amendments to Exhibits and Schedules of the Master Agreement. The Exhibits and Schedules of the Master Agreement are hereby amended to add Exhibit H of this Amendment as Exhibit H of the Master Agreement and to add Schedule 2D of this Amendment as Schedule 2D of the Master Agreement.
     21. Omnibus Amendment to Contribution Agreements. Each of the Contribution Agreements is hereby amended, without the need for any further action by any party, to conform such agreements to the provisions of this Agreement.
     22. Additional Terms.
     (i) The Agreement. All references in the Master Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Amendment.
     (ii) Amendment and the Master Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Master Agreement, and the Master Agreement and this Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Master Agreement shall remain in full force and effect.
     (iii) Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
*****

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company
By:	POP FUNDING, its managing member

By:	JHS MANAGER, LLC, its manager

By:	/s/ Jay H. Shidler
Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation
By:	/s/ Thomas R. Hislop
	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Chief Executive Officer and Chief Financial Officer

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Exhibit H
Material Terms of the Principal Note
1.	interest of 7% per annum;

2.	quarterly payments of interest;

3.	UPREIT right to accrue any interest payment;

4.	five year maturity;

5.	UPREIT right to extend maturity for one additional year;

6.	maturity accelerates upon the consummation of a public offering of Surviving Corporation Common Stock in an amount equal to or greater than $75,000,000;

7.	unsecured, full recourse;

8.	negotiable; and

9.	prepayable at any time without a prepayment fee.

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Schedule 2D
Identified Capital Investment
All costs, expenses and reserves associated with the termination of the lease relating to the Wallace Theater located at Waterfront Plaza.

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Appendix B
PACIFIC OFFICE PROPERTIES TRUST, INC.
ARTICLES OF INCORPORATION
     The undersigned,                     , whose address is                     , being at least 18 years of age, acting as sole incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following charter:
ARTICLE I
NAME
     The name of the corporation (the “Corporation”) is:
Pacific Office Properties Trust, Inc.
ARTICLE II
PURPOSES
     The purpose for which the Corporation is formed is to engage in any lawful business or other activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this charter of the Corporation (as amended from time to time, the “Charter”), the term “REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the “Code”).
ARTICLE III
PRINCIPAL OFFICE IN MARYLAND
     The address of the principal office of the Corporation in Maryland is c/o CSC Lawyers Incorporating Service Company, whose post office address is 11 E. Chase Street, Baltimore, Maryland 21202.
ARTICLE IV
RESIDENT AGENT
     The name of the resident agent of the Corporation in the State of Maryland is CSC Lawyers Incorporating Service Company, whose post office address is 11 E. Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.
ARTICLE V
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
     Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the

Corporation shall initially be seven (7), which number may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”) but shall never be less than the minimum number required by the Maryland General Corporation Law, as amended from time to time (the “MGCL”) and shall never be less than four (4) or more than nine (9) members.
     The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.
     The directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2008 annual meeting of stockholders, directors of Class II shall hold office for an initial term expiring at the 2009 annual meeting of stockholders and directors of Class III shall hold office for an initial term expiring at the 2010 annual meeting of stockholders. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualify. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.
     The names and initial terms of office of the persons who are to serve as directors until their successors are elected and qualify are:

Name	Initial Term to Expire
Robert L. Denton	2009 Annual Meeting of Stockholders
Thomas R. Hislop	2009 Annual Meeting of Stockholders
Dallas Lucas	2010 Annual Meeting of Stockholders
Clay Hamlin	2010 Annual Meeting of Stockholders
Paul M. Higbee	2010 Annual Meeting of Stockholders
Michael J. Brennan	2011 Annual Meeting of Stockholders
Jay H. Shidler	2011 Annual Meeting of Stockholders
     Section 5.2 Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings a written consent which sets forth the action and is signed by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting. The Corporation shall give notice of any such action to each holder of each class of stock that is entitled to vote on such matter not later than 10 days after the effective time of the action.

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     Section 5.3 Other Matters. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
     Section 5.4 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.
     Section 5.5 No Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.
     Section 5.6 Indemnification.
          5.6.1 Indemnification. The Corporation: (1) shall indemnify each of its current and former Directors and officers, whether serving the Corporation or at the request of the Corporation serving any other entity, including, without limitation, any subsidiary or other affiliate of the Corporation, including the advancement of expenses under procedures permitted or required by applicable law, unless it is established under the MGCL that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event any amendment to the MGCL permits the Corporation to provide broader indemnification rights than are set forth herein to its officers and directors, the Corporation shall provide such rights to the fullest extent required or permitted by the MGCL as so amended), and to the fullest extent permitted by applicable law; and (2) may indemnify (including the advancement of expenses under procedures permitted or required by applicable law) current and former employees and agents of the Corporation as may be authorized by the Board of Directors in the specific case and permitted by applicable law or the Bylaws of the Corporation; provided, however, that, except as provided in Section 5.6.2 with respect to proceedings to enforce rights to indemnification or in a contract approved by the Board of Directors pursuant to a resolution approved by a majority of Directors then in office, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors pursuant to a resolution approved by a majority of the Directors then in office.

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          5.6.2 Procedure. If a claim under Section 5.6.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit against the Corporation. It shall be a defense to any action for advancement of expenses that the Corporation has not received both: (1) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct for indemnification has not been met; and (2) a written affirmation by the indemnitee or on the indemnitee’s behalf of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by an indemnitee to whom the Corporation has not agreed to advance expenses, be a defense to such suit. In any suit brought by the indemnitee to enforce any right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 5.6 or otherwise, shall be on the Corporation.
          5.6.3 Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Section 5.6 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, the Bylaws of the Corporation, any contract, agreement, vote of stockholders or disinterested Directors, or otherwise.
          5.6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any Director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.
          5.6.5 Miscellaneous. The Corporation shall not be liable for any payment under this Section 5.6 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually and unconditionally received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections 5.6.1 and 5.6.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of all or any portion of this Section 5.6 shall not in any way diminish any rights of any person to indemnification or advancement of

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expenses of or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Section 5.6 is in force.
     Section 5.7 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; (vi) the number of shares of stock of any class of the Corporation; (vii) any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or (viii) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.
     Section 5.8 REIT Qualification. So long as the Corporation has elected to qualify for federal income tax treatment as a REIT, the Board of Directors shall use commercially reasonable efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.
     Section 5.9 Removal of Directors. Subject to the rights of holders of one or more classes or series of stock of the Corporation to elect or remove one or more directors, any director may be removed from office at any time: (i) with Cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast by the stockholders generally in the election of directors or (ii) with or without Cause, and then only if (a) the removal of such director is recommended by the Board of Directors pursuant to a resolution approved by at least a majority of the total number (rounded up to the nearest whole number) of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time such resolution is presented to the Board of Directors for adoption and if the Director whose removal is sought were not counted in such total number; and (b) the removal of such Director shall be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote generally in the election of Directors. For the purpose of this paragraph, “Cause” shall mean, with respect to any particular

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director, conviction of a felony involving a crime of moral turpitude or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material financial harm to the Corporation through bad faith or active and deliberate dishonesty.
     Section 5.10 Rights of Objecting Stockholders. Holders of shares of stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights shall apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of stock of the Corporation would otherwise be entitled to exercise such rights.
     Section 5.11 Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership or other organization (including, without limitation, any affiliate of the Corporation and/or any of its directors) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) shall render or make available to the Corporation managerial, investment, property management, leasing, regulatory compliance, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).
     Section 5.12 Special Resolutions. The Board of Directors may designate any of its resolutions to be “Special Resolutions”. Resolutions so designated may not be modified or revoked by the Board of Directors subsequent to the Initial Date unless any such modification or revocation is approved by the affirmative vote of at least eighty percent (80%) of the Whole Board. For the purposes of these Articles, the term “Whole Board” shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for modification or revocation.
ARTICLE VI
STOCK
     Section 6.1 Authorized Shares. The Corporation has authority to issue 300,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), 199,999,900 of which shall be shares of Common Stock (“Listed Common Stock”) and 100 of which will be shares of Class B Common Stock, and 100,000,000 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $30,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number

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of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
     Section 6.2 Common Stock. In the event of liquidation of the Corporation, the Class B Common Stock shall be entitled to no portion of the Corporation’s assets that are allocated to holders of Common Stock, all of which shall be distributed to the holders of Listed Common Stock. Except with respect to the preference of liquidation accorded to the Listed Common Stock in the immediately preceding sentence, Listed Common Stock and Class B Common Stock shall be identical in all respects. Subject to the provisions of Article VII and to any preferences of any class or series of stock hereafter classified or reclassified, each share of Common Stock shall entitle the holder thereof to one vote on all matters to be voted upon by the stockholders. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
     Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock.
     Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (i) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.
     Section 6.5 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.
ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

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     Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
     “Aggregate Stock Ownership Limit” shall mean not more than 4.9% in economic value of the aggregate of the outstanding shares of Capital Stock. The economic value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.
     “AMEX” shall mean the American Stock Exchange.
     “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. For the avoidance of doubt, neither a central depository nor its nominee shall be deemed to have Beneficial Ownership over Capital Stock that it holds for a Beneficial Owner. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
     “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Honolulu, Hawaii are authorized or required by law, regulation or executive order to close.
     “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
     “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
     “Common Stock Ownership Limit” shall mean not more than 4.9% (in economic value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and economic value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.
     “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. For the avoidance of doubt, neither a central depository nor its nominee shall be deemed to have Constructive Ownership over Capital Stock that it holds for a Constructive Owner. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
     “Excepted Holder” shall mean any of Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen and any individual stockholder of the Corporation for

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whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 7.2.7.
     “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, the limit, if any, established by the Board of Directors pursuant to (and subject to adjustment as provided in) Section 7.2.7, which limit may be expressed, in the discretion of the Board of Directors, as one or more percentages and/or numbers of shares of stock of the Corporation, and may apply with respect to one or more classes of stock, or to all classes of stock in the aggregate.
     “Initial Date” shall mean the date on which the Reincorporation (as defined in the Master Formation and Contribution Agreement) is consummated.
     “Market Price” shall mean, on any date, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” shall mean, on any date, the last transaction price for such Capital Stock, or, in case no such transaction takes place on such day, the average of the closing bid and asked prices for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the AMEX or, if such Capital Stock is not listed or admitted to trading on the AMEX, as reported in Nasdaq or NYSE or, if such Capital Stock is not listed or admitted to trading on the AMEX, Nasdaq or NYSE, on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.
     “Master Formation and Contribution Agreement” shall have the meaning given to such term in Article X of this Charter.
     “Nasdaq” shall mean any market of the Nasdaq Stock Market LLC.
     “NYSE” shall mean the New York Stock Exchange.
     “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

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     “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
     “Restriction Termination Date” shall mean the first day after the Initial Date, if any, on which the Board of Directors determines pursuant to Section 5.8 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.
     “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its level of Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
     “Trust” shall mean any trust provided for in Section 7.3.1.
     “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.
     Section 7.2 Capital Stock.
               7.2.1 Ownership Limitations.
               (a) Basic Restrictions.
                         (i) During the period commencing on the Initial Date and prior to the Restriction Termination Date (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.
                         (ii) During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own

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shares of Capital Stock to the extent that such Person’s Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
                         (iii) No Person shall Transfer any Beneficial Ownership or Constructive Ownership of shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).
               (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of any provision of Section 7.2.1(a),
                         (i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or
                         (ii) if, after giving effect to the provisions of Section 7.2.1(b)(iv), the transfer to a Trust referenced in clause (i) of this sentence would not be effective for any reason to prevent a violation of Section 7.2.1(a), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
                         (iii) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 7.2.1(b) and Section 7.3 hereof, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares to be transferred to the Trust are those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 7.2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.
                         (iv) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of Section 7.2.1(a) would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a

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single Trust would result in the Capital Stock being Beneficially Owned by less than 100 persons), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 7.2.1(a).
          7.2.2 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of any provision of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of any provision of Section 7.2.1 (whether or not such violation is intended), then the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.
          7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate any provision of Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, shall give at least fifteen (15) days prior written notice, and, in either case, shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.
          7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
               (a) every owner of more than two percent (2%) (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership and Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and the Excepted Holder Limit; and
               (b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a

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REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.
          7.2.5 Remedies Not Limited. Subject to Section 5.7, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.
          7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, Section 7.2 or Section 7.3.
          7.2.7 Exceptions.
               (a) Subject to Section 7.2.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:
                    (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);
                    (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and
                    (iii) such Person agrees that any violation or attempted violation of any such representation or undertaking (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 7.2.1(b) and Section 7.3.
               (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole

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discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
               (c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.
               (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time; (2) after any Transfer by such Excepted Holder, by the percentage of the outstanding shares of Capital Stock so transferred; or (3) pursuant to the terms and conditions of any agreement or undertaking entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage or amount that is less than the Common Stock Ownership Limit.
          7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.1(a)(ii), The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit, and may decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit prospective as to subsequent holders; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage ownership of Common Stock and/or Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.
          7.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY

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PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 4.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY, CONSTRUCTIVELY OR OF RECORD OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 4.9% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES OR, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF

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CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.
          Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.
     Section 7.3 Transfer of Capital Stock in Trust.
          7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.
          7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
          7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

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          7.3.4 Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.
          7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
          7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
     Section 7.4 Exchange Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the AMEX, Nasdaq, NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
     Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

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     Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VIII
AMENDMENTS
     The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law, any amendment to the Charter shall be valid only if approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
ARTICLE IX
LIMITATION OF LIABILITY
     To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE X
MARYLAND BUSINESS COMBINATION STATUTE
     The Corporation elects to be governed by the provisions of Sections 3-601 through 3-604 of the MGCL (the “Maryland Business Combination Act”) as in effect on the Effective Date, except that the Maryland Business Combination Act shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL): (i) that is effected pursuant to the Master Formation and Contribution Agreement dated October 3, 2006 (the “Master Formation and Contribution Agreement”), between Arizona Land Income Corporation and POP Venture, LLC or pursuant to any agreement that is executed and delivered pursuant to the Master Formation and Contribution Agreement (collectively, the “Formation Transactions”), (ii) that is comprised solely of the benefit, directly or indirectly (except proportionately as a stockholder), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Corporation or any of its subsidiaries in any case with respect to any parcel of real property in which the Corporation acquires a direct or indirect interest in the Formation Transactions, or (iii) to the extent that the interested stockholder (as defined in Section 3-601(j) of the MGCL) in such business combination is any of Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen or any of their respective present or future associates or affiliates (as defined in Section 3-601 of the MGCL) or any other person acting in concert or

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as a group with Jay H. Shidler, James Reynolds, Lawrence Taff, Matthew Root and James Ingebritsen. The Corporation elects not to be governed by any amendment to the Maryland Business Combination Act after such date unless the Board of Directors, pursuant to a resolution approved by a majority of the Directors then in office, determines that such amendment shall apply to the Corporation. In the event that the Maryland Business Combination Act is repealed or, in the sole discretion of the Board of Directors, amended or substantially altered to the detriment of the Corporation, the Corporation shall continue to be governed by the provisions of the Maryland Business Combination Act in effect on the date these Articles of Incorporation are accepted for record by the SDAT, together with any amendments to the Maryland Business Combination Act that the Board of Directors has determined shall apply to the Corporation.
ARTICLE XI
INCORPORATOR
     The name and mailing address of the sole incorporator are as follows:

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this ___ day of                     , 2007.

[Name], Incorporator

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Appendix C
PACIFIC OFFICE PROPERTIES TRUST, INC.
BYLAWS
ARTICLE I
STOCKHOLDERS
     Section 1.01 Annual Meeting. An annual meeting of the stockholders for the election of Directors and the transaction of any other business within the powers of the Corporation shall be held during the month of May in each year, in each case on a date and at the time and place set by the Board of Directors.
     Section 1.02 Special Meetings.
          (a) Calling of Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by majority of the Whole Board. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption. Subject to the requirements of this Section 1.02, special meetings of the stockholders shall be called by the Secretary only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
          (b) Notice and Procedural Requirements for Special Meetings.
               (i) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary at the principal executive office of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the Board of Directors adopts a resolution fixing the Request Record Date. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.

               (ii) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request: (1) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary); (2) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request; (3) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record; (4) shall be sent to the Secretary at the Corporation’s principal executive office by registered mail, return receipt requested; and (5) shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
               (iii) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (ii) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
               (iv) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated in a resolution approved by a majority of the Whole Board. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th)

day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 1.02(b)(iii).
               (v) If written revocations of requests for a special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and have not revoked, requests for a special meeting to the Secretary, the Secretary shall: (1) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting; or (2) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
               (vi) The Chief Executive Officer, the President or the Board of Directors may, but shall not be obligated to, appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (1) five (5) Business Days after receipt by the Secretary of such purported request and (2) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of all of the votes entitled to be cast at such meeting. Nothing contained in this Section 1.02(b)(vi) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
               (vii) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or other day on which banking institutions in Honolulu, HI are authorized or obligated by law or executive order to close.
     Section 1.03 Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state: (a) the time and place of the meeting; (b) the purpose of the meeting, but only if the meeting is a special meeting or notice of the purpose of the meeting is otherwise required by the General Corporation Law of the State of Maryland, as now or hereafter in force (referred to herein as the “MGCL”) or other applicable law; and (c) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or, subject to the requirements of the MGCL, transmitted to the stockholder by electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If two (2) or more stockholders share an address, notice to such stockholders may be given by a single notice to the fullest extent permitted by the MGCL. Each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or a waiver by electronic transmission that is filed with the records of the stockholders’ meeting, or is present at the meeting in person or by proxy.
     Section 1.04 Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the chairman of the meeting, whether or not a quorum is present, to a time and date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 1.05 Quorum. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter constitutes a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Charter of the Corporation. Where a separate vote by a class or classes or series is required, stockholders of such class or classes or series, present in person or represented by proxy, representing a majority of the votes entitled to be cast by such class or classes shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present either in person or by proxy at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 1.06 Voting; Proxies.
          (a) Voting. Subject to the provisions of the Charter of the Corporation that provide for a greater or lesser number of votes per share for certain classes or series or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or the Charter of the Corporation for a specific action. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
          (b) Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. A stockholder may authorize another person to act as proxy by signing a writing authorizing such person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may also authorize another person to act as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy. A proxy may be made irrevocable if the proxy so states, but only for so long as it is coupled with an interest.
     Section 1.07 Conduct of Business.
          (a) Conduct of Meeting. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting. In the absence of such appointment, the Chairman of the Board or, in the case of a vacancy in the office or the absence of the Chairman of the Board, one of the following officers present at the meeting in the order of their rank: the Chief Executive Officer, the President, the Secretary, and the Chief Financial Officer/Treasurer, shall serve as chairman of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.
          (b) Order of Business; Rules and Regulations. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments by participants; (v) determining when the polls should be opened and closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders are not required to be held in accordance with Roberts Rules of Order or other rules of parliamentary procedure.

     Section 1.08 Conduct of Voting.
          (a) Inspectors of Election. The Board of Directors shall appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with these Bylaws and applicable law. If an inspector or inspectors are not appointed, the chairman of the meeting shall appoint one or more inspectors. If a person who has been appointed as an inspector fails to appear or act, the Board of Directors or the chairman of the meeting may fill the vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the qualifications of voters, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
          (b) Manner of Voting. All voting, except where otherwise required by applicable law, may be by a voice vote; provided, however, that upon an order by the presiding officer or upon a demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a Director at a meeting shall serve as an inspector at such meeting.
          (c) Voting by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice-president, a general partner, manager, managing member, authorized agent or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any Director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.
          (d) Stock Owned by the Corporation. Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 1.09 Stockholder Nominations of Directors and Proposals.
          (a) Nominations and Proposals for Annual Meetings of Stockholders.
               (i) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (1) pursuant to the Corporation’s notice of meeting; (2) by or at the direction of the Board of Directors; or (3) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.09(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the requirements of this Section 1.09(a).
               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a)(i) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 1.09(a)(ii) and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m. Honolulu, HI Time on the one hundred twentieth (120th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m. Honolulu, HI Time on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (1) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (3) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such

Stockholder Associated Person; (4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) of this Section 1.09(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.
               (iii) Notwithstanding anything in this Section 1.09(a) to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of Directors in accordance with these Bylaws, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.09(a)(ii) shall also be considered timely, but only with respect to nominees for such newly created Directorships for which the term of office will expire at the next annual meeting, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Honolulu, HI Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
               (iv) For purposes of this Section 1.09, “Stockholder Associated Person” of any stockholder shall mean: (1) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder; (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder; and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.
          (b) Nominations and Proposals for Special Meetings of Stockholders.
               (i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
               (ii) Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected: (1) pursuant to the Corporation’s notice of meeting; (2) by or at the direction of the Board of Directors; or (3) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in Section 1.09(a) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures and other requirements set forth in this Section 1.09.
               (iii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.09(a)(ii) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m. Honolulu, HI Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
          (c) Additional Requirements for Stockholder Nominations and Proposals.
               (i) If information submitted pursuant to this Section 1.09 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 1.09. Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.09. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.09 and, if any proposed nomination or other business is not in compliance with this Section 1.09, the Board of Directors may declare that such nomination or other business shall be disregarded.
               (ii) Only such individuals who are nominated in accordance with this Section 1.09 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.09. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.09.
               (iii) For purposes of this Section 1.09, (1) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (2) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
               (iv) Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 1.10 Participation via Conference Communications. The Board of Directors may, but shall not be obligated to, allow stockholders to participate in any annual or special meeting of stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time to the fullest extent permitted by the MGCL.
     Section 1.11 Place of Meetings. All meetings of stockholders shall be held at the place determined by the Board of Directors and stated in the notice of the meeting, and if the Board of Directors determines to hold a meeting solely by remote communication, the meeting need not be held at any place.
     Section 1.12 Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings a written consent which sets forth the action and is signed by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholder meeting. The Corporation shall give notice of any such action to each holder of each class of stock that is entitled to vote on such matter not later than 10 days after the effective time of the action.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.01 General Powers, Number, Tenure and Qualifications.
          (a) General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may, to the fullest extent permitted by the Charter of the Corporation, the MGCL and any other applicable law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
          (b) Number of Directors. The initial number of Directors shall be the number provided in the Charter. The Board of Directors may alter the number of Directors provided in the Charter at any time by establishing, increasing or decreasing the number of Directors pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), provided that the number of Directors shall never be less than the minimum number of Directors required by the MGCL, and provided further that the number of Directors shall never be less than the minimum number of Directors provided in the Charter nor greater than the maximum number of Directors provided in the Charter, and provided further that the tenure of office of a Director shall not be shortened by any increase or decrease in the number of Directors. The tenure of office of any Director elected to fill a vacancy resulting from an increase in the number of Directors shall be determined as provided in Section 2.03.
          (c) Classes of Directors; Initial Tenure. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall initially be divided into three classes, as nearly equal in number as the then total number of Directors constituting the Whole Board permits with the term of office of one class expiring each year, to be known as Class I, Class II and Class III, respectively. The initial term of office of the members of Class I shall expire at the conclusion of the annual meeting of stockholders held in 2007; the initial term of office of the members of Class II shall expire at the conclusion of the annual meeting of stockholders held in 2008; and the initial term of office of the members of Class III shall expire at the conclusion of the annual meeting of stockholders held in 2009. The Board of Directors may establish new classes of Directors or otherwise change the number of classes of Directors at any time and to the fullest extent permitted by the MGCL pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number). Each Director shall hold office until his or her successor shall have been duly elected and qualified, including upon the delay of or the failure to hold any annual meeting of stockholders.
          (d) Terms of Office after Initial Term. At each annual meeting of stockholders, commencing with the annual meeting of stockholders held in 2007, Directors elected to succeed those Directors whose terms of office will expire at the conclusion of such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, unless the Board of Directors shall by resolution establish a different term of office for such Directors.
     Section 2.02 Chairman of the Board. The Board of Directors shall annually elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors. In the absence of the Chairman of the Board or if one is not elected, the Board of Directors shall designate another Director to perform such duties and functions.
     Section 2.03 Vacancies, Including Newly Created Directorships. Except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors, however arising, including, without limitation, vacancies arising from the death, resignation, removal or disqualification of one or more Directors and from newly created or established Directorships, may be filled only by the Board of Directors pursuant to a resolution approved by a majority of the remaining Directors then in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which such vacancy occurred. No decrease in the number of Directors constituting the Board of Directors shall shorten the tenure of any Director then in office. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than the minimum number of Directors required by the MGCL remain in office).
     Section 2.04 Removal. A Director may be removed only in accordance with the provisions of the Charter of the Corporation.
     Section 2.05 Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A written notice of each regular meeting of the Board of Directors shall not be required.
     Section 2.06 Special Meetings.
          (a) Calling of Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by a majority of the Directors then in office (rounded up to the nearest whole number), and shall be held at such place, on such date, and at such time as the Board of Directors or the person calling the meeting shall fix.
          (b) Notice of Special Meetings. Notice of the place, date, and time of each such special meeting of the Board of Directors shall be given to each Director who has not waived notice, except that the Board of Directors may adopt a resolution setting the place, date and time for holding one or more special meetings without giving notice other than such resolution. In the absence of such a resolution, notice of any special meeting of the Board of Directors shall be given by telephone, electronic mail, facsimile transmission, United States mail, personal delivery or courier to each Director at his or her business or residence address and/or telephone or facsimile number. The notice shall inform the recipient of the purpose and general business to be transacted at the special meeting.
          (c) Time of Notice. Notice of a special meeting of the Board of Directors given by telephone, electronic mail or facsimile transmission or personal delivery shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. It shall not be necessary to give notice of any special meeting to any Director who attends the meeting except when a Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened, or to any Director who, in a writing or electronic transmission executed and filed with the records of the meeting either before or after the meeting, waives such notice.
          (d) When Notice is Deemed Given. Notice of a special meeting of the Board of Directors shall be deemed to be given: (i) by telephone, when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party; (ii) by electronic mail notice, upon transmission of the message to the electronic mail address given to the Corporation by the Director; (iii) by facsimile transmission, upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt; (iv) by United States mail, when deposited in the United States mail properly addressed, with postage thereon prepaid; and (v) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient.
     Section 2.07 Quorum. A majority of the Directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to be present at any meeting, a majority of the Directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof other than an announcement made prior to or at the time of adjournment. The

Directors present at a meeting that has been duly called and convened but which has not been adjourned may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Directors from the meeting to leave less than a quorum present, and in such case, the action of the majority of that number of Directors necessary to constitute a quorum shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.
     Section 2.08 Participation in Meetings by Conference Telephone. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.
     Section 2.09 Conduct of Business; Board Action. At any regular or special meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board may from time to time determine. The action of a majority of the Directors at a meeting at which a quorum is present shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.
     Section 2.10 Action without a Meeting. Any action permitted or required to be taken at a meeting of the Board of Directors may be taken if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each Director and filed in paper or electronic form with the minutes of the proceedings of the Board of Directors.
     Section 2.11 Adjournment. Any regular or special meeting of the Board of Directors may be adjourned from time to time by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the Directors present to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.
     Section 2.12 Compensation of Directors. Pursuant to a resolution of the Board of Directors, the Corporation may compensate Directors for their services as Directors, including, without limitation, compensation for services as a member of the Board of Directors and as a member or the chairman of a committee of the Board of Directors, and may reimburse Directors for expenses incurred in performing such services as Directors, including expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors. Nothing in this Section 2.12 shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 2.13 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director: (a) announces his or her dissent to such action at the meeting, and (b) such dissent is (i) entered in the minutes of the meeting; (ii) filed in writing with the person acting as the secretary of the meeting before the meeting is adjourned; or (iii) forwarded in writing by such Director to the secretary of the meeting within twenty-four (24)

hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service. A Director who votes in favor of an action or fails to make his or her dissent to such action known at the meeting at which such action is taken shall have no right to dissent to such action.
     Section 2.14 Reliance upon Books, Reports and Records. In performing his or her duties, a Director shall be entitled to rely on any opinion, report or statement, including a financial statement of financial data, prepared or presented by: (a) an officer or employee of the Corporation whom the Director reasonably believes to be reliable and competent in the maters presented; (b) a lawyer, certified public accountant, appraiser, financial advisor, consultant, expert or other person as to a matter which the Director reasonably believes to be within such person’s professional or expert competence; or (c) a committee of the Board of Directors on which the Director does not serve as to a matter within its designated authority if the Director reasonably believes the committee to merit confidence. A Director who performs his or her duties in reliance on such an opinion, report or statement shall have immunities and protections to the fullest extent afforded by the MGCL and other applicable law.
     Section 2.15 Certain Rights of Directors, Officers, Employees and Agents. The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.
ARTICLE III
COMMITTEES
     Section 3.01 Committees of the Board of Directors.
          (a) General Provisions. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Investment Committee, a Nominating Committee, and such other committees as the Board of Directors deems necessary or desirable. The membership of the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Nominating Committee shall consist of independent directors to the extent required by the applicable rules of the Securities and Exchange Commission or the American Stock Exchange or any other exchange upon which shares of Common Stock are then listed upon application of the Company. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.
          (b) Composition. Each committee shall be composed of one or more Directors or any other number of members specified in these Bylaws. The Chairman of the Board may recommend committees, committee memberships, and committee chairmanships to the Board of Directors. The Board of Directors shall have the power at any time to establish committee charters, appoint the chairman and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee.
          (c) Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, if appointed, shall consist of not less than three (3) members who meet the applicable independence requirements referenced in Section 3.01(a), and shall have authority: (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 1.09 of these Bylaws in order to determine compliance with such Bylaw provision; (ii) to recommend to the Board of Directors nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing; and (iii) to take such other actions as may be authorized or permitted pursuant to any resolution or committee charter approved by the Board of Directors. No Director shall serve on the Corporate Governance and Nominating Committee at a meeting at which he or she has been or is seeking to be proposed as a nominee.
          (d) Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.
     Section 3.02 Conduct of Business.
          (a) Procedures. The chairman of each committee shall determine the procedural rules for meeting and conducting the business of the committee, except as otherwise required by these Bylaws, applicable law or a resolution of the Board of Directors.
          (b) Quorum; Committee Action. A majority of the members of a committee shall constitute a quorum. If a quorum is present, the action of the majority of committee members present shall constitute the action of the committee unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation, these Bylaws or the Board of Directors.
          (c) Committee Meetings. Regular meetings of committees shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors or the committee and publicized among all members of the committee. A written notice of a regular committee meeting shall not be required. The chairman of a committee or any two members of the committee (if there are at least two members of the committee) may call and fix the time and place of any special meeting of a committee. Notice of special meetings of a committee shall be given in the same manner as notice for special meetings of the Board of Directors.

          (d) Participation in Committee Meetings by Conference Telephone. Members of a committee of the Board of Directors may participate in a meeting of the committee by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.
          (e) Action without a Meeting. Any action permitted or required to be taken at a meeting of a committee may be taken if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of such committee and filed in paper or electronic form with the minutes of the proceedings of such committee.
          (f) Adjournment. Any regular or special meeting of a committee of the Board of Directors may be adjourned from time to time by the chairman of the committee or a resolution approved by a majority of the members of the committee to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.
ARTICLE IV
OFFICERS
     Section 4.01 Generally.
          (a) Offices; Election and Appointment. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer/Treasurer and may include one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer may from time to time appoint one or more Senior Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries or Assistant Treasurers, in each case subject to the ratification of such appointments by the Board of Directors no less frequently than annually. Any two (2) or more offices except President and Vice-President may be held by the same individual.
          (b) Tenure. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.
          (c) Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Corporation and the person so removed. The Board of Directors may authorize any officer to remove subordinate officers.
          (d) Resignation. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time as is required by any contract between the officer and the Corporation, or if no such contract exists, as is specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the officer and the Corporation.
          (e) Interim Appointments; Vacancies. In the event of a vacancy in any office, the Board of Directors may fill such vacancy for the balance of the term. In the absence or incapacity of any officer, the Board of Directors may designate another person to fill such office on an acting basis.
          (f) Powers and Duties. All officers shall each have such powers and duties as are specified in or assigned pursuant to this Article IV.
     Section 4.02 Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervisory power and authority over the policies and affairs of the Corporation, the management and oversight of the administration and operation of the Corporation’s business, and such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors, or as are usually incident to the office of Chief Executive Officer. The Chief Executive Officer shall also see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect, and shall preside over each meeting of the stockholders unless the Board of Directors has designated another person to perform such functions. The person who is Chief Executive Officer may also serve as the Chairman of the Board and/or the President.
     Section 4.03 President. The President shall have such duties as are provided in these Bylaws or as are from time to time assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or if one is not elected, the President shall perform the duties and exercise the functions of the Chief Executive Officer unless the Board of Directors has designated another person to perform such duties and exercise such duties and functions.
     Section 4.04 Secretary. The Secretary shall issue notices of meetings, shall keep the minutes of the Corporation, shall have charge of the seal and the corporate books, shall sign or countersign such instruments as require his or her signature, shall maintain and preserve the Charter and Bylaws of the Corporation and the proceedings of regular and special meetings of the stockholders and the Board of Directors, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Secretary. The Secretary, when present, shall act as Secretary of each regular and special meeting of the Board of Directors and of the stockholders unless the Board of Directors or the Chief Executive Officer designates another person to perform such duties and functions.
     Section 4.05 Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or chief financial officer appointed by the Board of Directors, and shall keep regular books of account. The Chief Financial Officer/Treasurer shall deposit the funds of the Corporation in the name of the Corporation with such banks or trust companies or other entities as the Board of Directors from time to time shall designate or otherwise approve. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Chief Financial Officer/Treasurer.
     Section 4.06 Vice-Presidents. The Corporation may have one or more classes of Vice-Presidents, including Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents and Assistant Vice-Presidents. All Vice-Presidents shall have such duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.
     Section 4.07 Other Officers. The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.
     Section 4.08 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting or otherwise with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.
ARTICLE V
STOCK
     Section 5.01 Certificates of Stock. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the MGCL and contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
     Section 5.02 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.06, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 5.03 Record Dates or Closing of Transfer Books. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, or when the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
     Section 5.04 Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.
     Section 5.05 Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification that complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
     Section 5.06 Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
     Section 5.07 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
FINANCE
     Section 6.01 Checks, Drafts and Other Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer of the Corporation as shall from time to time be determined by the Board of Directors. In the absence of such a determination by the Board of Directors, all such checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, of the Corporation shall be signed by any two (2) of the following officers: the Chief Executive Officer, the President, the Chief Financial Officer/Treasurer, or an Assistant Treasurer.
     Section 6.02 Annual Statement of Affairs. The Chief Executive Officer or the Chief Financial Officer/Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, and within twenty (20) days after the meeting, placed on file at the Corporation’s principal office.
     Section 6.03 Fiscal Year. The fiscal year of the Corporation shall be the twelve (12) calendar month period ending on December 31st of each year.
     Section 6.04 Dividends. Distributions upon the stock of the Corporation, including dividends, may be authorized by the Board of Directors and may be paid in money, property or stock, subject to the provisions of the MGCL, any other applicable law and the Charter of the Corporation. If a stock dividend or stock split is not considered a distribution under the MGCL, it may be authorized by the Board of Directors in accordance with the provisions of the MGCL. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

     Section 6.05 Loans. No loans constituting borrowed money shall be contracted on behalf of the Corporation and no evidence of indebtedness for borrowed money shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
     Section 6.06 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of depositories as the Board of Directors may designate or approve.
     Section 6.07 Investments. Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE VII
INDEMNIFICATION AND ADVANCE EXPENSES
     Section 7.01 Indemnification. The Corporation: (1) shall indemnify each of its current and former Directors and officers, whether serving the Corporation or at the request of the Corporation serving any other entity, including, without limitation, any subsidiary or other affiliate of the Corporation, including the advancement of expenses under procedures permitted or required by applicable law, unless it is established under the MGCL that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful (but in the event any amendment to the MGCL permits the Corporation to provide broader indemnification rights than are set forth herein to its officers and directors, the Corporation provide such rights to the fullest extent required or permitted by the MGCL as so amended); and (2) may indemnify (including the advancement of expenses under procedures permitted or required by applicable law) current and former employees and agents of the Corporation as may be authorized by the Board of Directors in the specific case and permitted by applicable law or the Bylaws of the Corporation; provided, however, that, except as provided in Section 7.02 with respect to proceedings to enforce rights to indemnification or in a contract approved by the Board of Directors pursuant to a resolution approved by a majority of Directors then in office, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors pursuant to a resolution approved by a majority of the Directors then in office.
     Section 7.02 Procedure. If a claim under Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit against the Corporation. It shall be a defense to any action for advancement of expenses that the Corporation has not received both: (1) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct for indemnification has not been met; and (2) a written affirmation by the indemnitee or on the indemnitee’s behalf of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.
     Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by an indemnitee to whom the Corporation has not agreed to advance expenses, be a defense to such suit. In any suit brought by the indemnitee to enforce any right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise, shall be on the Corporation.
     Section 7.03 Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Charter, these Bylaws, any contract, agreement, vote of stockholders or disinterested Directors, or otherwise.
     Section 7.04 Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any Director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.
     Section 7.05 Miscellaneous. The Corporation shall not be liable for any payment under this Article VII in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually and unconditionally received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Section 7.01 and Section 7.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or modification of all of any portion of this Article VII shall not in any way diminish any rights of any person to indemnification or advancement of expenses of or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article VII is in force.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

     Section 8.02 Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require. The principal executive office of the Corporation shall be 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813, unless the Board of Directors designates a different principal executive office.
     Section 8.03 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
     Section 8.04 Corporate Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
     Section 8.05 Notices.
          (a) Notices to the Corporation. All notices required to be given to the Corporation under these Bylaws shall be given as provided in these Bylaws or as required by applicable law. If applicable law or these Bylaws do not specify the manner of giving notice to the Corporation in a specific situation, such notice shall be in writing and shall be sent by United States mail, personal delivery or private courier to the Corporation at its principal executive office, in each case addressed to the Chief Executive Officer and the Secretary of the Corporation. Unless these Bylaws or applicable law require otherwise, notices given to the Corporation by personal delivery, private courier or United States mail and addressed in the manner specified above shall be effective only upon actual receipt by the Corporation, and notices given to the Corporation by telephone, facsimile transmission, electronic mail or any other means shall be ineffective, whether or not actually received by the Corporation.
          (b) Other Notices. All notices required to be given to any stockholder, director, officer, employee or agent of the Corporation may be effectively given by personal delivery, private courier, United States mail, electronic mail or facsimile transmission, unless a different manner of notice is required by these Bylaws, the MGCL, any other applicable law or contract. All notices to any stockholder, director, officer, employee or agent shall be addressed to him, her or it at his, her or its last known address as the same appears on the books of the Corporation. All notices sent to any such stockholder, director, officer, employee or agent shall be deemed to be given if sent: (i) by personal delivery when personally delivered to the intended recipient; (ii) by United States mail, when deposited in the United States mail, properly addressed to the intended recipient, with postage thereon prepaid; (iii) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient; (iv) with respect to notices sent by the Corporation, by electronic mail, upon transmission of the message to the electronic mail address given by the intended recipient to the Corporation or appearing on its books and records; and (v) with respect to notices sent by the Corporation, by facsimile transmission, upon completion of the transmission of the message to the number given by the intended recipient to the Corporation or appearing on its books and records and receipt of a completed answer-back indicating receipt.
     Section 8.06 Waiver of Notice. A written waiver of any notice, signed by the corporation or a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to the Corporation or such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
     Section 8.07 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
     Section 8.08 Control Share Acquisition Act Opt-out. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of capital stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, shall, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE IX
AMENDMENTS
The Board of Directors shall have the exclusive power to adopt, alter, amend, restate or repeal the Bylaws of the Corporation; provided, however, that no alteration, amendment or repeal of Article VII of these Bylaws may affect the right of any person entitled to indemnification arising, and in connection with conduct, prior to such alteration, amendment or repeal. Any adoption, alteration, amendment, restatement or repeal of the Bylaws of the Corporation by the Board of Directors shall be pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

APPENDIX D
AGREEMENT OF LIMITED PARTNERSHIP
OF
PACIFIC OFFICE PROPERTIES, L.P.
a Delaware limited partnership
dated as of                     , 2007

1.	DEFINITIONS	1

2.	ORGANIZATIONAL MATTERS	20
2.1	Organization	20
2.2	Name	21
2.3	Registered Office and Agent; Principal Office	21
2.4	Power of Attorney	21
2.5	Term	22

3.	PURPOSE	22
3.1	Purpose and Business	22
3.2	Powers	23
3.3	Partnership Only for Partnership Purposes	23
3.4	Representations and Warranties by the Parties	23

4.	CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS	25
4.1	Capital Accounts	25
4.2	General Partnership Interests	26
4.3	Class A Convertible Preferred Units	26
4.4	Issuances of Additional Partnership Interests	29
4.5	Additional Funds and Capital Contributions	30
4.6	Stock Incentive Plans	32
4.7	No Interest; No Return	33
4.8	Other Contribution Provisions	33
4.9	Not Publicly Traded	33

5.	DISTRIBUTIONS	33
5.1	Requirement and Characterization of Distributions	34
5.2	Distributions in Kind	34
5.3	Amounts Withheld	34
5.4	Distributions Upon Liquidation	35
5.5	Distributions to Reflect Issuance of Additional Partnership Units	35
5.6	Restricted Distributions	35

6.	ALLOCATIONS	35
6.1	Timing and Amount of Allocations of Income and Loss	35
6.2	General Allocations	35
6.3	Additional Allocation Provisions	36
6.4	Tax Allocations	38

7.	MANAGEMENT AND OPERATIONS OF BUSINESS	38
7.1	Management	38
7.2	Certificate of Limited Partnership	43
7.3	Reimbursement of the General Partner	43

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7.4	Outside Activities of the General Partner	44
7.5	Contracts with Affiliates	44
7.6	Indemnification	45
7.7	Liability of the General Partner	47
7.8	Other Matters Concerning the General Partner	48
7.9	Title to Partnership Assets	49
7.10	Reliance by Third Parties	49

8.	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS	50
8.1	Limitation of Liability	50
8.2	Management of Business	50
8.3	Outside Activities of Limited Partners	50
8.4	No Return of Capital	50
8.5	Redemption Rights of Qualifying Parties	51
8.6	Mergers	55

9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS	56
9.1	Records and Accounting	56
9.2	Fiscal Year	56
9.3	Reports	56

10.	TAX MATTERS	57
10.1	Preparation of Tax Returns	57
10.2	Tax Elections	57
10.3	Tax Matters Partner	57
10.4	Withholding	58
10.5	Organizational Expenses	59

11.	TRANSFERS AND WITHDRAWALS	59
11.1	Transfer	59
11.2	Transfer of General Partner’s Partnership Interest	59
11.3	Transfer of Limited Partners’ Partnership Interests	60
11.4	Substituted Limited Partners	62
11.5	Assignees	62
11.6	General Provisions	63

12.	ADMISSION OF PARTNERS	64
12.1	Admission of Successor General Partner	64
12.2	Admission of Additional Limited Partners	64
12.3	Amendment of Agreement and Certificate of Limited Partnership	65

13.	DISSOLUTION, LIQUIDATION AND TERMINATION	65
13.1	Dissolution	65
13.2	Winding Up	66
13.3	Deemed Distribution and Recontribution	68
13.4	Rights of Limited Partners	68
13.5	Notice of Dissolution	68

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13.6	Cancellation of Certificate of Limited Partnership	68
13.7	Reasonable Time for Winding-Up	68

14.	PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS	69
14.1	Procedures for Actions and Consents of Partners	69
14.2	Amendments	69
14.3	Meetings of the Partners	70

15.	GENERAL PROVISIONS	71
15.1	Addresses and Notice	71
15.2	Entire Agreement	71
15.3	Governing Law Jurisdiction	71
15.4	Headings	72
15.5	Pronouns and Plurals	72
15.6	Further Action	72
15.7	Binding Effect	72
15.8	Counterparts	72
15.9	Fax Signatures	72
15.10	Partial Invalidity	72
15.11	Waiver	72
15.12	Limitation to Preserve REIT Status	73
15.13	No Partition	74
15.14	No Third-Party Rights Created Hereby	74
15.15	No Rights as Stockholders	74
15.16	Construction	74

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AGREEMENT OF LIMITED PARTNERSHIP
OF
PACIFIC OFFICE PROPERTIES, L.P.
     THIS AGREEMENT OF LIMITED PARTNERSHIP OF PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership, effective as of                     , 2007 (the “Effective Time”), is entered into by and among Pacific Office Properties Trust, Inc., a Maryland corporation (defined herein as the “General Partner”), as the general partner of and a limited partner in the Partnership, and POP Venture, LLC, a Delaware limited liability company, as the initial limited partner of the Partnership, together with any other Persons who become Partners in the Partnership as provided herein.
RECITALS
     A. The General Partner is making a Capital Contribution to the Partnership in exchange for a General Partner Interest.
     B. The initial Limited Partner is POP Venture, LLC, a Delaware limited liability company, which is contributing certain indirect interests in real property pursuant to the terms and subject to the conditions set forth in the Master Agreement.
     C. The General Partner has determined that it is in the best interest of the Partnership and the Partners to enter into this Agreement.
AGREEMENTS
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Person subsequently joining this Agreement as a Partner hereby agree as follows:
     1. DEFINITIONS.
     As used in this Agreement, the following terms shown have the meanings set forth in this Section 1.
     “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
     “Actions” has the meaning set forth in Section 7.6.1 hereof.
     “Additional Funds” has the meaning set forth in Section 4.5.1.
     “Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.4 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     “Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Fiscal Year or any other point of determination, after giving effect to the following adjustments:
     (i) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
     (ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account is intended to comply with the requirements of the alternate test for economic effect contained in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account.
     “Adjustment Date” means the last day of any Fiscal Year and any day on which the Gross Asset Value of any Company asset is adjusted pursuant to this Agreement.
     “Advisor” means Pacific Office Management, Inc., a Delaware corporation, or any successor-in-interest thereto or permitted assignee of Pacific Office Management, Inc.’s interest in and obligation under the Advisory Agreement.
     “Advisory Agreement” means that certain Advisory Agreement that the Partnership currently anticipates entering into with the Advisor and the General Partner, as the same may be amended or supplemented from time to time.
     “Affiliate” shall mean with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified and shall have such additional meaning as such term has under Rule 12b-2 under the Exchange Act.
     “Agreement” means this Agreement of Limited Partnership of Pacific Office Properties, L.P., as it may be amended, supplemented, restated or otherwise modified from time to time.
     “Applicable Percentage” has the meaning set forth in Section 8.5.4.
     “Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the State Department of Assessments and Taxation of Maryland, as amended, supplemented or restated from time to time.
     “Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

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     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Honolulu, Hawaii are authorized or required by law to close.
     “Capital Account” means, with respect to any Partner, the capital account established and maintained for such Partner in accordance with Section 4.
     “Capital Account Deficit” has the meaning set forth in Section 13.2.3.
     “Capital Contribution” means, with respect to any Partner, the sum of (i) the cash, cash equivalents and promissory obligations, plus (ii) the initial Gross Asset Value of any Contributed Property, plus (iii) the Net Equity Value of any Contributed Interests, in each such case, that such Partner contributes to the Partnership or is deemed to have contributed pursuant to Section 4 hereof.
     “Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.
     “Class A Conversion Price” means, as of any date of determination, an amount equal to the quotient obtained by dividing the Class A Convertible Preferred Unit Liquidation Preference Amount by the Class A Convertible Preferred Unit Conversion Factor. As of the date of this Agreement, the initial Class A Conversion Price is $3.49 (i.e., $25.00 divided by 7.1717).
     “Class A Convertible Preferred Unit” means a fractional portion of the Partnership Interests that has the rights and designation, including distribution rights and rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units, as more specifically described in Section 4.3.
     “Class A Convertible Preferred Unit Conversion Factor” initially means the number equal to 7.1717; provided, however, if at any time:
     (i) the Partnership (a) declares or pays a distribution on its Common Units in Common Units or makes a distribution to all holders of its Common Units in Common Units, (b) splits or subdivides its Common Units or (c) effects a reverse stock split or otherwise combines its Common Units into a smaller number of Common Units, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Conversion Factor previously in effect by a fraction (A) the numerator of which shall be the number of Common Units on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of Common Units (determined without the above assumption) on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
     (ii) the Partnership distributes any rights, options or warrants to all holders of its Common Units to subscribe for or to purchase or to otherwise

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acquire Common Units (or other securities or rights convertible into, exchangeable for or exercisable for Common Units) at a price per share less than the Value of a Common Unit on the record date for such distribution (each a “Distributed Right”), then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Conversion Factor previously in effect by a fraction (a) the numerator of which shall be the sum of (A) the number of Common Units issued and on the record date plus (B) the maximum number of Common Units purchasable under such Distributed Rights, and (b) the denominator of which shall be the sum of (1) the number of Common Units on the record date, plus (2) a fraction, (I) the numerator of which equals the product of (x) the maximum number of Common Units purchasable under such Distributed Rights multiplied by (y) the minimum purchase price per Common Unit under such Distributed Rights, and (II) the denominator of which is the Value of a Common Unit as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted, effective retroactively to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Units or any change in the minimum purchase price for the purposes of the above fraction;
     (iii) the Partnership shall, by dividend or otherwise, distribute to all holders of its Common Units evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted to equal the amount determined by multiplying the Class A Convertible Preferred Unit Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Common Unit on the date fixed for such determination and (b) the denominator of which shall be the amount of the numerator less the then-fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Unit;
     (iv) the General Partner declares or pays a cash dividend or other cash distribution on its outstanding Common Shares or the Partnership declares a cash distribution on its outstanding Common Units during any quarterly fiscal period (excluding any dividend or distribution in connection with a liquidation, dissolution or wind up of the Partnership or the General Partner), in either case, in excess of the Reference Dividend multiplied by the number of shares of Common Stock or Common Units outstanding on the record date for dividend or distribution, then the Class A Convertible Preferred Unit Conversion Factor shall be adjusted to equal the amount determined by multiplying the Class A Convertible Preferred Unit Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders or unit

4

holders entitled to receive such distribution by a fraction (i) the numerator of which shall be the average of the daily Market Prices for the five (5) consecutive trading days prior to the trading day immediately preceding the earlier of the record date or ex-dividend date for the distribution, and (ii) the denominator of which is the difference of the amount equal to the numerator minus the amount in cash per Common Share or Common Unit (as the case may be) distributed (or to be distributed) to the holders of its outstanding Common Shares or Common Unit (as the case may be) in excess of the Reference Dividend. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Class A Convertible Preferred Unit Conversion Factor if such adjustments would reduce the amount of the Class A Convertible Preferred Unit Conversion Factor; and
     (v) the Partnership (a) declares or pays a distribution on the outstanding Class A Convertible Preferred Units in Class A Convertible Preferred Units or makes a distribution to all Partners in Class A Convertible Preferred Units, (b) subdivides the outstanding Class A Convertible Preferred Units or (c) combines the outstanding Class A Convertible Preferred Units into a smaller number of Class A Convertible Preferred Units, then the Class A Convertible Preferred Unit Redemption Factor shall be adjusted by multiplying the Class A Convertible Preferred Unit Redemption Factor by a fraction, the numerator of which shall be the actual number of Class A Convertible Preferred Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual number of Class A Convertible Preferred Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date.
     Any adjustments to the Class A Convertible Preferred Unit Conversion Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, it being intended that if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, then the Class A Convertible Preferred Unit Conversion Factor applicable to such redemption shall be adjusted to take into account such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Class A Convertible Preferred Unit Conversion Factor applicable to the Class A Convertible Preferred Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Class A Convertible Preferred Units.
     “Class A Convertible Preferred Unit Liquidation Preference Amount” means $25.00 per Class A Convertible Preferred Unit. Such amount shall be adjusted, as determined to be equitable by the General Partner in its sole discretion, in the event of a dividend, distribution, subdivision, combination or similar recapitalization affecting the Class A Convertible Preferred Units.
     “Class A Preferred Distribution” has the meaning set forth in Section 4.3.2.

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     “Class A Transition Unlock Date ” means for any Common Unit acquired upon conversion of all or any part of Class A Convertible Preferred Unit(s) pursuant to Section 4.3.4, unless otherwise agreed by the Partnership and a Limited Partner, the first anniversary of the date such Common Unit is so acquired.
     “Class A Unlock Date” means, unless otherwise agreed by the Partnership and a Limited Partner, the date at which both of the following have occurred: (i) the two-year anniversary of the Effective Time and (ii) the consummation of a Qualified Public Offering.
     “Closing Price” means on any date the last sale price for such Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if such Common Shares are not listed or admitted to trading on the American Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Shares are listed or admitted to trading or, if such Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or the principal automated quotation system that may then be in use or, if such Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such Common Shares, the fair market value of the Common Shares as determined in good faith by the Board of Directors of the General Partner.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Common Shares” means, together, the shares of the General Partner’s common stock, $.0001 par value per share, and the shares of General Partner’s Class B common stock, $.0001 par value per share. Where relevant in this Agreement, “Common Shares” includes shares of the General Partner’s common stock, $.0001 par value per share, issued upon conversion of Preferred Shares or Junior Shares.
     “Common Shares Amount” means a number of Common Shares equal to the product of (a) the number of Tendered Units, multiplied by (b) the Common Unit Redemption Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that, in the event that the General Partner issues to all holders of Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Common Shares or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date but which Rights will not be distributed before the relevant Specified Redemption Date, then the Common Shares Amount shall also include such Rights that a holder of that number of Common Shares would be entitled to receive, expressed,

6

where relevant hereunder, in a number of Common Shares determined by the General Partner in good faith.
     “Common Unit” means a fractional portion of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.3 hereof, but does not include any Class A Convertible Preferred Unit, Preferred Unit, Junior Unit or any other Partnership Unit specified in a Partnership Unit Designation or this Agreement as being other than a Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Common Units may be (but need not be, in the sole and absolute discretion of the General Partner) evidenced by the form of certificate for Common Units attached hereto as Exhibit B.
     “Common Unit Redemption Factor” means 1.0; provided, however, if, at any time:
     (i) the General Partner (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares, (b) splits or subdivides its outstanding Common Shares or (c) effects a reverse stock split or otherwise combines its outstanding Common Shares into a smaller number of Common Shares, then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor previously in effect by a fraction (A) the numerator of which shall be the number of Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
     (ii) the General Partner distributes any rights, options or warrants to all holders of its Common Shares to subscribe for or to purchase or to otherwise acquire Common Shares (or other securities or rights convertible into, exchangeable for or exercisable for Common Shares) at a price per share less than the Value of a Common Share on the record date for such distribution (each a “Distributed Right”), then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor previously in effect by a fraction the numerator of which shall be the sum of (A) the number of Common Shares issued and outstanding on the record date plus (B) the maximum number of Common Shares purchasable under such Distributed Rights, and the denominator of which shall be the sum of (1) the number of Common Shares issued and outstanding on the record date, plus (2) a fraction, the numerator of which equals the product of (x) the maximum number of Common Shares purchasable under such Distributed Rights multiplied by (y) the minimum purchase price per Common Share under such Distributed Rights, and the denominator of which is the Value of a Common Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no

7

longer exercisable, then the Common Unit Redemption Factor shall be adjusted, effective retroactively to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Shares or any change in the minimum purchase price for the purposes of the above fraction;
     (iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Common Unit Redemption Factor shall be adjusted to equal the amount determined by multiplying the Common Unit Redemption Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Common Share on the date fixed for such determination and (b) the denominator of which shall be the amount of the numerator less the then-fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Share; and
     (iv) the Partnership (a) declares or pays a distribution on the outstanding Common Units in Common Units or makes a distribution to all Partners in Common Units, (b) subdivides the outstanding Common Units or (c) combines the outstanding Common Units into a smaller number of Common Units, then the Common Unit Redemption Factor shall be adjusted by multiplying the Common Unit Redemption Factor by a fraction, the numerator of which shall be the actual number of Common Units issued and outstanding on the record date (determined without giving effect to such dividend, distribution, subdivision or combination), and the denominator of which shall be the actual number of Common Units (determined after giving effect to such dividend, distribution, subdivision or combination) issued and outstanding on such record date.
     If the General Partner has in effect a rights plan, then the Common Unit Redemption Factor shall not be adjusted to reflect the issuance of rights under the General Partner’s rights plan except as set forth in the next following sentence. If the rights provided for in the rights plan adopted by the General Partner have separated from the Common Shares in accordance with the provisions of the applicable stockholder rights agreement so that holders of Common Units would not be entitled to receive any rights in respect of any shares of Common Shares delivered upon receipt of any REIT Consideration an exchange of Common Units, the Common Unit Redemption Factor will be adjusted at the time of separation as if the General Partner had distributed, to all holders of Common Shares, capital stock, evidences of indebtedness or other assets or property pursuant hereto. Any adjustments to the Common Unit Redemption Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, it being intended that (x) adjustments to the Common Unit Redemption Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Common Shares are issued, redeemed or exchanged without a corresponding issuance,

8

redemption or exchange of Common Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, then the Common Unit Redemption Factor applicable to such redemption shall be adjusted to take into account such event, provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment to the Common Unit Redemption Factor applicable to the Common Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Common Units.
     “Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Section 14 hereof.
     “Consent of the Limited Partners” means the Consent of a Majority of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority of the Limited Partners.
     “Contributed Interest” shall mean an equity interest (whether in shares of capital stock, limited liability company membership interests, partnership interests, trust interests or otherwise) in an entity (whether corporation, limited liability company, partnership, limited partnership, statutory business trust, trust or otherwise) which holds (on a direct or an indirect basis) holds fee simple or leasehold title (in whole or in part) to a Contributed Property.
     “Contributed Property” means each item of Property or other non-cash asset contributed to the Partnership.
     “Conversion Time” has the meaning set forth in Section 4.3.7.
     “Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.
     “Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
     “Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided,

9

however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
     “Distributed Right” has the meaning set forth in the definitions of “Common Unit Redemption Factor” and “Class A Convertible Preferred Unit Conversion Factor,” as applicable, set forth in this Section 1.
     “Domestic Partner” of any Partner shall mean an individual who (i) has reached the age of 18 and is competent to consent to a contract, (ii) is of the same gender of the Partner, (iii) is not married to and/or is not the domestic partner of anyone other than the Partner; (iv) is not related by blood to the Partner in any way that would prohibit marriage in their state of residence, and (v) has shared a principal place of residence with the Partner for a period of at least eighteen (18) months and has a current intention to continue sharing a principal place of residence with the Partner and intends to do so indefinitely.
     “Effective Time” has the meaning set forth in the Preamble to this Agreement.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and as it may be amended from time to time and any successor statute.
     “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, each as may be amended from time to time and any successor statute.
     “Family Members” means, as to a Person that is an individual, such Person’s spouse, Domestic Partner, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and/or his spouse, Domestic Partner, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.
     “Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year unless otherwise determined by the General Partner.
     “Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose, in whole or in part, of providing funds to the Partnership.
     “General Partner” means Pacific Office Properties Trust, Inc., a Maryland corporation, and its successors and assigns, as the general partner of the Partnership in its capacity as general partner of the Partnership.
     “General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Common Units, Preferred Units or any other Partnership Units. Initially, the General Partner Interest shall be denominated as a number of Common Units equal to the number of Common Shares outstanding as of the Effective Time.
     “General Partner Loan” has the meaning set forth in Section 4.5.4.

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     “Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for federal income tax purposes, except as follows:
     (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as reasonably determined by the General Partner or as otherwise agreed to by the General Partner and the contributing Partner;
     (b) if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times: (i) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of cash or other Partnership property as consideration for a Partnership Interest; (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the grant of more than a de minimis Partnership Interest as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in his capacity as a Partner, or by a new Partner acting in his capacity as such or in anticipation of becoming a Partner; and (v) at any other time (A) specified in Regulations Section 1.704-1(b)(2)(iv)(f)(5) or (B) if reasonably determined by the General Partner to be necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2;
     (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Code Section 7701(g) into account) as reasonably determined by the General Partner as of the date of distribution; and
     (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 6.3.2(vii); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the General Partner reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.
     At all times, Gross Asset Values shall be adjusted by Depreciation, which Depreciation is taken into account with respect to the Partnership’s assets for purposes of computing Income or Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see paragraph (d) of the definition of Income or Loss in the case of adjustments by Depreciation, and see paragraph (e) of said definition in all other cases.
     “Holder” means any Partner, and any Assignee which is treated as a partner in the Partnership for federal income tax purposes.
     “Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such

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Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, “bankruptcy” of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.
     “Income” or “Loss” means, for each Fiscal Year of the Partnership, the Partnership’s taxable income or loss, as the case may be, for such year for federal income tax purposes, determined in accordance with Code Section 703(a), inclusive of all items of income, gain, loss or deduction required to be separately taxable pursuant to Code Section 703(a)(1), with the following adjustments:
     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income (or Loss) shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
     (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure under Code Section 704(b), and not otherwise taken into account in computing Income (or Loss) shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Partnership Gross Asset Value of the property disposed of, rather than its adjusted tax basis;

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     (d) In lieu of the depletion, depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the period;
     (e) In the event of an adjustment of the book value of any Partnership asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Regulations Sections 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustments are, in the case of Regulations Sections 1.704-1(b)(2)(iv) (e) and (f), to be taken into account as gain or loss from a taxable disposition of Partnership property pursuant to paragraph (c) above, and, in the case of Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account as additional Income or Loss but subject to the special allocations set forth in Section 6.3 hereof; and
     (f) Notwithstanding any other provision of this definition of “Income” or “Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Income or Loss.
     “Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) the General Partner, or (b) a director of the General Partner or an officer or employee of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
     “Independent Director” means a director of the General Partner who is not an employee of the General Partner and who is not an employee or an Affiliate of the Advisor.
     “IRS” means the Internal Revenue Service.
     “Junior Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Common Shares.
     “Junior Unit” means a fractional portion of the Partnership Interests that the General Partner hereafter authorizes pursuant to Section 4.2, Section 4.4 or Section 4.6 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Common Units.
     “Limited Partner” means any Person reflected as a limited partner on the books and records of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner in the Partnership.
     “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Class A Convertible Preferred Units, Preferred Units, Junior Units or other Partnership Units.

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     “Liquidating Event” has the meaning set forth in Section 13.1.
     “Liquidator” has the meaning set forth in Section 13.2.1.
     “Lock-Out Date” means the Class A Unlock Date, the Class A Transition Unlock Date and any other date specified as a restriction on the rights of Partner to convert its Partnership Units into any other class or series of Partnership Units or to otherwise exercise such Partner’s rights of redemption with respect to its Partnership Units.
     “LP Direction Votes” has the meaning set forth in Section 7.1.1(f).
     “Majority of the Limited Partners” means Limited Partners holding more than fifty percent (50%) of the Common Shares that would be obtained by exchanging all of the Partnership Units outstanding at such time and each exchangeable by their terms for Common Shares (ignoring for purposes hereof the impact of any Lock-Out Date).
     “Market Price” means on any date, with respect to any class or series of outstanding Common Shares, the Closing Price for such Common Shares on such date.
     “Master Agreement” means that certain Master Formation and Contribution Agreement by and between Arizona Land Income Corporation, an Arizona corporation, and POP Venture, LLC, a Delaware limited liability company, dated as of October 3, 2006.
     “Net Equity Value” shall mean, for any Contributed Interest, the product of (a) the percentage ownership represented by such Contributed Interest, multiplied by (b) the amount equal to the difference between (i) the Gross Asset Value of the Contributed Property, minus (ii) the amount, including accrued and unpaid interest, of any unpaid mortgage debt secured by such Contributed Property (whether by lien encumbering fee simple title, a leasehold estate or an ownership interest in a condominium).
     “Nonrecourse Deductions” means, for a Fiscal Year, the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate amount of any distributions made during such taxable year of proceeds of a nonrecourse liability (other than a Partner Nonrecourse Debt) that are allocable to an increase in Partnership Minimum Gain, determined according to the principles of Regulations Section 1.704-2(c).
     “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
     “Notice of Conversion” has the meaning set forth in Section 4.3.7.
     “Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.
     “Optional Liquidation Preference Event” has the meaning set forth in Section 4.3.3.
     “Other Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Common Shares or

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Preferred Shares, excluding Preferred Shares, Junior Shares and grants under any Stock Incentive Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).
     “Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the General Partner imposed under the Articles of Incorporation.
     “Pari Passu Units” has the meaning set forth in Section 4.3.1.
     “Partially Adjusted Capital Account” means, with respect to any Partner as of the close of business on an Adjustment Date, the Capital Account of such Partner as of the beginning of the applicable accounting period ending on such Adjustment Date, after giving effect to all allocations of items of income, gain, loss or deduction not included in the definition of “Profits” or “Losses” and all Capital Contributions and distributions during such period but before giving effect to any allocations of Profits and Losses for such period pursuant to Section 6.2.1, increased by (i) such Partner’s share of “partnership minimum gain” (as determined pursuant to Regulations Section 1.704-2(g)) as of the end of such period and (ii) such Partner’s share of “partner nonrecourse debt minimum gain” (as determined pursuant to Regulations Section 1.704-2(i)) as of the end of such period.
     “Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
     “Partner Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as such term is defined in Regulations Section 1.704-2(i)(2). A Partner’s share of Partner Nonrecourse Debt Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Regulations Section 1.704-2(i).
     “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
     “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
     “Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.
     “Partnership Employees” means the employees of the Partnership, the General Partner and any of their subsidiaries.
     “Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Common Units, Class A Convertible Preferred Units, Preferred Units, Junior Units or other Partnership Units.

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     “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
     “Partnership Record Date” means a record date established by the General Partner for a distribution pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its share of such distribution.
     “Partnership Unit” shall mean a Common Unit, a Class A Convertible Preferred Unit, a Preferred Unit, a Junior Unit or any other fractional portion of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2, Section 4.4 or Section 4.6 hereof.
     “Partnership Unit Designation” shall have the meaning set forth in Section 4.4.1 hereof.
     “Percentage Interest” means, as to each Partner (including the General Partner), its interest, if any, in the Common Units as determined by dividing the number of Common Units then-held by such Partner by the total number of Common Units outstanding as of such time. To the extent that the Partnership issues more than one class or series of Partnership Interests, the interest of such class or series shall be determined as set forth in this Agreement or any amendment hereto.
     “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
     “Preferred Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.
     “Preferred Unit” means a fractional portion of the Partnership Interests that the General Partner hereafter authorizes pursuant to Section 4.2, Section 4.4 or Section 4.6 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units.
     “Property” or “Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time, and “Property” shall mean any one such asset or property.
     “Proportionate Voting Preferred Stock” means shares of Proportionate Voting Preferred Stock, $.0001 par value per share, of the General Partner.
     “Qualified Public Offering” means the sale by the General Partner of Common Shares in a bona fide, firm commitment fully underwritten offering pursuant to an effective registration statement filed with the United States Securities and Exchange Commission on Form S-1 (or any

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success form thereto) under the Securities Act of 1933, as amended, in which the General Partner receives net proceeds of more than $75 million (i.e. following deduction of underwriting discounts, expenses of sale and other costs), provided that immediately following the consummation of such offering the Common Shares sold in such offering are listed for trading on any national securities exchange.
     “Qualified REIT Subsidiary” means a qualified REIT subsidiary of the General Partner within the meaning of Code Section 856(i)(2).
     “Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
     “Qualifying Party” means (a) a Limited Partner (other than the General Partner to the extent it is also a Limited Partner), (b) an Additional Limited Partner, or (c) a Substituted Limited Partner succeeding to all or part of a Limited Partner Interest of a Limited Partner or an Additional Limited Partner.
     “Redemption” has the meaning set forth in Section 8.5.
     “Redemption Cash Amount” has the meaning set forth in Section 8.5.1 and Section 8.5.2, as applicable.
     “Redemption Common Unit Amount” has the meaning set forth in Section 8.5.1.
     “Redemption Preferred Unit Amount” has the meaning set forth in Section 8.5.1.
     “Reference Dividend” means the per quarter amount set by the Board of Directors of the General Partner for the first quarterly dividend on Common Shares declared following the Effective Time; provided, however, that this amount shall be adjusted in a manner inversely proportionate to adjustments to the Common Unit Redemption Factor upon the same events as for Common Unit Redemption Factor.
     “Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
     “Regulatory Allocations” has the meaning set forth in Section 6.3.1(viii).
     “REIT” means a real estate investment trust qualifying under Code Section 856.
     “REIT Consideration” means the aggregate number of Common Shares equal to the product of the Common Shares Amount multiplied by the Applicable Percentage. No fractional Common Shares shall be issued as REIT Consideration. In lieu of any fractional shares to which the holder would otherwise be entitled, the General Partner shall pay cash equal to such fraction multiplied by the Value of a Common Share. If the General Partner has in effect a rights plan, the REIT Consideration shall include, in addition to Common Shares, rights under the General Partner’s stockholder rights agreement unless such rights have expired, terminated or been redeemed or unless the rights have separated from the Common Shares.

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     “REIT Expenses” means (i) costs and expenses relating to the continuity of existence of the General Partner and any Person (other than the Partnership) in which the General Partner owns an equity interest, to the extent not prohibited by Section 7.4 (which Persons shall, for purposes of this definition, be included within the definition of “General Partner”), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner as a result of the General Partner’s failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner, (ii) costs and expenses relating to any offer or registration of securities by the General Partner (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business; provided, however, that any of the foregoing expenses that are determined by the General Partner to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated as reimbursable expenses under Section 7.3.2 hereof rather than as “REIT Expenses.”
     “REIT Partner” means (a) a Partner, including the General Partner, that is a REIT, (b) any qualified REIT subsidiary (as defined in Code Section 856(i)(2)) of any Partner that is a REIT and (c) any Partner that is a qualified REIT subsidiary (as defined in Code Section 856(i)(2)) of a REIT.
     “REIT Payment” has the meaning set forth in Section 15.12.
     “REIT Requirements” means the requirements for qualification as a REIT under the Code and Regulations, including the distribution requirements contained in Section 857(a) of the Code.
     “Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(b)).
     “Restricted Common Units” has the meaning set forth in Section 4.6.2.
     “Rights” has the meaning set forth in the definition of “Common Shares Amount.”
     “SARs” means stock or Unit appreciation rights, whether payable in cash or stock (or Units), including SARs payable in cash, stock or Units at the election of the recipient.
     “SEC” means the Securities and Exchange Commission, or any successor agency thereto.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, each as may be amended from time to time and any successor statute.

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     “Senior Units” has the meaning set forth in Section 4.3.1.
     “Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services, including the Advisory Agreement.
     “Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that a Specified Redemption Date, as well as the closing of a Redemption or an acquisition of Tendered Units by a REIT Partner pursuant to Section 8.5.4 hereof on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) compliance with the Securities Act or other laws (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or (ii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.
     “Stock Incentive Plan” means any plan, contract, authorization or arrangement, whether or not set forth in any formal documents, pursuant to which the following may be received: cash, stock or Units, restricted stock or Units, phantom stock or Units, stock or Unit options, SARs, stock or Unit options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments, hereafter adopted by the Partnership or the General Partner.
     “Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
     “Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.
     “Target Capital Account” means, with respect to any Partner as of any Adjustment Date, an amount (which may be either a positive or deficit balance) equal to the amount such Partner would receive as a distribution if all of the Company’s assets as of such Adjustment Date were sold for cash equal to the Gross Asset Value of such assets, all of the Company’s liabilities were satisfied to the extent required by their terms, and the net proceeds were distributed on the Adjustment Date.
     “Taxable REIT Subsidiary” has the meaning set forth in Section 856(l) of the Code.
     “Tax Items” has the meaning set forth in Section 6.4.1.
     “Tenant List” has the meaning set forth in Section 3.4.1.

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     “Tendered Units” has the meaning set forth in Section 8.5.
     “Tendering Party” has the meaning set forth in Section 8.5.
     “Terminating Capital Transaction” means any sale or other disposition of all or all but a de minimis amount of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or all but a de minimis amount of the assets of the Partnership; except that sales or other dispositions of assets to a Subsidiary will not be deemed a Terminating Capital Transaction.
     “Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that except as otherwise provided in Section 11, when the term is used in Section 11 hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership, or acquisition of Tendered Units by a REIT Partner, pursuant to Section 8.5 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.
     “Transfer Agent” means, for any class of Partnership Interests, the transfer agent engaged by the Partnership, or if none is so engaged, the Partnership.
     “Unitholder” means the General Partner or any Holder of Partnership Units.
     “Value” means, on any date of determination with respect to a Common Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.6.1(d) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option (or other similar incentive exercisable by the recipient) under any Stock Incentive Plan shall be substituted for such average of daily Market Prices for purposes of Section 4.6 hereof. For purposes of Section 8.5, the “date of determination” shall be the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. In the event that the Common Shares Amount includes Rights (as defined in the definition of “Common Shares Amount”) that a holder of Common Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith. “Value” means, on any date of determination with respect to a Common Unit, the Value of a Common Share multiplied by the Common Unit Redemption Factor.
     “Voting Direction Provision” has the meaning set forth in Section 7.1.1(f).
     2. ORGANIZATIONAL MATTERS.
     2.1 Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

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     2.2 Name. The name of the Partnership is “Pacific Office Properties, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.
     2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
     2.4 Power of Attorney.
               2.4.1 Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(a)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Section 11, Section 12 or Section 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(b)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the

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sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14 hereof or as may be otherwise expressly provided for in this Agreement.
               2.4.2 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
     2.5 Term. Pursuant to Section 17-201 of the Act, the term of the Partnership commenced on                           , 2007 and shall continue until the Partnership is dissolved pursuant to the provisions of Section 13 hereof or as otherwise provided by law.
     3. PURPOSE.
     3.1 Purpose and Business. The purpose and nature of the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT and avoid the imposition of federal income and excise taxes on the General Partner, unless the General Partner ceases to qualify, or is not qualified, as a REIT for any reason or reasons; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. Nothing in this Section 3.1 shall prevent the General Partner from terminating its status as a REIT under the Code at any time (following which the proviso contained in clause of (i) above shall no longer be applicable).

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     3.2 Powers. The Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, directly or through its ownership interest in other Persons, the power to (i) enter into, perform and carry out contracts of any kind, (ii) borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, (iii) acquire, own, manage, improve and develop real property, and (iv) lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, ( iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership; or (iv) could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by the General Partner pursuant to any of its agreements or applicable laws and regulations.
     3.3 Partnership Only for Partnership Purposes. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the provisions of this Agreement and the Act.
     3.4 Representations and Warranties by the Parties.
               3.4.1 Each Additional Limited Partner and Substituted Limited Partner that is an individual, as a condition to becoming a Limited Partner, shall, by executing this Agreement or a counterpart thereof, represent and warrant to the Partnership and each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) subject to the last sentence of this Section 3.4.1, such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total value of shares of all classes of stock, of any corporation that is a tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company of which the General Partner or any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the then current tenant list to be maintained by the General Partner (the “Tenant List”) or (b) an

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interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture, or limited liability company of which the General Partner or any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (ii) would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (x) hereby agrees that it is subject to the withholding provisions of the Code applicable to a “foreign person” or “foreign partner,” as applicable, and hereby authorizes the General Partner to withhold any and all amounts it is required to withhold pursuant to the Code with respect to such “foreign person” or “foreign partner,” as applicable, and (y) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all forms reasonably determined to be required by the General Partner in connection therewith.
               3.4.2 Each Additional Limited Partner and Substituted Limited Partner that is not an individual, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively, shall, by executing this Agreement or a counterpart thereof, represent and warrant to the Partnership and each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, articles, charter, bylaws or similar organizational document, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) subject to the last sentence of this Section 3.4.2, such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) except as otherwise disclosed by the Partner in writing to the Partnership, nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total value of shares of all classes of stock, of any corporation that is a tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company of which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List or (b) except as otherwise identified by the Partner in writing to the Partnership, an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any tenant of any of (A) the General Partner or any Qualified REIT Subsidiary, (B) the Partnership or (C) any partnership, venture or limited liability company for which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member, as reflected on the Tenant List and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the

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event that the representation contained in the foregoing clause (iii) would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (x) hereby agrees that it is subject to the withholding provisions of the Code applicable to a “foreign person” or “foreign partner,” as applicable, and hereby authorizes the General Partner to withhold any and all amounts it is required to withhold pursuant to the Code with respect to such “foreign person” or “foreign partner,” as applicable, and (y) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all forms reasonably determined to be required by the General Partner in connection therewith.
               3.4.3 Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming a Limited Partner) represents, warrants and agrees that it has acquired its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.
               3.4.4 The representations and warranties contained in Sections 3.4.1, 3.4.2 and 3.4.3 hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
               3.4.5 Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming a Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by the Partnership, any Partner or any employee or representative or Affiliate of any Partner to such Partner, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.
     4. CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS.
     4.1 Capital Accounts. A separate capital account shall be maintained for each Partner in accordance with the provisions of Regulations Section 1.704-1. No Partner shall be entitled to receive interest on its Capital Account or any portion thereof. Subject to Section 6 below, each Partner’s Capital Account shall be equal to:

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     (i) The amount of cash or the Gross Asset Value of property contributed by such Partner to the Partnership (net of liabilities encumbering the contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code); plus
     (ii) The amount of any Profits or other items of taxable income or gain, or tax exempt income or gain, and items in the nature of income or gain allocated to the Partner pursuant to Section 6; less
     (iii) The amount of any Losses and items in the nature of Loss or deduction allocated to the Partner pursuant to Section 6; and less
     (iv) All distributions of cash of other property distributed to the Partner.
     4.2 General Partnership Interests. At or about the Effective Time, the General Partner shall make a Capital Contribution to the Partnership in exchange for Partnership Units as contemplated by the Master Agreement.
     4.3 Class A Convertible Preferred Units.
               4.3.1 Rank. The Class A Convertible Preferred Units shall rank in a Liquidating Event (a) prior to the Common Units; (b) prior to any class or series of Junior Units hereafter created; (c) pari passu with any class or series of Partnership Units (including Preferred Units) currently existing or hereafter created specifically ranking on parity with the Class A Convertible Preferred Units (collectively, “Pari Passu Units”), and (d) junior to any class or series of Partnership Units (including Preferred Units) hereafter created specifically ranking senior to the Class A Convertible Preferred Units (collectively, “Senior Units”).
               4.3.2 Cumulative Distributions. Subject to the rights of any applicable Senior Units, each Class A Convertible Preferred Unit shall be entitled to distributions at an annual rate of 2.0% of the Class A Convertible Preferred Unit Liquidation Preference Amount from the date of issuance of such Class A Convertible Preferred Unit (adjusted for any stock split, stock dividend or distribution, reclassification, reorganization, consolidation or similar change or event) (collectively, the “Class A Preferred Distributions”). Such distributions shall accumulate (accrue) from day to day, and shall be paid in cash in arrears on [the last day] of each March, June, September and December beginning                           , 2007. All Class A Preferred Distributions under this Section 4.3.2 shall be cumulative so that if such Distributions in respect of any distribution period shall not have been paid on or declared and set apart for all Class A Convertible Preferred Units at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such Class A Convertible Preferred Units after the payment of any amount necessary to enable the General Partner to pay REIT Expenses, but before the Partnership makes any other distribution (as hereinafter defined) to the holders of any other Partnership Units (other than Senior Units and Pari Passu Units (provided Class A Preferred Distributions shall be paid simultaneously with distributions to Pari Passu Units pro rata in proportion to the ratio that the aggregate accumulated and unpaid Class A Preferred

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Distributions bears to the aggregate accumulated and unpaid distributions owing to holders of the Pari Passu Units)).
               4.3.3 Liquidation Preference. Subject to the rights of any applicable Senior Units, in the event of (i) a Liquidating Event, or (ii) the merger, consolidation, reorganization or other combination of the Partnership with or into another entity (any such event, an “Optional Liquidation Preference Event”), the holders of Class A Convertible Preferred Units shall be entitled to receive, in exchange for any Class A Convertible Preferred Unit, out of the assets of the Partnership, an amount per Class A Convertible Preferred Unit equal to the Class A Convertible Preferred Unit Liquidation Preference Amount before any payment is made, or any assets are distributed, to the holders of Common Units or Junior Units but following any payment to be made or any assets to be distributed to any Senior Units and concurrent with any payment to be made or any assets to be distributed to Pari Passu Units. With respect to an Optional Liquidation Preference Event, each holder of Class A Convertible Preferred Units will have the option, in such holder’s sole discretion, to exercise its right to receive, in exchange for any Class A Convertible Preferred Unit, the Class A Preferred Liquidation Preference plus all declared but unpaid Class A Preferred Distributions by delivering written notice to the Partnership of such election. If, in the event of a Liquidating Event or an Optional Liquidation Preference Event, the assets of the Partnership are insufficient to pay the total aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, to those electing holders) and aggregate amounts, if any, to which the Pari Passu Units would be entitled upon such Liquidating Event, the holders of such Class A Convertible Preferred Units shall share in any such distribution pro rata with the holders of all Pari Passu Units outstanding in proportion to the full amounts to which they would otherwise be respectively entitled (i.e., the amount to be distributed to the holders of the Class A Convertible Preferred Units shall be equal to the product of (i) the amount available for distribution, multiplied by (ii) a fraction, the numerator of which is the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount plus any accumulated and declared and unpaid Class A Preferred Distributions of the electing holders) and the denominator of which is the sum of the aggregate Class A Convertible Preferred Unit Liquidation Preference Amounts plus any accumulated and declared and unpaid Class A Preferred Distributions (in the case of an Optional Liquidation Preference Event, the aggregate Class A Convertible Preferred Unit Liquidation Preference Amount of the electing holders plus any accumulated and declared and unpaid Class A Preferred Distributions of such holders) and the aggregate amounts, if any, to which the Pari Passu Units would be entitled upon such Liquidating Event). All amounts distributed to any holder of Class A Convertible Preferred Units shall be in cash to the extent cash is available, unless otherwise previously consented to in writing by such holder.
               4.3.4 Optional Conversion. Commencing on the Class A Unlock Date, each Class A Convertible Preferred Unit shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable Common Units equal to the Class A Convertible Preferred Unit Conversion Factor.

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               4.3.5 Mandatory Conversion. The Partnership may require any holder of Class A Convertible Preferred Units to convert each of his, her or its Class A Convertible Preferred Units into the number of fully paid and nonassessable Common Units equal to the Class A Convertible Preferred Unit Conversion Factor commencing on the fourth anniversary of the issuance of the Class A Convertible Preferred Units in the event that at any time (A) (i) the product of (a) the Common Unit Redemption Factor multiplied by (b) the Market Price of the Common Shares is greater than (ii) one hundred twenty-five percent (125%) of the Class A Conversion Price during twenty (20) days out of any thirty (30) consecutive trading days, and (B) a Qualified Public Offering has been consummated.
               4.3.6 No Fractional Units. No fractional Common Units shall be issued upon conversion of the Class A Convertible Preferred Unit. In lieu of any fractional Common Units to which the holder would otherwise be entitled, the Partnership shall pay cash equal to such fraction multiplied by the Class A Conversion Price. Whether or not fractional Common Units would be issuable upon such conversion shall be determined on the basis of the total number of Class A Convertible Preferred Units the holder is at the time converting into Common Units and the aggregate number of Common Units issuable upon such conversion at any time.
               4.3.7 Notice of Conversion (Optional). In order for a holder of Class A Convertible Preferred Units to voluntarily convert shares of Class A Convertible Preferred Units into Common Units, such holder shall deliver to the Partnership’s Transfer Agent written notice (“Notice of Conversion”) that such holder elects to convert all or any number of the Class A Convertible Preferred Units held by such holder and, if applicable, any event on which such conversion is contingent. A Notice of Conversion shall state such holder’s name or the names of the nominees in which such holder wishes the Common Units to be issued. The close of business on the date of receipt by the Transfer Agent of such Notice of Conversion shall be the time of conversion (the “Conversion Time”), and the Common Units issuable upon conversion of the Class A Convertible Preferred Units indicated in the Notice of Conversion shall be deemed to be outstanding of record as of such date. As soon as reasonably practicable following the Conversion Time and in any event within three business days following the Conversion Time, the holder of Class A Convertible Preferred Units shall surrender the certificate or certificates, if any, for such Class A Convertible Preferred Units (or, if such registered holder alleges that a certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Partnership to indemnify the Partnership against any claim that may be made against the Partnership on account of the alleged loss, theft or destruction of such certificate), at the office of the Transfer Agent. If required by the Partnership, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or written instruments of transfer, in form satisfactory to the Partnership, duly executed by the registered holder or such holder’s attorney duly authorized in writing. If the Common Units are to be certificated, the Partnership shall, as soon as practicable after the Conversion Time, and in no event later than the third business day following the Conversion Time, issue and deliver or cause its Transfer Agent to issue and deliver to the holder of Class A Convertible Preferred Units subject to a Notice of Conversion, or to such holder’s nominees, a certificate or certificates for the number of full Common Units issuable upon such conversion in accordance with the provisions hereof and, if applicable, a certificate for the number (if any) of the Class A Convertible Preferred Units represented by a surrendered certificate that were not converted into Common Units, and cash as provided in Section 4.3.6 above in lieu of any

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fraction of a Common Unit otherwise issuable upon such conversion and payment of any accumulated or declared but unpaid distributions on the Class A Convertible Preferred Units converted.
               4.3.8 Notice of Conversion (Mandatory). In the event the Partnership exercises its right under Section 4.3.5 to require any holder of Class A Convertible Preferred Units to convert each of his, her or its Class A Convertible Preferred Units into Common Units, then the Partnership may provide by notice to such Limited Partner that the Partnership has elected to exercise its rights under Section 4.3.5 and may treat such Limited Partner as a party who has delivered a Notice of Conversion pursuant to Section 4.3.7 above. Such notice given by the Partnership to a Limited Partner pursuant to this Section 4.3.8 shall be treated as if it were a Notice of Conversion delivered to the General Partner by such Limited Partner. For purposes of this Section 4.3.8, other than with respect to the delivery of the Notice of Conversion (which is dealt with in the preceding two sentences), the provisions of Section 4.3.7 shall apply, mutatis mutandis, with the “Conversion Time” being the date that the Partnership issues a Notice of Conversion.
     4.4 Issuances of Additional Partnership Interests.
               4.4.1 General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Subject to other limitations in this Agreement, but without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership, (iv) in connection with any acquisition of real property or other assets and (v) that are Senior Units, Pari Passu Units or Junior Units. Subject to the Act, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in this Agreement or a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and

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(e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests.
               4.4.2 Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (a) the additional Partnership Units are (x) Common Units issued in connection with an issuance of Common Shares, or (y) Partnership Units (other than Common Units) issued in connection with an issuance, conversion or exercise of Preferred Shares, Other Securities or other interests in the General Partner (other than Common Shares), which Preferred Shares, Other Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner, and (b) the General Partner contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, Other Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.5.2 or Section 4.6.
               4.4.3 No Preemptive Rights. No Person, including any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
     4.5 Additional Funds and Capital Contributions.
               4.5.1 General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5 without the approval of any Limited Partners.
               4.5.2 Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.4 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted appropriately to reflect the issuance of such additional Partnership Units.
               4.5.3 Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such Debt would

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be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing prior thereto).
               4.5.4 General Partner Loans. The General Partner may provide Additional Funds by causing the Partnership to incur Debt to the General Partner (each, a “General Partner Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are lent to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing prior thereto).
               4.5.5 Issuance of Securities by the General Partner.
(a)	The General Partner shall contribute the cash proceeds or other consideration received from any issuances from and after the date hereof of Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, and from the exercise of the rights contained in any such additional Other Securities, to the Partnership in exchange for (x) in the case of an issuance of Common Shares, Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or Other Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or Other Securities.

(b)	The General Partner shall not issue any additional Common Shares, Preferred Shares, Junior Shares or Other Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, and from the exercise of the rights contained in any such additional Other Securities, to the Partnership in exchange for (x) in the case of an issuance of Common Shares, Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or Other Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or Other Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue Common Shares, Preferred Shares, Junior Shares or Other Securities (a) pursuant to Section 4.6 or Section 8.5.4 hereof, (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares, Junior Shares or Other

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Securities to all of the holders of Common Shares, Preferred Shares, Junior Shares or Other Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into Common Shares, (e) upon a conversion, redemption, exchange or exercise of Other Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional Common Shares, Preferred Shares, Junior Shares or Other Securities by the General Partner, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that payment of some or all of such expenses may be made by the General Partner on behalf of the Partnership out of the gross proceeds of such issuance prior to the contribution of such proceeds by the General Partner).
     4.6 Stock Incentive Plans.
               4.6.1 Options Granted to Partnership Employees and Independent Directors. If at any time or from time to time, in connection with a Stock Incentive Plan, a stock option (or other similar incentive exercisable by the recipient) granted to a Partnership Employee or an Independent Director is duly exercised:
(a)	the General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option (or other similar incentive exercisable by the recipient);

(b)	on the date that the General Partner makes a capital contribution pursuant to Section 4.6.1(a) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Common Units), an amount equal to the Value of a Common Share as of the date of exercise multiplied by the number of Common Shares then being issued in connection with the exercise of such stock option (or other similar incentive exercisable by the recipient); and

(c)	An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.6.1(b) hereof.

(d)	For purposes of this Section 4.6, in determining the Value of a Common Share, only the trading date immediately preceding the exercise of the relevant stock option (or other similar incentive exercisable by the recipient) under the Stock Incentive Plan shall be considered.

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               4.6.2 Restricted Units. In accordance with Section 4.5.5, to the extent the General Partner issues shares of restricted common stock or restricted stock units pursuant to a Stock Incentive Plan, the Partnership shall issue to the General Partner an equal number of Common Units that are subject to a similar vesting schedule, forfeiture provisions and other terms and conditions that correspond to those of the restricted common stock (“Restricted Common Units”). The terms of such Restricted Common Units shall comply in all respects with the elective safe harbor provided in proposed Regulations Section 1.83-3(l) and the proposed revenue procedure issued as part of IRS Notice 2005-43, as each of the same may be revised and finalized; provided, however, that such Restricted Common Units are issued after the adoption of such Regulation and revenue procedure as final. The Partnership is authorized and directed to elect such safe harbor, and the Partnership and each of its partners (including the General Partner, as holder of such Restricted Common Units, and any other holder of Partnership Units transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Restricted Common Units (or other Partnership Units transferred in connection with the performance of services) while this election remains effective; provided, however, that such Restricted Common Units are issued after the adoption of such Regulation and revenue procedure as final.
               4.6.3 Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. In the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.6 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.
     4.7 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
     4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.
     4.9 Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Section 7704(b) of the Code.
     5. DISTRIBUTIONS.

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     5.1 Requirement and Characterization of Distributions.
               5.1.1 General. Without limitation of any rights of accumulation of any Partnership Unit, the General Partner shall have the exclusive right and authority to declare and cause the Partnership to make distributions as and when the General Partner deems appropriate or desirable in its sole discretion. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Except as otherwise expressly provided for herein (including in Section 4.3.2), no Partnership Unit shall be entitled to a distribution in preference to any other Partnership Unit. For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners such that the General Partner will receive amounts sufficient to enable the General Partner to pay shareholder dividends that will (1) satisfy the REIT Requirements and (2) avoid any federal income or excise tax liability for the General Partner.
               5.1.2 Method. After payment to the General Partner of any amount necessary to enable the General Partner to pay REIT Expenses, when, as and if declared by the General Partner, the Partnership shall make distributions to the Partners:
(i)	first, to Holders of any Partnership Interests that are entitled to any preference in distribution (including Class A Convertible Preferred Units), and within each such class of Partnership Interests, pro rata among the Holders thereof in proportion to each Holder’s respective ownership interest of such class of Partnership Interest), in the respective order and amount of such preferences; and

(ii)	second, to Holders of any Partnership Interests that are not entitled to any preference in distribution (including Common Units and Junior Units), in accordance with the rights of such class of Partnership Interests (pro rata to each such Holder in accordance with the ratio of (a) the amount to be distributed to such Holder pursuant to this Section to (b) the aggregate amount to be distributed to all such Holders pursuant to this Section).
     5.2 Distributions in Kind. No Unitholder shall have the right to demand any property other than cash in respect of any distribution. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value of such assets is distributed and allocated in accordance with Sections 5, 6 and 10 hereof.
     5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

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     5.4 Distributions Upon Liquidation. Notwithstanding the other provisions of this Section 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.
     5.5 Distributions to Reflect Issuance of Additional Partnership Units. Subject to Section 14.2.4, in the event that the Partnership issues additional Partnership Units pursuant to the provisions of Section 4 hereof, the General Partner is hereby authorized to make such revisions to this Section 5 as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units consistent with their Partnership Unit Designation, including making preferential distributions to certain classes of Partnership Units.
     5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.
     6. ALLOCATIONS.
     6.1 Timing and Amount of Allocations of Income and Loss. Income and Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Section 6, an allocation to a Unitholder of a share of Income or Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Income or Loss.
     6.2 General Allocations.
               6.2.1 Allocation of Profits and Losses for Capital Account Purposes. After giving effect to the special allocations set forth in Sections 6.3 and 6.4, Profits and Losses for each Fiscal Year shall be allocated among the Partners so as to reduce, proportionately, in the case of any Profits, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year and, in the case of Losses, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for such Fiscal Year .. No portion of Profits or Losses for any Fiscal Year shall be allocated to a Partner, in the case of Profits, whose Partially Adjusted Capital Account is greater than its Target Capital Account or, in the case of Losses, whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such Fiscal Year.
               6.2.2 Limitation on Loss Allocations .. To the extent any Losses allocated to a Partner under Section 6.2.1 would cause such Partner to have an Adjusted Capital Account Deficit, such Losses shall not be allocated to such Partner and instead shall be allocated to the other Partner to the maximum extent that such losses may be allocated to such other Partner without causing such other Partner to have an Adjusted Capital Account Deficit. Thereafter, any further Losses for the Fiscal Year shall be allocated in accordance with the Partners’ Percentage Interests.

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     6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 6:
               6.3.1 Regulatory Allocations.
     (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Holder of Partnership Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.1(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
     (ii) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.1(i) hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Holder of Partnership Units who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.1(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
     (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Units in accordance with their Partnership Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

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     (iv) Qualified Income Offset. If any Holder of Partnership Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.1(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 6 have been tentatively made as if this Section 6.3.1(iv) were not in the Agreement. It is intended that this Section 6.3.1(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     (v) Gross Income Allocation. In the event that any Holder of Partnership Units has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.1(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Section 6 have been tentatively made as if this Section 6.3.1(v) were not in the Agreement.
     (vi) Limitation on Allocation of Loss. To the extent that any allocation of Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Units, such allocation of Loss shall be reallocated among the other Holders of Partnership Units in accordance with their respective Partnership Units, subject to the limitations of this Section 6.3.1(vi).
     (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the applicable Holders in accordance with the aforesaid Regulations.
     (viii) Curative Allocations. The allocations set forth in Sections 6.3.1(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among

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the Holders of Partnership Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
               6.3.2 Special Allocations Upon Liquidation. Notwithstanding any provision in this Section 6 to the contrary, Income or Loss realized in connection with a Terminating Capital Transaction or for any period thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated among the Partners as required so as to cause liquidating distributions pursuant to Section 13.2.1 hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof.
               6.3.3 Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3)(b). The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s interest in Partnership profits shall be equal to such Holder’s share of Partnership Units.
     6.4 Tax Allocations.
               6.4.1 In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Common Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.
               6.4.2 Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.1 hereof, Tax Items with respect to Property whose Gross Asset Value varies from its adjusted tax basis in the hands of the Partnership shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any permitted method chosen by the General Partner in its sole discretion.
     7. MANAGEMENT AND OPERATIONS OF BUSINESS.
     7.1 Management.
               7.1.1 Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The

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General Partner may not be removed by the Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:
(a)	the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner desires to maintain or restore its status as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions sufficient to permit the General Partner to maintain or restore REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(b)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(c)	the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or, subject to Section 8.6, the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(d)	the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

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(e)	the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including any Contributed Property, or other asset of the Partnership or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(f)	the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, the Advisor’s other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets; provided, however, that the Advisory Agreement must contain a provision (the “Voting Direction Provision”) that requires the Advisor to vote its shares of Proportionate Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Advisor receives from the holders of Partnership Units (other than the General Partner), that are issued pursuant to the Master Agreement or pursuant to any option delivered pursuant thereto or in connection with the consummation of the transactions contemplated thereby. The Advisor shall not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives LP Direction Votes with respect thereto.

(g)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(h)	the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;

(i)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

(j)	the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution , and the representation of the Partnership in all suits or legal

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proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(k)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including the contribution of Property or contribution or loan of funds by the Partnership to such Persons);

(l)	except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such method of valuation as it may reasonably adopt as long as such method is otherwise consistent with the requirements of this Agreement;

(m)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(n)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(o)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(p)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(q)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(r)	the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Section 4 hereof;

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(s)	the selection and dismissal of Partnership Employees (including employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such Partnership Employee the authority to conduct the business of the Partnership in accordance with the terms of this Agreement; and

(t)	an election to dissolve the Partnership pursuant to Section 13.1.2 hereof.
               7.1.2 Except as provided in Section 14.2 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
               7.1.3 At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
               7.1.4 In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.
               7.1.5 The General Partner may not take any action in contravention of this Agreement, including, without limitation:
(a)	taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(b)	possessing Property, or assigning any rights in specific Property, for other than a Partnership purpose except as otherwise provided in this Agreement, including Section 7.9;

(c)	admitting a Person as a Partner, except as otherwise provided in this Agreement;

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(d)	performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as otherwise provided in this Agreement or under the Act; or

(e)	entering into any contract, mortgage, loan or other agreement that prohibits or restricts the ability of (a) the General Partner or the Partnership from satisfying its obligations under Section 8.5 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.5 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner adversely affected by the prohibition or restriction.
     7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.
     7.3 Reimbursement of the General Partner.
               7.3.1 The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in this Agreement (including the provisions of Sections 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).
               7.3.2 The Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended and all expenses incurred in connection with the Partnership’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including payments under compensation plans of the General Partner that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of Common Shares, (iii) director fees and expenses, (iv) all amounts due under a Services Agreement and (v) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.6

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hereof. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership.
               7.3.3 Reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.3 shall be treated for federal income tax purposes as non-income reimbursements and not as “guaranteed payments” within the meaning of Code Section 707(c) or other form or gross income. If and to the extent that any reimbursement made pursuant to this Section 7.3 cannot be so characterized, it shall be treated as a distribution to the General Partner pursuant to Section 5.1.2.
     7.4 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the General Partner as a reporting company under the Exchange Act, (d) the General Partner’s operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, (g) any of the foregoing activities as they relate to a Subsidiary of the Partnership or of the General Partner and (h) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Except as otherwise provided herein, the General Partner shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than interests in the Partnership or Subsidiaries of the Partnership or the General Partner, and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as the General Partner deems reasonably necessary, taking into account Section 7.1.4 hereof and the requirements necessary for the General Partner to carry out its responsibilities contemplated under this Agreement and the Articles of Incorporation and to qualify as a REIT.
     7.5 Contracts with Affiliates.
               7.5.1 The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
               7.5.2 Except as provided in Section 7.4 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.
               7.5.3 Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are contemplated by the

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Master Agreement or are determined by the General Partner in good faith to be fair and reasonable.
               7.5.4 The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.
               7.5.5 Subject to the proviso contained Section 7.1.1(f), the General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
     7.6 Indemnification.
               7.6.1 To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) for any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, for an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.6.1 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6.1.
     The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6.1 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the

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assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.6.
               7.6.2 To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.6.1 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
               7.6.3 The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
               7.6.4 The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
               7.6.5 Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) the act or omission of the Indemnitee material to the matter giving rise to the proceeding which was committed in bad faith or was the result of active and deliberate dishonesty; (ii) any transaction for which such Indemnitee received an improper personal benefit (in money, property or services) in violation or breach of any provision of this Agreement; or (iii) in the case of a criminal proceeding, an unlawful act or omission by the Indemnitee for which the Indemnitee had reasonable cause to believe was unlawful.
               7.6.6 In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

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               7.6.7 An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
               7.6.8 The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
               7.6.9 It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.6 that are not treated for federal income tax purposes as repayments of advances made by the General Partner on behalf of the Partnership shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).
     7.7 Liability of the General Partner.
               7.7.1 Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.
               7.7.2 The General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including the tax consequences to Limited Partners, Assignees or the General Partner’s shareholders) in deciding whether to cause the Partnership to take(or decline to take) any actions.
               7.7.3 Subject to its obligations and duties as General Partner set forth in Section 7.1.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
               7.7.4 To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to

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the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, to replace such other duties and liabilities of such General Partner.
               7.7.5 Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to that Partner’s Partnership Interest. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment(or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.
               7.7.6 Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     7.8 Other Matters Concerning the General Partner.
               7.8.1 The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
               7.8.2 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith.
               7.8.3 The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

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               7.8.4 Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, or (iii) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
     7.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
     7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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     8. RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.
     8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Section 10.4 or under the Act.
     8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or representative of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall have any right to take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or representative of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
     8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.5.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.5.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
     8.4 No Return of Capital. Without limitation of the rights of Redemption set forth in Section 8.5 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except upon termination of the Partnership as provided herein. Except to the extent provided in Section 4 or Section 6 hereof, as otherwise expressly provided in this Agreement or in connection with any class of Partnership Units issued pursuant to Section 4.4, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

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     8.5 Redemption Rights of Qualifying Parties.
               8.5.1 On the fifth anniversary of the issuance of the Class A Convertible Preferred Units (but not prior to nor following such date (provided that a Notice of Redemption may be delivered prior to such fifth anniversary)), if a Qualified Public Offering has been consummated on or at any time prior to such fifth anniversary, subject to Section 11.6.3, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of the Class A Convertible Preferred Units held by such Qualifying Party (such Class A Convertible Preferred Units being hereafter referred to as “Tendered Units”) in exchange for any of the following, selected by the General Partner in its sole discretion, payable on the Specified Redemption Date: (A ) the Redemption Cash Amount; (B) the Redemption Common Unit Amount; or (C) the Redemption Preferred Unit Amount. For purposes of this Section 8.5.1, “Redemption Cash Amount” means an amount equal to the product of (x) the sum of (i) the Class A Convertible Preferred Unit Liquidation Preference Amount, plus (ii) all accumulated and all declared but unpaid distributions relating to a Class A Convertible Preferred Unit, multiplied by (y) the number of Tendered Units, payable, at the General Partner’s sole and exclusive option, in cash or pursuant to a promissory note maturing five (5) years from the date of issuance and having an interest rate at prevailing market terms (as determined in the sole discretion of the General Partner) and otherwise in a form acceptable to the General Partner. “Redemption Common Unit Amount” means the number of Common Units equal to the quotient of the Redemption Cash Amount divided by the Value of a Common Unit on the Specified Redemption Date. “Redemption Preferred Unit Amount” means the number of perpetual preferred units, each with a market distribution rate and with a liquidation preference equal to the Class A Convertible Preferred Unit Liquidation Preference Amount, equal to the sum of (A) the number of Tendered Units plus (B) a number equal to the quotient, rounded to the nearest whole number, of the aggregate amount of accrued and unpaid distributions on the Tendered Units, divided by the Class A Convertible Preferred Unit Liquidation Preference Amount.
               8.5.2 Subject to Section 11.6.3 and to any applicable restrictions set forth in any agreement, including a contribution agreement, between a Partner and the Partnership relating to any Contributed Interest or Contributed Property, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (also a “Redemption”) all or a portion of the Common Units held by such Qualifying Party (such Common Units also being hereafter referred to as “Tendered Units”) in exchange for the Redemption Cash Amount payable on the Specified Redemption Date. For purposes of this Section 8.5.2, “Redemption Cash Amount” means an amount in cash equal to the product of (y) the Value of a Common Share, multiplied by (z) such Tendering Party’s Common Shares Amount, all determined as of the date of receipt by the General Partner of such Tendering Party’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.
               8.5.3 Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by such Qualifying Party (the “Tendering Party”) when exercising the Redemption right. The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership before the Business Day following

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the Cut-Off Date and, with respect to any Common Unit, such Common Unit’s Class A Transition Unlock Date. Regardless of the binding or non-binding nature of a pending Redemption, a Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Redemption Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the Notice of Redemption. In the event of a Redemption, the Redemption Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds (subject, however, to the Tendering Party’s ability to elect payment via a five (5) year note with respect to a Redemption under Section 8.5.1 above).
               8.5.4 Notwithstanding anything to the contrary contained herein, no Qualifying Party shall have the right of Redemption for any Common Unit prior to such Common Unit’s Class A Transition Unlock Date, if applicable, and any purported exercise of rights of Redemption shall be void and invalid with respect to the Common Units for which the Class A Transition Unlock Date has not occurred.
               8.5.5 Notwithstanding anything to the contrary contained herein, with respect to any proposed Redemption under Section 8.5.2 above (but, for the avoidance of doubt, not with respect to any proposed Redemption under Section 8.5.1 above), on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Articles of Incorporation, elect to acquire, up to 100% of the Tendered Units from the Tendering Party (the percentage elected to be acquired by the General Partner being referred to as the “Applicable Percentage”) in exchange for the REIT Consideration. It shall be a condition to the General Partner’s ability to deliver the REIT Consideration that any such consideration shall consist of Common Shares which shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. In making such election, the General Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the General Partner so elects, on the Specified Redemption Date the Tendering Party shall sell the Applicable Percentage of the Tendered Units to the General Partner in exchange for the REIT Consideration. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit and any other restrictions and limitations imposed by the Articles of Incorporation on such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary in the view of the General Partner to effect compliance with the Securities Act and the application of the Code. In the event of a purchase of any Tendered Units by the General Partner pursuant to this Section 8.5.5, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 8.5.5, the Partnership shall have no obligation to effect a Redemption of the Tendered Units as to which the notice by the General Partner relates. The REIT Consideration shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable Common Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Articles of Incorporation,

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the Bylaws of the General Partner, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 8.5.5, any Partner nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any Common Shares owned or held by such Person, whether or not such Common Shares are issued pursuant to this Section 8.5.5, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Common Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Common Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 8.5.5 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.
               8.5.6 Notwithstanding the provisions of Sections 8.5.1 and 8.5.5 hereof, no Tendering Party shall have any rights (including any right to a Redemption pursuant to Section 8.5.1) under this Agreement that would otherwise be prohibited under the Articles of Incorporation with respect to the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.5 hereof would be in violation of this Section 8.5.6, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in Common Shares otherwise issuable by the General Partner under Section 8.5.5. hereof and the General Partner shall be required in lieu thereof to pay the Redemption Cash Amount.
               8.5.7 Notwithstanding the provisions of Section 8.5.4 hereof, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Consideration if such exchange would be prohibited under the Articles of Incorporation.
               8.5.8 Notwithstanding anything to the contrary contained herein, in no event shall the General Partner be obligated to deliver cash in respect of any Redemption pursuant to Section 8.5.1 or Section 8.5.2 unless the General Partner so elects in its sole discretion.
               8.5.9 Notwithstanding anything herein to the contrary (but subject to Section 8.5.6 hereof), with respect to any Redemption (or any tender of Partnership Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 8.5.5 hereof) pursuant to this Section 8.5:
(a)	All Partnership Units acquired by the General Partner pursuant to Section 8.5.5 hereof may, at the election of the General Partner, be converted into and deemed to be a General Partner Interest comprised of the same number of Common Units.

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(b)	Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than five hundred (500) Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than five hundred (500) Common Units, all of the Common Units held by such Tendering Party.

(c)	Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a twelve-month period, unless otherwise permitted by the General Partner, in its sole and absolute discretion and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

(d)	The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended.

(e)	Subject to Section 8.5.1, the Tendering Party shall continue to own all Partnership Units subject to any Redemption, and be treated as a Limited Partner or Holder, as applicable, with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are either paid for by the Partnership pursuant to Section 8.5.1 hereof or transferred to the General Partner and paid for, by the issuance of the Common Shares, pursuant to Section 8.5.5 hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.5 hereof, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the Common Shares issuable in connection with such acquisition.

(f)	All Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire or redeem the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.
               8.5.10 In connection with an exercise of Redemption rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:
(a)	A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for

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purposes of Code Sections 856(a)(6) and 856(h), of Common Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.5 hereof, neither the Tendering Party nor any Related Party will own Common Shares in excess of the Ownership Limit;

(b)	A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Common Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by a REIT Partner pursuant to Section 8.5.5.B hereof on the Specified Redemption Date; and

(c)	An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.5 hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of Common Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5.10 (a) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.5.4 hereof, neither the Tendering Party nor any Related Party shall own Common Shares in violation of the Ownership Limit.
               8.5.11 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, (x) on and after the date on which the aggregate economic interests of the Limited Partners in the assets of the Partnership are less than one percent (1%), or (y) at any time from and after the date hereof that the Partnership determines, in its sole and absolute discretion, that it is reasonably necessary for the General Partner to maintain or restore its status as a REIT or to satisfy the REIT Requirements that the Partnership redeem all or a portion of the Class A Convertible Preferred Units held by any Limited Partner, then, at either such time, the Partnership shall have the right, but not the obligation, from time to time and at any such time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.5 hereof for the amount of Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.5.11. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.5.11 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.5.11, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.5.9(b), and 8.5.9(c) hereof shall not apply, but the remainder of Section 8.5 hereof shall apply, mutatis mutandis.
     8.6 Mergers. The General Partner shall not permit the Partnership to be a party to any consolidation, merger, combination or other transaction pursuant to which the Common Units are converted or changed into or exchanged for partnership interests and/or other securities

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of another operating partnership in an UPREIT or similar structure, in each case without the affirmative vote of both (i) the holders of at least a majority of the Percentage Interests excluding the General Partner’s Interest, voting together as a single class, and (ii) the holders of at least a majority of the Class A Convertible Preferred Units, unless upon consummation of any such consolidation, merger, combination or other transaction, the holders of Common Units shall receive shares of stock or beneficial interest or other equity securities of the parent REIT of such operating partnership with preferences, rights and privileges not materially inferior to the preferences, rights and privileges of Common Shares. This Section 8.6 shall not be amended or modified without the prior consent of the both (i) holders of at least a majority of the Percentage Interests excluding the General Partner’s Interest, and (ii) the holders of at least a majority of the Class A Convertible Preferred Units.
     9. BOOKS, RECORDS, ACCOUNTING AND REPORTS.
     9.1 Records and Accounting.
               9.1.1 The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
               9.1.2 The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with United States generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. The Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.
     9.2 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year unless otherwise determined by the General Partner.
     9.3 Reports.
               9.3.1 As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
               9.3.2 As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day

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of the calendar quarter a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.
     10. TAX MATTERS.
     10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time for the purpose of complying with this Section 10.1.
     10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make or revoke any available election pursuant to the Code, including, but not limited to, the election under Code Section 754.
     10.3 Tax Matters Partner.
               10.3.1 The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.3 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or other advisors to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
               10.3.2 The tax matters partner is authorized, but not required:
(a)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes(such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

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(b)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(c)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(d)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(e)	to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(f)	to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 hereof shall be fully applicable to the tax matters partner in its capacity as such.
     10.4 Withholding. The Partnership shall be authorized to withhold from or pay on behalf of or with respect to any Unitholder, any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Unitholder pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Unitholder shall constitute a loan by the Partnership to such Unitholder, which loan shall be repaid by such Unitholder within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Unitholder or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership that would, but for such payment, be distributed to the Unitholder. Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Unitholder. The Partnership shall have (without the requirement that any party take any further action) a security interest in such Unitholder’s Partnership Interests to secure such Unitholder’s obligation to pay to the Partnership any amounts required to be paid pursuant to this

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Section 10.4. In the event that a Unitholder fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Unitholder, and in such event shall be deemed to have loaned such amount to such defaulting Unitholder and shall succeed to all rights and remedies of the Partnership as against such defaulting Unitholder (including the right to receive distributions). Any amounts payable by a Unitholder hereunder shall bear interest at the prime rate at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Unitholder shall take such actions as the General Partner shall request in order to perfect or enforce the security interest created hereunder.
     10.5 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over the period provided in Section 709 of the Code unless the General Partner reasonably determines that such election is not in the best interest of the Partners.
     11. TRANSFERS AND WITHDRAWALS.
     11.1 Transfer.
               11.1.1 No part of the Partnership Interest of any Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically permitted in this Agreement.
               11.1.2 No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Section 11 shall be null and void ab initio.
               11.1.3 No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Consideration any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
     11.2 Transfer of General Partner’s Partnership Interest.
               11.2.1 The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in this Section 11.2.

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               11.2.2 Except as set forth in Section 11.2.2 and Section 11.2.3 below, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.2, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.
               11.2.3 Notwithstanding the other provisions of this Section 11 (other than Section 11.6.3 hereof), the Partnership Interests of the General Partner may be Transferred, in whole or in part, at any time or from time to time, to any Person that is, at the time of such Transfer, a Qualified REIT Subsidiary. Any transferee of the entire General Partner Interest pursuant to this Section 11.2.3 shall automatically become, without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Upon any Transfer permitted by this Section 11.2.3, the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2.2 (other than the last sentence thereof), 11.3, 11.4.1 and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.3.
               11.2.4 Notwithstanding Section 11.2.2, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Interest held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.
     11.3 Transfer of Limited Partners’ Partnership Interests.
               11.3.1 General. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, provided, however, that subject to Section 11.3.4 and Section 11.6.3 hereof, any Limited Partner that is an individual may Transfer all or any portion of his Partnership Interest to any of his Family Members without the consent of

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the General Partner, provided, further, that the General Partner has the right not to admit such transferee as a Substituted Limited Partner in the Partnership.
               11.3.2 Conditions to Transfer Consent. Without limiting the generality of Section 11.3.1 hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.3.1 above unless such Transfer meets each of the following conditions:
(a)	Qualified Transferee. Such Transfer is made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(b)	Assumption of Obligations. The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all Ownership Limits that may limit or restrict such transferee’s ability to exercise its Redemption rights, including the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(c)	Effective Date. Such Transfer is to be effective as of the first day of a fiscal quarter of the Partnership.
               11.3.3 Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
               11.3.4 No Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests may be made to or by any person if in the opinion of the General Partner, (i) the Transfer would result in the Partnership being treated as an association taxable as

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a corporation or would result in a termination of the Partnership under Code Section 708, (ii) such Transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, or (iii) such Transfer would require registration under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. The General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it, at the cost of the Limited Partner desiring to effectuate such transfer, to the effect that the proposed Transfer satisfies the requirements of the first sentence of this Section 11.3.4.
     11.4 Substituted Limited Partners.
               11.4.1 A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner (or for which no consent is required) pursuant to Section 11.3 may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) an instrument of joinder to this Agreement executed by such Assignee and (ii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.
               11.4.2 A transferee who has been admitted as a Substituted Limited Partner in accordance with this Section 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
               11.4.3 Upon the admission of a Substituted Limited Partner, the General Partner shall amend its books and records to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
     11.5 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer consented to (or for which no consent is required) by the General Partner pursuant to Section 11.3.1, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, and the right to receive distributions from the Partnership and the share of Income, Loss and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, and the rights to Transfer the Partnership Units in accordance with the provisions of this Section 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such

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transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Section 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
     11.6 General Provisions.
               11.6.1 No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Section 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.5 hereof and/or pursuant to terms and conditions of any Partnership Unit Designation. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to (or for which consent is not required) by the General Partner pursuant to this Section 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.5 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 8.5.4 hereof, shall cease to be a Limited Partner.
               11.6.2 If any Partnership Unit is Transferred in compliance with the provisions of this Section 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.5.4 hereof, on any day other than the first day of a Fiscal Year, then Income, Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor (unless such method of allocation is determined by the General Partner to be improper). All distributions pursuant to Section 5.1 attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions pursuant to Section 5.1 thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
               11.6.3 In no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest (other than a Partnership Unit), such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause

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the General Partner to cease to comply with the REIT Requirements; (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by a REIT Partner) of all Common Units held by all Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by a REIT Partner) of all Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Code 7704(b); or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.
     12. ADMISSION OF PARTNERS.
     12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an instrument of joinder to this Agreement and such other documents or instruments as may be required to effect the admission.
     12.2 Admission of Additional Limited Partners.
               12.2.1 After the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) an instrument of joinder to this Agreement executed by such Person and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
               12.2.2 Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

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               12.2.3 If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Income, Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.2 hereof. All distributions pursuant to Section 5.1 (a) with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, (b) with respect to which the Partnership Record Date is after the date of such admission but which relates to the calendar quarter in which such Partner was admitted shall be prorated (i.e., reduced) to reflect the number of days in such quarter during which such Partner was a Partner and such prorated amount shall be paid to such Additional Limited Partner, and (c) thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
     12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.
     13. DISSOLUTION, LIQUIDATION AND TERMINATION.
     13.1 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
               13.1.1 an event of withdrawal, as defined in the Act (including bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a Majority of the remaining Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;
               13.1.2 an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;
               13.1.3 entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

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               13.1.4 there exists only one Partner for a period of ninety (90) days; or
               13.1.5 the consummation of a Terminating Capital Transaction.
     13.2 Winding Up.
               13.2.1 Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as the Liquidator determines is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Liquidator, include shares of stock in the General Partner) shall be applied and distributed in the following order:
(a)	First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(b)	Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.3 hereof;

(c)	Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof);

(d)	Fourth, to the satisfaction of all of the debts and liabilities of any Subsidiary of the General Partner and the Partnership;

(e)	Fifth, to the Holders of Senior Units in accordance with the designations or preferences associated with such Senior Units;

(f)	Sixth, to the Holders of Class A Convertible Preferred Units and Pari Passu Units pursuant to Section 4.3.3 above; and

(g)	Subject to the terms of any additional Partnership Unit Designation, the balance, if any, to the Holders of Common Units, pro rata in accordance with their Percentage Interests.

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The General Partner shall not receive any additional compensation for any services performed pursuant to this Section 13.
               13.2.2 Notwithstanding the provisions of Section 13.2.1 hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.1 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if they can be made without registration under the Securities Act and if, following such distributions, the Partnership is not required to register the interests so distributed under the Exchange Act, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
               13.2.3 In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Partner shall have no obligation to make a contribution to the capital of the Partnership on account of such deficit, and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 13 may be:
(a)	distributed to a trust established for the benefit of the Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner, in the same priority, proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(b)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed as soon as practicable to the General Partner and Limited Partners in the same priority,

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proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement.
     13.3 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with the provisions of Section 13.2.1 in liquidation of the Partnership, and the new partnership shall be deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.
     13.4 Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the obligations of the Partnership, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner (other than any Limited Partner who holds Class A Convertible Preferred Units or who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the distributions, allocations or liquidating distributions.
     13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).
     13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
     13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such

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winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
     14. PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS.
     14.1 Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement or otherwise pursuant to applicable law, are subject to the procedures set forth in this Section 14.
     14.2 Amendments.
               14.2.1 Amendments to this Agreement may be proposed by the General Partner or by a Majority of the Limited Partners. Within thirty (30) days following such proposal, the General Partner shall submit to the Limited Partners any proposed amendment that requires the consent of the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.
               14.2.2 The General Partner shall not, without the prior Consent of the Limited Partners, except as provided in Sections 4.4.1, 5.5, 6.2.1 and 14.2.3 hereof, amend, modify or terminate this Agreement.
               14.2.3 Notwithstanding anything to the contrary contained herein, including Section 14.2.2 hereof, the General Partner shall have the power, without the Consent of the Limited Partners to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(a)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(b)	to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement;

(c)	to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement;

(d)	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

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(e)	(i) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore its status as a REIT or to satisfy the REIT Requirements; or (ii) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any Qualified REIT Subsidiary or Taxable REIT Subsidiary;

(f)	to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations); and

(g)	to issue additional Partnership Interests in accordance with Section 4.3.
               14.2.4 Notwithstanding Sections 14.2.2 and 14.2.3 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Section 5 or Section 13.2.1 hereof, or alter the allocations specified in Section 6 hereof (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.1 and 14.2.3 hereof), (iv) alter or modify the Redemption rights, Redemption Cash Amount, REIT Consideration, or Common Shares Amount as set forth in Sections 8.5 and 11.2 hereof (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.1 and 14.2.3 hereof), or amend or modify any related definitions (except, in any case, as permitted pursuant to Sections 4.3, 5.5, 6.2.1 and 14.2.3 hereof), (v) permit the removal of the General Partner without its consent or (vi) amend this Section 14.2.4; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units (including the Class A Convertible Preferred Units) on a uniform or pro rata basis (in which event such amendment shall require approval by a majority of the Partnership Units of such class or series). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 14.2 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
     14.3 Meetings of the Partners.
               14.3.1 Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days or more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.2 hereof.

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               14.3.2 Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question), including the Percentage Interest of the General Partner. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed in the books and records of the Partnership. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
               14.3.3 Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the General Corporation Law of Delaware (including Section 212 thereof).
               14.3.4 Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time as, and as part of, the meetings of the General Partner’s shareholders.
     15. GENERAL PROVISIONS.
     15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in the books and records of the Partnership or such other address of which the Partner shall notify the General Partner in writing.
     15.2 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.
     15.3 Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law. The Partners: (x) agree that any suit, action or legal proceeding relating to this Agreement shall only be brought in any federal court located in Delaware, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction

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of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the Partners hereby consent and submit to the personal jurisdiction of the Delaware courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The Partners waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
     15.4 Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.
     15.5 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     15.6 Further Action. The Partners shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     15.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     15.8 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.
     15.9 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.
     15.10 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.
     15.11 Waiver.
               15.11.1 No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
               15.11.2 The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or

72

relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.
     15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:
     (i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or
     (ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);
provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, reasonably determines, on the advice of counsel, that the receipt of such excess amounts shall not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year(s). The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including

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distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.
     15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
     15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.
     15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Unitholders any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.
     15.16 Construction. Whenever used in this Agreement, the singular shall include the plural and vice versa (where applicable), the use of the masculine, feminine or neuter gender shall include the other genders (unless the context otherwise requires), the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and other words of similar import refer to this Agreement as a whole (including all schedules and exhibits), the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.
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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER: PACIFIC OFFICE PROPERTIES TRUST, INC.
By:
Name:
Title:

LIMITED PARTNER: POP VENTURE, LLC
By:
Name:
Title:

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Exhibit A
NOTICE OF REDEMPTION

To:	Pacific Office Properties Trust, Inc.
[ADDRESS]
     The undersigned Limited Partner hereby irrevocably tenders for Redemption Common Units in Pacific Office Properties, L.P. Limited Partnership in accordance with the terms of the Agreement of Limited Partnership of The Pacific Office Properties, L.P. Limited Partnership (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner:
     (a) undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.5.10 of the Agreement;
     (b) directs that the certified check representing the Redemption Cash Amount, or the Common Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;
     (c) represents, warrants, certifies and agrees that:
(i)	the undersigned Limited Partner is a Qualifying Party,

(ii)	the undersigned Limited Partner has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii)	the undersigned Limited Partner has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv)	the undersigned Limited Partner has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and
     (d) acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the General Partner pursuant to Section 8.5.4 of the Agreement or (2) such redemption transaction closes.
     All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.
Dated:

A-1

Name of Limited Partner:
(Signature of Limited Partner or Assignee)
(Street Address)
(City)          (State)          (Zip Code)
Signature Guaranteed by:
Issue Check Payable to:
Please insert social security or identifying number:

A-2

Exhibit B
FORM OF UNIT CERTIFICATE
     THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF PACIFIC OFFICE PROPERTIES, L.P., DATED AS OF                     , 2007, A COPY OF WHICH MAY BE OBTAINED FROM PACIFIC OFFICE PROPERTIES TRUST, INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.
Certificate Number
THE PACIFIC OFFICE PROPERTIES, L.P. LIMITED PARTNERSHIP
FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

B-1

Appendix E
PACIFIC OFFICE PROPERTIES TRUST, INC.
ARTICLES SUPPLEMENTARY

Articles Supplementary of Board of Directors Classifying
and Designating a Series of Preferred Stock as
Proportionate Voting Preferred Stock
and Fixing Distribution and
Other Preferences and Rights of Such Series

     Pacific Office Properties Trust, Inc., a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: Pursuant to authority conferred upon the Board of Directors, the Board of Directors has duly classified one (1) share of the authorized but unissued shares of Preferred Stock of the Corporation as a class designated the “Proportionate Voting Preferred Stock.”
     SECOND: A description of the Proportionate Voting Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, all as set by the Board of Directors of the Corporation, is as follows:
     Section 1.1 Designation and Number. A class of Preferred Stock designated as “Proportionate Voting Preferred Stock” is hereby established. The number of shares constituting such class shall be one (1). Such number of shares may be increased only by resolution of the Board of Directors which is approved by the affirmative vote of all of the Directors.
     Section 1.2 Definitions: For purposes of the Proportionate Voting Preferred Stock, the following terms shall have the following meanings:
          “Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors, subject to applicable law, to perform any of its responsibilities with respect to the Proportionate Voting Preferred Stock.
          “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
          “Common Units” shall have the meaning set forth in the Partnership Agreement.

          “Class A Convertible Preferred Units” shall have the meaning set forth in the Partnership Agreement.
          “Effective Date” shall mean the date on which these Articles Supplementary become effective.
          “Effective Time Units” shall mean the Common Units and Class A Convertible Preferred Units that are not held by the Corporation and are issued and outstanding as of the close of business on the Effective Date.
          “Operating Partnership” shall mean Pacific Office Properties, L.P., a Delaware limited partnership of which the Corporation is the sole general partner, and any successor thereof.
          “Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, dated on or about the Effective Date as the same may be amended from time to time.
          “Redemption Date” shall mean the date upon which a Redemption Event occurs.
          “Redemption Event” shall mean either of the following: (i) the consummation of a consolidation, merger, combination or other transaction involving the Operating Partnership pursuant to which all of the outstanding Class A Convertible Preferred Units and Common Units are converted or changed into or exchanged for stock and/or other securities of any other entity and/or cash or any other property; or (ii) the Voting Amount is reduced to zero.
          “Voting Amount” shall mean a number initially equal to the number of shares of Common Stock for which Effective Time Units are exchangeable, subject to automatic reduction (but not increase) from time to time to the extent Effective Time Units are redeemed by the Operating Partnership pursuant to Section [___] of the Partnership Agreement or are acquired by the Corporation pursuant to Section [___] of the Partnership Agreement, and subject to further appropriate adjustment as set forth in Section 1.4.2 below. As permitted by Article VI of the Charter and the MGCL, the Voting Amount, and therefore the voting power of the Proportionate Voting Preferred Stock, as described in Section 1.4 below, are dependent upon the number of outstanding Effective Time Units from time to time which constitute “facts ascertainable outside of the charter” of the Corporation.
     Section 1.3 Dividends and Distributions. Except as set forth in Section 1.7 hereof, the holders of shares of Proportionate Voting Preferred Stock shall not be entitled to any regular or special dividend payments. Without limiting the foregoing, the holders of shares of Proportionate Voting Preferred Stock shall not be entitled to any dividends or other distributions declared or paid with respect to the shares of Common Stock or any other class or series of stock of the Corporation.

2

     Section 1.4 Voting Rights.
          1.4.1 With respect to all matters submitted to a vote of the stockholders of the Corporation, each share of Proportionate Voting Preferred Stock shall entitle the holder thereof to an aggregate number of votes equal to the Voting Amount in effect on the record date for determining the holders of stock of the Corporation entitled to vote on such matter. For so long as the Voting Amount is greater than one (1), each of the votes of a share of the Proportionate Voting Preferred Stock may be voted in the manner determined by the holder of such share of Proportionate Voting Preferred Stock, even if such vote differs from any other vote of the Proportionate Voting Preferred Stock. The holders of shares of Proportionate Voting Preferred Stock shall vote together with the holders of shares of Common Stock as one class on all matters submitted to a vote of stockholders of the Corporation, and, except as expressly set forth in this Section 1.4, the holders of shares of Proportionate Voting Preferred Stock shall have no other voting rights, as a separate class or other otherwise, including any rights to vote as a class with respect to any extraordinary corporate action such as a merger, consolidation, dissolution, liquidation or the like.
          1.4.2 If the Corporation or the Operating Partnership shall at any time after the Effective Date subdivide or combine its outstanding shares of Common Stock or Common Units or Class A Convertible Preferred Units, as the case may be, declare a dividend payable in Common Stock or Common Units or Class A Convertible Preferred Units, as the case may be, or effect any similar change in its capitalization structure, the Voting Amount shall be adjusted appropriately (after any adjustments that may occur pursuant to the terms of the Common Units or the Class A Convertible Preferred Units) to allow the holders of the Proportionate Voting Preferred Stock, as nearly as reasonably possible, to maintain the pro rata voting rights in the Corporation that such holders possessed immediately prior to any such subdivision, combination, stock dividend, reorganization, reclassification or similar event.
          1.4.3 Anything herein to the contrary notwithstanding, if the number of shares of Proportionate Voting Preferred Stock is increased and additional shares of Proportionate Voting Preferred Stock are issued, then at any time during which more than one share of Proportionate Voting Preferred Stock is issued and outstanding, each share of Proportionate Voting Preferred Stock shall entitle the holder thereof to a number of votes equal to the quotient of (A) the Voting Amount in effect on the record date for determining the holders of shares of Common Stock entitled to vote on any matter, divided by (B) the number of shares of Proportionate Voting Preferred Stock which are issued and outstanding on such date (and fractional voting rights resulting from such adjustment shall be permitted).
Section 1.5 Restrictions on Transfer.
          1.5.1 No share of Proportionate Voting Preferred Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the Corporation, in each case without the prior approval of the Corporation. A legend shall be placed on the face of each certificate representing ownership of shares of Proportionate Voting Preferred Stock referring to the restriction on transfer set forth herein.

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          1.5.2 Notwithstanding any terms or provisions to the contrary contained herein, the Proportionate Voting Preferred Stock shall constitute Capital Stock and shall be subject to the provisions of Article VII of the Charter.
     Section 1.6 Reacquired Shares. Any shares of Proportionate Voting Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall cease to be outstanding and shall become authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by action of the Board of Directors, and the former holder or holders thereof shall have no further rights (hereunder or otherwise) with respect to such shares.
     Section 1.7 Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any assets of the Corporation shall be distributed, paid or set aside for the holders of any equity securities ranking junior to the Proportionate Voting Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the Corporation shall pay to the holders of shares of Proportionate Voting Preferred Stock, out of assets of the Corporation legally available for distribution to its stockholders, the sum of $.01 per share for each share of Proportionate Voting Preferred Stock held by each such holder. After payment in full to the holders of the Proportionate Voting Preferred Stock of the above-described $.01 per share liquidation amount, the holders of the Proportionate Voting Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
               If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or the proceeds thereof, distributable among the holders of Proportionate Voting Preferred Stock and the holders of Common Stock shall be insufficient to pay in full the above-described liquidation amount per share to the holders of the Proportionate Voting Preferred Stock and a like amount per share to the holders of the Common Stock, then such assets, or the proceeds therefrom, shall be distributed among the holders of the Proportionate Voting Preferred Stock and the Common Stock in equal amounts per share.
               For the purposes of this Section 1.7, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.
               In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Proportionate Voting Preferred Stock shall not be added to the Corporation’s total liabilities.
     Section 1.8 Redemption. Upon the occurrence of a Redemption Event, effective concurrent with the Redemption Event, the outstanding shares of Proportionate Voting Preferred Stock shall be redeemed by the Corporation out of assets legally available therefor, at a redemption price, payable in cash, equal to $.01 per share of Proportionate Voting Preferred

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Stock (adjusted for any splits or subdivisions). From and after the Redemption Date, the outstanding shares of Proportionate Voting Preferred Stock shall no longer be deemed outstanding and all rights of holders of such shares will terminate, except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of the certificates representing the shares of Proportionate Voting Preferred Stock, if so required.
     Section 1.9 Rank.
          1.9.1 The Proportionate Voting Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all equity securities issued by the Corporation, the terms of which provide that such equity securities rank junior to the Proportionate Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation; (b) junior to all equity securities issued by the Corporation, the terms of which provide that such equity securities rank senior to the Proportionate Voting Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Corporation; and (c) on a parity with the Common Stock of the Corporation and with all other equity securities issued by the Corporation, other than those equity securities referred to in clauses (a) and (b) hereof; provided, however, that after payment in full to the holders of the Proportionate Voting Preferred Stock of the $.01 per share liquidation amount described in Section 1.7 above, the holders of the Proportionate Voting Preferred Stock will have no right or claim to any of the remaining assets of the Corporation, and such remaining assets of the Corporation shall be distributed among the holders of Common Stock and any other classes or series of stock ranking on a parity with or junior to the Proportionate Voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, according to their respective rights and preferences and in each case according to their respective number of shares, and the holders of the Proportionate Voting Preferred Stock shall not be entitled to share therein.
          1.9.2 The Proportionate Voting Preferred Stock will, with respect to dividend rights, rank junior to the Common Stock and to all other equity securities issued by the Corporation.
          1.9.3 The term “equity securities” does not include convertible debt securities or other debt securities of the Corporation which will rank senior to the Proportionate Voting Preferred Stock prior to conversion.
     Section 1.10 Conversion. The Proportionate Voting Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.
     Section 1.11 Value. For purposes of the term “Aggregate Stock Ownership Limit” in Section 7.1 of the Charter, the Proportionate Voting Preferred Stock shall have no value.
     Section 1.12 No Preemptive Rights. No holder of shares of Proportionate Voting Preferred Stock shall have any preemptive or preferential right to subscribe for, or to purchase, any additional shares of capital stock of the Corporation of any class or series, or any other security of the Corporation which the Corporation may issue or sell.
     Section 1.13 Severability of Provisions. If any preference, right, voting power, restriction, limitation as to dividends or other distributions, qualification or term or condition of

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redemption of the Proportionate Voting Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Proportionate Voting Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Proportionate Voting Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
     Section 1.14 Effective Time. These Articles Supplementary will become effective at 12:01 a.m. on January ___, 2007.
     THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of Preferred Stock of the Corporation, and to fix or alter all terms thereof to the full extent permitted by the Charter of the Corporation.
     FOURTH: The shares of Proportionate Voting Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.
     FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
     SIXTH : The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___day of January ___, 2007.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:
ATTEST:

By:

Name:
Title:

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APPENDIX F
ADVISORY AGREEMENT
BETWEEN
PACIFIC OFFICE PROPERTIES TRUST, INC.,
PACIFIC OFFICE PROPERTIES, L.P.
AND
PACIFIC OFFICE MANAGEMENT, INC.
Dated as of June      , 2007

ADVISORY AGREEMENT
     THIS AGREEMENT, made as of June      , 2007, among PACIFIC OFFICE PROPERTIES TRUST, INC., a Maryland corporation (“POP”), PACIFIC OFFICE PROPERTIES, L.P. , a Delaware limited partnership (the “Operating Partnership” and together with POP, the “Company”), and PACIFIC OFFICE MANAGEMENT, INC. (the “Advisor”).
     WHEREAS, POP, through the Operating Partnership, owns, manages and operates real estate assets;
     WHEREAS, POP is and intends to continue to be qualified as a “real estate investment trust” within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Company desires to retain the Advisor for the purpose of providing day-to-day management and administrative services to the Company as described herein on the terms and conditions hereinafter set forth;
     WHEREAS, the Advisor has agreed to undertake certain obligations with respect to the Proportionate Voting Preferred Stock, no par value per share, of the Company;
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:
1. DEFINITIONS
     1.1. Definitions. As used in this Agreement, the following terms have the meanings set forth below.
     “Advisor” means Pacific Office Management, Inc., a Delaware limited liability company.
     “Advisor Affiliate” means the Advisor, Shidler West Investment Partners, L.P., Shidler Hawaii Investment Partners, LLC and any entity Controlling, Controlled by or under common Control with the Advisor.
     “Base Management Fee” has the meaning set forth in the Section 6.1.
     “Board” means the Board of Directors of POP.
     “Cause” means: (i) the Advisor’s continuous and intentional failure to perform its duties under this Agreement after written notice from the Company to the Advisor of such non-performance; (ii) the Advisor’s commission of any act of gross negligence in the performance of its duties under this Agreement; (iii) the Advisor’s commission of any act of fraud, misappropriation of funds, or embezzlement against the Company; (iv) the Advisor’s commission of any other willful and intentional misconduct which is materially injurious to the Company, monetarily or otherwise; and (v) the Advisor’s default in the performance or

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observance of any material term, condition or covenant contained in this Agreement to be performed or observed on its part, when such default continues for a period of thirty (30) days after written notice thereof from the Company specifying such default and requesting that the same be remedied within such thirty (30) day period; provided, however, the Advisor shall have an additional sixty (60) days to cure any such foregoing default if (A) such default cannot reasonably be cured with in thirty (30) days but can be cured within ninety (90) days, and (B) the Advisor shall have commenced to cure such default within the initial thirty (30) day period and thereafter diligently proceeds to cure the same within ninety (90) days of the date of the Company’s original notice of the default.
     “Code” means Internal Revenue Code of 1986, as amended.
     “Common Stock” means shares of POP’s common stock or Class B common stock.
     “Company” has the meaning set forth in the Preamble.
     “Company Account” has the meaning set forth in Section 3.6.
     “Company Property” means each parcel of real property owned, ground leased or managed directly or indirectly by the Company.
     “Control” means the direct or indirect ownership of more than 50% of the beneficial equity interests and voting power of an entity.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” means generally accepted accounting principles in the United States of America as of the date applicable.
     “Independent Directors” means the directors of POP who are not employees of either the Company, the Advisor or any of their respective subsidiaries.
     “LP Direction Votes” has the meaning set forth in Section 4.1.
     “Master Agreement” means that certain Master Formation and Contribution Agreement by and between Arizona Land Income Corporation, an Arizona corporation, and POP Venture, LLC, a Delaware limited liability company, dated as of October 3, 2006.
     “Operating Partnership” means Pacific Office Properties, L.P., a Delaware limited partnership.
     “Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, as hereinafter amended, supplemented and modified.
     “Partnership Units” shall have the meaning ascribed thereto in the Partnership Agreement.

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     “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “POP” means Pacific Office Properties Trust, Inc., a Maryland corporation.
     “Property Management Agreements” has the meaning set forth in Section 2.2.
     “Proportionate Voting Preferred Stock” means shares of Proportionate Voting Preferred Stock, no par value per share, of POP issued to the Advisor.
     “Records” has the meaning set forth in the Section 3.7.1.
     “SOX” means The Sarbanes-Oxley Act of 2002.
     “Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
     “Supplemental Management Fee” has the meaning set forth in the Section 6.2.
2. ENGAGEMENT BY COMPANY
     2.1. Engagement of Advisor.
     Subject to the terms and conditions hereinafter set forth, the Company hereby engages the Advisor as its agent to manage, operate and administer the assets, liabilities and business of the Company and the Advisor hereby agrees to perform each of the duties set forth herein in accordance with the provisions of this Agreement. By the execution and delivery of this Agreement, each party represents and warrants that (i) it is duly organized, validly existing, in good standing under the laws of the state of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the person signing this Agreement for such party is duly authorized to execute this Agreement on such party’s behalf, (iii) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder do not violate any provisions of such party’s constituent documents, constitute a breach or default by such party under any material agreement to which such party is a signatory or cause such party to violate any federal or state law, regulation or rule applicable to such party.
     2.2. Engagement of Advisor Affiliates. For each Company Property, the Company, or the subsidiary or affiliate of the Company that is the owner or ground lessor of such Company Property, shall enter into separate property management agreement (the “Property Management Agreements”) with an Advisor Affiliate designated by the Advisor pursuant to which the Advisor Affiliate shall be entitled to receive fees for property management services. All property management fees payable to the Advisor Affiliate pursuant to Property Management Agreements shall be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located,

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and shall require the prior written approval of a majority of Independent Directors of the Board. Such Property Management Agreements may only be terminated by the Company as prescribed in Section 8.2 of this Agreement and shall contain commercially reasonable and customary terms for such arrangements. Notwithstanding anything in this Section 2.2 to the contrary, in the case of a Company Property for which an Advisor Affiliate provides property management services pursuant to a written agreement (each, an “Existing Management Agreement”) at the time such property becomes Company Property, such Existing Management Agreement shall continue to remain in full force and effect to the extent so provided in such agreement, and the Company shall not be obligated to enter into a Property Management Agreement pursuant to this Section 2.2 for so long as such Existing Management Agreement remains in full force and effect.
3. RESPONSIBILITIES, AUTHORITY AND RIGHTS OF ADVISOR
     3.1. General Responsibilities. Subject to the supervision of the Board, the Advisor shall:
     3.1.1. Provide executive and administrative personnel, office space and office services required in rendering services to the Company;
     3.1.2. Manage, operate and administer the Company’s day-to-day operations, business and affairs, as may be agreed upon by the Advisor and the Company, with such authority as the Company may delegate to it, including, without limitation, the authority to oversee and conduct the Company’s investment activities in accordance with guidelines and policies adopted and implemented by the Board, monitor leases, mortgages and debt obligations, make payment of the Company’s debt and obligations, make payment of dividends or distributions to POP’s stockholders and maintain the appropriate back-office infrastructure to perform such administrative functions;
     3.1.3. Serve as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for the investments, borrowings and operations of the Company and make recommendations as to the foregoing to the Board for its approval;
     3.1.4. Counsel the Company in connection with policy decisions to be made by the Board;
     3.1.5. Use commercially reasonable efforts to cause expenses incurred by the Company or on its behalf to be reasonable and customary and within any budgeted parameters or expense guidelines set by the Board from time to time;
     3.1.6. Make recommendations to the Board regarding the Company’s capital structure and capital raising activities;
     3.1.7. Coordinate and manage operations of any joint venture or co-investment interests held by the Company, and conduct all matters on behalf of the Company within the joint venture or otherwise with co-investment partners;

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     3.1.8. Communicate on the Company’s behalf with the holders of any of the Company’s equity or debt securities as is necessary or is deemed advisable by Advisor or trading markets and as necessary in order to maintain effective relations with such holders;
     3.1.9. Handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;
     3.1.10. Evaluate and recommend to the Board potential hedging activities on the Company’s behalf, consistent with POP’s status as a real estate investment trust and with the Company’s investment guidelines;
     3.1.11. Investigate, analyze and select possible investment opportunities and originate, acquire, finance, retain, sell, negotiate for prepayment, restructure or dispose Company investments consistent with the guidelines adopted and implemented by the Board;
     3.1.12. Assist the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company’s investment objectives and make available to the Company its knowledge and experience with respect to real estate and other real estate related assets;
     3.1.13. Supervise, on the Company’s behalf and at the Company’s expense, the Advisor Affiliates who provide property management services and other services pursuant to Property Management Agreements contemplated in Section 2.2;
     3.1.14. Subject to the activities to be performed by the Advisor pursuant to Section 6.3, engage and supervise, on the Company’s behalf and at the Company’s expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating thereto;
     3.1.15. Invest or reinvest any of the Company’s money or securities, including investing in short-term opportunities pending deployment of capital in long-term opportunities;
     3.1.16. Make recommendations to the Board regarding payment of fees, costs and expenses, and payments of dividends or distributions to the Company’s stockholders and limited partners;
     3.1.17. Cause the Company to obtain appropriate credit facilities or other financings for the investments consistent with the guidelines adopted and implemented by the Board;

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     3.1.18. Cause the Company to obtain insurance covering such risks, with such insurers and on such terms as the Company may reasonably determine;
     3.1.19. Monitor the operating performance of the investments and provide periodic reports with respect thereto to the Board;
     3.1.20. Make recommendations to the Company regarding the retaining of independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the real estate investment trust provisions of the Code and the regulations promulgated thereunder and to conduct quarterly compliance reviews with respect thereto;
     3.1.21. Assist the Company in complying with all regulatory requirements applicable to it in respect of the Company’s business activities, including preparing or causing to be prepared all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;
     3.1.22. Take all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the real estate investment trust provisions of the Code and the regulations promulgated thereunder;
     3.1.23. Make recommendations to the Company regarding the maintenance of the Company’s qualification for taxation as a real estate investment trust and monitor compliance with the various real estate investment trust qualification tests and other rules set out in the Code and the Treasury Regulations promulgated thereunder and use commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;
     3.1.24. Counsel the Company regarding the maintenance of the Company’s exclusion from status as an investment company under the Investment Company Act of 1940, as amended, and monitor compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause the Company to maintain such exclusion from status as an investment company under the Investment Company Act;
     3.1.25. Cause the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
     3.1.26. Perform such other services as may be required from time to time for management and other activities relating to the Company’s assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and
     3.1.27. Use commercially reasonable efforts to cause the Company to comply with all other applicable laws.

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     3.2. Authority. The Advisor shall have full discretion and authority pursuant to this Agreement to perform the duties and services specified in Section 3.1 hereof in such manner as the Advisor reasonably considers appropriate, subject to the terms and restrictions contained in POP’s Articles of Incorporation and Bylaws, as the same may be amended from time to time, and further subject to the Operating Partnership’s Certificate of Limited Partnership and the Partnership Agreement. In furtherance of the foregoing, POP and the Operating Partnership hereby designate and appoint the Advisor or its designee as the agent and attorney-in-fact of POP and the Operating Partnership, with full power and authority and without further approval of POP and the Operating Partnership, for purposes of accomplishing on its behalf any of the foregoing matters or any matters which are properly the subject matter of this Agreement. The Advisor may execute, in the name and on behalf of POP and the Operating Partnership and their affiliates, all such documents and take all such other actions which the Advisor reasonably considers necessary or advisable to carry out its duties hereunder.
     3.3. Subcontract of Services. The Company acknowledges and agrees that any services to be performed by the Advisor hereunder may be provided pursuant to subcontracts with third party providers or pursuant to arrangements with affiliates of POP. In such connection, the Advisor shall disclose to the Board upon its request the terms of any sub-contracting arrangement entered into by the Advisor with third parties or affiliates of POP with respect to the services to be provided by the Advisor hereunder.
     3.4. Reporting Requirements. As frequently as the Advisor may deem necessary or advisable, or at the direction of the Board, the Advisor shall prepare, or cause to be prepared, with respect to any investment (i) reports and information on the Company’s operations and asset performance and (ii) other information reasonably requested by the Company.
     3.5. Devotion of Time; Exclusivity. The Advisor will provide a management team to deliver the management services to the Company hereunder, with the members of such management team devoting such of their time to the management of the Company as the Advisor deems reasonably necessary and appropriate for the proper performance of all of the Advisor’s duties hereunder, commensurate with the level of activity of the Company from time to time. The Company shall have the benefit of the Advisor’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, the Advisor shall not undertake activities which, in its reasonable judgment, will substantially adversely affect the performance of its obligations under this Agreement. The Advisor shall at all times have and operate as its sole business the activities, the actions, services, responsibilities, obligations and business contemplated by this Agreement. The Advisor shall take all reasonable steps to ensure that all of its officers, directors and managers and any persons or entities (and any officers, directors and managers of any such entity) to which it subcontracts any of its services hereunder shall agree, as a condition to their acting in such capacities, to agree not to compete with the Company or utilize any of the Company’s confidential information to the detriment of the Company.
     3.6. Bank Accounts. At the direction of the Board, the Advisor may establish and maintain, as an agent and signatory on behalf of the Company, one or more bank accounts in the name of the Company or any other Subsidiary (any such account, a “Company Account”), collect and deposit funds into any such Company Account and disburse funds from any such Company Account, under such terms and conditions as the Board may approve. The Advisor

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shall from time-to-time render appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of Company.
     3.7. Book and Records; Confidentiality.
     3.7.1. Records. The Advisor shall maintain appropriate books of account, records data and files (including without limitation, computerized material) (collectively, “Records”) relating to the Company and the investments generated or obtained by the Advisor in performing its obligations under this Agreement, and such Records shall be accessible for inspection by representatives of the Company at any time during normal business hours. The Advisor shall have full responsibility for the maintenance, care and safekeeping of all Records.
     3.7.2. Confidentiality. The Advisor shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except (i) with the prior written consent of the Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which the Advisor or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become available through the actions of a Person other than the Advisor not resulting from Advisor’s violation of this Section 3.7.2. The provisions of this Section 3.7.2 shall survive the expiration or earlier termination of this Agreement for a period of two years.
     3.8. Obligations of Advisor; Restrictions.
     3.8.1. Internal Control. The Advisor shall (i) establish and maintain (and require property managers and other contractors to establish and maintain) a system of internal accounting and financial controls (including, without limitation, internal controls to safeguard records and to permit the Company to comply with the Exchange Act and SOX, and designed to provide reasonable assurance of the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws, (ii) maintain records for each Company investment on a GAAP basis, (iii) develop accounting entries and reports required by the Company to meet its reporting requirements under applicable laws, (iv) consult with the Company with respect to proposed or new accounting/reporting rules identified by the Advisor or the Company and (v) prepare quarterly and annual financial statements as soon after the end of each such period as may be reasonably requested and general ledger journal entries and other information necessary for the Company’s compliance with applicable laws, including Regulation S-X, the Exchange Act, Securities Act and SOX, in accordance with GAAP and cooperate with the Company’s registered public accounting firm in connection with the auditing or review of such financial statements, the cost of any such audit or review to be paid by the Company. Without limiting the generality of the foregoing, the Advisor

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shall permit the Company’s registered public accounting firm to review, audit and analyze the operations and controls of the Advisor to the extent required by such accounting firm in connection with any audit or review by such accounting firm of the internal controls of the Company.
     3.8.2. Management Letters. The Advisor shall provide to the Company, as soon after the end of each quarter or year as may be reasonably requested (within deadlines required for the Company to comply with applicable legal requirements) by the Company, a completed management questionnaire letter to the Board, in such form as the Company may reasonably request in response to applicable legal requirements, on accounting, reporting, internal controls and disclosure issues in support of any management representation letter to be issued by the Company to its independent accounting firm.
     3.8.3. Restrictions. The Advisor shall refrain from taking any action or engaging in any omission that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines and policies approved by the Board, (ii) would adversely affect the status of the Company as a REIT or its exclusion from status as an investment company under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or that would otherwise not be permitted by the any of the Company’s constituent documents. If the Advisor is ordered to take any such action or engage in any omission by the Board, the Advisor shall promptly notify the Board of the Advisor’s judgment that such action or omission would adversely affect such status or violate any such law, rule or regulation or constituent documents, and shall have no responsibility or liability to the Company for its implementation of any such action or omission and shall be indemnified by the Company for any consequences thereof. In all events, the Advisor, its directors, managers, officers, stockholders and employees shall not be liable to the Company, the Board or the Company’s stockholders for any act or omission by the Advisor, its directors, managers, officers, stockholders or employees taken in good faith, except to the limited extent as provided in Section 5.1.
4. PROPORTIONATE VOTING PREFERRED STOCK
     4.1. Voting. The Advisor shall cast all votes with respect to the share of Proportionate Voting Preferred Stock in proportion to the votes (the “LP Direction Votes”) that the Advisor receives from the holders of Partnership Units (other than POP) that are issued pursuant to the Master Agreement or pursuant to any option delivered pursuant thereto or in connection with the consummation of the transactions contemplated thereby. The Advisor shall not cast any votes with respect to the share of Proportionate Voting Preferred Stock unless it receives LP Direction Votes with respect thereto.
     4.2. Voting Procedure. In order to give effect to the provisions of Section 4.1, the Advisor agrees to promptly deliver definitive proxy materials or other approved solicitation documents received from the Company as to any matter as to which votes or consents are sought by POP from the holders of Proportionate Voting Preferred Stock. In connection with such delivery, the Advisor shall not make any recommendation to any holder of Common Stock or

9

Partnership Units to how or whether such holder should vote its Common Stock or Partnership Units.
5. INDEMNIFICATION
     5.1. Indemnity.
     5.1.1. The Company shall indemnify and hold harmless the Advisor, and its stockholders, officers, affiliates, agents and employees, from and against any and all liability, claims, demands, expenses and fees, fines, suits, losses and causes of action of any and every kind or nature arising from or in any way connected with the performance by the Advisor of its obligations under this Agreement, other than any liability, claim, demand, expense, fee, suit, loss or cause of action arising from or in any way connected with (i) any acts of the Advisor, or its stockholders, officers, affiliates, agents or employees, outside the scope of the authority of the Advisor under this Agreement, unless the Advisor or its indemnitee acted in good faith and reasonably believed that its his conduct was within the scope of authority granted to the Advisor under this Agreement, or (ii) misconduct or breach of any material term of this Agreement that in any case constitutes gross negligence or willful and malicious misconduct or the violation of applicable laws by the Advisor, its stockholders, officers, affiliates, agents or employees. Notwithstanding the foregoing, the Advisor shall have no right to indemnification by the Company against claims by the Advisor’s employees relating to the terms and conditions of their employment. In addition, Advisor shall have the right to be named as an additional insured on all policies of liability insurance maintained by the Company including, without limitation, the Commercial General Liability, Comprehensive Automobile Liability, Errors and Omissions, Umbrella and Excess Liability Insurance policy. Certificates of Insurance evidencing compliance with the provisions of the immediately preceding sentence shall be furnished to the Advisor on request.
     5.1.2. The Advisor shall indemnify and hold harmless the Company and its directors, officers, affiliates, agents and employees, from and against any and all liability, claims, demands, expenses and fees, fines, suits, losses and causes of action of any and every kind or nature arising from third party actions and connected with the performance by the Advisor of its obligations under this Agreement to the extent caused by (i) any acts of the Advisor, or its stockholders, officers, affiliates, agents or employees, outside the scope of the authority of the Advisor under this Agreement unless such indemnitee acted in good faith and reasonably believed that its conduct was within the scope of authority of the Advisor under this Agreement, or (ii) material breach of a term of this Agreement that, in any case, constitutes gross negligence, willful and malicious misconduct or the violation of applicable laws by the Advisor, its stockholders, officers, affiliates, agents or employees.
     5.2. Additional Costs; Survival. The obligation to indemnify set forth in Section 5.1 above shall include the payment of reasonable attorneys’ fees and investigation costs, as well as other reasonable costs and expenses incurred by the indemnified party in connection with any such claim. At the option of, and upon receipt of notice from, the indemnified party, the

10

indemnifying party shall promptly and diligently defend any such claim, demand, action or proceeding. The provisions of Sections 5.1 and 5.2 hereof shall survive the expiration or earlier termination of this Agreement.
6. COMPENSATION
     The Advisor agrees to accept from the Company the compensation set forth in this Section 6 as full and complete consideration for all services to be rendered by the Advisor pursuant to this Agreement. Except as hereinafter provided, neither the Advisor nor any of its affiliates shall be entitled to receive any other fees or compensation relating to the Company or its properties, including but not limited to leasing commissions, acquisition fees, disposition fees or loan fees.
     6.1. Base Management Fee. The Advisor shall be entitled to receive a base management fee (the “Base Management Fee”), which shall be payable in arrears on a quarterly basis on the last day of each calendar quarter. The Base Management Fee shall be equal to $1,500,000 per annum (and $375,000 per quarter). A pro rata portion of the Base Management Fee shall be payable for any partial calendar quarter included in the term of this Agreement.
     6.2. Supplemental Management Fee. In addition to the Base Management Fee, the Advisor shall also be entitled to receive a supplemental management fee (the “Supplemental Management Fee” and, together with the Base Management Fee, the “Advisory Fee”), which shall be payable in arrears within thirty (30) days following the determination of the amount of such fee pursuant to this Section 6.2. The Supplemental Management Fee shall be a per annum amount equal to the product of (x) one tenth of one percent (0.1%), multiplied by (y) the positive difference between (i) the sum of (a) the aggregate gross asset value, excluding depreciation, of all real property (i.e. “On-Balance Sheet Properties”) reflected in the consolidated financial statements of the Company contained in the Form 10-Q filed by the Company with respect to such quarter (or the earliest of the filing or issuance of a Form 8-K, press release or Form 10-K with respect to the fourth quarter of any year, which contains the consolidated financial information of the Company for such quarter) of the Company, plus (b) the aggregate gross asset value, excluding depreciation, of any real property, for which less than the full value (as set forth in the books and records of the Company) (i.e. “Off-Balance Sheet Properties” owned in joint venture or other co-investment vehicles) is reflected in such consolidated financial statements, minus (ii) $1,500,000,000. A pro rata portion of the Supplemental Management Fee shall be payable for any partial calendar quarter included in the term of this Agreement.
     6.3. Real Property Transaction Management Fees. The Advisor shall be entitled to receive real property transaction management fees for performing real property transaction management services for the Company, including, without limitation, all origination, underwriting, acquisition, capitalization and disposition services performed on behalf of the Company. All real property transaction management fees payable to the Advisor shall be market-rate compensation based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located and shall require the prior written approval of a majority of Independent Directors of the Board.

11

     6.4. Other Services. Other than as specifically provided in this Agreement, or as approved in writing by a majority of Independent Directors of the Board, the Advisor shall not be compensated by the Company for services rendered to the Company.
7. EXPENSES
     The Advisor shall bear, and shall not be entitled to reimbursement from the Company for, any expenses incurred by the Advisor for goods or services purchased by it in the course of performing the Advisory services contemplated hereunder for Company. Without limitation, such non-reimbursable expenses shall include office rent, equipment costs, telecommunications expenses, supplies, travel costs, insurance costs and labor costs incurred with respect to employees or subcontractors engaged by the Advisor. All such non-reimbursable expenses shall be borne by the Advisor out of the Advisory Fee paid to it by the Company. Company shall bear and directly pay, to all of the vendors and providers in question, all “direct expenses” incurred by Company or its affiliates as to which the Company is the primary service obligee, as determined in accordance with generally accepted accounting principles. Without limitation, such direct expenses shall include audit fees, costs of monitoring internal controls under the applicable rules and regulations of the Securities Exchange Commission, director fees and director’s and officers’ liability insurance premium costs. If and to the extent that the Advisor advances such direct expenses on behalf of the Company, then the Advisor shall be entitled to reimbursement therefor. All direct expenses incurred by the Company, whether paid directly by the Company or paid by the Advisor and reimbursed to it by the Company, shall be deducted from the Advisory Fee provided hereunder, subject to the proviso that total annual reduction of the Advisory Fee shall in no event exceed 50% of the then applicable Advisory Fee. Any applicable reduction in the Advisory Fee shall be applied to the next due payment(s) of such fee.
8. TERM OF AGREEMENT; TERMINATION
     8.1. Term. This Agreement shall become effective on the date hereof and shall continue in force for a period expiring on June      , 2017 [NOTE: 10 YEARS FROM EXECUTION DATE].
     8.2. Right of Termination.
     8.2.1. The Company shall have the right to terminate this Agreement, with or without Cause at any time upon thirty (30) days’ prior written notice to the Advisor, by the vote of a majority of the Company’s Independent Directors. In the event that this Agreement shall have been terminated by the Company for Cause, the Company shall have the right to offset any direct damages to the Company caused by the actions giving rise to such termination for Cause against any amount otherwise payable under Section 8.3.
     8.2.2. The Advisor may terminate this Agreement effective upon 30 days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant in this Agreement and such default shall continue for a period of 30 days after written notice

12

thereof specifying such default and requesting that the same be remedied in such 30 day period.
     8.3. Termination Fee. Upon any termination of this Agreement, other than for cause, the Company will be obligated to pay the Advisor a termination fee equal to $1,000,000 plus all accrued and unreimbursed primary obligation expenses owed pursuant to Section 7. The Advisor shall not be reimbursed for any termination fees or other amounts owing to any third party retained on a subcontract basis by Advisor with regard to the services to be provided by Advisor hereunder. If this Agreement is terminated by the Company for Cause, the Advisor shall be entitled only to payment of all earned and unpaid Base Management Fees, Supplemental Management Fees, real property transaction management fees and any other fees to which the Advisor is entitled pursuant to Section 6 above through the date of termination (plus all accrued and unreimbursed expenses pursuant to Section 7), provided, however, that the Advisor shall still be entitled to any other fees and expenses owing to it pursuant to any separate agreements into which it has entered.
     8.4. Continued Responsibility. Notwithstanding termination of this Agreement as provided above, the Advisor (i) shall continue to perform all of its obligations under Section 4 of this Agreement, and (ii) shall use its best efforts to perform its duties under this Agreement until the effective date of the termination of this Agreement.
     8.5. Responsibilities upon Termination. Upon termination of this Agreement, the Advisor shall forthwith deliver the following to the Company, as applicable, on the effective date of termination:
     8.5.1. A final accounting reflecting the balance of funds held on behalf of the Company as of the date of termination;
     8.5.2. All files, records, documents and other property of any kind relating to the Company, including, but not limited to, computer records, contracts, leases, warranties, bank statements, rent rolls, employment records, plans and specifications, inventories, correspondence, tenant records, receipts, paid and unpaid bills or invoices, maintenance records;
     8.5.3. Agreements to terminate all property management, construction management and other agreements with Advisor Affiliates and third parties retained on a subcontracting basis by the Advisor, in each case, with respect to the services to be provided by the Advisor hereunder; and
     8.5.4. Evidence of the change of Advisor’s name to something that is not confusingly similar to “Pacific Office.”
9. MISCELLANEOUS PROVISIONS
     9.1. Notice. Any notice required or permitted under this Agreement shall be in writing and shall be given by being delivered to the following addresses or fax numbers of the parties hereto:

13

To the Company:	Pacific Office Properties Trust, Inc.
841 Bishop Street Suite 1700
Honolulu, Hawaii 96813

To the Advisor:	Pacific Office Management, Inc.
[ADDRESS]
or to such other address or fax number as may be specified from time to time by such party in writing.
     9.2. No Joint Venture. Nothing in this Agreement shall be construed to make the Company and the Advisor partners or joint venturers or impose any liability as such on either of them.
     9.3. Release of Money or Other Property upon Written Request. The Advisor agrees that any money or other property of the Company held by the Advisor under this Agreement shall be held by the Advisor as custodian for the Company, and the Advisor’s records shall be clearly and appropriately marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Advisor of a written request signed by a duly authorized officer of the Company requesting the Advisor to release to the Company any money or other property then held by the Advisor for the account of the Company under this Agreement, the Advisor shall release such money or other property to the Company within a reasonable period of time, but in no event later than thirty (30) days following such request. The Advisor, its directors, officers, managers, stockholders and employees will not be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with the terms hereof. The Company shall indemnify the Advisor and its Advisor Affiliates, officers, directors, stockholders, employees, agents and successors and assigns against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever which arise in connection with the Advisor’s release of such money or other property to the Company in accordance with the terms of this Section 9.3.
     9.4. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by the Company and the Advisor.
     9.5. Governing Law Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Delaware, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Delaware courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted

14

under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
     9.6. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Advisor shall be permitted to assign this Agreement or any of its rights hereunder, and delegate any and all of its responsibilities and obligations hereunder, to an Advisor Affiliate, provided that the Advisor shall remain fully responsible to the Company for all errors or omissions of such assignee notwithstanding and following such assignment.
     9.7. No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     9.8. Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.
     9.9. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
     9.10. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     9.11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     9.12. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.
     9.13. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.
     9.14. Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

15

     9.15. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.
[Remainder of page intentionally left blank]

16

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PACIFIC OFFICE PROPERTIES TRUST, INC.
By:
Name:
Title:

PACIFIC OFFICE PROPERTIES, L.P.

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., its general partner

By:
Name:
Title:

PACIFIC OFFICE MANAGEMENT, INC.
By:
Name:
Title:

S-1

REVOCABLE PROXY FOR ARIZONA LAND INCOME CORPORATION
Annual Meeting of Shareholders
January 14, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
YOUR VOTE IS IMPORTANT PLEASE VOTE IMMEDIATELY
          The undersigned hereby appoints Thomas Hislop, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Arizona Land Income Corporation (“AZL”) that the undersigned is entitled to vote at AZL’s Annual Meeting of Shareholders (the “Meeting”), to be held on Wednesday, January 14, 2008, at 2999 North 44th Street (1st Floor Conference Room), Phoenix, Arizona, at 2:00 p.m. Mountain Time, and at any and all adjournments and postponements thereof.
          ALTHOUGH YOU ARE BEING ASKED TO APPROVE EACH OF THESE PROPOSALS AND SUB-PROPOSALS SEPARATELY, EACH OF PROPOSALS 1-4 AND SUB-PROPOSALS 5A-5D ARE RELATED TO, AND EXPRESSLY CONDITIONED UPON THE APPROVAL OF, EACH OF PROPOSALS 1-4 AND SUB-PROPOSALS 5A-5D. THIS MEANS THAT AZL WILL NOT TAKE ANY ONE OR MORE OF THESE ACTIONS RELATING TO THE TRANSACTIONS WITHOUT TAKING ALL ACTIONS, SUBJECT TO THE TERMS AND CONDITIONS OF SUCH TRANSACTIONS. ACCORDINGLY, UNLESS PROPOSALS 1-4 AND SUB-PROPOSALS 5A-5D ARE APPROVED BY THE REQUISITE VOTE OF THE SHAREHOLDERS AS DESCRIBED IN THE PROXY STATEMENT, THE TRANSACTIONS WILL NOT HAVE BEEN APPROVED BY THE SHAREHOLDERS AND, ACCORDINGLY, WILL NOT BE COMPLETED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF ALL THE PROPOSALS 1-4 AND
SUB-PROPOSALS 5A-5D AND “FOR” ALL THE DIRECTOR NOMINEES IN PROPOSAL 6.
1. To approve the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended (the “Master Agreement”), between AZL and Pop Venture, LLC, and the transactions contemplated by the Master Agreement (the “Transactions”), including AZL’s contribution of substantially all of its assets to Pacific Office Properties, L.P., a newly-formed limited partnership of which AZL will be the general partner (the “Operating Partnership”).
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
2. To approve, as a part of the Transactions, (i) the sale to POP Venture, LLC or its designees of the common stock of AZL and/or common units of the Operating Partnership for $5 million in cash, (ii) the sale to designees of POP Venture, LLC common stock of AZL for $1.35 million in cash, (iii) the grant of options to purchase up to 500,000 shares of AZL common stock to designees of POP Venture, LLC, as well as (iv) the issuance by the Operating Partnership of common units and convertible preferred units, which may be redeemed in the future for shares of common stock of AZL, upon the contribution to the Operating Partnership of ownership interests in up to eight wholly-owned and one 7.5% owned commercial office properties by POP Venture, LLC.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
3. To approve, as a part of the Transactions, the Advisory Agreement between AZL, the Operating Partnership and Pacific Office Management, Inc.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
4. To approve the reincorporation of AZL as a Maryland corporation by merging it into a newly-formed wholly-owned subsidiary Maryland corporation (the “Reincorporation”), resulting in, among other things, a change in AZL’s name to Pacific Office Properties Trust, Inc.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
5. To approve, as a part of the Reincorporation, the adoption of a Charter and Bylaws with the following sub-proposals:
A VOTE FOR ALL SUB-PROPOSALS 5A-5D BELOW CONSTITUTES A VOTE IN FAVOR OF A NEW CHARTER AND BYLAWS. A VOTE AGAINST ANY OF THE SUB-PROPOSALS 5A-5D BELOW, OR AN ABSTAIN VOTE ON ANY OF THE SUB-PROPOSALS 5A-5D BELOW, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE TRANSACTIONS.
5A. To approve changing the authorized shares of AZL common stock from 10,000,000 shares of Class A common stock, no par value per share, and 10,000 shares of Class B common stock, no par value per share, to 200,000,000 shares of common stock, $.0001 par value per share, 200,000 shares of Class B common stock, $.0001 par value per share, and 100,000,000 shares of preferred stock, $.0001 par value per share, and any additional or lesser number of shares as the Board of Directors may hereafter determine.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
5B. To approve a provision authorizing the Board of Directors of AZL to hereafter establish the rights, preferences and powers, and the qualifications, limitations and restrictions, of preferred stock of AZL, including the proportionate voting preferred stock described in the accompanying Proxy Statement.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
5C. To approve the modification of the rights, preferences and powers, and the qualifications, limitations and restrictions, of Class A common stock and Class B common stock.
☐ FOR            ☐AGAINST            ☐ ABSTAIN
5D. To approve the classification of the Board of Directors of AZL into three classes, each with a term of three years.
☐ FOR            ☐ AGAINST            ☐ABSTAIN
6. Election of Directors:

☐ FOR all nominees listed below	OR	☐ WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)		for all nominees listed below
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)
Term Expires 2008: Thomas R. Hislop, Robert L. Blackwell, Burton P. Freireich and David W. Miller.
7. To approve adjournments of the Meeting in the event that an insufficient number of shares are present in person or by proxy to approve the proposals to permit further solicitation.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
IF YOU WISH TO APPROVE THE TRANSACTIONS, THEN YOU MUST APPROVE ALL OF PROPOSALS 1 THROUGH 4 AND EACH OF THE SUB-PROPOSALS 5A-5D. IF YOU WISH TO APPROVE THE REINCORPORATION, THEN YOU MUST APPROVE BOTH PROPOSAL 4 AND SUB-PROPOSALS 5A-5D.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS AND THE ELECTION OF ALL DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS OF AZL KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
          The undersigned acknowledges receipt from AZL, prior to the execution of this proxy, of Notice of the Meeting and a copy of the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares.

Date:

NAME OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Explanatory note: The following material is being provided pursuant to Note D. 4 of Schedule 14A because it is incorporated by reference into the foregoing proxy statement.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-QSB

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended	September 30, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _______________________ to _________________________

Commission file number	1-9900

ARIZONA LAND INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	86-0602478

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2999 N. 44th Street, Suite 100, Phoenix, Arizona 85018

(Address of principal executive offices) (Zip Code)
(602) 952-6800

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
     Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes    X    No
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes        No    X
APPLICABLE ONLY TO CORPORATE ISSUERS:
     Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.
     As of November 14, 2007, there were 1,851,025 shares of Class A common stock and 100 shares of Class B common stock issued and outstanding

2

ARIZONA LAND INCOME CORPORATION
Balance Sheets

	September 30,	December 31,
	2007	2006
	(Unaudited)

Assets
Cash and cash equivalents	$603,430	$773,993

Investments:
Trading Securities	1,688,712	1,800,102
Securities available for sale	1,797,030	—
Accrued interest receivable	—	67,550
Mortgage note receivable, net of deferred gain on real estate	—	3,411,346
Land held for sale	55,890	55,890

Total Investments	3,541,632	5,334,888

Total assets	$4,145,062	$6,108,881

Liabilities
Accounts payable and other liabilities	$42,543	$25,865
Dividends payable	—	1,851,025

Total Liabilities	42,543	1,876,890

Stockholders’ Equity
Common Stock-Class A	185,103	185,103
Common Stock-Class B	10	10
Additional paid-in capital	21,670,997	21,670,997
Unrealized loss on marketable securities-net	(6,474)	—
Distributions in excess of earnings	(17,747,117)	(17,624,119)

Total stockholders’ equity	4,102,519	4,231,991

Total liabilities and stockholders’ equity	$4,145,062	$6,108,881

The accompanying notes are an integral part of these balance sheets.

3

ARIZONA LAND INCOME CORPORATION
Statements of Operations
(Unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006

Income
Interest on mortgages	$—	$71,729	$36,367	$269,919
Interest on temporary investments	42,432	31,910	127,905	59,773
Sign lease income	3,750	3,750	11,250	11,250

Total income	46,182	107,389	175,522	340,942

Expenses
Professional services	57,530	32,233	184,765	52,249
Administration and general	3,709	21,025	90,055	39,564
Directors’ fees	7,500	9,900	23,700	26,100

Total expenses	68,739	63,158	298,520	117,913

Income before gain on sale of properties and income tax expense	(22,557)	44,231	(122,998)	223,029
Gain on sale of properties	—	3,567,735	—	3,567,735

Income before income taxes	(22,557)	3,611,966	(122,998)	3,790,764
Income taxes	—	(7,644)	—	(7,644)

Net income (loss)	($22,557)	$3,604,322	($122,998)	$3,783,120

Net income (loss) per common share	$(0.01)	$1.95	$(0.07)	$2.04
Dividends declared per share	$0.00	$0.10	$0.00	$0.30

Weighted average number of shares of	1,851,025	1,851,025	1,851,025	1,851,025
common stock outstanding
The accompanying notes are an integral part of these statements.

4

ARIZONA LAND INCOME CORPORATION
Statements of Cash Flows
(Unaudited)

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006

Cash Flows from Operating Activities:
Net income (loss)	$(122,998)	$3,783,120
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Recognition of deferred income	—	(3,567,735)
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	67,550	(12,314)
(Increase) in trading securities	(114,976)	(17,903)
Increase in accounts payable and other liabilities	16,678	11,752

Net cash provided by (used in) operating activities	(153,746)	196,920

Cash Flows from Investing Activities:
Proceeds from sale of mortgage note receivable	3,411,346	—
Purchase of trading securities	(7,250,530)	(2,499,936)
Sale of trading securities	7,476,896	1,318,000
Purchase of securities available for sale	(1,803,504)	—
Principal payments received from mortgages	—	1,783,209
Additional investment in mortgage note receivable	—	(70,337)

Net cash provided by investing activities	1,834,208	530,936

Cash Flows from Financing Activities:
Payment of dividends	-1,851,025	-555,310

Net cash used in financing activities	-1,851,025	-555,310

Increase (decrease) in cash and temporary investments	-170,563	172,546

Cash and cash equivalents — beginning of period	773,993	71,116

Cash and cash equivalents — end of period	$603,430	$243,662

Schedule of Non-Cash Investing and Financing Activities:
Dividends declared in excess of dividends paid	$—	$185,103

Supplemental Disclosures of Cash Flow Information:
Income Taxes Paid	$—	$7,644
The accompanying notes are an integral part of these statements.

5

Arizona Land Income Corporation
Notes to Financial Statements
September 30, 2007
Note 1	Basis of Presentation — The financial statements have been prepared by Arizona Land Income Corporation (the “Company” or “AZL”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and the instructions to Form 10-QSB. In the opinion of the Company, the unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position, the results of operations and cash flows for the periods presented. The results of operations for the three months and nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the full year.

Note 2	Summary of Significant Accounting Policies

Cash and Cash Equivalents: Investments with an original maturity of less than 90 days when purchased are considered cash equivalents. On occasion, the Company may have deposits with financial institutions in excess of governmental insured limits.

Marketable Securities: U.S. Treasury Notes and debt securities of other governmental agencies with original maturities of 120 days or more are classified as trading securities upon acquisition and recorded at fair value. Gains and losses are included in income on trading securities in the accompanying statements of operations. Substantially all income from trading securities for the three months ended September 30, 2007 and 2006 resulted from interest earned on securities. The Company’s available for sale securities are reported at fair value with unrealized gains or losses excluded from earnings and reported as a separate component of shareholders’ equity.

Income Taxes and REIT Status: The Company has elected treatment as a real estate investment trust (“REIT”) under Internal Revenue Code (“IRC”) Sections 856-860. A REIT is taxed in the same manner as any corporation except that it may deduct certain qualifying distributions made to shareholders and reduce or eliminate any potential income taxes. This distribution deduction must be at least 90% of the REIT’s taxable income. The Company has met the distribution requirement for all periods presented, and thus has not recorded any income tax provision in the accompanying statements of operations.

For income tax purposes, certain expenses or reserves for financial reporting purposes are not allowed as current tax deductions. Similarly, the Company may take certain current deductions for tax purposes that are not current expenses for financial reporting purposes.

On July 13, 2006, the FASB issued Interpretation No. 48. Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“Fin 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted the provisions of FIN 48 on January 1, 2007. As a result of the adoption of FIN 48, the Company has not recognized any change to the January 1, 2007 balance in retained earnings. At January 1, 2007 and September 30, 2007, the Company had no unrecognized tax benefits that, if recognized, would affect the Company’s effective income tax rate in future periods. The adoption of FIN 48 did not impact our consolidated financial condition, results of operations or cash flows.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrued interest or penalties at January 1, 2007 and no accrued interest or penalties at September 30, 2007.

6

The Company is subject to taxation in the U.S.

Note 3	Available for Sale Securities — The following is a summary of the Company’s Available for Sale Securities as of September 30, 2007:

Cost	$1,803,504
Gross unrealized holding gains	6,496
Gross unrealized holding losses	(12,970)

Fair market value	$1,797,030

Note 4	Mortgage Note Receivable

The mortgage note receivable which totaled $3,516,852 at December 31, 2006 was received as partial consideration for the Company’s sale of the property associated with Loan No. 6. The Company sold its remaining holdings of approximately 280 acres in Maricopa County, Arizona on May 10, 2004.

In February 2007, the Company sold its interest in the note receivable to a related party for $3,411,346 and invested the proceeds from that sale in trading securities. As of December 31, 2006, the Company recorded an impairment reserve for loss on sale of $105,506, resulting in no gain or loss for the nine months ended September 30, 2007.

Note 5	Other Comprehensive Income (Loss)

Unrealized gains and losses on investments are excluded from net income but are reported as comprehensive income on the Balance Sheets under Shareholders’ equity. The following table illustrates the effect on net income (loss) if the Company had recognized comprehensive income:

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006

Net income (loss)	$(122,998)	$3,783,120
Comprehensive loss from the unrealized loss on marketable securities	(6,474)	—

Comprehensive income (loss)	$(129,472)	$3,783,120

7

Item 2. Management’s Discussion and Analysis or Plan of Operation
     Arizona Land Income Corporation (the “Company” or “AZL”) is an Arizona corporation which has elected to be treated as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986. The statements of operations filed herewith cover the periods from January 1, 2007 through September 30, 2007, and January 1, 2006 through September 30, 2006.
Potential Dissolution/Transaction with Pacific Office
     As disclosed in the Company’s prospectus used in connection with the Company’s 1988 initial public offering and in its subsequent annual reports on Form 10-KSB, the Company’s intent at the time of the public offering was to dissolve within approximately eight years after the date of such offering.
     For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. In the second quarter ended June 30, 2004, we sold our remaining holdings (with the exception of a small parcel of approximately 1/100th of an acre) of approximately 280 acres related to Loan No. 6. As partial consideration for the Company’s sale of the property associated with Loan No. 6, the Company received a mortgage note receivable which totaled $3,516,852 at December 31, 2006. In February 2007, the Company sold its interest in the note receivable to a related party for $3,411,346 and invested the proceeds from that sale in trading securities.
     In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”) to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. We issued a press release on January 24, 2005 announcing our engagement with PHS&G and the purpose of the engagement. Our Board of Directors believed that PHS&G’s historic relationship with, and long knowledge of, the Company put it in a unique position to assist in determining the best course of action for the Company to take.
     Our engagement of PHS&G has entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of 4% of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     In connection with PHS&G’s receipt of certain offers from interested parties relating to a potential transaction with the Company, our Board met in March 2005 for the purpose of forming a special committee composed of qualified independent directors (the “Special Committee”). The Special Committee was tasked with investigating and negotiating a potential business disposition, liquidation or other strategic transaction regarding the Company. We announced on October 3, 2006 that we had entered into a Master Formation and Contribution Agreement (as subsequently amended, the “Master Agreement”) with POP Venture, LLC, a Delaware limited liability company (“Pacific Office Contributor”), as described in our annual report on Form 10-KSB for the fiscal year ended December 31, 2006 (see “Item 1. Description of Business—Proposed Transactions with Pacific Office Contributor” in that Form 10-KSB). Pursuant to the Master Agreement, the Company will form an umbrella partnership (“UPREIT”) in which the Company is the sole general partner. Upon consummation of the transactions contemplated by the Master Agreement (the “Closing”), the UPREIT will acquire ownership interests in up to nine office properties (the “Contributed Properties”), which comprise approximately 2.4 million square feet of office space, in consideration for common units and convertible preferred units in the UPREIT with a value equal to the net asset value of the interests in the Contributed Properties at Closing. This value is estimated to be approximately $163.5 million.
Results of Operations
     For the quarter ended September 30, 2007, the Company had total income of approximately $46,000 compared to $107,000 for the quarter ended September 30, 2006. This decrease was primarily attributable to a decrease of approximately $72,000 in interest on mortgages and an increase of approximately $11,000 in interest on temporary investments. During the first quarter of 2007, the Company sold its mortgage note receivable and invested the proceeds in temporary investments.

8

     The Company’s expenses for the quarter ended September 30, 2007 were approximately $69,000 compared to $63,000 for the quarter ended September 30, 2006. The Company’s fees for professional services increased to approximately $58,000 for the quarter ended September 30, 2007 from approximately $32,000 for the same period of 2006. The increase in fees for professional services can be attributed to expenses associated with the proposed transaction between the Company and Pacific Office Contributor, pursuant to the Master Agreement. The Company’s administration and general expenses decreased to approximately $4,000 for the quarter ended September 30, 2007, from approximately $21,000 for the quarter ended September 30, 2006.
     The Company reported a net loss of approximately $23,000 for the quarter ended September 30, 2007 compared to net income of approximately $3,604,000 for the quarter ended September 30, 2006, due to the gain on sale of properties.
     The Company reported a net loss of approximately $123,000 for the nine-month operating period ended September 30, 2007, compared to income of $3,783,000 for the same period during fiscal 2006. This decrease resulted from a decrease of approximately $234,000 in interest on mortgages and an increase of approximately $68,000 in interest on temporary investments. In addition, the Company recorded a gain on sale of $3,568,000 during the nine months ended September 30, 2006.
     For the nine-month operating period ended September 30, 2007, the Company reported expenses of approximately $299,000 compared to approximately $118,000 for the same period during fiscal year 2006. This increase resulted from an increase in fees for professional services of approximately $133,000 and an increase of approximately $50,000 in administration and general expenses.
Liquidity and Capital Resources
     The Company currently has no commitments for any material capital expenditures and does not anticipate any such expenditures in the foreseeable future.
     The Company has agreed under the Master Agreement not to declare or pay any further dividends prior to the consummation of the transactions contemplated by the Master Agreement, except for a special dividend to address compliance with annual income distribution requirements for real estate investment trusts for 2007.
Critical Accounting Estimates
     The Company estimates the carrying value of its land held for sale and certain other investments. At September 30, 2007, the Company had made no provisions for impairment on any of its assets.
Note Regarding Forward-Looking Statements
     Our disclosure and analysis in this Report on Form 10-QSB contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which include information relating to future events, future financial performance, strategies, expectations, risks and uncertainties. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; statements regarding strategic transactions such as mergers or acquisitions or a possible dissolution of the Company; and statements of management’s goals and objectives and other similar expressions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “believe,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” and similar expressions, as well as statements in future tense, identify forward-looking statements.
     We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.

9

     We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-KSB, Forms 10-QSB and 8-K reports to the Securities and Exchange Commission.

10

Item 3. Controls and Procedures
     As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-5 of the Securities Exchange Act of 1934, as amended. Based on this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed in our reports that we file with or submit to the Securities and Exchange Commission (“SEC”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. There have been no significant changes in our internal controls over financial reporting that have materially affected or are reasonably likely to materially affect our internal controls over financial reporting.

11

PART II — OTHER INFORMATION
Item 6. Exhibits.
     Furnish the exhibits required by Item 601 of Regulation S-B
10.1	Fourth Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 9, 2007, between the Registrant and POP Venture, LLC.[1]

10.2	Master Amendment to Contribution Agreements, dated as of November 9, 2007, between Registrant and POP Venture, LLC.[2]

31.1	Certification of Chief Executive Officer pursuant to Item 601(b)(31) of Regulation S-B. (Filed herewith).

31.2	Certification of Chief Financial Officer pursuant to Item 601(b)(31) of Regulation S-B. (Filed herewith).

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Item 601(b)(32) of Regulation S-B. (Filed herewith).
SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIZONA LAND INCOME CORPORATION
Date: November 14, 2007	/s/ Thomas R. Hislop
Thomas R. Hislop
Chairman of the Board, Chief Financial Officer and Chief Executive Officer

1 Incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed with the SEC on November 13, 2007
2 Incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K, filed with the SEC on November 13, 2007

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Exhibit 31.1
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this Report on Form 10-QSB of Arizona Land Income Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a 15(e) and 15d 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f) and 15(d)-15(f) for the small business issuer and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2007	/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer

13

Exhibit 31.2
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this Report on Form 10-QSB of Arizona Land Income Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a 15(e) and 15d 15(e)) for the small business issuer and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation and

(c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2007	/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Financial Officer

14

Exhibit 32.1
CERTIFICATION
     In connection with the quarterly report of Arizona Land Income Corporation (the “Company”) on Form 10-QSB for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas R. Hislop, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer Chief Financial Officer Arizona Land Income Corporation

Date: November 14, 2007

15

Explanatory note: The following material is being provided pursuant to Note D.4 of Schedule 14A because it is incorporated by reference into the foregoing proxy statement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2006
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 1-9900

ARIZONA LAND INCOME CORPORATION
(Exact name of small business issuer in its charter)

Arizona (State or other jurisdiction of incorporation or organization)	86-0602478 (I.R.S. Employer Identification No.)
2999 North 44th Street, Suite 100
Phoenix, Arizona 85018
(Address of principal executive offices) (Zip Code)
Issuer’s telephone number, including area code: (602) 952-6800

Securities registered under Section 12(b) of the Exchange Act:

Title of each class Class A Common Stock, no par value	Name of each exchange on which registered American Stock Exchange
Securities registered under Section 12(g) of the Exchange Act:
None
(Title of Class)

     Check whether the issuer is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐
     Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☑
     The issuer’s revenues for the fiscal year ended December 31, 2006 were $4,012,442.
     The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the average of the high and the low prices of the registrant’s Class A Common Stock as reported by the American Stock Exchange on March 15, 2007, was approximately $13,640,000. Shares of voting stock held by each executive officer and director and by each person who owns 5% or more of the outstanding voting stock have been excluded in that such persons may be deemed affiliates. This determination of affiliate status is not necessarily conclusive.
APPLICABLE ONLY TO CORPORATE REGISTRANTS
     State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.
1,851,025 shares of Class A Common Stock outstanding on March 15, 2007
100 shares of Class B Common Stock outstanding on March 15, 2007
DOCUMENTS INCORPORATED BY REFERENCE
     Not applicable.
     Transitional Small Business Disclosure Format (check one): Yes ☐ No ☑

2

PART I
ITEM 1. DESCRIPTION OF BUSINESS.
     Background. Arizona Land Income Corporation (the “Company”) is a real estate investment trust organized as an Arizona corporation on March 10, 1988. On that same date, the Company issued 100 shares of the Company’s Class B Common Stock to YSP Holdings, Inc. (“YSP Holdings”), the Company’s sponsor, in return for an initial capital contribution of $1,000. Operations of the Company commenced on June 13, 1988, the date on which the Company completed its initial public offering.
     In June 1988, the Company began investing in first mortgage loans on unimproved real property located primarily in the metropolitan Phoenix area. Such loans included mortgage loans secured or collateralized by first mortgages, first deeds of trust and real property subject to agreements for sale and subdivision trusts (“First Mortgage Loans”). From its inception until December 31, 1991, the Company purchased interests totaling $34,120,000 in twenty First Mortgage Loans. Since January 1, 1992, the Company has purchased only two First Mortgage Loans, and currently has a policy to not make new loans.
     The Company’s goal has been to pay distributions of available cash to shareholders and to preserve and protect shareholders’ net capital investment. The Company pays extraordinary cash distributions to its shareholders when such distributions are warranted based upon the Company’s cash reserves at the time of the distribution as well as the Company’s projected need for operating capital. During the 2006 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 14, 2006 to shareholders of record on March 31, 2006. The second distribution was for $.10 per share and was paid on July 17, 2006 to shareholders of record on July 3, 2006. The third distribution was for $.10 per share and was paid on October 16, 2006 to shareholders of record on October 2, 2006. The fourth distribution was for $1.00 per share and was paid on January 26, 2007 to shareholders of record on January 5, 2007. This fourth distribution was made in an amount and at a time agreed between the Company and POP Venture, LLC, a Delaware limited liability company (“Pacific Office Contributor”) affiliated with the Shidler Group under a Master Formation and Contribution Agreement dated October 3, 2006 and amended November 2, 2006 and December 9, 2006 (the “Master Agreement”). The Company has agreed under the Master Agreement not to declare or pay any further dividends prior to the consummation of the transactions contemplated by the Master Agreement.
     As disclosed in the Company’s prospectus used in connection with the Company’s 1988 initial public offering, the Company’s intent at the time of the public offering was to dissolve within approximately eight years after the date of such offering.
     For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. In the second quarter ended June 30, 2004, we sold our remaining holdings (with the exception of a small .01 acre parcel) of approximately 280 acres related to Loan No. 6.
     In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”), to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. We issued a press release January 24, 2005 announcing our engagement of PHS&G and the purpose of the engagement. Our Board of Directors believed that PHS&G’s historic relationship with, and long knowledge of, the Company put it in a unique position to assist in determining the best course of action for the Company to take.
     Our engagement of PHS&G entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of four percent of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     In connection with PHS&G’s receipt of certain offers from interested parties relating to a potential transaction with the Company, our Board met in March 2005 for the purpose of forming a special committee composed of qualified independent directors (the “Special Committee”). The Special Committee was tasked with investigating and negotiating a potential business disposition, liquidation or other strategic transaction regarding the Company.
     The Special Committee developed a set of criteria for any proposed strategic transaction to meet in order to be considered for a positive recommendation to the Company’s shareholders. The criteria were as follows:
•	an acknowledgment that the cash held by the Company immediately prior to closing any proposed recapitalization and management change will be paid out to current Company shareholders in the form of a dividend;

3

•	an understanding that the proposed new management or advisor will purchase for cash or with acceptable assets new Company shares at: (i) a premium to the then book value per share, as determined in accordance with generally accepted accounting principles and not reflecting a discounted value of the note receivable held by the Company; (ii) in an amount such that the total premium to book value is at least $500,000; and (iii) the total proceeds not be less than $1 million;

•	the proposed new management or advisor will have demonstrated experience in the real estate or REIT industry in general and/or experience managing the asset class described in the proposed business plan;

•	the proposed new management or advisor will be able to demonstrate to the satisfaction of the Special Committee the capability to provide or raise the capital necessary to finance the proposed business plan; and

•	any consideration paid directly to Company shareholders to acquire any of their shares be paid in cash.
     Proposed Transactions with Pacific Office Contributor. PHS&G contacted over 50 possible candidates and entered into discussions with several potential acquirers. Representatives of The Shidler Group first indicated their interest in evaluating a strategic transaction with us in April 2006. In July 2006, we received a detailed non-binding proposal from an affiliate of The Shidler Group containing some of the essential terms of a strategic transaction with an affiliate of The Shidler Group. Numerous changes were negotiated between the parties until the Master Agreement was executed on October 3, 2006. Among other things, we negotiated the right, following the time that any definitive agreement was executed among the parties, to pay a special dividend to our existing shareholders in the amount of $1.00 per share. Pursuant to the Master Agreement, the Company will form an umbrella partnership (“UPREIT”) in which the Company is the sole general partner. Upon consummation of the transactions contemplated by the Master Agreement (the “Closing”), the UPREIT will acquire ownership interests in up to ten office properties (the “Contributed Properties”), which comprise approximately 2.8 million square feet of office space, in consideration for common units and convertible preferred units in the UPREIT with a value equal to the net asset value of the interests in the Contributed Properties at Closing. This value was estimated to be approximately $165 million when the Master Agreement was executed.
     The Master Agreement originally contemplated that Pacific Office Contributor’s interest in any escrows required by lenders of mortgage indebtedness on the Contributed Properties would be received by the UPREIT at Closing, and that the escrowed amounts would increase the value of the contribution made by Pacific Office Contributor and therefore the number of common and preferred units issuable to it by the UPREIT. Pacific Office Contributor has determined that the lender-required escrows for the eight wholly owned Contributed Properties was approximately $10.3 million as of September 30, 2006. The Company and Pacific Office Contributor amended the Master Agreement so that the increase in the contribution values from the lender-required escrows cannot cause the total net asset value of Pacific Office Contributor’s contributions to exceed $165 million. Since the Company will benefit from the cash in the lender-required escrows at Closing, the Company has agreed to limit any possible liability Pacific Office Contributor may have to the Company under agreements conveying the Contributed Properties unless the liabilities exceed the aggregate amount of the transferred lender-required escrows that do not increase the net asset value of the contribution.
     The Master Agreement originally contemplated that the Company would declare a “Special Dividend” of $1.00 per share of the Company’s common stock prior to Closing and continue regular quarterly dividends, not to exceed $0.10 per share, on the Company’s common stock until Closing. The Company’s Board of Directors declared a Special Dividend on December 1, 2006 entitling the shareholders of record as of January 5, 2007 the payment of $1.00 on January 26, 2007. The Company has agreed in an amendment to the Master Agreement not to authorize any other dividends prior to Closing.
     Qualification as a Real Estate Investment Trust. The Company has qualified for real estate investment trust (“REIT”) status for all tax years since its inception, and management and the Company’s Board of Directors believe that the Company has completed the necessary steps to permit the Company to continue, if it so chooses, REIT status for the tax year ended December 31, 2006. REIT status allows the Company to deduct from its federal taxable income (and not pay taxes upon) qualified dividends paid to its shareholders. See Item 6—Management’s Discussion and Analysis or Plan of Operation.

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     Generally, if the Company is to maintain its REIT status, it must meet a series of qualifications including: (i) restricting its investments principally to assets that produce interest from mortgage loans collateralized by real estate or that produce real property rental income; (ii) paying out at least 90% of its taxable income (excluding capital gains) to its shareholders; (iii) paying taxes at corporate tax rates on capital gains or distributing capital gains as dividends to its shareholders; (iv) holding less than 10% of the voting securities of any single issuer; and (v) having an independent manager or advisor for its assets. If the Company fails to maintain its status as a REIT, the Company would not be entitled to deduct from its federal taxable income dividends paid to shareholders. The Company has agreed under the Master Agreement to continue to own the properties owned by it and to operate its business as a real estate investment trust as the business was operated when the Master Agreement was signed. Among other things, the Company has agreed to comply with requirements applicable to real estate investment trusts under the Internal Revenue Code and not to take any action, or fail to take any action, if such action or failure could reasonably be expected to result in the termination of the Company’s REIT status.
     Investment Objectives and Criteria. The Company’s historical investment objective was to locate First Mortgage Loans that satisfied the foregoing investment criteria. As reported in prior annual reports, the Company is no longer engaged in making or purchasing First Mortgage Loans. Under the Master Agreement, the Company has agreed to use its commercially reasonable efforts to sell on or after the Closing Date, for cash, all of its assets other than cash and cash equivalents in arms’-length transactions or on terms at least as favorable to the Company as those that could be obtained in an arms’-length transaction, but at no less than 95% of the par value of the note receivable. At Closing, the Company will contribute to the UPREIT all of its assets as of the Closing (including any assets that have not been sold prior to the Closing) except for any cash reserved for any accrued liabilities. In consideration for such contribution, the Company will acquire a general partner interest in the UPREIT, become the sole general partner of the UPREIT and thereafter will have the rights, duties, privileges and obligations as the general partner of the UPREIT.
     Management Arrangements. The Company has no employees. The Company’s affairs are managed by its non-salaried officers under the supervision of its Board of Directors. The Company and ALI Advisor, Inc. (the “Advisor”) entered into an advisory and servicing agreement (the “Advisory Agreement”) at the time of the Company’s incorporation. The Advisory Agreement has expired by its own terms; however, the Company and the Advisor have agreed to continue to operate as if the terms and conditions of the Advisory Agreement are still in effect.
     Pursuant to the Advisor’s agreement with the Company, the Advisor is authorized to: (i) purchase First Mortgage Loans, subject to review and ratification by the Company’s Board of Directors; (ii) serve as the exclusive investment and financial advisor and provide research, economic and statistical data in connection with investments and financial policies; (iii) investigate, select and conduct relations with accountants, attorneys, brokers, investors, and others as necessary; (iv) maintain bank accounts and records deemed appropriate or requested by the Company’s Board; (v) perform or obtain accounting and other services; (vi) collect and remit principal and interest payments due on the First Mortgage Loans; and (vii) perform such other services as set forth in the Advisory Agreement.
     The Company historically paid the Advisor a servicing fee for servicing the Company’s First Mortgage Loans. The servicing fee is payable quarterly and equals 1/16 of 1% of the sum of (i) the aggregate outstanding loan balance of the First Mortgage Loans in the Company’s mortgage loan portfolio, and (ii) the recorded value of property acquired by the Company through foreclosure, as of the first day of each fiscal quarter. During 2006 and 2005, the Company paid the Advisor a servicing fee of $-0- (nil) and $10,345 respectively.
     The Company also agreed to pay the Advisor a management fee for assisting the Company in developing investment policies and analyzing and recommending investments to the Company. The management fee will be paid for each quarter the shareholders’ cumulative return on capital investment as of the end of such quarter exceeds 12.7%, and will equal 30% of the Company’s available cash in excess of that necessary to provide shareholders with a cumulative return on capital investment in excess of 12.7%. The Company did not accrue or pay a management fee to the Advisor in 2006 or 2005.
     The Company also agreed to reimburse the Advisor quarterly for other expenses incurred in servicing the Company’s First Mortgage Loans, such as legal, accounting and transfer agent fees and copying and mailing costs incurred in preparing and mailing periodic reports to shareholders. The Company did not reimburse the Advisor for any such expenses in 2006 or 2005.
     2004 Land Sales. In the second quarter ended June 30, 2004, the Company sold its remaining holdings (with the exception of a small .01 acre parcel described in Note 8 to the financial statements) of approximately 280 acres in Maricopa County, Arizona associated with Loan No. 6. The transaction was effected through cash and a note receivable due from the buyer. The Company’s proportionate share of the net purchase price (given the Company’s 86.47% participation in Loan No. 6) was approximately $6,824,000. The carrying value of the property was approximately $2,176,000, resulting in a gain of $4,648,000. The Company received cash of $1,588,000 and a note of $5,229,000. Because the mortgage note receivable calls

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for interest only payments, those scheduled payments do meet the level annual payment that would be needed to pay the principal and interest on the unpaid balance over 20 years using a fair interest rate. Therefore, a portion of the gain was deferred using the installment method of accounting. Of the $4,648,000 gain, $3,567,000 was deferred and $1,081,000 was recognized in the year ended December 31, 2004. On July 1, 2006, The Company received $1,783,208 from the maker of its mortgage note receivable as a payment to release 80 acres of the 280 acres then securing the loan. The Company recorded a gain on real estate sale of $3,567,735, the balance of deferred income, as the payment received now allows for the treatment of the sale under the full accrual method. The terms of the note are for interest-only monthly installments commencing June 2004 through May 2009 when the full principal balance becomes due and payable. The note bears interest at the floating prime lending rate. The mortgage receivable is collateralized by the underlying property. In addition, on July 10, 2006, the Company purchased an additional 1.76% interest in its mortgage note receivable for a total consideration of approximately $70,500. This purchase increased the Company’s interest in the mortgage note receivable from 86.47% to 88.23%.
     In connection with the sale of the property, the broker agreed to defer payment of 50% of the commission due under the broker’s agreement. There is a note payable to the broker with a face value of $252,000, the Company’s proportionate share of which is $218,000 at December 31, 2006. The promissory note payable has terms identical to that of the mortgage note receivable, interest only at the prime rate and due in full in May 2009. Payments on the note payable are only due from proceeds of the payments from the mortgage note receivable. Because such payments are only due from the proceeds of the mortgage note receivable, the balance of the promissory note payable is netted against the gross balance of the note receivable. As a result of the prepayment on July 1, 2006 from the maker of the mortgage note receivable, a prepayment of $85,925 was paid to the broker. The resulting balance on the brokerage note is $166,074, of which the Company’s proportionate share is $146,527 at December 31, 2006.
     Subsequent to December 31, 2006, the Company sold its interest in the note receivable to a related party for $3,411,346, and invested the proceeds from that sale in trading securities. As of December 31, 2006, the Company recorded a reserve for loss on sale of $105,506.
Note Regarding Forward-Looking Statements
     Our disclosure and analysis in this Report on Form 10-KSB contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which include information relating to future events, future financial performance, strategies, expectations, risks and uncertainties. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; statements regarding strategic transactions such as mergers or acquisitions; and statements of management’s goals and objectives and other similar expressions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “believe,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” and similar expressions, as well as statements in future tense, identify forward-looking statements.
     We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.
     We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-QSB and 8-K reports to the Securities and Exchange Commission.
Factors Affecting Future Results
     Our future results of operations involve a number of risks and uncertainties, some of which are discussed below. For purposes of this section only, unless the context indicates otherwise, all references to “us,” “we” and other terms of like import shall be deemed to refer to the surviving corporation in our merger with a Maryland subsidiary (the “Merger”) immediately following the effective time of the Merger, which is expected to be consummated as part of the transactions contemplated by the Master Agreement (the “Transactions”).

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Risks Relating to the Transactions
Securities eligible for future sale may have adverse effects on our share price.
     Following the consummation of the Transactions, we will have authorized 200,000,000 shares of our common stock (the “Common Stock”), 200,000 shares of Class B Common Stock and 100,000,000 shares of preferred stock, one share of which will be designated “Proportionate Voting Preferred Stock.”
     The UPREIT will have outstanding Common Units and Convertible Preferred Units issued to Pacific Office Contributor and its designees in the Transactions. These units may be exchanged for shares of our Common Stock. We will be obligated to file, one year and nine months following consummation of the Transactions, a registration statement that would allow shares of our Common Stock issued upon exchange of these units to be sold following effectiveness of the registration statement. We anticipate registering at least 51.2 million shares of our Common Stock in this registration statement. The issuance of these shares of our Common Stock could result in a decrease in the market price of our Common Stock.
Shareholders will suffer immediate and substantial dilution.
     Our Common Stock had a net tangible book value per share on December 31, 2006 that is expected to be substantially higher than the pro forma net tangible book value per share of our Common Stock as of December 31, 2006 after the completion of the Transactions. Holders of our Common Stock will incur immediate dilution in net tangible book value.
The Transactions may result in a reduction in per share dividends to holders of our Common Stock after the Transactions, and there can be no assurance of our ability to pay dividends.
     Aside from the Special Dividend and previously paid extraordinary cash dividends, we have routinely paid quarterly cash dividends at the rate of $.10 per share of our Common Stock from 1998 until we agreed to cease paying dividends following declaration of the Special Dividend. However, there can be no assurance that we would be able to maintain our current level of dividends if the Transactions are not consummated. In addition, some of our distributions may include a return of capital.
     Any dividends on our Common Stock following the consummation of the Transactions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our Board of Directors may deem relevant from time to time. In the event that our results of operations do not provide us with sufficient cash to make the payment of dividends appropriate in the discretion of our Board of Directors, we may not pay dividends for a period of time.
We expect to incur significant costs and expenses in connection with the Transactions, which could result in our not realizing some or all of the anticipated benefits of the Transactions.
     We and Pacific Office Contributor are expected to incur significant one-time, pre-tax closing costs in connection with the Transactions. These costs include payments to financial advisors, our external advisor, legal and accounting fees, printing expenses and other related charges incurred and expected to be incurred by both Pacific Office Contributor and us. We expect to incur one-time cash and non-cash costs related to the integration of the Contributed Properties, which cannot be estimated at this time. There can be no assurance that the costs incurred by both of us in connection with the Transactions will not be higher than expected or that the post-Transactions company will not incur additional unanticipated costs and expenses in connection with the Transactions.
Failure to complete the Transactions, or the contribution of any of the Contributed Properties, could subject us to various fees and expenses and could negatively impact the price of our Common Stock and future business and operations.
     It is possible that the Transactions may not be completed. The parties’ obligations to complete the Transactions are subject to the satisfaction or waiver of specified conditions, some of which are beyond the control of the parties. For example, the Transactions are conditioned on the receipt of the required approvals of our shareholders. If these approvals are not received, the Transactions cannot be completed even if all of the other conditions to the Transactions are satisfied or waived. Furthermore, the contribution of each Contributed Property is subject to closing conditions specific to that property. For example, contributions of four of the Contributed Properties are subject to the approvals of certain mortgage lenders holding liens against the Contributed Properties. If these approvals are not received, then the subject Contributed Properties may not be contributed as part of the Transactions. If the Transactions are not completed for any reason, we may be subject to a number of material risks, including the following:
•	We may be required under certain circumstances to pay Pacific Office Contributor a termination fee of $300,000 and reimburse Pacific Office Contributor for up to $500,000 of expenses incurred in trying to complete the Transactions and, in other circumstances, reimburse these expenses as well as pay its expenses in enforcing its rights under the Master Agreement,

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•	The price of our shares of our Common Stock may decline to the extent that the current market price of our shares of our Common Stock reflects a market assumption that the Transactions will be completed, and

•	Each company will have incurred substantial costs related to the Transactions, such as legal, accounting and financial advisor fees, which must be paid even if the Transactions are not completed.
     Further, if the Transactions are terminated and our Board of Directors determines to seek another business combination, there can be no assurance that it will be able to find a transaction comparable to or better than the Transactions. In addition, while the Master Agreement is in effect, subject to specified exceptions, we are prohibited from soliciting, initiating, encouraging or entering into any alternative acquisition transactions, such as a merger, sale of assets or other business combination, with any party other than Pacific Office Contributor.
We will incur substantial expenses and payments if the Transactions do not occur, which could discourage other potential parties from proposing or entering into business combinations with us which might otherwise be desirable to our shareholders.
     We already have incurred substantial expenses in connection with the Transactions. Neither we nor Pacific Office Contributor can assure you that the Transactions will be consummated. The Master Agreement provides for various termination payments and expense reimbursements by us if Pacific Office Contributor terminates the Master Agreement based on our default, or if we elect to pursue a different proposal. These payments may discourage some third party proposals for business combinations that our shareholders may otherwise find desirable to the extent that a potential acquirer would not be willing to assume these payments.
After the Transactions are completed, holders of our Common Stock will have different rights that may be less advantageous than their current rights.
     Differences in our current Charter and Bylaws and the surviving corporation’s Charter and Bylaws after the Merger will result in changes to the rights of our shareholders. Our current shareholders may conclude that their current rights are more advantageous than those they will have as a result of the Transactions. These differences include:
•	Provisions in the surviving corporation’s Charter and Bylaws and Maryland law that might discourage, delay or prevent a change in control

•	The Board of Directors will have authority to issue preferred stock in one or more series, and establish the terms, preferences and rights of any such series of preferred stock, all without shareholder approval

•	The surviving corporation Charter will not require cumulative voting, therefore, it will be more difficult for a shareholder with a significant minority percentage of outstanding shares to elect representatives to our Board of Directors

•	The ability of the Board of Directors, under Maryland law, to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period without shareholder approval

•	The surviving corporation Bylaws opt out of the Maryland Control Share Acquisition statute

•	The surviving corporation Charter prohibits ownership, directly or indirectly, of more than 4.9% in economic value of the aggregate outstanding shares of stock or 4.9% in economic value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock and

•	The surviving corporation Charter requires every shareholder who owns more than 2% of our outstanding stock to give written notice, within thirty (30) days after the end of each taxable year, setting forth such shareholder’s direct and indirect ownership of our stock.

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The consideration given for the Contributed Properties by us in the Transactions may exceed their aggregate fair market value.
     The value of Pacific Office Contributor’s interests in the ten Contributed Properties were determined through negotiation of the Master Agreement based on the history and prospects of the Contributed Properties, the markets in which they are located and the ability of management and business potential following the consummation of the Transactions. The valuations do not bear any direct relationship to the book value of the Contributed Properties. We did not obtain any third-party appraisals for any of the ten Contributed Properties and other assets to be acquired in the Transactions in connection with our negotiation of the Master Agreement. There can be no assurance that the value of the consideration paid by us in the Transactions, through the issuance of Convertible Preferred Units and Common Units in the UPREIT, will not exceed the fair market value of the interests in the property-owning entities and other assets acquired by us in the Transactions. In addition, value was not determined on a property-by-property basis because, in the view of management, the appropriate basis for valuing the Shidler Predecessor is as an ongoing business, rather than as a collection of assets. We did not seek nor did we obtain an opinion of any third party that the Transactions are fair to our shareholders from a financial point of view.
We are assuming liabilities, including unknown liabilities, in the Transactions.
     As part of the Transactions, we will acquire equity interests in the property-owning entities. Our investment will therefore be subject to the existing liabilities of the property-owning entities, including liabilities in connection with the Contributed Properties, some of which may be unknown or unquantifiable at the time. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Transactions, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise.
As a result of the Merger, provisions in our Charter and Bylaws, and Maryland law may delay or prevent our acquisition by a third party, even if such acquisition were in the best interests of our shareholders.
     Certain provisions of Maryland law and our Charter and Bylaws after the Merger could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of us, and may have the effect of entrenching our management and members of our Board of Directors, regardless of their performance. These provisions include the following:
     Removal of directors. Our Charter will provide that any director may be removed from office at any time with cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors. Additionally, a director may be removed with or without cause, if the removal of such director is recommended by our Board pursuant to a resolution approved by at least a majority of the total number of directors, calculated as though there are no vacancies on our Board at the time such resolution is presented to our Board and excluding from such total number the director whose removal is sought, and the removal of such director is approved by the affirmative vote of at least a majority of the votes entitled to be cast by the shareholders generally in the election of directors.
     Limitation on shareholder requested special meetings. Our Bylaws will provide that our shareholders have the right to call a special meeting only upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast by our shareholders at such meeting.
     Advance notice provisions for shareholder nominations and proposals. Our Bylaws generally will require shareholders to notify us not less than 120 days and not more than 150 days prior to the anniversary of the date of mailing of the notice for the previous year’s annual meeting in order to nominate individuals for election as directors at, or to bring other business before, any meeting of our shareholders. This provision will limit the ability of our shareholders to make nominations of individuals for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.
     Exclusive authority of our board to amend our Bylaws. Our Bylaws will provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws or to make new Bylaws. Thus, our shareholders will not be able to effect any changes to any of the provisions of our Bylaws, including the provisions referred to above relating to shareholder requested special meetings and advance notice for shareholder nominations and proposals. These Bylaw provisions will limit the ability of potential acquirers to call a special meeting of shareholders, and to make nominations of individuals for election as directors and to introduce other proposals at meetings of our shareholders.

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     Preferred Stock. Under our Charter, our Board of Directors will have authority to issue preferred stock from time to time in one or more series, and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our shareholders. The terms, preferences and rights of any series of our preferred stock that becomes outstanding may be utilized to create a shareholder rights plan, may be unattractive to a potential acquirer, or may require a separate vote of the holders of such series of preferred stock to effect a change in control or may be superior to the terms, preferences and rights of holders of our Common Stock. Our Board of Directors will also have the power, without shareholder approval, to reclassify any unissued shares of our Common Stock from time to time in one or more classes or series of stock and to amend our Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
     Duties of directors with respect to unsolicited takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any shareholders’ rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the shareholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
     Ownership Limit. Our Charter generally will prohibit any single shareholder, or any group of affiliated shareholders, from beneficially owning more than 4.9% in economic value or number of shares, whichever is more restrictive, of the outstanding shares of our Common Stock or more than 4.9% in economic value of the aggregate of the outstanding shares of all classes and series of our stock unless our Board of Directors waives or modifies this ownership limit. Jay H. Shidler, James C. Reynolds, Matthew J. Root, James R. Ingebritsen, Lawrence J. Taff and their affiliates will be exempt from these ownership limitations. We have also agreed to grant a limited exemption to Phillip and Linda Barkdoll.
     Maryland Business Combination Act. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested shareholder” or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder became an interested shareholder, and thereafter unless specified criteria are met. An interested shareholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our Charter will elect to be governed by the Maryland Business Combination Act, except with regard to any business combination that is executed pursuant to the Master Agreement or any agreement that is executed pursuant to the Master Agreement or to the extent that the interested shareholder is any of the Shidler Principals or their respective affiliates or future associates or any person acting in concert or as a group with any of these named individuals.
     Unsolicited Takeovers. Under certain provisions of Maryland law, as long as a corporation has a class of equity securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and at least three independent directors (both of which we expect to have upon completion of the Transactions), it may elect to be subject to certain statutory provisions which, among other things: (i) automatically classify the members of its board of directors into three classes with staggered terms of office of three years each; and (ii) vest in the board of directors the exclusive power to determine the number of directors and the exclusive power by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws of the corporation provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than until the next annual meeting of directors as would otherwise be the case, and until his or her successor is elected and qualified. The election to be subject to any or all of the foregoing provisions of Maryland law may be made in the charter or bylaws of the corporation or by resolution of the board of directors of the corporation, without shareholder approval. However, our Board of Directors may repeal or modify such a resolution in the future if such repeal or modification is approved by the unanimous vote of our independent directors, and we could then elect to become subject to some or all of the foregoing statutory provisions by resolutions adopted by our Board of Directors.

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Risks Related to Our Business and Properties Following the Transactions
All of our properties will be located in San Diego, Phoenix, and Honolulu, and we will be dependent on the Southern California, Phoenix and Honolulu office markets and economies, and we are therefore susceptible to adverse local regulations and natural disasters in those areas.
     Because all of our properties will be concentrated in San Diego, Phoenix and Honolulu immediately following the Transactions, we will be exposed to greater economic risks than if we owned a more geographically dispersed portfolio. We will be susceptible to adverse developments in the Southern California, Phoenix and Honolulu economic and regulatory environments (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation and other factors) as well as natural disasters that occur in these areas (such as earthquakes, floods and other events). In addition, the State of California is also regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for office space in California. Any adverse developments in the economy or real estate markets in Southern California, Phoenix or Honolulu, or any decrease in demand for office space resulting from the Southern California, Phoenix or Honolulu regulatory or business environments, could adversely impact our financial condition, results of operations, cash flow, the per share trading price of our Common Stock and our ability to satisfy our debt service obligations and to pay dividends to our shareholders.
Our operating performance will be subject to risks associated with the real estate industry.
     Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends, as well as the value of our properties. These events include, but are not limited to:
•	Adverse changes in economic and demographic conditions

•	Vacancies or our inability to rent space on favorable terms

•	Adverse changes in financial conditions of buyers, sellers and tenants of properties

•	Inability to collect rent from tenants

•	Competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds

•	Reductions in the level of demand for office space, and changes in the relative popularity of properties

•	Increases in the supply of office space

•	Fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all

•	Increases in expenses, including insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, and our inability to pass on some or all of these increases to our tenants and

•	Changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 (“ADA”).
     In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties so as to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to our shareholders could be adversely affected. There can be no assurance that we can achieve our economic objectives.

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We will have a substantial amount of indebtedness outstanding on a consolidated basis following the Transactions, which may affect our ability to pay dividends, may expose us to interest rate fluctuation risk and may expose us to the risk of default under our debt obligations.
     As of December 31, 2006, on a pro forma basis, our total consolidated indebtedness would have been substantial. Our joint venture properties are also leveraged and we may incur significant additional debt for various purposes, including the funding of future acquisitions of property. All of this indebtedness has been incurred by the property-owning entities.
     Payments of principal and interest on borrowings may leave our property-owning entities with insufficient cash resources to operate our properties and/or pay distributions to us so that we can make distributions to shareholders currently contemplated or necessary to maintain our REIT qualification. Our substantial outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant other adverse consequences, including the following:
•	Our cash flow may be insufficient to meet our required principal and interest payments

•	We may be unable to borrow additional funds as needed or on favorable terms, which could adversely affect our liquidity for • acquisitions or operations

•	We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness

•	We may be forced to dispose of one or more of our properties, possibly on disadvantageous terms

•	We will be exposed to interest and future interest rate volatility with respect to indebtedness that is variable rate and

•	Any property-owning entity may default on its obligations and the lenders or mortgagees may foreclose on our properties and execute on any collateral that secures their loans.
     If any one of these events were to occur, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and our ability to satisfy our debt service obligations and to pay dividends to our shareholders could be adversely affected. In addition, any foreclosure on our properties could create taxable income without accompanying cash proceeds, which could adversely affect our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code.
We will be subject to risks and liabilities unique to joint venture relationships.
     Two of the Contributed Properties are “joint venture” investments in which we will co-own equity with another investor. Our business plan following the Transactions contemplates further acquisitions of office properties through joint ventures and sales to institutions of partial ownership of the Contributed Properties that are wholly-owned immediately following the Transactions. Real estate is relatively difficult to sell quickly. We may be unable to realize our investment objectives by a sale of equity at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Joint venture investments, involve certain risks, including:
•	co-members or joint venturers may control or share certain approval rights over major decisions

•	co-members or joint venturers may fail to fund their share of any required capital commitments

•	co-members or joint venturers might have economic or other business interests or goals that are inconsistent with our business interests or goals that would affect our ability to operate the property

•	co-members or joint venturers may have the power to act contrary to our instructions and policies, including our current policy with respect to maintaining our qualification as a real estate investment trust

•	joint venture agreements often restrict the transfer of a member’s or joint venturer’s interest or “buy-sell” or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms

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•	disputes between us and our co-members or joint venturers may result in litigation or arbitration that would increase our expenses and divert attention from other elements of our business and result in subjecting the properties owned by the applicable joint venture to additional risk and

•	we may in certain circumstances be liable for the actions of our co-members or joint venturers.
     The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and our ability to pay dividends.
The actual rents we receive for the properties in our portfolio may be less than our asking rents, and we may experience lease roll down from time to time.
     We may be unable to realize our asking rents across the properties in our portfolio because of:
•	Competitive pricing pressure in our submarkets

•	Adverse conditions in the southern California, Phoenix or Honolulu real estate markets

•	General economic downturn and

•	The desirability of our properties compared to other properties in our submarkets.
     In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to achieve our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.
We may be unable to renew leases or lease vacant space.
     As of December 31, 2006, leases representing approximately 16.1% of the 2,770,076 rentable square feet of the Contributed Properties were scheduled to expire in 2007, and an additional approximately 15.5% of the square footage of the properties was available for lease. These leases may not be renewed, or may be re-leased at rental rates equal to or above existing rental rates. Substantial rent abatements, tenant improvements, early termination rights or below-market renewal options may be offered to attract new tenants or retain existing tenants. Accordingly, portions of our properties may remain vacant for extended periods of time. In addition, some existing leases currently provide tenants with options to renew the terms of their leases at rates that are less than the current market rate or to terminate their leases prior to the expiration date thereof. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted.
Potential losses may not be covered by insurance.
     Our business operations in southern California, Phoenix and Honolulu are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters such as earthquakes, tsunamis, hurricanes, volcanoes, wind, floods, landslides, drought and fires. These adverse weather conditions and natural disasters could cause significant damage to the properties in our portfolio, the risk of which is enhanced by the concentration of our properties’ locations. Our insurance may not be adequate to cover business interruption or losses resulting from adverse weather or natural disasters. In addition, our insurance policies include customary deductibles and limitations on recovery. As a result, we may be required to incur significant costs in the event of adverse weather conditions and natural disasters. We may discontinue earthquake or any other insurance coverage on some or all of our properties in the future if the cost of premiums for any of these policies in our judgment exceeds the value of the coverage discounted for the risk of loss.
     Furthermore, we do not carry insurance for certain losses, including, but not limited to, losses caused by certain environmental conditions, such as mold, asbestos or war. In addition, our title insurance policies may not insure for the current aggregate market value of our portfolio, and we do not intend to increase our title insurance coverage as the market value of our portfolio increases. As a result, we may not have sufficient coverage against all losses that we may experience, including from adverse title claims. If we experience a loss that is uninsured or which exceeds policy limits, we could incur significant costs and lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties.

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     In addition, our properties may not be able to be rebuilt to their existing height or size at their existing location under current land-use laws and policies. In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications and otherwise may have to upgrade such property to meet current code requirements.
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.
     When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. The presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise. If we become subject to claims in this regard, it could materially affect us and our insurability for such matters.
Terrorism and other factors affecting demand for our properties could harm our operating results.
     The strength and profitability of our business depends on demand for and the value of our properties. Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war may have a negative impact on our operations. Such terrorist attacks could have an adverse impact on our business even if they are not directed at our properties. In addition, the terrorist attacks of September 11, 2001 have substantially affected the availability and price of insurance coverage for certain types of damages or occurrences, and our insurance policies for terrorism include large deductibles and co-payments. The lack of sufficient insurance for these types of acts could expose us to significant losses and could have a negative impact on our operations.
We face intense competition, which may decrease or prevent increases of the occupancy and rental rates of our properties.
     We compete with a number of developers, owners and operators of office real estate, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. In that case, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to our shareholders may be adversely affected.
Because we will own real property, we will be subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.
     Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site.
     These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. Contamination resulting from any of these substances or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using the property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties may have been impacted by contamination from past operations or from off-site sources. As a result, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.

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     Although most of the Contributed Properties have been subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify certain liabilities, Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the property. Unless required by applicable law, we may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments. Further, these or other environmental studies may not identify all potential environmental liabilities, or that we will not incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.
Compliance with the ADA and fire, safety and other regulations may require us to make unanticipated expenditures that could significantly reduce the cash available for distribution to our shareholders.
     Under the ADA all public accommodations must meet federal requirements related to access and use by disabled persons. Although we believe that the Contributed Properties substantially comply with present requirements of the ADA, we have not conducted an audit or investigation of the Contributed Properties to determine our compliance. If one or more of our Contributed Properties or future properties is not in compliance with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation.
     In addition, our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we were to fail to comply with these various requirements, we might incur governmental fines or private damage awards. We have received representations and warranties from Pacific Office Contributor as to material compliance of the Contributed Properties with applicable regulatory requirements. However, violations may be discovered following the expiration of these representations and warranties and existing requirements will change and future requirements will require us to make significant unanticipated expenditures. If we incur substantial costs to comply with the ADA or any other regulatory requirements, our financial condition, results of operations, cash flow, market price of our Common Stock and our ability to satisfy our debt service obligations and to pay distributions to our shareholders could be adversely affected. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties.
We may be unable to complete acquisitions that would grow our business and, even if consummated, we may fail to successfully integrate and operate acquired properties.
     We plan to acquire additional properties as opportunities arise. Our ability to acquire properties on favorable terms and successfully integrate and operate them is subject to the following significant risks:
•	We may be unable to acquire desired properties because of competition from other real estate investors with better access to less expensive capital, including other real estate operating companies, publicly traded REITs and investment funds

•	We may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations

•	Competition from other potential acquirers may significantly increase purchase prices

•	We may be unable to generate sufficient cash from operations, or obtain the necessary debt or equity financing to consummate an acquisition on favorable terms or at all

•	We may need to spend more than anticipated amounts to make necessary improvements or renovations to acquired properties

•	We may spend significant time and money on potential acquisitions that we do not consummate

•	We may be unable to quickly and efficiently integrate new acquisitions into our existing operations

•	We may suffer higher than expected vacancy rates and/or lower than expected rental rates and

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•	We may acquire properties without any recourse, or with only limited recourse, for liabilities, against the former owners of the properties.
     If we cannot complete property acquisitions on favorable terms, or operate acquired properties to meet our goals or expectations, our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to our shareholders could be adversely affected.
We may be unable to successfully expand our operations into Los Angeles or other new markets in the western United States.
     Each of the risks applicable to our ability to acquire and successfully integrate and operate properties in the markets in which the Contributed Properties are located are also applicable to our ability to acquire and successfully integrate and operate properties in new markets such as Los Angeles. In addition to these risks, we may not possess the same level of familiarity with the dynamics and market conditions of certain new markets that we may enter, which could adversely affect our ability to expand into those markets. We may be unable to build a significant market share or achieve a desired return on our investments in new markets. If we are unsuccessful in expanding into new markets, it could adversely affect our financial condition, results of operations, cash flow, per share trading price of our Common Stock and ability to satisfy our debt service obligations and to pay dividends to our shareholders.
If we default on the ground leases to which three of our properties are subject, our business could be adversely affected.
     Our interests in two of our properties will be ground leasehold interests and 6.6% of the land underlying one additional property is subject to a ground lease. If we default under the terms of these leases, we may be liable for damages and could lose our leasehold interest in the property. If any of these events were to occur, our business and results of operations would be adversely affected.
Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.
     We will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially and we may be unable to fully recover these increased costs from our tenants. If the property taxes we pay increase and we are unable to fully recover these increased costs form our tenants, our cash flow would be impacted, and our ability to pay expected dividends to our shareholders could be adversely affected.
If we fail to develop and maintain an effective system of integrated internal controls following the Transactions, we may not be able to accurately report our financial results.
     In the past, results relating to each of the Contributed Properties have been reported separately. The Contributed Properties have not had uniform account systems and procedures. In addition, in the past, results for the Contributed Properties were not required to be reported on a GAAP basis. In connection with our operation as a public company, the operations of the Contributed Properties and the company must be reported on a consolidated basis under GAAP. Following the consummation of the Transactions, we expect to consolidate our account function and procedures to enable us to report on a consolidated basis under GAAP. If we fail to implement proper internal controls as required to integrate the Contributed Properties and support our growth, we may be unable to comply with financial reporting and control obligations.
Risks Related to Conflicts of Interest and Certain Relationships
There will be various conflicts of interest resulting from the relationships among us, our management, our external advisor and other parties.
     There are conflicts of interest based on the various elements of the Transactions and there is the potential that various conflicts of interest may exist after the Transactions among us, our management, and our post-Transactions external advisor (the “New Advisor”) including:
•	The enforcement by us of our rights under the contribution agreements for the Contributed Properties

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•	Our obligations under the contribution agreements restricting subsequent dispositions and defeasances of the Contributed Properties and indebtedness secured by mortgages on such properties for the tax benefit of Pacific Office Contributor and its affiliates

•	Our granting of an exemption to Jay H. Shidler, James C. Reynolds, Lawrence J. Taff, Matthew J. Root and James R. Ingebritsen (the “Shidler Principals”) and their affiliates from the 4.9% ownership limitation in our Charter

•	Allocation of time by the New Advisor’s senior management team, which also holds economic interests in other public and private real estate ventures and serves as senior management of The Shidler Group, a group of affiliated entities that owns and manages commercial property and is ultimately controlled by Jay H. Shidler, and

•	The enforcement by us of our rights under the Advisory Agreement between us and the New Advisor (the “New Advisory Agreement”).
     These conflicts may result in terms that are more favorable to our management, the New Advisor and/or the New Advisor’s affiliates than would have been obtained on an arm’s length basis, and may operate to the detriment of our shareholders.
Termination of the New Advisory Agreement with the New Advisor may be costly.
     Termination of the New Advisory Agreement with the New Advisor may be difficult and costly. The New Advisory Agreement has a term of ten years. We may terminate the New Advisory Agreement earlier (1) for cause at any time upon the affirmative vote of a majority of our independent directors and (2) without cause. If we terminate without cause, we are required to pay the New Advisor a termination fee equal to $1 million.
We will be substantially controlled by Jay H. Shidler and the other Shidler Principals.
     Jay H. Shidler will be the Chairman of our Board of Directors and Lawrence J. Taff will be our Chief Financial Officer. Jay H. Shidler and entities controlled by the Shidler Principals will beneficially own Common and Convertible Preferred Units in the UPREIT representing approximately 83.83% of our outstanding Common Stock following the Transactions on a fully diluted basis assuming redemption of all the UPREIT units in exchange for shares of our Common Stock. Under certain circumstances, the Common and Convertible Preferred Units are redeemable for cash. The New Advisor will hold the Proportionate Voting Preferred Stock, which entitles it to vote on all matters submitted to a vote of our holders. The New Advisor will agree to cast those votes in respect of the Proportionate Voting Preferred Stock on any matter in direct proportion to votes that are cast by limited partners of the UPREIT holding the partnership units issued in the Transactions. The Proportionate Voting Preferred Stock will represent approximately 94.63% of our voting power immediately following the consummation of the Transactions. In addition, the Shidler Principals intend to purchase 1,000,000 shares of our Common Stock for $5 million which will initially represent approximately 35.07% of our Common Stock. The Shidler Principals and their affiliates will be exempted from the ownership limitations contained in our Charter. Furthermore, even though we will be the general partner of the UPREIT, operations and management control will effectively reside in the New Advisor under the New Advisory Agreement. Therefore, because of their positions with us and the New Advisor and their ability to effectively vote an aggregate of approximately 96.52% of our outstanding voting securities, Jay H. Shidler and the other Shidler Principals will have significant influence over our policies and strategy and the operations and control of our business and the business of the UPREIT. The interests of the Shidler Principals in these matters may conflict with the interests of our other shareholders. As a result, the Shidler Principals could cause us or the UPREIT to take actions that our other shareholders do not support.
Jay H. Shidler and Lawrence J. Taff may compete with us and, therefore, may have conflicts of interest with us.
     Upon consummation of the Transactions, we will enter into Noncompetition Agreements with Jay H. Shidler, who will serve as the Chairman of our Board of Directors and Lawrence J. Taff, who will serve as our Chief Financial Officer following the Transactions. The Noncompetition Agreements for Mr. Shidler and Mr. Taff will prohibit, without our prior written consent, Messrs. Shidler and Taff from investing in certain office properties in any county in which the Contributed Properties are located, in our targeted geographic operating region and in any county in which we own an office property. However, this covenant not to compete will not restrict:
•	Business conducted on our behalf

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•	Investments in which Mr. Shidler or Mr. Taff obtained an interest prior to the Transactions

•	Investments in areas in which we do not own office property at the time of such investment

•	Activities of First Industrial Realty Trust, Inc., Corporate Office Properties Trust and their respective affiliates

•	Investment opportunities considered and rejected by us

•	Activities contemplated by the option to require additional properties that Pacific Office Contributor will grant to us at upon consummation of the Transactions and

•	Investments in any entity as long as Mr. Shidler or Mr. Taff do not own more than 4.9% of the entity and are not actively engaged in the management of such entity.
     It is therefore possible, despite the limitations imposed by their Noncompetition Agreements, that a property in which Messrs. Shidler of Taff, or an affiliate of Messrs. Shidler or Taff, has an interest may compete with us in the future if we were to invest in a property similar in type and in close proximity to that property.
Risks Related to Our Status as a REIT
If we fail to remain qualified as a REIT following the Transactions, we will be subject to taxation as a regular corporation and could face substantial tax liability.
     We presently intend to remain qualified as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, and which are subject to change, potentially with retroactive effect. Even a technical or inadvertent mistake could jeopardize our REIT status. Additionally, we have not obtained an opinion of counsel as to the continued REIT status of the surviving corporation following consummation of the Transactions. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Actions taken by the UPREIT may affect our ongoing satisfaction of these tests.
      If we were to fail to qualify as a REIT in any tax year, then:
•	We would not be required to make distributions to our shareholders

•	We would not be allowed to deduct distributions to our shareholders in computing our taxable income

•	We would be subject to federal income tax at regular corporate rates and

•	Any resulting tax liability could be substantial and could require us to borrow money or sell assets to pay such liability, and would reduce the amount of cash available for distribution to shareholders. Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.
Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.
     Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income. Any of these taxes would decrease the amount of cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may in the future hold some of our assets through taxable subsidiary corporations, which (unlike REITs) are taxed on their taxable income, whether or not distributed.

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Complying with REIT requirements may force us to borrow to make distributions to shareholders.
     As a REIT, we must generally distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders. If we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.
     From time to time, we may generate taxable income greater than our cash flow available for distribution to shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs or diminish our levels of growth.
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our Common Stock.
     At any time, the federal income tax laws governing REITs, or the administrative interpretations of those laws, may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or our shareholders. REIT dividends, with only very limited exceptions, do not qualify for preferential tax rates, which might cause shares of our Common Stock in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our Common Stock.
REIT restrictions on ownership of our Common Stock may delay or prevent our acquisition by a third party, even if an acquisition is in the best interests of our shareholders.
     In order for us to qualify as a REIT, not more than 50% of the value of our outstanding shares of our Common Stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any taxable year.
     Our Charter will provide that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% in economic value or number of shares, whichever is more restrictive, of our outstanding Common Stock. While these restrictions may prevent any five individuals from owning more than 50% of the shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to shareholders or limit the opportunity for shareholders to receive a premium for their shares if an investor makes purchases of shares of our Common Stock to acquire a block of shares of our Common Stock.
ITEM 2. DESCRIPTION OF PROPERTY.
     The Company’s principal offices are located at the offices of Peacock, Hislop, Staley & Given, Inc. (“PHS&G”), 2999 North 44th Street, Suite 100, Phoenix, Arizona, 85018. Messrs. Peacock, Hislop and Staley are officers and/or directors of the Company, and Messrs. Peacock, Hislop and Staley are the shareholders of ALI Advisor, Inc. The Company does not pay for the use of PHS&G’s facilities.
ITEM 3. LEGAL PROCEEDINGS.
     Not applicable.
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     Not applicable.

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PART II

ITEM 5.	MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.
     The Company has two classes of common equity securities, Class A Common Stock and Class B Common Stock. All 100 shares of the Company’s Class B Common Stock were purchased by YSP Holdings, the Company’s sponsor, in connection with the formation of the Company and are currently owned by YSP Holdings. The Company’s Class B Common Stock is not traded on any exchange.
     The Company’s Class A Common Stock is listed for trading on the AMEX. As of March 15, 2007, there were approximately 52 holders of record of the Class A Common Stock. In the Company’s estimation, based upon information available to the Company, there are approximately 1,400 beneficial owners of the Company’s Class A Common Stock. The market price of Class A Common Stock at the close of trading on March 15, 2007 was $8.65 per share.
     The following table sets forth the range of high and low sales prices per share for the Company’s Class A Common Stock, as reported by the AMEX, and cash distributions paid by the Company per share of Class A Common Stock for the periods indicated.

			DIVIDENDS/DISTRIBUTIONS
			DECLARED PER SHARE OF
CALENDAR QUARTER	HIGH	LOW	CLASS A COMMON STOCK (1)(2)
2005
First Quarter	5.65	4.10	0.10
Second Quarter	7.62	4.15	0.10
Third Quarter	6.04	4.62	0.10
Fourth Quarter	5.00	4.23	0.10
2006
First Quarter	4.90	3.20	0.10
Second Quarter	4.90	3.45	0.10
Third Quarter	4.15	3.40	0.10
Fourth Quarter	18.86	3.76	1.00

(1)	See Note 6 to the financial statements included in Item 7.

(2)	The Company’s goal has been to pay distributions of available cash. During the 2006 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 14, 2006 to shareholders of record on March 31, 2006. The second distribution was for $.10 per share and was paid on July 17, 2006 to shareholders of record on July 3, 2006. The third distribution was for $.10 per share and was paid on October 16, 2006 to shareholders of record on October 2, 2006. The fourth distribution was for $1.00 per share and was paid on January 26, 2007 to shareholders of record on January 5, 2007. This fourth distribution was made in an amount and at a time agreed between the Company and Pacific Office Contributor under the Master Agreement. The Company has agreed under the Master Agreement not to declare or pay any further dividends prior to the consummation of the transactions contemplated by the Master Agreement. During the 2005 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2005 to shareholders of record on April 1, 2005. The second distribution was for $.10 per share and was paid on July 15, 2005 to shareholders of record on July 1, 2005. The third distribution was for $.10 per share and was paid on October 14, 2005 to shareholders of record on September 30, 2005. The fourth distribution was for $.10 per share and was paid on January 17, 2006 to shareholders of record on January 3, 2006.

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ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.
     You should read the following discussion together with the financial statements and the related notes included elsewhere in this Report on Form 10-KSB. This discussion contains forward-looking statements that are based on management’s current expectations, estimates and projections about the Company’s business and operations. The Company’s actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those discussed in this Report on Form 10-KSB.
Results of Operations
     Year Ended December 31, 2006 vs. 2005
     The Company had net income of $3,681,459 or $1.99 per share of Class A Common Stock for the year ended December 31, 2006, compared to net income of approximately $39,316 or $.02 per share of Class A Common Stock for the year ended December 31, 2005. The increase in net income for the year ended December 31, 2006 was primarily attributable to the recognition of deferred income on sale of property of $3,567,735. On July 1, 2006, the Company received $1,783,208 from the maker of its mortgage note receivable as a payment to release 80 acres of the 280 acres securing the loan. The Company recorded a gain on real estate sale of $3,567,735, the balance of income deferred at the time that the promissory note was originally received, as the payment received now allows for the treatment of the sale under the full accrual method. In addition, on July 10, 2006, the Company purchased an additional 1.76% interest in its mortgage note receivable for a total consideration of approximately $70,500. This purchase increased the Company’s interest in the mortgage note receivable from 86.47% to 88.23%. Subsequent to December 31, 2006, the Company sold its interest in the note receivable to a related party for $3,411,346, and invested the proceeds from that sale in trading securities.
     The Company’s expenses increased to approximately $323,000 in 2006, as compared to approximately $220,000 in 2005. This increase was the result of a reserve for loss on sale of $105,506, and an increase in professional services of approximately $23,000. The increases in professional services can be attributed to expenses associated with the proposed transaction between the Company and the Pacific Office Contributor, which is described in Item 1 of Part I, above.
     Net cash provided by operating activities in 2006 totaled approximately $181,000 as contrasted to approximately $85,615 in 2005. Net cash provided by investing activities in 2006 and 2005 were approximately $1,262,247 and $2,356,464, respectively. Net cash used for financing activities in 2006 and 2005 were approximately $740,400 and $2,591,000, respectively.
     Year Ended December 31, 2005 vs. 2004
     The Company had net income of approximately $39,316 or $0.02 per share of Class A Common Stock for the year ended December 31, 2005, compared to net income of approximately $1,938,289 or $1.05 per share of Class A Common Stock for the year ended December 31, 2004. The decrease in net income for the year ended December 31, 2005 was primarily attributable to a gain on sale of property of $1,081,262 and income from the sale of an investment in partnership of $817,641 in the prior year.
     The Company’s expenses increased in the aggregate to approximately $220,000 in 2005, as compared to approximately $167,000 in 2004. The increase was the result of an increase of approximately $47,000 in professional services and an increase in general and administration expenses of approximately $17,000. The increases in professional services and general and administration expense can be attributed to expenses associated with compliance with the Sarbanes-Oxley Act of 2002 and professional fees incurred in connection with the development and evaluation of strategic alternatives available to the Company. The increases were partially offset by a $7,000 decrease in advisory fees.
     Net cash provided by operating activities in 2005 totaled approximately $85,600 as contrasted to approximately $2,400 in 2004. Net cash provided by investing activities in 2005 and 2004 were approximately $2,356,464 and $1,685,000 respectively. Net cash used for financing activities in 2005 and 2004 were approximately $2,591,000 and $1,481,000 respectively.
Outlook
     Potential Dissolution. As disclosed in the Company’s prospectus used in connection with the Company’s 1988 initial public offering and in its subsequent annual reports on Form 10-KSB, the Company’s intent at the time of the public offering was to dissolve within approximately eight years after the date of such offering.

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     For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. In the second quarter ended June 30, 2004, we sold our remaining holdings (with the exception of a small .01 acre parcel) of approximately 280 acres related to Loan No. 6.
     In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”) to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. We issued a press release on January 24, 2005 announcing our engagement with PHS&G and the purpose of the engagement. Our Board of Directors believed that PHS&G’s historic relationship with, and long knowledge of, the Company put it in a unique position to assist in determining the best course of action for the Company to take.
     Our engagement of PHS&G has entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of 4% of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     In connection with PHS&G’s receipt of certain offers from interested parties relating to a potential transaction with the Company, our Board met in March 2005 for the purpose of forming a special committee composed of qualified independent directors (the “Special Committee”). The Special Committee was tasked with investigating and negotiating a potential business disposition, liquidation or other strategic transaction regarding the Company. We announced on October 3, 2006 that we had entered into the Master Agreement described above in “Item 1. Description of Business—Proposed Transactions with Pacific Office Contributor”.
Liquidity and Capital Resources
     The Company currently has no commitments for any material capital expenditures and does not anticipate any such expenditures in the foreseeable future.
Dividends
     In 2006, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 14, 2006 to shareholders of record on March 31, 2006. The second distribution was for $.10 per share and was paid on July 17, 2006 to shareholders of record on July 3, 2006. The third distribution was for $.10 per share and was paid on October 16, 2006 to shareholders of record on October 2, 2006. The fourth distribution was for $1.00 per share and was paid on January 26, 2007 to shareholders of record on January 5, 2007. This fourth distribution was made in an amount and at a time agreed between the Company and Pacific Office Contributor under the Master Agreement. The Company has agreed under the Master Agreement not to declare or pay any further dividends prior to the consummation of the transactions contemplated by the Master Agreement.
     During the 2005 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2005 to shareholders of record on April 1, 2005. The second distribution was for $.10 per share and was paid on July 15, 2005 to shareholders of record on July 1, 2005. The third distribution was for $.10 per share and was paid on October 14, 2005 to shareholders of record on September 30, 2005. The fourth distribution was for $.10 per share and was paid on January 17, 2006 to shareholders of record on January 3, 2006.
     In order for the Company to maintain its status as a qualified REIT, it must, among other requirements, pay out in the form of dividends at least 95% of its taxable income (excluding capital gains) to shareholders and must pay taxes at corporate tax rates on capital gains or distribute at least 95% of capital gains as dividends to shareholders. If the Company fails to maintain its status as a REIT, the Company would no longer be entitled to deduct from its federal taxable income (and not pay federal taxes on) dividends paid to shareholders.

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ITEM 7. FINANCIAL STATEMENTS.

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
          Arizona Land Income Corporation:
We have audited the accompanying balance sheet of Arizona Land Income Corporation as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arizona Land Income Corporation as of December 31, 2006, and the results of its operations and cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States.
/s/ EPSTEIN, WEBER & CONOVER, PLC
Scottsdale, Arizona
March 19, 2007

24

ARIZONA LAND INCOME CORPORATION
BALANCE SHEET
DECEMBER 31, 2006

ASSETS:
Cash and cash equivalents	$773,993

Investments
Trading securities	1,800,102
Accrued interest receivable	67,550
Mortgage note receivable (net of reserve for loss on sale)	3,411,346
Land held for sale	55,890

Total investments	5,334,888

TOTAL ASSETS	$6,108,881

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and other liabilities	$25,865
Dividends payable	1,851,025

Total liabilities	1,876,890

STOCKHOLDERS’ EQUITY:
Class A common stock, $.10 stated value, 10,000,000 shares authorized, 1,851,025 shares issued and outstanding	185,103
Class B common stock, $.10 stated value, 10,000 shares authorized, 100 shares issued and outstanding	10
Additional paid-in capital	21,670,997
Distributions in excess of earnings	(17,624,119)

Total stockholders’ equity	4,231,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,108,881

The accompanying notes are an integral part of these financial statements.

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ARIZONA LAND INCOME CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
INCOME:
Interest income on mortgages	$349,954	$325,268
Income on trading securities	94,754	60,152

Total income	444,708	385,420

EXPENSES:
Property taxes	32	8
Professional services	120,795	97,587
Advisory fees to related party	—	10,345
General and administration	61,627	77,045
Director’s fees	34,800	34,800
Reserve for loss	105,506	—

Total expenses	322,760	219,785

INCOME BEFORE GAIN ON SALE OF PROPERTIES AND INCOME TAX EXPENSE	121,948	165,635

GAIN ON SALE OF PROPERTIES, net	3,567,735	—

INCOME BEFORE INCOME TAXES	3,689,683	165,635
INCOME TAXES	8,224	126,319

NET INCOME	$3,681,459	$39,316

NET INCOME PER SHARE:	$1.99	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:	1,851,125	1,851,125

The accompanying notes are an integral part of these financial statements.

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ARIZONA LAND INCOME CORPORATION
STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional	Distributions in
			Paid-in	Excess of
	Shares	Amount	Capital	Earnings	Total
BALANCE, December 31, 2004	1,851,125	$185,113	$21,670,997	$(18,198,148)	$3,657,962
Dividends declared	—	—	—	(740,412)	(740,412)
Net income	—	—	—	39,316	39,316

BALANCE, December 31, 2005	1,851,125	$185,113	$21,670,997	$(18,899,244)	$2,956,866
Dividends declared	—	—	—	(2,406,334)	(2,406,334)
Net income	—	—	—	3,681,459	3,681,459

BALANCE, December 31, 2006	1,851,125	$185,113	$21,670,997	$(17,624,119)	$4,231,991

The accompanying notes are an integral part of these financial statements.

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ARIZONA LAND INCOME CORPORATION
STATEMENTS OF CASH FLOWS FOR THE
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,681,459	$39,316
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of land	(3,567,735)	—
Reserve for loss on sale of note receivable	105,506	—
Changes in assets and liabilities:
(Increase) in trading securities	(18,817)	(9,473)
(Increase) decrease in accrued interest receivable	(25,008)	50,549
Increase in accounts payable and other liabilities	5,637	5,223

Net cash provided by operating activities	181,042	85,615

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of trading securities	(2,499,935)	(3,524,296)
Proceeds from sale of trading securities	2,049,310	5,880,760
Collection of note receivable	1,783,209	—
Investment in note receivable	(70,337)	—

Net cash provided by investing activities	1,262,247	2,356,464

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(740,412)	(2,591,447)

Net cash used for financing activities	(740,412)	(2,591,447)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	702,877	(149,368)
CASH AND CASH EQUIVALENTS, beginning of year	71,116	220,484

CASH AND CASH EQUIVALENTS, end of year	$773,993	$71,116

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared in excess of dividends paid	$1,665,922	$—

Income taxes paid	$8,224	$126,319

The accompanying notes are an integral part of these financial statements.

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ARIZONA LAND INCOME CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
1.	ORGANIZATION AND OPERATIONS
Arizona Land Income Corporation (the “Company”) was incorporated in the State of Arizona on March 10, 1988 as a wholly owned subsidiary of YSP Holdings, Inc. and completed an initial public offering on June 13, 1988. The net proceeds of the initial public offering of $25,808,600 were used to acquire and originate mortgage loans secured by unimproved real property located primarily in the Phoenix, Arizona metropolitan area. The Company has two classes of common stock, Class A and Class B. The Class A shares are listed for trading on the American Stock Exchange.
On October 3, 2006, the Company announced that it had entered into a definitive agreement whereby it would acquire the West Coast office portfolio of POP Venture, LLC, a Delaware limited liability company affiliated with The Shidler Group, and reincorporate in Maryland under the name Pacific Office Properties Trust, Inc. (“Pacific Office Properties”).
Pursuant to the agreement, the ownership interests in up to ten Class A office properties controlled by affiliates of The Shidler Group, located in Honolulu, San Diego and Phoenix, will be contributed to an umbrella partnership (“UPREIT”) to be formed by the Company. Reincorporated as Pacific Office Properties, the Company will be externally managed by an affiliate of The Shidler Group. The transaction, which is comprised of a number of steps, has been approved by the Company’s Board of Directors and is subject to approval by its shareholders and other closing conditions. The transaction is expected to close in the second quarter of 2007.
Under the terms of the agreement, the UPREIT will become the owner of the contributed properties, comprising up to 2.8 million square feet of office space, in exchange for limited partnership interest in the UPREIT. Although the Company’s common stock will remain outstanding, the UPREIT will issue common and preferred partnership interests, which will be exchangeable in the future for shares of the Company’s common stock.
On November 3, 2006, the Company and POP Venture, LLC changed one material term of the agreement, and POP Venture, LLC agreed to increase from $2.79 to $5.00 per share the price at which POP Venture, LLC or affiliates will purchase $5 million of the Company’s common stock.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents: Investments with an original maturity of less than 90 days when purchased are considered cash equivalents. On occasion, the Company may have deposits with financial institutions in excess of governmental insured limits. Deposits in excess of those limits totaled $624,886 at December 31,2006.
Trading Securities: U.S. Treasury Notes and debt securities of other governmental agencies with original maturities of 120 days or more are classified as trading securities upon acquisition and recorded at fair value. Gains and losses are included in income on trading securities in the accompanying statements of operations. Substantially all income from trading securities for the years ended December 31, 2006 and 2005 resulted from interest earned on debt securities. These securities are presented at the amortized cost which approximates market. All of the securities held at December 31, 2006 matured in January 2007.
Mortgage Note Receivable: Mortgage note receivable is presented at its net realizable value in the accompanying balance sheet. It is the Company’s policy to discontinue the accrual of interest for notes in default as of the default date.
Revenue Recognition: Revenue from land sales is recognized in accordance with Statement of Financial Accounting Standards (SFAS) No. 66, Accounting for Sales of Real Estate, which requires that there is a valid sales contract, an adequate down payment, a reasonable likelihood that any related receivable will be collected and that all conditions precedent to the closing have been performed.
Interest income from mortgage notes receivable is recognized using the interest method. Accrual of interest income is suspended when a loan is contractually delinquent for ninety days or more. The accrual is resumed when the loan becomes current, and past-due interest income is recognized at that time. In addition, a detailed review of commercial loans will cause earlier suspension of interest accrual if collection is deemed doubtful. The Company’s mortgage note receivable is not in default at December 31, 2006.

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Income Taxes and REIT Status: The Company has elected treatment as a real estate investment trust (“REIT”) under Internal Revenue Code (“IRC”) Sections 856-860. A REIT is taxed in the same manner as any corporation except that it may deduct certain qualifying distributions made to shareholders and reduce or eliminate any potential income taxes. This distribution deduction must be at least 90% of the REIT’s taxable income. The Company has met the distribution requirement for all years presented, and thus has not recorded any income tax provision in the accompanying statements of operations.
For income tax purposes, certain expenses or reserves for financial reporting purposes are not allowed as current tax deductions. Similarly, the Company may take certain current deductions for tax purposes that are not current expenses for financial reporting purposes. As a result of these differences, taxable income before deductions for dividends paid totaled approximately $1,306,175 and $55,531 in the years ended December 31, 2006 and 2005, respectively. The most significant book/tax difference in the year ended December 31, 2006 is the installment method accounting for the land sale for tax purposes, and the reserve for loss on sale of note receivable. Net operating losses for federal income tax purposes available to offset future taxable income totaled approximately $474,938 at December 31, 2006 and expire through the year ending 2010.
Income Per Common Share: Income per common share is computed based upon the weighted average number of shares of common stock outstanding during the year. There are no stock options, warrants or other common stock equivalents outstanding at December 31, 2006 and 2005.
Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Impairment of Long-lived Assets: The Company assesses long-lived assets for impairment in accordance with the provisions of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that the Company assess the value of a long-lived asset whenever there is an indication that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value. For purposes of these tests, long-lived assets must be grouped with other assets and liabilities for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. No long-lived assets were impaired during the years ended December 31, 2006 and 2005.
Recently Issued Accounting Pronouncements:
In December 2004, the FASB issued a revised Statement 123 (“SFAS 123R”), Accounting for Stock-Based Compensation requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award — usually the vesting period. The effective date for SFAS 123R is as of the first interim period that begins after June 15, 2005. The Company incurred no material impact of implementing this new pronouncement.
In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140 (“FASB No. 156”). FASB No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB No. 156 is effective for years beginning after September 15, 2006. The Company does not believe FASB No. 156 will have a material effect on the Company’s financial statements.
In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48, which is effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company plans on reviewing in detail its tax situation to determine whether there are any uncertain tax positions but does not presently believe that there are any material such matters.

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In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“FASB No. 157”). FASB No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our consolidated financial statements.
In December 2006, the FASB issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the US SEC within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and (2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained. FSP EITF 00-19-2 is effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We do not expect the adoption of FSP EITF 00-19-2 to have a material impact on our consolidated financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities
(“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.
3.	CONCENTRATION OF CREDIT RISK
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of treasury securities and its mortgage note receivable. The Company’s treasury securities are placed with a major bank. The Company’s mortgage note was sold subsequent to December 31, 2006. The Company’s investment policy limits its overall exposure to concentrations of credit risk.
4.	MORTGAGE NOTE RECEIVABLE
The mortgage note receivable which totals $3,516,852 at December 31, 2006 was received as partial consideration for the Company’s sale of the property associated with Loan No. 6. The Company sold its remaining holdings of approximately 280 acres in Maricopa County, Arizona on May 10, 2004. The transaction was effected through cash and a note receivable due from the buyer. The Company’s proportionate share of the net purchase price was approximately $6,822,000. The carrying value of the property was approximately $2,176,000, resulting in a gain of $4,641,000. The Company received cash of $1,588,000 and a note of $5,229,000. The terms of the note are for interest-only monthly installments commencing in June 2004 through May 2009 when the full principal balance becomes due and payable. The face value of the note is $6,300,000 and bears interest at the floating prime lending rate of 8.25% at December 31, 2006. The Company has recorded its proportionate share of the note as a receivable at December 31, 2006. The mortgage receivable is collateralized by the underlying property. Initially, because the mortgage note receivable calls for interest only payments, those scheduled payments did not meet the level annual payment that would

31

be needed to pay the principal and interest on the unpaid balance over 20 years using a fair interest rate. Therefore, a portion of the gain had been deferred using the installment method of accounting. Of the $4,648,000 gain, $3,567,000 was deferred and $1,081,000 was recognized in the year ended December 31, 2004. The deferred gain of $3,567,000 was recognized in the year ended December 31, 2006 due to principal payments on the note being paid in advance of the originally scheduled payment dates. The accelerated payments were sufficient to allow full accrual of the gain under SFAS No. 66.
On July 1, 2006, the Company received $1,783,208 from the maker of its mortgage note receivable as a payment to release 80 acres of the 280 acres securing the loan. The Company recorded a gain on real estate sale of $3,567,735, the balance of deferred income, as the payment received now allows for the treatment of the sale under the full accrual method. In addition, on July 10, 2006, the Company purchased an additional 1.76% interest in its mortgage note receivable for a total consideration of approximately $70,500. This purchase increased the Company’s interest in the mortgage note receivable from 86.47% to 88.23%.
In connection with the sale of the property, the broker agreed to defer payment of 50% of the commission due under the broker’s agreement. There is a note payable to the broker with a face value of $252,000, the Company’s proportionate share of which is $146,527 at December 31, 2006. The promissory note payable has terms identical to that of the mortgage note receivable — interest only at the prime rate and due in full in May 2009. Payments on the note payable are only due from proceeds of the payments from the mortgage note receivable. Because such payments are only due from the proceeds of the mortgage note receivable, the balance of the promissory note payable is netted against the gross balance of the note receivable.
Subsequent to December 31, 2006, the Company sold its interest in the note receivable to a related party for $3,411,346, and invested the proceeds from that sale in trading securities. As of December 31, 2006, the Company recorded a reserve for loss on sale of $105,506.
5.	RELATED PARTY TRANSACTIONS
The Company is a party to the following agreements with affiliates who share common management and directors with the Company:
ALI Advisor Inc. — The Company paid a quarterly advisory fee of 30% of available cash in any quarter in which the cumulative return to investors is in excess of 12.7%. No such fees were paid during the years ended December 31, 2006 and 2005 as the cumulative return requirement was not met. The Company also pays a quarterly servicing fee for servicing loans of 1/16 of 1% of total assets, as defined. In addition, certain other overhead expenses may be paid. Such servicing fees and other overhead costs totaled $0.00 (nil) and $10,345 in the years ended December 31, 2006 and 2005, respectively. The Company terminated the advisory and servicing fee arrangements during 2006.
Peacock, Hislop, Staley & Given, Inc. (“PHS&G”) — The Company utilizes PHS&G on certain investment transactions involving excess cash. The fees paid for these services have historically been immaterial.
Subsequent to December 31, 2006, the Company sold its note receivable to PHS&G for $3,411,346, and invested the proceeds from that sale in trading securities (see Note 4).
Director’s fees totaling $34,800 for each of the years ended December 31, 2006 and 2005 were paid to independent directors for board services.
6.	DIVIDENDS
Dividends on the Company’s Class A common stock for years ended December 31, 2006 and 2005 are as follows:

Date Declared	Per Share	Amount
March 8, 2006	$0.10	$185,103
June 8, 2006	0.10	185,103
September 13, 2006	0.10	185,103
December 1, 2006	1.00	1,851,025

Total 2006	$1.30	$2,406,334

March 22, 2005	$0.10	$185,103
June 2, 2005	0.10	185,103
August 22, 2005	0.10	185,103
November 15, 2005	0.10	185,103

Total 2005	$.40	$740,412

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Approximately 9% and 2% of dividends declared in the years ended December 31, 2006 and 2005, respectively, represented distributions of ordinary taxable income. The remainder represented a return of capital or capital gain income.
7.	LAND HELD FOR SALE
Land held for sale at December 31, 2006 consisted of the following:

		Company’s	Carrying
Loan Number	Property Description	Participation	Value
17	.01 acres —Southwest corner of I-17 and Deer Valley Road, Phoenix, Arizona	100%	$55,890

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
     None.
ITEM 8A.	CONTROLS AND PROCEDURES.
     As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our chief executive officer (“CEO”) and chief financial officer (“CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15 of the Securities Exchange Act of 1934, as amended. Based on this evaluation, our CEO and CFO concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed in our reports that we file with or submit to the Securities and Exchange Commission (“SEC”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. There were no changes in our internal control over financial reporting during the quarter ended December 31, 2006 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.
ITEM 8B.	OTHER INFORMATION.
     None.

33

PART III
ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.
Identification of Directors
     The Company’s Bylaws provide that a majority of the Board of Directors must not be affiliated, directly or indirectly, with the Advisor, and must not perform any other services for the Company, except as a director of the Company (“Unaffiliated Directors”). Certain information regarding each of the Company’s Directors is set forth below.
     Thomas R. Hislop, age 58, has served as Chairman of the Board (and, in that capacity, as CEO) of the Company since September 22, 1988, and as Vice President, CFO and Treasurer of the Company since its inception. Mr. Hislop is Chief Executive Officer and a director of PHS&G, where he has been employed since that company’s inception in 1989. Prior to that date, Mr. Hislop was a director of Young, Smith & Peacock, Inc. (“YSP”), where he was employed from 1967 to 1989.
     Robert L. Blackwell, age 84, has served as an Unaffiliated Director of the Company since May 12, 1992. Mr. Blackwell has extensive experience in managing assets for various trusts, and is currently self-employed as a manager of various trust portfolios. He has been involved with real estate in Arizona for more than twenty-five years. Mr. Blackwell is a native of Kansas. He is a graduate of the University of Kansas and has resided in Arizona since 1957.
     Burton P. Freireich, age 81, has served as an Unaffiliated Director of the Company since September 9, 1991. Mr. Freireich is currently retired. Prior to retirement, Mr. Freireich was an owner of News-Suns Newspaper from 1960 to 1984. Mr. Freireich is a graduate of the University of Illinois and has resided in Arizona since 1950.
     David W. Miller, age 58, has served as an Unaffiliated Director of the Company since March 2004. Mr. Miller served as Secretary of the Company from September 22, 1988 to March 2004. Mr. Miller has served as Managing Director, Chief Financial Officer and Secretary of PHS&G since June 1989. Prior to that date, Mr. Miller served in various capacities with YSP, where he was employed from 1971 until he joined PHS&G.
Identification of Executive Officers
     Officers are elected annually by the Company’s Board of Directors and serve at the discretion of the Board. Information regarding the Company’s current executive officers who are not also Directors of the Company is set forth below.
     Barry W. Peacock, age 69, has served as the Company’s President since its inception in 1988. Mr. Peacock is Chairman of the Board of PHS&G, a position he has held since the inception of that company in June 1989. Mr. Peacock served as a senior executive with YSP Holdings from 1964 until June 1989, and most recently as Managing Director—Municipal Bonds.
     Larry P. Staley, age 64, has served as the Company’s Vice President since its inception in 1988 and as its Secretary since March 2004. Mr. Staley is Vice Chairman of the Board of PHS&G, a position he has held since June 1989. Prior to that date, Mr. Staley served in various capacities with YSP Holdings, where he was employed from 1973 until he joined PHS&G in 1989.
Involvement in Certain Legal Proceedings
     To the best knowledge of the Company, none of the Company’s current directors or executive officers has been involved during the past five years in any legal proceedings required to be disclosed pursuant to Item 401(d) of Regulation S-B.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required for those persons, the Company believes that all directors, executive officers, and greater-than-10% beneficial owners have complied with all Section 16(a) filing requirements applicable to such persons or entities during the 2006 fiscal year.

34

Code of Conduct and Ethics
     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all Company personnel. In addition, the Company’s Board has adopted a Supplemental Code of Ethics applicable to the Company’s Chairman of the Board (who, in that capacity, acts as the Company’s Chief Executive Officer) and the Company’s senior financial and accounting officers. The Company believes that each code substantially conforms with the code of ethics required by the rules and regulations of the Securities and Exchange Commission. The Company will provide a copy of its Code of Business Conduct and Ethics and/or its Supplemental Code of Ethics upon request made by writing to the Company at its principal executive offices at 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.
Procedures for Shareholder Recommendation of Nominees
     The Board of Directors has not established written procedures by which shareholders may nominate candidates for election as directors of the Company. The Board has an unwritten policy under which the Board will consider candidates recommended by shareholders. Any such nomination submitted to the Board must be in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Board to assess his or her qualifications. Nominations may be addressed to the chairman of the Board in care of the Secretary of the Company at the Company’s headquarters address listed on the first page of this proxy statement.
Audit Committee and Audit Committee Financial Expert
     The Company maintains an Audit Committee of the Board of Directors, comprised of the Company’s Unaffiliated Directors, Messrs. Freireich, Blackwell and Miller. The Company’s Board of Directors has determined that all of the Unaffiliated Directors are “independent” under the rules of AMEX, as well as the special standards established by the Securities and Exchange Commission for members of audit committees. The Company’s Board has further determined that Mr. Miller is the independent director who meets the qualifications of an “audit committee financial expert” in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.
ITEM 10. EXECUTIVE COMPENSATION.
Executive Compensation
     The Company has no salaried employees. The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2006, 2005 and 2004, of those persons who were, at December 31, 2006 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company:
Summary Compensation Table

Nonqualified
						Non-Equity	Deferred
Name and						Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total(1)
Thomas R. Hislop	2006	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	The Company has no salaried employees. See “Compensation of Officers and Directors” above. However, under an Advisory Agreement with the Advisor, the Company pays the Advisor a servicing fee for servicing the Company’s First Mortgage Loans. See “Certain Relationships and Related Transactions” set forth elsewhere in this Report on Form 10-KSB. Mr. Hislop is Treasurer, Vice President and a director of the Advisor and functions as its Chief Executive Officer. Mr. Hislop received no salary from the Advisor in 2006 and no servicing fee was paid to Advisor in 2006.

35

Compensation of Directors
     In return for their services as Unaffiliated Directors of the Company, Messrs. Freireich, Blackwell and Miller receive an annual fee of $10,000, a meeting fee of $400 for each meeting of the Board of Directors attended, and a fee of $100 for each meeting of the Board conducted by telephone. Mr. Hislop does not receive compensation for his services as a Director of the Company. The Company reimburses all Directors for expenses incurred in connection with their duties as Directors of the Company.
Director Compensation

					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
Name	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Robert L. Blackwell	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600
Burton P. Freireich	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600
David W. Miller	$11,600	$-0-	$-0-	$-0-	$-0-	$-0-	$11,600

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.
Securities Authorized for Issuance Under Equity Compensation Plans
     None.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of March 15, 2007, certain information concerning beneficial ownership of the Company’s Class A Common Stock by (i) each director, (ii) all of the Company’s directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Company’s Class A Common Stock:

	Amount and Nature of	Percent of Class A
Name	Beneficial Ownership(1)	Common Stock
Directors and Executive Officers:
Thomas R. Hislop (2)	7,700	*
Burton P. Freireich	125,000	6.8%
Robert L. Blackwell (3)	4,000	*
David W. Miller (4)	1,500	*
Barry W. Peacock	0	—
Larry P. Staley (5)	10,000	*
All directors and executive officers as a group (6 persons)	148,200	8.0%

5% Holders:
Phillip and Linda Barkdoll (6)	125,000	6.8%

Unless otherwise noted, the address of each person named in the table is 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.

*	Less than 1%.

(1)	The inclusion herein of any shares of common stock does not constitute an admission of beneficial ownership of such shares, but is included in accordance with rules of the Securities and Exchange Commission.

(2)	Includes 1,500 shares held in retirement accounts; 400 shares held in custodian accounts; 4,800 shares held in The Hislop’s Family Trust dated August 5, 2005 of which Mr. Hislop is co-trustee; and 1,000 shares held in the Carol Cain Trust of which Mr. Hislop is trustee.

(3)	Includes 2,900 shares held in the Robert L. and Beverly Blackwell Family Trust, and 1,100 shares held in Mr. Blackwell’s Individual Retirement Account.

(4)	Includes 500 shares held in a custodial account for Mr. Miller’s daughter for which account Mr. Miller serves as custodian.

(5)	Includes 10,000 shares held in the Staley Family Trust dated July 15, 2005 of which Mr. Staley is co-trustee.

(6)	Shares are held by the Barkdoll Family Trust, of which Mr. and Mrs. Barkdoll are the trustees and sole beneficiaries.

36

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
Transactions With Related Persons
     Mr. Hislop is Vice President, Treasurer and a director of the Advisor. Barry Peacock, the Company’s President, is President, Chief Executive Officer and a director of the Advisor. Larry Staley, the Company’s Vice President, is Secretary and a director of the Advisor. Under the Company’s Advisory Agreement with the Advisor, the Company pays the Advisor a servicing fee for servicing the Company’s first mortgage loans. Messrs. Hislop, Peacock and Staley collectively own all of the issued and outstanding stock of the Advisor. The servicing fee is payable quarterly and equals 1/16 of 1% of (i) the aggregate outstanding loan balance of the first mortgage loans in the Company’s mortgage loan portfolio, and (ii) the recorded value of property acquired by the Company through foreclosure, as of the first day of each fiscal quarter. During 2005, the Company paid the Advisor a servicing fee of $10,345, and during 2006, the Company did pay any servicing fee.
     The Company has also agreed to pay the Advisor an advisory fee for aiding the Company in developing investment policies and analyzing and recommending investments to the Company. The advisory fee is payable in any quarter at the end of which the shareholders’ cumulative return on capital investment as of the end of such quarter exceeds 12.7%. Such advisory fee, when payable, will equal 30% of the Company’s available cash in excess of that necessary to provide shareholders with a cumulative return on capital investment in excess of 12.7%. To date, the Company has not accrued or paid an advisory fee to the Advisor.
     The Company has also agreed to reimburse the Advisor quarterly for other expenses incurred in servicing the Company’s first mortgage loans, such as legal, accounting and transfer agent fees and copying and mailing costs incurred in preparing and mailing periodic reports to shareholders. To date, the Company has not reimbursed the Advisor for any such expenses.
     The Company’s Advisory Agreement with the Advisor expired by its own terms on June 13, 1991. However, the Company and the Advisor have agreed to continue to operate as if the terms and conditions of the Advisory Agreement are still in effect.
     For the past several years, the Company has been liquidating its loan and land holdings and returning capital to its shareholders through regular and special dividends. In January 2005, the Company engaged PHS&G to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives may include a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. The engagement with PHS&G entails an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that will result in enhanced shareholder value. The Company will pay PHS&G a fee of four percent of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     Subsequent to December 31, 2006, the Company sold its mortgage note receivable to PHS&G for $3,411,346 (see Note 4 of Notes to Financial Statements).
Director Independence
     The Company’s Board of Directors has determined that all of the Unaffiliated Directors are “independent” under the rules of AMEX, as well as the special standards established by the Securities and Exchange Commission for small business issuers.

ITEM 13.	EXHIBITS
     The following is a list of the financial statements of Arizona Land Income Corporation included at Item 7 of Part II of this Form 10-KSB.

37

Exhibit No.	Description
3.1	Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3-A to Amendment No. 3 to S - 18 (No. 33-20625).)

3.2	Amended and Restated Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.1
June 13, 1988 Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company. (Incorporated by reference to Exhibit 10.1 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.2	Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell. (Incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.3
Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich. (Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.4
Master Formation and Contribution Agreement dated October 3, 2006 between the registrant and POP Venture, LLC. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on October 3, 2006).

10.5
Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006).

10.6
Second Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on December 11, 2006).

10.7
Third Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on March 29, 2007).

14.2
Arizona Land Income Corporation Supplemental Code of Ethics for Chief Executive Officer and Senior Financial Officers. (Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement filed April 5, 2004.)

24.1	Power of Attorney. (Included on signature page.)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

99.1
Form of Advisory Agreement — Exhibit A to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.1 of the Company’s current report on Form 8-K, filed with the Commission on March 29, 2007.)

99.2
Form of Registration Rights Agreement — Exhibit B to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.3
Form of Articles of Incorporation (including Articles Supplementary) — Exhibit C to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.3 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.4
Form of Bylaws — Exhibit D to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.4 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

38

Exhibit No.	Description
99.5
Form of Certificate of Formation of Pacific Office Properties, L.P. — Exhibit F to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.6 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.6
Form of Limited Partnership Agreement of Pacific Office Properties, L.P. — Exhibit E to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on March 29, 2007.)

99.7
Form of Non-Competition Agreement — Exhibit G to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on December 11, 2006.)

(b) Reports on Form 8-K
     None.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.
     The following table presents fees billed for professional services rendered by Epstein, Weber & Conover, P.L.C., the Company’s independent auditor, for the fiscal years ended December 31, 2006 and 2005 respectively.

CATEGORY	2006	2005
Audit Fees	$17,925	$18,310
Audit-Related Fees	0	0
Tax Fees	3,980	9,315
All other fees	0	0

Total	$21,905	$27,625

     The tax fees set forth in the above table, which were approved in advance by the Company’s Audit Committee, include tax compliance services provided in relation to U.S. federal, state and local taxes. The policy of the Company’s Audit Committee is to approve expenditures for audit or non-audit services at the time such services are proposed.

39

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized, this 2 day of April, 2007.

ARIZONA LAND INCOME CORPORATION
By:	/s/ Thomas R. Hislop
Thomas R. Hislop
Chairman of the Board, Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry W. Peacock and Thomas R. Hislop, and any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this report on Form 10-KSB has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry W. Peacock	President	April 2, 2007
Barry W. Peacock

/s/ Thomas R. Hislop	Chairman of the Board, Vice President, Chief Financial Officer and Treasurer	April 2, 2007
Thomas R. Hislop	(Principal Executive Officer and Principal Financial Officer)

/s/ Robert Blackwell	Unaffiliated Director	April 2, 2007
Robert Blackwell

/s/ Burton P. Freireich	Unaffiliated Director	April 2, 2007
Burton P. Freireich

/s/ David W. Miller	Unaffiliated Director	April 2, 2007
David W. Miller

40

Exhibit Index

Exhibit No.	Description
3.1	Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3-A to Amendment No. 3 to S-18 (No. 33-20625).)

3.2	Amended and Restated Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.1	June 13, 1988 Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company. (Incorporated by reference to Exhibit 10.1 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.2	Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell. (Incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.3	Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich. (Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.4	Master Formation and Contribution Agreement dated October 3, 2006 between the registrant and POP Venture, LLC. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on October 3, 2006).

10.5	Amendment and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006).

10.6	Second Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on December 11, 2006).

10.7	Third Amendment to Master Formation and Contribution Agreement, dated December 7, 2006, between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on March 29, 2007).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

99.1	Form of Advisory Agreement — Exhibit A to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of March 29, 2007, between the Company and POP. (Incorporated by reference to Exhibit 99.1 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.2	Form of Registration Rights Agreement — Exhibit B to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.3	Form of Articles of Incorporation (including Articles Supplementary) — Exhibit C to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.3 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.4	Form of Bylaws — Exhibit D to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.4 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

99.5	Form of Certificate of Formation of Pacific Office Properties, L.P. — Exhibit F to the Amended and Exhibit Acknowledgement to Master Formation and Contribution Agreement, dated as of November 2, 2006, between the Company and POP. (Incorporated by reference to Exhibit 99.6 of the Company’s current report on Form 8-K, filed with the Commission on November 6, 2006.)

41

Exhibit No.	Description

99.6	Form of Limited Partnership Agreement of Pacific Office Properties, L.P. — Exhibit E to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor. (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on March 29, 2007.)

99.7	Form of Non-Competition Agreement — Exhibit G to the Master Formation and Contribution Agreement, dated as of October 3, 2006, as amended between the Company and Pacific Office Contributor (Incorporated by reference to Exhibit 99.2 of the Company’s current report on Form 8-K, filed with the Commission on December 11, 2006.).

42

Exhibit 31.1
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Arizona Land Income Corporation;
2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: April 2, 2007.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer

Exhibit 31.2
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Arizona Land Income Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(g) for the registrant and have:
a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: April 2, 2007.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Financial Officer

Exhibit 32.1
CERTIFICATION
     In connection with the annual report of Arizona Land Income Corporation (the “Company”) on Form 10-KSB for the year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas R. Hislop, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer Chief Financial Officer Arizona Land Income Corporation April 2, 2007

A signed original of this written statement required by Section 906 has been provided to Arizona Land Income Corporation and will be retained by Arizona Land Income Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies this Annual Report on Form 10-KSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Explanatory Note: The following material is being provided pursuant to Note D.4. of Schedule 14A because it is incorporated by reference into the foregoing proxy statement.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2005
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission File Number 1-9900

ARIZONA LAND INCOME CORPORATION
(Exact name of small business issuer in its charter)

Arizona (State or other jurisdiction of	86-0602478 (I.R.S. Employer
incorporation or organization)	Identification No.)
2999 North 44th Street, Suite 100
Phoenix, Arizona 85018
(Address of principal executive offices) (Zip Code)
Issuer’s telephone number, including area code: (602) 952-6800

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which registered

Class A Common Stock, no par value	American Stock Exchange
Securities registered under Section 12(g) of the Exchange Act:
None
(Title of Class)
     Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.    ☐
     Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes    ☑    No    ☐
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.):    Yes    ☐    No    ☑
     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.    ☑
     The issuer’s revenues for the fiscal year ended December 31, 2005 were $385,000.
     The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing price of the registrant’s Class A Common Stock as reported by the American Stock Exchange on March 15, 2006, was approximately $6,500,000. Shares of voting stock held by each executive officer and director and by each person who owns 5% or more of the outstanding voting stock have been excluded in that such persons may be deemed affiliates. This determination of affiliate status is not necessarily conclusive.
APPLICABLE ONLY TO CORPORATE REGISTRANTS
     State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

1,851,025	shares of Class A Common Stock outstanding on March 15, 2006

100	shares of Class B Common Stock outstanding on March 15, 2006
DOCUMENTS INCORPORATED BY REFERENCE
     Not applicable.
     Transitional Small Business Disclosure Format (check one):    Yes    ☐    No    ☑

PART I
ITEM 1. DESCRIPTION OF BUSINESS.
     Background. Arizona Land Income Corporation (the “Company”) is a real estate investment trust organized as an Arizona corporation on March 10, 1988. On that same date, the Company issued 100 shares of its Class B Common Stock to YSP Holdings, Inc. (“YSP Holdings”), the Company’s sponsor, in return for an initial capital contribution of $1,000. Operations of the Company commenced on June 13, 1988, the date on which the Company completed its initial public offering.
     In June 1988, the Company began investing in first mortgage loans on unimproved real property located primarily in the metropolitan Phoenix area. Such loans included mortgage loans secured or collateralized by first mortgages, first deeds of trust and real property subject to agreements for sale and subdivision trusts (“First Mortgage Loans”). From its inception until December 31, 1991, the Company purchased interests totaling $34,120,000 in twenty First Mortgage Loans. Since January 1, 1992, the Company has purchased only two First Mortgage Loans, and has had to institute foreclosure proceedings with respect to certain properties securing other First Mortgage Loans. See “Investment Objectives and Criteria” below. See also Note 4 to the financial statements included in Item 7 for additional information concerning the Company’s First Mortgage Loans. The Company has not identified any opportunities to make new loans; therefore, in the event of a loan maturity or sale of property, the Company currently intends to distribute the proceeds, beyond what is needed for day-to-day operations of the Company, to its shareholders.
     The Company’s goal has been to pay distributions of available cash to shareholders and to preserve and protect shareholders’ net capital investment. The Company pays extraordinary cash distributions to its shareholders when such distributions are warranted based upon the Company’s cash reserves at the time of the distribution as well as the Company’s projected need for operating capital. During the 2005 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2005 to shareholders of record on April 1, 2005. The second distribution was for $.10 per share and was paid on July 15, 2005 to shareholders of record on July 1, 2005. The third distribution was for $.10 per share and was paid on October 14, 2005 to shareholders of record on September 30, 2005. The fourth distribution was for $.10 per share and was paid on January 17, 2006 to shareholders of record on January 3, 2006.
     Outlook. As disclosed in the prospectus used in connection with our 1988 initial public offering, our intent at the time of the public offering was to dissolve within approximately eight years after the date of such offering.
     For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. In the second quarter ended June 30, 2004, we sold our remaining holdings (with the exception of a small .01 acre parcel) of approximately 280 acres related to Loan No. 6.
     In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”), to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. We issued a press release on January 24, 2005 announcing our engagement of PHS&G and the purpose of the engagement. Our Board of Directors believed that PHS&G’s historic relationship with, and long knowledge of, the Company put it in a unique position to assist in determining the best course of action for the Company to take.
     Our engagement of PHS&G entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of four percent of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     In connection with PHS&G’s receipt of certain offers from interested parties relating to a potential transaction with the Company, our Board met in March 2005 for the purpose of forming a special committee composed of qualified independent directors (the “Special Committee”). The Special Committee was tasked with investigating and negotiating a potential business disposition, liquidation or other strategic transaction regarding the Company. We issued a press release on March 28, 2005 announcing that we would postpone the date of our 2005 annual meeting of shareholders to allow management and the Board additional time to consider strategic alternatives available to the Company. In connection with the postponement, our Board amended the Company’s Bylaws to give the Board discretionary authority to determine the date and time of our annual meeting of shareholders and to allow the board to postpone any previously scheduled annual meeting of shareholders.
     The Special Committee developed a set of criteria for any proposed strategic transaction to meet in order to be considered for a positive recommendation to the Company’s shareholders. The criteria were as follows:
•	an acknowledgment that the cash held by the Company immediately prior to closing any proposed recapitalization and management change will be paid out to current Company shareholders in the form of a dividend;

•	an understanding that the proposed new management or advisor will purchase for cash or with acceptable assets new Company shares at: (i) a premium to the then book value per share, as determined in accordance with generally accepted accounting principles and not reflecting a discounted value of the note receivable held by the Company; (ii) in an amount such that the total premium to book value is at least $500,000; and (iii) the total proceeds not be less than $1 million;

•	the proposed new management or advisor will have demonstrated experience in the real estate or REIT industry in general and/or experience managing the asset class described in the proposed business plan;

•	the proposed new management or advisor will be able to demonstrate to the satisfaction of the Special Committee the capability to provide or raise the capital necessary to finance the proposed business plan; and

•	any consideration paid directly to Company shareholders to acquire any of their shares be paid in cash.
     PHS&G contacted over 50 possible candidates and ultimately recommended that discussions continue with three potential acquirers. Two of these candidates withdrew when they were apprised of the criteria the Special Committee required. The final candidate entered into a meaningful discussion to formulate a final letter of intent. Ultimately, discussions were terminated when it became apparent that the candidate could not fund the acquisition in a manner acceptable to the Special Committee.
     To date, our Board of Directors has not received a credible proposal relating to a potential transaction and we have paid no fees to PHS&G.
     In light of the Special Committee’s findings, it is the Board’s intention to work toward the ultimate dissolution of the Company and liquidation of its assets. Nevertheless, our Board of Directors retains the discretion to indefinitely continue the operations of the Company if it determines that such continuation is in the best interest of the Company and its shareholders.

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     While our Board intends to work toward liquidation, we have secured an agreement with PHS&G to continue to review any and all proposals regarding an acquisition of the Company by a third party or any other strategic transaction that could enhance shareholder value. Under our agreement with PHS&G, we will pay no fees to PHS&G unless and until an offer is accepted and the deal has closed.
     Qualification as a Real Estate Investment Trust. The Company has qualified for real estate investment trust (“REIT”) status for all tax years since its inception, and management and the Company’s Board of Directors believe that the Company has completed the necessary steps to permit the Company to continue, if it so chooses, REIT status for the tax year ended December 31, 2005. REIT status allows the Company to deduct from its federal taxable income (and not pay taxes upon) qualified dividends paid to its shareholders. See Item 6—Management’s Discussion and Analysis or Plan of Operation.
     Generally, if the Company is to maintain its REIT status, it must meet a series of qualifications including: (i) restricting its investments principally to assets that produce interest from mortgage loans collateralized by real estate or that produce real property rental income; (ii) paying out at least 90% of its taxable income (excluding capital gains) to its shareholders; (iii) paying taxes at corporate tax rates on capital gains or distributing capital gains as dividends to its shareholders; (iv) holding less than 10% of the voting securities of any single issuer; and (v) having an independent manager or advisor for its assets. If the Company fails to maintain its status as a REIT, the Company would not be entitled to deduct from its federal taxable income dividends paid to shareholders.
     Investment Objectives and Criteria. In evaluating potential investments, the Company has historically considered such factors as: (i) the borrower’s cash investment in the real property securing the First Mortgage Loan; (ii) the loan-to-value ratio of the First Mortgage Loan; (iii) the maturity date of the First Mortgage Loan; (iv) the appraised value, if any, or past purchase prices of the real property securing the First Mortgage Loan; (v) the existence, if any, of significant debt junior to the first lien; (vi) the potential that the real property will appreciate in value; (vii) the identity, financial strength and payment history, if any, of the borrower under the First Mortgage Loan; (viii) the growth, tax and regulatory environment of the communities in which the properties are or will be located; (ix) the location and condition of the real property; (x) the supply of, and demand for, properties of similar type in the vicinity; (xi) the prospects for liquidity through the sale or foreclosure of the real property; and (xii) such other factors that become relevant in the course of the Company’s evaluation process.
     The Company’s historical investment objective was to locate First Mortgage Loans that satisfied the foregoing investment criteria. Due to generally poor economic conditions in Arizona and in metropolitan Phoenix during the early 1990s, the Company did not acquire any additional First Mortgage Loans from 1989 until 1998 (other than refinancing or restructuring of existing First Mortgage Loans). The Company received a First Mortgage Loan of approximately $5,230,000 as a result of a sale of real property in 2004.
     The Company has not identified any opportunities to make new loans; therefore, in the event of a loan maturity or sale of property, the Company currently intends to distribute the proceeds, beyond what is needed for day-to-day operations of the Company, to its shareholders.
     Management Arrangements. The Company has no employees. The Company’s affairs are managed by its non-salaried officers under the supervision of its Board of Directors. The Company and ALI Advisor, Inc. (the “Advisor”) entered into an advisory and servicing agreement (the “Advisory Agreement”) at the time of the Company’s incorporation. The Advisory Agreement has expired by its own terms; however, the Company and the Advisor have agreed to continue to operate as if the terms and conditions of the Advisory Agreement are still in effect.
     Pursuant to the Advisor’s agreement with the Company, the Advisor is authorized to: (i) purchase First Mortgage Loans, subject to review and ratification by the Company’s Board of Directors; (ii) serve as the exclusive investment and financial advisor and provide research, economic and statistical data in connection with investments and financial policies; (iii) investigate, select and conduct relations with accountants, attorneys, brokers, investors, and others as necessary; (iv) maintain bank accounts and records deemed appropriate or requested by the Company’s Board; (v) perform or obtain accounting and other services; (vi) collect and remit principal and interest payments due on the First Mortgage Loans; and (vii) perform such other services as set forth in the Advisory Agreement.
     The Company has agreed to pay the Advisor a servicing fee for servicing the Company’s First Mortgage Loans. The servicing fee is payable quarterly and equals 1/16 of 1% of the sum of (i) the aggregate outstanding loan balance of the First Mortgage Loans in the Company’s mortgage loan portfolio, and (ii) the recorded value of property acquired by the Company through foreclosure, as of the first day of each fiscal quarter. During 2005 and 2004, the Company paid the Advisor a servicing fee of approximately $10,345 and $17,437 respectively.
     The Company also agreed to pay the Advisor a management fee for assisting the Company in developing investment policies and analyzing and recommending investments to the Company. The management fee will be paid for each quarter the shareholders’ cumulative return on capital investment as of the end of such quarter exceeds 12.7%, and will equal 30% of the Company’s available cash in excess of that necessary to provide shareholders with a cumulative return on capital investment in excess of 12.7%. The Company did not accrue or pay a management fee to the Advisor in 2005 or 2004.
     The Company also agreed to reimburse the Advisor quarterly for other expenses incurred in servicing the Company’s First Mortgage Loans, such as legal, accounting and transfer agent fees and copying and mailing costs incurred in preparing and mailing periodic reports to shareholders. The Company did not reimburse the Advisor for any such expenses in 2005 or 2004.
     2004 Land Sales. In the second quarter ended June 30, 2004, the Company sold its remaining holdings (with the exception of a small .01 acre parcel described in Note 8 to the financial statements) of approximately 280 acres in Maricopa County, Arizona associated with Loan No. 6. The transaction was effected through cash and a note receivable due from the buyer. The Company’s proportionate share of the net purchase price (given the Company’s 86.47% participation in Loan No. 6) was approximately $6,824,000. The carrying value of the property was approximately $2,176,000, resulting in a gain of $4,648,000. The Company received cash of $1,588,000 and a note of $5,229,000. Because the mortgage note receivable calls for interest only payments, those scheduled payments do not meet the level annual payment that would be needed to pay the principal and interest on the unpaid balance over 20 years using a fair interest rate. Therefore, a portion of the gain has been deferred using the installment method of accounting. Of the $4,648,000 gain, $3,567,000 has been deferred and $1,081,000 was recognized in the year ended December 31, 2004. No further gain will be recognized until principal balances of the note are paid, which are not scheduled until the maturity date of May 2009. The deferred gain is recorded in the accompanying balance sheet at December 31, 2005 as a contra balance against the mortgage note receivable. The terms of the note are for interest-only monthly installments commencing June 2004 through May 2009 when the full principal balance becomes due and payable. The note bears interest at the floating prime lending rate. The mortgage receivable is collateralized by the underlying property.
     In connection with the sale of the property, the broker agreed to defer payment of 50% of the commission due under the broker’s agreement. There is a note payable to the broker with a face value of $252,000, the Company’s proportionate share of which is $218,000 at December 31, 2005. The promissory note payable has terms identical to that of the mortgage note receivable. It calls for interest only payments at the prime rate and is due in full in May 2009. Payments on the note payable are due only from proceeds of the payments from the mortgage note receivable. As a result, the balance of the promissory note payable is netted against the gross balance of the note receivable.
     During the fourth quarter ended December 31, 2004, the Company received a distribution in the amount of $1,169,126 from Pinnacle Peak Office/Resort Investors, LP upon the sale by the limited partnership of certain real properties. This distribution represented the Company’s partnership interest in the limited partnership. The Company anticipates that any further distributions from this entity will be minimal.
Note Regarding Forward-Looking Statements
     Our disclosure and analysis in this Report on Form 10-KSB contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which include information relating to future events, future financial performance, strategies, expectations, risks and uncertainties. From time to time, we

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also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; statements regarding strategic transactions such as mergers or acquisitions or a possible dissolution of the Company; and statements of management’s goals and objectives and other similar expressions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “believe,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “plan,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” and similar expressions, as well as statements in future tense, identify forward-looking statements.
     We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.
     We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-QSB and 8-K reports to the Securities and Exchange Commission.
ITEM 2. DESCRIPTION OF PROPERTY.
     The Company’s principal offices are located at the offices of Peacock, Hislop, Staley & Given, Inc. (“PHS&G”), 2999 North 44th Street, Suite 100, Phoenix, Arizona, 85018. Messrs. Peacock, Hislop and Staley are officers and/or directors of the Company, and Messrs. Peacock, Hislop and Staley are the shareholders of ALI Advisor, Inc. The Company does not pay for the use of PHS&G’s facilities.
ITEM 3. LEGAL PROCEEDINGS.
     Not applicable.
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     The Company held its 2005 Annual Meeting of Shareholders on December 16, 2005. Thomas Hislop, Burton Freireich, Robert Blackwell and David Miller were elected directors of the Company at the 2005 Annual Meeting. Tabulation of the voting was as follows:.

Directors:	Votes For	Votes Withheld	Broker Nonvotes
Thomas Hislop	1,694,627	21,530	—
Burton Freireich	1,697,970	17,587	—
Robert Blackwell	1,698,162	17,395	—
David Miller	1,693,964	21,593	—

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PART II
ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.
     The Company has two classes of common equity securities, Class A Common Stock and Class B Common Stock. All 100 shares of the Company’s Class B Common Stock were purchased by YSP Holdings, the Company’s sponsor, in connection with the formation of the Company and are currently owned by YSP Holdings. The Company’s Class B Common Stock is not traded on any exchange.
     The Company’s Class A Common Stock is listed for trading on the American Stock Exchange (“AMEX”). As of March 15, 2006, there were approximately 52 holders of record of the Class A Common Stock. In the Company’s estimation, based upon information available to the Company, there are approximately 1,487 beneficial owners of the Company’s Class A Common Stock. The market price of Class A Common Stock at the close of trading on March 15, 2006 was $4.44 per share.
     On March 15, 1994, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A Common Stock in open market transactions. Since authorizing the repurchase of shares of Common Stock, the Company has repurchased 758,975 shares of Class A Common Stock. The Company did not purchase any shares during the 2005 fiscal year. The Company intends to continue to periodically make open market purchases of its Class A Common Stock.
     The following table sets forth the range of high and low sales prices per share for the Company’s Class A Common Stock, as reported by the American Stock Exchange, and cash distributions paid by the Company per share of Class A Common Stock for the periods indicated.

			DIVIDENDS/DISTRIBUTIONS
			DECLARED PER SHARE OF
CALENDAR QUARTER	HIGH	LOW	CLASS A COMMON STOCK (1)(2)
2004
First Quarter	5.10	4.25	0.10
Second Quarter	4.96	4.50	0.10
Third Quarter	5.75	4.55	0.10
Fourth Quarter	9.05	5.03	1.10
2005
First Quarter	5.65	4.10	0.10
Second Quarter	7.62	4.15	0.10
Third Quarter	6.04	4.62	0.10
Fourth Quarter	5.00	4.23	0.10

(1)	See Note 7 to the financial statements included in Item 7.

(2)	The Company pays extraordinary cash distributions to its shareholders when such distributions are warranted based upon the Company’s cash reserves at the time of the distribution as well as the Company’s projected need for operating capital. During 2005, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2005 to shareholders of record on April 1, 2005. The second distribution was for $.10 per share and was paid on July 15, 2005 to shareholders of record on July 1, 2005. The third distribution was for $.10 per share and was paid on October 14, 2005 to shareholders of record on September 30, 2005. The fourth distribution was for $.10 per share and was paid on January 17, 2006 to shareholders of record on January 3, 2006.
ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.
     You should read the following discussion together with the financial statements and the related notes included elsewhere in this Report on Form 10-KSB. This discussion contains forward-looking statements that are based on management’s current expectations, estimates and projections about the Company’s business and operations. The Company’s actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those discussed in this Report on Form 10-KSB.
Results of Operations
     Year Ended December 31, 2005 vs. 2004
     The Company had net income of approximately $39,316 or $0.02 per share of Class A Common Stock for the year ended December 31, 2005, compared to net income of approximately $1,938,289 or $1.05 per share of Class A Common Stock for the year ended December 31, 2004. The decrease in net income for the year ended December 31, 2005 was primarily attributable to a gain on sale of property of $1,081,262 and income from the sale of an investment in partnership of $817,641 in the prior year.
     The Company’s expenses increased in the aggregate to approximately $220,000 in 2005, as compared to approximately $167,000 in 2004. This increase was the result of an increase of approximately $47,000 in professional services and an increase in general and administration expenses of approximately $17,000. The increases in professional services and general and administration expenses can be attributed to expenses associated with compliance with the Sarbanes-Oxley Act of 2002 and professional fees incurred in connection with the development and evaluation of strategic alternatives available to the Company. These increases were partially offset by a $7,000 decrease in advisory fees.
     Net cash provided by operating activities in 2005 totaled approximately $85,600 as contrasted to approximately $2,400 in 2004. Net cash provided by investing activities in 2005 and 2004 were approximately $2,356,464 and $1,685,000, respectively. Net cash used for financing activities in 2005 and 2004 were approximately $2,591,000 and $1,481,000, respectively.
     Year Ended December 31, 2004 vs. 2003.
     The Company had net income of approximately $1,938,289 or $1.05 per share of Class A Common Stock, for the year ended December 31, 2004, compared to net income of approximately $1,044,246 or $.56 per share of Class A Common Stock, for the year ended December 31, 2003. The increase in net income for the year ended in December 31, 2004 was primarily attributable to gains on sale of land and gains on the sale of investments in partnership and was offset by a modest increase

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of approximately $6,000 in expenses. Interest income on mortgages increased by approximately $110,000, and income on trading securities increased by approximately $32,000. These increases are attributable to a new mortgage received by the Company on its sale of the property associated with Loan No. 6 and additional funds available to invest in trading securities as a result of the referenced sale.
     The Company’s expenses increased in the aggregate to approximately $167,000 in 2004, compared to approximately $161,000 in 2003. This increase was the result of an increase of approximately $8,000 in professional services, an increase in general and administration expenses of approximately $12,000, and an increase in Directors’ fees of approximately $14,000. In 2003, the Company recorded a nonrecurring bad debt expense of $25,285. The increases in professional services, general and administration, and Directors’ fees can be attributed to expenses associated with compliance to the Sarbanes-Oxley Act of 2002.
     Net cash provided by operating activities in 2004 totaled approximately $2,400 as contrasted to cash used in operating activities in 2003 of approximately $1,146,000. Net cash provided by investing activities in 2004 and 2003 were approximately $1,685,000 and $2,243,000 respectively. Net cash used for financing activities in 2004 and 2003 were approximately $1,480,000 and $1,203,000 respectively.
Outlook
     Potential Dissolution. As disclosed in the Company’s prospectus used in connection with its 1988 initial public offering and in its subsequent annual reports on Form 10-KSB, the Company’s intent at the time of the public offering was to dissolve within approximately eight years after the date of such offering.
     For the past several years, we have been liquidating our loan and land holdings and returning capital to our shareholders through regular and special dividends. In the second quarter ended June 30, 2004, we sold our remaining holdings (with the exception of a small .01 acre parcel) of approximately 280 acres related to Loan No. 6.
     In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”) to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. We issued a press release on January 24, 2005 announcing our engagement of PHS&G and the purpose of the engagement. Our Board of Directors believed that PHS&G’s historic relationship with, and long knowledge of, the Company put it in a unique position to assist in determining the best course of action for the Company to take.
     Our engagement of PHS&G entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of 4% of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts.
     In connection with PHS&G’s receipt of certain offers from interested parties relating to a potential transaction with the Company, our Board met in March 2005 for the purpose of forming a special committee composed of qualified independent directors (the “Special Committee”). The Special Committee was tasked with investigating and negotiating a potential business disposition, liquidation or other strategic transaction regarding the Company. We issued a press release on March 28, 2005 announcing that we would postpone the date of our 2005 annual meeting of shareholders to allow management and the Board additional time to consider strategic alternatives available to the Company. In connection with the postponement, our Board amended the Company’s Bylaws to give the Board discretionary authority to determine the date and time of our annual meeting of shareholders and to allow the board to postpone any previously scheduled annual meeting of shareholders.
     The Special Committee developed a set of criteria for any proposed strategic transaction to meet in order to be considered for a positive recommendation to the Company’s shareholders. The criteria were as follows:
•	an acknowledgment that the cash held by the Company immediately prior to closing any proposed recapitalization and management change will be paid out to current Company shareholders in the form of a dividend;

•	an understanding that the proposed new management or advisor will purchase for cash or with acceptable assets new Company shares at: (i) a premium to the then book value per share, as determined in accordance with generally accepted accounting principles and not reflecting a discounted value of the note receivable held by the Company; (ii) in an amount such that the total premium to book value is at least $500,000; and (iii) the total proceeds not be less than $1 million;

•	the proposed new management or advisor will have demonstrated experience in the real estate or REIT industry in general and/or experience managing the asset class described in the proposed business plan;

•	the proposed new management or advisor will be able to demonstrate to the satisfaction of the Special Committee the capability to provide or raise the capital necessary to finance the proposed business plan; and

•	any consideration paid directly to Company shareholders to acquire any of their shares be paid in cash.
     PHS&G contacted over 50 possible candidates and ultimately recommended that discussions continue with three potential acquirers. Two of these candidates withdrew when they were apprised of the criteria the Special Committee required. The final candidate entered into a meaningful discussion to formulate a final letter of intent. Ultimately, discussions were terminated when it became apparent that the candidate could not fund the acquisition in a manner acceptable to the Special Committee.
     To date, our Board of Directors has not received a credible proposal relating to a potential transaction and we have paid no fees to PHS&G.
     In light of the Special Committee’s findings, it is the Board’s intention to work toward the ultimate dissolution of the Company and liquidation of its assets. Nevertheless, our Board of Directors retains the discretion to indefinitely continue the operations of the Company if it determines that such continuation is in the best interest of the Company and its shareholders.
     While our Board intends to work toward liquidation, we have secured an agreement with PHS&G to continue to review any and all proposals regarding an acquisition of the Company by a third party or any other strategic transaction that could enhance shareholder value. Under our agreement with PHS&G, we will pay no fees to PHS&G unless and until an offer is accepted and the deal has closed.
Liquidity and Capital Resources
     The Company believes that the funds generated from mortgage interest, trading securities and the sale of its remaining property will be sufficient to meet the Company’s working capital requirements and to finance any additional investments. No other arrangements, such as lines of credit, have been made to obtain external sources of liquidity. However, the Company believes that such arrangements could be obtained by the Company, if necessary.
     The Company currently has no commitments for any material capital expenditures and does not anticipate any such expenditures in the foreseeable future.

5

     As disclosed above, the Company’s Board of Directors, acting in consultation with the Special Committee of the Board of Directors intends to work toward the ultimate dissolution of the Company and liquidation of its assets. To date, the Board has not made a decision regarding the dissolution of the Company and will continue to review with its financial advisor any and all proposals regarding a possible acquisition at the Company or other strategic transaction that could enhance shareholder value.
Critical Accounting Estimates
     The Company estimates the carrying value of its mortgages receivable, land held for sale and certain other investments. The Company has determined that the carrying value of the mortgage interest of approximately $5,229,690 received in 2004 is not impaired. There is no impairment allowance on the remaining land held for sale.
Dividends
     During the 2005 fiscal year, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2005 to shareholders of record on April 1, 2005. The second distribution was for $.10 per share and was paid on July 15, 2005 to shareholders of record on July 1, 2005. The third distribution was for $.10 per share and was paid on October 14, 2005 to shareholders of record on September 30, 2005. The fourth distribution was for $.10 per share and was paid on January 17, 2006 to shareholders of record on January 3, 2006.
     In 2004, the Company declared and paid four cash distributions. The first distribution was for $.10 per share and was paid on April 15, 2004 to shareholders of record on April 1, 2004. The second distribution was for $.10 per share and was paid on July 15, 2004 to shareholders of record on July 1, 2004. The third distribution was for $.10 per share and was paid on October 15, 2004 to shareholders of record on October 1, 2004. The fourth distribution was for $1.10 per share and was paid on January 17, 2005 to shareholders of record on January 3, 2005.
     In order for the Company to maintain its status as a qualified REIT, it must, among other requirements, pay out in the form of dividends at least 95% of its taxable income (excluding capital gains) to shareholders and must pay taxes at corporate tax rates on capital gains or distribute at least 95% of capital gains as dividends to shareholders. If the Company fails to maintain its status as a REIT, the Company would no longer be entitled to deduct from its federal taxable income (and not pay federal taxes on) dividends paid to shareholders.

6

ITEM 7. FINANCIAL STATEMENTS.

7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
     Arizona Land Income Corporation:
We have audited the accompanying balance sheet of Arizona Land Income Corporation as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arizona Land Income Corporation as of December 31, 2005, and the results of its operations and cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States.
/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
March 14, 2006

8

ARIZONA LAND INCOME CORPORATION
BALANCE SHEET
DECEMBER 31, 2005

ASSETS:
Cash and cash equivalents	$71,116

Investments
Trading securities	1,330,660
Accrued interest receivable	42,542
Mortgage note receivable, net of deferred gain on real estate sale	1,661,989
Land held for sale	55,890

Total investments	3,091,081

TOTAL ASSETS	$3,162,197

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and other liabilities	$20,228
Dividends payable	185,103

Total liabilities	205,331

STOCKHOLDERS’ EQUITY:
Class A common stock, $.10 stated value, 10,000,000 shares authorized, 1,851,025 shares issued and outstanding	185,103
Class B common stock, $.10 stated value, 10,000 shares authorized, 100 shares issued and outstanding	10
Additional paid-in capital	21,670,997
Distributions in excess of earnings	(18,899,244)

Total stockholders’ equity	2,956,866

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,162,197

The accompanying notes are an integral part of these financial statements.

9

ARIZONA LAND INCOME CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
INCOME:
Interest income on mortgages	$325,268	$149,691
Income on trading securities	60,152	56,613
Sale of investment in partnership	—	817,641

Total income	385,420	1,023,945

EXPENSES:
Property taxes	8	2,509
Professional services	97,587	51,048
Advisory fees to related party	10,345	17,437
General and administration	77,045	60,324
Director’s fees	34,800	35,600

Total expenses	219,785	166,918

INCOME BEFORE GAIN ON SALE OF PROPERTIES AND INCOME TAX EXPENSE	165,635	857,027

GAIN ON SALE OF PROPERTIES, net	—	1,081,262

INCOME BEFORE INCOME TAXES	165,635	1,938,289
INCOME TAXES	126,319	—

NET INCOME	$39,316	$1,938,289

NET INCOME PER SHARE:	$0.02	$1.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:	1,851,125	1,851,125

The accompanying notes are an integral part of these financial statements.

10

ARIZONA LAND INCOME CORPORATION
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional	Distributions in
	Common Stock		Paid-in	Excess of
	Shares	Amount	Capital	Earnings	Total
BALANCE, December 31, 2003	1,851,125	$185,113	$21,670,997	$(17,544,989)	$4,311,121
Dividends declared	—	—	—	(2,591,448)	(2,591,448)
Net income	—	—	—	1,938,289	1,938,289

BALANCE, December 31, 2004	1,851,125	$185,113	$21,670,997	$(18,198,148)	$3,657,962
Dividends declared	—	—	—	(740,412)	(740,412)
Net income	—	—	—	39,316	39,316

BALANCE, December 31, 2005	1,851,125	$185,113	$21,670,997	$(18,899,244)	$2,956,866

The accompanying notes are an integral part of these financial statements.

11

ARIZONA LAND INCOME CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,316	$1,938,289
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Equity in net (income) loss of investment in partnership	—	(817,641)
Gain on sale of land	—	(1,081,262)
Changes in assets and liabilities:
Trading securities	(9,473)	29,593
Accrued interest receivable	50,549	(69,074)
Accounts payable and other liabilities	5,223	2,525

Net cash provided by (used in) operating activities	85,615	2,430

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of trading securities	(3,524,296)	(6,881,175)
Proceeds from sale of trading securities	5,880,760	5,800,896
Proceeds from sale of land	—	1,595,800
Proceeds from sale of partnership investment	—	1,169,126

Net cash provided by investing activities	2,356,464	1,684,647

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of dividends	(2,591,447)	(1,480,804)

Net cash used for financing activities	(2,591,447)	(1,480,804)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(149,368)	206,273
CASH AND CASH EQUIVALENTS, beginning of year	220,484	14,211

CASH AND CASH EQUIVALENTS, end of year	$71,116	$220,484

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared in excess of dividends paid	$—	$1,110,644

Note receivable taken in sale of land	$—	$5,229,690

INCOME TAXES PAID	$126,319	$—

The accompanying notes are an integral part of these financial statements.

12

ARIZONA LAND INCOME CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
1.	ORGANIZATION AND OPERATIONS
Arizona Land Income Corporation (the Company) was incorporated in the State of Arizona on March 10, 1988 as a wholly owned subsidiary of YSP Holdings, Inc. and completed an initial public offering on June 13, 1988. The net proceeds of the initial public offering of $25,808,600 were used to acquire and originate mortgage loans secured by unimproved real property located primarily in the Phoenix, Arizona metropolitan area. The Company has two classes of common stock, Class A and Class B. The Class A shares are listed for trading on the American Stock Exchange.
The current capitalization of the Company and minimal cash flow requirements afford the Company the ability to hold properties and finance future sales with a cash down payment and terms.
In January 2005, we engaged Peacock, Hislop, Staley & Given, Inc., a financial advisor (“PHS&G”) to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives that were being considered included a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. Our engagement of PHS&G has entailed an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that would result in enhanced shareholder value. Our agreement with PHS&G calls for the Company to pay PHS&G a fee of 4% of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts. To date, our Board of Directors has not received a credible proposal relating to a potential transaction and we have paid no fees to PHS&G.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents: Investments with an original maturity of less than 90 days when purchased are considered cash equivalents.
Trading Securities: U.S. Treasury Notes and debt securities of other governmental agencies with original maturities of 120 days or more are classified as trading securities upon acquisition and recorded at fair value. Gains and losses are included in income on trading securities in the accompanying statements of operations. Substantially all income from trading securities for the years ended December 31, 2005 and 2004 resulted from interest earned on debt securities. These securities are presented at the amortized cost which approximates market. Approximately $807,000 of these securities mature in January 2006, $330,000 in November 2006 and $200,000 in July 2007.
Mortgage Note Receivable: Mortgage note receivable is presented at its unpaid principal balance in the accompanying balance sheet. It is the Company’s policy to discontinue the accrual of interest for notes in default as of the default date. In management’s opinion, mortgage note receivable is stated at an amount not in excess of net realizable value.
Investment in Partnership: The Company had owned a 19.46% limited partnership interest in Pinnacle Peak Office/Resort Investors. The Company accounted for this investment under the equity method. The Company sold its interest in the partnership in the year ended December 31, 2004.
Revenue Recognition: Revenue from land sales is recognized in accordance with Statement of Financial Accounting Standards (SFAS) No. 66, Accounting for Sales of Real Estate, which requires that there is a valid sales contract, an adequate down payment, a reasonable likelihood that any related receivable will be collected and that all conditions precedent to the closing have been performed.
Interest income from mortgage notes receivable is recognized using the interest method. Accrual of interest income is suspended when a loan is contractually delinquent for ninety days or more. The accrual is resumed when the loan becomes current, and past-due interest income is recognized at that time. In addition, a detailed review of commercial loans will cause earlier suspension of interest accrual if collection is deemed doubtful. The Company has no material mortgage notes receivable in default or impaired at December 31, 2005.
Income Taxes and REIT Status: The Company has elected treatment as a real estate investment trust (REIT) under Internal Revenue Code (IRC) Sections 856-860. A REIT is taxed in the same manner as any corporation except that it may deduct certain qualifying distributions made to shareholders and reduce or eliminate any potential income taxes. This distribution deduction must be at least 90% of the REIT’s taxable income. The Company has met the distribution requirement for all years presented.
In the year ended December 31, 2005, the Company made distributions deemed to be a return of capital to the Company’s shareholders. In doing so, the Company was able to utilize net operating loss carryforwards for federal income tax purposes. However, due to expirations of state income tax net operating loss carryforwards, there were not sufficient carryforwards to offset income taxes for state purposes, resulting in state income taxes of $126,319 in the year ended December 31, 2005.
For income tax purposes, certain expenses or reserves for financial reporting purposes are not allowed as current tax deductions. Similarly, the Company may take certain current deductions for tax purposes that are not current expenses for financial reporting purposes. As a result of these differences, taxable income before deductions for dividends paid totaled approximately $575,000 and $1,876,000 in the years ended December 31, 2005 and 2004, respectively. The most significant book/tax difference in the year ended December 31, 2004 is the installment method accounting for the land sale for tax purposes. Net operating losses for federal income tax purposes available to offset future taxable income totaled approximately $422,000 at December 31, 2005 and expire through the year ending 2010.
Income Per Common Share: Income per common share is computed based upon the weighted average number of shares of common stock outstanding during the year. There are no stock options, warrants or other common stock equivalents outstanding at December 31, 2005 and 2004.
Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Impairment of Long-lived Assets: The Company assesses long-lived assets for impairment in accordance with the provisions of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets . SFAS 144 requires that the Company assess the value of a long-lived asset whenever there is an indication that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset

13

and its estimated fair value. For purposes of these tests, long-lived assets must be grouped with other assets and liabilities for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. No long-lived assets were impaired during the years ended December 31, 2005 and 2004.
Recently Issued Accounting Pronouncements:
In December 2004, the FASB issued a revised Statement 123 (SFAS 123R), Accounting for Stock-Based Compensation requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award – usually the vesting period. The effective date for SFAS 123R is as of the first interim period that begins after June 15, 2005. The Company is evaluating the impact of this new pronouncement and does not expect the effect of implementation will have a significant impact on the Company’s financial statements.
In December 2004, the FASB issued Staff Position No. FAS 109-1 (“FAS 109-1”), “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004”. FSP 109-1 clarifies SFAS No. 109’s guidance that applies to the new tax deduction for qualified domestic production activities. FAS 109-1 was adopted at the beginning of 2005. This standard did not have a material impact on the Company’s consolidated financial statements.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections- a replacement of APB Opinion No. 20 and FASB Statement No. 3”, which replaces APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle, and also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The Company does not currently believe that the adoption of SFAS No. 154 will have a material impact on its consolidated financial statements.
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29”. APB No. 29 requires a nonmonetary exchange of assets to be accounted for at fair value, recognizing any gain or loss, if the exchange meets a commercial substance criterion and fair value is determinable. The commercial substance criterion is assessed by comparing the entity’s expected cash flows immediately before and after the exchange. SFAS No. 153 eliminates the “similar productive assets exception”, which accounts for the exchange of assets at book value with no recognition of gain or loss. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not currently believe that the adoption of SFAS No. 153 will have a material impact on its consolidated financial statements.
Reclassifications: Certain reclassifications have been made to the 2004 financial statements to conform with the 2005 presentation.
3.	CONCENTRATION OF CREDIT RISK
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of treasury securities and its mortgage note receivable. The Company’s treasury securities are placed with a major bank. The Company’s mortgage note receivable resulted from the sale of property. The mortgage note receivable is collateralized by the underlying real property. The Company’s investment policy limits its overall exposure to concentrations of credit risk.
4.	MORTGAGE NOTE RECEIVABLE
The mortgage note receivable which totals $5,229,000 at December 31, 2005 was received as partial consideration for the Company’s sale of the property associated with Loan No. 6. The Company sold its remaining holdings of approximately 280 acres in Maricopa County, Arizona on May 10, 2004. The transaction was effected through cash and a note receivable due from the buyer. The Company’s proportionate share of the net purchase price was approximately $6,824,000. The carrying value of the property was approximately $2,176,000, resulting in a gain of $4,648,000. The Company received cash of $1,588,000 and a note of $5,229,000. The terms of the note are for interest-only monthly installments commencing in June 2004 through May 2009 when the full principal balance becomes due and payable. The face value of the note is $6,300,000 and bears interest at the floating prime lending rate of 7% at December 31, 2005. The Company has recorded its proportionate share of the note as a receivable at December 31, 2005. The mortgage receivable is collateralized by the underlying property. Because the mortgage note receivable calls for interest only payments, those scheduled payments do not meet the level annual payment that would be needed to pay the principal and interest on the unpaid balance over 20 years using a fair interest rate. Therefore, a portion of the gain has been deferred using the installment method of accounting. Of the $4,648,000 gain, $3,567,000 has been deferred and $1,081,000 was recognized in the year ended December 31, 2004. No further gain will be recognized until principal balances of the note are paid, which are not scheduled until the maturity date of May 2009. The deferred gain is recorded in the accompanying balance sheet at December 31, 2005 as a contra balance against the mortgage note receivable.
In connection with the sale of the property, the broker agreed to defer payment of 50% of the commission due under the broker’s agreement. There is a note payable to the broker with a face value of $252,000, the Company’s proportionate share of which is $218,000 at December 31, 2005. The promissory note payable has terms identical to that of the mortgage note receivable – interest only at the prime rate and due in full in May 2009. Payments on the note payable are only due from proceeds of the payments from the mortgage note receivable. As a result, the balance of the promissory note payable is netted against the gross balance of the note receivable.
5.	SALE OF INVESTMENT IN PARTNERSHIP
In October 2004, the Company sold its 19.46% limited partnership interest in Pinnacle Peak Office/Resort Investors. The Company’s proportionate share of the sale proceeds was $1,169,000. The carrying value of the investment was $351,000 resulting in a gain on the sale of $818,000, which is included in equity in net income from and sale of investment in partnership in the accompanying statement of operations for the year ended December 31, 2004.
6.	RELATED PARTY TRANSACTIONS
The Company is a party to the following agreements with affiliates who share common management and directors with the Company:
ALI Advisor Inc. – The Company pays a quarterly advisory fee of 30% of available cash in any quarter in which the cumulative return to investors is in excess of 12.7%. No such fees were paid during the years ended December 31, 2005 and 2004 as the cumulative return requirement was not met. The Company also pays a quarterly servicing fee for servicing loans of 1/16 of 1% of total assets, as defined. In addition, certain other overhead expenses may be paid. Such servicing fees and other overhead costs totaled $10,345 and $17,437 in the years ended December 31, 2005 and 2004, respectively.

14

PHS Mortgage, Inc. – All loans made after the initial purchase at June 13, 1988 have been originated by the mortgage company and origination fees were paid by the borrowers. No such fees were paid in 2005 and 2004 as no new loans were originated.
Peacock, Hislop, Staley & Given, Inc. – The Company utilizes PHS&G on certain investment transactions involving excess cash. The fees paid for these services have historically been immaterial.
Director’s fees totaling $34,800 and $35,600 for the years ended December 31, 2005 and 2004, respectively were paid to independent directors for board service.
7.	DIVIDENDS
Class A dividends for years ended December 31, 2005 and 2004 are as follows:

Date Declared	Per Share	Amount
March 22, 2005	$0.10	$185,103
June 2, 2005	0.10	185,103
August 22, 2005	0.10	185,103
November 15, 2005	0.10	185,103

Total 2005	$.40	$740,412

March 23, 2004	$0.10	$185,103
May 18, 2004	0.10	185,103
September 9, 2004	0.10	185,103
December 7, 2004	1.10	2,036,139

Total 2004	$1.40	$2,591,448

Approximately 2% and 4% of dividends declared in the years ended December 31, 2005 and 2004, respectively, represented distributions of ordinary taxable income. The remainder represented a return of capital or capital gain income.
8.	LAND HELD FOR SALE
Land held for sale at December 31, 2005 consisted of the following:

Loan		Company’s	Carrying
Number	Property Description	Participation	Value
17	.01 acres – Southwest corner of I-17 and Deer Valley Road, Phoenix, Arizona	100%	$55,890

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
     None.
ITEM 8A. CONTROLS AND PROCEDURES.
     As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our chief executive officer (“CEO”) and chief financial officer (“CFO”), of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15 of the Securities Exchange Act of 1934, as amended. Based on this evaluation, our CEO and CFO concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed in our reports that we file with or submit to the Securities and Exchange Commission (“SEC”) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. There were no changes in our internal control over financial reporting during the quarter ended December 31, 2005 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.
ITEM 8B. OTHER INFORMATION.
     None.

15

PART III
ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.
Identification of Directors
     The Company’s Bylaws provide that a majority of the Board of Directors must not be affiliated, directly or indirectly, with ALI Advisor, Inc., the Company’s advisor (the “Advisor”), and must not perform any other services for the Company, except as a director of the Company (“Unaffiliated Directors”). Certain information regarding each of the Company’s Directors is set forth below.
     Thomas R. Hislop, age 57, has served as Chairman of the Board (and, in that capacity, as Chief Executive Officer) of the Company since September 22, 1988, and as Vice President, Chief Financial Officer and Treasurer of the Company since its inception. Mr. Hislop is Chief Executive Officer and a director of Peacock, Hislop, Staley & Given, Inc. (“PHS&G”), where he has been employed since that company’s inception in 1989. Prior to that date, Mr. Hislop was a director of Young, Smith & Peacock, Inc. (“YSP”), where he was employed from 1967 to 1989.
     Robert L. Blackwell, age 83, has served as an Unaffiliated Director of the Company since May 12, 1992. Mr. Blackwell has extensive experience in managing assets for various trusts, and is currently self-employed as a manager of various trust portfolios. He has been involved with real estate in Arizona for more than twenty-five years. Mr. Blackwell is a native of Kansas. He is a graduate of the University of Kansas and has resided in Arizona since 1957.
     Burton P. Freireich, age 80, has served as an Unaffiliated Director of the Company since September 9, 1991. Mr. Freireich is currently retired. Prior to retirement, Mr. Freireich was an owner of News-Suns Newspaper from 1960 to 1984. Mr. Freireich is a graduate of the University of Illinois and has resided in Arizona since 1950.
     David W. Miller, age 57, has served as an Unaffiliated Director of the Company since March 2004. Mr. Miller served as Secretary of the Company from September 22, 1988 to March 2004. Mr. Miller has served as Managing Director, Chief Financial Officer and Secretary of PHS&G since June 1989. Prior to that date, Mr. Miller served in various capacities with YSP, where he was employed from 1971 until he joined PHS&G.
Identification of Executive Officers
     Officers are elected annually by the Company’s Board of Directors and serve at the discretion of the Board. Information regarding the Company’s current executive officers who are not also Directors of the Company is set forth below.
     Barry W. Peacock, age 68, has served as the Company’s President since its inception in 1988. Mr. Peacock is Chairman of the Board of PHS&G, a position he has held since the inception of that company in June 1989. Mr. Peacock served as a senior executive with YSP Holdings from 1964 until June 1989, and most recently as Managing Director–Municipal Bonds.
     Larry P. Staley, age 63, has served as the Company’s Vice President since its inception in 1988 and as its Secretary since March 2004. Mr. Staley is Vice Chairman of the Board of PHS&G, a position he has held since June 1989. Prior to that date, Mr. Staley served in various capacities with YSP Holdings, where he was employed from 1973 until he joined PHS&G in 1989.
Involvement in Certain Legal Proceedings
     To the best knowledge of the Company, none of the Company’s current directors or executive officers has been involved during the past five years in any legal proceedings required to be disclosed pursuant to Item 401(d) of Regulation S-B.
Audit Committee and Audit Committee Financial Expert
     The Company maintains an Audit Committee of the Board of Directors, comprised of the Company’s Unaffiliated Directors, Messrs. Freireich, Blackwell and Miller. The Company’s Board of Directors has determined that all of the Unaffiliated Directors are “independent” under the rules of The American Stock Exchange, as well as the special standards established by the Securities and Exchange Commission for members of audit committees. The Company’s Board has further determined that Mr. Miller is the independent director who meets the qualifications of an “audit committee financial expert” in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act. Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required for those persons, the Company believes that all directors, executive officers, and greater-than-10% beneficial owners have complied with all Section 16(a) filing requirements applicable to such persons or entities during the 2005 fiscal year.
Code of Conduct and Ethics
     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all Company personnel. In addition, the Company’s Board has adopted a Supplemental Code of Ethics applicable to the Company’s Chairman of the Board (who, in that capacity, acts as the Company’s Chief Executive Officer) and the Company’s senior financial officers. The Company believes that each code substantially conforms with the code of ethics required by the rules and regulations of the Securities and Exchange Commission. The Company will provide a copy of its Code of Business Conduct and Ethics and/or its Supplemental Code of Ethics upon request made by writing to the Company at its principal executive offices at 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.
ITEM 10. EXECUTIVE COMPENSATION.
Compensation of Officers and Directors
     The Company has no salaried employees. In return for their services as Unaffiliated Directors of the Company, Messrs. Freireich, Blackwell and Miller receive an annual fee of $10,000, a meeting fee of $400 for each meeting of the Board of Directors attended, and a fee of $100 for each meeting of the Board conducted by telephone. Mr. Hislop does not receive compensation for his services as a Director of the Company. The Company reimburses all Directors for expenses incurred in connection with their duties as Directors of the Company.

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Executive Compensation
     The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2005, 2004 and 2003, of those persons who were, at December 31, 2004 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company:
Summary Compensation Table

Name and Principal Position	Year	All Other Compensation(1)
Thomas R. Hislop	2005	$3,414
Chairman of the Board, Vice President,	2004	$5,812
Chief Financial Officer and Treasurer	2003	$4,402

(1)	The Company has no salaried employees. See “Compensation of Officers and Directors” above. However, under an Advisory Agreement with the Advisor, the Company pays the Advisor a servicing fee for servicing the Company’s First Mortgage Loans. See “Certain Relationships and Related Transactions” set forth elsewhere in this Report on Form 10-KSB. Mr. Hislop is Treasurer, Vice President and a director of the Advisor and functions as its Chief Executive Officer. Although Mr. Hislop received no salary from the Advisor in 2005, 2004 or 2003, 33% of the 2005 servicing fee, $10,345, 33% of the 2004 servicing fee, $17,437, and 33% of the 2003 servicing fee, $13,340, have been attributed to Mr. Hislop for disclosure purposes.
ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.
Securities Authorized for Issuance Under Equity Compensation Plans
     None.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of March 15, 2006, certain information concerning beneficial ownership of the Company’s Class A Common Stock by (i) each director, (ii) all of the Company’s directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Company’s Class A Common Stock:

	Amount and Nature of	Percent of Class A
Name	Beneficial Ownership(1)	Common Stock
Directors and Executive Officers:
Thomas R. Hislop (2)	7,700	*
Burton P. Freireich	125,000	6.8%
Robert L. Blackwell (3)	4,000	*
David W. Miller (4)	1,500	*
Barry W. Peacock (5)	35,600	1.9%
Larry P. Staley (6)	22,700	1.2%
All directors and executive officers as a group (6 persons)	196,500	10.4%
5% Holders:
Phillip and Linda Barkdoll (7)	189,296	10.2%
Unless otherwise noted, the address of each person named in the table is 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018.

*	Less than 1%.

(1)	The inclusion herein of any shares of common stock does not constitute an admission of beneficial ownership of such shares, but is included in accordance with rules of the Securities and Exchange Commission.

(2)	Includes 1,500 shares held in retirement accounts; 400 shares held in custodian accounts; 4800 shares held in Mr. Hislop’s personal account; and 1,000 shares held in the Carol Cain Trust of which Mr. Hislop is trustee.

(3)	Includes 2,900 shares held in the Robert L. and Beverly Blackwell Family Trust, and 1,100 shares held in Mr. Blackwell’s Individual Retirement Account.

(4)	Includes 500 shares held in a custodial account for Mr. Miller’s daughter for which account Mr. Miller serves as custodian.

(5)	Includes 35,600 shares held in the Peacock, Hislop, Staley & Given, Inc. Profit Sharing Plan and Trust #1 for the benefit of Mr. Peacock.

(6)	Includes 2,400 shares held in the Peacock, Hislop, Staley & Given, Inc. Profit Sharing Plan and Trust #4 for the benefit of Mr. Staley; 15,268 shares held by Mr. Staley and his wife; 100 shares held in the investment account of Mr. Staley’s wife; and 4,932 shares held in the Staley Family Trust of which Mr. Staley is co-trustee.

(7)	Includes 175,000 shares held by the Barkdoll Family Trust, of which Mr. and Mrs. Barkdoll are the trustees and sole beneficiaries, and 14,296 shares held in Mrs. Barkdoll’s personal IRA account. The address for Phillip and Linda Barkdoll is 12003 S. Montezuma Court, Phoenix, Arizona 85004.
ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
Advisory Agreement with ALI Advisor, Inc.
     Mr. Hislop is Vice President, Treasurer and a director of the Advisor. Barry Peacock, the Company’s President, is President, Chief Executive Officer and a director of the Advisor. Larry Staley, the Company’s Vice President, is Secretary and a director of the Advisor. Under the Company’s Advisory Agreement with the Advisor, the Company pays the Advisor a servicing fee for servicing the Company’s first mortgage loans. Messrs. Hislop, Peacock and Staley collectively own all of the issued and outstanding stock of the Advisor. The servicing fee is payable quarterly and equals 1/16 of 1% of (i) the aggregate outstanding loan balance of the first mortgage loans in the Company’s mortgage loan portfolio, and (ii) the recorded value of property acquired by the Company through foreclosure, as of the first day of each fiscal quarter. During 2005, the Company paid the Advisor a servicing fee of $10,345.

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     The Company has also agreed to pay the Advisor an advisory fee for aiding the Company in developing investment policies and analyzing and recommending investments to the Company. The advisory fee is payable in any quarter at the end of which the shareholders’ cumulative return on capital investment as of the end of such quarter exceeds 12.7%. Such advisory fee, when payable, will equal 30% of the Company’s available cash in excess of that necessary to provide shareholders with a cumulative return on capital investment in excess of 12.7%. To date, the Company has not accrued or paid an advisory fee to the Advisor.
     The Company has also agreed to reimburse the Advisor quarterly for other expenses incurred in servicing the Company’s first mortgage loans, such as legal, accounting and transfer agent fees and copying and mailing costs incurred in preparing and mailing periodic reports to shareholders. To date, the Company has not reimbursed the Advisor for any such expenses.
     The Company’s Advisory Agreement with the Advisor expired by its own terms on June 13, 1991. However, the Company and the Advisor have agreed to continue to operate as if the terms and conditions of the Advisory Agreement are still in effect.
Retention of PHS&G
     For the past several years, the Company has been liquidating its loan and land holdings and returning capital to its shareholders through regular and special dividends. In January 2005, the Company engaged PHS&G to assist in developing and evaluating strategic alternatives available to the Company to enhance shareholder value. Alternatives may include a change of business plan for the Company, a merger or sale of the Company, a combination of these, or the decision to take no action other than the completion of the liquidation of the Company. The engagement with PHS&G entails an effort by PHS&G to locate a possible merger, partner or acquirer for the Company that will result in enhanced shareholder value. The Company will pay PHS&G a fee of four percent of the transaction value (but in no event more than $250,000) only upon the successful completion of its efforts. To date, the Company has not paid a fee to PHS&G.
ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K.
     The following is a list of the financial statements of Arizona Land Income Corporation included at Item 7 of Part II of this Form 10-KSB.
(a)	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3-A to Amendment No. 3 to S-18 (No. 33-20625).)

3.2	Amended and Restated Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.1	June 13, 1988 Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company. (Incorporated by reference to Exhibit 10.1 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.2	Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell. (Incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.3	Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich. (Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

14.1	Arizona Land Income Corporation Code of Business Conduct and Ethics. (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed November 14, 2005.)

14.2	Arizona Land Income Corporation Supplemental Code of Ethics for Chief Executive Officer and Senior Financial Officers. (Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement filed November 14, 2005.)

24.1	Power of Attorney. (Included on signature page.)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)
(b)	Reports on Form 8-K
     None.

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ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.
     The following table presents fees billed for professional audit services rendered by Epstein, Weber & Conover, P.L.C., the Company’s independent auditor, for the fiscal years ended December 31, 2004 and 2005.

CATEGORY	2005	2004
Audit Fees	$18,310	$19,100
Audit-Related Fees	0	0
Tax Fees	9,315	6,000
All other fees	0	0

Total	$27,625	$25,100

     The tax fees set forth in the above table, which were approved in advance by the Company’s Audit Committee, include tax compliance services provided in relation to U.S. federal, state and local taxes. The policy of the Company’s Audit Committee is to approve expenditures for audit or non-audit services at the time such services are proposed.

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SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized, this 31st day of March, 2006.

ARIZONA LAND INCOME CORPORATION
By:	/s/ Thomas R. Hislop
Thomas R. Hislop
Chairman of the Board, Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry W. Peacock and Thomas R. Hislop, and any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this report on Form 10-KSB has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry W. Peacock	President	March 31, 2006
Barry W. Peacock

/s/ Thomas R. Hislop	Chairman of the Board, Vice President,	March 31, 2006
Thomas R. Hislop	Chief Financial Officer and Treasurer
(Principal Executive Officer and
Principal Financial Officer)

/s/ Robert Blackwell	Unaffiliated Director	March 31, 2006
Robert Blackwell

/s/ Burton P. Freireich	Unaffiliated Director	March 31, 2006
Burton P. Freireich

/s/ David W. Miller	Unaffiliated Director	March 31, 2006
David W. Miller

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3-A to Amendment No. 3 to S-18 (No. 33-20625).)

3.2	Amended and Restated Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005).

10.1	June 13, 1988 Advisory and Servicing Agreement between ALI Advisor, Inc. and the Company. (Incorporated by reference to Exhibit 10.1 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.2	Indemnification Agreement dated May 12, 1992 between the Company and Robert Blackwell. (Incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

10.3	Indemnification Agreement dated October 1, 1991 between the Company and Burton Freireich. (Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-KSB filed March 31, 2005.)

14.1	Arizona Land Income Corporation Code of Business Conduct and Ethics. (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed November 14, 2005.)

14.2	Arizona Land Income Corporation Supplemental Code of Ethics for Chief Executive Officer and Senior Financial Officers. (Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement filed November 14, 2005.)

24.1	Power of Attorney. (Included on signature page.)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

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Exhibit 31.1
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Arizona Land Income Corporation;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: March 31, 2006.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer

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Exhibit 31.2
CERTIFICATION
I, Thomas R. Hislop, certify that:
1.	I have reviewed this annual report on Form 10-KSB of Arizona Land Income Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:
a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: March 31, 2006.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Financial Officer

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Exhibit 32.1
CERTIFICATION
     In connection with the annual report of Arizona Land Income Corporation (the “Company”) on Form 10-KSB for the year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas R. Hislop, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Hislop
Thomas R. Hislop
Chief Executive Officer
Chief Financial Officer
Arizona Land Income Corporation
March 31, 2006
A signed original of this written statement required by Section 906 has been provided to Arizona Land Income Corporation and will be retained by Arizona Land Income Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies this Annual Report on Form 10-KSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

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